UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

NORTH AMERICAN INSURANCE LEADERS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common stock, par value $0.0001 per share

(2)	Aggregate number of securities to which transaction applies:

N/A

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Pursuant to Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined on the basis of a maximum consideration of $175,000,000 multiplied by 0.0000307.

(4)	Proposed maximum aggregate value of transaction:

$175,000,000

(5)	Total fee paid:

$5,372.50

☒	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NORTH AMERICAN INSURANCE LEADERS, INC.

885 THIRD AVENUE, 31ST FLOOR

NEW YORK, NEW YORK 10022

January 31, 2008

TO THE STOCKHOLDERS OF

NORTH AMERICAN INSURANCE LEADERS, INC.:

You are cordially invited to attend the annual meeting (the “Annual Meeting”) of stockholders of North American Insurance Leaders, Inc., a Delaware corporation (“NAIL”), to be held at 2:00 p.m., local time, on February 20, 2008. At the Annual Meeting, you will be asked to consider, among other things, proposals relating to the acquisition of all of the outstanding ownership interests of the companies comprising the managing general agent business of Deep South Holding, L.P., referred to in this Proxy Statement as the “Deep South Companies,” resulting in the Deep South Companies becoming indirect wholly owned subsidiaries of NAIL.

The Proxy Statement following this letter is dated January 31, 2008 and is first being mailed to NAIL stockholders on or about January 31, 2008.

The Deep South Companies are a leading managing general agency distributing various lines of commercial property and casualty insurance primarily in the southeastern and southwestern regions of the United States. The Deep South Companies together operate a full service managing general agency that underwrites and manages various lines of commercial property and casualty insurance, including commercial auto coverages, which they market to independent retail insurance agents in 24 states. The first of the Deep South Companies was founded in 1967. All of the outstanding ownership interests of the Deep South Companies are owned by Deep South Holding, L.P., a Texas limited partnership (“DSH”), which is indirectly wholly owned by David J. Disiere and his wife Teresa Disiere.

The Annual Meeting will be held at 2:00 p.m., local time, on February 20, 2008, at the offices of Sidley Austin LLP located at 787 Seventh Avenue, New York, New York 10019. At this important meeting, you will be asked to consider and vote upon the following proposals:

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to approve the acquisition by NAIL Acquisition Corp. I, a direct wholly owned subsidiary of NAIL (“NAIL Acquisition Corp.”) of the Deep South Companies and certain assets and associated liabilities of DSH relating to the business of the Deep South Companies pursuant to a Securities Purchase Agreement (the “Securities Purchase Agreement”) dated as of August 10, 2007 among DSH, Mr. Disiere, NAIL and NAIL Acquisition Corp. and the transactions contemplated thereby (referred to as the “Transaction”) (the “Transaction Proposal”);

•

to approve the issuance of shares of NAIL common stock, par value $0.0001 per share (“NAIL Common Stock”), pursuant to the Securities Purchase Agreement to DSH (whereby the estimated maximum number of NAIL Common Stock that could be issued to DSH is approximately 8,927,000 (the exact number of shares will be based on the trading price of NAIL Common Stock just prior to their issuance)) and pursuant to the Incentive Compensation Plan (whereby NAIL would have the right to issue up to approximately 1,532,000 shares of NAIL Common Stock); and the listing of such issued NAIL Common Stock on the American Stock Exchange (the “AMEX”) (the “Share Issuance Proposal”);

•	to approve NAIL’s Incentive Compensation Plan (the “Incentive Plan Proposal”);

•	to amend NAIL’s Amended and Restated Certificate of Incorporation to change NAIL’s corporate name to “Deep South Group, Inc.” (the “Charter Amendment Proposal”);

•

to elect four persons to NAIL’s board of directors to serve for the respective term of office of the class to which the nominee is elected and until their successors are duly elected and qualified (the “Election of Directors Proposal”);

•	to ratify the appointment of NAIL’s independent registered public accounting firm for the current year (the “Ratification of Independent Registered Public Accounting Firm Proposal”); and

•	to approve any adjournment or postponement of the Annual Meeting to a later date or dates if necessary for the purpose of soliciting additional proxies (the “Adjournment Proposal”).

After careful consideration of all relevant factors, NAIL’s board of directors has unanimously approved these proposals, determined that they are advisable, and has recommended that you vote or give instruction to vote “FOR” each of them.

Pursuant to NAIL’s Amended and Restated Certificate of Incorporation, NAIL is required to obtain stockholder approval of the Transaction. Pursuant to certain rules of the AMEX, NAIL is required to obtain stockholder approval of the issuance of NAIL Common Stock in connection with the Transaction. Pursuant to the Securities Purchase Agreement, NAIL agreed that it would establish and implement an employee stock incentive plan in a form reasonably acceptable to DSH and Mr. Disiere for the benefit of employees of NAIL Acquisition Corp. and its subsidiaries, including the Deep South Companies, following the consummation of the Transaction, which will permit the future grant to such employees of up to 7.5% in the aggregate of the shares of NAIL Common Stock outstanding immediately after the consummation of the Transaction. In addition, NAIL agreed that, subject to stockholder approval, it would use its commercially reasonable efforts to cause the name of NAIL to be changed to “Deep South Group, Inc.” (or such other name as NAIL and DSH mutually agree upon) immediately after the consummation of the Transaction. It is also a condition to NAIL’s, DSH’s and Mr. Disiere’s obligations to consummate the Transaction that NAIL’s stockholders approve such stock incentive plan and such name change.

Each of the Share Issuance Proposal, the Incentive Plan Proposal and the Charter Amendment Proposal are conditioned upon the approval of the Transaction Proposal and, in the event the Transaction Proposal does not receive the necessary vote to approve that proposal, then none of those proposals will be presented for approval. If the Transaction Proposal is approved but the Share Issuance Proposal, the Incentive Plan Proposal or the Charter Amendment Proposal are not approved, NAIL could be deemed to have failed to perform certain covenants under the Securities Purchase Agreement, allowing DSH to terminate the Securities Purchase Agreement or seek indemnification thereunder.

The Election of Directors Proposal, the Ratification of Independent Registered Public Accounting Firm Proposal and the Adjournment Proposal are not conditioned upon the approval of any of the other proposals, but if the Transaction Proposal is not approved, none of the these proposals will be presented for approval.

In connection with the vote required for the Transaction, our pre-initial public offering stockholders (our “initial stockholders”), directors and officers have previously agreed to vote all of the 3,593,752 shares of NAIL Common Stock, representing approximately 20.0% of the shares of NAIL Common Stock outstanding as of the record date, which are beneficially owned by them in accordance with the vote of the majority of our stockholders other than our initial stockholders (our “public stockholders”).

In addition, each public stockholder has the right to have his or her shares of NAIL Common Stock converted into cash if the stockholder votes against the Transaction and the Transaction is nevertheless approved and completed. The per share conversion price will be calculated as of two business days prior to the consummation of the Transaction, and will equal the amount in the trust account (the “trust account”) into which were placed the proceeds of our initial public offering and March 2006 private placement of rights (“D&O rights”) to our directors and officers at that time and the spouse of one such officer (as designee), divided by the number of shares sold in our initial public offering (14,375,000). As of September 30, 2007, $114,337,202 (equating to approximately $7.93 per share), net of taxes payable, was in the trust account.

We will proceed with the Transaction only if (1) a majority of the shares of common stock voted by the public stockholders are voted in favor of the Transaction and (2) public stockholders owning less than 20.0% of

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the shares sold in our initial public offering exercise their conversion rights. The initial stockholders have previously agreed not to demand conversion of any shares of NAIL Common Stock owned by them.

As a result of having executed the Securities Purchase Agreement, the deadline under our Amended and Restated Certificate of Incorporation to consummate a business combination was extended to March 27, 2008. If we do not consummate the Transaction by March 27, 2008, we will liquidate unless the period within which to consummate a business combination is extended by an amendment to our Amended and Restated Certificate of Incorporation by the affirmative vote of holders of at least 80.0% of the outstanding shares of NAIL Common Stock. If we liquidate we will distribute to our public stockholders the amount in the trust account plus any remaining net assets. If a liquidation were to occur, based on the amount in the trust account as of December 13, 2007 (approximately $114,281,250, net of estimated taxes payable), the initial per share liquidation price would be approximately $7.95. Because the trust account will continue to earn interest and incur taxes on such interest until the date of liquidation, and because the trust account may be subject to the claims of creditors, the actual liquidation price may be more or less than approximately $7.95 per share.

NAIL’s board of directors unanimously recommends that you vote or give instruction to vote “FOR” the approval of each of the following proposals: (i) the proposal to approve the Transaction, (ii) the proposal to issue shares of NAIL Common Stock pursuant to the Securities Purchase Agreement to DSH and under NAIL’s Incentive Compensation Plan, and the listing of such issued NAIL Common Stock on the AMEX, (iii) the proposal to approve NAIL’s Incentive Compensation Plan, (iv) the proposal to amend NAIL’s Amended and Restated Certificate of Incorporation, (v) the proposal to elect four persons to NAIL’s board of directors, (vi) the proposal to ratify the appointment of NAIL’s independent registered public accounting firm for the current year and (vii) the proposal to approve any adjournment or postponement of the Annual Meeting to a later date or dates if necessary for the purpose of soliciting additional proxies.

The accompanying Proxy Statement provides detailed information concerning the foregoing proposals and certain additional information, including, without limitation, the information set forth under the section entitled “Risk Factors” starting on page 28, all of which you are urged to read carefully. It is important that your NAIL Common Stock be represented at the Annual Meeting, regardless of the number of shares you hold. Therefore, please sign, date and return your proxy card as soon as possible, whether or not you plan to attend the Annual Meeting. This will not prevent you from voting your shares in person if you subsequently choose to attend the Annual Meeting.

Certain financial and other information from NAIL’s annual report on Form 10-K for the fiscal year ended June 30, 2007 and from NAIL’s quarterly report on Form 10-Q for the three months ended September 30, 2007 is included in the accompanying Proxy Statement.

I look forward to seeing you at the Annual Meeting.

Sincerely,

Scott A. Levine

Chairman of the Board

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NORTH AMERICAN INSURANCE LEADERS, INC.

885 Third AVENUE, 31ST FLOOR

NEW YORK, NY 10022

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD FEBRUARY 20, 2008

TO THE STOCKHOLDERS OF

NORTH AMERICAN INSURANCE LEADERS, INC.:

NOTICE IS HEREBY GIVEN that the annual meeting (the “Annual Meeting”) of stockholders of North American Insurance Leaders, Inc., a Delaware corporation (“NAIL”), will be held at 2:00 p.m., local time, on February 20, 2008, at the offices of Sidley Austin LLP located at 787 Seventh Avenue, New York, New York 10019 for the purpose of considering and voting upon the following proposals:

1.	to approve the acquisition by NAIL Acquisition Corp. I, a direct wholly owned subsidiary of NAIL (“NAIL Acquisition Corp.”) of the companies comprising the managing general agent business of Deep South Holding, L.P. (“DSH”) (referred to as the “Deep South Companies”) and certain assets and associated liabilities of DSH relating to the business of the Deep South Companies pursuant to a Securities Purchase Agreement (the “Securities Purchase Agreement”) dated as of August 10, 2007 among DSH, David J. Disiere, NAIL and NAIL Acquisition Corp. and the transactions contemplated thereby (referred to as the “Transaction”);

2.	to approve the issuance of shares of NAIL common stock, par value $0.0001 per share (“NAIL Common Stock”), pursuant to the Securities Purchase Agreement to DSH (whereby the estimated maximum number of NAIL Common Stock that could be issued to DSH is approximately 8,927,000 (the exact number of shares will be based on the trading price of NAIL Common Stock just prior to their issuance)) and pursuant to the Incentive Compensation Plan (whereby NAIL would have the right to issue up to approximately 1,532,000 shares of NAIL Common Stock); and the listing of such issued NAIL Common Stock on the American Stock Exchange (the “AMEX”);

3.	to approve NAIL’s Incentive Compensation Plan;

4.	to amend NAIL’s Amended and Restated Certificate of Incorporation to change NAIL’s corporate name to “Deep South Group, Inc.”;

5.	to elect four persons to NAIL’s board of directors to serve for the respective term of office of the class to which the nominee is elected and until their successors are duly elected and qualified;

6.	to ratify the appointment of NAIL’s independent registered public accounting firm for the current year; and

7.	to approve any adjournment or postponement of the Annual Meeting to a later date or dates if necessary for the purpose of soliciting additional proxies.

Our board of directors has fixed the close of business on January 25, 2008 as the record date for determining NAIL stockholders entitled to receive notice of and vote at the Annual Meeting and any adjournment or postponement thereof. Only holders of record of NAIL Common Stock on that date are entitled to have their votes counted at the Annual Meeting or any adjournment or postponement.

Your vote is important. Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the Annual Meeting.

If you are a stockholder of record, you may also cast your vote in person at the Annual Meeting. If your shares are held of record by a broker, bank or nominee, you may provide the record holder of your shares with instructions on how to vote your shares, or you may also cast your vote in person at the Annual Meeting by obtaining a proxy from your broker, bank or nominee.

After careful consideration of all relevant factors, NAIL’s board of directors has unanimously approved these proposals, determined that they are advisable and has recommended that you vote or give instruction to vote “FOR” each of them.

Dated: January 31, 2008

By Order of the Board of Directors,

William R. de Jonge

President

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i

ANNEX A	-	Securities Purchase Agreement
ANNEX B	-	Opinion of StoneRidge Advisors, LLC
ANNEX C	-	Disiere Employment Agreement
ANNEX D	-	Form of Registration Rights Agreement
ANNEX E	-	Form of Lock-Up Agreement
ANNEX F	-	NAIL’s Incentive Compensation Plan
ANNEX G	-	Form of Certificate of Amendment
ANNEX H	-	Audit Committee Charter
ANNEX I	-	Nominating Committee Charter
ANNEX J	-	Haushill Employment Agreement

v

SUMMARY OF THE MATERIAL TERMS OF THE TRANSACTION

Unless the context otherwise indicates, all references to “we,” “us,” and “our” in this Proxy Statement are to North American Insurance Leaders, Inc.

This Proxy Statement relates to a proposed acquisition of all of the outstanding ownership interests of the companies (the “Deep South Companies”) comprising the managing general agent business of Deep South Holding, L.P., a Texas limited partnership (“DSH”) and certain assets and associated liabilities of DSH relating to the business of the Deep South Companies pursuant to a Securities Purchase Agreement dated as of August 10, 2007 (the “Securities Purchase Agreement”) among DSH, David J. Disiere, North American Insurance Leaders, Inc., a Delaware corporation (“NAIL”) and NAIL Acquisition Corp. I, a Delaware corporation and wholly owned subsidiary of NAIL (“NAIL Acquisition Corp.”) and the transactions contemplated thereby (the “Transaction”). The most material terms of the Transaction are as follows:

•

NAIL is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase and/or other similar transaction with one or more businesses in the insurance or insurance services industry in North America. See the section entitled “INFORMATION ABOUT NAIL” starting on page 158.

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DSH is a holding company which owns all of the outstanding ownership interests of the Deep South Companies. DSH is indirectly wholly owned by Mr. Disiere and his wife Teresa Disiere. See the section entitled “INFORMATION ABOUT THE DEEP SOUTH COMPANIES—Business of the Deep South Companies” starting on page 124.

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The Deep South Companies are a leading managing general agency distributing various lines of commercial property and casualty insurance primarily in the southeastern and southwestern regions of the United States. The Deep South Companies would have ranked fifth among “Largest MGA/underwriting managers” in the United States, based on 2005 premium volume, in the Business Insurance “2007 Market Sourcebook” if the Deep South Companies had participated in the Business Insurance survey underlying the ranking. The Deep South Companies together operate a full service managing general agency that underwrites and manages various lines of commercial property and casualty insurance, including commercial auto coverages, which they market to independent retail insurance agents in 24 states. The first of the Deep South Companies was founded in 1967. See the section entitled “INFORMATION ABOUT THE DEEP SOUTH COMPANIES—Business of the Deep South Companies” starting on page 124.

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Pursuant to the Securities Purchase Agreement, NAIL, through NAIL Acquisition Corp., will acquire 100.0% of the outstanding ownership interests of the Deep South Companies, as well as certain assets of DSH relating to the business of the Deep South Companies, comprised of contracts, leases, intellectual property and fixed assets, and will assume from DSH certain liabilities associated with such assets of DSH that are so acquired. See the sections entitled “THE TRANSACTION PROPOSAL” starting on page 59 and “THE SECURITIES PURCHASE AGREEMENT” starting on page 83.

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Under the terms of the Securities Purchase Agreement, NAIL will acquire the Deep South Companies and certain assets and associated liabilities of DSH relating to the business of the Deep South Companies for a payment to DSH at the consummation of the Transaction, not to exceed $125.0 million, equal to 5.94 times the pro forma earnings before interest, taxes, depreciation and amortization (“EBITDA”) of the business of the Deep South Companies for the twelve month period ended December 31, 2007, subject to adjustment as set forth in the Securities Purchase Agreement. This initial payment will be comprised of approximately 82.5% cash and approximately 17.5% shares of NAIL common stock, par value $0.0001 per share (“NAIL Common Stock”). DSH will have the opportunity to receive additional consideration through an earn out arrangement based on the future financial performance of the Deep South Companies over the 12 month periods ending December 31, 2008 and 2009. Any such earn out payments will be made in cash, shares of NAIL Common Stock or a combination of cash and shares of NAIL Common Stock, at the election of DSH. The sum of the payment made at the consummation of the Transaction and any earn out payments cannot exceed $175.0 million. See the section entitled “THE SECURITIES PURCHASE AGREEMENT—Transaction Consideration” starting on page 84.

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On August 10, 2007, at a meeting of NAIL’s board of directors held to consider and act upon the Transaction, StoneRidge Advisors, LLC (“StoneRidge Advisors”) delivered to NAIL’s board an oral opinion, confirmed by a written opinion dated August 10, 2007, to the effect that, as of that date and based on and subject to various assumptions, matters considered and limitations described in StoneRidge Advisors’ opinion, the purchase price to be paid by NAIL in the Transaction is fair, from a financial point of view, to NAIL. The full text of StoneRidge Advisors’ written opinion describes the assumptions made, the procedures followed, the matters considered and the limitations on the review undertaken by StoneRidge Advisors. See the section entitled “THE TRANSACTION PROPOSAL—Engagement of StoneRidge Advisors and Fairness Opinion” starting on page 69 and Annex B to this Proxy Statement which contains the opinion of StoneRidge Advisors.

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The consummation of the Transaction is subject to certain conditions including the approval of the Transaction by NAIL’s stockholders. See the section entitled “THE SECURITIES PURCHASE AGREEMENT—Conditions to Closing of the Transaction” starting on page 101.

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Under NAIL’s Amended and Restated Certificate of Incorporation, the approval of the Transaction will require the affirmative vote of holders of a majority of the shares of NAIL Common Stock that were issued in NAIL’s initial public offering and cast at the Annual Meeting (as defined below). However, we will not complete the Transaction if our public stockholders (other than our pre-initial public offering stockholders (our “initial stockholders”), directors and officers) owning 20.0% or more of the shares of NAIL Common Stock sold in our initial public offering both vote against the Transaction and exercise their conversion rights. In connection with the vote required for the Transaction, our initial stockholders, directors and officers have agreed to vote the shares of NAIL Common Stock owned by them, including any shares offered in our initial public offering or acquired following our initial public offering, in accordance with the majority of the shares of NAIL Common Stock voted by the public stockholders other than our initial stockholders in person or by proxy at the Annual Meeting. See the section entitled “THE ANNUAL MEETING—Required Vote” starting on page 54.

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An estimated maximum of 8.9 million shares of NAIL Common Stock, which would represent approximately 33.2% of the shares of NAIL Common Stock outstanding, assuming no warrants or options to purchase shares of NAIL Common Stock are exercised and assuming there are no further issuances of NAIL Common Stock, could be issued to DSH as consideration in the Transaction. This estimate is based on several assumptions, including assumptions that the adjusted EBITDA of the Deep South Companies for the twelve month period ending December 31, 2007 will be $18.8 million, that the maximum amount of earn out payments are achieved in 2008 and 2009, that DSH elects to receive all of such earn out payments in shares of NAIL Common Stock and that the market price of the NAIL Common Stock appreciates 15.0% per year. The actual amount of shares of NAIL Common Stock ultimately issued to DSH as consideration in the Transaction will depend on the actual outcome of these estimates. In addition, under the terms of his employment agreement, Mr. Disiere, the indirect majority owner of DSH, is entitled to receive an annualized base salary and an annual bonus up to $1.0 million in the aggregate for each of the first two years of the term of the agreement, and an annualized base salary of not less than $500,000 during the third year of the term of the agreement (if applicable), in each case payable in shares of NAIL Common Stock, cash or a combination thereof at the election of Mr. Disiere. Certain rules of the American Stock Exchange (the “AMEX”) require that we obtain the approval of our stockholders in connection with any transaction in which (i) the present or potential issuance of NAIL Common Stock could result in an increase of 20.0% or more in the outstanding shares of NAIL Common Stock or (ii) the issuance of such securities will result in a change of control of NAIL. As a result, we have decided to seek the approval of our stockholders for the issuance of NAIL Common Stock in connection with the Transaction and the listing of such issued NAIL Common Stock on the AMEX. See the section entitled “THE SHARE ISSUANCE PROPOSAL” starting on page 110.

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It is a requirement of NAIL’s Amended and Restated Certificate of Incorporation that the initial business acquired by NAIL have a fair market value equal to at least 80.0% of NAIL’s net assets at the time of acquisition. Based on the financial analysis of the Deep South Companies used by NAIL’s board of directors to approve the transaction, NAIL’s board of directors determined that this requirement was met and exceeded. See the sections entitled “THE TRANSACTION PROPOSAL—Recommendation of the Board of Directors and Reasons for the Transaction” starting on page 63 and “—Satisfaction of Requirement that the Transaction Have a Fair Market Value Equal to at Least 80.0% of NAIL’s Net Assets” starting on page 79.

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The Securities Purchase Agreement contains representations and warranties of DSH and Mr. Disiere, including those relating to the ownership of the securities of the Deep South Companies and title to and sufficiency of assets, and certain representations and warranties of NAIL and NAIL Acquisition Corp., including those relating to the capitalization of NAIL and NAIL Acquisition Corp. and the trust account (the “trust account”) into which the proceeds of NAIL’s initial public offering (“NAIL’s IPO”) and March 2006 private placement of rights (“D&O rights”) to our directors and officers at that time and the spouse of one such officer (as designee) were placed. See the section entitled “THE SECURITIES PURCHASE AGREEMENT—Representations and Warranties” starting on page 86. DSH, NAIL and NAIL Acquisition Corp. also made certain covenants relating to the conduct of their respective business between the time the Securities Purchase Agreement was signed and the consummation of the Transaction, including that they will not take certain actions without the consent of the other party. See the section entitled “THE SECURITIES PURCHASE AGREEMENT—Covenants” starting on page 96.

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Immediately prior to consummation of the Transaction, the officers and directors of NAIL will beneficially own approximately 17.8% of the NAIL Common Stock outstanding at the time. Immediately after consummation of the Transaction, assuming no holders of shares of NAIL Common Stock issued in NAIL’s IPO exercise their IPO conversion rights (as defined below), it is estimated that the officers and directors of NAIL will beneficially own approximately 23.4% of the NAIL Common Stock outstanding at that time. This amount includes the estimated amount of NAIL Common Stock that is expected to be beneficially owned by Mr. Disiere immediately following the payment to be made to DSH at the consummation of the Transaction under the Securities Purchase Agreement. Such ownership percentages exclude any warrants held by such officers and directors.

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Pursuant to the Securities Purchase Agreement, after the Transaction is consummated and until December 31, 2009, the board of directors of NAIL will consist of not more than nine members, and Mr. Disiere will be entitled to designate the nominees for two seats on NAIL’s board of directors, at least one of which must be independent as defined by the rules of the AMEX, and one of which may be Mr. Disiere, subject in each case to the approval of the nominating and corporate governance committee of NAIL’s board of directors. See the section entitled “THE SECURITIES PURCHASE AGREEMENT—Board Representation” starting on page 86.

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NAIL, NAIL Acquisition Corp. and Mr. Disiere entered into a two-year employment agreement on August 10, 2007, to be effective as of the consummation of the Transaction, (as subsequently amended, the “Disiere Employment Agreement”) pursuant to which Mr. Disiere may serve as an officer of NAIL and an employee of NAIL Acquisition Corp. with the title of Founder. It is a condition to NAIL’s obligation under the Securities Purchase Agreement to consummate the Transaction that certain other executives of the Deep South Companies also enter into employment agreements with NAIL and NAIL Acquisition Corp. See the sections entitled “THE SECURITIES PURCHASE AGREEMENT—Disiere Employment Agreement” starting on page 106 and “—Other Executive Employment Agreements” starting on page 109.

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At the consummation of the Transaction, DSH and Mr. Disiere will enter into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which NAIL will grant to DSH and Mr. Disiere certain “demand” and “piggyback” registration rights with respect to the shares of NAIL Common Stock received by DSH as consideration in the Transaction or by Mr. Disiere pursuant to the Disiere Employment Agreement. See the section entitled “THE SECURITIES PURCHASE AGREEMENT—Registration Rights Agreement” starting on page 107.

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At the consummation of the Transaction, DSH and Mr. Disiere will enter into a lock-up agreement (the “Lock-Up Agreement”) with NAIL with respect to the shares of NAIL Common Stock that DSH will acquire pursuant to the Securities Purchase Agreement. The Lock-Up Agreement will prohibit the disposition of such shares (except to certain family members or affiliates) for one year after the date the shares are due to be received by DSH, not taking into account any period of escrow or other withholding pursuant to the Securities Purchase Agreement. See the section entitled “THE SECURITIES PURCHASE AGREEMENT—Lock-Up Agreement” starting on page 108.

•

In addition to voting on the proposal to approve the Transaction, the stockholders of NAIL will be asked to vote on proposals to: (i) approve the issuance of shares of NAIL Common Stock pursuant to the Securities Purchase Agreement to DSH (whereby the estimated maximum number of NAIL Common Stock that could be issued to DSH is approximately 8,927,000 (the exact number of shares will be based on the trading price of NAIL Common Stock just prior to their issuance)) and pursuant to the Incentive Compensation Plan (whereby NAIL would have the right to issue up to approximately 1,532,000 shares of NAIL Common Stock); and the listing of such issued NAIL Common Stock on the AMEX, (ii) approve NAIL’s Incentive Compensation plan, (iii) amend NAIL’s Amended and Restated Certificate of Incorporation, (iv) elect four persons to NAIL’s board of directors, (v) ratify the appointment of NAIL’s independent registered public accounting firm for the current year and (vi) approve any adjournment or postponement of the Annual Meeting to a later date. See the sections entitled “THE SHARE ISSUANCE PROPOSAL” starting on page 110, “THE INCENTIVE PLAN PROPOSAL” starting on page 112, “THE CHARTER AMENDMENT PROPOSAL“ starting on page 118, “THE ELECTION OF DIRECTORS PROPOSAL” starting on page 119, “THE RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM PROPOSAL” starting on page 121 and “THE ADJOURNMENT PROPOSAL” starting on page 123.

QUESTIONS AND ANSWERS ABOUT THE TRANSACTION

AND THE ANNUAL MEETING

These Questions and Answers are only summaries of the matters they discuss. Please read this entire Proxy Statement.

1. Q:	Why am I receiving this Proxy Statement?

A:	NAIL has agreed to acquire 100.0% of the outstanding ownership interests of the Deep South Companies as well as certain assets and associated liabilities of DSH relating to the business of the Deep South Companies under the terms of the Securities Purchase Agreement dated as of August 10, 2007 among DSH, Mr. Disiere, NAIL and NAIL Acquisition Corp., which are described in this Proxy Statement. A copy of the Securities Purchase Agreement is attached to this Proxy Statement as Annex A. We encourage you to read it in its entirety. In this Proxy Statement we refer to the acquisition by NAIL of the outstanding ownership interests of the Deep South Companies and the related transactions contemplated by the Securities Purchase Agreement as the “Transaction.” Pursuant to NAIL’s Amended and Restated Certificate of Incorporation, NAIL is required to obtain stockholder approval of the Transaction.

In addition to voting on the proposal to approve the Transaction, the stockholders of NAIL will be asked to vote on proposals to: (i) approve the issuance of shares of NAIL Common Stock pursuant to the Securities Purchase Agreement to DSH (whereby the estimated maximum number of NAIL Common Stock that could be issued to DSH is approximately 8,927,000 (the exact number of shares will be based on the trading price of NAIL Common Stock just prior to their issuance)) and pursuant to the Incentive Compensation Plan (whereby NAIL would have the right to issue up to approximately 1,532,000 shares of NAIL Common Stock); and the listing of such issued NAIL Common Stock on the AMEX, (ii) approve NAIL’s Incentive Compensation plan, (iii) amend NAIL’s Amended and Restated Certificate of Incorporation, (iv) elect four persons to NAIL’s board of directors, (v) ratify the appointment of NAIL’s independent registered public accounting firm for the current year and (vi) approve any adjournment or postponement of the Annual Meeting to a later date.

Pursuant to certain rules of the AMEX, NAIL is required to obtain stockholder approval of the issuance of NAIL Common stock in connection with the Transaction. Pursuant to the Securities Purchase Agreement, NAIL agreed that it would establish and implement an employee stock incentive plan in a form reasonably acceptable to DSH and Mr. Disiere for the benefit of employees of NAIL Acquisition Corp. and its subsidiaries, including the Deep South Companies, following the consummation of the Transaction, which will permit the grant over the life of the plan to such employees of up to 7.5% in the aggregate of the shares of NAIL Common Stock outstanding immediately after the consummation of the Transaction. Currently no shares of NAIL Common Stock have been awarded under the Incentive Compensation Plan, and NAIL anticipates making no awards in the first year after consummation of the Transaction other than an award of an option to purchase 100,000 shares of NAIL Common Stock to its Chief Executive Officer. In addition, NAIL agreed that, subject to stockholder approval, it would use its commercially reasonable efforts to cause the name of NAIL to be changed to “Deep South Group, Inc.” (or such other name as NAIL and DSH mutually agree upon) immediately after the consummation of the Transaction. It is also a condition to NAIL’s, DSH’s and Mr. Disiere’s obligations to consummate the Transaction that NAIL’s stockholders approve such stock incentive plan and such name change.

NAIL will hold an annual meeting (the “Annual Meeting”) of its stockholders at 2:00 p.m., local time, on February 20, 2008 to obtain these approvals. This Proxy Statement contains important information about the Annual Meeting, the proposed Transaction and the other proposals to be presented to the NAIL stockholders. You should read it carefully.

Your vote is important. We encourage you to vote as soon as possible after carefully reviewing this Proxy Statement.

2. Q:	Why is NAIL proposing the Transaction?

A:	NAIL was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase and/or other similar transaction with one or more businesses in the insurance or insurance services industry in North America. The Deep South Companies are engaged in the business of insurance services, in particular, they operate a managing general agency distributing various lines of commercial property and casualty (“P&C”) insurance primarily in the southeastern and southwestern regions of the United States. The Deep South Companies together operate a full service managing general agency that underwrites and manages various lines of commercial P&C insurance, including commercial auto coverages, which they market to independent retail insurance agents in 24 states. The Deep South Companies conduct substantially all of their business with Praetorian Insurance Company, Praetorian Specialty Insurance Company and Redland Insurance Company, subsidiaries of QBE the Americas, a division of QBE Insurance Group Limited (collectively, “QBE”); information in this Proxy Statement concerning QBE has been derived from QBE’s latest filings with the Australian Securities and Investments Commission (available on QBE’s website at www.qbe.com.au; none of the information on such website is incorporated by reference into this Proxy Statement). NAIL believes that the Deep South Companies are well positioned for growth and that ownership of the Deep South Companies will provide NAIL stockholders with an opportunity to participate in a business with a history of earnings and with growth potential.

The Transaction is intended to be a “business combination” under NAIL’s Amended and Restated Certificate of Incorporation, which NAIL must submit to its stockholders for approval prior to completion.

3. Q:	What is being voted on?

A.	You are being asked to vote upon the following proposals:

•

to approve the acquisition by NAIL Acquisition Corp. of the Deep South Companies and certain assets and associated liabilities of DSH relating to the business of the Deep South Companies pursuant to the Securities Purchase Agreement and the transactions contemplated thereby (the “Transaction Proposal”);

•

to approve the issuance of shares of NAIL Common Stock pursuant to the Securities Purchase Agreement to DSH (whereby the estimated maximum number of shares of NAIL Common Stock that could be issued to DSH is approximately 8,927,000 (the exact number of shares will be based on the trading price of NAIL Common Stock just prior to their issuance)) and pursuant to the Incentive Compensation Plan (whereby NAIL would have the right to issue up to approximately 1,532,000 shares of NAIL Common Stock); and the listing of such issued NAIL Common Stock on the AMEX (the “Share Issuance Proposal”);

•	to approve NAIL’s Incentive Compensation Plan (the “Incentive Plan Proposal”);

•	to amend NAIL’s Amended and Restated Certificate of Incorporation to change NAIL’s corporate name to “Deep South Group, Inc.” (the “Charter Amendment Proposal”);

•

to elect four persons to NAIL’s board of directors to serve for the respective term of office of the class to which the nominee is elected and until their successors are duly elected and qualified (the “Election of Directors Proposal”);

•	to ratify the appointment of NAIL’s independent registered public accounting firm for the current year (the “Ratification of Independent Registered Public Accounting Firm Proposal”); and

•	to approve any adjournment or postponement of the Annual Meeting to a later date or dates if necessary for the purpose of soliciting additional proxies (the “Adjournment Proposal”).

4. Q:	Who can vote at the Annual Meeting?

A:	Holders of NAIL Common Stock at the close of business on January 25, 2008, the record date for the Annual Meeting, may vote in person or by proxy on the proposals at the Annual Meeting. On the record date, 17,968,750 shares of NAIL Common Stock were outstanding and entitled to vote at the Annual Meeting. As of the record date, our initial stockholders, officers and directors beneficially owned approximately 20.0% of the outstanding shares of NAIL Common Stock (excluding any warrants held by such persons). In addition, one or more of our initial stockholders, directors and officers and/or their affiliates may adopt one or more trading plans to be established in compliance with Rule 10b5-1, and may purchase shares of NAIL Common Stock or warrants under such plans, and may engage in other permissible public market purchases, as well as private purchases, of NAIL securities, in each case at any time prior to the Annual Meeting during a period when they are not aware of any material nonpublic information regarding NAIL.

5. Q:	What vote is required in order to approve the Transaction Proposal?

A:	Under NAIL’s Amended and Restated Certificate of Incorporation, the approval of the Transaction will require the affirmative vote of holders of a majority of the shares of NAIL Common Stock that were issued in NAIL’s IPO and cast at the Annual Meeting. However, we will not complete the Transaction if stockholders other than our initial stockholders (our “public stockholders”) owning 20.0% or more of the shares of NAIL Common Stock issued in NAIL’s IPO both vote against the Transaction and exercise their conversion rights. Warrants to purchase NAIL Common Stock do not have voting rights, and NAIL is not asking the warrant holders to vote on the Transaction Proposal or the other proposals. If the Transaction Proposal is not approved, none of the other proposals will be presented for approval.

6. Q:	Has NAIL obtained an opinion from a financial advisor that the Transaction is fair, from a financial point of view, to NAIL?

A:	Yes. On August 10, 2007, at a meeting of NAIL’s board of directors held to consider and act upon the Transaction, StoneRidge Advisors delivered to NAIL’s board an oral opinion, confirmed by a written opinion dated August 10, 2007, to the effect that, as of that date and based on and subject to various assumptions, matters considered and limitations described in StoneRidge Advisors’ opinion, the purchase price to be paid by NAIL in the Transaction is fair, from a financial point of view, to NAIL. The full text of StoneRidge Advisors’ written opinion describes the assumptions made, the procedures followed, the matters considered and the limitations on the review undertaken by StoneRidge Advisors. See the section entitled “THE TRANSACTION PROPOSAL—Engagement of StoneRidge Advisors and Fairness Opinion” starting on page 69 and Annex B to this Proxy Statement which contains the opinion of StoneRidge Advisors.

7. Q:	How do the NAIL insiders intend to vote their shares?

A:

In connection with the vote required for the Transaction, our initial stockholders, directors and officers have agreed to vote the shares of NAIL Common Stock owned by them, including any shares offered in NAIL’s IPO or acquired following NAIL’s IPO, in accordance with the majority of the shares of NAIL Common Stock voted by the public stockholders other than our initial stockholders in person or by proxy at the Annual Meeting. As of the record date, NAIL’s initial stockholders, officers and directors beneficially owned, in the aggregate, 3,593,752 shares of NAIL Common Stock (excluding any warrants held by such persons), representing approximately 20.0% of the outstanding shares of NAIL Common Stock. The 3,593,752 shares of NAIL Common Stock beneficially owned by our initial stockholders, directors and officers will be voted in the same manner as the majority of our public stockholders on the Transaction Proposal. In addition, one or more of our initial stockholders, directors and officers and/or their affiliates may adopt one or more trading plans to be established in compliance with Rule 10b5-1, and may purchase shares of NAIL Common Stock or warrants under such plans, and may engage in other permissible public market purchases, as well as private purchases, of NAIL securities, in each case at any time prior to the Annual Meeting during a period when they are not aware of any material nonpublic information regarding NAIL.

8. Q:	What will I receive in the proposed Transaction?

A:	NAIL stockholders will continue to hold the shares of NAIL Common Stock that they owned prior to the Transaction.

9. Q:	Do NAIL stockholders have conversion rights?

A:	If you hold NAIL Common Stock issued in NAIL’s IPO (and you are not an initial stockholder of NAIL) and you vote against the Transaction, you will have the right to demand that NAIL convert your shares of NAIL Common Stock into a pro rata portion of the trust account. The per share conversion price will be calculated as of two business days prior to the consummation of the Transaction, and will equal the amount in the trust account, net of taxes payable, divided by the number of shares of NAIL Common Stock issued in NAIL’s IPO (14,375,000). Based on the amount in the trust account as of September 30, 2007 ($114,337,202, net of taxes payable), the per share conversion price would be approximately $7.93. However, the trust account will continue to earn interest and incur taxes on such interest until the consummation of the Transaction. In addition, our placing of funds in the trust account may not protect those funds from third party claims against us or other liabilities of NAIL. Although we have sought and will continue to seek to have all third parties, including any vendors, prospective target businesses and other entities with whom we engage in business, enter into agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will enter into such agreements. There is also no guarantee that third party entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations or transactions with us or that they will not seek recourse against the trust account for any reason. Accordingly, the funds held in the trust account could be subject to claims that take priority over the claims of our public stockholders, and the actual per share conversion price may be less than approximately $7.93. We sometimes refer to these rights to vote against the Transaction and demand conversion of such shares into a pro rata portion of the trust account as the “IPO conversion rights.”

Our initial stockholders, directors and officers will not have any conversion rights attributable to their shares of NAIL Common Stock in the event that the Transaction is approved by a majority of our public stockholders.

10. Q:	If I have IPO conversion rights, how do I exercise them?

A:

If you wish to exercise your IPO conversion rights, you must vote against the Transaction Proposal and demand that NAIL convert your shares of NAIL Common Stock into cash. Any action that does not include an express vote against the Transaction Proposal will prevent you from exercising your IPO conversion rights. You may exercise your IPO conversion rights either by checking the appropriate box on the proxy card or by submitting your request in writing to Mellon Investor Services LLC (“Mellon”) at Newport Office Center VII, 480 Washington Blvd., Jersey City, NJ 07310. In addition, NAIL stockholders who hold their stock in street name must ensure their bank or broker complies with the requirements identified below. If, prior to the Annual Meeting, you (i) initially vote for the Transaction Proposal but then wish to vote against it and exercise your IPO conversion rights or (ii) initially vote against the Transaction Proposal and wish to exercise your IPO conversion rights but do not check the box on the proxy card providing for the exercise of your IPO conversion rights or do not send a written request to Mellon to exercise your IPO conversion rights, you may request that Mellon send to you another proxy card on which you may indicate your intended vote and exercise your IPO conversion rights by checking the box provided for such purpose on the proxy card. You may make such request by contacting Mitzi Brinkman at Mellon at 1-800-756-3353. Any corrected or changed proxy card or written demand of IPO conversion rights must be received by Mellon prior to the Annual Meeting. You may also change a prior vote by attending the Annual Meeting where you will be able to revoke your proxy and vote in person. If, notwithstanding your negative vote and exercise of your IPO conversion rights, the Transaction is consummated, then you will be entitled to have your shares converted. If you exercise your IPO conversion rights, then you will be exchanging your shares of NAIL Common Stock issued in NAIL’s IPO for cash and will no longer own these shares. You will be entitled to receive cash for these shares only if you continue to hold these shares through the consummation of the Transaction and your stock certificate for the shares you wish to convert are tendered for conversion. Exercise of your IPO conversion rights does not result in either the conversion or a loss of your warrants. Any warrants that you own will continue to be outstanding and exercisable following a conversion of your shares of NAIL Common Stock and the consummation of the Transaction. If the Transaction is not consummated, and NAIL is forced to liquidate, our warrants will expire with no value. See the section entitled “THE ANNUAL MEETING—IPO Conversion Rights” starting on page 57.

11. Q:	What additional conversion procedures are required if my shares are held in “street name”?

If your shares are held in “street name,” your bank or broker must, by 5:00 P.M., New York City time, on February 19, 2008, the business day prior to the annual meeting, electronically transfer your shares to the DTC account of Mellon, in its capacity as our stock transfer agent, and provide Mellon with the necessary stock powers, written instructions to the effect that you want to convert your shares and a written certificate addressed to Mellon stating that you were the owner of such shares as of the record date, you have owned such shares since the record date and you will continue to own such shares through the consummation of the Transaction. If you demand conversion of your shares, and later decide that you do not want to convert such shares, your bank or broker must make arrangements with Mellon, at the telephone number stated above, to cancel the conversion. To be effective, withdrawals of shares previously submitted for conversion must be completed prior to the commencement of the annual meeting.

Mellon can assist with this process. We urge stockholders who hold shares in street name and who may wish to exercise their conversion rights to promptly contact the account executive at the organization holding their account to accomplish these additional procedures. If such stockholders fail to act promptly, they may be unable to timely satisfy the conversion requirements.

12. Q:	Do I need to send in my stock certificates now?

A:	NAIL stockholders who hold stock certificates themselves rather than in street name should not submit their stock certificates at this time. If the Transaction is consummated, such NAIL stockholders who have properly exercised their IPO conversion rights will be sent instructions on how to tender their shares of NAIL Common Stock in order to receive cash for their shares. NAIL stockholders who hold shares in street name should have their bank or broker contact Mellon with respect to the procedure to complete the conversion of such shares.

13. Q:	What if I object to the proposed Transaction? Do I have appraisal rights?

A:	Under the General Corporation Law of the State of Delaware, NAIL stockholders do not have appraisal rights in connection with the Transaction or any of the other proposals to be presented at the Annual Meeting. See the section entitled “APPRAISAL RIGHTS” starting on page 210. However, if you hold NAIL Common Stock issued in NAIL’s IPO (and you are not an initial stockholder), you may exercise your IPO conversion rights. See the section entitled “THE ANNUAL MEETING—IPO Conversion Rights” starting on page 57.

14. Q:	What happens to the funds deposited in the trust account after consummation of the Transaction?

A:	Upon consummation of the Transaction, NAIL stockholders electing to exercise their IPO conversion rights will receive their pro rata portion of the trust account. The balance of the funds in the trust account will be utilized to fund the cash portion of the consideration to be paid to DSH in the Transaction, as well as transaction expenses. Any remaining funds will be available for operations and the conduct of our business subsequent to the consummation of the Transaction.

15. Q:	What happens if the Transaction is not consummated?

A:	As a result of having executed the Securities Purchase Agreement, the deadline under our Amended and Restated Certificate of Incorporation to consummate a business combination was extended to March 27, 2008. If we do not consummate the Transaction by March 27, 2008, we will liquidate unless the period within which to consummate a business combination is extended by an amendment to our Amended and Restated Certificate of Incorporation by the affirmative vote of holders of at least 80.0% of the outstanding shares of NAIL Common Stock. Upon liquidation, we will distribute to our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount then on deposit in the trust account, inclusive of (1) the deferred underwriting discount, equal to 2.5% of the gross proceeds of NAIL’s IPO, released to our underwriters out of the proceeds of NAIL’s IPO, (2) the proceeds from the sale of the D&O rights and (3) any interest earned on the trust account (net of taxes payable) that was not released to us, plus any remaining net assets. If the Transaction is terminated, we will lose the extension to March 27, 2008.

Our initial stockholders, directors and officers have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of NAIL Common Stock beneficially owned and acquired by them prior to NAIL’s IPO. They will participate in any liquidation distribution with respect to any shares of NAIL Common Stock acquired in connection with or following NAIL’s IPO. There will be no distribution from the trust account with respect to the warrants, and all rights with respect to the warrants will effectively terminate upon our liquidation.

If a liquidation were to occur, based on the amount in the trust account as of December 13, 2007 (approximately $114,281,250 which is net of estimated taxes payable), the initial per share liquidation price would be approximately $7.95. However, the trust account will continue to earn interest and incur taxes on such interest until the date of liquidation. In addition, our placing of funds in the trust account may not protect those funds from third party claims against us or other liabilities of NAIL. Although we have sought and will continue to seek to have all third parties, including any vendors, prospective target businesses and other entities with whom we engage in business, enter into agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will enter into such agreements. There is also no guarantee that third party entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations or transactions with us or that they will not seek recourse against the trust account for any reason. Accordingly, the funds held in the trust account could be subject to claims that take priority over the claims of our public stockholders, and the actual per share liquidation price may be less than approximately $7.95. See the section entitled “RISK FACTORS—RISKS RELATED TO THE PROPOSED TRANSACTION” starting on page 28 for risks associated with the dissolution of NAIL.

16. Q:	When is the Transaction expected to be completed?

A:	If the Transaction is approved, it is anticipated that the Transaction will be consummated promptly following the Annual Meeting and the satisfaction of all conditions to completion of the Transaction. For a description of the conditions to completion of the Transaction, see the section entitled “THE SECURITIES PURCHASE AGREEMENT—Conditions to the Closing of the Transaction” starting on page 101.

17. Q:	What vote is required in order to approve the Share Issuance Proposal?

A:	The approval of the Share Issuance Proposal will require the affirmative vote of the holders of a majority of the shares of NAIL Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting.

18. Q:	What vote is required in order to approve the Incentive Plan Proposal?

A:	The approval of the Incentive Plan Proposal will require the affirmative vote of the holders of a majority of the shares of NAIL Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting.

19. Q:	What vote is required in order to approve the Charter Amendment Proposal?

A:	The approval of the Charter Amendment Proposal will require the affirmative vote of the holders of a majority of the outstanding shares of NAIL Common Stock.

20. Q:	What vote is required to elect Robert Sroka, E. Miles Prentice, III, William R. de Jonge and Francis E. Lauricella, Jr. to NAIL’s board of directors under the Election of Directors Proposal?

A:	To be elected, a nominee must receive the affirmative vote of the holders of a plurality of the shares of NAIL Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting.

21. Q:	What vote is required to ratify the appointment of NAIL’s independent registered public accounting firm for the current year?

A:	The ratification of the appointment of NAIL’s independent registered public accounting firm for the current year will require the affirmative vote of the holders of a majority of the shares of NAIL Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting.

22. Q:	What vote is required to approve the Adjournment Proposal, if needed?

A:	Approval of the Adjournment Proposal will require the affirmative vote of holders of a majority of the shares of NAIL Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting.

23. Q:	Why is NAIL seeking approval of the Share Issuance Proposal?

A:	Under the terms of the Securities Purchase Agreement, an estimated maximum of 8.9 million shares of NAIL Common Stock, which would represent approximately 33.2% of the shares of NAIL Common Stock outstanding, assuming no warrants or options to purchase shares of NAIL Common Stock are exercised and assuming there are no further issuances of NAIL Common Stock, could be issued to DSH as consideration for the acquisition of the Deep South Companies and certain assets and associated liabilities of DSH relating to the business of the Deep South Companies. This estimate is based on several assumptions, including assumptions that the adjusted EBITDA of the Deep South Companies for the twelve month period ending December 31, 2007 will be $18.8 million, that the maximum amount of earn out payments are achieved in 2008 and 2009, that DSH elects to receive all of such earn out payments in shares of NAIL Common Stock and that the market price of the NAIL Common Stock appreciates 15.0% per year. The actual amount of shares of NAIL Common Stock ultimately issued to DSH as consideration in the Transaction will depend on the actual outcome of these estimates. In addition, under the terms of the Disiere Employment Agreement, Mr. Disiere, the indirect majority owner of DSH, is entitled to receive an annualized base salary and an annual bonus up to $1.0 million in the aggregate for each of the first two years of the term of the agreement, and an annualized base salary of not less than $500,000 during the third year of the term of the agreement (if applicable), in each case payable in shares of NAIL Common Stock, cash or a combination thereof at the election of Mr. Disiere. Certain AMEX rules require that we obtain the approval of our stockholders in connection with any transaction in which (i) the present or potential issuance of NAIL Common Stock could result in an increase in the shares of NAIL Common Stock outstanding of 20.0% or more or (ii) the issuance of such securities will result in a change of control of NAIL. As a result, we have decided to seek the approval of our stockholders for the issuance of NAIL Common Stock in connection with the Transaction and the listing of such issued NAIL Common Stock on the AMEX.

24. Q:	Why is NAIL proposing the Incentive Compensation Plan?

A:	The purpose of NAIL’s Incentive Compensation Plan (the “Incentive Compensation Plan”) is to further and promote the interests of NAIL, NAIL Acquisition Corp. and its subsidiaries and NAIL’s stockholders by enabling NAIL and its subsidiaries to attract, retain and motivate employees and officers or those who will become employees or officers of NAIL and/or its subsidiaries, to link compensation to measures of NAIL’s performance in order to provide additional incentives and to align the interests of those individuals and NAIL’s stockholders.

Pursuant to the Securities Purchase Agreement, NAIL agreed that it would establish and implement an employee stock incentive plan in a form reasonably acceptable to DSH and Mr. Disiere for the benefit of employees of NAIL Acquisition Corp. and its subsidiaries, including the Deep South Companies, which will permit the grant over the life of the plan to such employees of up to 7.5% in the aggregate of the shares of NAIL Common Stock outstanding immediately after the consummation of the Transaction. It is also a condition to NAIL’s, DSH’s and Mr. Disiere’s obligations to consummate the Transaction that NAIL’s stockholders approve such stock incentive plan. Currently, no shares of NAIL Common Stock have been awarded under the Incentive Compensation Plan, and NAIL anticipates making no awards in the first year after consummation of the Transaction other than an award of an option to purchase 100,000 shares of NAIL Common Stock to its Chief Executive Officer. If the Incentive Plan Proposal is not approved, and if DSH chooses not to waive such failure of NAIL to implement such plan, NAIL could be deemed to have failed to perform the covenant in the Securities Purchase Agreement that provides that NAIL shall implement a plan such as the Incentive Compensation Plan, allowing DSH to terminate the Securities Purchase Agreement or seek indemnification thereunder. The Incentive Compensation Plan has been approved by NAIL’s board of directors and will be effective upon consummation of the Transaction, subject to stockholder approval of the plan.

25. Q:	Why is NAIL proposing to amend its Amended and Restated Certificate of Incorporation?

A:	NAIL is proposing to amend its Amended and Restated Certificate of Incorporation at the time of the Transaction to change NAIL’s corporate name to Deep South Group, Inc. We believe that changing our name to “Deep South Group, Inc.” will better reflect our operating business upon completion of the Transaction. In addition, pursuant to the Securities Purchase Agreement, NAIL agreed that, subject to stockholder approval, it would use its commercially reasonable efforts to cause the name of NAIL to be changed to “Deep South Group, Inc.” (or such other name as NAIL and DSH mutually agree upon) immediately after the consummation of the Transaction. It is also a condition to NAIL’s, DSH’s and Mr. Disiere’s obligations to consummate the Transaction that NAIL’s stockholders approve such name change. The amendment of NAIL’s Amended and Restated Certificate of Incorporation would effectuate such name change. If the Charter Amendment Proposal is not approved, and if DSH chooses not to waive the failure of NAIL to change its name, DSH would not be obligated to consummate the Transaction.

26. Q:	Does NAIL’s board of directors recommend voting in favor of the Transaction Proposal, the Share Issuance Proposal, the Incentive Plan Proposal, the Charter Amendment Proposal, the Election of Directors Proposal, the Ratification of Independent Registered Public Accounting Firm Proposal and the Adjournment Proposal?

A:

Yes. After careful consideration of the terms and conditions of the Transaction Proposal, the Share Issuance Proposal, the Incentive Plan Proposal, the Charter Amendment Proposal, the Election of Directors Proposal, the Ratification of Independent Registered Public Accounting Firm Proposal and the Adjournment Proposal, NAIL’s board of directors has unanimously (i) approved and declared advisable the Securities Purchase Agreement and the Transaction, (ii) approved and authorized the issuance of NAIL Common Stock in connection with the Transaction, (iii) approved and authorized the Incentive Compensation Plan, (iv) approved the amendment to NAIL’s Amended and Restated Certificate of Incorporation, (v) recommended that each of the nominees for election to NAIL’s board of directors be elected to serve for the respective term of office of the class to which the nominee is elected and until their successors are duly elected and qualified and (vi) appointed BDO Seidman, LLP as NAIL’s independent registered public accounting firm for the current year. NAIL’s board of directors recommends that NAIL stockholders vote or give instruction to vote FOR each of the Transaction Proposal, the Share Issuance Proposal, the Incentive Plan Proposal, the Charter Amendment Proposal, the Election of Directors Proposal, the Ratification of Independent Registered Public Accounting Firm Proposal and the Adjournment Proposal. However, you should note that the members of NAIL’s board of directors have interests in the Transaction that are different from, or in addition to, your interests as a stockholder. For a description of such interests, please see the section entitled “THE TRANSACTION PROPOSAL—Interests of NAIL’s Management in the Transaction” starting on page 78.

27. Q:	Who will manage NAIL after consummation of the Transaction?

A:	We expect that Mr. Scott A. Levine and, subject to election at the Annual Meeting by our stockholders, Messrs. Sroka, Prentice, de Jonge and Lauricella, the current directors of NAIL, will continue serving as members of NAIL’s board of directors immediately following the consummation of the Transaction. In addition, immediately following the consummation of the Transaction, we expect to increase the size of NAIL’s board of directors to nine members, and appoint as directors John T. Hompe, William E. Roche and one other person to be designated by Mr. Disiere (pursuant to the terms of the Securities Purchase Agreement). Further, in connection with the consummation of the Transaction, we expect to appoint Mark W. Haushill as the Chief Executive Officer of NAIL and NAIL Acquisition Corp. and a director of NAIL, Mr. Disiere as Founder of NAIL and NAIL Acquisition Corp., Michael R. Trotter as the Chief Financial Officer of NAIL, Michael P. Dugan as the President of Deep South Surplus, Inc., a Louisiana corporation and one of the Deep South Companies (“DSS Inc.”) and Clessie F. Titus as a Vice President of Deep South Surplus of Texas, L.P., a Texas limited partnership and one of the Deep South Companies (“Deep South Texas”), and Deep South Surplus of Texas Management, LLC, a Texas limited liability company and one of the Deep South Companies (“Deep South Texas Management”).

NAIL and NAIL Acquisition Corp. entered into a three-year employment agreement with Mr. Haushill on October 22, 2007 and a two-year employment agreement with Mr. Disiere on August 10, 2007, both of which are to be effective as of the consummation of the Transaction. Furthermore, it is a condition to NAIL’s obligation under the Securities Purchase Agreement to consummate the Transaction that certain current executives of the Deep South Companies enter into two-year employment agreements with NAIL and NAIL Acquisition Corp. For a description of these employment agreements, see the sections entitled “DIRECTORS AND MANAGEMENT OF NAIL—Directors, Management and Key Employees Following the Transaction” starting on page 185 and “THE SECURITIES PURCHASE AGREEMENT—Other Executive Employment Agreements” starting on page 109.

28. Q:	What do I need to do now?

A:	NAIL urges you to read carefully and consider the information contained in this Proxy Statement, including the annexes, and to consider how the Transaction will affect you as a stockholder of NAIL. You should then vote as soon as possible in accordance with the instructions provided in this Proxy Statement and on the enclosed proxy card.

29. Q:	How do I vote?

A:	If you are a holder of record of NAIL Common Stock, you may vote by submitting a proxy for the Annual Meeting or in person at the Annual Meeting. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. If you hold your shares of NAIL Common Stock in “street name,” which means your shares are held of record by a broker, bank or nominee, you must provide the record holder of your shares with instructions on how to vote your shares.

30. Q:	If I am not going to attend the Annual Meeting in person, should I return my proxy card instead?

A:	Yes. After carefully reading and considering the information in this Proxy Statement, please fill out and sign your proxy card. Then return it in the return envelope as soon as possible, so that your shares of NAIL Common Stock may be represented at the Annual Meeting. A properly executed proxy will be counted for the purpose of determining the existence of a quorum.

31. Q:	Can I change my vote after I have mailed my signed proxy card?

A:

Yes. Send a later-dated, signed proxy card to Morrow & Co., LLC (“Morrow & Co.”), NAIL’s proxy solicitor, at 470 West Avenue, 3rd Floor, Stamford, CT 06902 prior to the date of the Annual Meeting or attend the Annual Meeting in person and vote. You also may revoke your proxy by sending a notice of revocation to Morrow & Co. before the Annual Meeting. You can reach Morrow & Co. at 203-658-9400.

32. Q:	If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A:	No. Your broker, bank or nominee cannot vote your shares of NAIL Common Stock unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. You should instruct your broker, bank or nominee to vote your shares of NAIL Common Stock, following the procedures provided by your broker, bank or nominee.

33. Q:	What will happen if I abstain from voting or fail to instruct my broker, bank or nominee to vote?

A:	Under the General Corporation Law of the State of Delaware, an abstention, or the failure to instruct your broker, bank or nominee how to vote (also known as a broker non-vote), is not considered a vote cast at the Annual Meeting with respect to the Transaction Proposal and therefore, will have no effect on the vote relating to the Transaction Proposal. An abstention or broker non-vote will not enable you to exercise your IPO conversion rights. An abstention will have the same effect as a vote against the Share Issuance Proposal, the Incentive Plan Proposal, the Charter Amendment Proposal, the Ratification of Independent Registered Public Accounting Firm Proposal and the Adjournment Proposal. A broker non-vote will have the same effect as a vote against the Charter Amendment Proposal, but will have no effect on the Share Issuance Proposal, the Incentive Plan Proposal, the Ratification of Independent Registered Public Accounting Firm Proposal and the Adjournment Proposal. Stockholders may only vote for or withhold votes for the nominees for election pursuant to the Election of Directors Proposal. Votes that are withheld and broker non-votes, if any, will be counted for purposes of determining the presence or absence of a quorum, but will have no effect on the election of directors.

34. Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares of NAIL Common Stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares of NAIL Common Stock. If you are a holder of record and your shares of NAIL Common Stock are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your shares of NAIL Common Stock.

35. Q:	Who can help answer my questions?

A:

If you have questions about the Transaction or this Proxy Statement, or if you need additional copies of this Proxy Statement or the enclosed proxy card, you may contact Morrow & Co., our proxy solicitor, at 470 West Avenue, 3rd Floor, Stamford, CT 06902. You can reach Morrow & Co. at 203-658-9400.

You may also obtain additional information about NAIL from documents filed with the Securities and Exchange Commission (the “SEC”) by following the instructions in the section entitled “WHERE YOU CAN FIND MORE INFORMATION” starting on page 212.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This Proxy Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve substantial risks and uncertainties. However, the safe-harbor provisions of that act do not apply to statements made in this proxy statement. We have based these forward-looking statements on our current expectations, estimates and projections about our industry, our beliefs, our assumptions and future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions. Factors that might cause or contribute to such a discrepancy include, but are not limited to, those described in this Proxy Statement, including in the section entitled “RISK FACTORS” starting on page 28, and our other SEC filings, and the following:

•	our blank check structure, limited operating history and the extremely limited basis upon which to evaluate our ability to achieve our business objective;

•	liquidation if the Transaction does not occur;

•	allocation of our management’s time to other businesses;

•	potential conflicts of interest involving our directors and officers;

•	our ability to hire and retain key personnel;

•	the ability of the Deep South Companies to maintain the relationships they have developed in the insurance industry;

•	legislation and regulation adversely affecting the businesses in which the Deep South Companies are engaged;

•	the Deep South Companies failing to retain QBE as an insurance company partner and failing to find a suitable insurance company partner to replace QBE; and

•	the economic conditions in the markets in which the Deep South Companies operate.

SUMMARY OF THE PROXY STATEMENT

This summary highlights selected information from this Proxy Statement and does not contain all of the information that is important to you. To better understand the proposals being considered at the Annual Meeting, you should carefully read this entire Proxy Statement and the other documents to which it refers you, including the Securities Purchase Agreement attached as Annex A to this Proxy Statement, and the other agreements, instruments and documents attached as annexes to this Proxy Statement.

The Parties

NAIL

NAIL is a blank check company that was organized under the laws of the State of Delaware on August 8, 2005. We were formed to effect a merger, capital stock exchange, asset acquisition, stock purchase and/or other similar transaction with one or more businesses in the insurance or insurance services industry in North America, which we refer to as a “business combination.” We have not generated revenue to date other than interest income. We are considered to be in the development stage and are subject to the risks associated with activities of development stage companies. Since NAIL’s IPO in March 2006, we have been actively engaged in sourcing a suitable business combination candidate. We have met with target companies, service professionals and other intermediaries to discuss our company, the background of our management and our combination preferences. As discussed in this Proxy Statement, on August 10, 2007, we announced that we had entered into a definitive agreement to, among other things, purchase from DSH all of the outstanding ownership interests of the Deep South Companies.

Since our inception on August 8, 2005 through September 30, 2007, we incurred $1.3 million of general and administrative expenses (primarily attributable to $303,858 of insurance expense, $294,207 of due diligence expenses, $279,896 of legal and accounting expenses, $210,000 in fees for a monthly administrative services agreement that commenced January 1, 2006 and $130,074 of travel expenses).

During each quarter commencing July 1, 2006, up to half of the interest earned on the trust account (net of taxes payable) during the preceding quarter was released to us to cover a portion of our working capital requirements. Under the trust account agreement, the aggregate amount permitted to be released to us from interest earned on the trust account cannot exceed $1.0 million. This interest and the net proceeds of NAIL’s IPO that were not deposited in the trust account have been used to pay business, legal, and accounting due diligence costs incurred in connection with prospective business combinations and to pay continuing general and administrative expenses. During the twelve month period ended June 30, 2007, $1.0 million of the net interest income that was earned on the trust account during the period had been released.

Upon consummation of the Transaction, cash held in the trust account will be released and, after payments to stockholders exercising their IPO conversion rights and payments of amounts due under the Securities Purchase Agreement and other fees and expenses relating to the Transaction, will be available for operations and conduct of our business.

The mailing address of NAIL’s principal executive office is 885 Third Avenue, 31st Floor, New York, New York 10022, and its telephone number is (212) 319-9407.

The Deep South Companies

The Deep South Companies are a leading managing general agency (“MGA”) distributing various lines of commercial P&C insurance primarily in the southeastern and southwestern regions of the United States. An MGA is a service organization that is paid on a commission and fee basis to manage some or all of the following functions for an insurance company: underwriting; claims management; marketing; loss control; audit; actuarial analysis; and policy issuance. The Deep South Companies together operate a full service MGA that underwrites and manages various lines of commercial P&C insurance, including commercial auto coverages, which they market to independent retail insurance agents in 24 states. The Deep South Companies believe that this distribution method is mutually beneficial to both the insurance company and the MGA. It allows the insurance company to deploy its capital to aggregate premiums created through the MGA’s customers, independent retail agents. This arrangement also allows the MGA to receive a commission for premiums produced without owning a separately capitalized insurance company.

The first of the Deep South Companies was founded in 1967. All of the outstanding ownership interests of the Deep South Companies are owned by DSH, which is indirectly wholly owned by Mr. Disiere and his wife Teresa Disiere. Pursuant to the Securities Purchase Agreement, NAIL, through its wholly owned subsidiary, NAIL Acquisition Corp., will acquire 100.0% of the outstanding ownership interests of the Deep South Companies as well as certain assets and associated liabilities of DSH relating to the business of the Deep South Companies.

The Transaction

The Securities Purchase Agreement

On August 10, 2007, NAIL, NAIL’s wholly owned subsidiary NAIL Acquisition Corp., DSH and Mr. Disiere entered into the Securities Purchase Agreement setting forth the terms of the Transaction. At the consummation of the Transaction, NAIL will, through NAIL Acquisition Corp., purchase from DSH 100.0% of the outstanding ownership interests of the Deep South Companies, and the Deep South Companies will become indirect wholly owned subsidiaries of NAIL. NAIL will also, through NAIL Acquisition Corp., purchase from DSH certain assets of DSH relating to the business of the Deep South Companies, such as contracts, leases, intellectual property and fixed assets, and assume from DSH certain liabilities associated with such assets of DSH that are acquired by NAIL Acquisition Corp.

Under the terms of the Securities Purchase Agreement, NAIL will acquire the Deep South Companies and certain assets and associated liabilities of DSH relating to the business of the Deep South Companies for a payment to DSH at the consummation of the Transaction, not to exceed $125.0 million, equal to 5.94 times the pro forma EBITDA of the business of the Deep South Companies for the twelve month period ended December 31, 2007, subject to adjustment as set forth in the Securities Purchase Agreement. This initial payment will be comprised of approximately 82.5% cash and approximately 17.5% shares of NAIL Common Stock. DSH will have the opportunity to receive additional consideration through an earn out arrangement based on the future financial performance of the Deep South Companies over the twelve month periods ending December 31, 2008 and 2009. Any such earn out payments will be made in cash, shares of NAIL Common Stock or a combination of cash and shares of NAIL Common Stock, at the election of DSH. The sum of the payment made at the consummation of the Transaction and any earn out payments cannot exceed $175.0 million. The Transaction consideration is described in more detail below under the section entitled “THE SECURITIES PURCHASE AGREEMENT—Transaction Consideration” starting on page 84.

The Securities Purchase Agreement is attached as Annex A to this Proxy Statement. We encourage you to read it in its entirety.

Post-Closing Ownership of NAIL Common Stock

Immediately following the consummation of the Transaction, and assuming that no NAIL stockholder demands that NAIL convert its shares of NAIL Common Stock to cash as permitted by NAIL’s Amended and Restated Certificate of Incorporation and that none of NAIL’s warrants or options are exercised, DSH will own approximately 12.0% of the outstanding NAIL Common Stock immediately after the consummation of the Transaction. If DSH achieves the maximum earnout in both years one and two and elects to receive the payments entirely in NAIL Common Stock, then DSH would own approximately 33.2% of the NAIL Common Stock outstanding at that time (the exact percentage of shares will be based on the trading price of NAIL Common Stock just prior to their issuance).

Assuming the holders of 19.99% of the outstanding NAIL Common Stock issued in NAIL’s IPO vote against the Transaction and demand that such stock be converted into cash, and assuming that none of NAIL’s warrants or options are exercised, DSH will own approximately 14.0% of the outstanding NAIL Common Stock and the current NAIL stockholders will own approximately 86.0% of the outstanding NAIL Common Stock immediately following the consummation of the Transaction. If DSH achieves the maximum earnout in both years one and two and elects to receive the payments entirely in NAIL Common Stock, then DSH would own approximately 37.2% of the NAIL Common Stock outstanding at that time (the exact percentage of shares owned will be based on the trading price of NAIL Common Stock just prior to their issuance). See the section entitled “THE TRANSACTION PROPOSAL—Post-Closing Ownership of NAIL Common Stock” starting on page 81.

Representations, Warranties and Covenants

The parties have made customary representations, warranties and covenants in the Securities Purchase Agreement, including agreements by NAIL and DSH relating to the conduct of their respective business between the time the Securities Purchase Agreement was signed and the consummation of the Transaction. DSH and Mr. Disiere have agreed not to solicit alternative transactions to the Transaction. See the sections entitled “THE SECURITIES PURCHASE AGREEMENT—Representations and Warranties” starting on page 86 and “—Covenants” starting on page 96.

Conditions to Closing

The obligations of NAIL, NAIL Acquisition Corp. and DSH to consummate the Transaction are subject to a number of conditions, including (1) termination or expiration of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (the “HSR Act”) applicable to the Securities Purchase Agreement or the Transaction, (2) the approval by NAIL’s stockholders of the Transaction, a change in NAIL’s name and the implementation of an employee stock incentive plan in a form reasonably acceptable to DSH and Mr. Disiere for the benefit of employees of NAIL Acquisition Corp. and its subsidiaries, including the Deep South Companies and (3) the receipt of necessary consents and approvals by third parties and governmental agencies, including the approval (or deemed approval after expiration of a 30 day waiting period) of the Texas Department of Insurance to the change in control of Deep South Texas and Deep South Texas Management that will occur as a result of consummation of the Transaction. The obligations of NAIL and NAIL Acquisition Corp. to consummate the Transaction are subject to a number of conditions, including (1) the QBE Agreement being in full force and effect and (2) certain executives of the Deep South Companies entering into two-year employment agreements with NAIL and NAIL Acquisition Corp. The obligation of DSH to consummate the Transaction is subject to a number of conditions, including (1) NAIL having made appropriate arrangements to have the amounts due to DSH at the consummation of the Transaction, if in the trust account, disbursed to DSH from the trust account immediately upon consummation of the Transaction and (2) as of the consummation of the Transaction, the NAIL Common Stock being listed on the AMEX with no action or proceeding pending or threatened against NAIL by the AMEX with respect to any intention by the AMEX to delist the NAIL Common Stock from the AMEX. See the section entitled “THE SECURITIES PURCHASE AGREEMENT—Conditions to Closing of the Transaction” starting on page 101.

Indemnification

The Securities Purchase Agreement provides that DSH and Mr. Disiere will indemnify NAIL and its affiliates, and NAIL will indemnify DSH and its affiliates, against certain losses, including losses arising from a breach or inaccuracy of any representation or warranty of such party or a breach or failure to perform any covenant of such party. Subject to certain exceptions, such indemnification is subject to a $1.0 million threshold, after which losses in excess of $500,000 will be indemnifiable. Subject to certain exceptions, the maximum liability for which an indemnifying party may be liable is 10.0% of the purchase price paid for the Deep South Companies and certain assets and associated liabilities of DSH relating to the business of the Deep South Companies. Subject to certain exceptions, the representations and warranties of the parties expire March 31, 2009. See the section entitled “THE SECURITIES PURCHASE AGREEMENT—Indemnification” starting on page 102.

DSH and Mr. Disiere have agreed to fully indemnify NAIL for any losses suffered by NAIL resulting from any proceedings, investigations, inquiries or determinations by any governmental authority charged with regulating the business of insurance in any state in which any Deep South Company is licensed, relating to any alleged improprieties in such company’s licenses or applications submitted prior to consummation of the Transaction. See the section entitled “THE SECURITIES PURCHASE AGREEMENT—Indemnification” starting on page 102.

Termination

The Securities Purchase Agreement contains certain termination rights for both NAIL and DSH under specified circumstances, including the right to terminate if the Transaction has not been consummated by March 31, 2008. See the section entitled “THE SECURITIES PURCHASE AGREEMENT—Termination” starting on page 104.

Board of Directors

Pursuant to the Securities Purchase Agreement, from the date of the consummation of the Transaction until December 31, 2009, NAIL’s board of directors must consist of not more than nine members. Also during this period, subject to the approval of the nominating and corporate governance committee of NAIL’s board of directors, Mr. Disiere will be entitled to designate the nominees for two seats on NAIL’s board of directors, at least one of which must be independent as defined by the rules of the AMEX and one of which may be Mr. Disiere. See the section entitled “THE SECURITIES PURCHASE AGREEMENT—Covenants” starting on page 96.

Employment Agreements

Pursuant to the Disiere Employment Agreement, Mr. Disiere will serve as an officer of NAIL and an employee of NAIL Acquisition Corp. with the title of Founder. NAIL Acquisition Corp. may offer to extend the term of Mr. Disiere’s employment agreement for another year, which may be accepted by Mr. Disiere at his discretion. Pursuant to the Disiere Employment Agreement, Mr. Disiere will be entitled to an annual base salary and an annual bonus in amounts mutually agreeable to Mr. Disiere and NAIL Acquisition Corp., but not more than $1.0 million in the aggregate, payable in shares of NAIL Common Stock or cash or a combination thereof at the election of Mr. Disiere. Under certain circumstances, Mr. Disiere will be entitled to receive severance upon termination of his employment. If the consummation of the Transaction does not occur, the Disiere Employment Agreement will be null and void and of no further force and effect. See the section entitled “THE SECURITIES PURCHASE AGREEMENT—Disiere Employment Agreement” starting on page 106.

The Disiere Employment Agreement is attached as Annex C to this Proxy Statement. We encourage you to read it in its entirety.

It is a condition to NAIL’s obligation under the Securities Purchase Agreement to consummate the Transaction that certain current executives of the Deep South Companies enter into two-year employment agreements with NAIL and NAIL Acquisition Corp. See the section entitled “THE SECURITIES PURCHASE AGREEMENT—Other Executive Employment Agreements” starting on page 109.

Registration Rights Agreements

Upon consummation of the Transaction, NAIL and DSH will enter into a Registration Rights Agreement pursuant to which NAIL will grant to DSH and Mr. Disiere certain “demand” and “piggyback” registration rights with respect to the shares of NAIL Common Stock received by DSH as consideration in the Transaction or by Mr. Disiere pursuant to the Disiere Employment Agreement. See the section entitled “THE SECURITIES PURCHASE AGREEMENT—Registration Rights Agreement” starting on page 107.

A copy of the form of the Registration Rights Agreement is attached as Annex D to this Proxy Statement. We encourage you to read it in its entirety.

Lock-Up Agreement

At the consummation of the Transaction, DSH and Mr. Disiere will enter into a Lock-Up Agreement with NAIL, with respect to the shares of NAIL Common Stock that DSH will acquire pursuant to the Securities Purchase Agreement. The Lock-Up Agreement will prohibit the disposition of such shares (except to certain family members or affiliates) for one year after the date the shares are due to be received by DSH, not taking into account any period of escrow or other withholding pursuant to the Securities Purchase Agreement. See the section entitled “THE SECURITIES PURCHASE AGREEMENT—Lock-Up Agreement” starting on page 108.

A copy of the form of the Lock-Up Agreement is attached as Annex E to this Proxy Statement. We encourage you to read it in its entirety.

Fairness Opinion

On August 10, 2007, at a meeting of NAIL’s board of directors held to consider and act upon the Transaction, StoneRidge Advisors delivered to NAIL’s board an oral opinion, confirmed by a written opinion dated August 10, 2007, to the effect that, as of that date and based on and subject to various assumptions, matters considered and limitations described in StoneRidge Advisors’ opinion, the purchase price to be paid by NAIL in the Transaction is fair, from a financial point of view, to NAIL. The full text of StoneRidge Advisors’ written opinion describes the assumptions made, the procedures followed, the matters considered and the limitations on the review undertaken by StoneRidge Advisors. See the section entitled “THE TRANSACTION PROPOSAL—Engagement of StoneRidge Advisors and Fairness Opinion” starting on page 69.

StoneRidge Advisors’ opinion is attached as Annex B to this Proxy Statement. We encourage you to read it in its entirety.

StoneRidge Advisors’ opinion does not address the relative merits of the Transaction compared to other business strategies or transactions that might be available to NAIL or the underlying business decision of NAIL to enter into the Transaction. StoneRidge Advisors’ opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to the Transaction or otherwise.

Under the terms of its engagement, NAIL has agreed to pay StoneRidge Advisors a fee of $75,000, none of which is contingent upon the consummation of the Transaction, for its financial advisory services in connection with the opinion. In addition, NAIL has agreed to reimburse StoneRidge Advisors for its reasonable out-of-pocket expenses, including fees, disbursements and other charges of counsel, and to indemnify StoneRidge Advisors and related parties against liabilities, including liabilities under federal securities laws, relating to, or arising out of, StoneRidge Advisors’ engagement. StoneRidge Advisors and its affiliates have not provided services to NAIL in the past.

Procedure

Under NAIL’s Amended and Restated Certificate of Incorporation, the approval of the Transaction will require the affirmative vote of holders of a majority of the outstanding shares of NAIL Common Stock that were issued in NAIL’s IPO and cast at the Annual Meeting. Promptly after obtaining approval from its stockholders to proceed with the Transaction and the satisfaction of all conditions to completion of the Transaction, NAIL, NAIL Acquisition Corp., DSH and Mr. Disiere will consummate the Transaction. Each public stockholder of NAIL has the right to vote against the proposed Transaction and elect to demand conversion of the shares of NAIL Common Stock such stockholder holds into a pro rata portion of the trust account.

However, notwithstanding approval of the Transaction Proposal, the Transaction will only proceed if holders of less than 20.0% of the total shares of NAIL Common Stock issued in NAIL’s IPO exercise their IPO conversion rights and vote against the Transaction. If holders of shares of NAIL Common Stock issued in NAIL’s IPO owning 20.0% or more of the shares of NAIL Common Stock issued in NAIL’s IPO vote against the proposed Transaction and elect to exercise their IPO conversion rights, NAIL is required by its Amended and Restated Certificate of Incorporation to abandon the Transaction, notwithstanding approval of a majority of its stockholders. If the maximum permissible number of shares of NAIL Common Stock elect conversion without NAIL being required to abandon the Transaction, based on the amount in the trust account as of September 30, 2007 ($114,337,202, net of taxes payable), a total of approximately $22.8 million of the trust account would have been disbursed, leaving approximately $91.5 million available to fund the cash portion of the consideration to be paid in the Transaction. If NAIL has less than $91.5 million in cash available at the consummation of the Transaction as a result of the exercise of IPO conversion rights or for any other reason, NAIL will fund the difference through borrowing. No commitment for such borrowing is in place at this time.

If the Transaction is not Consummated

As a result of having executed the Securities Purchase Agreement, the deadline under our Amended and Restated Certificate of Incorporation to consummate a business combination was extended to March 27, 2008. If we do not consummate the Transaction by March 27, 2008, we will liquidate, unless the period within which to consummate a business combination is extended by an amendment to our Amended and Restated Certificate of Incorporation by the affirmative vote of holders of at least 80.0% of the outstanding shares of NAIL Common Stock. Upon liquidation we will distribute to our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount then on deposit in the trust account, inclusive of (1) the deferred underwriting discount, equal to 2.5% of the gross proceeds of NAIL’s IPO, released to our underwriters out of the proceeds of NAIL’s IPO, (2) the proceeds from the sale of the D&O rights and (3) any interest earned on the trust account (net of taxes payable) that was not released to us, plus any remaining net assets. If the Transaction is terminated, we will lose the extension to March 27, 2008.

If a liquidation were to occur, based on the amount in the trust account as of December 13, 2007 (approximately $114,281,250, net of estimated taxes payable), the initial per share liquidation price would be approximately $7.95. However, the trust account will continue to earn interest and incur taxes on such interest until the date of liquidation. In addition, our placing of funds in the trust account may not protect those funds from third party claims against us or other liabilities of NAIL. Although we have sought and will continue to seek to have all third parties, including any vendors, prospective target businesses and other entities with whom we engage in business, enter into agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will enter into such agreements. There is also no guarantee that third party entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations or transactions with us or that they will not seek recourse against the trust account for any reason. Accordingly, the funds held in the trust account could be subject to claims that take priority over the claims of our public stockholders, and the actual per share liquidation price may be less than approximately $7.95. See the section entitled “RISK FACTORS—RISKS RELATED TO THE PROPOSED TRANSACTION” starting on page 28 for risks associated with the dissolution of NAIL.

Issuance of NAIL Common Stock

An estimated maximum of 8.9 million shares of NAIL Common Stock, which would represent approximately 33.2% of the shares of NAIL Common Stock outstanding, assuming no warrants or options to purchase shares of NAIL Common Stock are exercised and assuming there are no further issuances of NAIL Common Stock, could be issued to DSH as consideration in the Transaction. This estimate is based on several assumptions, including assumptions that the adjusted EBITDA of the Deep South Companies for the twelve month period ending December 31, 2007 will be $18.8 million, that the maximum amount of earn out payments is achieved in 2008 and 2009, that DSH elects to receive all of such earn out payments in shares of

NAIL Common Stock and that the market price of the NAIL Common Stock appreciates 15.0% per year. The actual amount of shares of NAIL Common Stock ultimately issued to DSH as consideration in the Transaction will depend on the actual outcome of these estimates. In addition, under the terms of the Disiere Employment Agreement, Mr. Disiere, the indirect majority owner of DSH, is entitled to receive an annualized base salary and an annual bonus up to $1.0 million in the aggregate for each of the first two years of the term of the agreement, and an annualized base salary of not less than $500,000 during the third year of the term of the agreement (if applicable), in each case payable in shares of NAIL Common Stock, cash or a combination thereof at the election of Mr. Disiere. Certain AMEX rules require that we obtain the approval of our stockholders in connection with any transaction in which (i) the present or potential issuance of NAIL Common Stock could result in an increase in the shares of NAIL Common Stock outstanding of 20.0% or more or (ii) the issuance of such securities will result in a change of control of NAIL. As a result, we have decided to seek the approval of our stockholders for the issuance of NAIL Common Stock in connection with the Transaction and the listing of such issued NAIL Common Stock on the AMEX. See the section entitled “THE SHARE ISSUANCE PROPOSAL” starting on page 110.

The Incentive Compensation Plan

The Incentive Compensation Plan will make available approximately 1.5 million shares of NAIL Common Stock for issuance over the life of the plan, in accordance with the plan’s terms. The purpose of the plan is to further and promote the interests of NAIL, NAIL Acquisition Corp. and its subsidiaries and NAIL’s stockholders by enabling NAIL and its subsidiaries to attract, retain and motivate employees and officers or those who will become employees or officers of NAIL and/or its subsidiaries, to link compensation to measures of NAIL’s performance in order to provide additional incentives and to align the interests of those individuals and NAIL’s stockholders. See the section entitled “THE INCENTIVE PLAN PROPOSAL” starting on page 112.

The Incentive Compensation Plan is attached as Annex F to this Proxy Statement. We encourage you to read it in its entirety.

The Charter Amendment

The amendment of NAIL’s Amended and Restated Certificate of Incorporation is being proposed in order to change NAIL’s corporate name to “Deep South Group, Inc.” See the section entitled “THE CHARTER AMENDMENT PROPOSAL” starting on page 118.

The form of the certificate of amendment of NAIL’s Amended and Restated Certificate of Incorporation to change NAIL’s corporate name is attached as Annex G to this Proxy Statement. We encourage you to read it in its entirety.

The Election of Four Persons to NAIL’s Board of Directors

NAIL’s board of directors, which currently consists of five members, is divided into three classes of directors (designated as Class I, Class II and Class III), with each serving for a term of three years. Mr. Prentice has been nominated to be elected as a Class I director and Messrs. Sroka, de Jonge and Lauricella have been nominated to be elected as Class II directors. If elected, Messrs. Sroka, Prentice, de Jonge and Lauricella will continue serving as members of NAIL’s board of directors for the respective term of office of the class to which such nominee is elected and until their successors are duly elected and qualified.

Ratification of Independent Registered Public Accounting Firm

NAIL’s board of directors has appointed BDO Seidman, LLP as NAIL’s independent registered public accounting firm for the current year. NAIL is seeking stockholder ratification of the appointment of its independent registered public accounting firm for the current year. See the section entitled “THE RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM PROPOSAL” starting on page 121.

Adjournment

In the event there are not sufficient votes at the time of the Annual Meeting to approve the Transaction Proposal, the Share Issuance Proposal, the Incentive Plan Proposal, the Election of Directors Proposal, the Charter Amendment Proposal, and the Ratification of the Independent Public Accounting Firm Proposal, the chairperson of the Annual Meeting may submit a proposal to adjourn the Annual Meeting to a later date or dates, if necessary, to permit further solicitation of proxies. Approval of the adoption of the Adjournment Proposal requires the affirmative vote of holders of a majority of the shares of NAIL Common Stock present, in person or by proxy, at the Annual Meeting. See the section entitled “THE ADJOURNMENT PROPOSAL” starting on page 123.

Management

NAIL’s board of directors currently consists of five members. Pursuant to the Securities Purchase Agreement, upon consummation of the Transaction, we expect to increase the size of NAIL’s board of directors to nine members. We expect that Mr. Scott A. Levine and, subject to election at the Annual Meeting by our stockholders, Messrs. Sroka, Prentice, de Jonge and Lauricella, the current directors of NAIL, will continue serving as members of NAIL’s board of directors immediately following the consummation of the Transaction. In addition, upon consummation of the Transaction, we expect to appoint as directors Messrs. Haushill, Hompe, Roche, and one other person to be designated by Mr. Disiere (pursuant to the Securities Purchase Agreement) to fill the vacancies created by the expansion of NAIL’s board of directors to nine members. Mr. Roche has been designated to serve on NAIL’s board of directors by Mr. Disiere pursuant to the Securities Purchase Agreement.

In connection with the consummation of the Transaction, we expect that Mr. de Jonge, Mr. Lauricella and Ms. Paula Butler will resign as officers of NAIL, and that we will appoint Mr. Haushill as the Chief Executive Officer of NAIL and NAIL Acquisition Corp. and a director of NAIL, Mr. Disiere as Founder of NAIL and NAIL Acquisition Corp., Mr. Trotter as the Chief Financial Officer of NAIL, Mr. Dugan as the President of DSS Inc., and Mr. Titus as a Vice President of Deep South Texas and Deep South Texas Management.

NAIL and NAIL Acquisition Corp. entered into a three-year employment agreement with Mr. Haushill on October 22, 2007 and a two-year employment agreement with Mr. Disiere on August 10, 2007, both of which are to be effective as of the consummation of the Transaction. Furthermore, it is a condition to NAIL’s obligation under the Securities Purchase Agreement to consummate the Transaction that certain current executives of the Deep South Companies enter into two-year employment agreements with NAIL and NAIL Acquisition Corp.

For more information, please see the sections entitled “DIRECTORS AND MANAGEMENT OF NAIL—Directors, Management and Key Employees Following the Transaction—Haushill Employment Agreement” starting on page 187 and “THE SECURITIES PURCHASE AGREEMENT—Disiere Employment Agreement” starting on page 106.

The Annual Meeting

Date, Time and Place

The Annual Meeting will be held at 2:00 p.m., local time, on February 20, 2008, at the offices of Sidley Austin LLP located at 787 Seventh Avenue, New York, New York 10019.

Voting Power; Record Date

You will be entitled to vote or direct the vote of your NAIL Common Stock at the Annual Meeting if you owned NAIL Common Stock at the close of business on January 25, 2008, the record date for the Annual Meeting. You will have one vote for each share of NAIL Common Stock you own at that time. Warrants to purchase NAIL Common Stock do not have voting rights.

Quorum

The presence, in person or by proxy, of a majority of all the outstanding shares of NAIL Common Stock constitutes a quorum at the Annual Meeting.

Required Vote

Pursuant to NAIL’s Amended and Restated Certificate of Incorporation, NAIL is required to obtain stockholder approval of the Transaction. Approval of the Transaction Proposal requires the affirmative vote of a majority of the shares of NAIL Common Stock that were issued in NAIL’s IPO and cast at the Annual Meeting. Approval of the Share Issuance Proposal, the Incentive Plan Proposal, the Ratification of Independent Registered Public Accounting Firm Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the shares of NAIL Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting, and the Charter Amendment Proposal will require the affirmative vote of holders of a majority of the outstanding NAIL Common Stock. To be elected under the Election of Directors Proposal, a nominee must receive the affirmative vote of the holders of a plurality of the shares of NAIL Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting.

At the close of business on January 25, 2008, there were 17,968,750 shares of NAIL Common Stock outstanding and entitled to vote, which includes 3,593,752 shares beneficially owned by NAIL’s initial stockholders, officers and directors and 14,375,000 shares that were issued in NAIL’s IPO. Each share of NAIL Common Stock entitles its holder to cast one vote per proposal.

In connection with the vote required for the Transaction, our initial stockholders, directors and officers have previously agreed to vote all of the 3,593,752 shares of NAIL Common Stock, representing approximately 20.0% of the shares of NAIL Common Stock outstanding as of the record date (excluding any warrants held by such persons), which are beneficially owned by them in accordance with the vote of the majority of our public stockholders. In addition, one or more of our initial stockholders, directors and officers and/or their affiliates may adopt one or more trading plans to be established in compliance with Rule 10b5-1, and may purchase shares of NAIL Common Stock or warrants under such plans, and may engage in other permissible public market purchases, as well as private purchases, of NAIL securities, in each case at any time prior to the Annual Meeting during a period when they are not aware of any material nonpublic information regarding NAIL.

Notwithstanding approval of the Transaction Proposal, the Transaction will only proceed if holders of less than 20.0% of the total shares of NAIL Common Stock issued in NAIL’s IPO exercise their IPO conversion rights and vote against the proposed Transaction.

See the section entitled “THE ANNUAL MEETING—Required Vote” starting on page 55.

IPO Conversion Rights

Under NAIL’s Amended and Restated Certificate of Incorporation, a holder of NAIL Common Stock (other than an initial stockholder) who votes against the Transaction may demand that NAIL convert his or her shares of NAIL Common Stock into cash, but such stockholder will only receive the conversion amount if the Transaction is subsequently consummated. This demand for conversion must be made in writing at the same time the stockholder votes against the Transaction, either on the proxy card used to vote against the Transaction, or in a separate written request delivered to Mellon at the address listed on page 8. If you so demand, and the Transaction is approved and consummated, NAIL will convert your shares of NAIL Common Stock into a pro rata portion of the trust account. The per share conversion price will be calculated as of two business days prior to the consummation of the Transaction, and will equal the amount in the trust account divided by the number of shares of NAIL Common Stock issued in NAIL’s IPO (14,375,000). Based on the amount in the trust account as of September 30, 2007 ($114,337,202, net of taxes payable), the per share conversion price would be approximately $7.93. However, the trust account will continue to earn interest and incur taxes on such interest until the consummation of the Transaction. In addition, our placing of funds in the trust account may not protect those funds from third party claims against us or other liabilities of NAIL. Although we have sought and will continue to seek to have all third parties, including any vendors, prospective target businesses and other entities with whom we engage in business, enter into agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will enter into such agreements. There is also no guarantee that third party entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations or transactions with us or that they will not seek recourse against the trust account for any reason. Accordingly, the funds held in the trust account could be subject to claims that take priority over the claims of our public stockholders, and the actual per share conversion price may be less than approximately $7.93. You will be entitled to receive cash for your shares of NAIL Common Stock only if you continue to hold your shares of NAIL Common Stock through completion of the Transaction and then tender your stock certificate(s) to NAIL. If you exercise your IPO conversion rights, you will no longer own these shares of NAIL Common Stock. Do not send your stock certificate(s) with your proxy card. If the Transaction is consummated, converting stockholders will be sent instructions on how to tender their shares of NAIL Common Stock and when they should expect to receive the conversion amount. Stockholders will not be requested to tender their shares of NAIL Common Stock before the Transaction is consummated.

The Transaction will not be consummated if holders of 2,875,000 or more shares of NAIL Common Stock issued in NAIL’s IPO (which number represents 20.0% or more of the shares of NAIL Common Stock issued in NAIL’s IPO) both vote against the Transaction and exercise their IPO conversion rights.

See the section entitled “THE ANNUAL MEETING—IPO Conversion Rights” starting on page 57.

Appraisal Rights

Under the General Corporation Law of the State of Delaware, NAIL stockholders do not have appraisal rights in connection with the Transaction or any of the other proposals to be presented at the Annual Meeting. See the section entitled “APPRAISAL RIGHTS” starting on page 210. However, if you hold NAIL Common Stock issued in NAIL’s IPO (and you are not an initial stockholder), you may exercise your IPO conversion rights. See the section entitled “THE ANNUAL MEETING—IPO Conversion Rights” starting on page 57.

Proxies; Board Solicitation

Your proxy is being solicited by NAIL’s board of directors on each proposal being presented to stockholders at the Annual Meeting. NAIL’s board of directors has hired Morrow & Co., a proxy solicitation firm, to assist it in soliciting proxies. Proxies may be solicited in person or by mail, telephone or other electronic means. If you grant a proxy, you may still vote your shares of NAIL Common Stock in person, if you revoke your proxy before the Annual Meeting.

Significant Stockholdings

The holdings of NAIL’s directors, officers and significant stockholders are detailed in the section entitled “BENEFICIAL OWNERSHIP OF NAIL SECURITIES” starting on page 195.

Relation of Proposals

Each of the Share Issuance Proposal, the Incentive Plan Proposal and the Charter Amendment Proposal are conditioned upon the approval of the Transaction Proposal and, in the event the Transaction Proposal does not receive the necessary vote to approve that proposal, then none of those proposals will be presented for approval. If the Transaction Proposal is approved but the Share Issuance Proposal, the Incentive Plan Proposal or the Charter Amendment Proposal are not approved, NAIL could be deemed to have failed to perform certain covenants under the Securities Purchase Agreement, allowing DSH to terminate the Securities Purchase Agreement or seek indemnification thereunder.

Adoption of the Election of Directors Proposal, the Ratification of Independent Registered Public Accounting Firm Proposal and the Adjournment Proposal are not conditioned upon the adoption of any of the other proposals, but if the Transaction Proposal is not approved, none of the these proposals will be presented for approval.

NAIL’s Recommendation; Interests of NAIL’s Management

After careful consideration of the terms and conditions of the Transaction Proposal, the Incentive Plan Proposal, the Charter Amendment Proposal, the Election of Directors Proposal, the Ratification of Independent Registered Public Accounting Firm Proposal and the Adjournment Proposal, NAIL’s board of directors has unanimously (i) approved and declared advisable the Securities Purchase Agreement and the Transaction, (ii) approved and authorized the issuance of NAIL Common Stock in connection with the Transaction, (iii) approved and authorized the Incentive Compensation Plan, (iv) approved the amendment to NAIL’s Amended and Restated Certificate of Incorporation, (v) recommended that each of the nominees for election to NAIL’s board of directors be elected to serve for the respective term of office of the class to which the nominee is elected and until their successors are duly elected and qualified and (vi) appointed BDO Seidman, LLP as NAIL’s independent registered public accounting firm for the current year. In reaching its decision with respect to the Transaction, NAIL’s board of directors reviewed, among other things, various industry and financial data in order to determine that the consideration to be paid to DSH was reasonable. In addition, NAIL received an opinion from StoneRidge Advisors, which is attached to this Proxy Statement as Annex B, that, in its opinion, the purchase price to be paid to DSH in the Transaction is fair to NAIL from a financial point of view. Accordingly, NAIL’s board of directors recommends that NAIL stockholders vote:

•	FOR the Transaction Proposal;

•	FOR the Share Issuance Proposal;

•	FOR the Incentive Plan Proposal;

•	FOR the Charter Amendment Proposal;

•	FOR the election of Messrs. Sroka, Prentice, de Jonge and Lauricella to NAIL’s board of directors;

•	FOR the Ratification of Independent Registered Public Accounting Firm Proposal; and

•	FOR the Adjournment Proposal.

See the section entitled “THE TRANSACTION PROPOSAL—Recommendation of the Board of Directors and Reasons for the Transaction” starting on page 63.

When you consider the recommendation of NAIL’s board of directors that you vote in favor of the Transaction, you should keep in mind that the members of NAIL’s board of directors have interests in the Transaction that are different from, or in addition to, yours. These interests are described in the section entitled “THE TRANSACTION PROPOSAL—Interests of NAIL’s Management in the Transaction” starting on page 78.

Certain U.S. Federal Income Tax Consequences

No gain or loss will be recognized by NAIL or NAIL Acquisition Corp. as a result of the Transaction. No gain or loss will be recognized as a result of the Transaction by a stockholder of NAIL that does not exercise its IPO conversion rights. A stockholder of NAIL that exercises IPO conversion rights in connection with the Transaction and effects a termination of the stockholder’s interest in NAIL will generally be required to recognize gain or loss upon the disposition of that stockholder’s shares of NAIL Common Stock.

See the section entitled “THE TRANSACTION PROPOSAL—Certain U.S. Federal Income Tax Consequences of the Transaction” starting on page 79.

Regulatory Matters

On January 25, 2008, NAIL and DSH filed the requisite Pre-Merger Notification and Report Forms under the HSR Act with the Antitrust Division of the United States Department of Justice (the “DOJ”) and the United States Federal Trade Commission (the “FTC”). A request for early termination has been made, and the Transaction cannot close prior to the early termination or expiration of the review period. Please note that because the DOJ, the FTC or others may challenge the Transaction on antitrust grounds notwithstanding the expiration or termination of the review period, or the completion of the Transaction, we cannot assure you that such a challenge to the Transaction will not be made. If such a challenge to the Transaction is made, we do not expect it to prevail. However, we cannot assure that if such a challenge is made, it will not prevail.

NAIL and DSH may not complete the sale of the ownership interest in Deep South Texas and Deep South Texas Management until Deep South Texas and Deep South Texas Management have made change of control filings with the Texas Department of Insurance, and the Texas Department of Insurance has granted its approval of the change of control of Deep South Texas and Deep South Texas Management that will occur as a result of consummation of the Transaction. Such approval will be deemed granted if the Texas Department of Insurance does not object to the change of control within 30 days after the change of control application is filed.

NAIL and DSH are required to notify the insurance regulatory authority in each state that has issued a license to a Deep South Company of the proposed Transaction.

See the section entitled “THE TRANSACTION PROPOSAL—Regulatory Matters” starting on page 81.

RISK FACTORS

You should carefully consider the following risk factors, together with all of the other information included in this Proxy Statement, before you decide whether to vote or direct your vote to be cast to approve the Transaction and related proposals. The following risk factors consist of risks related to the proposed Transaction, risks related to the Deep South Companies, risks related to NAIL and risks related to an amendment of our Amended and Restated Certification of Incorporation prior to consummation of an initial business combination.

RISKS RELATED TO THE PROPOSED TRANSACTION

There are a number of obstacles to completing the Transaction, and we cannot assure you that it will be consummated.

We will proceed with the Transaction only if (1) a majority of the shares of NAIL Common Stock voted by the public stockholders are voted in favor of the Transaction, (2) public stockholders owning less than 20.0% of the shares of NAIL Common Stock issued in NAIL’s IPO exercise their IPO conversion rights and (3) applicable regulatory requirements are satisfied. The Securities Purchase Agreement contains a number of other conditions to closing, some or all of which may not be satisfied. Many of these conditions are beyond our control and include, among other things, the continued accuracy of the representations and warranties in the Securities Purchase Agreement.

We cannot be certain that we will obtain the necessary stockholder approval or that public stockholders owning 20.0% or more of the shares of NAIL Common Stock issued in NAIL’s IPO will not vote against the acquisition and opt to convert their shares of NAIL Common Stock, or that we and DSH will satisfy other closing conditions.

If we are unable to complete the Transaction by March 27, 2008, we will not have enough time to negotiate and consummate another business combination and will most likely be required to liquidate.

As a result of having executed the Securities Purchase Agreement, the deadline under our Amended and Restated Certificate of Incorporation to consummate a business combination having a fair market value equal to at least 80.0% of our net assets at the time of the business combination was extended to March 27, 2008. If we do not consummate the Transaction by March 27, 2008, we will liquidate unless the period within which to consummate a business combination is extended by an amendment to our Amended and Restated Certificate of Incorporation by the affirmative vote of holders of at least 80.0% of the outstanding shares of NAIL Common Stock.

If we are forced to liquidate, based on December 13, 2007 data, certain of our public stockholders may not recoup their full investment.

If we are unable to complete the Transaction and are forced to liquidate our assets, the amount per share which our public stockholders will receive may be less than the initial $8.00 initial public offering price of our units. Based on the amount in the trust account as of December 13, 2007 (approximately $114,281,250, net of estimated taxes payable), if such liquidation had occurred as of December 13, 2007, the liquidation amount distributed to our public stockholders would have been approximately $7.95 per share, which is less than the initial public offering price of our units of $8.00. Furthermore, the warrants will expire with no value if we liquidate.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share liquidation price received by our stockholders upon liquidation would be less than the pro rata share in the trust account at that time.

A substantial portion of the proceeds from NAIL’s IPO and concurrent private placement of rights to our directors, officers and the spouse of one of our officers, as designee, were placed into a trust account at JP Morgan Chase, NA. The terms under which these proceeds are held in trust generally state that the amounts held in the trust account will not be released until the earlier to occur of: (1) the completion of our initial business combination and (2) our liquidation, except that certain investment earnings on the amounts held in trust may be released to us to fund a portion of our working capital requirements, up to an aggregate of $1.0 million.

Our placing of funds in the trust account may not protect those funds from third party claims against us or other liabilities of NAIL. Although we have sought and will continue to seek to have all third parties, including any vendors, prospective target businesses and other entities with whom we engage in business, enter into agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will enter into such agreements. There is also no guarantee that third party entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations or transactions with us or that they will not seek recourse against the trust account for any reason. Accordingly, the funds held in the trust account could be subject to claims that take priority over the claims of our public stockholders, and the per share liquidation price could be less than the pro rata share of the amount in the trust account at that time due to claims of such creditors or other entities.

If we liquidate, our stockholders may be held liable following such liquidation for claims by third parties against us to the extent of distributions received by them.

Even after our liquidation (including the distribution of the monies then held in the trust account), under the General Corporation Law of the State of Delaware, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If we liquidate, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us following such liquidation.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders in our dissolution could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders in our dissolution.

If we do not, in a timely manner, consummate the Transaction and are forced to liquidate, payments from the trust account to our public stockholders may be delayed.

We anticipate that, if a termination of the Securities Purchase Agreement were to occur, our board of directors would adopt a specific plan of dissolution and liquidation. The plan of dissolution and liquidation would be submitted to stockholders for approval. The submission of the plan for approval by the stockholders would require the filing of a proxy statement with the SEC. Depending on whether the SEC decides to review the proxy statement (a decision over which we have no control and cannot predict), the process from the adoption of the plan of dissolution and liquidation by the board until completion of the plan and distribution of funds to stockholders may take an extended period of time. We will not liquidate the trust account unless and until our stockholders approve our plan of dissolution and liquidation. Accordingly, the foregoing procedures may result in substantial delays in our liquidation and the distribution to our public stockholders of the funds in our trust account and any remaining net assets as part of our plan of dissolution and liquidation.

If we consummate the Transaction, we will be issuing additional shares of NAIL Common Stock. This would reduce the percentage of the equity interest held by our current stockholders in our company, and could cause a change in control of NAIL and could adversely affect the market price of the NAIL Common Stock and discourage certain business combinations in which our stockholders could be offered a premium for their shares.

The purchase price of the Deep South Companies is based on the adjusted EBITDA of the Deep South Companies. Assuming the adjusted EBITDA of the Deep South companies for the twelve month period ended

December 31, 2007 is $18.8 million, the payment to be made by NAIL to DSH upon consummation of the Transaction would be approximately $111.7 million, $19.6 million of which would be payable in approximately 2.46 million shares of NAIL Common Stock, assuming a trust value per share of NAIL Common Stock eligible for conversion as of NAIL’s fiscal quarter ending prior to the consummation of the Transaction of $7.96.

As a consequence of such issuance, upon consummation of the Transaction, of approximately 2.46 million shares of NAIL Common Stock as consideration for the acquisition of the Deep South Companies and certain assets and associated liabilities of DSH relating to the business of the Deep South Companies, our current stockholders will experience immediate dilution of their percentage ownership interest in NAIL, with DSH owning approximately 12.0% of the outstanding shares of NAIL Common Stock immediately after the consummation of the Transaction. Additionally, pursuant to earn out payments payable to DSH depending on the future financial performance of the Deep South Companies over the twelve month periods ending December 31, 2008 and 2009, DSH could receive in the aggregate up to approximately $63.3 million, and could elect to receive some or all of such amount in shares of NAIL Common Stock. Furthermore, pursuant to the Disiere Employment Agreement, if Mr. Disiere remains employed with NAIL Acquisition Corp. for three years, he would have the opportunity to earn as much as $2.5 million and could elect to receive all or a portion of such amount in shares of NAIL Common Stock. On January 22 and 23, 2008, Mr. Disiere purchased in the aggregate 2,000,000 of NAIL’s outstanding warrants in open market transactions. In addition, approximately 1.5 million shares of NAIL Common Stock will be made available for issuance over the life of the Incentive Compensation Plan. Currently no shares of NAIL Common Stock have been awarded under the Incentive Compensation Plan, and NAIL anticipates making no awards in the first year after the consummation of the Transaction other than an award of an option to purchase 100,000 shares of NAIL Common Stock to its Chief Executive Officer. The presence of the foregoing additional number of shares of NAIL Common Stock eligible for trading in the public market, or the perception that such additional shares may become eligible for trading, may have an adverse effect on the market price of the NAIL Common Stock. In addition, if and when DSH and/or Mr. Disiere holds or is perceived to hold a controlling interest in NAIL, such control or perception of control could discourage certain business combinations that could offer our stockholders a premium for their shares.

In addition, at the consummation of the Transaction, NAIL, DSH and Mr. Disiere will enter into a Registration Rights Agreement pursuant to which NAIL will grant to DSH and Mr. Disiere certain piggyback and demand registration rights with respect to the shares of NAIL Common Stock issued to DSH as consideration paid pursuant to the Securities Purchase Agreement and to Mr. Disiere pursuant to the Disiere Employment Agreement, the exercise of which may have an adverse effect on the market price of the NAIL Common Stock, and the existence of which may make it more difficult to effect certain business combinations. See the section entitled “RISK FACTORS—RISKS RELATED TO NAIL” starting on page 40.

If we consummate the Transaction, our outstanding warrants may be exercised, which would increase the number of shares of NAIL Common Stock eligible for future resale in the public market and result in dilution of our stockholders’ percentage ownership interest in NAIL. This might have an adverse effect on the market price of the NAIL Common Stock.

Outstanding warrants to purchase an aggregate of 16,758,957 shares of NAIL Common Stock issued in conjunction with NAIL’s IPO will become exercisable if we consummate the Transaction. We expect that these warrants will be exercised only if the $6.00 per share exercise price is below the then market price of the NAIL Common Stock. On January 22 and 23, 2008, Mr. Disiere purchased in the aggregate 2,000,000 of NAIL’s outstanding warrants in open market transactions.

In addition, in connection with NAIL’s IPO, NAIL sold to CRT Capital Group LLC, for $100, an option to purchase up to a total of 750,000 units, consisting of one share of NAIL Common Stock and one warrant, for $8.80 per unit, exercisable commencing on the later of the consummation of our initial business combination and one year after the date of the final prospectus for NAIL’s IPO and expiring four years after the date of the final prospectus. The warrants underlying the units have terms that are identical to those issued in NAIL’s IPO, with the exception that the exercise price of the warrants issued to CRT Capital Group LLC is $7.50 per warrant. The purchase option also contains a cashless exercise feature that allows the holder or holders of the purchase option to receive units on a net exercise basis. In addition, the purchase option provides for registration rights that permit the holder or holders of the purchase option to demand that a registration statement be filed with respect to all or any part of the securities underlying the purchase option within five years of the completion of the Offering. Further, the holder or holders of the purchase option are entitled to piggy-back registration rights in the event NAIL undertakes a subsequent registered offering within seven years of the completion of NAIL’s IPO. Warrants issued and outstanding as a result of the exercise of the purchase option will be subject to NAIL’s right of redemption. Therefore, an aggregate of approximately 17.5 million shares of NAIL Common Stock may be issued in the future upon exercise of currently outstanding warrants and options.

To the extent that any of the foregoing warrants and/or option is exercised, additional shares of NAIL Common Stock will be issued, which will result in dilution of our stockholders’ percentage ownership interest in NAIL and increase the number of shares of NAIL Common Stock eligible for resale in the public market. Sales of a substantial number of shares of NAIL Common Stock issued on exercise of the warrants in the public market could adversely affect the market price of the NAIL Common Stock.

NAIL and its advisors relied heavily upon the EBITDA of the Deep South Companies in arriving at the terms of the Securities Purchase Agreement and in the multiple of the purchase price to such EBITDA, after adjustments set forth in the Securities Purchase Agreement, in evaluating the fairness of the Transaction. EBITDA may not fully reflect the past and future operations of the Deep South Companies and may not provide an adequate basis upon which to compare companies.

In arriving at the terms of the Securities Purchase Agreement and for purposes of evaluating the fairness of the purchase price NAIL is paying to acquire the Deep South Companies and certain assets and associated liabilities of DSH relating to the business of the Deep South Companies, NAIL’s board of directors, KBW and StoneRidge Advisors placed considerable emphasis on the ratio of the purchase price to the Deep South Companies’ EBITDA, after adjustments set forth in the Securities Purchase Agreement, and how that ratio compares to the price at which certain companies were either recently acquired or were being valued by public stock market prices. For purposes of such determinations and comparisons, NAIL’s board of directors, KBW and StoneRidge Advisors endeavored to calculate the EBITDA of such other companies in a manner as close as possible to their calculation of the Deep South Companies’ EBITDA, after adjustments set forth in the Securities Purchase Agreement. However, neither EBITDA nor the adjustments to the EBITDA of the Deep South Companies are calculated in accordance with generally accepted accounting principles (“GAAP”). The calculations of both the EBITDA of the Deep South Companies and the EBITDA of the companies the Deep South Companies were compared to do not reflect all costs which are applicable to the past and future operations of the Deep South Companies and such other companies, and the EBITDA of the Deep South Companies may not have been calculated in a manner which is consistent in all respects with the EBITDA calculation of such other companies.

RISKS RELATED TO THE DEEP SOUTH COMPANIES

As our operations will consist of the operations of the Deep South Companies upon completion of the Transaction, the risk factors relating to the business and operations of the Deep South Companies also apply to NAIL and to NAIL Acquisition Corp. as the holding company for the Deep South Companies.

The Deep South Companies currently conduct substantially all of their business with QBE, and if they lose QBE as a carrier and are unable to replace QBE with another suitable carrier on similar terms, their results of operations and cash flows could be adversely affected.

The Deep South Companies conduct substantially all of their business with QBE. The Deep South Companies have maintained an MGA relationship with QBE and its predecessors for the last 14 years. Key organizational highlights of QBE are as follows:

•	QBE is a global organization currently operating in over 40 countries with significant business in the key general insurance and reinsurance markets around the world;

•

According to A.M. Best Company (“A.M. Best”), a recognized industry statistical rating organization, QBE is Australia’s largest international general insurance & reinsurance group, and one of the top 25 P&C reinsurers worldwide (excluding life insurers) based on total shareholder funds;

•	As of June 30, 2007, QBE had total assets of $34.9 billion and shareholders equity of $6.6 billion; and

•

Each of the QBE affiliated companies with which the Deep South Companies currently place substantially all of their insurance policies has a financial strength rating of “A-” (Excellent) by A.M. Best. “A-” is the fourth highest of the sixteen A.M. Best rating categories.

The Deep South Companies’ relationship with QBE is governed by a Managing General Agency Agreement (the “QBE Agreement”) dated July 1, 2000. Pursuant to an addendum to the QBE Agreement effective July 1, 2007, upon consummation of the Transaction, the QBE Agreement will be extended for a period of three years. The July 1, 2007 addendum, among other things, grants QBE (i) the exclusive right to issue policies and binders for specified coverages the Deep South Companies solicit in certain states and (ii) a right of first refusal with respect to any new programs/underwriting facilities that the Deep South Companies contemplate developing. All or a portion of the QBE Agreement may be terminated by either party in a variety of circumstances. The basis upon which QBE may terminate include:

•	if a public authority cancels or declines to renew any license of the Deep South Companies;

•

if the Deep South Companies commit any act or omission involving fraud, gross negligence, or willful misconduct which includes willful violation of QBE’s instructions or any state insurance department rule or regulation applicable to the Deep South Companies;

•	if the Deep South Companies breach any provision of the QBE Agreement and do not cure such breach within ten days;

•

in the event of any material change in QBE’s obligations under the insurance policies issued under the QBE Agreement, or in its business prospects, caused by a change in law or insurance regulation, or any suspension, prohibition or cease and desist order or decree issued by any applicable public authority;

•	in the event of the cancellation of or adverse change in QBE’s reinsurance arrangements for the business produced under the QBE Agreement;

•	in the event the loss ratio for the policies issued under the agreement at the end of any underwriting year is greater than 87.5%;

•

in the event the Deep South Companies fail to maintain the agreed upon percentage participation in the ultimate underwriting results of substantially all of the business they underwrite on behalf of QBE; or

•	if the Deep South Companies do not comply with the exclusivity and right of first refusal provisions discussed above.

If (1) the QBE Agreement is terminated or (2) the QBE affiliated insurance companies with which the Deep South Companies do business suffer a downgrade in their financial strength rating from A.M. Best or an impairment of their insurance licenses, the Deep South Companies’ results of operations and cash flows could be adversely affected if they are unable to replace QBE as their insurance company carrier.

Mr. Disiere, the president, chief executive officer and indirect majority owner of DSH, is subject to limitations on his insurance-related activities.

In September 1999, Mr. Disiere, the president, chief executive officer and indirect majority owner of DSH, together with several other individuals, including former Louisiana Governor Edwin Edwards, Commissioner of Insurance James H. (Jim) Brown and Louisiana District Court Judge A. Foster Sanders, was named in a federal indictment returned in the U.S. District Court for the Middle District of Louisiana. The indictment alleged that the co-defendants participated in fraudulent activities in connection with the liquidation of Cascade Insurance

Company in 1996. Mr. Disiere had been president and controlling principal of Cascade Insurance Company until 1991, when it was sold by Mr. Disiere to another insurance company.

In July 2000, the government made an offer to Mr. Disiere to plead guilty to a one-count bill of information charging misprision of a felony (failure to report a crime). The plea agreement offered by the government provided for probation for a term of three years, a maximum fine of $100,000 and a waiver of the pre-sentence investigation, and further provided that no restitution was owed by Mr. Disiere to any person. Mr. Disiere accepted the offer and entered a plea of guilty to a single count of misprision on these terms. In October 2000, the remaining defendants were acquitted of the felony that Mr. Disiere was charged with failing to report.

Cascade Insurance Company has never had any relationship with the Deep South Companies other than common indirect ownership by Mr. Disiere.

Mr. Disiere has continuously maintained a license as a property and casualty insurance agent since 1973, originally in the State of Louisiana, then in the State of New Mexico. Mr Disiere currently holds a Texas resident property and casualty insurance agent license.

In May 2004, the Insurance Division of the New Mexico Public Regulation Commission issued to Mr. Disiere a waiver of Title 18, United States Code, Section 1033. The Section 1033 waiver is a federal exemption that allows Mr. Disiere, despite his felony conviction, to engage in the business of insurance subject to certain limitations, including a requirement to obtain the prior written consent of the New Mexico Superintendent of Insurance in the event that he intends to expand his activities in the insurance business beyond his then existing relationship with the Deep South Companies and the managing general agent relationship between the Deep South Companies and certain specified insurers affiliated with QBE, and a requirement to report to the New Mexico Superintendent of Insurance any actions initiated against Mr. Disiere, the Deep South Companies or any affiliates of the Deep South Companies by any federal or state regulator. The Section 1033 waiver provides that it may be rescinded in the event that Mr. Disiere, the Deep South Companies or any affiliates of the Deep South Companies are found to be in violation of any insurance laws or regulations in any state in which they transact the business of insurance.

In February 2006, the Texas Department of Insurance commenced an inquiry into the need for Deep South Surplus of Texas, L.P. (the successor to Deep South Surplus of Texas, Inc., which was a Texas-licensed company) and its general partner Deep South Surplus of Texas Management, L.L.C. (the “Texas Companies”) to hold Texas insurance licenses and to provide certain biographical information for the officers, directors and controlling persons of DSH, the parent entity of the Texas Companies. In September 2006, in the interest of resolving the matter, the Texas Companies entered into a consent order, paid an administrative fine of $75,000 and provided the requested biographical information. The consent order also provided for the filing with the Texas Department of Insurance of quarterly reports by Deep South Surplus of Texas, L.P. for a period of two years after the date of the consent order. Upon application, the Texas Department of Insurance issued to the Texas Companies all licenses required by the Department.

In February 2007, the Georgia Office of the Commissioner of Insurance commenced an administrative review of Deep South Surplus of Georgia, Inc. relating to its November 2005 agency application. In June 2007, in the interest of resolving the matter, Deep South Surplus of Georgia, Inc., Mr. Disiere and the Georgia Office of the Commissioner of Insurance entered in a consent order which provided for payment of an administrative fine of $5,000 and a two-year period of probation.

Although Mr. Disiere has advised us that none of the foregoing events or limitations has adversely affected the conduct of the business of the Deep South Companies, we cannot assure you that the various insurance regulatory authorities will not take into account these events and limitations in their dealings with the Deep South Companies, including with respect to applications for the renewal of existing licenses or the grant of new licenses (including in connection with a potential expansion of their business into jurisdictions or lines of business in which they do not currently operate), any of which could adversely affect the results of operations and financial condition of the Deep South Companies.

The success of the Deep South Companies will depend significantly on the relationships that Mr. Disiere has developed in the insurance industry.

The success of the Deep South Companies has depended significantly on the relationships that Mr. Disiere has developed with QBE, and in the insurance industry in general. We have entered into an employment agreement with Mr. Disiere for a term of two years following the consummation of the Transaction, which term may be extended for one additional year if both we and Mr. Disiere agree to do so.

The management team at the Deep South Companies has been in place for several years and has itself established relationships with QBE, the retail agents of the Deep South Companies and others in the insurance industry, including those with whom Mr. Disiere has relationships. If the management team and other key employees at the Deep South Companies are unable to maintain such relationships in the event they lose Mr. Disiere’s services as a result of the expiration of his term or other termination of his employment or otherwise, the results of operations and financial condition of the Deep South Companies could be adversely affected.

The success of the Deep South Companies will also depend on key executive officers of the Deep South Companies and the skills and relationships they bring to their business, as well as on their ability to attract and retain additional executive officers and key management personnel.

The executive officers of the Deep South Companies are important to the companies. In particular, each of Messrs. Dugan, Titus and Trotter were instrumental in structuring and managing the growth of the Deep South Companies over the last five years, and are very involved in the day-to-day management and oversight of their operations. The Deep South Companies have not maintained “key man” life insurance policies for any of their executive officers or key management personnel and we do not have any current plans to obtain such insurance. The loss of the services of any of their executive officers, or their inability to attract and retain additional executive officers or key management personnel, could prevent them from fully implementing their business strategy and could adversely affect their ability to capitalize on market opportunities and grow their business, as well as their results of operations and cash flows.

The Deep South Companies are subject to substantial governmental regulation and supervision, and increased costs of compliance or failure to comply with applicable laws and regulations could increase their potential liabilities and expenses, restrict their growth and limit their ability to conduct their business.

The Deep South Companies are not an insurance carrier and are therefore not subject to the same financial and capital requirements and rules applicable to insurance carriers. However, the insurance operations of the Deep South Companies are subject to regulation and supervision by state authorities. These regulations are generally designed to protect insured parties by establishing minimum standards of conduct and practice. They are not designed for the protection of equity interest holders, or the holders of any of the securities of the Deep South Companies or any entity controlling the Deep South Companies. Although the scope of regulation and form of supervision may vary from state to state, insurance laws generally grant broad discretion to supervisory authorities in adopting regulations and supervising regulated activities. Generally, in every state in which the Deep South Companies do business or in which they intend to do business in the future, they are required to be licensed or to have received regulatory approval to conduct business. The insurance licensing authorities of the respective states have the authority to impose fines and other penalties on their licensees. For instance, in September 2006, Texas imposed a fine on Deep South Texas and in June 2007, Georgia imposed a fine on the Deep South Surplus of Georgia, Inc., a Georgia corporation and one of the Deep South Companies (“Deep South Georgia”). See the section entitled “INFORMATION ABOUT THE DEEP SOUTH COMPANIES—Legal Proceedings, Administrative Actions, Fines and Penalties” starting on page 142. We cannot assure you that the insurance regulators in the other states will not take similar or other adverse action, or take such history into account in their dealings with the Deep South Companies, including with respect to applications for the renewal of existing licenses or the grant of new licenses (including in connection with a potential expansion of their business into jurisdictions or lines of business in which they do not currently operate), which could adversely affect the results of operations and cash flows of the Deep South Companies.

The Deep South Companies are also required in many states to report, collect and remit surplus lines taxes to state taxing authorities for insurance policies placed in the E&S lines market. The laws and regulations regarding the reporting and remittance of surplus lines taxes vary significantly from state to state, and it can be difficult and time consuming to determine the amount of surplus lines taxes due to a particular state, especially for insurance policies covering risks located in more than one state. From time to time, the Deep South Companies and their licensed employees are subject to inspection by state governmental authorities with regard to their compliance with state insurance laws and regulations and the collection of surplus lines taxes. The Deep South Companies are also affected by the governmental regulation and supervision of insurance carriers. For example, when acting as an MGA for an insurance carrier, the Deep South Companies may be required to comply with laws and regulations affecting the insurance carrier. Moreover, certain regulations affecting the insurance carriers with which the Deep South Companies place business affect how they conduct their operations.

Laws and regulations vary from state to state and are always subject to amendment or interpretation by regulatory authorities. These authorities have substantial discretion as to the decision to grant, renew and revoke licenses and approvals. The Deep South Companies’ continuing ability to do business depends on the validity of and continued good standing under the licenses and approvals pursuant to which they operate. More restrictive laws, rules or regulations may be adopted in the future that could make compliance more difficult and expensive or adversely affect the Deep South Companies’ business. In addition, no assurances can be given that the Deep South Companies will not be subject to state and local taxes in jurisdictions other than those in which they filed tax returns for taxable years ending prior to the Transaction.

The Deep South Companies participate in the ultimate underwriting results of substantially all of business they underwrite on behalf of QBE through a profit sharing arrangement, and if there is a substantial deterioration in the performance of the business that they place with QBE, their results of operations and cash flows could be adversely affected.

The Deep South Companies participate in the ultimate underwriting results of substantially all of the business they underwrite on behalf of QBE through a profit sharing arrangement. As of September 30, 2007, the Deep South Companies had total receivables from QBE of $5.4 million. The participation level under this arrangement was 10.0% for the period July 1, 2006 through December 31, 2006 and 7.5% for the period July 1, 2005 through June 30, 2006. Effective January 1, 2007, the Deep South Companies’ participation level increased to 15.0%. The Deep South Companies recorded $3.8 million, $1.4 million and $1.9 million in profit sharing commissions for the nine months ended September 30, 2007 and the years ended December 31, 2006 and 2005, respectively, representing 36.2%, 13.3% and 19.4% of net income, respectively. (DSH made a one time adjustment in 2006 to adjust the profit commission accrual for all treaty years based upon a reconciliation of actuarial calculations made by its in-house actuary and independently by QBE’s staff actuary. The reconciliation resulted in a one time reduction in the profit sharing commission of $0.8 million.) If the Deep South Companies’ ultimate underwriting results were to deteriorate, they may be required to return profit sharing commission to QBE, not to exceed profit sharing commission paid to the Deep South Companies for the applicable treaty year under the QBE Agreement. As a result, their results of operations and cash flows could be adversely affected.

Estimating an appropriate level of loss and loss adjustment expense reserves is an inherently uncertain process. Accordingly, actual loss and loss adjustment expenses paid may deviate, perhaps substantially, from the loss and loss adjustment estimates the Deep South Companies use to estimate the profit sharing commission for a treaty year.

Additionally, under the profit sharing arrangement, the Deep South Companies are required to provide letters of credit as collateral for potential losses. QBE controls the interim calculation of the amount of the profit sharing commission, which impacts the amount and duration and thus the cost of the letters of credit. If the Deep South Companies cannot secure letters of credit on favorable terms, their results of operations and cash flows could be adversely affected.

The Deep South Companies have significant credit exposure to QBE through commissions and fees receivable. If QBE is unable or unwilling to meet its financial obligations to the Deep South Companies, the results of operations and cash flows of the Deep South Companies could be adversely affected.

The Deep South Companies periodically have receivables due from QBE. Such receivables are as a result of commissions and claims management fees that are payable by QBE to the Deep South Companies. While QBE is contractually obligated to make these payments, if QBE were unable or unwilling to make these payments, the results of operations and cash flows of the Deep South Companies could be adversely affected. As of September 30, 2007, the Deep South Companies had total receivables from QBE of $5.4 million.

As part of a public company, the cost of operating the Deep South Companies will increase and their management will be required to devote substantial time to complying with public company regulations.

The Deep South Companies have never operated as a public company. As part of a public company, the Deep South Companies will incur significant legal, accounting and other expenses that they did not incur as private companies. In addition, the Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and the AMEX, have imposed various new requirements on public companies, including changes in corporate governance practices, and these requirements will continue to evolve. Their management and other personnel will need to devote a substantial amount of time to comply with these evolving requirements which could divert some of management’s attention from the business of the Deep South Companies. Moreover, these rules and regulations relating to public companies will increase their legal and financial compliance costs and will make certain activities more time-consuming and costly. As a result of these expected increases in costs, the past financial performance of the Deep South Companies is not necessarily indicative of future profitability.

As indirect subsidiaries of a public company, the Deep South Companies will be required to comply with significant requirements for enhanced financial reporting and internal controls. The process of designing and implementing effective internal controls is a continuous effort that requires them to anticipate and react to changes in business and the economic and regulatory environments in which they will be operating and to expend significant resources to maintain a system of internal controls and disclosure controls that are adequate to satisfy their reporting obligations as a public company. Failure to design, implement and maintain effective internal controls could prevent them from accurately reporting their financial results and could harm their business and operating results. The Deep South Companies will also be required to perform system and process evaluation and testing of their internal control over financial reporting to allow management and their independent public accounting firm to report on the effectiveness of their internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. Our compliance with Section 404 will require that we incur substantial accounting expense and expend significant management efforts. The Deep South Companies may need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge to satisfy the ongoing requirements of Section 404 and the rules of the AMEX.

The Deep South Companies compete with a number of companies in the insurance industry, and if they are unable to compete effectively, their results of operations and cash flows could be adversely affected.

The commercial auto insurance industry is highly competitive and there are relatively few barriers to entry. The Deep South Companies compete with national insurance companies, smaller niche insurance companies and several other MGAs that are focused on commercial auto coverage. In particular, the Deep South Companies compete against, among others, Safeco Corporation, Liberty Mutual Insurance Company, CNA Insurance Companies, Zurich Financial Services, Progressive Corporation, Northland Insurance Company (a subsidiary of The Travelers Companies, Inc.), The Hanover Insurance Group, Inc., Lincoln General Insurance Company (a subsidiary of Kingsway Financial Services, Inc.) and Lafayette Insurance Company (a subsidiary of United Fire & Casualty Company). The Deep South Companies’ competitors may enjoy better name recognition, higher ratings by rating agencies, broader and more diversified product lines and more widespread agency relationships than the Deep South Companies do. The Deep South Companies’ results of operations and cash flows could be adversely affected if new entrants or existing competitors try to compete with the Deep South Companies’ products, services and programs or offer similar or better products at or below the Deep South Companies’ prices.

The Deep South Companies may be negatively affected by the cyclicality of, and other conditions in, the markets in which they operate.

Premium pricing within the commercial auto P&C insurance market in which the Deep South Companies operate has historically been cyclical, based on the underwriting capacity of the insurance carriers operating in this market, and has been impacted by general economic conditions. In a period of decreasing insurance capacity, insurance carriers typically raise premium rates. This type of market frequently is referred to as a “hard” market. In a period of increasing insurance capacity, insurance carriers tend to reduce premium rates. The Deep South Companies expect the cost of opening a new office in California to range between $400,000 to $500,000, including costs of hiring the necessary personnel, prior to writing any new business in the state. This type of market frequently is referred to as a “soft” market. Because the commission rates of the Deep South Companies are usually calculated as a percentage of the gross premium charged for the insurance products that they place, their revenues are affected by the pricing cycle of the market. In addition, in a soft market, some premium may move from the non-admitted to the admitted market as admitted carriers relax their underwriting standards and accept risks that historically would have been written on a non-admitted basis (see the section entitled “INFORMATION ABOUT THE DEEP SOUTH COMPANIES—Commercial P&C Insurance Industry Background—Admitted Insurance Companies Compared to Non-Admitted Insurance Companies” starting on page 128). If the Deep South Companies must write a larger portion of their business on an admitted basis, it may negatively impact their revenue, net income and cash flows, because they receive a lower commission on admitted business.

Historically, premium rates have varied widely based on market conditions, including the underwriting capacity of insurance carriers, losses suffered by insurance carriers, whether due to catastrophes or otherwise, earnings by insurance carriers on their investment portfolios and competition in the marketplace. It is very difficult to predict the severity, timing or duration of these cycles. Typically, events resulting in significant insured losses are needed to end a soft market. Other factors that may impact the length and severity of a market cycle include industry access to capital, modifications to rating agency capital requirements and changes in the regulatory or litigation environment. The Deep South Companies believe that they are currently operating in a softening market of increasing capacity and willingness on the part of competitors to cut prices and relax policy terms. In particular, the Deep South Companies have seen new competitors in the commercial auto market, greater price competition in the commercial auto market from existing players and more requests for expanded coverage. The Deep South Companies believe that these softening market conditions make it more difficult for them to achieve organic growth in premium produced because they are not willing to sacrifice underwriting profitability to write additional premium. An extended soft market may have an adverse affect on the revenue, net income and cash flow of the Deep South Companies.

Because a significant amount of the premium produced by the Deep South Companies comes from the Louisiana and Texas markets, negative developments in the economic, demographic, regulatory or competitive conditions in this geographic area could adversely affect their results of operations and cash flows.

The Deep South Companies’ two largest branch offices are located in Louisiana and Texas. Such offices accounted for approximately 51.4% of the Deep South Companies’ premium volume for the nine months ended September 30, 2007. Their revenues and profitability are therefore subject to prevailing regulatory, economic, demographic, competitive, and other conditions in Louisiana and Texas. Changes in any of these conditions could make it more costly or difficult for the Deep South Companies to conduct their business and could adversely affect their results of operations and cash flows.

Due to their participation in the ultimate underwriting results of substantially all of the business they underwrite on behalf of QBE, the results of operations and cash flows of the Deep South Companies may be adversely affected by severe weather conditions or other catastrophic events that result in significant losses on the business produced for QBE.

The Deep South Companies produce P&C insurance policies for QBE. These policies are exposed to the risk of severe weather conditions and other catastrophes. Catastrophes can be caused by various events, including natural events such as severe winter weather, hurricanes, tornadoes, windstorms, earthquakes, hailstorms, severe thunderstorms and fires, and other events such as explosions, terrorist attacks and riots. The incidence and severity of such events are largely unpredictable. There is generally an increase in the frequency and severity of P&C claims when such events occur. As a result, such events could lead to losses occurring with respect to the policies the Deep South Companies produce for QBE. Because the Deep South Companies participate in the ultimate underwriting results of substantially all of the business they underwrite on behalf of QBE, such events could materially adversely affect the Deep South Companies’ results of operations and cash flows. For example, the Deep South Companies’ book of business incurred $10.0 million in incremental losses and loss adjustment expenses for QBE when hurricanes Katrina, Rita and Wilma hit the southeastern United States in 2005. The Deep South Companies believe that these $10.0 million in losses and loss adjustment expenses for QBE resulted in a reduction in the Deep South Companies’ profit participation of approximately $300,000 for the year ended December 31, 2005. The financial impact on the Deep South Companies from future catastrophic events may be greater than the financial impact from the 2005 hurricanes, in part, because the Deep South Companies have a higher risk participation percentage.

The growth strategy of the Deep South Companies may include expanding into lines of business in which they have limited experience. As a result, we cannot assure you that they will be successful in expanding into such new lines of business.

The Deep South Companies have in the past successfully expanded into new lines of business and are continually evaluating new lines of business to add to their product mix. However, in instances where the Deep South Companies have limited experience with marketing and managing a new product line, the inability of the Deep South Companies to effectively analyze new underwriting risks and set adequate premium rates, or the inability to successfully employ personnel skilled in underwriting such new lines of risk, could have an adverse effect on the Deep South Companies’ results of operations and cash flows and may adversely affect their ability to attract and retain insurance carriers.

The growth strategy of the Deep South Companies may involve opening new branch offices, hiring new underwriters and appointing new independent agents, which would require substantial investment by them and could adversely affect their results of operations and cash flows. No assurance can be given that they will be able successfully to open new branch offices, hire new underwriters or appoint new independent agents or that these investments in new branch offices, underwriters or agents will be profitable.

The ability of the Deep South Companies to grow organically depends in part on their ability to open new branch offices, hire new underwriters and appoint new agents. Since January 1, 2002, the Deep South Companies have opened four new branch offices and increased the overall number of employees from 113 as of January 1, 2001 to 384 as of September 30, 2007. They are also in the process of opening a new branch office in California. The Deep South Companies expect the initial cost of opening a new office in California to range between $400,000 and $500,000, including costs of hiring the necessary personnel.

There is no assurance that the Deep South Companies will be successful in any of their efforts to open new branch offices, hire new underwriters or appoint new agents. The costs of opening a new branch office and hiring the necessary personnel to staff the office can be substantial. They may be required to commit to multi-year, non-cancellable lease agreements. The cost of investing in new branch offices, underwriters and agent appointments may affect their results of operations and cash flows. Moreover, no assurance can be made that they will be able to recover their investment in new branch offices, underwriters or agent appointments or that new branch offices will achieve profitability.

The inability of the Deep South Companies to effectively maintain their information technology and telecommunications systems, or any failure or disruption in such systems, could adversely affect their results of operations and cash flows.

As with other insurance-related businesses, the Deep South Companies depend significantly on effective information technology and telecommunications systems. The Deep South Companies rely on these systems to process new and renewal business, provide customer service, make claims payments and facilitate collections and cancellations. These systems also enable insurance-related businesses to perform actuarial and other modeling functions necessary for underwriting and rate development. The failure or disruption of these systems could interrupt the Deep South Companies’ operations or have an impact on their ability to evaluate and write new business, which could adversely affect their results of operations and cash flows.

The Deep South Companies are subject to errors and omissions claims, which can be costly to defend and could negatively affect them.

The Deep South Companies are subject to claims and litigation in the ordinary course of their business resulting from alleged and actual errors and omissions. These types of litigation matters can involve claims for substantial amounts of money for direct and consequential damages and significant defense costs. For example, they may be subject to errors and omissions claims if they fail (or are alleged to have failed) to provide an insurance carrier with complete and accurate information relating to the risk being insured, to request or secure coverage for a particular type of risk, for the requested amounts or on the requested terms, or to comply with state law notice and other requirements typically applicable to insurance policies issued by non-admitted insurance carriers in the surplus lines market. They are also subject to claims that they mishandled the payment of premiums, the adjudication of claims or other administrative functions they conduct as part of their claims management business. The Deep South Companies are unable to predict with certainty the frequency, nature or magnitude of these claims. It is not always possible to prevent or detect errors and omissions, and the precautions they take may not be effective in all cases.

The Deep South Companies have purchased, and we would maintain, errors and omissions insurance in amounts that we believe are adequate to protect us, subject to deductible amounts, policy exclusions and other conditions, against the risk of liability resulting from alleged and actual errors and omissions. To date, the Deep South Companies have not incurred a material amount of out-of-pocket expenses to defend and settle errors and omissions claims. However, their insurance may not adequately protect them against errors and omissions claims that could arise in the future. If a claim were to exceed the policy limit, the Deep South Companies would have to pay that portion of the claim in excess of their insurance coverage. The current policy limits are $3,000,000 per occurrence with a $3,000,000 aggregate limit, and a $250,000 deductible per occurrence. For example, if the Deep South Companies were to have a single claim of $3,500,000, they would pay the $250,000 deductible plus the $500,000 in excess of the policy limit.

If a claim were to fall into one or more exclusions under the policy, the Deep South Companies would have to pay the claim without relying on their insurance coverage. Examples of policy exclusions include: claims pending prior to the coverage date of the policy; claims alleging fraud, dishonesty, criminal or malicious acts or omissions if such allegations are established by a final adverse adjudication; claims alleging discrimination; and fines, penalties, or punitive damages in excess of $100,000. The above examples are not exhaustive and other exclusions exist in the policy.

The Deep South Companies paid $180,969 for their errors and omissions coverage for the 2007–2008 policy year. This cost may increase or decrease in future periods based on a number of factors including claims experience and market conditions. Moreover, they may not be able to purchase coverage that is appropriate in relation to their assessment of the risks involved on commercially reasonable terms or at all.

The business and operating results of the Deep South Companies may be negatively affected if their errors and omissions insurance proves to be inadequate or unavailable. In addition, errors and omissions claims may harm their reputation and divert management resources away from operating their business.

Consolidation within the retail insurance industry may adversely affect the terms of the business relationships the Deep South Companies have with retail agents.

The Deep South Companies derive a substantial portion of their business from their relationships with small to mid-size retail insurance agents. There has been consolidation in the retail insurance agent industry, driven primarily by the acquisition of small and mid-size retail insurance agencies by larger insurance agencies, financial institutions or other organizations. The Deep South Companies believe that this trend will continue. The terms of the business relationships the Deep South Companies have with retail insurance agents that are acquired by other firms may be adversely affected. To date, their business has not been materially affected by consolidation among retail insurance agencies. However, no assurance can be made that they will not be affected by industry consolidation that occurs in the future, particularly if any of their significant retail insurance agents clients are acquired by competitors of the Deep South Companies. In such case, the Deep South Companies’ results of operations and cash flows may be adversely affected.

RISKS RELATED TO NAIL

All of our directors and officers, other than Mr. Sroka, and their affiliates and/or their designees, own shares of NAIL Common Stock that will not participate in liquidation distributions, and the D&O warrants will expire worthless in the event of a liquidation. Consequently, such persons may have a conflict of interest in determining whether the Deep South Companies or another target is appropriate for a business combination.

All of our directors and officers, other than Mr. Sroka, and their affiliates and/or their designees own NAIL Common Stock. These individuals have, with respect to shares of NAIL Common Stock acquired by them prior to NAIL’s IPO, waived their right to receive distributions with respect to shares of NAIL Common Stock that they own or control upon our liquidation in the event we fail to complete a business combination. Certain of our directors and officers and the spouse of one of our officers, as designee, purchased from us on the closing date of NAIL’s IPO an aggregate of 1.7 million D&O rights to purchase warrants (“D&O warrants”) having an aggregate fair market value at the time of purchase of $1.7 million. In the event of a liquidation prior to our initial business combination, these shares and D&O warrants will be worthless, and the $1.7 million proceeds from the issuance and sale of the D&O rights will be included in the funds that are distributed to our public stockholders. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting target businesses and completing a business combination in a timely manner. Consequently, our management’s discretion in determining whether the Deep South Companies are appropriate for a business combination may have resulted in a conflict of interest when determining whether the terms, conditions and timing of the Transaction are appropriate and in our stockholders’ best interests.

Because certain of our directors, former directors and officers have agreed to be personally liable for ensuring that the proceeds in the trust account are not reduced by the claims of vendors or prospective target businesses in the event we are unable to consummate a business combination, such persons may have a conflict of interest in determining whether the Deep South Companies or another target is appropriate for a business combination.

If we are unable to complete a business combination and are forced to liquidate, certain of our directors, former directors and officers have agreed to be personally liable, on a joint and several basis, for ensuring that the proceeds in the trust account are not reduced by the claims of vendors for services rendered or products sold to us as well as claims of prospective target businesses for fees and expenses of third parties that we agree in writing to pay in the event we do not complete a combination with such business. These obligations of Messrs. Levine, de Jonge, Lauricella and Strenger and Ms. Butler will remain in place even if the period within which to consummate a business combination is extended by an amendment to our Amended and Restated Certificate of Incorporation. However, these directors and officers may not be able to satisfy, in whole or in part, their obligations. Therefore, these directors and officers may have a conflict of interest in determining whether the terms, conditions and timing of a particular business combination, including the Transaction, are appropriate and in our stockholders’ best interests.

Our directors and officers are, and may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Although we believe no conflict of interest currently exists, our directors and officers may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those we intend to conduct. Also, some of our directors are currently involved in businesses that are similar to the business activities that we intend to conduct following the completion of the Transaction. Accordingly, they may have obligations to investors in those entities, the fulfillment of which might not be in our best interests or the best interests of our stockholders. For example, Mr. Levine, our Chairman of the Board, is a senior adviser to Ampton, a private advisory and investment firm. Mr. de Jonge, our President and one of our directors, is a managing director of Ampton and de Jonge LLC, a private advisory and investment firm. Mr. Lauricella, one of our Executive Vice Presidents and directors, serves as the managing director of FL Advisors, LLC, an advisory firm to financial services companies. Mr. Sroka, one of our directors, serves as Managing Director of Corporate Solutions Group, an investment banking firm. In addition, Mr. Prentice, one of our directors, serves as a director on the board of National Life Holding Company. Although Messrs. Levine and de Jonge are not aware of any fiduciary obligations they have with respect to any insurance-related companies, and while Messrs. Lauricella, Sroka and Prentice are not aware of any actual or potential conflicts of interest at this time, due to these affiliations, our directors and officers may have obligations to present potential business opportunities to other entities as well as us, which could cause conflicts of interest. These conflicts may not be resolved in our favor.

In any event, all ongoing and future transactions between us and any of our directors, officers, initial stockholders or their respective affiliates will (1) be on terms believed by us to be no less favorable than are available from unaffiliated third parties and (2) require prior approval in each instance by a majority of our independent directors or the members of our board who do not have an interest in the subject transaction and who had access to legal counsel at our expense.

We have not paid any dividends on the NAIL Common Stock to date, and no decisions have been made as to our future dividend policy.

If we consummate the Transaction, we have not made a decision whether or not we will pay dividends to our stockholders. Our principal assets would be equity interests in our subsidiaries, and we would have to rely on distributions from these subsidiaries if we were to pay any dividends to our stockholders. Any future determination as to the declaration and payment of cash dividends will be at the discretion of our board of directors and will depend on factors our board of directors deems relevant, including among others, our results of operations, financial condition and cash requirements, business prospects, and the terms of any financing arrangements to which we are party. You may not want to remain invested in the NAIL Common Stock if you require or expect dividend income. For the foreseeable future, it is possible that the only return on an investment in us, if any, would come from the capital appreciation of the NAIL Common Stock.

If the Transaction is consummated, the combined company’s working capital will be reduced to the extent stockholders exercise their IPO conversion rights.

Pursuant to our Amended and Restated Certificate of Incorporation, holders of shares of NAIL Common Stock issued in NAIL’s IPO (other than our initial stockholders) may vote against the Transaction and demand that we convert their shares of NAIL Common Stock into pro rata portions of the trust account. We will not consummate the Transaction if holders of 20.0% or more of our issued and outstanding shares of NAIL Common Stock exercise these IPO conversion rights. To the extent the Transaction is consummated and holders have demanded to so convert their shares of NAIL Common Stock, there will be a corresponding reduction in the amount of funds available to the combined company following the Transaction. Based on the amount in the trust account as of September 30, 2007 ($114,337,202, net of taxes payable), assuming the Transaction is approved, the maximum amount of funds that could be disbursed to our stockholders upon the exercise of their IPO conversion rights is approximately $22.8 million.

Our current directors and officers, their affiliates and/or their designees control a significant interest in us and thus may influence certain actions requiring a stockholder vote.

As of the record date, our current directors and officers, their affiliates and/or their designees collectively control, directly or indirectly, approximately 17.8% of the issued and outstanding shares of NAIL Common Stock (excluding any warrants held by such persons). In addition, one or more of our directors and officers and/or their affiliates may adopt one or more trading plans to be established in compliance with Rule 10b5-1, and may purchase shares of NAIL Common Stock or warrants under such plans, and may engage in other permissible public market purchases, as well as private purchases, of NAIL securities, in each case at any time prior to the Annual Meeting during a period when they are not aware of any material nonpublic information regarding NAIL. Further, on the closing date of NAIL’s IPO, our directors at that time and officers and the spouse of one of our officers, as designee, purchased from us an aggregate of 1.7 million D&O rights, which automatically converted into 2,383,957 D&O warrants on July 19, 2006. The exercise of those D&O warrants may increase such persons’ ownership in us. These D&O warrants will become exercisable if and when we consummate the Transaction, and exercise at that time would further increase our directors’ and officers’ effective control of the NAIL Common Stock. This increase could allow the initial stockholders to influence the outcome of matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions after consummation of the Transaction.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years, with only one class of directors being elected in each year. As a consequence of our “staggered” board of directors, at each annual meeting, only a minority of the board of directors will be considered for election, and our directors and officers, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our directors and officers will continue to exert control at least until the consummation of a business combination and may continue to exercise substantial control after a business combination due to their significant ownership.

If DSH, Mr. Disiere and/or our initial stockholders exercise their registration rights, it may have an adverse effect on the market price of the NAIL Common Stock, and the existence of these rights may make it more difficult to effect certain business combinations.

Our initial stockholders are entitled to demand in certain circumstances that we register the resale of their shares of NAIL Common Stock owned prior to NAIL’s IPO and their D&O warrants and the shares of NAIL Common Stock underlying the D&O warrants. The holders of the majority of the shares of NAIL Common Stock owned prior to NAIL’s IPO may elect to exercise these registration rights at any time after the date on which their shares of NAIL Common Stock are released from the stock escrow which restricts their sale until March 21, 2009. The holders of the majority of, collectively, the D&O warrants and the shares of NAIL Common Stock underlying the D&O warrants may elect to exercise their registration rights at any time after the date of the expiration of the lock-up agreement restricting the transfer of such securities, which will occur upon the consummation of our initial business combination. In addition, at the consummation of the Transaction, NAIL, DSH and Mr. Disiere will enter into a Registration Rights Agreement pursuant to which NAIL will grant to DSH and Mr. Disiere certain piggyback and demand registration rights with respect to the shares of NAIL Common Stock issued to DSH as consideration paid pursuant to the Securities Purchase Agreement and to Mr. Disiere pursuant to the Disiere Employment Agreement. The holders of a majority of the shares of NAIL Common Stock which were issued to DSH in connection with the Transaction and in satisfaction of the earn out payment, and to Mr. Disiere pursuant to the Disiere Employment Agreement may elect to exercise these registration rights at any time after eight months from the date of the consummation of the Transaction. For more information, please see the sections entitled “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE—Registration Rights” starting on page 191 and “THE SECURITIES PURCHASE AGREEMENT—Registration Rights Agreement” starting on page 107.

If our initial stockholders exercise their registration rights with respect to all of their shares of NAIL Common Stock, then there will be an additional 3,593,750 shares of NAIL Common Stock eligible for trading in the public market (and potentially another 2,383,957 shares of NAIL Common Stock issuable to certain of our initial stockholders upon the exercise of the D&O warrants into which the D&O rights which certain of our directors and officers and the spouse of one of our officers, as designee, purchased concurrently with NAIL’s IPO were converted). If DSH exercises its registration rights with respect to all of their shares of NAIL Common Stock issued to DSH as consideration paid pursuant to the Securities Purchase Agreement upon consummation of the Transaction, then there could be an additional approximately 2.46 million shares of NAIL Common Stock eligible for trading in the public market (and potentially another approximately 6.5 million shares of NAIL Common Stock issuable to DSH in connection with any earn out payment payable in shares of NAIL Common Stock pursuant to the Securities Purchase Agreement). Additionally, on January 22 and 23, 2008, Mr. Disiere purchased in the aggregate 2,000,000 of NAIL’s outstanding warrants in open market transactions. In addition, an aggregate of approximately 17.5 million shares of NAIL Common Stock may be issued in the future upon exercise of currently outstanding warrants and options (see the risk factor starting on page 28). The presence of these additional shares of NAIL Common Stock eligible for trading in the public market may have an adverse effect on the market price of the NAIL Common Stock. In addition, the existence of these rights may make it more difficult to effect, or increase the cost of, a business combination with a target business, as the stockholders of a particular target business, or incumbent or new managers of the target business, may be discouraged from entering into a business combination or working with us or may request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for the NAIL Common Stock. This will be particularly relevant in the case of a prospective business combination for which our equity securities comprise a portion of the consideration.

If we consummate the Transaction, we will be dependent on a single business.

Although upon consummation of the Transaction we intend to seek to effect other business combination transactions with other target businesses, we may not be able to do so because of various factors, including insufficient financing. The resulting lack of diversification may:

•	result in our dependency upon the performance of a small number of insurance-related businesses;

•	result in our dependency upon the development or market acceptance of a limited number of products, processes or services; and

•

subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry segments in which the Deep South Companies operate.

In such case, we will not be able to initially diversify our operations or benefit from the possible spreading of risks or offsetting of losses. This would place us at a disadvantage relative to other entities that may have the resources to complete several business combinations in different industries or different areas of a single industry, so as to diversify risks and offset losses. Further, the prospects for our success would then depend upon the future performance of only the Deep South Companies.

If we are unable to acquire additional businesses, or if acquired businesses do not perform as we expect, our competitiveness, operating results and financial condition, and the market price of the NAIL Common Stock, could be adversely affected.

One of our growth strategies after we acquire the Deep South Companies is to acquire businesses that complement, expand upon or diversify the current operations of the Deep South Companies. We continue to seek opportunities to acquire additional businesses. Competition for new acquisitions is intense. We are unable to predict whether or when we will be able to identify suitable acquisition candidates, consummate any acquisitions we pursue or prevail over our acquisition competitors, who often are larger than we are and have greater resources than we do. We may also require additional capital to complete acquisitions we deem attractive, but we may be unable to secure such capital on satisfactory terms or at all. Our ability to secure future financing would depend on a number of factors, some of which are beyond our control, such as prevailing conditions in the capital markets, our future operating performance and then-existing debt levels and cash flows. If we fail to execute our acquisition strategy, it is likely that our revenue and earnings growth will suffer, and we may be unable to remain competitive.

Despite due diligence investigations we conduct before acquiring a business, we may not succeed in identifying all material risks and uncertainties associated with a business. Unanticipated contingencies or liabilities, such as litigation, the loss of significant clients or accounts, the termination or amendment of significant contracts and the loss of key agents and brokers, are inherent risks in acquisitions. Furthermore, these businesses may not achieve expected levels of revenue, profitability or productivity or otherwise operate in a manner consistent with our expectations due to events beyond our control, such as changes in market conditions, increased competition and other factors. The inability of the businesses that we acquire to achieve our performance goals could have an adverse impact on our operating results and overall business, and our failure to meet analysts’ expectations could adversely affect the market price of the NAIL Common Stock.

If we are unable to successfully integrate acquired businesses, our competitiveness, operating results and financial condition, and the market price of the NAIL Common Stock, could be adversely affected.

Even if we are successful in acquiring additional businesses, we cannot assure you that we can successfully integrate such businesses. The integration of a business involves a number of factors that may affect our operations. These factors include:

•	retention of personnel;

•	diversion of management’s attention;

•	difficulties in the integration of acquired operations, systems and processes;

•	entry into new or unfamiliar markets;

•	unanticipated problems or liabilities; and

•	tax and accounting issues.

We can give no assurances that we will not encounter issues associated with integrating existing businesses with new acquisitions in the future. Our failure to successfully integrate acquired businesses may disrupt our operations and harm our overall business and operating results.

We may permit some or all of our acquired businesses to remain under the day-to-day management of previous owners or other individuals who played a key role in their development. We cannot predict how long these individuals will continue to be actively engaged in such business. In many cases, the reputation and skills of these individuals and the relationships they have with their clients are critical to our success. Our competitiveness, operating results and financial condition, and the market price of the NAIL Common Stock, could be adversely affected if any of these individuals retire or otherwise limit their involvement in the day-to-day management of our business and if we are not able to identify a suitable successor, or if the individual’s successor is not as successful.

If the Deep South Companies or any target business we acquire is required to write down goodwill and other intangible assets, our competitiveness, operating results and financial condition, and the market price of the NAIL Common Stock, could be adversely affected.

When we effect a business combination with a target business, a substantial portion of the purchase price of the business combination may be allocated to goodwill and other identifiable intangible assets of the target company. The amount of the purchase price which is allocated to goodwill and other intangible assets is determined by the excess of the purchase price over the net identifiable tangible assets acquired.

Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” which addresses the financial accounting and reporting standards for the acquisition of intangible assets outside of a business combination and for goodwill and other intangible assets subsequent to a business combination, requires that goodwill be tested for impairment at least annually. Intangible assets deemed to have indefinite lives are subject to impairment tests at least annually. Other intangible assets are amortized over their useful lives. If we determine that such goodwill or intangible assets are impaired, we will be required to write down the value of such assets. Any such write-down could have a significant negative effect on our stockholders’ equity and financial results.

If AMEX were to de-list our securities from quotation on its exchange, this would limit our investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

Our securities have been listed on the AMEX, a national securities exchange, since the consummation of NAIL’s IPO. We cannot assure you that our securities will continue to be listed on the AMEX in the future.

If the AMEX de-lists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•

a determination that the NAIL Common Stock is a “penny stock,” which would require brokers trading in the NAIL Common Stock to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for the NAIL Common Stock;

•	a more limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

If we fail to consummate the Transaction, there may be a period of time when we may be deemed to be an investment company. As a result, we may be required to institute burdensome compliance requirements, and our activities may be restricted.

If we are deemed to be an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), our activities may be restricted, including:

•	restrictions on the nature of our investments;

•	restrictions on the issuance of securities; and

•	the securities being deemed void from the date of inception of our company, each of which may make it difficult for us to consummate the Transaction.

In addition, we may have to comply with burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

To this end, the proceeds held in trust have only been invested by the trust agent in securities issued or guaranteed by the United States or money market funds meeting conditions of the 1940 Act. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the 1940 Act. As a result, we do not believe that our anticipated activities will subject us to the 1940 Act. If we were deemed to be subject to the 1940 Act, compliance with these additional regulatory burdens would require additional expense that we do not anticipate and for which we have not allotted any funds in our budget.

RISKS RELATED TO AN AMENDMENT OF OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION PRIOR TO OUR CONSUMMATION OF AN INITIAL BUSINESS COMBINATION

Certain requirements and restrictions contained in our Amended and Restated Certificate of Incorporation may be amended prior to our consummation of a business combination by the affirmative vote of holders of at least 80.0% of the shares of NAIL Common Stock outstanding, which could reduce or eliminate the protection afforded to our stockholders by such requirements and restrictions.

Our Amended and Restated Certificate of Incorporation sets forth certain requirements and restrictions that will apply to us until the consummation of a business combination. Specifically, our Amended and Restated Certificate of Incorporation provides that:

•	prior to the consummation of our initial business combination, we will submit business combination proposals to our stockholders for approval;

•

we may consummate our initial business combination only if approved by a majority of our public stockholders and provided that public stockholders owning 20.0% or more of the shares of NAIL Common Stock issued in NAIL’s IPO do not exercise their IPO conversion rights after voting against the business combination;

•

if a business combination is approved and consummated, public stockholders who voted against the business combination and exercised their IPO conversion rights will receive their allocable share of the amount then on deposit in the trust account, including the allocable interest thereon but net of taxes payable and amounts released to us for working capital;

•

if a business combination is not consummated or a letter of intent, an agreement in principle or a definitive agreement to consummate a business combination is not signed within the time periods specified in our Amended and Restated Certificate of Incorporation, then we will liquidate and distribute to our public stockholders their allocable share of the amount then on deposit in the trust account, including any allocable interest (net of taxes payable) thereon, and any other assets that we have at that time; and

•

we may not consummate any merger, acquisition, asset purchase or similar transaction other than a business combination that meets the conditions specified in our Amended and Restated Certificate of Incorporation, including the requirement that the business combination be with one or more insurance-related businesses in which the fair market value is equal to at least 80.0% of our net assets at the time of our initial business combination.

Our Amended and Restated Certificate of Incorporation further provides that until the consummation of our initial business combination, the above requirements and restrictions will not be amended unless the amendment is approved by the affirmative vote of holders of at least 80.0% of the shares of NAIL Common Stock outstanding. Under the General Corporation Law of the State of Delaware, any amendment to our Amended and Restated Certificate of Incorporation must first be recommended to the stockholders by our board of directors. In the event that any such amendment is approved by the requisite 80.0% of the NAIL Common Stock, those public stockholders voting against the amendment will have the option to convert their shares of NAIL Common Stock into their pro rata share of the trust account at the time the Amended and Restated Certificate of Incorporation is amended. In connection with any vote required to approve an amendment to these provisions of our Amended and Restated Certificate of Incorporation, our initial stockholders, directors and officers have agreed to vote the shares of NAIL Common Stock then owned by them, including any shares of NAIL Common Stock offered in NAIL’s IPO or acquired following NAIL’s IPO, in accordance with the majority of the shares of NAIL Common Stock voted by our public stockholders. Any such amendment could reduce or eliminate the protection afforded to our stockholders by such requirements and restrictions.

Stockholders who elect conversion at the time of the vote on a business combination may receive less than those who elected conversion at the time of a vote, if any, to amend our Amended and Restated Certificate of Incorporation.

If our stockholders approve an amendment that extends the time to complete our initial business combination, we may incur more expenses or be subject to claims of creditors in connection with the completion of a business combination. While certain of our directors and officers have agreed to be personally liable, on a joint and several basis, for ensuring that the proceeds in the trust account are not reduced by the claims of vendors for services rendered or products sold to us as well as claims of prospective target businesses for fees and expenses of third parties that we agree in writing to pay in the event we do not complete a combination with such business, these directors and officers may not be able to satisfy their obligations. If our trust account were reduced, those public stockholders who do not elect to have their shares converted at the time of the amendment vote, but elect to have their shares converted at the time of the proposed business combination vote, may receive a lower per-share conversion price than they would have received on the earlier conversion. As a result, there may be an incentive for stockholders to vote against any amendment to extend the time to complete a business combination.

Any amendment to the provisions of our Amended and Restated Certificate of Incorporation relating to the procedures for consummation of our initial business combination may result in a substantial reduction in the funds held in the trust account.

If our stockholders approve an amendment to the provisions of our Amended and Restated Certificate of Incorporation that pertain to restrictions and requirements in connection with our initial business combination, we would be obligated to convert to cash up to 20.0% of the shares of NAIL Common Stock outstanding in connection with such amendment, and up to an additional 20.0% of the shares of NAIL Common Stock issued in NAIL’s IPO in connection with the vote on our initial business combination. If we were to amend these provisions of our Amended and Restated Certificate of Incorporation, and a substantial number of stockholders vote against the amendment and elect to convert their shares of NAIL Common Stock to cash, the resulting reduction in the funds remaining in the trust account may lead us to acquire a smaller business or to own a smaller percentage of the business we acquire, or to issue additional equity or debt securities in order to complete a business combination.

SELECTED HISTORICAL FINANCIAL INFORMATION

We are providing the following financial information to assist you in your analysis of the financial aspects of the Transaction. We derived the historical information concerning DSH and NAIL from their respective audited financial statements and the interim information from their respective unaudited financial statements. The information is only a summary and should be read in conjunction with each company’s historical financial statements and related notes appearing elsewhere in this Proxy Statement. The historical results appearing below and elsewhere in this Proxy Statement are not indicative of the future performance of the Deep South Companies, NAIL or the enterprise resulting from the Transaction.

Selected Historical Financial Information of DSH

The following tables set forth summary consolidated financial and other data for the Deep South Companies for:

•	The nine months ended September 30, 2007 and 2006; and

•	The years ended December 31, 2006, 2005, 2004, 2003 and 2002.

You should read the following selected consolidated financial data in conjunction with the audited and unaudited consolidated financial statements for DSH, including the notes to the financial statements and “DSH’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing elsewhere in this Proxy Statement. In 2003, DSH restructured its organization from a corporation to a limited partnership and removed its aviation affiliate from its consolidated operations to provide for consolidated financial statements for its insurance operations only. Effective December 1, 2006, the ownership interests of Southern National Risk Management Corporation, a Louisiana corporation and currently one of the Deep South Companies (“SNRM”), which were directly owned by Mr. Disiere, were contributed to DSH. Accordingly, DSH’s partners’ capital was increased by $4,765,760 for the inclusion of SNRM’s capital account balance on December 31, 2005. Prior to December 1, 2006, substantially all revenues generated by SNRM were offset by an overhead allocation from DSH, the net effect being included in DSH’s consolidated statements of income. For the three years ended December 31, 2006, SNRM revenues have been reclassified from salaries and wages and other general and administrative expenses to claims management fees in DSH’s consolidated statements of income. As a result of the corporate restructuring in 2003 and the contribution of SNRM in 2006, the financial information for the periods shown below may not be directly comparable.

The financial information included herein represents the financial information of DSH. However, the operations of the Deep South Companies (wholly owned subsidiaries of DSH) constitute substantially all of the operations of DSH. Any exceptions to this are specifically noted in the section entitled “DSH’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.”

DSH derived the following statement of operations data for the nine months ended September 30, 2007 and 2006, and the balance sheet data at September 30, 2007 and 2006 from its unaudited consolidated financial statements appearing elsewhere in this Proxy Statement. DSH derived the following statement of operations data for the years ended December 31, 2006, 2005, 2004, 2003 and 2002, as well as the balance sheet data at December 31, 2006, 2005, 2004, 2003 and 2002 from its audited consolidated financial statements appearing elsewhere in this Proxy Statement.

STATEMENT OF OPERATIONS DATA(1) (in thousands)	Nine Months Ended September 30,		Years Ended December 31,
	2007	2006	2006	2005	2004	2003	2002
	(unaudited)
Total revenues	$39,972	$34,910	$48,913	$42,902	$31,691	$23,280	$20,918
Income before income taxes	10,536	6,768	10,362	9,824	6,372	4,343	5,021

BALANCE SHEET DATA(1) (in thousands)	As of September 30, 2007	As of December 31,
		2006	2005	2004	2003	2002
	(unaudited)
Total assets(2)	$78,639	$66,912	$55,902	$53,371	$46,123	$30,396
Long-term obligations	568	646	909	953	10,104	465

(1)	Income and cash dividends per share are not included because they are not meaningful.
(2)	Includes amounts due from affiliates of $20,403 as of September 30, 2007 and $14,485, $5,657, $6,188, $2,129 and $1,813 as of December 31, 2006, 2005, 2004, 2003 and 2002, respectively.

Selected Historical Financial Information of NAIL

The following table summarizes the relevant financial data for our business and should be read in conjunction with our financial statements, and the notes and schedules related thereto, which are included elsewhere in this Proxy Statement. To date, our efforts have been limited to organizational activities and activities relating to NAIL’s IPO and sourcing a suitable business combination candidate.

STATEMENT OF OPERATIONS DATA (in thousands, except per share data)	July 1, 2007 through September 30, 2007	July 1, 2006 through September 30, 2006	August 8, 2005 (Date of Inception) through September 30, 2007
Interest income	$1,374	$1,421	$8,374
Net income	$577	$649	$3,665
Basic and diluted net income per share	$0.03	$0.04

BALANCE SHEET DATA (in thousands)	September 30, 2007	June 30, 2007
	(unaudited)
Total assets	$114,801	$113,868
Common Stock, subject to possible conversion	$22,788	$22,622
Cash dividends per share	—	—

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following selected unaudited pro forma condensed combined financial information is intended to provide you with a picture of what NAIL’s business might have looked like had DSH and NAIL actually been combined. The combined financial information may have been different had DSH and NAIL actually been combined. You should not rely on the selected unaudited pro forma condensed combined financial information as being indicative of the historical results that would have occurred had the Transaction occurred or the future results that may be achieved after the Transaction. The following selected unaudited pro forma condensed combined financial information has been derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes thereto starting on page 167 of this Proxy Statement.

The Transaction will be accounted for by NAIL as a business combination with NAIL as the accounting acquirer under the purchase method of accounting. The determination of NAIL as the accounting acquirer has been made based on an evaluation of the relevant factors and circumstances of the Transaction, including among other factors that NAIL’s current stockholders will own approximately 88% (or 86% if 19.99% of NAIL’s public stockholders exercise their IPO conversion rights) of the combined company upon consummation of the Transaction and that certain members of NAIL’s board of directors will continue to serve on the board of directors. Under the purchase method of accounting, the assets and liabilities of DSH acquired by NAIL will be recorded as of the consummation of the Transaction at their respective fair values and added to those of NAIL with any excess being treated as goodwill.

The following selected unaudited pro forma condensed combined balance sheet data combines the historical balance sheets of DSH and NAIL as of September 30, 2007, giving effect to the Transaction as if it had been consummated on September 30, 2007. The following selected unaudited pro forma condensed combined statements of operations data for the year ended June 30, 2007 and the three months ended September 30, 2007 combines the statement of operations of DSH with the statements of operations of NAIL for the year ended June 30, 2007 and the three months ended September 30, 2007, giving effect to the Transaction as if it had occurred at July 1, 2006.

The historical financial information has been adjusted to give effect to pro forma events that are related and/or directly attributable to the Transaction, are factually supportable and are expected to have a continuing impact on the combined results. In addition, certain events related and attributable to the Transaction will occur at DSH prior to the consummation of the Transaction.

The unaudited pro forma condensed combined financial information reflects the following circumstances that may affect whether the consummation of the Transaction occurs: (1) that no holders of shares of NAIL Common Stock issued in NAIL’s IPO exercise their IPO conversion rights upon the consummation of the Transaction and (2) that holders of 19.99% of the shares of NAIL Common Stock issued in NAIL’s IPO exercise their IPO conversion rights at a conversion price of $7.93 per share, which is based on the amount held in the trust account as of September 30, 2007. The basis of presentation described in (2) results from the possibility that holders of up to a maximum of 19.99% of the shares of NAIL Common Stock issued in NAIL’s IPO may exercise their IPO conversion rights upon the consummation of the Transaction and that the conversion price as of September 30, 2007 would be approximately $7.93 per share, or a total of approximately $22.8 million.

Statement of Operations Data

	Year Ended June 30, 2007		Three Months Ended September 30, 2007
	Assuming No Conversions	Assuming Maximum Conversions	Assuming No Conversions(1)	Assuming Maximum Conversions(2)
Revenue	$54,103,833	$52,508,685	$13,884,110	$13,485,323
Net income	7,744,842	6,867,511	2,341,521	2,122,189
Weighted average shares outstanding, basic and diluted	20,429,102	17,554,103	20,429,102	17,554,103
Net income per share—basic and diluted	$0.38	$0.39	$0.11	$0.12

Balance Sheet Data

	September 30, 2007
	Assuming No Conversions	Assuming Maximum Conversions
Total assets	$182,304,252	$182,304,252
Current liabilities	51,664,985	74,452,812
Long-term debt	163,921	163,921
Stockholders’ equity	130,475,346	107,687,519

PRICE RANGE OF SECURITIES AND DIVIDENDS

Our units, which consist of one share of NAIL Common Stock and one warrant to purchase one share of NAIL Common Stock, trade on the AMEX under the symbol “NAO.U.” Our warrants and the NAIL Common Stock have traded separately on the AMEX under the symbols “NAO.WS” and “NAO” since April 3, 2006 and April 4, 2006, respectively. Each warrant entitles the holder to purchase from us one share of NAIL Common Stock at an exercise price of $6.00 on the date of our consummation of an initial business combination. Our warrants will expire at 5:00 p.m., New York City time, on March 21, 2010, or earlier upon redemption or our liquidation.

The closing price for our units on August 7, 2007, and the NAIL Common Stock and our warrants on August 9, 2007, the last trading days for such securities before announcement of the Transaction, was $8.10, $7.70 and $0.40, respectively.

The following table sets forth, for the calendar quarter indicated, the high and low sales prices per unit, warrant and share of NAIL Common Stock, respectively, as reported on the AMEX.

	Units				Warrants				NAIL Common Stock
Quarter ended	High		Low		High		Low		High		Low
September 30, 2007	$8.28		$8.00		$0.66		$0.40		$7.76		$7.60
June 30, 2007	$8.30		$7.93		$0.70		$0.48		$7.71		$7.54
March 31, 2007	$8.05		$7.72		$0.68		$0.45		$7.69		$7.33
December 31, 2006	$7.90		$7.55		$0.64		$0.33		$7.55		$7.27
September 30, 2006	$8.02		$7.62		$0.85		$0.35		$7.39		$7.18
June 30, 2006	$8.35	(1)	$7.85	(1)	$1.05	(2)	$0.60	(2)	$7.55	(3)	$7.10	(3)

(1)	Represents the high and low sales prices, respectively, from NAIL’s IPO on March 21, 2006 through June 30, 2006.
(2)	Represents the high and low sales prices, respectively, from April 3, 2006, the date that our warrants first became separately tradable, through June 30, 2006.
(3)	Represents the high and low sales prices, respectively, from April 4, 2006, the date that the NAIL Common Stock first became separately tradable, through June 30, 2006.

Holders of our units, the NAIL Common Stock and our warrants should obtain current market quotations for their securities. The market price of these securities could vary at any time before the Transaction is completed.

NAIL anticipates that its securities will continue to be listed on the AMEX post-Transaction.

Holders

As of January 25, 2008, we had one holder of record of our units, 18 holders of record of the NAIL Common Stock and 11 holders of record of our warrants.

Dividends

We have not paid any dividends on the NAIL Common Stock to date and do not intend to pay dividends prior to the completion of the Transaction. If we consummate the Transaction, we have not made a decision whether or not we will pay dividends to our stockholders. Our principal assets would be equity interests in our subsidiaries, and we would have to rely on distributions from these subsidiaries if we were to pay any dividends to our stockholders. Any future determination as to the declaration and payment of cash dividends will be at the discretion of our board of directors and will depend on factors our board of directors deems relevant, including among others, our results of operations, financial condition and cash requirements, business prospects, and the terms of any financing arrangements to which we are party. You may not want to remain invested in the NAIL Common Stock if you require or expect dividend income. For the foreseeable future, it is possible that the only return on an investment in us, if any, would come from the capital appreciation of the NAIL Common Stock.

The Deep South Companies

The Deep South Companies’ securities are not publicly traded.

COMPARATIVE PER SHARE INFORMATION

The following table sets forth selected historical share ownership information of DSH and NAIL and unaudited pro forma combined per share ownership information after giving effect to the Transaction, assuming both no conversions and maximum conversions of the trust account by holders of IPO shares. We are providing this information to aid you in your analysis of the financial aspects of the Transaction. The historical information should be read in conjunction with the selected historical financial information included elsewhere in this Proxy Statement and the historical financial statements of DSH and NAIL and the related notes thereto included elsewhere in this Proxy Statement. The unaudited pro forma per share information is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included elsewhere in this Proxy Statement.

The unaudited pro forma consolidated per share income information does not purport to represent what the actual results of operations of DSH and NAIL would have been had the companies been combined or to project DSH or NAIL’s results of operations that may be achieved after the merger. The unaudited pro forma book value per share information below does not purport to represent what the value of DSH and NAIL would have been had the companies been combined nor book value per share for any future date or period.

	DSH		NAIL		Pro Forma Combined
Number of shares of common stock outstanding upon consummation of the acquisition:
Assuming no conversions	2,460,352		17,968,750		20,429,102
	12%		88%		100%
Assuming maximum conversions	2,460,352		15,093,751		17,554,103
	14%		86%		100%
Net income (loss) per share—historical:
Year ended June 30, 2007	n/a	(4)	0.13	(1)
Year ended June 30, 2006	n/a	(4)	0.07	(1)(2)
Three months ended September 30, 2007	n/a	(4)	$0.03
Three months ended September 30, 2006	n/a	(4)	$0.04
Book value (deficit) per share—historical September 30, 2007	n/a	(4)	4.94	(3)
Net income (loss) per share—pro forma:
Year ended June 30, 2007
No Conversions	n/a	(4)			$0.38(1)
Maximum conversions	n/a	(4)			$0.39(1)
Three months ended September 30, 2007
No Conversions	n/a	(4)			$0.11
Maximum conversions	n/a	(4)			$0.12
Book value per share—pro forma September 30, 2007
No Conversions					$6.39
Maximum conversions					$6.13

(1)	Historical per share amounts for NAIL were determined based upon the actual weighted average shares outstanding for the periods ended June 30, 2007 and 2006, respectively (excluding shares subject to possible conversion), and combined pro forma per share amounts for NAIL and DSH were determined based upon the assumed number of shares to be outstanding under the two different levels of conversion rights.

NAIL’s net income per share of NAIL Common Stock subject to possible conversion was as follows:

July 1, 2006 through June 30, 2007	August 8, 2005 (Date of Inception) through June 30, 2006	July 1, 2007 through September 30, 2007
$0.16	$0.06	$0.06

(2)	Operations of NAIL are for the period from inception (August 8, 2005) to June 30, 2006.
(3)	Historical book value per share for NAIL was computed based on the book value of NAIL divided by the issued and outstanding shares of NAIL Common Stock.
(4)	No per share information is available for DSH as it is a limited partnership.

THE ANNUAL MEETING

NAIL is furnishing this Proxy Statement to its stockholders as part of the solicitation of proxies by NAIL’s board of directors for use at the Annual Meeting in connection with the proposed Transaction. This Proxy Statement provides you with the information you need to know to be able to vote or instruct your vote to be cast at the Annual Meeting.

Date, Time and Place

The Annual Meeting will be held at 2:00 p.m., local time, on February 20, 2008, at the offices of Sidley Austin LLP located at 787 Seventh Avenue, New York, New York 10019.

Purpose

At the Annual Meeting, holders of NAIL Common Stock will be asked to vote upon the following proposals:

•

to approve the acquisition by NAIL Acquisition Corp. of the Deep South Companies and certain assets and associated liabilities of DSH relating to the business of the Deep South Companies pursuant to the Securities Purchase Agreement and the transactions contemplated thereby;

•

to approve the issuance of shares of NAIL Common Stock pursuant to the Securities Purchase Agreement to DSH (whereby the estimated maximum number of NAIL Common Stock that could be issued to DSH is approximately 8,927,000 (the exact number of shares will be based on the trading price of NAIL Common Stock just prior to their issuance)) and pursuant to the Incentive Compensation Plan (whereby NAIL would have the right to issue up to approximately 1,532,000 shares of NAIL Common Stock); and the listing of such issued NAIL Common Stock on the AMEX;

•	to adopt NAIL’s Incentive Compensation Plan;

•	to amend NAIL’s Amended and Restated Certificate of Incorporation to change NAIL’s corporate name to “Deep South Group, Inc.;”

•	to elect four persons to NAIL’s board of directors to serve for the respective term of office of the class to which the nominee is elected and until their successors are duly elected and qualified;

•	to ratify the appointment of NAIL’s independent registered public accounting firm for the current year; and

•	to approve any adjournment or postponement of the Annual Meeting for the purpose of soliciting additional proxies.

Pursuant to NAIL’s Amended and Restated Certificate of Incorporation, NAIL is required to obtain stockholder approval of the proposed Transaction. Pursuant to certain rules of the AMEX, NAIL is required to obtain stockholder approval of the issuance of NAIL Common stock in connection with the Transaction. Pursuant to the Securities Purchase Agreement, NAIL agreed that it would establish and implement an employee stock incentive plan in a form reasonably acceptable to DSH and Mr. Disiere for the benefit of employees of NAIL Acquisition Corp. and its subsidiaries, including the Deep South Companies, following the consummation of the Transaction, which will permit the grant over the life of the plan to such employees of up to 7.5% in the aggregate of the shares of NAIL Common Stock outstanding immediately after consummation of the Transaction. Currently no shares of NAIL Common Stock have been awarded under the Incentive Compensation Plan, and NAIL anticipates making no awards in the first year after consummation of the Transaction other than an award of an option to purchase 100,000 shares of NAIL Common Stock to its Chief Executive Officer. In addition, NAIL agreed that, subject to stockholder approval, it would use its commercially reasonable efforts to cause the name of NAIL to be changed to “Deep South Group, Inc.” (or such other name as NAIL and DSH mutually agree upon) immediately after the consummation of the Transaction. It is also a condition to NAIL’s,

DSH’s and Mr. Disiere’s obligations to consummate the Transaction that NAIL’s stockholders approve such stock incentive plan and such name change.

If the proposals relating to the Incentive Compensation Plan and the amendment of NAIL’s Amended and Restated Certificate of Incorporation are not approved, and if DSH chooses not to waive the failure of NAIL to implement such plan and/or change its name, NAIL could be deemed to have failed to perform the covenants in the Securities Purchase Agreement that provide that NAIL will implement a plan such as the Incentive Compensation Plan and change its name, allowing DSH to terminate the Securities Purchase Agreement or seek indemnification thereunder.

After careful consideration of the terms and conditions of the Transaction Proposal, the Share Issuance Proposal, the Incentive Plan Proposal, the Charter Amendment Proposal, the Election of Directors Proposal, the Ratification of Independent Registered Public Accounting Firm Proposal and the Adjournment Proposal, NAIL’s board of directors has unanimously (i) approved and declared advisable the Securities Purchase Agreement and the Transaction, (ii) approved and authorized the issuance of NAIL Common Stock in connection with the Transaction, (iii) approved and authorized the Incentive Compensation Plan, (iv) approved the amendment to NAIL’s Amended and Restated Certificate of Incorporation, (v) recommended that each of the nominees for election to NAIL’s board of directors be elected to serve for the respective term of office of the class to which the nominee is elected and until their successors are duly elected and qualified and (vi) appointed BDO Seidman, LLP as NAIL’s independent registered public accounting firm for the current year.

Our board of directors has also determined that the fair market value of the Deep South Companies is at least 80.0% of NAIL’s net assets at the time of acquisition, which is necessary to satisfy the provisions of NAIL’s Amended and Restated Certificate of Incorporation enabling it to consummate the Transaction.

The Annual Meeting has been called only to consider approval of the Transaction Proposal, the Share Issuance Proposal, the Incentive Plan Proposal, the Charter Amendment Proposal, the Election of Directors Proposal, the Ratification of Independent Registered Public Accounting Firm Proposal and the Adjournment Proposal. Under the General Corporation Law of the State of Delaware and NAIL’s bylaws, no other business may be transacted at the Annual Meeting.

Record Date; Who is Entitled to Vote

We have fixed the close of business on January 25, 2008 as the record date for determining NAIL stockholders entitled to notice of and to attend and vote at the Annual Meeting. As of the close of business on January 25, 2008, there were 17,968,750 shares of NAIL Common Stock outstanding and entitled to vote, which includes 3,593,752 shares beneficially owned by NAIL’s initial stockholders, officers and directors and 14,375,000 shares that were issued in NAIL’s IPO. Each share of NAIL Common Stock is entitled to one vote per share at the Annual Meeting. NAIL’s warrants do not have voting rights.

Quorum

The presence, in person or by proxy, of a majority of all the outstanding shares of NAIL Common Stock constitutes a quorum at the Annual Meeting.

Required Vote

Pursuant to NAIL’s Amended and Restated Certificate of Incorporation, NAIL is required to obtain stockholder approval of the Transaction. Approval of the Transaction Proposal requires the affirmative vote of a majority of the shares of NAIL Common Stock that were issued in NAIL’s IPO and cast at the Annual Meeting.

Approval of the Share Issuance Proposal, the Incentive Plan Proposal, the Ratification of Independent Registered Public Accounting Firm Proposal and Adjournment Proposal requires the affirmative vote of a majority of the shares of NAIL Common Stock represented in person or by proxy and entitled to vote at the

Annual Meeting, and the Charter Amendment Proposal will require the affirmative vote of holders of a majority of the outstanding NAIL Common Stock. To be elected under the Election of Directors Proposal, a nominee must receive the affirmative vote of the holders of a plurality of the shares of NAIL Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting.

In connection with the vote required for the Transaction, our initial stockholders, directors and officers have agreed to vote all of the shares of NAIL Common Stock which are beneficially owned by them, or in which they have disclaimed beneficial ownership, in accordance with the vote of the majority of our public stockholders. As of the record date, our initial stockholders, directors and officers beneficially owned 3,593,752 shares of NAIL Common Stock (excluding any warrants held by such persons), representing approximately 20.0% of the outstanding shares of NAIL Common Stock. NAIL’s initial stockholders, directors and officers will cast the 3,593,752 shares of NAIL Common Stock owned by them in the same manner as such majority votes on such proposal. In addition, one or more of our initial stockholders, directors and officers and/or their affiliates may adopt one or more trading plans to be established in compliance with Rule 10b5–1, and may purchase shares of NAIL Common Stock or warrants under such plans, and may engage in other permissible public market purchases, as well as private purchases, of NAIL securities, in each case at any time prior to the Annual Meeting during a period when they are not aware of any material nonpublic information regarding NAIL.

Notwithstanding approval of the Transaction, the Transaction will only proceed if holders of less than 20.0% of the total shares of NAIL Common Stock issued in NAIL’s IPO (a total of 2,875,000 shares of NAIL Common Stock), vote against the Transaction and exercise their IPO conversion rights.

Voting Your Shares

Each share of NAIL Common Stock that you own in your name entitles you to one vote per proposal. Your proxy card shows the number of shares of NAIL Common Stock you own. There are two ways to vote your shares of NAIL Common Stock at the Annual Meeting:

•

You can vote by signing and returning the enclosed proxy card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares of NAIL Common Stock as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares of NAIL Common Stock, your shares of NAIL Common Stock will be voted as recommended by our board “FOR” the adoption of the Transaction Proposal, the Share Issuance Proposal, the Incentive Plan Proposal, the Charter Amendment Proposal, the election of the nominees to NAIL’s board of directors, the Ratification of Independent Registered Public Accounting Firm Proposal and, if required, the Adjournment Proposal. Votes received after a matter has been voted upon at the Annual Meeting will not be counted.

•

You can attend the Annual Meeting and vote in person. We will give you a ballot when you arrive. However, if your shares of NAIL Common Stock are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares of NAIL Common Stock.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•	you may send another proxy card with a later date;

•	you may notify Morrow & Co., our proxy solicitor, in writing before the Annual Meeting that you have revoked your proxy; or

•	you may attend the Annual Meeting, revoke your proxy, and vote in person, as indicated above.

If your shares of NAIL Common Stock are held in “street name,” consult your broker for instructions on how to revoke your proxy or change your vote.

IPO Conversion Rights

Any holder of shares of NAIL Common Stock that were issued in NAIL’s IPO (other than an initial stockholder) who votes against the Transaction Proposal may demand that NAIL convert his or her shares of NAIL Common Stock into a pro rata portion of the trust account. The per share conversion price will be calculated as of two business days prior to the consummation of the Transaction, and will equal the amount in the trust account divided by the number of shares of NAIL Common Stock issued in NAIL’s IPO (14,375,000). Based on the amount in the trust account as of September 30, 2007 ($114,337,202, net of taxes payable), the per share conversion price would be approximately $7.93. However, the trust account will continue to earn interest and incur taxes on such interest until the consummation of the Transaction. In addition, our placing of funds in the trust account may not protect those funds from third party claims against us or other liabilities of NAIL. Although we have sought and will continue to seek to have all third parties, including any vendors, prospective target businesses and other entities with whom we engage in business, enter into agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will enter into such agreements. There is also no guarantee that third party entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations or transactions with us or that they will not seek recourse against the trust account for any reason. Accordingly, the funds held in the trust account could be subject to claims that take priority over the claims of our public stockholders, and the actual per share conversion price may be less than approximately $7.95. You will only be entitled to receive cash for these shares if you continue to hold them through the consummation of the Transaction and then tender your stock certificate(s) to NAIL. If you exercise your IPO conversion rights, you will be exchanging your shares of NAIL Common Stock for cash and will no longer own these shares. Do not send your stock certificate(s) with your proxy. If the Transaction is consummated, converting stockholders will be sent instructions on how to tender their shares of NAIL Common Stock and when they should expect to receive the conversion amount. Stockholders will not be requested to tender their share of NAIL Common Stock before the Transaction is consummated.

In order to exercise your IPO conversion rights, you must vote against the Transaction Proposal. Abstentions and broker non-votes do not satisfy this requirement. If you vote against the Transaction Proposal, you may exercise your IPO conversion rights either by checking the box on the proxy card or by submitting your request in writing to Mellon at the address listed on page 8. If you (i) initially vote for the Transaction Proposal but then wish to vote against it and exercise your IPO conversion rights or (ii) initially vote against the Transaction Proposal and wish to exercise your IPO conversion rights but do not check the box on the proxy card providing for the exercise of your IPO conversion rights or do not send a written request to Mellon to exercise your IPO conversion rights, you may request that Mellon send to you another proxy card on which you may indicate your intended vote and exercise your IPO conversion rights by checking the box provided for such purpose on the proxy card. You may make such request by contacting NAIL at the phone number or address listed above. Any corrected or changed proxy card or written demand of IPO conversion rights must be received by NAIL prior to the Annual Meeting to be effective. You may also change a prior vote by attending the Annual Meeting where you will be able to revoke your proxy and vote in person.

It is anticipated that the funds to be distributed to eligible stockholders who elect conversion will be distributed promptly after completion of the Transaction. Public stockholders who so convert their NAIL Common Stock will retain the warrants that they received as part of the units issued in NAIL’s IPO and continue to have the right to exercise them.

The Transaction will not be consummated if holders of 2,875,000 or more shares of NAIL Common Stock issued in NAIL’s IPO (which number represents 20.0% or more of the shares of NAIL Common Stock issued in NAIL’s IPO and private placement) both vote against the Transaction and exercise their IPO conversion rights.

Questions About Voting

If you have any questions about how to vote or direct a vote in respect of your NAIL Common Stock, you may call Morrow & Co., our proxy solicitor, at (203) 658-9400. You may also want to consult your financial and other advisors about the vote.

Abstentions and Broker Non-Votes

If your broker, bank or nominee holds your shares of NAIL Common Stock in its name and you do not give the broker, bank or nominee specific voting instructions, certain AMEX rules would prohibit your broker, bank or nominee from voting your shares of NAIL Common Stock on the Transaction Proposal, the Share Issuance Proposal and the Incentive Plan Proposal. Failure to provide specific voting instructions to your broker, bank or nominee with respect to such non-routine matters is known as a “broker non-vote.”

Abstaining from voting or not voting (including broker non-votes), either in person or by proxy or voting instruction, will not have an effect on the vote relating to the Transaction Proposal, since our Amended and Restated Certificate of Incorporation provides that only votes cast at the Annual Meeting will count toward the vote on the Transaction Proposal. An abstention will have the same effect as a vote against the Shares Issuance Proposal, the Incentive Plan Proposal, the Ratification of Independent Registered Public Accounting Firm Proposal, the Charter Amendment Proposal and the Adjournment Proposal. A broker non-vote will have the same effect as a vote against the Charter Amendment Proposal, the Share Issuance Proposal, the Incentive Plan Proposal, the Ratification of Independent Registered Public Accounting Firm Proposal and the Adjournment Proposal. Stockholders may only vote for or withhold votes for the nominees for election pursuant to the Election of Directors Proposal. Votes that are withheld and broker non-votes, if any, will be counted for purposes of determining the presence or absence of a quorum, but will have no effect on the election of directors.

A broker non-vote will not entitle you exercise your IPO conversion rights. To exercise your IPO conversion rights, you must affirmatively vote against the Transaction and elect to convert your shares of NAIL Common Stock by checking the appropriate box, or direct your broker, bank or nominee to check the appropriate box, on the proxy card and ensure that the proxy card is delivered prior to the Annual Meeting.

Proxy Solicitation Costs

NAIL is soliciting proxies on behalf of NAIL’s board of directors. This solicitation is being made by mail, but also may be made in person or by telephone or other electronic means. NAIL and its respective directors, officers, employees and consultants may also solicit proxies in person or by mail, telephone or other electronic means. These persons will not be paid for doing this.

NAIL has hired Morrow & Co., a proxy solicitation firm, to assist it in soliciting proxies for a fee of $12,500 plus reasonable expenses, all of which will be paid NAIL.

NAIL will ask brokers, banks and other nominees to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. NAIL will reimburse them for their reasonable expenses.

Stock Ownership

Information concerning the holdings of certain NAIL stockholders is set forth below under the section entitled “BENEFICIAL OWNERSHIP OF NAIL SECURITIES” starting on page 195.

THE TRANSACTION PROPOSAL

The discussion in this Proxy Statement of the Transaction and the principal terms of the Securities Purchase Agreement dated as of August 10, 2007 among DSH, Mr. Disiere, NAIL and NAIL Acquisition Corp. is subject to, and is qualified in its entirety by reference to, the full text of the Securities Purchase Agreement. A copy of the Securities Purchase Agreement is attached as Annex A to this Proxy Statement. We encourage you to read it in its entirety.

General Description of the Transaction

Pursuant to the Securities Purchase Agreement, at the consummation of the Transaction, NAIL will acquire 100.0% of the outstanding ownership interests of the Deep South Companies, as well as certain assets of DSH relating to the business of the Deep South Companies, such as contracts, leases, intellectual property and fixed assets, for an initial payment, not to exceed $125.0 million, equal to 5.94 times the pro forma EBITDA of the Deep South Companies for the twelve month period ended December 31, 2007, subject to adjustment as set forth in the Securities Purchase Agreement. The initial payment will be comprised of approximately 82.5% cash and approximately 17.5% shares of NAIL Common Stock. The portion of the purchase price that is payable at consummation of the Transaction is subject to adjustment based on the amount of the Deep South Companies’ net working capital as of the consummation of the Transaction. In addition, DSH will have the opportunity to receive additional consideration through an earn out arrangement upon the achievement of certain milestones with respect to the adjusted EBITDA of the Deep South Companies over the two years following the consummation of the Transaction, in accordance with the Securities Purchase Agreement. Any such earn out payments will be made in cash, shares of NAIL Common Stock or a combination of cash and shares of NAIL Common Stock, at the election of DSH. The sum of the payment made at the consummation of the Transaction and any earn out payments cannot exceed $175.0 million. In addition, at the consummation of the Transaction, NAIL will also assume from DSH certain liabilities associated with the assets of DSH that are purchased.

Background of the Transaction

The terms of the Securities Purchase Agreement are the result of arm’s-length negotiations between representatives of NAIL and DSH. The following is a summary of the background of these negotiations and the Transaction.

We are a blank check company that was organized under the laws of the State of Delaware on August 8, 2005. We were formed to effect a merger, capital stock exchange, asset acquisition, stock purchase and/or other similar transaction with one or more businesses in the insurance or insurance services industry in North America.

On March 21, 2006, we completed a private placement of 1.7 million D&O rights for an aggregate purchase price of $1.7 million. On March 27, 2006, we consummated NAIL’s IPO of 14,375,000 units including the over-allotment option. Each unit consisted of one share of NAIL Common Stock and one warrant. The gross proceeds from our sale of units was $115.0 million. The underwriters were paid fees of 4.5% of the gross proceeds, or $5,175,000, and have agreed to defer an additional $2,875,000 of their underwriting fees until the consummation of a business combination. Upon the closing of NAIL’s IPO, $109,950,000 was placed in the trust account, including $2,875,000 of deferred underwriting fees, in accordance with our Amended and Restated Certificate of Incorporation.

During each quarter commencing July 1, 2006, up to half of the interest earned on the trust account (net of taxes payable) during the preceding quarter was released to us to cover a portion of our working capital requirements. The aggregate amount released to us may not exceed $1.0 million. This interest and the net proceeds of the offering that were not deposited in the trust account have been used to pay business, legal, and accounting due diligence costs incurred in connection with prospective business combinations and to pay continuing general and administrative expenses. During the twelve month period ended June 30, 2007, $1.0 million of the net interest income that was earned on the trust account during the period had been released.

Amounts placed in the trust account will be released either upon the consummation of our initial business combination or upon our liquidation. As of September 30, 2007, $114,337,202, net of taxes payable (or approximately $7.93 per share) was in the trust account.

On April 6, 2006, representatives of NAIL met with representatives of Keefe, Bruyette & Woods, Inc. (“KBW”) at their offices in New York to explore potential business combinations. Representatives of NAIL also met with representatives of numerous other investment banks and other intermediaries since April 2006 for purposes of sourcing potential candidates for a business combination. We entered into a non-exclusive agreement with KBW effective June 22, 2006 for KBW to represent us in certain potential business combinations.

Since April 2006, we have evaluated a number of businesses in the insurance and insurance services industry with a view to potential business combinations. Given our mandate to find a suitable business combination partner in the insurance or insurance services industry in North America, we did not limit ourselves to any one sector within the insurance or insurance services industry or to a single transaction structure or any one form of consideration. During this period, we had discussions concerning more than 120 potential business combination candidates which we or various financial intermediaries, including KBW, identified. These discussions resulted in our executing non-disclosure or confidentiality agreements with 22 separate potential business combination candidates for the purposes of facilitating discussions with such candidates regarding a potential business combination. Issues of timing, deal structure, valuation, seller commitment and/or the results of due diligence led to the termination of pursuit of those potential business combinations. NAIL’s board of directors did not approve or extend a firm offer to any business combination candidate other than DSH. NAIL’s board of directors thought that DSH’s business model, market position, management, financial results and growth prospects made it a compelling business combination partner.

In early January 2007, Mr. de Jonge, the President of NAIL, asked representatives of KBW to provide an introduction to the management of the Deep South Companies, a business headquartered in Dallas, Texas. With the assistance of KBW, a meeting between representatives of NAIL and the Deep South Companies was arranged for the afternoon of January 11, 2007. This meeting was attended by Mr. de Jonge, Mr. Lauricella and Ms. Butler of NAIL, and Mr. Disiere, the president, chief executive officer and indirect majority owner of DSH, the company which owned the Deep South Companies, and Mr. Trotter, the chief financial officer of DSH. At this meeting, Mr. Disiere described the history, business and financial results of the Deep South Companies and Messrs. de Jonge and Lauricella and Ms. Butler described the history of NAIL and the background of its officers and directors. During the week of January 15, 2007, Mr. de Jonge called Mr. Disiere to inform him that NAIL would be interested in pursuing a potential business combination with the Deep South Companies. Mr. Disiere confirmed that he would decide within two weeks whether he was willing to continue discussions regarding a potential business combination with NAIL. On January 29, 2007, Mr. Disiere called Mr. de Jonge and stated that Mr. Disiere and DSH were prepared to commit the time and resources to evaluate whether there was a basis upon which an agreement regarding a potential business combination with NAIL could be reached. In this conversation, Mr. Disiere expressed his intention to also engage KBW to represent DSH in pursuing a business combination with NAIL. After KBW advised NAIL and Mr. Disiere that they had sufficient resources to establish separate transaction teams for NAIL and DSH, and that all internal conflicts checks and procedures had been implemented, Messrs. de Jonge and Disiere agreed that NAIL and DSH would use separate teams at KBW.

Highlighted below is a detailed chronology of the events leading up to the execution of the Securities Purchase Agreement.

On January 31, 2007, representatives of NAIL had a discussion with Mr. Disiere regarding the process of obtaining due diligence information needed to evaluate the Deep South Companies and the feasibility of a potential business combination. Subsequent to this conversation, NAIL and DSH entered into a non-disclosure agreement dated January 31, 2007 and agreed to exchange financial information.

On February 15, 2007, Mr. de Jonge and Ms. Butler from NAIL, and NAIL’s representatives at KBW, traveled to DSH’s headquarters in Dallas to meet with the senior managers of the Deep South Companies. The

Deep South Companies’ representatives at KBW were also present at this meeting. At this meeting, NAIL and its representatives at KBW conducted preliminary due diligence on the Deep South Companies.

On March 1, 2007, Mr. de Jonge sent Mr. Disiere a preliminary, non-binding indication of interest outlining some of the material terms of a proposal to purchase the Deep South Companies.

From March 5-8, 2007, Messrs. de Jonge and Lauricella and Ms. Butler from NAIL and NAIL’s representatives at KBW met with other managers of the Deep South Companies in Dallas to continue the preliminary due diligence and discuss the terms upon which the parties could be willing to pursue a possible transaction.

On the afternoon of March 8, 2007, Messrs. de Jonge and Lauricella and Ms. Butler from NAIL and NAIL’s representatives at KBW met with Mr. Dugan, president of DSS Inc., and other members of senior management of the Deep South Companies at DSH’s office in Shreveport, Louisiana to discuss the Deep South Companies’ operations in Louisiana.

During March and early April 2007, members of NAIL’s management met with and interviewed various consulting firms with respect to enlisting their services for the purpose of conducting due diligence on the Deep South Companies. On April 23, 2007 and May 14, 2007, NAIL retained L.F. Stephens, Inc. and Navigant Consulting, Inc., respectively, to provide actuarial, claims, underwriting, information technology, financial and background history due diligence services with respect to the Deep South Companies.

On April 10, 2007, Ms. Butler and Mr. Lauricella of NAIL had a conference call with Mr. Trotter to discuss financial due diligence on the Deep South Companies. Later that day, Messrs. de Jonge and Lauricella and Ms. Butler met with Mr. Disiere, Mr. Roy Horton, the general counsel of DSH, DSH’s outside counsel and DSH’s representatives at KBW at KBW’s office in New York to discuss certain due diligence items, including the background and history of Mr. Disiere.

On April 11, 2007, Mr. Disiere and representatives of NAIL continued to discuss revisions to the terms on which a possible transaction between NAIL and the Deep South Companies could be reached, as well as an updated business plan for the Deep South Companies that reflected the Deep South Companies remaining as a managing general agent only, as opposed to expanding to become an insurance company. After considering these discussions with its advisors, NAIL sent DSH a revised preliminary non-binding indication of interest on April 12, 2007.

On April 19, 2007, members of DSH’s management and DSH’s representatives at KBW sent Mr. de Jonge a non-binding letter of intent with respect to a possible business combination between NAIL and the Deep South Companies. During the remainder of that week, several conversations took place among Mr. de Jonge, Mr. Disiere and the KBW representatives of each of NAIL and DSH, during which the parties refined the terms of a possible business combination between NAIL and the Deep South Companies and discussed specific areas of additional due diligence. Thereafter, the parties engaged in frequent discussions regarding the revised proposals that had been presented. On May 2, 2007, representatives of DSH and its representatives at KBW sent Mr. de Jonge a revised non-binding letter of intent that modified several terms of the April 19, 2007 non-binding letter of intent. On May 8, 2007, NAIL and DSH signed the revised non-binding letter of intent in Dallas, Texas.

During the remainder of May, representatives of NAIL and its advisors met with management of the Deep South Companies and continued certain due diligence examinations of the Deep South Companies and its management. During the weeks of May 14, 2007 and May 21, 2007, Mr. de Jonge and NAIL’s representatives at KBW had several conversations with Mr. Disiere regarding various aspects of the potential transaction, including matters related to specific deal terms.

On May 25, 2007, DSH’s outside counsel provided NAIL and its counsel with an initial draft of a Securities Purchase Agreement. During the months of June, July and August of 2007, succeeding drafts of the Securities Purchase Agreement and related transaction documents were prepared in response to comments and suggestions of the parties and their counsel and financial advisors, with management, counsel and financial advisors for both companies engaging in numerous negotiation sessions. Included in the various transaction documents, in addition to the Securities Purchase Agreement, were a registration rights agreement, a lock-up agreement, and an employment agreement for Mr. Disiere.

Throughout June 2007, Mr. Lauricella of NAIL had conversations with the chief executive officer and chief operating officer of Praetorian Financial Group, Inc., which had recently been acquired by QBE Insurance Group Limited. Among other things, the parties discussed the relationship of the Deep South Companies with QBE and its predecessors. On June 22, 2007, Mr. de Jonge and Ms. Butler met with the chief executive officer of Praetorian Financial Group, Inc. to further discuss these matters. During this same period, members of NAIL’s management and its financial advisors continued conducting due diligence on the Deep South Companies.

On June 20, 2007, Mr. Lauricella of NAIL spoke to a representative of StoneRidge Advisors to discuss the possibility of NAIL engaging StoneRidge Advisors to evaluate and render a fairness opinion for the proposed acquisition of the Deep South Companies, and on June 28, 2007 NAIL retained StoneRidge Advisors. On June 29, 2007, representatives of StoneRidge Advisors had a conference call with members of the management of the Deep South Companies to discuss certain initial due diligence matters related to StoneRidge Advisors’ fairness opinion.

On June 28, 2007 and July 5, 2007, NAIL’s board of directors met to discuss the status of the negotiations with DSH as well as the status of the due diligence on the Deep South Companies. At the June 28, 2007 meeting, NAIL’s board of directors discussed and considered Mr. Disiere’s background. At the June 28, 2007 and July 5, 2007 meetings, Mr. de Jonge provided NAIL’s board of directors with a description of the business of the Deep South Companies as well as the proposed terms upon which NAIL was then considering to acquire the Deep South Companies. In addition, NAIL’s representatives at KBW reviewed the structure of the Transaction and gave a valuation analysis of the Deep South Companies, which included different valuation methodologies and valuation ranges implied by each of the methodologies. The estimated net present value of the total purchase price consideration as calculated by KBW fell within the range of values produced by each of the methodologies. KBW also presented an analysis of key industry data and precedent transaction analysis.

During July 2007, representatives of NAIL and its financial advisors had several conversations with the management and other representatives of the Deep South Companies, DSH’s representatives at KBW and the outside accountants of the Deep South Companies in connection with continued due diligence on the Deep South Companies, including a visit to DSH’s headquarters in Dallas by Messrs. de Jonge and Lauricella and Ms. Butler from NAIL and NAIL’s representatives at KBW on July 16-18, 2007. Also during July, representatives of NAIL continued their evaluation of Mr. Disiere’s background and history, including the insurance license applications submitted to the Texas Department of Insurance and the Georgia Office of the Commissioner of Insurance, and the effect of such background and history on certain terms of the proposed Transaction, including terms related to the role of Mr. Disiere in the post-closing management of NAIL and the Deep South Companies in the event a business combination was agreed to and consummated.

On July 10, 2007, Messrs. de Jonge and Lauricella from NAIL met with the president of QBE Specialty Insurance to discuss NAIL’s potential acquisition of the Deep South Companies as well as the relationship of the Deep South Companies with QBE after such transaction.

On the evening of July 11, 2007, representatives from NAIL’s board of directors, Messrs. Levine, Prentice and de Jonge, met with Mr. Disiere to share their respective ideas and visions for growing the Deep South Companies’ business. Messrs. Levine, Prentice, de Jonge and Disiere also had extensive discussions on the industry in general and discussed various potential future opportunities for the Deep South Companies.

On July 23 and 24, 2007, Mr. de Jonge of NAIL and NAIL’s representatives at KBW met with Mr. Disiere of DSH and DSH’s representatives at KBW at DSH’s headquarters in Dallas to negotiate a number of open issues, including those related to terms of the earn out and other financial terms, as well as certain post-closing governance issues (including the post-closing composition of NAIL’s board of directors in the event a business combination was agreed to and consummated).

On August 1, 2007, NAIL’s board of directors convened to discuss the potential acquisition of the Deep South Companies, particularly the events that had occurred since the board last met on July 5, 2007. NAIL’s representatives at KBW updated NAIL’s board of directors on the proposed Transaction structure and the public market trading values for a selected group of comparable companies. StoneRidge Advisors made a presentation regarding the financial aspects of the proposed Transaction. NAIL’s board of directors considered the open items and statements made by its advisors and directed Mr. de Jonge and other representatives of NAIL to continue the negotiations. On the afternoon of August 1, 2007, Mr. de Jonge traveled to DSH’s headquarters in Dallas to meet with Mr. Disiere and discuss certain open items in the negotiations, including those related to terms of the earn out and certain post-closing governance issues (such as the post-closing composition of NAIL’s board of directors in the event a business combination was agreed to and consummated).

On August 2, 2007, representatives of NAIL, DSH, and the parties’ financial advisors met in New York to negotiate terms of the Securities Purchase Agreement and related transaction documentation. Further negotiations of the material terms of a possible transaction and the related documentation continued for the remainder of that week and throughout the week of August 6, 2007.

On August 9, 2007, NAIL’s board of directors met to receive an update on and discuss the proposed Transaction. Among other things, NAIL’s board of directors received and discussed a presentation from Mr. de Jonge regarding the status of the negotiations of the proposed Transaction since the last board meeting, including matters related to the role of Mr. Disiere in the post-closing management of NAIL and the Deep South Companies in the event a business combination was agreed to and consummated. NAIL’s board of directors also received an update from NAIL’s representatives at KBW regarding the public market trading values for a select group of comparable companies. NAIL’s board of directors decided to adjourn the meeting so that certain material terms of the proposed Transaction could be further negotiated as NAIL’s board of directors instructed.

Throughout the evening of August 9, 2007 and until the early afternoon of August 10, 2007, further negotiations of the transaction documentation continued among representatives of NAIL, DSH and their respective financial advisors. In the afternoon of August 10, 2007, NAIL’s board of directors reconvened to discuss the terms of the proposed Transaction. NAIL’s management explained the outcome of the negotiations conducted the previous evening. Representatives of StoneRidge Advisors made a presentation to NAIL’s board of directors and concluded that the consideration to be paid by NAIL in the Transaction was fair, from a financial point of view, to NAIL. During this meeting, NAIL’s board of directors unanimously approved the Securities Purchase Agreement and the Transaction and unanimously recommended that the holders of NAIL Common Stock vote to approve the Transaction.

In the afternoon of August 10, 2007, following the conclusion of the meeting of NAIL’s board of directors, NAIL, NAIL Acquisition Corp., DSH and Mr. Disiere reached an agreement on the remaining material terms and entered into the Securities Purchase Agreement, and NAIL, NAIL Acquisition Corp. and Mr. Disiere entered into the Disiere Employment Agreement. The execution of the Securities Purchase Agreement was publicly announced by NAIL through a press release issued that afternoon.

Recommendation of the Board of Directors and Reasons for the Transaction

NAIL’s board of directors, by unanimous vote at a meeting on August 10, 2007, approved and declared advisable the Securities Purchase Agreement and the Transaction. Accordingly, our board of directors recommends that NAIL’s stockholders vote “FOR” the Transaction Proposal.

NAIL’s board of directors considered a wide variety of factors in connection with its evaluation of the Transaction. In light of the complexity of those factors, NAIL’s board of directors did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its decision. In addition, individual members of NAIL’s board of directors may have given different weight to different factors. In reaching its determination, NAIL’s board of directors considered the following factors, among others:

•	its belief that the Deep South Companies have maintained a profitable business with average operating margins of 21.5% for the years ending December 31, 2004, 2005 and 2006;

•

its belief that the Deep South Companies maintain a large U.S. commercial auto book and specialize in the less competitive, more profitable small owner/operator segment of the commercial auto insurance industry;

•	its belief that the management of the Deep South Companies maintain a hands-on, profit-oriented administration of their business;

•	its belief that Deep South Companies provide a scalable platform from which to grow an insurance based business;

•	the 14 year MGA relationship the Deep South Companies have maintained with QBE and its predecessors, an A- rated insurance carrier;

•	the fact that the Deep South Companies’ MGA relationship with QBE is being solidified by a three-year addendum to the QBE Agreement effective upon consummation of the Transaction;

•	its belief that the aggressive, proactive claims management approach of the Deep South Companies has led to loss mitigation and significant cost containment;

•	the fact that the Deep South Companies maintain a 24/7 on-site emergency response “Quick Strike” team which NAIL’s board of directors believes is considered “best in class;”

•

its belief that the Deep South Companies maintain prudent risk assessment procedures, including loss control inspections of each policyholder, performed by loss control engineers, which have contributed to the Deep South Companies generating superior returns;

•

the manner in which the Deep South Companies have grown their business by expanding into new states, and the new states in which NAIL’s board of directors believes the Deep South Companies can further grow their business;

•	its belief that the Deep South Companies offer a range of commercial insurance products supported by specialized underwriting teams, which provides diversification;

•	the interests of the executive officers and directors of NAIL with respect to the Transaction that are different from, or in addition to, the interests of NAIL’s stockholders generally;

•

the financial analysis, presentation and oral opinion of StoneRidge Advisors delivered at a meeting of NAIL’s board of directors on August 10, 2007, confirmed by a written opinion dated August 10, 2007, as to the fairness, from a financial point of view, to NAIL of the purchase price to be paid by NAIL in the Transaction; and

•	the financial analysis of KBW, including its presentation regarding the public market trading values for a select group of comparable companies.

Our board of directors also considered potentially negative factors in its deliberations concerning the Transaction and the Securities Purchase Agreement, including:

•	that if the Transaction is not completed, NAIL will likely be unable to complete another business combination and will be forced to liquidate;

•	the insurance regulatory issues and challenges that may arise in connection with the Transaction, including matters relating to Mr. Disiere’s background and relationship with the Deep South Companies;

•	the fact that the Deep South Companies currently conduct substantially all of their business with one insurance carrier partner (QBE);

•

the fact that the Deep South Companies believe that they are currently operating in a “softening market” of increasing insurance capacity and willingness on the part of competitors to cut prices and relax policy terms;

•

that the Securities Purchase Agreement and related agreements require NAIL to issue additional shares of NAIL Common Stock to DSH, which could dilute the percentage ownership interest of NAIL’s existing stockholders;

•

the risk that some of the current public stockholders of NAIL would vote against the Transaction and demand to convert their shares of NAIL Common Stock for cash upon consummation of the Transaction, thereby depleting the amount of cash available to NAIL following the consummation of the Transaction and increasing NAIL’s financing costs; and

•	the fact that NAIL will need to expend additional resources to cause the Deep South Companies to be compliant with the rules and procedures mandated by Section 404 of the Sarbanes-Oxley Act.

This discussion of the information and factors that our board of directors considered is not intended to be exhaustive but, we believe, includes many of the material factors considered by our board of directors. In view of the wide variety of factors considered in connection with their respective evaluations of the Transaction and the complexity of these matters, our board of directors found it impracticable to, and did not, quantify or otherwise attempt to assign relative weight to the specific factors considered in reaching its determinations. Rather, each member of our board of directors made his judgment based on the total mix of information available to our board of directors of the overall effect of the Transaction on our stockholders compared to other alternatives. The judgments of individual directors may have been influenced to a greater or lesser degree by their individual views with respect to different factors.

Based on the factors outlined above, our board of directors approved and declared it advisable that NAIL enter into the Transaction.

Engagement of Keefe, Bruyette & Woods, Inc.

Pursuant to an engagement letter effective June 22, 2006, as amended, NAIL retained KBW to provide financial advisory and investment banking services to NAIL in connection with a potential business combination. KBW is a nationally recognized investment banking firm that is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions and similar transactions. KBW has significant experience in providing such services for companies in the insurance and insurance services industry. NAIL retained KBW based on these qualifications.

The scope of KBW’s engagement as financial advisor to NAIL included:

•	Identifying potential target companies;

•	Providing strategic evaluation of potential target companies;

•	Advising on potential target company valuation and transaction structure;

•	Providing financial modeling and analysis on potential target companies;

•	Assisting with due diligence reviews;

•	Providing market intelligence in sale processes;

•	Interfacing with potential target companies’ investment banks and other advisors;

•	Assisting with negotiation of transaction documentation;

•	Assessing optimal capital structure; and

•	Assisting NAIL to organize meetings with investors to discuss the Transaction.

The KBW engagement letter also stated that KBW would, if requested by NAIL, render an opinion to NAIL as to the fairness, from a financial point of view, to NAIL of the consideration offered in a potential business combination. Because KBW was also representing DSH in the Transaction, NAIL’s board of directors believed that NAIL should retain another advisory firm to render a fairness opinion (see the section entitled “THE TRANSACTION PROPOSAL—Engagement of StoneRidge Advisors and Fairness Opinion” starting on page 69). Although KBW did not render an opinion with respect to the fairness to NAIL from a financial point of view of the consideration to be paid in the Transaction, NAIL’s board of directors did take into consideration the analysis, valuation and other advice of KBW in arriving at certain financial terms of the proposed Transaction.

In connection with the presentation of its analysis of the Deep South Companies and the Transaction, KBW held discussions with senior management of the Deep South Companies regarding the past and current business operations, regulatory relations, financial condition and future prospects of the Deep South Companies and such other matters as it deemed relevant. KBW considered such financial and other factors as it deemed appropriate under the circumstances, including, among others, the following: (i) the historical, current and projected financial position and results of operations of the Deep South Companies and NAIL; (ii) the assets and liabilities of the Deep South Companies; (iii) the nature and terms of certain other merger transactions involving insurance brokerage and service companies; and (iv) such other studies and analyses as KBW considered appropriate. KBW also reviewed a draft of the Securities Purchase Agreement dated July 27, 2007. KBW also took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as experience in securities valuation and knowledge of the insurance industry generally. KBW’s analysis is necessarily based upon market, economic and other conditions as they existed and could be evaluated on August 1, 2007 and the information made available to KBW through August 1, 2007. KBW’s analysis was prepared solely for NAIL’s board of directors, did not represent an opinion on the fairness from a financial point of view of the consideration offered to the Deep South Companies and did not constitute a recommendation to approve the Transaction.

In conducting its review and valuation analysis, KBW relied upon the accuracy and completeness of all of the financial and other information provided to it or publicly available, and KBW has not assumed any responsibility for independently verifying the accuracy or completeness of any such information. KBW relied upon the management of NAIL and DSH as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and bases therefore) provided to KBW, and KBW assumed that such forecasts and projections reflected the best then currently available estimates and judgments of such managements.

KBW presented its initial analysis to NAIL’s board of directors on July 5, 2007 and updated the analysis for NAIL’s board of directors on August 1, 2007. The following is a summary of the material financial analyses presented by KBW to the NAIL board of directors on August 1, 2007 in connection with its review of the Transaction.

Summary of Proposal. KBW reviewed the financial terms of the Transaction. Pursuant to the merger agreement, the purchase price for the Deep South Companies is cash and NAIL Common Stock up to a maximum aggregate amount of $175.0 million and is comprised of the following elements:

•

at the consummation of the Transaction, an amount in cash and NAIL Common Stock equal to 5.94 times the pro forma EBITDA of the Deep South Companies for the twelve month period ended December 31, 2007, subject to adjustment as set forth in the Securities Purchase Agreement, up to a maximum amount of $125.0 million of which approximately 17.0% shall be payable in NAIL Common Stock;

•	a first earn out amount to be based on the adjusted EBITDA of the Deep South Companies for the twelve month period ending December 31, 2008;

•	and a second earn out amount to be based on the adjusted EBITDA of the Deep South Companies for the twelve month period ending December 31, 2009.

Based on projections provided by NAIL, KBW assumed an estimated initial payment of $110.0 million, a total aggregate purchase price of $145.3 million and a net present value of the total aggregate purchase price equal to $140.2 million.

Selected Comparable Companies Analysis. Using publicly available information, KBW compared the financial performance, financial condition and implied market valuation of the Deep South Companies to those of a selected group of comparable independent insurance brokers and other business service companies. Although none of the selected companies are precisely comparable to the Deep South Companies, the companies included in the analysis were selected because they are publicly traded companies with operations of a size, and with performance results that could be considered, similar to those of the Deep South Companies. No company that met such criteria was excluded for purposes of KBW’s analysis.

Companies included in the group were:

Brown & Brown, Inc.
Arthur J. Gallagher & Co.
National Financial Partners Corp.
Hilb Rogal & Hobbs Company
Brooke Corp.
Teletech Holdings Inc.
Sykes Enterprises Inc.
CDI Corp.
Gevity HR Inc.
Corvel Corp.
Crawford & Co.
Cunningham Lindsey Inc.

To perform this analysis, KBW used financial information as of and for the latest quarter available. Market price information was as of July 31, 2007, and 2007 and 2008 EBITDA estimates were mean estimates taken from Bloomberg, a nationally-recognized earnings estimate consolidator.

KBW’s analysis showed the following concerning the Deep South Companies’ implied market valuation:

		Selected Multiple Range (1)		Implied Equity Value
($ in thousands)	Metric	Low	High	Low	High
2007E EBITDA	$18,518	7.1x	9.7x	$131,926	$178,488
2008E EBITDA	$21,789	6.7x	9.1x	$147,429	$199,462

(1) Range of multiples is derived from the median multiple of selected comparable companies +/– 15%.

Comparable Transactions Analysis. KBW reviewed publicly available and other information for selected transactions involving mergers and acquisitions of independent insurance brokers and other insurance service companies since January 1, 2005. The selected transactions were not intended to represent the complete list of insurance broker and other insurance service company transactions that have occurred during that time period. Rather, such transactions included only those recent transactions where information regarding both the purchase price and EBITDA of the target company was available to KBW. The selected transactions were used in this analysis because the companies involved were deemed by KBW to operate in similar businesses or have similar financial characteristics to the Deep South Companies. No transaction that met such criteria was excluded for the purposes of KBW’s analysis. The selected transactions consisted of the following acquisitions:

Announcement Date	Acquirer	Acquired Entity
May 07	AmWINS Group, Inc.	American Equity Underwriters
May 07	J.C. Flowers & Co. LLC	BISYS Insurance Services
February 07	Maple Tree Acquisition Corp.	Hub International Ltd.
January 07	Goldman Sachs Group Inc.	USI Holdings Corp.
October 06	USI Holdings Corp.	Kibble & Prentice Holding Co.
September 06	Kinloch Holdings, Inc.	Gennatt Associates, Inc.
September 06	Alliant Insurance Services	JLT U.S. retail operations
August 06	Lockton, Inc.	Alexander Forbes International Risk Services
July 06	Hilb Rogal & Hobbs Co.	Thilman & Filippini LLC
February 06	Aetna Inc.	Disability business of Broadspire
December 05	Fidelity National Financial, Inc.	Sedgwick CMS Holdings, Inc.
September 05	Investor group	Swett & Crawford Group Inc.
September 05	Parthenon Capital LLC	AmWINS Group Inc.
September 05	J.C. Flowers & Co. LLC	Crump Group Inc.
February 05	Brown & Brown, Inc.	Hull & Company, Inc.

For each precedent transaction, KBW derived and compared the implied enterprise value paid for the acquired company to the EBITDA of the acquired company for the latest twelve months of results prior to the time the transaction was announced.

		Selected Multiple Range (1)		Implied Equity Value
($ in thousands)	Metric	Low	High	Low	High
2007E EBITDA	$18,518	7.1x	9.6x	$130,646	$176,656

(1) Range of multiples is derived from the median multiple of selected comparable transactions +/- 15%.

Deep South Companies’ Discounted Cash Flow Analysis. KBW performed a discounted cash flow analysis to determine a range of the present values of after-tax cash flows that the Deep South Companies could reasonably provide to equity holders through 2011 on a stand-alone basis, excluding the effects related to the merger. In performing this analysis, KBW used projections provided by the management of NAIL (see the section entitled “THE TRANSACTION PROPOSAL—Financial Forecasts Provided to Financial Advisors” starting on page 76).

The range of values was determined by adding (1) the present value of the Deep South Companies’ earnings potentially distributable as dividends, and (2) the present value of the “terminal value” of the Deep South Companies’ common stock. In calculating the terminal value of the Deep South Companies, KBW applied multiples ranging from 7.0x to 8.0x 2011 estimated EBITDA. The dividend stream and the terminal value were then discounted back using discount rates ranging from 12.0% to 14.0%, which range KBW viewed as appropriate for a company with the Deep South Companies’ risk characteristics and supported by a weighted average cost of capital analysis. This discounted cash flow analysis resulted in an implied equity valuation range of $139.0 to $165.9 million.

KBW stated that the discounted cash flow present value analysis is a widely used valuation methodology but noted that it relies on numerous assumptions, including growth rates, terminal values and discount rates. The analysis did not purport to be indicative of the actual values or expected values of the Deep South Companies’ common stock.

For the services KBW rendered to NAIL, NAIL agreed to pay KBW a quarterly retainer fee of $50,000, of which, if such retainer was paid on a current basis rather than deferred until the consummation of a business combination, 50.0% would be credited toward any success fee payable upon consummation of a business combination. In addition, NAIL agreed to pay KBW a success fee based on the aggregate consideration to be paid in a business combination. Pursuant to the engagement letter with KBW, because NAIL received a fairness opinion from StoneRidge Advisors, up to $100,000 of the fairness opinion fees payable by NAIL to StoneRidge Advisors will be credited against the success fee payable by NAIL to KBW. NAIL also agreed to reimburse KBW for all reasonable out-of-pocket expenses, including fees and reasonable expenses of counsel, incurred in connection with its services under the engagement letter.

The success fee payable to KBW in connection with the closing of the Transaction is estimated to be approximately $1.6 million, which is based upon an estimated payment by NAIL to DSH upon consummation of the Transaction of $111.7 million. NAIL will also owe an incremental success fee to KBW based upon any additional amounts paid by NAIL to DSH after closing (see the section entitled “THE SECURITIES PURCHASE AGREEMENT—Transaction Consideration” starting on page 84). In addition, pursuant to an amendment to its engagement agreement with NAIL, KBW has agreed to assist NAIL in organizing meetings with third parties not currently shareholders in NAIL to discuss the Transaction. For its assistance in organizing such meetings, NAIL has agreed to pay KBW a fee of $1.25 million contingent upon consummation of the Transaction. Such fee is in addition to the success fees due to KBW based on amounts NAIL pays to DSH upon and after consummation of the Transaction, as described above.

During its engagement as NAIL’s financial advisor, neither KBW, nor its affiliates, held any securities of NAIL, DSH or any of the Deep South Companies, nor did any members or officers of KBW serve as a director of NAIL, DSH or any of the Deep South Companies. However, certain representatives of KBW, who were not involved with the advice KBW rendered to NAIL, served as financial advisor to the Deep South Companies. KBW may provide investment banking and related services to NAIL in the future.

Engagement of StoneRidge Advisors and Fairness Opinion

NAIL engaged StoneRidge Advisors on June 28, 2007 to evaluate and render a fairness opinion for the Transaction. Following its engagement, StoneRidge Advisors participated in several meetings of NAIL’s board of directors. At a meeting of NAIL’s board of directors held on August 10, 2007 to consider and act upon the Transaction, StoneRidge Advisors delivered to NAIL’s board an oral opinion, confirmed by such opinion in writing dated August 10, 2007, to the effect that, as of that date and based on and subject to various assumptions, matters considered and limitations described in StoneRidge Advisors’ opinion, the purchase price to be paid by NAIL in the Transaction is fair, from a financial point of view, to NAIL.

The full text of StoneRidge Advisors’ written opinion describes the assumptions made, the procedures followed, the matters considered and the limitations on the review undertaken by StoneRidge Advisors. StoneRidge Advisors’ opinion is attached to this Proxy Statement as Annex B and is incorporated by reference into this Proxy Statement. THE STONERIDGE ADVISORS’ OPINION IS DIRECTED ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, TO NAIL OF THE PURCHASE PRICE TO BE PAID BY NAIL IN THE TRANSACTION AND DOES NOT ADDRESS ANY OTHER ASPECT OF THE TRANSACTION. THE STONERIDGE ADVISORS’ OPINION DOES NOT ADDRESS THE RELATIVE MERITS OF THE TRANSACTION COMPARED TO OTHER BUSINESS STRATEGIES OR TRANSACTIONS THAT MIGHT BE AVAILABLE TO NAIL OR THE UNDERLYING BUSINESS DECISION OF NAIL TO ENTER INTO THE TRANSACTION. THE STONERIDGE ADVISORS’ OPINION DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE OR ACT WITH RESPECT TO THE TRANSACTION OR OTHERWISE. HOLDERS OF NAIL’S COMMON STOCK ARE ENCOURAGED TO READ THE STONERIDGE ADVISORS’ OPINION CAREFULLY AND IN ITS ENTIRETY. THE SUMMARY OF THE STONERIDGE ADVISORS’ OPINION SET FORTH BELOW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE STONERIDGE ADVISORS’ OPINION, A COPY OF WHICH IS ATTACHED AS ANNEX B TO THIS PROXY STATEMENT.

In arriving at its opinion, StoneRidge Advisors:

•	reviewed publicly-available business and historical financial information relating to NAIL;

•

reviewed certain financial analyses and forecasts for the Deep South Companies, including projected 2007-2009 income statements prepared by DSH’s management (showing gross premiums written, revenue expenses, EBITDA and pro forma adjustments to EBITDA) and cost savings analysis of the Deep South Companies following their acquisition by NAIL;

•	reviewed certain financial analyses and forecasts prepared by management of NAIL, including certain cost savings and operating synergies projected by management of NAIL to result from the Transaction;

•	reviewed the financial terms, to the extent available, of certain comparable acquisition transactions;

•	compared the financial performance of the Deep South Companies with that of other publicly traded companies that are comparable to the Deep South Companies;

•	reviewed a draft of the Securities Purchase Agreement dated July 27, 2007; and

•	performed such other analysis and considered such other factors as StoneRidge Advisors deemed appropriate.

In connection with its review, with NAIL’s consent, StoneRidge Advisors did not assume any responsibility for independent verification of any of the information provided to or reviewed by StoneRidge Advisors for the purpose of its opinion and, with NAIL’s consent, relied on that information being complete and accurate in all material respects. In addition, with the consent of NAIL, StoneRidge Advisors did not make any independent evaluation or appraisal of any of the assets or liabilities, contingent or otherwise, of NAIL or DSH, and was not furnished with any evaluation or appraisal. With respect to the financial forecasts and estimates referred to above, StoneRidge Advisors assumed, at the direction of NAIL, that such forecasts and estimates were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of NAIL as to the future financial performance of NAIL and the management of the Deep South Companies as to the future financial performance of the Deep South Companies. StoneRidge Advisors is not an expert in, and its opinion does not address, any of the legal, tax and accounting aspects of the proposed Transaction. StoneRidge Advisors relied as to such matters on NAIL’s legal, tax and accounting advisors.

StoneRidge Advisors’ opinion was necessarily based on economic, market, monetary and other conditions as in effect on, and information made available to StoneRidge Advisors as of, the date of its opinion. StoneRidge Advisors does not have any obligation to advise any person of any change in any fact or matter affecting its opinion which may come or be brought to StoneRidge Advisors’ attention after the date of its opinion.

At NAIL’s direction, StoneRidge Advisors was not asked to, and it did not, offer any opinion as to the terms of the Securities Purchase Agreement or the form of the Transaction. StoneRidge Advisors assumed, with NAIL’s consent, that the final executed form of the Securities Purchase Agreement would not differ in any material respect from the draft StoneRidge Advisors reviewed, each of NAIL and DSH would comply with all material terms of the Securities Purchase Agreement and the Transaction would be consummated in accordance with its terms without adverse waiver or amendment of any material term or condition. StoneRidge Advisors also assumed, with NAIL’s consent, that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction would be obtained without any adverse effect on the Transaction. Except as described above, NAIL imposed no other instructions or limitations on StoneRidge Advisors with respect to the investigations made or the procedures followed by StoneRidge Advisors in rendering its opinion.

In connection with rendering its opinion to NAIL’s board of directors, StoneRidge Advisors performed certain financial and comparative analyses which are summarized below. The following summary is not a complete description of all analyses performed and factors considered by StoneRidge Advisors in connection with its opinion.

The preparation of a financial opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description.

The estimates of the future performance of the Deep South Companies in or underlying StoneRidge Advisors’ analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than those estimates. In performing its analyses, StoneRidge Advisors considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of NAIL and the Deep South Companies. Estimates of the financial value of companies do not necessarily purport to be appraisals or reflect the prices at which companies actually may be bought or sold.

The purchase price payable in the Transaction was determined through negotiation between NAIL and DSH, and NAIL’s decision to enter into the Transaction was solely that of NAIL’s board of directors. StoneRidge Advisors’ opinion and financial analyses were only one of many factors considered by NAIL’s board in its evaluation of the Transaction and should not be viewed as determinative of the views of NAIL’s board of directors or management with respect to the Transaction or the purchase price to be paid in the Transaction.

The following is a brief summary of the material financial analyses performed by StoneRidge Advisors and reviewed with NAIL’s board of directors in connection with its opinion relating to the proposed Transaction. The financial analysis summarized below includes information presented in tabular format. In order to fully understand StoneRidge Advisors’ financial analysis, such table must be read together with the text of the related summary. The tables alone do not constitute a complete description of the financial analysis. Considering the data below without considering the full narrative description of the financial analysis, including the methodologies and assumptions underlying the analysis, could create a misleading or incomplete view of StoneRidge Advisors’ financial analysis. No company or transaction reviewed by StoneRidge Advisors for comparison to the Deep South Companies and the Transaction was identical to the Deep South Companies or the Transaction and such comparison necessarily involved complex considerations and judgments concerning financial and operating characteristics and other factors. StoneRidge Advisors arrived at its opinion based on the results of the analysis undertaken by it and factors considered and assessed as a whole. StoneRidge Advisors did not draw, in isolation, conclusions from or with regard to any one factor or aspect of its analysis for purposes of its opinion.

Purchase Price Analysis

Financial Terms of the Purchase

The aggregate purchase price for the Deep South Companies is cash and NAIL Common Stock up to a maximum aggregate amount of $175.0 million and is comprised of the following elements:

•

at the consummation of the Transaction, an amount in cash and NAIL Common Stock equal to 5.94 times the pro forma EBITDA of the Deep South Companies for the twelve month period ended December 31, 2007, subject to adjustment as set forth in the Securities Purchase Agreement, up to a maximum amount of $125.0 million of which approximately 17.0% shall be payable in NAIL Common Stock;

•	a first earn out amount to be based on the adjusted EBITDA of the Deep South Companies for the twelve month period ending December 31, 2008; and

•	a second earn out amount to be based on the adjusted EBITDA of the Deep South Companies for the twelve month period ending December 31, 2009.

Based on various projections provided by NAIL, StoneRidge Advisors assumed an estimated aggregate initial payment of $109.9 million, a first earn out payment of $25.2 million and a second earn out payment of $10.4 million for a total aggregate purchase price of $145.5 million.

Public Market Analysis

StoneRidge Advisors reviewed and compared selected financial information, ratios and implied multiples for the Deep South Companies to the corresponding financial information for the following publicly traded companies in the U.S. whose primary business is the distribution of property and casualty insurance products.

All multiples were based on closing stock prices on July 31, 2007. Estimated financial data for the selected companies were based upon public filings and publicly available equity research analysts’ estimates as aggregated by Capital IQ.

For each of the comparable companies, StoneRidge Advisors calculated the following:

•	Total Enterprise Value, which is defined as the market value of common equity plus debt and preferred stock, less cash.

•	Total Enterprise Value/LTM Total Revenue, which is defined as Total Enterprise Value as a multiple of reported revenue for the last 12 months (“LTM”), based upon publicly available information.

•

Total Enterprise Value/LTM EBITDA, which is defined as Total Enterprise Value as a multiple of reported earnings before interest, taxes, depreciation and amortization, or EBITDA, for the last 12 months, based upon publicly available information.

•	Total Enterprise Value/LTM EBIT, which is defined as Total Enterprise Value as a multiple of LTM reported earnings before interest and taxes, based upon publicly available information.

•	Price/Diluted EPS, which is defined as stock price as a multiple of LTM reported earnings per share on a fully diluted basis, based upon publicly available information.

•

Total Enterprise Value/NTM Total Revenue, which is defined as Total Enterprise Value as a multiple of estimated revenue for the next 12 months (“NTM”), based upon publicly available information, including reports of equity research analysts and using the mean of the analysts’ estimates.

•

Price/NTM EPS, which is defined as stock price as a multiple of estimated earnings per share, based upon publicly available information, including reports of equity research analysts and using the mean of the analysts’ estimates.

(Dollars in millions, except per share data)

Company Name	Stock Price	% of 52 Wk High	Market Cap	Total Enterprise Value	Total Enterprise Value / LTM Total Revenue		Total Enterprise Value / LTM EBITDA		Total Enterprise Value / LTM EBIT		Total Equity Value / LTM Net Income		Total Enterprise Value / NTM(2) Total Revenue		Total Equity Value / NTM(2) Net Income
Aon Corp. (NYSE:AOC)(1)	$40.52	91.5%	$11,897.1	$13,970.1	1.52	x	9.3	x	11.0	x	20.2	x	1.45	x	14.3	x
Arthur J Gallagher & Co. (NYSE:AJG)	27.31	89.8%	2,701.0	2,666.8	1.67	x	6.9	x	8.1	x	20.6	x	1.55	x	15.0	x
Brooke Corp. (NASDAQ: BXXX)	12.55	82.3%	159.2	212.6	1.07	x	6.1	x	6.6	x	12.9	x	NM		NM
Brown & Brown Inc. (NYSE:BRO)	25.96	81.3%	3,644.9	3,700.8	4.10	x	10.3	x	11.9	x	20.1	x	NM		NM
Hilb Rogal & Hobbs Co. (NYSE:HRH)	43.44	85.2%	1,597.3	1,717.8	2.37	x	8.8	x	10.6	x	18.3	x	2.15	x	17.5	x
Marsh & McLennan Companies Inc. (NYSE:MMC)	27.90	82.3%	15,496.2	20,807.8	1.73	x	10.2	x	13.4	x	18.7	x	1.86	x	16.9	x
Willis Group Holdings Ltd. (NYSE:WSH)	41.02	88.0%	5,821.1	7,140.6	2.86	x	10.2	x	11.3	x	13.5	x	2.68	x	14.4	x

				Mean	2.19	x	8.8	x	10.4	x	17.8	x	1.94	x	15.6	x
				Median	1.73	x	9.3	x	11.0	x	18.7	x	1.86	x	15.0	x

Source: CapitalIQ

(1)	TEV includes cash and invested assets, which are assumed to be necessary to support AOC's insurance company subsidiaries, loss & LAE reserve and statutory surplus requirements.
(2)	NTM stands for "Next Twelve Months."

(Dollars in thousands)

	Metric	Selected Multiple Range(1)				Total Enterprise Value		Total Equity Value
		Low		High		Low	High	Low	High
LTM Total Revenue	$79,750	1.52	x	2.86	x	$121,496	$228,151	$120,812	$227,467
NTM Total Revenue	83,034	1.55	x	2.15	x	128,674	178,527	127,990	177,842
LTM Pro Forma EBITDA(2)	17,337	6.9	x	10.2	x	119,190	177,613	118,505	176,928
LTM Net Income(3)	10,077	13.5	x	20.2	x			135,549	203,639

Average Equity Valuation Range								$125,714	$196,469

(1)	Based on the range of publicly traded valuation multiples, excluding the low and the high multiples.
(2)	LTM Pro Forma EBITDA equals EBITDA plus addbacks for nonrecurring items including travel expenses, legal fees, and professional fees.
(3)	Net income calculated using an assumed 40% tax rate.

Using these analyses, StoneRidge Advisors determined an estimated equity valuation range for the Deep South Companies of between $125.7 million and $196.5 million. See the section below entitled “—Overall Valuation Summary.”

StoneRidge Advisors calculated an implied valuation range by applying the selected multiple ranges which StoneRidge deemed most appropriate to the available operating statistics based on publicly available equity research estimates, and other publicly available data. Where appropriate, StoneRidge subtracted net debt from Total Enterprise Value to calculate Total Equity Value. Based upon and subject to the foregoing, StoneRidge Advisors calculated implied equity valuation ranges for the Deep South Companies of $120.8 million to $227.5 million based upon Total Enterprise Value/LTM Total Revenue, $128.0 million to $177.8 million based upon Total Enterprise Value/NTM Total Revenue, $118.5 million to $177.0 million based upon Total Enterprise Value/LTM EBITDA and $135.5 million to $203.7 million based upon Total Equity Value/LTM Net Income.

Although the foregoing companies were compared to the Deep South Companies for purposes of this analysis, StoneRidge Advisors noted that no company used in the comparable company analysis is identical to the Deep South Companies because of differences between the business mix, markets served, operations and other characteristics of the Deep South Companies and the comparable companies. In evaluating the comparable companies, StoneRidge Advisors relied on publicly available equity research estimates which estimates are based in part on judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions, and other matters, many of which are beyond the control of the Deep South Companies, such as the impact of competition on the business of the Deep South Companies, as well as on the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of the Deep South Companies or the industry or in the markets generally. Mathematical analysis, such as determining the mean or median, is not in itself a meaningful method of using comparable company data.

Selected Precedent Transactions Analysis

StoneRidge Advisors also performed a precedent transaction analysis, which is designed to imply a value of a company based upon publicly available financial information of selected transactions that share some characteristics with the transaction. StoneRidge Advisors analyzed certain publicly available information relating to nine completed acquisitions of companies engaged in the insurance brokerage business that it considered to be comparable to the Deep South Companies. StoneRidge selected a number of transactions in which the target company was primarily involved in the distribution of property and casualty insurance products and where transaction valuation multiples were publicly disclosed. Certain information relating to the comparable acquisition transactions that StoneRidge Advisors analyzed is as follows:

(Dollars in millions)

Buyer/Target	Date Announced	Deal Value		Total Enterprise Value / LTM Revenue		Total Enterprise Value / LTM EBITDA
Maple Tree Acquisition Corp. / Hub International Ltd.	02/25/2007	$1,758		2.38	x	10.5	x
Goldman Sachs Group Inc. / USI Holdings Corp.	01/15/2007	1,027		2.94	x	12.5	x
Aegon US Holding Corporation / Clark Inc.	11/01/2006	571		2.05	x	10.1	x
Alliant Insurance Services / JLT U.S. retail operations	09/08/2006	100		1.67	x	19.0	x(1)
Lockton Inc. / Alexander Forbes Int Risk Svcs	08/21/2006	333	(2)	1.66	x	NA
Brown & Brown Inc. / Hull and Co.	02/11/2005	175		2.78	x	NA
USI Holdings Corp. / Summit Global Partners, Inc.	01/12/2005	124		1.88	x	NA
BB&T Corp. / McGriff Seibels & Williams Inc	11/11/2003	482		2.20	x	8.3	x
Hilb Rogal & Hobbs Co. / Hobbs Group LLC	05/13/2002	273		2.78	x	11.2	x

		Mean		2.26	x	11.9	x
		Median		2.20	x	10.8	x

Sources: SNL Financial and CapitalIQ.

(1)	Estimate based on 2005 EBITDA.
(2)	Value of 100% acquisition. Lockton actually acquired 51% of Alexander Forbes.

StoneRidge Advisors calculated various financial multiples as set forth in the table below based on publicly available information for each of the selected transactions. The prices StoneRidge Advisors used for purposes of these analyses are the publicly disclosed prices paid in the selected transactions.

(Dollars in thousands)

	Metric	Selected Multiple Range(1)				Total Enterprise Value		Total Equity Value
		Low		High		Low	High	Low	High
LTM Revenue	$79,750	1.67	x	2.78	x	$132,917	$221,935	$132,233	$221,251
LTM Pro Forma EBITDA(2)	17,337	10.1	x	12.5	x	175,103	216,712	174,419	216,028

Average Equity Valuation Range								$153,326	$218,639

(1)	Based on the range of M&A transaction multiples, excluding the low and the high multiples.
(2)	LTM Pro Forma EBITDA equals EBITDA plus addbacks for nonrecurring items including travel expenses, legal fees and professional fees.

Based upon its comparable transaction analysis, StoneRidge Advisors estimated an equity valuation range for the Deep South Companies between $153.3 million and $218.6 million. See the section below entitled “—Overall Valuation Summary.”

None of the selected transactions is identical to the Transaction. Accordingly, any analysis of the selected transactions necessarily involved complex considerations and judgments concerning the differences in financial and operating characteristics, parties involved and terms of the transactions and other factors that would necessarily affect the prices paid and other financial information in the selected transactions.

Discounted Cash Flow Analysis

StoneRidge Advisors used a discounted cash flow analysis to calculate the implied present value of the estimated equity free cash flows of the Deep South Companies for the fiscal years 2008 through 2012 and a terminal value at 2012, based upon projections prepared by the management of the Deep South Companies, which were reviewed and modified by the management of NAIL illustrated in the table below.

(Dollars in thousands)

	2008	2009	2010	2011	2012
EBIT	$21,339	$21,872	$24,104	$26,559	$29,260
Estimated Taxes	(8,536)	(8,749)	(9,642)	(10,624)	(11,704)

EBIAT	12,803	13,123	14,462	15,936	17,556
Plus: Depreciation and Amortization	450	450	450	450	450
Less: Capex	(449)	(481)	(529)	(582)	(640)
Less: Change in Net Working Capital	(469)	(228)	(333)	(367)	(403)

Free Cash Flows	$12,334	$12,864	$14,050	$15,437	$16,963
Discount Rate	9.0%	9.0%	9.0%	9.0%	9.0%
Discount Factor	1.09	1.19	1.29	1.41	1.54

Discounted Cash Flow	$11,318	$10,832	$10,856	$10,945	$11,036

StoneRidge Advisors calculated certain equity value reference ranges for the Deep South Companies using discount rates reflecting the estimated weighted average cost of capital of the Deep South Companies ranging from 9.0% to 11.0% and growth rates reflecting long-term domestic U.S. economic growth rates ranging from 0.0% to 3.0% for the terminal value. Based upon current and projected U.S. economic growth rates as well as growth trends in the property and casualty insurance industry, StoneRidge Advisors selected growth rates from 1.0% to 2.0% to determine the equity value reference range.

This analysis resulted in an implied equity value reference range between $153.7 million and $215.6 million. See the section below entitled “—Overall Valuation Summary.”

Overall Valuation Summary

The following table summarizes the range of value of the Deep South Companies using the public market analysis, comparable acquisition transaction analysis and discounted cash flow analysis.

Miscellaneous

This summary is not a complete description of the analyses performed by StoneRidge Advisors but contains the material elements of its analyses. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its fairness determination, StoneRidge Advisors considered the results of all such analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. No company or transaction used in the above analyses as a comparison is precisely comparable to NAIL, the Deep South Companies or the Transaction.

The analyses were prepared for purposes of providing an opinion to NAIL’s board of directors and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. In performing its analyses, StoneRidge Advisors made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. The analyses performed by StoneRidge Advisors are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of NAIL or StoneRidge Advisors or any other person assumes responsibility if future results are materially different from those forecast.

StoneRidge Advisors’ opinion to NAIL’s board of directors was one of many factors taken into consideration by NAIL’s board of directors in making its determination to purchase the Deep South Companies.

Under the terms of its engagement, NAIL has agreed to pay StoneRidge Advisors a fee of $75,000 for its financial advisory services in connection with the opinion. In addition, NAIL has agreed to reimburse StoneRidge Advisors for its reasonable out-of-pocket expenses, including fees, disbursements and other charges of counsel, and to indemnify StoneRidge Advisors and related parties against liabilities, including liabilities under federal securities laws, relating to, or arising out of, StoneRidge Advisors’ engagement. StoneRidge Advisors and its affiliates have not provided services to NAIL in the past.

NAIL selected StoneRidge Advisors as its financial advisor in connection with the Transaction because (1) StoneRidge Advisors is a nationally recognized investment banking firm with substantial experience in similar transactions and is familiar with NAIL and its business and (2) NAIL’s other financial advisor, KBW, was also representing the Deep South Companies in the Transaction. StoneRidge Advisors is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities and private placements.

Financial Forecasts Provided to Financial Advisors

NAIL is including in this proxy statement certain financial forecasts concerning the Deep South Companies’ revenues, and earnings before interest, taxes, depreciation and amortization, which is referred to as EBITDA, which were initially prepared by the management of DSH during June 2007 and shared with NAIL in the course of its due diligence, and which were then revised, modified and extended by the management of NAIL during June and July 2007. These financial forecasts do not represent DSH’s or the Company’s projections as of the date hereof. The projections were provided to KBW and StoneRidge for their use in providing financial advisory and investment banking services to NAIL. These financial forecasts were developed from historical financial statements and do not give effect to any changes or expenses as a result of the Transaction or any other effects of the Transaction. Furthermore, the financial forecasts were not prepared with a view toward public disclosure or compliance with published guidelines of the SEC or the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or GAAP.

The financial forecast of the Deep South Companies for the three years ending 2009 included under the heading “Projections Provided to NAIL by DSH” on page 77 were prepared by the management of DSH and the financial forecast of the Deep South Companies for the six years ending 2012 included under the heading “NAIL Management Modified Projections Through 2012” were prepared by NAIL’s management. Neither DSH’s nor NAIL’s independent auditors, nor any other independent auditors, have compiled, examined or performed any procedures with respect to the prospective financial information contained in the financial forecasts, nor have they expressed any opinion or given any form of assurance on the financial forecasts or their achievability. The auditors’ reports incorporated by reference in this proxy statement relate to DSH’s and NAIL’s historical financial information. The auditors’ reports do not extend to prospective financial information and should not be read to do so. In addition, StoneRidge did not assist in the preparation of the financial forecasts, has no responsibility for the financial forecasts, and may have varied some of the assumptions underlying the financial forecasts for purposes of its analyses. Furthermore, the financial forecasts:

•

necessarily make numerous assumptions about, among other factors, the competitive environment for commercial auto coverage and other coverages offered by the Deep South Companies, the availability of insurance carrier partners and the terms and conditions associated with managing general agency agreements, the potential adverse effect on the results of operations of the Deep South Companies of severe weather conditions or other catastrophic events, and the effect on the Deep South Companies of the loss of key personnel, many of which factors (and assumptions) are beyond the control of DSH and NAIL and may not prove to have been, or may no longer be, accurate;

•

do not necessarily reflect revised prospects for the Deep South Companies’ business, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the forecasts were prepared;

•	are not necessarily indicative of current values or future performance, which may be significantly more favorable or less favorable than as set forth below; and

•	should not be regarded as a representation that the financial forecasts will be achieved.

DSH and NAIL believe that the assumptions that each of their respective managements used as a basis for its financial forecasts were reasonable at the time the financial forecasts were prepared, given the information their respective managements had at the time.

These financial forecasts are not a guarantee of performance. Financial forecasts involve risks, uncertainties and assumptions. The future financial results of the Deep South Companies, and, if the Transaction is consummated, the combined company, may materially differ from those expressed in the financial forecasts due to factors that are beyond the ability of the Deep South Companies or NAIL to control or predict. Neither the Deep South Companies nor NAIL can assure you that the financial forecasts will be realized, that future financial results will not materially vary from the financial forecasts, or that forecasts prepared as of the date hereof would be the same as the financial forecasts included herein. Since the financial forecasts cover multiple years, such information by its nature becomes less reliable with each successive year. The financial forecasts do not take into account any circumstances or events occurring after the date they were prepared.

The financial forecasts are forward-looking statements. For more information on factors which may cause the Deep South Companies’ and NAIL’s future financial results to materially vary, see the section entitled “CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS” on page 15 and “RISK FACTORS” starting on page 28. The management of DSH and NAIL’s management prepared their respective financial forecasts using accounting policies consistent with DSH’s annual and interim financial statements, as well as any changes to those policies known to be effective in future periods. The financial forecasts do not reflect the effect of any proposed or other changes in GAAP that may be made in the future. Any such changes could have a material impact on the information shown below.

The management of DSH provided NAIL’s management, in June 2007, with the projections and forecasts directly below for the three years ending 2009. These projections assumed that (i) the Deep South Companies would continue to face competitive markets, but would be somewhat insulated from competition due to their primary focus on smaller accounts where they face less competition than they would on larger more competitively priced accounts, (ii) the anticipated revenue growth would be driven primarily by both geographic expansion and new product offerings, (iii) the Deep South Companies would continue to maintain their agreement with QBE pursuant to which QBE serves as the insurance carrier of substantially all of their business, and that the economics of the QBE agreement would not change over the life of the projections and (iv) the EBITDA margin of the Deep South Companies would increase primarily as a result of a higher profit share participation under the current terms of the QBE Agreement and improved operating leverage resulting from their ability, due to their efficient business processes and established infrastructure, to increase written premiums more rapidly than operating expenses.

Projections Provided to NAIL by DSH

($ in thousands)

	Projected
	2007	2008	2009
Revenues	$57,144	$70,273	$75,904
Revenue Growth Rate	16.8%	23.0%	8.0%
EBITDA	$18,518	$24,056	$26,870
EBITDA Margin	32.4%	34.2%	35.4%

NAIL’s management reviewed, modified and extended, in June and July 2007, the above projections through 2012. The resulting NAIL management case, as contained in the following table, assumed that (i) the anticipated softening of the P&C insurance market would be greater than assumed by the management of DSH and (ii) revenues would grow at 10% per annum in 2010 through 2012, reflecting a stronger market.

NAIL Management Modified Projections Through 2012

($ in thousands)

	2007	2008	2009	2010	2011	2012
Revenues	$57,144	$60,930	$65,138	$71,652	$78,817	$86,699
Revenues Growth Rate	16.8%	6.6%	6.9%	10.0%	10.0%	10.0%
EBITDA	$18,518	$21,789	$22,322	$24,544	$27,009	$29,710
EBITDA Margin	32.4%	35.8%	34.3%	34.3%	34.3%	34.3%

EBITDA is not a measure of performance under GAAP, and should not be considered as an alternative to net income, as a measure of operating performance or cash flows or as a measure of liquidity. EBITDA should not be considered a substitute for net income, income from operations or cash flows provided by or used in operations, as determined in accordance with GAAP1. EBITDA is a measure of operating performance used by management to focus on consolidated operating performance, exclusive of income and expense, that relates to the financing and capitalization of the business. The management of DSH and NAIL used EBITDA, which they viewed as a key measure of profitability in the insurance brokerage industry, to provide a measure of operating performance because it assisted management in having a consistent basis for comparing the operating performance of different companies in the industry by eliminating the impact of variables, such as the depreciation and amortization of assets, from operating results.

Interests of NAIL’s Management in the Transaction

When you consider the recommendation of NAIL’s board of directors that you vote in favor of the Transaction, you should keep in mind that NAIL’s officers and directors have interests in the Transaction that are different from, or in addition to, yours. These interests include the following:

•

If the Transaction is not consummated and NAIL is required to liquidate, the shares of NAIL Common Stock owned and acquired by NAIL’s directors and officers prior to NAIL’s IPO will be worthless because they will not be entitled to receive any of the assets held in the trust account with respect to these shares. In addition, if the Transaction is not consummated, and NAIL is forced to liquidate, warrants held by NAIL’s directors and officers will expire with no value. On August 10, 2007, the date NAIL’s board of directors approved the Transaction and the Securities Purchase Agreement, our directors and officers owned a total of 3,199,595 shares of NAIL Common Stock acquired prior to NAIL’s IPO having a total market value of approximately $24.6 million based on the share price of $7.70 of the NAIL Common Stock on the last trading day prior to that date. In addition, on August 10, 2007, our directors and officers held warrants exercisable for an aggregate of 2,122,487 shares of NAIL Common Stock having a total market value of approximately $848,995 based on our warrant price of $0.40 per warrant on the last trading day prior to that date.

•

Each of Messrs. Scott A. Levine (a member of our board of directors), William R. de Jonge (our President and a member of our board of directors), Francis E. Lauricella (an Executive Vice President of NAIL and a member of our board of directors) and Laurence N. Strenger (our former member of our board of directors) and Ms. Paula S. Butler (an Executive Vice President of NAIL) has agreed, that, if we liquidate prior to the consummation of a business combination, they will be personally liable, on a joint and several basis, to ensure that the proceeds of the trust account are not reduced by the claims of vendors for services rendered or products sold to us as well as claims of prospective target businesses for fees and expenses of third parties that we have agreed in writing to pay in the event we do not complete a business combination. If the Transaction is consummated, NAIL’s officers and directors will not have to perform such obligations. If the Transaction is not consummated, however, NAIL’s officers and directors could potentially be liable for any claims against the trust account by such

[1]

The following table provides an illustration of the reconciliation of net income (loss) to EBITDA for DSH through 2012 as shown in the table labeled “NAIL Management Modified Projections Through 2012” on page 77. This table, including the net income information, was not provided by DSH at the time it provided projections to NAIL. This table has been prepared by NAIL for inclusion in this Proxy Statement for illustrative purposes only:

Modified Projections Through 2012

($ in thousands)

	2007	2008	2009	2010	2011	2012
EBITDA	18,518	21,789	22,322	24,554	27,009	29,710
Depreciation	669	669	669	669	669	669

Income before taxes	17,849	21,120	21,653	23,885	26,340	29,041
Taxes (assumed at a rate of 45%)	8.032	9,504	9,744	10,748	11,853	13,068

Net income	9,817	11,616	11,909	13,137	14,487	15,973

vendors or prospective target businesses who did not sign waivers. If the Transaction is not consummated, DSH and Mr. Disiere will be responsible for their own expenses incurred in connection with the proposed Transaction. Pursuant to the Securities Purchase Agreement, DSH and Mr. Disiere have waived any claim they may have against the trust account.

•

All rights specified in NAIL’s Amended and Restated Certificate of Incorporation relating to the right of directors and officers to be indemnified by NAIL, and of NAIL’s directors and officers to be exculpated from monetary liability with respect to prior acts or omissions, will continue after the Transaction. If the Transaction is not consummated and NAIL liquidates, it will not be able to perform its obligations under those provisions. If the Transaction is ultimately completed, the combined company’s ability to perform such obligations will probably be substantially enhanced.

Satisfaction of Requirement that the Transaction Have a Fair Market Value Equal to at Least 80.0% of NAIL’s Net Assets

It is a requirement that any business acquired by NAIL have a fair market value equal to at least 80.0% of NAIL’s net assets at the time of acquisition. Based on the financial analysis of the Deep South Companies used by NAIL’s board of directors to approve the Transaction, NAIL’s board of directors determined that this requirement was met and exceeded. NAIL’s board of directors did not seek or obtain an opinion of an outside valuation advisor as to whether the 80.0% test has been met, however, in light of the financial background and experience of members of NAIL’s management and board of directors, NAIL’s board of directors believes it is qualified to determine whether the Transaction meets this requirement.

In determining that the Deep South Companies had a fair market value equal to at least 80.0% of NAIL’s net assets, NAIL’s board of directors first determined that as of June 30, 2007, NAIL had approximately $88.3 million in net assets (total assets minus total liabilities). The fair value of the Deep South Companies was determined through arm’s-length negotiations between DSH, NAIL and Mr. Disiere and resulted in a minimum purchase price equal to a 5.94 multiple of the adjusted EBITDA of the Deep South Companies, or approximately $110.0 million. This amount exceeds 80.0% of NAIL’s net assets at the time our board of directors approved the Securities Purchase Agreement and the Transaction. Therefore, the 80.0% test was satisfied.

Certain U.S. Federal Income Tax Consequences of the Transaction

The following discussion is a summary of certain U.S. federal income tax consequences of the Transaction to NAIL and NAIL Acquisition Corp. and certain U.S. federal income tax consequences of the Transaction to holders of NAIL Common Stock. This discussion addresses only those NAIL stockholders who are “U.S. Holders” (as defined below) that hold their shares of NAIL Common Stock as a capital asset for U.S. federal income tax purposes (generally, assets held for investment). This summary is for the general information of the NAIL stockholders only and does not purport to be a complete analysis of all potential tax effects of the Transaction, nor does it constitute tax advice to any particular NAIL stockholder. For example, this summary does not consider the effect of any applicable state, local or non-U.S. tax laws, or of any non-income tax laws. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a particular NAIL stockholder in light of individual circumstances or to NAIL stockholders that are subject to special treatment under U.S. federal income tax laws, including, without limitation:

•	financial institutions, regulated investment companies, real estate investment trusts and insurance companies;

•	tax-exempt organizations;

•	stockholders who are not U.S. Holders;

•

partnerships, limited liability companies that are not treated as corporations for U.S. federal income tax purposes, subchapter S corporations and other pass-through entities and investors in such entities;

•	dealers, brokers and traders in securities or foreign currencies;

•	stockholders who hold NAIL Common Stock as part of a hedge, appreciated financial position, straddle, constructive sale or conversion transaction or other integrated investment;

•	stockholders who acquired their shares of NAIL Common Stock pursuant to the exercise of employee stock options, in connection with employee stock incentive plans or otherwise as compensation;

•	persons liable for the alternative minimum tax; or

•	U.S. Holders whose “functional currency” is not the U.S. dollar.

For purposes of this discussion, “U.S. Holder” refers to a beneficial owner that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, (iv) a trust the administration of which is subject to the primary supervision of a court within the United States and as to which one or more U.S. persons have the authority to control all substantial decisions.

If an entity treated as a partnership for U.S. federal income tax purposes holds NAIL Common Stock, the tax treatment of a person holding equity interests in such entity generally will depend upon the status of that person and the activities of that entity. Such entities, and persons holding equity interests in such entities, should consult a tax advisor regarding the tax consequences of the Transaction.

The following discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), the applicable Treasury Regulations, administrative interpretations and court decisions, each as in effect as of the date of this Proxy Statement and all of which are subject to change, possibly with retroactive effect. Any such change could materially alter the tax consequences described herein. This discussion does not purport to be a comprehensive analysis or description of all potential U.S. federal income tax consequences of the Transaction. It is not binding on the IRS, and there can be no assurance that the IRS (or a court, in the event of an IRS challenge) will agree with the conclusions stated herein.

STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE PROPOSED TRANSACTION IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX LAWS.

U.S. Federal Income Tax Consequences of the Transaction to NAIL and NAIL Acquisition Corp.

No gain or loss will be recognized by NAIL or NAIL Acquisition Corp. as a result of the Transaction.

U.S. Federal Income Tax Consequences of the Transaction to U.S. Holder’s of NAIL Common Stock

No gain or loss will be recognized as a result of the Transaction by a U.S. Holder of NAIL Common Stock that does not exercise its IPO conversion rights.

A U.S. Holder of NAIL Common Stock that exercises IPO conversion rights in connection with the Transaction and effects a termination of the stockholder’s interest in NAIL will generally be required to recognize gain or loss upon the disposition of that stockholder’s shares of NAIL Common Stock. Such gain or loss will be measured by the difference between the amount of cash received and the tax basis of that stockholder’s shares of NAIL Common Stock. Such gain or loss will generally be a capital gain or loss and will be a long-term capital gain or loss if the holding period for the shares of NAIL Common Stock disposed of is treated as being more than one year. It is possible, however, that the IPO conversion rights with respect to NAIL Common Stock may prevent a U.S. Holder from satisfying the holding period requirements for long-term capital gain or loss. U.S. Holders are urged to consult their own tax advisors regarding the availability of long-term capital gain or loss treatment. A stockholder that purchased our units pursuant to NAIL’s IPO will have allocated the cost of such units between the NAIL Common Stock and the warrant components of such units based on their relative fair market values at the time of the purchase.

This discussion is intended to provide only a general summary of certain U.S. federal income tax consequences of the Transaction, and is not a complete analysis or description of all potential U.S. federal tax consequences of the Transaction. This discussion does not address tax consequences that may vary with, or are contingent on, your individual circumstances. Accordingly, you are strongly urged to consult with your own tax advisor to determine the particular U.S. federal, state or local or foreign income or other tax consequences to you of the Transaction.

Anticipated Accounting Treatment

The Transaction will be accounted for by NAIL under the purchase method of accounting. Pursuant to this method, the aggregate consideration paid by NAIL in connection with the Transaction will be allocated to the Deep South Companies’ assets and liabilities based on their fair values, with any excess being treated as goodwill. The Deep South Companies’ assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of NAIL after consummation of the Transaction.

Regulatory Matters

On January 25, 2008, NAIL and DSH filed the requisite Pre-Merger Notification and Report Forms under the HSR Act with the DOJ and the FTC. A request for early termination has been made, and the Transaction cannot close prior to the early termination or expiration of the review period. Please note that because the DOJ, the FTC or others may challenge the Transaction on antitrust grounds notwithstanding the expiration or termination of the review period, or the completion of the Transaction, we cannot assure you that such a challenge to the Transaction will not be made. If such a challenge to the Transaction is made, we do not expect it to prevail. However, we cannot assure that if such a challenge is made, it will not prevail.

NAIL and DSH may not complete the sale of the ownership interest in Deep South Texas and Deep South Texas Management until Deep South Texas and Deep South Texas Management have made change of control filings with the Texas Department of Insurance, and the Texas Department of Insurance has granted its approval of the change of control of Deep South Texas and Deep South Texas Management that will occur as a result of consummation of the Transaction. Such approval will be deemed granted if the Texas Department of Insurance does not object to the change of control within 30 days after the change of control application is filed.

NAIL and DSH are required to notify the insurance regulatory authority in each state that has issued a License to a Deep South Company of the proposed Transaction.

Post-Closing Ownership of NAIL Common Stock

Immediately following the consummation of the Transaction, and assuming that no NAIL stockholder exercises its IPO conversion rights and assuming that none of NAIL’s warrants or options are exercised, DSH will own approximately 12.0% of the outstanding NAIL Common Stock immediately after the consummation of the Transaction. If DSH achieves the maximum earnout in both years one and two and elects to receive the payments entirely in NAIL Common Stock, then DSH would own approximately 33.2% of the NAIL Common Stock outstanding at that time (the exact percentage of shares will be based on the trading price of NAIL Common Stock just prior to their issuance). Assuming the holders of 19.99% of the outstanding NAIL Common Stock issued in NAIL’s IPO vote against the Transaction and exercise their IPO conversion rights, and assuming that none of NAIL’s warrants or options are exercised, DSH will own approximately 14.0% of the outstanding NAIL Common Stock and the current NAIL stockholders will own approximately 86.0% of the outstanding NAIL Common Stock immediately following the consummation of the Transaction. If DSH achieves the maximum earnout in both years one and two and elects to receive the payments entirely in NAIL Common Stock, then DSH would own approximately 37.2% of the NAIL Common Stock outstanding at that time (the exact percentage of shares owned will be based on the trading price of NAIL Common Stock just prior to their issuance).

Headquarters; Stock Symbols; Name; Fiscal Year End

After completion of the Transaction:

•	the corporate headquarters and principal executive offices of NAIL will be located at 6363 N. State Highway 161, Suite 100, Irving, TX 75038;

•	NAIL’s corporate name will be changed to “Deep South Group, Inc.”; and

•

the NAIL Common Stock and the warrants and units of NAIL that are outstanding prior to the Transaction will continue to be listed on the AMEX. However, as a result of the change of NAIL’s corporate name to Deep South Group, Inc., the symbols “NAO,” “NAO.WS” and “NAO.U” will change. We have been notified by the AMEX that the symbol for the NAIL Common Stock will be “DSO.”

THE SECURITIES PURCHASE AGREEMENT

The following summary of the material provisions of the Securities Purchase Agreement is qualified in its entirety by reference to the complete text of the Securities Purchase Agreement, a copy of which is attached as Annex A to this Proxy Statement. All stockholders are encouraged to read the Securities Purchase Agreement in its entirety for a more complete description of the terms and conditions of the Transaction. Capitalized terms used herein without definition have the meanings assigned to them in the Securities Purchase Agreement.

General; Structure of the Transaction

On August 10, 2007, NAIL entered into a Securities Purchase Agreement among DSH, NAIL, NAIL Acquisition Corp. and Mr. Disiere. Pursuant to the Securities Purchase Agreement, NAIL Acquisition Corp. will purchase from DSH all of the outstanding ownership interests of the Deep South Companies, as well as certain assets of DSH relating to the business of the Deep South Companies, such as contracts, leases, intellectual property and fixed assets. In addition, NAIL Acquisition Corp. will assume from DSH certain liabilities associated with the assets of DSH that are purchased. Following the consummation of the Transaction, NAIL Acquisition Corp. will own 100.0% of the outstanding ownership interests of the Deep South Companies, and the Deep South Companies will be indirect wholly owned subsidiaries of NAIL.

The Deep South Companies are: Deep South Surplus, Inc., a Louisiana corporation; Deep South Surplus of Georgia, Inc., a Georgia corporation; Deep South Surplus of Arkansas, Inc., an Arkansas corporation; Deep South Surplus of Tennessee, Inc., a Tennessee corporation; Deep South Surplus of Colorado, Inc., a Colorado corporation; Deep South Surplus of Ohio, Inc., an Ohio corporation; Deep South Surplus of New Mexico, Inc., a New Mexico corporation; Deep South Surplus of Florida, Inc., a Florida corporation; Deep South Surplus of Oklahoma, Inc., an Oklahoma corporation; Deep South Surplus of California, Inc., a Texas corporation; Southern National Risk Management, Inc., a Louisiana corporation; Deep South Surplus of Texas, L.P., a Texas limited partnership; and Deep South Surplus of Texas Management, LLC, a Texas limited liability company.

The Securities Purchase Agreement has been approved and adopted by NAIL’s board of directors, and is subject to closing conditions which are described below. NAIL and NAIL Acquisition Corp. have entered into the Disiere Employment Agreement with Mr. Disiere that will become effective as of the consummation of the Transaction, and it is a condition to NAIL’s obligation under the Securities Purchase Agreement to consummate the Transaction that other key employees of the Deep South Companies also enter into employment agreements with NAIL and NAIL Acquisition Corp. In addition, at consummation of the Transaction, the parties will enter into various other agreements, including an escrow agreement with respect to certain payments that may apply post-closing in the event of an adjustment to the 2007 earnings of the Deep South Companies or to working capital of the Deep South Companies as of the date of the consummation of the Transaction, an assignment and assumption agreement with respect to the assets to be acquired by NAIL Acquisition Corp. from DSH and a Registration Rights Agreement and Lock-Up Agreement with respect to certain shares of NAIL Common Stock issued to DSH in the transaction and issued to Mr. Disiere pursuant to the Disiere Employment Agreement.

DSH has approved and adopted the Securities Purchase Agreement and the transactions contemplated thereby. Accordingly, no further action is required to be taken by DSH to approve the Transaction.

Closing of the Transaction

Pursuant to the Securities Purchase Agreement, the consummation of the Transaction will take place on the fifth business day following the satisfaction or waiver of all the conditions described below under the section entitled “—Conditions to the Closing of the Transaction,” unless NAIL and DSH agree in writing to another time.

Transaction Consideration

In General

Under the terms of the Securities Purchase Agreement, NAIL will acquire the Deep South Companies and certain assets and associated liabilities of DSH relating to the business of the Deep South Companies for an amount in cash and shares of NAIL Common Stock not to exceed $175.0 million, comprised of (i) a payment at the consummation of the Transaction based on the financial performance of the Deep South Companies for the twelve month period ending December 31, 2007 (subject to certain specified adjustments), and (ii) possible additional earn out payments based on the financial performance of the Deep South Companies for the twelve month periods ending December 31, 2008 and 2009 (subject to certain specified adjustments).

Closing Payment

At the consummation of the Transaction, NAIL has agreed to pay to DSH an amount (the “Closing Payment”), not to exceed $125.0 million, equal to 5.94 times the Governing EBITDA (as defined below) of the Deep South Companies for the twelve month period ended December 31, 2007. “Governing EBITDA” means the EBITDA of the Deep South Companies, adjusted to exclude the following items:

•	expenses associated with the personal use of company-owned aircraft;

•	expenses for professional, consulting and legal fees not directly related to the ongoing insurance operations of the Deep South Companies;

•	wage and benefit expenses of employees performing services for entities affiliated with DSH not related to the ongoing insurance operations of the Deep South Companies; and

•	other business expenses incurred for non-insurance related businesses of DSH.

The Closing Payment will be comprised of (i) a number of shares of NAIL Common Stock equal to 20.0% of the Closing Payment less $2,750,000 (and determined based on a per share price of the NAIL Common Stock equal to the value of the trust account as of the end of the fiscal quarter ending prior to the consummation of the Transaction) and (ii) an amount in cash equal to 80.0% of the Closing Payment plus $2,750,000, (or approximately 82.5% cash and approximately 17.5% shares of NAIL Common Stock).

First Earn Out Payment

NAIL has agreed to pay to DSH, as additional consideration, an amount determined on the basis of the calculation below (the “First Earn Out Payment”) tied to the financial performance of the Deep South Companies in respect of the twelve month period ending December 31, 2008. Any First Earn Out Payment will be payable in cash, or at the election of DSH, in shares of NAIL Common Stock.

The First Earn Out Payment will equal ((First Adjusted EBITDA – First Base EBITDA) ÷ (First Hurdle EBITDA – First Base EBITDA)) × (($175,000,000 – Closing Payment) ÷ 2); provided, however, that the First Earn Out Payment (i) shall be $0 if First Adjusted EBITDA is less than First Base EBITDA, and (ii) shall not exceed an amount equal to ($175,000,000 – Closing Payment) ÷ 2, where:

•	First Adjusted EBITDA = Adjusted EBITDA of the Deep South Companies for the twelve month period ending December 31, 2008.

•	First Base EBITDA = 0.93 × Governing EBITDA.

•	First Hurdle EBITDA = 1.25 × Governing EBITDA.

•

Adjusted EBITDA = EBITDA adjusted to exclude (1) any impact from purchase accounting adjustments; (2) the first $1.5 million of the costs and expenses incurred in connection with the operation of NAIL; (3) certain fees and expenses described on Schedule 2.3(a)(i) of the Securities Purchase Agreement; and (4) any revenues and expenses associated with business operations not conducted by the Deep South Companies at the time of the consummation of the Transaction.

The First Earn Out Payment will be zero if First Adjusted EBITDA is less than First Base EBITDA. The maximum First Earn Out Payment would be equal to $175.0 million minus the Closing Payment, divided by two.

Second Earn Out Payment

NAIL has also agreed to pay to DSH, as additional consideration, an amount determined on the basis of the calculation below (the “Second Earn Out Payment”) tied to the financial performance of the Deep South Companies in respect of the twelve month period ending December 31, 2009. Any Second Earn Out Payment will be payable in cash, or at the election of DSH, in shares of NAIL Common Stock.

The Second Earn Out Payment will equal ((Second Adjusted EBITDA – Second Base EBITDA) ÷ (Second Hurdle EBITDA – Second Base EBITDA)) × (($175,000,000 – Closing Payment) ÷ 2); provided, however, that the Second Earn Out Payment (i) shall be $0 if Second Adjusted EBITDA is less than Second Base EBITDA, and (ii) shall not exceed an amount equal to ($175,000,000 – Closing Payment) ÷ 2, where:

•	Second Adjusted EBITDA = Adjusted EBITDA of the Deep South Companies for the twelve month period ending December 31, 2009;

•	Second Base EBITDA = 0.93 × 1.15 × Governing EBITDA; and

•	Second Hurdle EBITDA =1.25 × 1.20 × Governing EBITDA.

The Second Earn Out Payment will be zero if Second Adjusted EBITDA is less than Second Base EBITDA. The maximum Second Earn Out Payment would equal $175.0 million minus the Closing Payment, divided by two.

Other Payments to DSH

If the Disiere Employment Agreement is terminated without Cause (as defined in the Disiere Employment Agreement, which is attached to this Proxy Statement as Annex C) at any time during the twelve months ending on December 31, 2008, then, in lieu of the First Earn Out Payment, NAIL has agreed to pay to DSH $32.5 million, provided that the sum of this payment, the Closing Payment and the Second Earn Out Payment may not exceed $175.0 million.

If such termination of the Disiere Employment Agreement occurs at any time during the 12 months ending on December 31, 2009, then, in addition to the First Earn Out Payment and the Second Earn Out Payment otherwise due, NAIL has agreed to pay to DSH $15.0 million, provided that (i) the sum of this payment and the Second Earn Out Payment shall not exceed $32.5 million and (ii) the sum of this payment, the Closing Payment, the First Earn Out Payment and the Second Earn Out Payment may not exceed $175.0 million.

Post-Closing Adjustment

After consummation of the Transaction, DSH and NAIL have agreed to determine the “Working Capital Amount” (i.e., the current assets less the current liabilities of the Deep South Companies as of the date of the consummation of the Transaction) according to the procedure set forth in the Securities Purchase Agreement. If the Working Capital Amount is greater than $2.0 million, NAIL has agreed to pay to DSH an amount in cash equal to such excess. If the Working Capital Amount is less than $2.0 million, DSH has agreed to pay to NAIL an amount in cash equal to such deficiency.

Escrow Arrangements

At the consummation of the Transaction, NAIL has agreed to deposit with an escrow agent to be determined (the “Escrow Agent”) $2.0 million of the Closing Payment otherwise payable to DSH as well as an additional $2.0 million. These amounts will be held by the Escrow Agent to secure performance of NAIL’s and DSH’s obligations to make any payments to the other party based on any post-closing adjustment in respect of the Working Capital Amount or in the event of any dispute regarding the calculation of Governing EBITDA.

Board Representation

Pursuant to the Securities Purchase Agreement, NAIL has agreed to take all necessary action so that as of the consummation of the Transaction, and until December 31, 2009, (i) its board of directors shall consist of not more than nine members and (ii) Mr. Disiere will be entitled to designate the nominees for two seats on such board of directors, at least one of which shall be independent as defined by the rules of the AMEX and one of which may be Mr. Disiere, subject in each case to the approval of the nominating and corporate governance committee of NAIL’s board of directors.

Certain Approval Rights

Pursuant to the Securities Purchase Agreement, until December 31, 2009, any proposed acquisitions by NAIL or any of its subsidiaries that are considered by NAIL’s board of directors require the approval of all of the independent directors on NAIL’s board of directors in addition to any other approval that may be required.

Restricted Securities

Pursuant to the Securities Purchase Agreement, DSH and Mr. Disiere will be restricted from transferring any shares of NAIL Common Stock received by DSH pursuant to the Securities Purchase Agreement for one year from the date such shares were originally due to be received by DSH.

Representations and Warranties

The Securities Purchase Agreement contains representations and warranties of Mr. Disiere providing, among other things, that:

•	Mr. Disiere is the lawful owner, of record and beneficially, of 99% of the partnership interests of DSH and has good, valid and marketable title to the partnership interests;

•

Mr. Disiere has the requisite authority to enter into the Securities Purchase Agreement, that it is validly executed and that such agreement, assuming the due authorization and execution of the agreement by NAIL and NAIL Acquisition Corp., is enforceable against Mr. Disiere in accordance with its terms;

•

no consents or approvals are required in connection with the execution and delivery by Mr. Disiere of the Securities Purchase Agreement and the transactions contemplated thereunder except as set forth in Schedule 3.3.(a) of the Securities Purchase Agreement or the expiration of the waiting period requirement under the HSR Act and the requirements of the antitrust laws of any other relevant jurisdiction;

•

assuming compliance with the waiting period under the HSR Act and the making and obtaining of all filings, consents and other notifications described in Schedule 3.3(a) of the Securities Purchase Agreement, the execution and delivery of the Securities Purchase Agreement and the consummation of the transactions contemplated thereunder will not conflict with or violate (i) the organizational documents of Deep South Partners (“DSP”) or Deep South Holding Management, LLC (“DSM”), (ii) any law applicable to Mr. Disiere, DSP or DSM or (iii) except as set forth in Schedule 3.3(b) of the Securities Purchase Agreement, result in a breach or default under, require any consent under, conflict with or give rise to any right of or result in the termination under any Contract (as defined in the Securities Purchase Agreement) to which Mr. Disiere, DSP or DSM is a party, except in the case of clauses (ii) or (iii) above as would not reasonably be expected to have a Material Adverse Effect (as defined in the Securities Purchase Agreement);

•

except with respect to fees payable by DSH to KBW, no agent, broker or similar person acting on behalf of Mr. Disiere is entitled to any brokerage, finder’s or other fees in connection with the transactions contemplated under the Securities Purchase Agreement based upon arrangements made by or on behalf of Mr. Disiere and his affiliates;

•

Mr. Disiere is not in violation of laws and to his knowledge is not under investigation for any violation of any law or permit, except for those which would not reasonably be expected to (i) materially adversely affect the manner or jurisdiction(s) in which the Deep South Companies do business or (ii) have a Material Adverse Effect; and

•

none of the representations and warranties provided by Mr. Disiere and DSH or the disclosures provided in Mr. Disieire’s and DSH’s disclosure schedules to the Securities Purchase Agreement contain any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein, taken as a whole, in light of the circumstances in which they were made, not misleading.

The Securities Purchase Agreement contains representations and warranties of DSH and Mr. Disiere with respect to DSH and the Deep South Companies, relating to, among other things, that:

•

DSH and the Deep South Companies are properly formed, are in existence and good standing, have the requisite authority to carry on its business as currently being conducted and other similar corporate matters;

•

DSH has the requisite authority to enter into and perform its obligations under the Securities Purchase Agreement and that the agreement, assuming the due authorization and execution of the agreement by NAIL and NAIL Acquisition Corp., is enforceable against DSH in accordance with its terms;

•

no consents or approvals are required in connection with the execution and delivery by DSH of the Securities Purchase Agreement and the transactions contemplated thereunder except as set forth in Schedule 4.3.(a) of the Securities Purchase Agreement, or the expiration of the waiting period requirement under the HSR Act and the requirements of the antitrust laws of any other relevant jurisdiction;

•

assuming compliance with the waiting period under the HSR Act and the making and obtaining of all filings, consents and other notifications described in Schedule 4.3(a) of the Securities Purchase Agreement, the execution and delivery of the Securities Purchase Agreement and the consummation of the transactions contemplated thereunder will not conflict with or violate (i) the organizational documents of DSH or the Deep South Companies, (ii) any law applicable to DSH or the Deep South Companies or (iii) except as set forth in Schedule 4.3(b) of the Securities Purchase Agreement, result in a breach or default under, require any consent under, conflict with or give rise to any right of or result in the termination under or creation of any lien upon any of the Deep South Interests, or any Company Material Contract (as each are defined in the Securities Purchase Agreement), except in the case of clauses (ii) or (iii) herein as would not reasonably be expected to have a material adverse effect;

•

the Deep South Interests (i) constitute all of the issued and outstanding shares of capital stock, limited partnership interests or membership interests, as applicable, of the Deep South Companies, (ii) have been duly authorized and validly issued, (iii) were not issued in violation of any preemptive or other similar right and (iv) with respect to the Deep South Shares (as defined in the Securities Purchase Agreement), are fully paid and non-assessable;

•

DSH has good and valid title to the Deep South Interests (as defined in the Securities Purchase Agreement) free and clear of any liens, other than those which will be removed immediately prior to closing and any restrictions on transfer which arise under applicable securities laws;

•	except as set forth in Schedule 4.5 to the Securities Purchase Agreement, the Deep South Companies do not own or control any interest in any subsidiary;

•

except as set forth in Schedule 4.6 to the Securities Purchase Agreement, there are no lawsuits or actions pending or, to DSH’s knowledge, threatened against Mr. Disiere, DSH or the Deep South Companies or relating to their assets, that, if adversely determined, would reasonably be expected to have a Material Adverse Effect;

•

except with respect to fees payable by DSH to KBW, no agent, broker or similar person acting on behalf of DSH is entitled to any brokerage, finder’s or other fees in connection with the transactions contemplated under the Securities Purchase Agreement based upon arrangements made by or on behalf of DSH or its affiliates;

•

the financial statements furnished by DSH to NAIL fairly present in all material respects the financial position, results of operations and cash flows of the Deep South Companies as of the respective dates thereof and for the periods stated and, except as otherwise noted therein or in the notes thereto, were prepared in accordance with GAAP;

•

there are no undisclosed liabilities that would reasonably be expected to have a Material Adverse Effect except (i) as reflected or reserved against in the Deep South Companies’ financial statements, (ii) for liabilities incurred since March 31, 2007 in the ordinary course of business consistent with past practice, and (iii) as set forth in Schedule 4.8(b) of the Securities Purchase Agreement;

•

the Deep South Companies maintain internal accounting controls that DSH reasonably believes provide reasonable assurances that (i) all material transactions are executed with management’s authorization and are recorded as necessary to permit preparation of the consolidated financial statements in accordance with GAAP and to maintain accountability for the consolidated assets and (ii) all material accounts, notes and other receivables are recorded accurately and timely; as of the date of the Securities Purchase Agreement, there were no significant deficiencies in the design or operation of any of the Deep South Companies’ internal controls over financial reporting that could reasonably be expected to adversely affect in any material respect any such company’s ability to report financial data or material weaknesses in internal controls over financial reporting, and there was no material violation of accounting rules and practices that involved any employee of a Deep South Company who has a significant role in such Deep South Company’s internal controls over financial reporting;

•

except as set forth in Schedule 4.10, since December 31, 2006 each of the Deep South Companies has operated in the ordinary course of business and there has not been any change, circumstance or other matter that would reasonably be expected to have a Material Adverse Effect;

•

DSH had provided (i) a true and complete list of certain specified types of contracts to which any Deep South Company is a party, (ii) a true and complete copy of all such contracts, and (iii) a representation that each of the listed contracts is in full force and effect, representing legal, valid and binding obligations on the parties; that no Deep South Company and, to DSH’s knowledge, no other party is in material breach of the listed contracts, and that neither DSH nor any of the Deep South Companies has received written, or to the knowledge of DSH, oral notice of termination or breach of a listed contract;

•

Schedule 4.12(b) contains a complete list of the Deep South Companies’ intellectual property rights and except as set forth in Schedule 4.12(a), each Deep South Company is the sole owner of, or has a valid license to, all trademarks, service marks, trade names, corporate names, patents and copyrights used in the conduct of its business, except as would not reasonably be expected to have a Material Adverse Effect;

•

among other things, (a) Schedule 4.13(a) contains a list of all employee benefit plans and other arrangements maintained or contributed to by DSH or any of the Deep South Companies that could reasonably be expected to result in aggregate annual liabilities to a Deep South Company over the next five years in excess of $10,000 for the benefit of current or former employees of the Deep South Companies and their beneficiaries and dependents and (b) that all such plans have been maintained and operated in compliance, in all material respects, with their terms and with the requirements of ERISA, the Code and all other applicable laws;

•

among other things, all material tax returns required to be filed by or on behalf of any Deep South Company on or before the closing date has been filed or will be timely filed; all taxes shown as due on such tax returns have been timely paid in full; for any period for which tax returns have not yet been filed or for which taxes are not yet due or owing, each Deep South Company has made due and sufficient accruals for taxes on the appropriate books and records through the end of the last period for which such items are ordinarily recorded on such books; and there are no liens (other than permitted liens) on any of the assets of any of the Deep South Companies that arose in connection with any failure or alleged failure to pay any material tax;

•

the Deep South Companies are in compliance in all material respects with all applicable environmental laws; (ii) there are no claims, proceedings, investigations or actions pending, or to the knowledge of DSH threatened, against DSH, Mr. Disiere or the Deep South Companies or any of their affiliates arising under or pursuant to certain environmental laws in connection with any of the Deep South Companies, or their current or former businesses or assets; and (iii) none of the transactions contemplated under the Securities Purchase Agreement will trigger an obligation under any Environmental Property Transfer Act (as defined in the Securities Purchase Agreement);

•

except as set forth on Schedule 4.16, (a) none of the Deep South Companies is in violation of, has received notice of any violation of, or, to the knowledge of DSH and Mr. Disiere, is under investigation with respect to any violation of, any law or permit; (b) none of the Deep South Companies or any owner, partner, officer, or director of a Deep South Company or any person that would be deemed to have a controlling interest in a Deep South Company by the governmental authority charged with regulating the business of insurance of any state in which such Deep South Company is licensed and, to the personal knowledge of Mr. Disiere, no other employee of the Deep South Companies, has in the past ten years (i) been convicted of, or is currently charged with, committing a crime (other than misdemeanors), (ii) had a professional or occupational license terminated, suspended or revoked, or been involved in any manner in an administrative proceeding in which any such action was threatened, (iii) been found liable in, or is a party to, any lawsuit or arbitration proceeding involving allegations against it, him or her of fraud, misappropriation or conversion of funds, misrepresentation or breach of fiduciary duty or (iv) had an insurance agency contract or other business relationship with an insurance company terminated for any alleged misconduct;

•	all material permits held by the Deep South Companies are listed on Schedule 4.17(a) and all such permits, except as listed on Schedule 4.17(a), are in full force and effect;

•

except as set forth on Schedule 4.17(b), none of the information contained in the applications made by any of the Deep South Companies in connection with any of their licenses issued by a governmental authority charged with regulating the business of insurance nor any of the schedules, attachments or exhibits relating thereto contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein, taken as a whole, in light of the circumstances in which they were made, not misleading;

•

all material policies of insurance held by or for the benefit of each of the Deep South Companies as of the date of the Securities Purchase Agreement is listed on Schedule 4.18 of the Securities Purchase Agreement; none of the Deep South Companies nor any of their affiliates maintains any self-insurance arrangement; all material policies of insurance maintained by any of the Deep South Companies are in full force and effect; and, except as set forth in Schedule 4.18, (i) the policies will remain in full force and effect and will not in any way be affected by any of the transactions contemplated by the Securities Purchase Agreement and (ii) there are no open claims with respect to the policies, and to the knowledge of DSH, no event or circumstance exists that would reasonably be expected to give rise to a claim under any of the policies;

•

none of the Deep South Companies (i) is a party to any collective bargaining agreement and to DSH’s knowledge, there are no organizational campaigns, petitions or other unionization activities focusing on persons employed by any of the Deep South Companies which seek recognition of a collective bargaining unit and (ii) is subject to any strikes, material slowdowns or material work stoppages pending or, to the knowledge of DSH, threatened in writing between such company and any group of its respective employees;

•

the list of bank accounts set forth on Schedule 4.20 to the Securities Purchase Agreement contains all bank accounts maintained by the Deep South Companies and identifies each individual with signatory authority for each account;

•	the Deep South Companies do not own any real property, and that Schedule 4.21(a) contains a true and complete list of all the real property leasehold interests held by the Deep South Companies;

•

except as set forth in Schedule 4.22 to the Securities Purchase Agreement, and as would not reasonably be expected to have a Material Adverse Effect, each Deep South Company has (a) good and marketable title to all of the personal property purported to be owned by it, (b) good and marketable title to the lessee interest in all personal property purported to be leased by it and (c) full right to hold and use all of the personal property used in its businesses, each as currently conducted, and in each case, free and clear of all liens except for permitted liens;

•

the Deep South Companies have good and valid title to or a valid leasehold interest in the assets, properties and interests in properties, real, personal or mixed, reflected on the audited balance sheet of the Deep South Companies as of December 31, 2006 or acquired after such date (except property sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, of any kind or character, except for those liens set forth in Schedule 4.23 to the Securities Purchase Agreement and permitted liens and as would not reasonably be expected to have a material adverse effect. Further, the assets, properties and interests in properties, real, personal and mixed, of the Deep South Companies and the assigned interests (a) include all assets, properties and interests in properties, real, personal and mixed, used in the conduct of the business of the Deep South Companies and (b) are sufficient in all material respects for the conduct of such business immediately following the consummation of the transaction in the same manner as conducted immediately prior to the consummation of the transaction;

•

except as set forth in Schedule 4.24(a) to the Securities Purchase Agreement, and except for compensation paid or payable to bona-fide employees in the ordinary course of business, neither Mr. Disiere nor any current or former employee or stockholder of the Deep South Companies nor any of their respective relatives or spouses, is now, or has been during the last three (3) years, (i) a party to any transaction or contract with the Deep South Companies or any of their respective employees or affiliates, (ii) the direct or indirect owner of an interest in any person which is a present or potential competitor of the Deep South Companies (other than non-affiliated holdings in publicly-held companies) or (iii) a recipient of any benefit or payment in excess of $1,000 from the Deep South Companies;

•

the books of account, minute books, stock record books and other records of each of the Deep South Companies have been maintained in all material respects in accordance with applicable law and accurately reflect in all material respects the business of the Deep South Companies;

•

DSH is acquiring Parent Shares (as defined in the Securities Purchase Agreement) under the Securities Purchase Agreement for its own account with the present intention of holding such shares for investment purposes and not with a view to or for sale in connection with any public distribution of such shares in violation of any federal or state securities laws, and DSH and Mr. Disiere acknowledge that such shares have not been, and will not be, registered under applicable federal and state securities laws and that such shares may not be sold, transferred, offered for sale or otherwise disposed of unless such transfer disposition is registered under applicable federal and state securities laws or pursuant to an exemption from registration under applicable federal and state securities laws;

•	each of DSH and Mr. Disiere is an “accredited investor” as defined in Rule 501(a) under the Securities Act;

•

DSH and Mr. Disiere completed their own independent investigation and analysis of NAIL and NAIL Acquisition Corp. and that in making the decision to enter into the Securities Purchase Agreement and to consummate the transactions contemplated thereby they have relied solely on the representations, warranties, covenants and agreements of NAIL and NAIL Acquisition Corp. set forth in the Securities Purchase Agreement and on their own independent investigation, analysis and evaluation;

•

neither DSH nor any of the Deep South Companies is, or will be after the closing, an “investment company” or a person directly or indirectly “controlled” by or acting on behalf of an “investment company,” in each case within the meaning of the Investment Company Act of 1940, as amended;

•

except for the express representations and warranties contained in Article IV of the Securities Purchase Agreement and the DSH disclosure schedule to the Securities Purchase Agreement, DSH is not deemed to have made any other representation or warranty to NAIL or NAIL Acquisition Corp. and none of such representations and warranties contained therein contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, taken as a whole, in light of the circumstances in which they were made, not misleading; and

•	DSH is not aware of any fact that has not been disclosed to NAIL that constitutes a Material Adverse Effect.

The Securities Purchase Agreement contains representations and warranties of NAIL and NAIL Acquisition Corp. providing, among other things, that:

•

NAIL and NAIL Acquisition Corp. are properly formed, are in existence and good standing, have the requisite authority to carry on their respective businesses as currently being conducted and as to other similar corporate matters;

•

NAIL and NAIL Acquisition Corp. have the requisite authority to enter into and perform their obligations under the Securities Purchase Agreement and that the agreement, assuming the due authorization and execution of the agreement by DSH and Mr. Disiere, is enforceable against NAIL and NAIL Acquisition Corp. in accordance with its terms;

•

assuming compliance with the waiting period under the HSR Act and the making and obtaining of all filings, consents and other notifications described in Schedule 5.3(a) of the Securities Purchase Agreement, the execution and delivery of the Securities Purchase Agreement and the consummation of the transactions contemplated thereunder will not conflict with or violate (i) the organizational documents of NAIL, (ii) any law applicable to NAIL or NAIL Acquisition Corp. or (iii) except as set forth in Schedule 5.3(b) of the Securities Purchase Agreement, result in a breach or default under, require any consent under, conflict with or give rise to any right of or result in the termination under or creation of any lien upon any of the properties or assets of NAIL or NAIL Acquisition Corp. or any material contract to which NAIL or NAIL Acquisition Corp. may be bound, except in the case of clauses (ii) or (iii) above as would not reasonably be expected to have a material adverse effect on the ability of NAIL or NAIL Acquisition Corp. to consummate the transactions contemplated by the Securities Purchase Agreement;

•

as of the date of the Securities Purchase Agreement, the authorized, issued and outstanding capital stock of NAIL, the warrants to purchase NAIL shares and the options to purchase units of NAIL are set forth in the Parent SEC Reports (as defined in the Securities Purchase Agreement); that all of the issued and outstanding shares of capital stock of NAIL have been duly authorized and validly issued, fully paid and non-assessable, free and clear of liens and were not issued in violation of any preemptive or other similar right; and that all of such issued and outstanding warrants and options have been duly authorized and validly issued, and are enforceable against NAIL in accordance with their terms;

•

the authorized capital stock of NAIL Acquisition Corp. consists of 1,000 shares of NAIL Acquisition Corp.’s common stock, par value $0.01 per share, all of which shares are issued and outstanding and held by NAIL; all of the issued and outstanding shares of capital stock of NAIL Acquisition Corp. have been duly authorized and validly issued, are fully paid and non-assessable, free and clear of liens and were not issued in violation of any preemptive or other similar right; there are no outstanding options, warrants, rights or other securities convertible into or exchangeable or exercisable for equity securities of NAIL Acquisition Corp., any other commitments or agreements providing for the issuance of additional equity interests or the repurchase or redemption of equity interests of NAIL Acquisition Corp., and there are no agreements of any kind which may obligate NAIL Acquisition Corp. to issue, purchase, redeem or otherwise acquire any of their respective equity interests;

•

the NAIL shares to be issued as share consideration or as an earn out payment will be duly and validly issued, fully paid and non-assessable, will be free and clear of any liens and other restrictions on transfer (other than restrictions on transfer under applicable federal and state securities laws) and will not be subject to preemptive rights or rights of first refusal;

•

the Parent SEC Reports provided to DSH were prepared in accordance, and complied in all material respects, with the requirements of the Securities Act or the Exchange Act, as the case may be, and did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; the financial statements contained in SEC filings including each SEC report filed until the consummation of the Transaction, complied or will comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-Q under the Exchange Act) and each fairly presents or will fairly present in all material respects the financial position of NAIL at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or will be subject to normal year-end adjustments; and as of the date of the Securities Purchase Agreement, all liabilities of a type that would be required to be shown on the financial statements included in the SEC filings of NAIL have been (i) stated or adequately reserved against in the financial statements included in the SEC filings, (ii) reflected in Schedule 5.6(c) to the Securities Purchase Agreement or (iii) incurred after March 31, 2007 in the ordinary course of business consistent with past practices, except for liabilities which would not reasonably be expected to have a material adverse effect on the ability of NAIL or NAIL Acquisition Corp. to consummate the transactions contemplated by the Securities Purchase Agreement and the related documents or on the financial condition of NAIL or NAIL Acquisition Corp., taken as a whole;

•	other than NAIL’s interest in NAIL Acquisition Corp., neither NAIL nor NAIL Acquisition Corp. owns or controls any interest in any subsidiary;

•

NAIL’s shares are listed on the AMEX and there is no action or proceeding pending or, to the knowledge of NAIL, threatened against NAIL by the AMEX with respect to any intention by such entity to delist such shares from the AMEX;

•

the NAIL board of directors has unanimously approved the Securities Purchase Agreement and the related documents and transactions contemplated thereunder, determined that the aggregate fair market value of the Deep South Companies is equal to at least eighty percent (80%) of NAIL’s net assets, and directed that the Securities Purchase Agreement be submitted for consideration by NAIL stockholders and, subject to the board of directors’ fiduciary duties under Delaware law, will recommend that NAIL’s stockholders approve the Securities Purchase Agreement and the transactions contemplated thereunder;

•

there (a) are no lawsuits, actions or investigations pending or to the knowledge of NAIL, threatened against NAIL or NAIL Acquisition Corp. or relating to or affecting their assets that, if adversely determined, would reasonably be expected to have a material adverse effect on the ability of NAIL or NAIL Acquisition Corp. to consummate the transactions contemplated by the Securities Purchase Agreement or on the financial condition of NAIL or NAIL Acquisition Corp., taken as a whole and (b) is no order, writ or unsatisfied judgment or binding settlement upon NAIL or NAIL Acquisition Corp. that would reasonably be expected to materially delay the consummation of the transactions contemplated by the Securities Purchase Agreement or have a material adverse effect on the ability of NAIL or NAIL Acquisition Corp. to consummate the transactions contemplated by the Securities Purchase Agreement;

•

except with respect to fees payable by NAIL to KBW, no agent, broker or similar person acting on behalf of NAIL or NAIL Acquisition Corp. is entitled to any brokerage, finder’s or other fee in connection with the transactions contemplated by the Securities Purchase Agreement based upon arrangements made by or on behalf of NAIL, NAIL Acquisition Corp. or its affiliates;

•

except as set forth in NAIL’s or NAIL Acquisition Corp.’s organizational documents and the SEC reports filed prior to the date of the Securities Purchase Agreement, and except as contemplated by the Securities Purchase Agreement, since March 31, 2007, (a) each of NAIL or NAIL Acquisition Corp. has operated in the ordinary course of business consistent with its past practices, (b) there has not been any split, combination or reclassification of any of NAIL’s or NAIL Acquisition Corp.’s capital stock and (c) there has not been any event, change, occurrence, circumstance, fact or other matter that would reasonably be expected to have a material adverse effect on the ability of NAIL or NAIL Acquisition Corp. to consummate the transactions contemplated by the Securities Purchase Agreement;

•

there are no contracts to which NAIL or NAIL Acquisition Corp. is a party or to which any of the properties or assets of NAIL or NAIL Acquisition Corp. may be bound, subject or affected, except as set forth in SEC reports filed prior to the date of the Securities Purchase Agreement or in Schedule 5.13 to the Securities Purchase Agreement and each is in full force and effect and is a legal, valid and binding obligation of NAIL or NAIL Acquisition Corp. (as applicable);

•

among other things, NAIL does not maintain and has no liability under any “employee benefit plans” as defined in Section 3(3) of ERISA) or other employee compensation and fringe benefit plans or arrangements maintained or contributed to by NAIL for the benefit of its employees;

•

among other things, all material tax returns required to be filed by or on behalf of NAIL or NAIL Acquisition Corp. on or before the closing date have been filed or will be timely filed; all taxes shown as due on such tax returns have been timely paid in full; for any period for which tax returns have not yet been filed or for which taxes are not yet due or owing, NAIL or NAIL Acquisition Corp. have made due and sufficient accruals for taxes on the appropriate books and records through the end of the last period for which such items are ordinarily recorded on such books; and there are no liens (other than permitted liens) on any of the assets of NAIL or NAIL Acquisition Corp. that arose in connection with any failure or alleged failure to pay any material tax;

•

neither NAIL or NAIL Acquisition Corp. is in violation of, or to the knowledge of NAIL, is under investigation with respect to or has been given notice of any violation of, any law or permit, except for such violations which would not reasonably be expected to have a material adverse effect on the ability of NAIL or NAIL Acquisition Corp. to consummate the Transaction or on their financial condition taken as a whole; as of the date of the Securities Purchase Agreement and at the closing date, NAIL has and will have no less than One Hundred Thirteen Million Dollars ($113,000,000) in cash or invested in money market instruments or accounts meeting certain conditions of the Investment Company Act and/or securities principally issued or guaranteed by the U.S. government. Immediately following the consummation of the transactions and notice thereof to the trustee of the account established by NAIL for purposes of the transaction, the trustee will release as promptly as practicable (i)(A) the pro rata portion of the amount in the trust account to those NAIL public stockholders who both vote against the transactions contemplated by the Securities Purchase Agreement and elect to have their NAIL Common Shares converted into cash and (B) an amount equal to the underwriting discount deferred by the underwriters of the securities issued by NAIL in its initial public offering to such underwriters; and (ii) to NAIL, the funds and government securities held in the trust account with respect to those NAIL Common Stock that are held by NAIL public stockholders who did not convert their NAIL Common Stock into cash, which funds and government securities will be free of any lien whatsoever, after making the payments set forth in clause (i) above;

•

neither NAIL nor NAIL Acquisition Corp. is, nor will be after the Closing, an “investment company” or a person directly or indirectly “controlled” by or acting on behalf of an “investment company,” in each case within the meaning of the Investment Company Act;

•	since their organization, neither NAIL nor NAIL Acquisition Corp. has conducted any business activities other than activities directed toward the accomplishment of a business combination;

•

NAIL Acquisition Corp., and indirectly NAIL, are acquiring the Deep South Interests for their own account with the present intention of holding the Deep South Interests for investment purposes and not with a view to or for sale in connection with any public distribution of the Deep South Interests in violation of any federal or state securities laws, NAIL and NAIL Acquisition Corp. acknowledge that the Deep South Interests have not been registered under applicable federal and state securities laws and that the Deep South Interests may not be sold, transferred, or otherwise disposed of unless such transfer, sale, or other disposition is registered under applicable federal and state securities laws or pursuant to an exemption from registration under applicable federal and state securities laws;

•	each of NAIL and NAIL Acquisition Corp. is an “accredited investor” as such term is defined in Rule 501(a) under the Securities Act;

•

each of NAIL and NAIL Acquisition Corp. have completed their own independent investigation and analysis of the Deep South Companies, made all such reviews and inspections of the business, assets, results of operations, condition (financial or otherwise) and prospects of the Deep South Companies as they have deemed necessary or appropriate, and in making their decision to enter into the Securities Purchase Agreement and the related documents and to consummate the Transaction they have relied solely on the representations, warranties, covenants and agreements of DSH and Mr. Disiere set forth in the Securities Purchase Agreement and on their own independent investigation, analysis and evaluation of the Deep South Companies;

•

NAIL and NAIL Acquisition Corp. maintain internal accounting controls that they reasonably believe provide reasonable assurances that (i) all material transactions are executed with management’s authorization and are recorded as necessary to permit preparation of the consolidated financial statements in accordance with GAAP and to maintain accountability for the consolidated assets and (ii) all material accounts, notes and other receivables are recorded accurately and timely; as of the date of the Securities Purchase Agreement, to NAIL’s knowledge, there were no significant deficiencies in the design or operation of NAIL’s or NAIL Acquisition Corp.’s internal controls over financial reporting that could reasonably be expected to adversely affect in any material respect such company’s ability to report financial data or material weaknesses in internal controls over financial reporting and there was no material violation of accounting rules and practices that involved any employee of NAIL or NAIL Acquisition Corp. who has a significant role in NAIL’s or NAIL Acquisition Corp.’s internal controls over financial reporting;

•

except as set forth in Schedule 5.24 to the Securities Purchase Agreement, (i) neither NAIL nor NAIL Acquisition Corp. owns or has a valid license to any proprietary rights used for the conduct of their business as currently conducted and (ii) to the knowledge of NAIL, neither NAIL nor NAIL Acquisition Corp. is in violation or infringement of any proprietary rights of any other person;

•

NAIL and NAIL Acquisition Corp. are (i) in compliance in all material respects with all applicable environmental laws; (ii) there are no claims, proceedings, investigations or actions pending, or to the knowledge of NAIL threatened, against NAIL or NAIL Acquisition Corp. or any of their affiliates arising under or pursuant to certain environmental laws in connection with NAIL or NAIL Acquisition Corp. or their businesses or assets; and (iii) none of the transactions contemplated under the Securities Purchase Agreement will trigger an obligation under any Environmental Property Transfer Acts;

•	There are no permits that NAIL or NAIL Acquisition Corp. are required to possess for it to own its assets and operate its businesses as currently conducted;

•

all material policies of insurance held by or for the benefit of NAIL or NAIL Acquisition Corp. as of the date of the Securities Purchase Agreement are listed on Schedule 5.27 of the Securities Purchase Agreement; all such policies are in full force and effect; and except as set forth in Schedule 5.27 of the Securities Purchase Agreement, (i) the policies will remain in full force and effect and will not in any way be affected by any of the transactions contemplated by the Securities Purchase Agreement and (ii) there are no open claims with respect to the policies, and to the knowledge of NAIL, no event or circumstance exists that would reasonably be expected to give rise to a claim under any of the policies;

•

neither NAIL nor NAIL Acquisition Corp. (i) is a party to any collective bargaining agreement and to NAIL’s knowledge, there are no organizational campaigns, petitions or other unionization activities focusing on persons employed by NAIL or NAIL Acquisition Corp. which seek recognition of a collective bargaining unit and (ii) are subject to any strikes, material slowdowns or material work stoppages pending or, to the knowledge of NAIL, threatened in writing between such company and any group of its respective employees;

•	neither NAIL nor NAIL Acquisition Corp. owns or leases any real property;

•

except as set forth in Schedule 5.30 to the Securities Purchase Agreement, NAIL and NAIL Acquisition Corp. have (a) good and marketable title to all of the personal property purported to be owned by either of them, (b) good and marketable title to the lessee interest in all personal property purported to be leased by either of them and (c) full right to hold and use all of the personal property used in their businesses, each as currently conducted, and in each case, free and clear of all liens except for permitted liens;

•

NAIL has good and valid title to or a valid leasehold interest in the assets, properties and interests in properties, real, personal or mixed, reflected on its financial statements filed with the SEC or acquired after the date of the latest filing with the SEC (except property sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, of any kind or character, except for those liens set forth in Schedule 5.31 to the Securities Purchase Agreement and permitted liens;

•

except as set forth in Schedule 5.32(a) to the Securities Purchase Agreement, and except for compensation paid or payable to bona-fide employees of NAIL or NAIL Acquisition Corp. in the ordinary course of business, no current or former employee or stockholder of NAIL or NAIL Acquisition Corp. nor any of their respective relatives or spouses, is now, or has been during the last three (3) years, (i) a party to any transaction or contract with NAIL or NAIL Acquisition Corp. or any of their employees or affiliates, (ii) the direct or indirect owner of an interest in any person which is a present or potential competitor of NAIL or NAIL Acquisition Corp. (other than non-affiliated holdings in publicly-held companies) or (iii) a recipient of any benefit or payment in excess of $1,000 from NAIL or NAIL Acquisition Corp.;

•

the books of account, minute books, stock record books and other records of NAIL and NAIL Acquisition Corp. have been maintained in all material respects in accordance with applicable law and accurately reflect in all material respects the business of NAIL and NAIL Acquisition Corp., as the case may be;

•

except for the express representations and warranties contained in Article V of the Securities Purchase Agreement and the NAIL Acquisition Corp. disclosure schedule to the Securities Purchase Agreement, NAIL and NAIL Acquisition Corp. shall not be deemed to have made any other representation or warranty to DSH or Mr. Disiere and none of such representations and warranties contained therein contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, taken as a whole, in light of the circumstances in which they were made, not misleading; and

•

NAIL and NAIL Acquisition Corp. are not aware of any fact that has not been disclosed to DSH and Mr. Disiere and that constitutes a material adverse effect on the ability of NAIL or NAIL Acquisition Corp. to consummate the transactions contemplated by the Securities Purchase Agreement and the related documents or on the financial condition of NAIL or NAIL Acquisition Corp., taken as a whole.

You should not rely upon the representations and warranties in the Securities Purchase Agreement or the description of such representations and warranties contained in this Proxy Statement as statements of factual information about NAIL, NAIL Acquisition Corp., DSH or Mr. Disiere. These representations and warranties were made only for purposes of the Securities Purchase Agreement, may be relied upon only by the parties to the Securities Purchase Agreement to whom such representations and warranties were made, were made solely as of the dates specified in the Securities Purchase Agreement and are subject to modification or qualification by other disclosures made by the parties to each other in connection with the Securities Purchase Agreement. Some of these representations and warranties may not be accurate or complete as of any particular date because they are subject to a contractual standard of materiality that is different from that generally applicable to public disclosures by the parties.

Covenants

NAIL, NAIL Acquisition Corp., DSH and Mr. Disiere have various obligations and responsibilities under the Securities Purchase Agreement, including (but not limited to) the covenants described below.

Covenants of DSH and/or Mr. Disiere

Conduct of Business. DSH has agreed, subject to certain exceptions, to maintain its status as a disregarded entity for federal, state and local income tax purposes, preserve intact the assets to be assigned to and assumed by NAIL Acquisition Corp. pursuant to the Securities Purchase Agreement, and cause the Deep South Companies to (i) conduct their respective operations in the ordinary course, (ii) use commercially reasonable efforts to preserve intact their respective businesses and their respective relationships with material insurance producers, agents, brokers, intermediaries, third party administrators, insurers, reinsurers, customers, suppliers, distributors, regulators and others having business relationships with the Deep South Companies, and (iii) to not:

•	amend their respective organizational documents, other than as contemplated by the Securities Purchase Agreement;

•	liquidate, dissolve, recapitalize or otherwise wind up their businesses;

•

except as required by law, (a) adopt or amend any employee benefit plan or collective bargaining agreement or (b) enter into or amend any employment, consulting, service or similar contracts except in the ordinary course of business consistent with past practice;

•	materially change their accounting methods except as required by law or GAAP;

•	materially change the time and manner in which the Deep South Companies collect receivables from customers;

•	sell, assign, transfer or otherwise encumber or dispose of the assets to be assigned to and assumed by NAIL Acquisition Corp. pursuant to the Securities Purchase Agreement, or any material asset;

•	incur any material indebtedness (except purchase money indebtedness), guaranty any indebtedness or any obligations of any other person, other than in the ordinary course of business;

•	make any single capital expenditure not in the ordinary course in excess of $500,000;

•

merge or consolidate with or purchase all of the assets or business of, or ownership interests in, or make an investment in, any person (other than in any of the Deep South Companies or extensions of credit to customers in the ordinary course of business);

•	pledge, issue or sell any ownership interests, notes, bonds or other securities of any of the Deep South Companies, or any option, warrant or right to acquire same;

•	pay any dividends or distribution on any of the equity interests or other ownership interest of the Deep South Companies;

•

in the case of the Deep South Companies which are qualified subchapter S subsidiaries, lose their status as qualified subchapter S subsidiaries under Section 1361(b)(3)(B) of the Code, or in the case of Deep South Texas or Deep South Texas Management, become other than a disregarded entity for federal, state and local income tax purposes; or

•	agree to do any of the foregoing.

Trust Account. DSH and Mr. Disiere have each agreed that they have no right, title, interest or claim in or to any monies in the trust account and will not seek recourse against the trust account for any reason whatsoever.

No Shop. DSH and Mr. Disiere have each agreed to a no shop provision, and in connection therewith have agreed, among other things, to not (a) solicit, initiate or encourage discussions or enter into any agreement regarding (i) the transfer of any ownership interest or material portion of the assets of any of the Deep South Companies, (ii) any material investment or joint venture in or involving any of the Deep South Companies, or (b) disclose any nonpublic information regarding any of the Deep South Companies to any person that may be considering engaging in any transaction of the type described in (a) above. If DSH, Mr. Disiere or the Deep South Companies become aware of any such inquiry or request, then such party has agreed to notify NAIL or NAIL Acquisition Corp. within three days after such inquiry.

Notice of Certain Events. Prior to the consummation of the Transaction, DSH and Mr. Disiere have agreed to notify NAIL if any of the following events occur:

•	any person alleges that such person’s consent is required in connection with any of the transactions contemplated in the Securities Purchase Agreement;

•	any notice is given from a governmental authority in connection with the transactions contemplated in the Securities Purchase Agreement;

•

any action, suit, claim or similar proceeding is commenced or, to the knowledge of DSH, threatened against, relating to or otherwise affecting the Deep South Companies and/or their business that, if pending on the date of the Securities Purchase Agreement, would have been required to have been disclosed or that relate to the consummation of any of the transactions contemplated in the Securities Purchase Agreement;

•

the damage or destruction of any asset of any of the Deep South Companies or the threatened or actual taking of any asset by any right relating to condemnation, eminent domain or similar governmental action; and

•	becoming aware of a breach of any of the representations and warranties made by DSH or Mr. Disiere.

Monthly and Quarterly Financial Reports. Pursuant to the Securities Purchase Agreement, DSH will provide NAIL with monthly and quarterly financial reports on the operation of the Deep South Companies until the consummation of the Transaction.

Intercompany Transfers and Agreements. Pursuant to the Securities Purchase Agreement, prior to consummation of the Transaction, (a) DSH and the Deep South Companies will consummate certain asset and liability transfers and payments and intercompany transactions that are set forth in the Securities Purchase Agreement and (b) all intercompany agreements and balances between DSH, on the one hand, and the Deep South Companies, on the other hand, will be settled or terminated.

Contingent Commissions. Pursuant to the Securities Purchase Agreement, in the event that the right to receive profit sharing commissions under the QBE Agreement is not transferred to DSH prior to the consummation of the Transaction, NAIL must pay to DSH all of the profit sharing commissions received by the Deep South Companies after the consummation of the Transaction in respect of all business entered into by the Deep South Companies on or prior to December 31, 2007.

Use of Deep South Name. Promptly after consummation of the Transaction, Mr. Disiere and DSH have agreed to use commercially reasonable efforts to cause DSH and its affiliates to change their names to those which do not contain the words “Deep South” or any variation thereof no later than 90 days after the consummation of the Transaction.

Company Shares. DSH has agreed to hold the shares of NAIL Common Stock received in the Transaction for at least one year following the consummation of the Transaction, although DSH may transfer such shares to Mr. Disiere at any time whereupon Mr. Disiere shall hold such shares for the remainder of such one-year period.

Covenants of NAIL and/or NAIL Acquisition Corp.

NAIL and NAIL Acquisition Corp. have agreed, subject to certain exceptions, to continue to (a) operate its business in the ordinary course and in compliance with all applicable laws prior to the consummation of the Transaction, (b) use commercially reasonable efforts to preserve their relationships with others having a business relationship with NAIL or NAIL Acquisition Corp., and (c) not to take the following actions:

•	amend their respective organizational documents other than as contemplated by the Securities Purchase Agreement;

•	liquidate, dissolve, recapitalize (excluding the conversion of indebtedness to equity) or otherwise wind up their business;

•

except as required by law, enter into or amend any employment, consulting, service or similar contracts except in the ordinary course of business consistent with past practice, including any agreements for newly hired employees with an annual base and incentive compensation opportunity not to exceed $100,000;

•	materially change their accounting methods except as required by law or GAAP;

•

sell, assign, transfer or otherwise encumber or dispose of any material assets except in the ordinary course of business or pursuant to any contract in existence on the date of the Securities Purchase Agreement;

•

subject to certain exceptions, incur any material indebtedness (except purchase money indebtedness or indebtedness required to consummate the transaction contemplated in the Purchase Agreement), guaranty any indebtedness or any obligations of any other person, other than in the ordinary course of business;

•	make any single capital expenditure not in the ordinary course of business in excess of $500,000;

•

merge or consolidate with or purchase all of the assets or business of, or equity interests in, or make an investment in, any Person (other than the transactions contemplated by the Securities Purchase Agreement);

•

issue or sell any equity interests, notes (except to the extent required to consummate the transaction contemplated by the Securities Purchase Agreement), bonds or other securities of NAIL or NAIL Acquisition Corp., or any option, warrant or right to acquire same;

•	pay any dividend or distribution on any securities of NAIL or NAIL Acquisition Corp.;

•

solicit, initiate or encourage any substantive discussions, or enter into any understanding with any person other than DSH or Mr. Disiere that would prohibit or impair NAIL Acquisition Corp.’s or NAIL’s ability to consummate the transactions contemplated by the Securities Purchase Agreement; or

•	agree to do any of the foregoing.

Notice of Certain Events. Prior to the consummation of the Transaction, NAIL has agreed to notify DSH if any of the following events occur:

•	any person alleges that such person’s consent is required in connection with any of the transactions contemplated in the Securities Purchase Agreement;

•	any notice is given from a governmental authority in connection with the transactions contemplated in the Securities Purchase Agreement;

•

any action, suit, claim or similar proceeding is commenced or, to the knowledge of NAIL, threatened against, relating to or otherwise affecting NAIL or NAIL Acquisition Corp. and/or their business that, if pending on the date of the Securities Purchase Agreement, would have been required to have been disclosed or that relate to the consummation of any of the transactions contemplated in the Securities Purchase Agreement;

•

the damage or destruction of any asset of any of NAIL or NAIL Acquisition Corp. or the threatened or actual taking of any asset by any right relating to condemnation, eminent domain or similar governmental action; and

•	becoming aware of a breach of any of the representations and warranties made by NAIL or NAIL Acquisition Corp.

NAIL Stockholder Meeting. NAIL has agreed to use its commercially reasonable efforts to cause a proxy statement to be mailed to its stockholders as promptly as practicable after the date of the Securities Purchase Agreement and will, as soon as reasonably practicable, duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of seeking stockholder approval for (i) the transactions contemplated by the Securities Purchase Agreement, (ii) the change of NAIL’s name to “Deep South Group, Inc.” or such other name as NAIL and DSH mutually agree upon and (iii) an employee stock incentive plan as specified in the Securities Purchase Agreement.

NAIL Shares. NAIL has agreed to, on or before consummation of the Transaction, reserve for issuance shares of NAIL Common Stock issuable in connection with the payment of the purchase price to be paid at consummation of the Transaction to DSH pursuant to the Securities Purchase Agreement and an amount of its shares of NAIL Common Stock sufficient to permit NAIL to pay the maximum earn out payments which may be paid in shares of NAIL Common Stock.

Chief Executive Officer. NAIL has agreed to take all necessary action as promptly as practicable to hire a chief executive officer who is mutually acceptable to NAIL and Mr. Disiere.

Employee and Benefit Matters. Among other things, NAIL Acquisition Corp. has agreed to honor, and to cause the Deep South Companies to honor, for one year following the consummation of the Transaction, all employee benefit plans of the Deep South Companies in accordance with their terms as in effect immediately before the consummation of the Transaction, subject to any amendment or termination thereof that may be permitted by such terms.

Trust Account. NAIL has agreed to make appropriate arrangements with the trustee of the trust account to have the funds in the trust account, payable to DSH as Closing Payment, disbursed to DSH at consummation of the Transaction, after taking into account any funds to be paid to (i) those stockholders of NAIL who both vote against the transactions contemplated by the Securities Purchase Agreement and elect to have their shares of NAIL Common Stock converted into cash in accordance with NAIL’s Amended and Restated Certificate of Incorporation and (ii) the underwriters of the securities issued by NAIL in NAIL’s IPO as a deferred underwriting discount.

Financing. NAIL has agreed to use commercially reasonable efforts and do all things necessary and proper to arrange debt financing to supplement the trust account so that there is a sufficient amount of cash to pay the purchase price due as Closing Payment to DSH at consummation of the Transaction.

Post-Closing Covenant Relating to the Conduct of Business. During the Earn Out Periods, without the prior written consent of DSH (which consent shall not be unreasonably withheld, delayed or conditioned), NAIL and NAIL Acquisition Corp. have agreed to (i) cause the Deep South Companies to remain intact and identifiably separate from and independent of any other affiliate of NAIL or NAIL Acquisition Corp., (ii) cause the Deep South Companies to preserve their business relationships, and (iii) refrain from conducting the business of the Deep South Companies other than (A) in the ordinary course, consistent with the manner in which their businesses were conducted prior to the consummation of the Transaction and (B) in the manner contemplated by DSH’s business plan as of the date of the Securities Purchase Agreement; provided, that the conduct of such business must comply with applicable laws and the fiduciary duties of the boards of directors of NAIL and Acquisition Corp. under the General Corporation Law of the State of Delaware.

Director and Officer Indemnification and Liability Insurance. From and after the consummation of the Transaction, NAIL has agreed to cause the Deep South Companies to provide indemnification to Mr. Disiere and the current and former directors, officers, employees and agents of the Deep South Companies (collectively, the “Company Indemnified Parties”) for all expenses, judgments, fines and amounts paid in settlement by reason of actions or omissions or alleged actions or omissions in connection with their service to the Deep South Companies to the fullest extent permitted under applicable law, and will cause the Deep South Companies to perform their obligations under such indemnification provisions in accordance with their respective terms. In addition, pursuant to the Securities Purchase Agreement, from and after the consummation of the Transaction, Company Indemnified Parties who become directors or officers of NAIL will be entitled to the indemnity rights and protections then afforded to other directors and officers of NAIL. NAIL has also agreed to, from and after the consummation of the Transaction and for as long as Mr. Disiere and the current officers and directors of the Deep South Companies are officers or directors of the Deep South Companies or NAIL (collectively, the “D&O Parties”) and for six years after the D&O Parties cease to be officers or directors of the Deep South Companies or NAIL, maintain in effect directors’ and officers’ liability insurance covering such D&O Parties for acts or omissions or alleged acts or omissions in connection with their service to the Deep South Companies or NAIL the material terms of which, including coverage and amount, are no less favorable than the material terms of the Deep South Companies’ directors’ and officers’ liability coverage in effect on the date of the Purchase Agreement; provided, that NAIL may substitute therefor policies of a reputable insurance company the material terms of which, including coverage and amount, are no less favorable to such directors and officers and Mr. Disiere than the insurance coverage otherwise required under the Securities Purchase Agreement. In addition, if NAIL consolidates or merges into another entity or conveys all or substantially all of its assets to any person, NAIL has agreed to cause its successors or assigns to assume and honor these obligations.

Other Covenants of NAIL, NAIL Acquisition Corp., DSH and Mr. Disiere

NAIL, NAIL Acquisition Corp., DSH and Mr. Disiere have additional responsibilities and obligations under the Purchase Agreement, including the following covenants:

Reasonable Access. Each of the parties will have reasonable access to the other’s properties, books, contracts, records and appropriate officers and employees from the date of the Securities Purchase Agreement until the consummation of the Transaction.

Third Party Approvals. NAIL Acquisition Corp. and DSH have each agreed to use commercially reasonable efforts to obtain all consents and approvals of third parties that they are required to obtain to consummate the transactions contemplated by the Securities Purchase Agreement.

Filings. NAIL Acquisition Corp. and DSH have each agreed to cooperate fully with the other in the preparation and filing of all documents and instruments required to be filed in connection with the Transaction.

Proxy Statement Filing. As promptly as practicable following the date of the Securities Purchase Agreement, NAIL has agreed to prepare and file with the SEC a proxy statement for the purpose of seeking stockholder approval of the Transaction and in connection therewith, DSH and the Deep South Companies will use commercially reasonable efforts to furnish NAIL with all information concerning themselves, their respective directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Transaction. Under the Securities Purchase Agreement, each party represents and warrants to the others that all such information shall be true and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

Further Assurances. At each party’s request, the other party has agreed to execute and deliver to the requesting party such other instruments reasonably requested and provide such material or information as reasonably requested in order to consummate the Transaction.

Certain Restrictions. Until the consummation of the Transaction, each party agrees, except as may be agreed by the other party in writing, that it will not take any action that could reasonably be expected to materially delay the consummation of the Transaction or result in the failure to satisfy any condition to consummation of the Transaction.

Key Employees. The parties have agreed to use commercially reasonable efforts to cause employment agreements between NAIL and certain executives of the Deep South Companies to be executed and delivered at the consummation of the Transaction.

Conditions to Closing of the Transaction

Consummation of the transactions contemplated by the Securities Purchase Agreement is conditioned on NAIL’s stockholders, at a meeting called for these purposes, adopting and approving the following matters:

•	the transactions contemplated by the Securities Purchase Agreement;

•	the change of NAIL’s name to “Deep South Group, Inc.” or such other name as NAIL and DSH mutually agree upon; and

•

an employee stock incentive plan in a form reasonably acceptable to DSH and Mr. Disiere for the benefit of employees of NAIL Acquisition Corp. and its subsidiaries, including the Deep South Companies, which will permit the grant over the life of the plan to such employees of up to 7.5% in the aggregate of the shares of NAIL Common Stock outstanding immediately after the consummation of the Transaction.

In addition, the consummation of the transactions contemplated by the Securities Purchase Agreement is conditioned on various other conditions, which may be waived in writing by the parties, including:

•

no order, stay, judgment, law or decree being issued by any governmental authority preventing the consummation of the transaction and no action taken or law enacted that has the effect of rendering the Securities Purchase Agreement illegal;

•

any waiting period (and any extension thereof) under the HSR Act applicable to the Securities Purchase Agreement or the transactions contemplated by the Securities Purchase Agreement shall have terminated or expired;

•

the receipt of necessary consents and approvals by third parties and governmental entities, including the approval (or deemed approval after expiration of a 30 day waiting period) of the Texas Department of Insurance to the change in control of Deep South Texas and Deep South Texas Management that will occur as a result of consummation of the Transaction; and

•	the Disiere Employment Agreement being in full force and effect.

With respect to NAIL and NAIL Acquisition Corp.’s obligations to perform, the following conditions apply, which may be waived in writing by NAIL or NAIL Acquisition Corp.:

•	the representations and warranties of DSH and Mr. Disiere being true and correct on the date of the Securities Purchase Agreement and on the date of the consummation of the Transaction;

•	DSH will have complied in all material respects with the covenants and agreements required by the Securities Purchase Agreement to be complied with at or before the consummation of the Transaction;

•

DSH will have delivered to NAIL Acquisition Corp. and NAIL a certificate to the effect that the representations and warranties given are true and correct in all material respects as of the consummation of the Transaction and all covenants contained in the Securities Purchase Agreement have been materially complied with by the delivering party;

•	the consents and approvals set forth in the disclosure schedules will have been made, given or obtained and will be in full force and effect;

•	NAIL Acquisition Corp. will have received the deliveries contemplated by the Securities Purchase Agreement;

•	the agreement between QBE and the Deep South Companies being in full force and effect; and

•	certain executives of the Deep South Companies will have executed and delivered to NAIL and NAIL Acquisition Corp. employment agreements.

With respect to DSH’s obligations to perform, the following conditions apply, which may be waived in writing by DSH:

•	the representations and warranties of NAIL and NAIL Acquisition Corp. will be true and correct on the date of the Securities Purchase Agreement and on the date of the consummation of the Transaction;

•

NAIL Acquisition Corp. and NAIL will have complied in all material respects with the covenants and agreements required by the Purchase Agreement to be complied with at or before the consummation of the Transaction;

•

Each of NAIL Acquisition Corp. and NAIL (as applicable) will have delivered to DSH a certificate to the effect that the representations and warranties given are true and correct in all material respects as of the consummation of the Transaction and all covenants contained in the Securities Purchase Agreement have been materially complied with by the delivering party;

•	the consents and approvals set forth in the disclosure schedules will have been made, given or obtained and will be in full force and effect;

•	DSH will have received the deliveries contemplated by the Securities Purchase Agreement;

•

NAIL will have made appropriate arrangements with the trustee of the trust account to have the purchase price due at consummation of the Transaction, if in the trust account, disbursed to DSH immediately upon the consummation of the Transaction after taking into account any funds to be paid to (i) those public stockholders of NAIL who both vote against the transactions contemplated in the Securities Purchase Agreement and elect to have their shares of NAIL Common Stock converted into cash in accordance with NAIL’s Amended and Restated Certificate of Incorporation and (ii) the underwriters of the securities issued by NAIL in NAIL’s IPO as a deferred underwriting discount; and

•

at the consummation of the Transaction, the NAIL Common Stock will be listed on the AMEX and there will be no action or proceeding pending or threatened against NAIL by the AMEX with respect to any intention by such entity to delist the NAIL Common Stock from the AMEX.

Indemnification

Indemnification by DSH and Mr. Disiere

DSH and Mr. Disiere have agreed to jointly and severally indemnify and hold harmless NAIL, NAIL Acquisition Corp., and their respective affiliates, officers, directors, employees, agents, successors and assigns for any losses, damages, claims, costs and expenses, interest, awards, judgments and penalties actually suffered or incurred by them which arise as a result of or in connection with (i) the breach of representations and warranties and agreements and covenants of DSH and/or Mr. Disiere contained in the Securities Purchase Agreement, (ii) any taxes imposed on any of the Deep South Companies for any taxable period that ends on or before the date of the consummation of the Transaction, (iii) any of the intercompany transactions required to be consummated pursuant to Section 6.8 of the Securities Purchase Agreement, (iv) any proceedings, investigations, inquiries or determinations by any governmental authority charged with regulating the business of insurance in any state in which any Deep South Company is licensed relating to any alleged improprieties in such company’s licenses or applications submitted prior to the consummation of the Transaction and (v) payroll or employment taxes imposed on any Deep South Company arising under certain circumstances from post-closing payments made by DSH to any current or former officer, director, shareholder or employee.

Indemnification by NAIL and NAIL Acquisition Corp.

NAIL and NAIL Acquisition Corp. have agreed to indemnify and hold harmless DSH and its affiliates, officers, directors, employees, agents, successors and assigns for any and all losses, damages, claims, costs and expenses, interest, awards, judgments and penalties actually suffered or incurred by them which arise as a result of or in connection with (i) the breach of representations and warranties and agreements and covenants of NAIL and/or NAIL Acquisition Corp. contained in the Securities Purchase Agreement, (ii) any taxes imposed on any Deep South Company for any taxable period that begins after the close of business on the date of the consummation of the Transaction or (iii) any claim or cause of action by any person relating to any act, event, failure to act or other circumstance arising solely after the consummation of the Transaction against any DSH Indemnified Party with respect to the Deep South Companies.

Limits on Indemnification

No party will be liable for any claim in indemnification unless and until the aggregate amount of indemnifiable losses equals or exceeds $1.0 million, after which the indemnifying party will be liable only for those Losses in excess of $500,000. The maximum liability for which an indemnifying party may be liable is 10.0% of the purchase price. No party will be liable for any punitive, incidental, consequential, special or indirect damages, including loss of future revenue or income, or loss of business reputation or opportunity relating to the breach or alleged breach of the Securities Purchase Agreement. The foregoing limits, however, do not apply to losses arising out of (i) any taxes imposed on any of the Deep South Companies for which any of the parties are liable under the tax indemnification provisions of the Securities Purchase Agreement, (ii) any proceedings, investigations, inquiries or determinations by any governmental authority charged with regulating the business of insurance in any state in which any Deep South Company is licensed relating to any alleged improprieties in such company’s licenses or applications submitted prior to the consummation of the Transaction or (iii) payroll or employment taxes imposed on any Deep South Company arising under certain circumstances from post-closing payments made by DSH to any current or former officer, director, shareholder or employee of DSH or the Deep South Companies. Each indemnified party will have a duty to use commercially reasonable efforts to mitigate any loss.

Subrogation

Each indemnifying party will be subrogated to any right of action (including any defense or claim) which any indemnified party may have against any other party with respect to any matter giving rise to a claim for indemnification under the Securities Purchase Agreement.

Sole Remedy

The indemnification provisions are the sole and exclusive remedy of NAIL, NAIL Acquisition Corp., DSH and Mr. Disiere for the breach of any representation or warranty and for any failure by the other party to perform and comply with any covenants and agreements in the Securities Purchase Agreement, except in the event of fraud or willful or intentional breach or misconduct.

Indemnification Procedure

In order for an indemnified party to be entitled to any indemnification under the Securities Purchase Agreement with respect to a claim asserted by a third party, the indemnified party must promptly notify the indemnifying party in writing of the third party claim after receipt by such indemnified party of notice of the claim, including a brief description of the applicable claims in reasonable detail, provided, however, that, subject to certain exceptions, failure to give such notification shall not affect the indemnification, except to the extent the indemnifying party has been prejudiced as a result of such failure. Subject to certain provisions, an indemnification claim for any matter not involving a third party claim may be asserted by prompt written notice to the indemnifying party, which will describe the claim in reasonable detail.

Within 20 days of receipt by the indemnifying party of a notice relating to a claim, the indemnified and indemnifying party will seek in good faith to determine the final amount to be paid by the indemnifying party to the indemnified party. If no amount has been agreed upon at the end of the 20 days, the indemnifying party will select an independent registered public accounting firm to determine the final amount or to determine that such final amount is not determinable. The final amount must be paid within five business days after receipt by the indemnifying party of the written determination of such accounting firm of the final amount.

In the event that a final amount of any indemnification payment to be made by DSH or Mr. Disiere as the indemnifying party to a NAIL indemnified party has been determined pursuant to the resolution of claims provisions of the Securities Purchase Agreement but has not been paid at the time that an earn out payment (or similar payment due during the earn out period for the termination of Mr. Disiere’s employment without cause, as described in the Securities Purchase Agreement) is due, NAIL may deduct the final amount from such earn out payment.

Termination

The Securities Purchase Agreement may be terminated at any time prior to consummation of the Transaction as follows:

Termination by NAIL or DSH:

•	by mutual written consent;

•	if there has been a material breach by one party which is not cured within the earlier of 45 days or by March 15, 2008, then the non-breaching party may terminate;

•	if NAIL fails to obtain stockholder approval of the Transaction;

•

if a final, non-appealable order, decree, ruling or injunction or other action otherwise prohibiting the transactions contemplated in the Securities Purchase Agreement, the Disiere Employment Agreement and the Registration Rights Agreement is issued;

•	if a law is enacted which renders the transactions contemplated by the Securities Purchase Agreement illegal or otherwise prohibited; or

•

if the consummation of the Transaction has not occurred (other than through the failure of any party seeking to terminate the Securities Purchase Agreement to comply fully with its obligations under the Purchase Agreement) on or before March 31, 2008.

Termination by NAIL:

•	NAIL may terminate the Securities Purchase Agreement if the QBE Agreement ceases to be in full force or effect.

Termination by DSH:

•	if NAIL’s board of directors fails to recommend that NAIL’s stockholders approve the Transaction, the change in NAIL’s name to “Deep South Group, Inc.” or to another name mutually agreed to by NAIL and DSH and the approval of the employee stock incentive plan specified in the Securities Purchase Agreement; or

•	NAIL’s board of directors withdraws or modifies, in any manner adverse to DSH, its recommendation to its stockholders that NAIL’s stockholders approve such proposals.

Termination Fee

In the event of termination of the Securities Purchase Agreement as a result of NAIL’s failure to recommend, or failure to obtain, stockholder approval of the Transaction, or NAIL Acquisition Corp. fails to recommend that NAIL as the sole stockholder of NAIL Acquisition Corp. approve the Transaction, NAIL has agreed to pay to DSH a $4.0 million termination fee. Such fee is due as soon as any of the funds in the trust account are distributed other than to NAIL’s public stockholders. No termination fee will be payable in the event that all the funds in the trust account are distributed to NAIL’s public stockholders.

Effect of Termination

In the event of termination of the Securities Purchase Agreement by either NAIL or DSH, the Securities Purchase Agreement will become void and have no effect, without any liability or obligation on the part of any party, provided that if the agreement is terminated by a party as a result of an intentional, material breach of the agreement by the non-terminating party, then the terminating party will be entitled to all rights and remedies available under law or equity. The confidentiality agreement entered into between NAIL and DSH prior to the Securities Purchase Agreement will not be affected by a termination of the Securities Purchase Agreement.

Fees and Expenses

All fees and expenses incurred in connection with the Securities Purchase Agreement and the transactions contemplated thereby will be paid by the party incurring such expenses, except (a) as otherwise set forth in the Securities Purchase Agreement, (b) NAIL Acquisition Corp. will bear the cost and expenses incurred in connection with any filings made under the HSR Act and (c) NAIL shall pay (i) up to $100,000 of the fees and expenses of DSH’s counsel in connection with the preparation of NAIL’s proxy statement and (ii) up to $30,000 of the fees and expenses of DSH’s accountants in connection with the preparation of the NAIL Proxy Statement.

Amendments

The Securities Purchase Agreement may be amended by the parties at any time by additional written agreements.

Extension; Waiver

At any time prior to the consummation of the Transaction, any party to the Securities Purchase Agreement may, in writing, to the extent legally allowed:

•	extend the time for the performance of any of the obligations or other acts of the other parties to the agreement;

•

waive any inaccuracies in the representations and warranties made to such party contained in the Securities Purchase Agreement or in any document delivered pursuant to the Securities Purchase Agreement; and

•	waive compliance with any of the agreements or conditions for the benefit of such party contained in the Securities Purchase Agreement.

Publicity

Pursuant to the Securities Purchase Agreement, except as required by law or under the rules of any national securities exchange, no party may issue any press release, make any public statement or otherwise communicate with the media with respect to the Transaction without prior consultation with and consent of the other party, which consent will not be unreasonably withheld or delayed. Each party will cooperate and cause their respective representatives to cooperate as to the timing and contents of any such press release, public statement or communication.

Disiere Employment Agreement

NAIL, NAIL Acquisition Corp. and Mr. Disiere entered into a two-year employment agreement on August 10, 2007, to be effective as of the consummation of the Transaction. The following summary of the terms of the Disiere Employment Agreement is qualified in its entirety by reference to the complete text of the Disiere Employment Agreement, a copy of which is attached as Annex C to this Proxy Statement.

The Disiere Employment Agreement has a term of two years. NAIL Acquisition Corp. may offer to renew the agreement for one successive one-year period upon notice to Mr. Disiere, which Mr. Disiere may accept or decline at his discretion. Under the agreement, Mr. Disiere will be employed by NAIL Acquisition Corp. with the title of Founder and will be an officer of NAIL. Mr. Disiere will be responsible for (i) the day-to-day operations of the existing businesses of the Deep South Companies, (ii) major business decisions and initiatives of the Company, subject to the oversight of the person who is Chief Executive Officer of NAIL and NAIL Acquisition Corp. (the “CEO”) and (iii) maintenance of the agency relationship of NAIL Acquisition Corp. and the Deep South Companies with QBE and, if applicable, with future insurance carriers for NAIL Acquisition Corp. Mr. Disiere will report to the CEO and be a member of NAIL Acquisition Corp.’s Underwriting Committee. The Chief Underwriting Officer will jointly report to Mr. Disiere and the CEO (in accordance with policies and procedures established by the Underwriting Committee, where applicable). It is the intention of the parties that at all times during the term of the agreement the duties, responsibilities and reporting relationships of Mr. Disiere will be limited such that none of Mr. Disiere, NAIL or NAIL Acquisition Corp. will be in violation of any law, rule, regulation, order or other restriction or limitation on the ability of NAIL or NAIL Acquisition Corp. or any of their respective employees to engage in any business or activity.

Under the agreement, Mr. Disiere will be paid an annualized base salary and an annual bonus in amounts mutually agreeable to Mr. Disiere and NAIL Acquisition Corp., but not more than $1.0 million in the aggregate, payable in shares of NAIL Common Stock, or cash or a combination thereof at the election of Mr. Disiere. During the third year of the term of the agreement (if applicable), Mr. Disiere will be paid an annualized base salary of not less than $500,000, payable in cash or shares of NAIL Common Stock, at the option of Mr. Disiere. During the term of the agreement, Mr. Disiere also will be eligible to participate in the various employee welfare and pension benefit plans and fringe benefit programs (including arrangements regarding the leasing of automobiles and payment of related maintenance and insurance expenses) applicable to NAIL’s senior executives.

In the event that Mr. Disiere’s employment is terminated by NAIL Acquisition Corp. without Cause (as defined in the agreement) or by Mr. Disiere with Good Reason (also as defined in the agreement), Mr. Disiere will be paid (i) base salary earned but not paid prior to the date of termination, (ii) any annual bonuses with respect to fiscal years prior to the year of his termination which have not yet been paid, (iii) a pro rata portion of the annual bonus for the year of his termination, (iv) any amounts earned, accrued or owing to Mr. Disiere but not yet paid under applicable benefit plans and programs, (v) if such termination without Cause or with Good Reason occurs during the third year of employment (if applicable), a cash amount of $3.0 million and (vi) such other benefits, if any, as are provided under applicable plans, programs or arrangements of NAIL or NAIL Acquisition Corp. Mr. Disiere will also be entitled to continue to participate, as if he were still an employee, in the medical, dental, hospitalization, life insurance plans and fringe benefit programs in which he was participating on the date of termination until the earlier of (A) 24 months following the date of termination or (B) the dates Mr. Disiere receives equivalent coverage and benefits under the plans of a subsequent employer. The obligation of NAIL Acquisition Corp. to pay any compensation and benefits upon Mr. Disiere’s termination is expressly conditioned upon Mr. Disiere’s execution of a general release of any and all claims (other than claims for compensation and benefits payable under the employment agreement and claims under the Securities Purchase Agreement) arising out of or relating to Mr. Disiere’s employment and termination of employment.

Mr. Disiere agreed to protect the trade secrets and confidential information of NAIL and NAIL Acquisition Corp. during and after his employment. Mr. Disiere also agreed not to compete with the current and planned businesses of NAIL and NAIL Acquisition Corp. on terms set forth in the employment agreement. In addition, Mr. Disiere agreed not to recruit or hire certain employees of NAIL and NAIL Acquisition Corp. or encourage employees to leave the employment of NAIL and NAIL Acquisition Corp. without consent (i) during the term of the agreement, and (ii) during the period ending on the later of the first anniversary of the date of such termination of employment and the fifth anniversary of the consummation of the Transaction. Mr. Disiere also agreed that during the term of the agreement he will comply with the terms and conditions of the policy adopted by NAIL’s board of directors applicable to all officers of NAIL and NAIL Acquisition Corp. relating to contributions or financial support to governmental officials and political candidates.

Registration Rights Agreement

At the consummation of the Transaction, NAIL, DSH and Mr. Disiere will enter into a Registration Rights Agreement pursuant to which NAIL will grant to DSH and Mr. Disiere certain piggy-back and demand registration rights with respect to the shares of NAIL Common Stock issued to DSH as consideration paid pursuant to the Securities Purchase Agreement and to Mr. Disiere pursuant to the Disiere Employment Agreement. The following summary of the terms of the form of Registration Rights Agreement is qualified in its entirety by reference to the complete text of (i) the form of Registration Rights Agreement, a copy of which is attached as Annex D to this Proxy Statement and (ii) the Registration Rights Agreement that is actually executed at the consummation of the Transaction.

Request for Registration. Subject to certain exceptions and restrictions relating to the obligation of NAIL to effect a registration statement, at any time after eight months from the date of the consummation of the Transaction, the holders of a majority-in-interest of shares of NAIL Common Stock which were issued to DSH in connection with the Transaction and in satisfaction of the earn out payment, and to Mr. Disiere pursuant to the Disiere Employment Agreement (together, the “Registrable Securities”), may make a written demand for registration under the Securities Act of all or part of their Registrable Securities, provided that (a) the aggregate price to the public of the Registrable Securities proposed to be sold is not less than $15.0 million or (b) the Registrable Securities proposed to be sold pursuant to such demand registration constitute all of the then outstanding Registrable Securities held by the demanding holders. Within five days of receipt of such registration demand, NAIL will notify all holders of such Registrable Securities of the demand and each holder may then notify NAIL within fifteen days of its desire to include all or a portion of such holder’s Registrable Securities in the demand registration. NAIL is not obligated to effect more than an aggregate of two demand registrations.

A registration will not count as a demand registration until the registration statement filed with the SEC has been declared effective; provided, however, that if the offering is interfered with by any stop order or injunction of the SEC or any governmental authority after it has been declared effective, the registration statement will be deemed not to have been declared effective, unless and until certain conditions are met.

Piggy-Back Registration. If at any time after the consummation of the Transaction NAIL proposes to file a registration statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, other than a registration statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to NAIL’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of NAIL or (iv) for a dividend reinvestment plan, then NAIL must give written notice of the proposed filing to the holders of Registrable Securities no less than ten days before the anticipated filing date and offer to such holders the opportunity to register the sale of their Registrable Securities as such holders may request in writing within five days following receipt of such notice.

NAIL agrees to cause the Registrable Securities to be included in the registration and to use its commercially reasonable efforts to cause any managing underwriter(s) to permit (a) the Registrable Securities to be included on the same terms and conditions as any similar securities of NAIL and (b) the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof, provided that both (a) and (b) are subject to certain conditions.

Any holder of Registrable Securities may elect to withdraw its request for inclusion in any piggy-back registration by written notice to NAIL prior to the effective date of the registration statement. NAIL may elect to withdraw a registration statement at any time prior to the effectiveness of the Registration Statement.

Whenever NAIL is required to effect a registration of any Registrable Securities, it will use its commercially reasonable efforts to effect the registration and sale as expeditiously as practicable, provided that any such registration and sale need not be effected until one year from the date of consummation of the Transaction.

NAIL will bear all costs and expenses incurred in connection with any demand registration and any piggy-back registration (unless another party is contractually obligated to pay any such piggy-back registration costs and expenses) and all expenses incurred in performing or complying with its other obligations under the Registration Rights Agreement, whether or not the registration statement becomes effective.

NAIL represents and warrants that, except as set forth in the registration statement on Form S-1, as amended, filed by NAIL with the SEC, other than a holder of Registrable Securities, no person has any right to require NAIL to register any shares of NAIL’s capital stock or other securities for sale or to include shares of NAIL’s capital stock or other securities in any registration filed by NAIL for the sale of shares of capital stock or other securities for its own account or for the account of any other person.

Lock-Up Agreement

At the consummation of the Transaction, NAIL, DSH and Mr. Disiere will enter into a Lock-Up Agreement pursuant to which certain restrictions will apply to the direct and indirect sale of shares of NAIL Common Stock by DSH and Mr. Disiere. The following summary of the terms of the form of the Lock-Up Agreement is qualified in its entirety by reference to the complete text of (i) the form of the Lock-up Agreement, a copy of which is attached as Annex E to this Proxy Statement and (ii) the Lock-up Agreement that is actually executed at the consummation of the Transaction.

With respect to each share of NAIL Common Stock received by DSH pursuant to the Securities Purchase Agreement, DSH and Mr. Disiere must not, until the one-year anniversary of the date that such share was originally due to be received by DSH (not taking into account any period of escrow or other withholding of such share due to any escrow or other provision of the Securities Purchase Agreement), without the prior written consent of NAIL:

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directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of or cause to be transferred or disposed of, such shares, or file any registration statement under the Securities Act, with respect to any of the foregoing; or

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enter into any swap or other agreement that has substantially the same economic effect as a transaction described above, or that transfers in whole or in part, directly or indirectly, a substantial portion of the economic consequence of ownership of such shares;

whether any such transfer is to be settled by delivery of such shares or other securities, in cash or otherwise.

Notwithstanding the foregoing, DSH may transfer such shares to (i) Mr. Disiere and/or Mr. Disiere’s wife, Teresa Disiere, provided that such transferee agrees in writing to be bound by the restrictions set forth in the

Lock-Up Agreement, or (ii) certain affiliates of DSH, provided that prior to such transfer a duly authorized officer, representative or trustee of such transferee agrees in writing to be bound by the restrictions set forth in the Lock-Up Agreement, and provided further that any such transfer will not involve a disposition for value.

Other Executive Employment Agreements

It is a condition to NAIL’s obligation under the Securities Purchase Agreement to consummate the Transaction that certain executives of the Deep South Companies enter into employment agreements with NAIL and NAIL Acquisition Corp. In addition, the parties to the Securities Purchase Agreement agreed to use commercially reasonable efforts to cause such agreements, which are to provide, among other things, for the effectiveness of the terms thereof upon consummation of the Transaction, to be executed and delivered prior to the consummation of the Transaction. As of the date of this Proxy Statement, no employment agreements have been entered into with such executives.

Required Vote

The approval of the Transaction Proposal will require the affirmative vote of holders of a majority of the shares of NAIL Common Stock that were issued in NAIL’s IPO and cast at the Annual Meeting.

THE SHARE ISSUANCE PROPOSAL

Background

The purchase price of the Deep South Companies is based on the adjusted EBITDA of the Deep South Companies. Assuming the adjusted EBITDA of the Deep South companies for the twelve month period ended December 31, 2007 is $18.8 million, the payment to be made by NAIL to DSH upon consummation of the Transaction would be approximately $111.7 million, approximately $92.1 million of which would be payable in cash and approximately $19.6 million of which would be payable in approximately 2.46 million shares of NAIL Common Stock, assuming a trust value per share of NAIL Common Stock eligible for conversion as of NAIL’s fiscal quarter ending prior to the consummation of the Transaction of $7.96. Further, DSH could receive additional payments of up to an aggregate of approximately $63.3 million, and could elect to receive some or all of such amount in shares of NAIL Common Stock, through an earn out arrangement based on the future financial performance of the Deep South Companies over the twelve month periods ending December 31, 2008 and 2009. The number of shares of NAIL Common Stock that would be issuable to DSH upon such election would be based on the average closing price of the NAIL Common Stock for the 20 trading days immediately preceding the date any such earn out payment is due. NAIL estimates that approximately 6.5 million shares of NAIL Common Stock would be issuable to DSH in satisfaction of these earn out payments assuming (i) the maximum amount of earn out payments become payable to DSH, (ii) DSH elects to receive all such earn out payments in NAIL Common Stock and (iii) the market price of the NAIL Common Stock appreciates 15.0% per year. As a result, in the aggregate, an estimated maximum of 8.9 million shares of NAIL Common Stock, which would represent approximately 33.2% of the shares of NAIL Common Stock outstanding, assuming no warrants or options to purchase shares of NAIL Common Stock are exercised and assuming there are no further issuances of NAIL Common Stock, could be issued to DSH as consideration in the Transaction. In addition, under the terms of the Disiere Employment Agreement, Mr. Disiere, the indirect majority owner of DSH, is entitled to receive an annualized base salary and an annual bonus up to $1.0 million in the aggregate for each of the first two years of the term of the agreement, and an annualized base salary of not less than $500,000 during the third year of the term of the agreement (if applicable), in each case payable in shares of NAIL Common Stock, cash or a combination thereof at the election of Mr. Disiere.

Certain AMEX rules require that we obtain the approval of our stockholders in connection with any transaction in which (i) the present or potential issuance of NAIL Common Stock could result in an increase in the shares of NAIL Common Stock outstanding of 20.0% or more or (ii) the issuance of such securities will result in a change of control of NAIL.

As of the record date, there were 17,968,750 shares of NAIL Common Stock outstanding. Although an estimated maximum of 8.9 million shares of NAIL Common Stock could be issued to DSH as consideration in the Transaction, the actual number of shares of NAIL Common Stock that will be issued to DSH in connection with the Transaction is not known at this time, due to several factors, including:

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the Closing Payment, and the First Earn Out Payment and Second Earn Out Payment (if any), to be made by NAIL to DSH for the acquisition of the Deep South Companies is based on the adjusted EBITDA of the Deep South Companies for the twelve month periods ending December 31, 2007, 2008 and 2009, and these amounts are not known as of the date of this Proxy Statement;

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any First Earn Out Payment or Second Earn Out Payment that may be payable by NAIL to DSH for the acquisition of the Deep South Companies will be payable in cash, or at the election of DSH, in shares of NAIL Common Stock, and it is not known as of the date of this Proxy Statement what portion of such payments (if any), DSH would elect to receive in shares of NAIL Common Stock; and

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the number of shares of NAIL Common Stock that would be payable to DSH, upon election, as consideration for any First Earn Out Payment or Second Earn Out Payment that may be payable by NAIL to DSH for the acquisition of the Deep South Companies would be based on the average closing price of the NAIL Common Stock for the twenty trading day period immediately preceding the date such payment is due, and such price is not known as of the date of this Proxy Statement.

However, because the number of shares of NAIL Common Stock that could be issued to DSH in connection with the Transaction could result in an increase of 20.0% or more in the outstanding shares of NAIL Common Stock, or a change of control of NAIL as defined by the rules of the AMEX, we are seeking shareholder approval of the issuance of shares of NAIL Common Stock in connection with the Transaction to comply with the rules of the AMEX, and the listing of such shares of NAIL Common Stock on the AMEX.

Required Vote

The approval of the Share Issuance Proposal will require the affirmative vote of the holders of a majority of the shares of NAIL Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting.

If the Transaction Proposal is not approved, this proposal will not be presented at the Annual Meeting.

Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE SHARE ISSUANCE PROPOSAL.

THE INCENTIVE PLAN PROPOSAL

Background

On October 5, 2007, NAIL’s board of directors adopted its Incentive Compensation Plan, subject to stockholder approval.

Set forth below for the convenience of NAIL’s stockholders is a summary description of the Incentive Compensation Plan. This description is qualified in its entirety by reference to the actual Incentive Compensation Plan, a copy of which is attached to this Proxy Statement as Annex F. We encourage you to read the Incentive Compensation Plan in its entirety.

The Incentive Compensation Plan is intended to qualify certain compensation awarded under the Incentive Compensation Plan as “performance-based” compensation under Section 162(m) of the Code, to the extent deemed appropriate by NAIL’s Compensation Committee which administers the Incentive Compensation Plan.

Purpose

The purpose of the Incentive Compensation Plan is to further and promote the interests of NAIL, NAIL Acquisition Corp. and its subsidiaries and NAIL’s stockholders by enabling NAIL and its subsidiaries to attract, retain and motivate employees and officers or those who will become employees or officers of NAIL and/or its subsidiaries, to link compensation to measures of NAIL’s performance in order to provide additional incentives and to align the interests of those individuals and NAIL’s stockholders.

Number of Shares; Annual Limitations

The aggregate number of shares of NAIL Common Stock available for the payment or settlement of, or upon the exercise of, any award under the Incentive Compensation Plan is 7.5% of the NAIL Common Stock outstanding immediately after the consummation of the Transaction. In addition, the maximum number of shares of NAIL Common Stock that may be subject to incentive stock options granted under the Incentive Compensation Plan is 7.5% of the NAIL Common Stock outstanding immediately after the consummation of the Transaction. Shares of NAIL Common Stock subject to, but not issued under, any award which terminates or expires for any reason prior to its exercise in full, or shares of NAIL Common Stock that are forfeited prior to the lapse of applicable restrictions, will again be available for awards thereafter granted during the balance of the term of the Incentive Compensation Plan. In addition to this aggregate limit, in each calendar year during any part of which the Incentive Compensation Plan is in effect, a participant may not be granted awards in excess of the following limits: With respect to awards denominated in shares of NAIL Common Stock, a participant’s annual limit generally equals 500,000 shares of NAIL Common Stock plus the amount of the participant’s unused annual share award limit relating to the same type of award as of the close of the previous year. With respect to annual incentive awards (as described below), the maximum amount payable to a participant in settlement of such an Award for a given fiscal year is the greatest of 20% of NAIL’s profits after taxes but before payment of bonuses to all employees, 10% of NAIL’s revenue, and 10% of the economic value created of such participant’s business unit(s). A participant’s annual performance Award limit (which applies to performance Awards, as described below, other than annual incentive Awards), equals $3,000,000 for a year plus the amount of the participant’s unused cash annual performance Award limit as of the close of the previous year.

Administration

Authority of the Committee

The Incentive Compensation Plan will be administered by the Compensation Committee of NAIL’s board of directors (the “Compensation Committee”). The Compensation Committee shall have the full and final authority to, among other matters, select the persons to whom Awards may be granted, determine the type(s) of Awards that may be granted to each participant, determine under what circumstances (i) Awards may be settled, (ii) the exercise price of an Award may be paid in cash, shares of NAIL Common Stock, other Awards or other property, or (iii) an Award may be canceled, forfeited or surrendered, and to construe and interpret the provisions of the Incentive Compensation Plan and outstanding awards. The members of the Compensation Committee must each be a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934 and an “outside director” within the meaning of Regulation 1.162-27 under Section 162(m) of the Code.

Manner of Exercise of Committee Authority

Any action taken by the Compensation Committee with respect to the Incentive Compensation Plan shall be final, conclusive, and binding on all persons, including NAIL, its subsidiaries, participants, and any person claiming any rights under the Incentive Compensation Plan from or through any participant or stockholder. In addition, the express grant of specific authority does not indicate a limitation of power in areas not expressly granted.

The Compensation Committee may delegate to officers or managers of NAIL or its subsidiaries, the authority to perform functions designated by the Compensation Committee, to the extent that such delegation is permitted under applicable laws. In addition, NAIL’s full board of directors may perform any function of the Compensation Committee in order to ensure that transactions under the Incentive Compensation Plan are exempt under Rule 16b-3.

Eligibility

Persons eligible to receive awards under the Incentive Compensation Plan include (a) executive officers, other officers or employees of NAIL and its subsidiaries, including directors, (b) any person who provides substantial personal services to NAIL or any of its subsidiaries not solely in the capacity as a director and (c) any person who has agreed to become an employee of NAIL or any of its subsidiaries provided that such person cannot receive any payment or exercise any right relating to an award until such person has begun employment.

Awards under the Incentive Compensation Plan

Options

An option is the right to acquire shares of NAIL Common Stock at a fixed price for a fixed period of time. Under the Incentive Compensation Plan, the Compensation Committee is authorized to grant options to purchase shares of NAIL Common Stock to participants under the following terms. The exercise price of the option shall be determined by the Compensation Committee, however, the exercise price may not be below the fair market value (on the date of grant) of the shares covered by the option. The Compensation Committee shall determine the time an option may be exercised and method by which an exercise price may be deemed paid, as well as the form of such payment. The Compensation Committee shall determine at the time of grant the terms of vesting and forfeiture of the options. Options granted under the Incentive Compensation Plan may be nonqualified stock options or options that qualify as “incentive stock options” under Section 422 of the Code.

Stock Appreciation Rights (“SARs”)

SARs are awards that give a participant the right to receive payment from NAIL in an amount equal to (1) the excess of the fair market value of a share of NAIL Common Stock on the date of exercise over the exercise price, multiplied by (2) the number of shares of NAIL Common Stock with respect to which the award is exercised. The grant price of the SAR shall not be less than the fair market value of one share of NAIL Common Stock on the date of grant. The Compensation Committee determines the terms and conditions of each SAR, including time(s) when an SAR may be exercised, method of settlement and method of delivery. The Compensation Committee shall determine at the time of grant the terms of vesting and forfeiture of the SARs.

Restricted Stock

Restricted stock awards are shares of NAIL Common Stock which vest in accordance with terms established by the Compensation Committee in its discretion. Restricted stock shall be subject to restrictions on transferability and other restrictions that the Compensation Committee may impose. These restrictions may lapse separately or in combination as the Compensation Committee may determine. Except as restricted under the terms of the Incentive Compensation Plan and any award agreement regarding restricted stock, a participant shall have all the rights of a stockholder including the right to vote restricted stock or the right to receive dividends, if any. Except as otherwise determined by the Compensation Committee, upon termination of employment or service during the applicable restriction period, restricted stock shall be forfeited and reacquired by NAIL.

The Compensation Committee may require that any cash dividends paid on a share of restricted stock may be automatically reinvested in additional shares of restricted stock or applied to the purchase of additional awards under the Incentive Compensation Plan.

Deferred Stock

Deferred stock awards refer to shares of NAIL Common Stock to be delivered to participants at a specified future date. Shares of NAIL Common Stock will be issued at the expiration of the deferral period specified for an award of deferred stock by the Compensation Committee. In addition the Compensation Committee may impose restrictions that may lapse at the expiration date, an earlier specified date, or otherwise as the Compensation Committee may determine.

Except as otherwise provided by the Compensation Committee, upon termination of employment during the applicable deferral period or portion thereof to which forfeiture conditions apply, all deferred stock that is subject to such risk of forfeiture will be forfeited.

Bonus Shares and Awards in Lieu of Cash Obligations

The Compensation Committee is authorized to grant shares of NAIL Common Stock as a bonus or in lieu of NAIL’s obligations to pay cash or other awards under other incentive compensation plans or compensatory arrangements. These shares or awards will be subject to terms determined by the Compensation Committee.

Other Stock-Based Awards

The Compensation Committee is authorized to grant such other awards as may be denominated in, payable in, or otherwise based on the stock of NAIL. These shares or awards will be subject to terms determined by the Compensation Committee.

Performance-Based Awards

The Compensation Committee may establish performance goals for individual employees, groups of employees or NAIL and its subsidiaries as a whole. It may make grants of awards contingent upon the attainment of such goals. The performance goals for such awards will consist of one or more business criteria and a targeted level or levels of performance with respect to each such criteria, as specified by the Compensation Committee. One or more of the following business criteria for NAIL, on a consolidated basis, and/or for specified subsidiaries, divisions, or other business units of NAIL (where the criteria are applicable), will be used by the Compensation Committee in establishing performance goals for such awards: (1) earnings per share; (2) revenues; (3) cash flow; (4) cash flow return on investment; (5) return on net assets; return on assets; return on investment; return on capital; return on equity; profitability; (6) economic value created; (7) operating margins or profit margins; (8) income or earnings before or after taxes; pretax earnings; pretax earnings before interest, depreciation and amortization; operating earnings; pretax operating earnings, before or after interest expense and before or after incentives, service fees, and extraordinary or special items; net income; (9) total shareholder return or stock price; (10) book value per share; (11) expense management; improvements in capital structure; working capital; costs; and (12) any of the above goals as compared to the performance of a published or special index deemed applicable by the Compensation Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies.

Annual Incentive Awards

The Compensation Committee may grant awards as a form of bonus as an alternative to a traditional cash bonus. These awards may be based on the attainment of performance goals using the same performance criteria as used for performance-based awards.

New Plan Benefits

Although the granting of awards under the Incentive Compensation Plan is discretionary, NAIL and NAIL Acquisition Corp. have entered into an employment agreement with Mr. Haushill as the Chief Executive Officer of NAIL and NAIL Acquisition Corp. that will provide for a grant to Mr. Haushill, upon consummation of the Transaction, of options to purchase 100,000 shares of NAIL Common Stock with an exercise price per share equal to the fair market value per share of NAIL Common Stock on the date of grant. Such options will become cumulatively exercisable as to one-third of the NAIL Common Stock granted on each of the first three anniversaries of the date of the consummation of the Transaction, provided that Mr. Haushill remains in continuous service with NAIL or NAIL Acquisition Corp. until such anniversary. Apart from the grant to Mr. Haushill effective upon consummation of the Transaction, no other benefits under the plan have been granted at this time.

Recapitalization Adjustments

Without the prior approval of NAIL’s stockholders, the Compensation Committee may not materially increase the number of shares of NAIL Common Stock to be issued under the Incentive Compensation Plan (other than to reflect a reorganization, stock split, merger, spinoff or similar transaction), make any material increase in benefits to participants, including repricing of outstanding options, or extend the duration of a plan.

The Compensation Committee may make adjustments to the number and kind of awards to participants in the event of any change in the number of outstanding shares of NAIL Common Stock, as equitably determined by the Compensation Committee in order to preserve, without enlarging, the rights of participants, by reason of any share dividend or splits, reorganization, recapitalizations, merger, consolidation, spin-off, combination or exchange of shares, repurchase, liquidation, dissolution or other corporate exchange, any large, special and non-recurring dividend or distribution to stockholders or similar corporate transaction.

Amendment, Suspension or Termination of the Plan

NAIL’s board of directors may amend, suspend, discontinue or terminate the Incentive Compensation Plan without the consent of NAIL’s stockholders or the participants of the Incentive Compensation Plan, except that any amendment will be subject to the approval of the NAIL’s stockholders at or before the next annual meeting of stockholders for which the record date is after such board action if such stockholder approval is required by any federal or state law or regulation or the rules of any applicable stock market, and NAIL’s board of directors may otherwise, in its discretion, determine to submit other such amendments to stockholders for approval; provided, however, that, without the consent of an affected participant, no such action may materially impair the rights of such participant under any award previously granted.

Certain U.S. Federal Income Tax Consequences of the Incentive Compensation Plan

The following summarizes the United States federal income tax consequences of awards under the Incentive Compensation Plan to participants who are subject to United States tax. The tax consequences of the Incentive Compensation Plan to NAIL and participants in other jurisdictions are not summarized below. The federal income tax treatment of certain types of awards under the Incentive Compensation Plan may be affected by tax legislation.

Stock Options

An optionee will not generally recognize taxable income upon the grant of a nonqualified stock option to purchase shares of NAIL Common Stock. Upon exercise of the option, the optionee will generally recognize ordinary income for federal income tax purposes equal to the excess of the fair market value of the shares of NAIL Common Stock over the exercise price. The tax basis of the shares of NAIL Common Stock in the hands of the optionee will equal the exercise price paid for the shares of NAIL Common Stock plus the amount of ordinary compensation income the optionee recognizes upon exercise of the option, and the holding period for the shares of NAIL Common Stock for capital gains purposes will commence on the day the option is exercised. An optionee who sells any of the shares of NAIL Common Stock will recognize short-term or long-term capital gain or loss measured by the difference between the tax basis of the shares of NAIL Common Stock and the amount realized on the sale. NAIL will be entitled to a federal income tax deduction equal to the amount of ordinary compensation income recognized by the optionee. The deduction will be allowed at the same time the optionee recognizes the income.

An optionee will not generally recognize income upon the grant of an incentive stock option to purchase shares of NAIL Common Stock and will not generally recognize income upon exercise of the option, provided that the optionee is an employee of NAIL or a subsidiary of NAIL at all times from the date of grant until three months prior to exercise. If an optionee who has exercised an incentive stock option sells the shares of NAIL Common Stock acquired upon exercise more than two years after the grant date and more than one year after exercise, capital gain or loss will be recognized equal to the difference between the sales price and the exercise price. An optionee who sells the shares of NAIL Common Stock before the expiration of the foregoing holding periods will generally recognize ordinary income upon the sale, and NAIL will be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income.

Other Awards

The current United States federal income tax consequences of other awards authorized under the Incentive Compensation Plan are generally in accordance with the following: (i) stock appreciation rights are generally subject to ordinary income tax at the time of settlement; (ii) restricted stock is generally subject to ordinary income tax at the time the restrictions lapse, unless the recipient elects to accelerate recognition as of the date of grant; (iii) stock units and performance awards are generally subject to ordinary income tax at the time of payment; and (iv) unrestricted stock awards are generally subject to ordinary income tax at the time of grant. In each of the foregoing cases, NAIL will generally be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income.

Section 162(m)

Section 162(m) of the Code generally disallows the corporate tax deduction for certain compensation paid in excess of $1.0 million annually to each of the chief executive officer and the four other most highly paid executive officers of publicly held companies. Awards that qualify as “performance-based compensation” are exempt from Section 162(m), thus allowing NAIL the full federal tax deduction otherwise permitted for such compensation. If approved by NAIL’s stockholders, the Incentive Compensation Plan should enable the Compensation Committee to grant awards that will be exempt from the deduction limits of Section 162(m).

Required Vote

The approval of the Incentive Plan Proposal will require the affirmative vote of the holders of a majority of the shares of NAIL Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting.

Pursuant to the Securities Purchase Agreement, NAIL agreed that it would establish and implement an employee stock incentive plan in a form reasonably acceptable to DSH and Mr. Disiere for the benefit of employees of NAIL Acquisition Corp. and its subsidiaries, including the Deep South Companies, following the consummation of the Transaction, which will permit the future grant to such employees of up to 7.5% in the aggregate of the shares of NAIL Common Stock outstanding immediately after the consummation of the Transaction. It is also a condition to NAIL’s, DSH’s and Mr. Disiere’s obligations to consummate the Transaction that NAIL’s stockholders approve such incentive plan. If the proposal relating to the Incentive Compensation Plan is not approved, and if DSH chooses not to waive such failure of NAIL to implement such plan, NAIL could be deemed to have failed to perform the covenant in the Securities Purchase Agreement that provides that NAIL shall implement a plan such as the Incentive Compensation Plan, allowing DSH to terminate the Securities Purchase Agreement or seek indemnification thereunder.

If the Transaction Proposal is not approved, this proposal will not be presented at the Annual Meeting.

Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE INCENTIVE PLAN PROPOSAL.

THE CHARTER AMENDMENT PROPOSAL

Background

We are seeking your approval to authorize NAIL’s board of directors, in its discretion, to amend its Amended and Restated Certificate of Incorporation to change NAIL’s corporate name to “Deep South Group, Inc.”

If the Transaction Proposal is not approved, this proposal will not be presented at the Annual Meeting. In addition, if the Transaction is approved at the Annual Meeting, but is not subsequently consummated, NAIL’s board of directors will not effect this amendment of NAIL’s Amended and Restated Certificate of Incorporation.

The form of the certificate of amendment of NAIL’s Amended and Restated Certificate of Incorporation to change NAIL’s corporate name is attached to this Proxy Statement as Annex G. We encourage you to read it in its entirety.

Description of and Reasons for the Amendment

Pursuant to the Securities Purchase Agreement, NAIL agreed that, subject to stockholder approval, it would use its commercially reasonable efforts to cause the name of NAIL to be changed to “Deep South Group, Inc.” (or such other name as NAIL and DSH mutually agree upon) immediately after the consummation of the Transaction. It is also a condition to NAIL’s, DSH’s and Mr. Disiere’s obligations to consummate the Transaction that NAIL’s stockholders approve such name change. In addition, in the event the Transaction is consummated, our current name will not adequately reflect our business operations. Accordingly, we believe that changing our name to “Deep South Group, Inc.” will better reflect our operating business upon completion of the Transaction. In order to accomplish this name change, Article I of our Amended and Restated Certificate of Incorporation will be amended and restated in its entirety to state: “The name of the corporation is Deep South Group, Inc.”

Required Vote

The approval of the Charter Amendment Proposal will require the affirmative vote of the holders of a majority of the outstanding shares of NAIL Common Stock. Stockholders will not be required to exchange outstanding stock certificates for new stock certificates if the Charter Amendment Proposal is adopted. If the Charter Amendment Proposal is not approved, and if DSH chooses not to waive the failure of NAIL to change its name, DSH would not be obligated to consummate the Transaction.

If the Transaction Proposal is not approved, this proposal will not be presented at the Annual Meeting.

Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE CHARTER AMENDMENT PROPOSAL.

THE ELECTION OF DIRECTORS PROPOSAL

Background

NAIL’s board of directors, which currently consists of five members, is divided into three classes of directors (designated as Class I, Class II and Class III), with each serving for a term of three years. The term of office of the Class I directors, consisting of Messrs. Sroka and Prentice, was to expire at our first annual meeting of stockholders following the initial meeting. The term of office of the Class II directors, consisting of Messrs. de Jonge and Lauricella, is to expire at our second annual meeting of stockholders following the initial meeting. The term of office of the Class III director, Mr. Levine, is to expire at our third annual meeting of stockholders following the initial meeting.

There are four persons nominated for election. Each person nominated for election has agreed to serve if elected, and NAIL’s board of directors has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by NAIL’s current board of directors to fill the vacancy.

The names of the nominees, their ages, their respective class designation and term of office are set forth below:

Name	Age	Class	Year in Which Term Expires
E. Miles Prentice, III	65	I	2010
Robert Sroka	58	II	2011
William R. de Jonge	50	II	2011
Francis E. Lauricella, Jr.	54	II	2011

Business Experience of Nominees

For biographical summaries of these nominees, see the section entitled “DIRECTORS AND MANAGEMENT OF NAIL—Current Board of Directors and Executive Officers” starting on page 179.

Required Vote

To be elected, a nominee must receive the affirmative vote of the holders of a plurality of the shares of NAIL Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting. Stockholders may only vote for or withhold votes for the nominees for election pursuant to the Election of Directors Proposal. Votes that are withheld and broker non-votes, if any, will be counted for purposes of determining the presence or absence of a quorum, but will have no effect on the election of directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” the nominees named above.

If the Transaction Proposal is not approved, this proposal will not be presented at the Annual Meeting.

Additional Information

Pursuant to the Securities Purchase Agreement, upon consummation of the Transaction, we expect to increase the size of NAIL’s board of directors to nine members. We expect that Mr. Scott A. Levine and, subject to election at the Annual Meeting by our stockholders, Messrs. Sroka, Prentice, de Jonge and Lauricella, the current directors of NAIL, will continue serving as members of NAIL’s board of directors immediately following the consummation of the Transaction. In addition, upon consummation of the Transaction, we expect to appoint as directors Messrs. Haushill, Hompe, Roche and one other person to be designated by Mr. Disiere (pursuant to the Securities Purchase Agreement) to fill the vacancies created by the expansion of NAIL’s board of directors to nine members. Mr. Roche has been designated to serve on NAIL’s board of directors by Mr. Disiere pursuant to his right set forth in the Securities Purchase Agreement.

For additional information about NAIL’s board of directors and committees thereof, see the section entitled “DIRECTORS AND MANAGEMENT OF NAIL” starting on page 179.

Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO ELECT MESSRS. SROKA, PRENTICE, DE JONGE AND LAURICELLA TO NAIL’S BOARD OF DIRECTORS.

THE RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM PROPOSAL

Background

NAIL’s board of directors, upon recommendation of its audit committee, has selected BDO Seidman, LLP as NAIL’s independent registered public accounting firm for the current year. NAIL’s board of directors is submitting the appointment of BDO Seidman, LLP to NAIL’s stockholders for ratification as a matter of good corporate practice.

The ratification of the appointment of NAIL’s independent registered public accounting firm for the current year will require the affirmative vote of the holders of a majority of the shares of NAIL Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting.

In the event that the stockholders fail to ratify the appointment, the audit committee of NAIL’s board of directors will reconsider its selection of an accounting firm, but may decide not to change its selection. Even if the appointment is ratified, the audit committee may appoint a different independent registered public accounting firm at any time if it determines that such a change would be in the best interest of NAIL’s stockholders.

BDO Seidman, LLP has served as NAIL’s independent public accounting firm since NAIL’s inception (August 8, 2005). Representatives of BDO Seidman, LLP are not expected to be present at the Annual Meeting but will be available by telephone with the opportunity to make statements and respond to appropriate questions.

Audit and Non-Audit Fees

The following table sets forth the fees billed for the periods indicated for professional services rendered by BDO Seidman, LLP, our independent public accounting firm.

	Fiscal Year Ended June 30, 2007		Fiscal Year Ended June 30, 2006
Audit Fees	$71,444	(1)	$96,857	(2)
Audit-Related Fees	$79,034	(3)	$0
Tax Fees(4)	$5,000		$3,675
All Other Fees	$0		$0

Total	$155,478		$100,532

(1)	Audit fees for the fiscal year ended June 30, 2007 related to the audit of our financial statements and internal control for the fiscal year ended June 30, 2007, estimated to be $35,000, and the quarterly reviews of financial statements included in our quarterly reports on Form 10-Q for the quarterly periods ended September 30, 2006, December 31, 2006 and March 31, 2007 aggregating $36,444.
(2)	Audit fees for the fiscal year ended June 30, 2006 related to professional services rendered in connection with NAIL’s IPO (financial statements included in our Registration Statement on Form S-1 and our Current Report on Form 8-K filed with the SEC on March 30, 2006), aggregating $64,552, the audit of our financial statements for the period from August 8, 2005 (date of inception) to June 30, 2006, $24,323, and the quarterly review of financial statements included in our quarterly report on Form 10-Q for the quarterly period ended March 31, 2006, $7,982.
(3)	Audit-related fees for the fiscal year ended June 30, 2007 include professional services related to consultation on due diligence with respect to a proposed acquisition.
(4)	Tax fees relate to professional services rendered for tax compliance (estimated to be $5,000 for the fiscal year ended June 30, 2007), tax advice and tax planning.

Approval of Independent Registered Public Accounting Firm Services and Fees

The audit committee of NAIL’s board of directors is responsible for appointing, setting compensation, and overseeing the work of the independent auditor. In recognition of this responsibility, the audit committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor. All of the professional services described in the preceding section were pre–approved by the audit committee.

We retained BDO Seidman, LLP to audit NAIL’s financial statements for the fiscal year ending June 30, 2007 and to review NAIL’s unaudited financial statements for the three months ending September 30, 2007. We may retain BDO Seidman, LLP to provide advisory services and due diligence work in connection with prospective business combinations to us. We understand the need for BDO Seidman, LLP to maintain objectivity and independence in its audit of our financial statements.

Required Vote

The ratification of the appointment of NAIL’s independent registered public accounting firm for the current year will require the affirmative vote of the holders of a majority of the shares of NAIL Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting.

If the Transaction Proposal is not approved, this proposal will not be presented at the Annual Meeting.

Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM PROPOSAL.

THE ADJOURNMENT PROPOSAL

Background

In the event there are not sufficient votes present, in person or by proxy, at the Annual Meeting to approve the Transaction Proposal, the Share Issuance Proposal, the Incentive Plan Proposal, the Election of Directors Proposal, the Charter Amendment Proposal, and the Ratification of the Independent Public Accounting Firm Proposal, the chairperson of the Annual Meeting may propose an adjournment of the Annual Meeting to a later date or dates to permit further solicitation of proxies.

Required Vote

Approval of the Adjournment Proposal will require the affirmative vote of holders of a majority of the shares of NAIL Common Stock present, in person or by proxy, at the Annual Meeting.

Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE ADJOURNMENT PROPOSAL.

INFORMATION ABOUT THE DEEP SOUTH COMPANIES

Business of the Deep South Companies

Overview

The Deep South Companies are a leading MGA distributing various lines of commercial P&C insurance primarily in the southeastern and southwestern regions of the United States. The Deep South Companies would have ranked fifth among “Largest MGA/underwriting managers” in the United States, based on 2005 premium volume, in the Business Insurance “2007 Market Sourcebook” if the Deep South Companies had participated in the Business Insurance survey underlying the ranking. An MGA is a service organization that is paid on a commission and fee basis to manage some or all of the following functions for an insurance company: underwriting, claims management, marketing, loss control, audit, actuarial analysis and policy issuance. The Deep South Companies together operate a full service MGA that underwrites and manages various lines of commercial P&C insurance, including commercial auto coverages, which they market to independent retail insurance agents in 24 states. The Deep South Companies believe that this distribution method is mutually beneficial to both the insurance company and the MGA. It allows the insurance company to deploy its capital to aggregate premiums created through the MGA’s customers, independent retail agents. This arrangement also allows the MGA to receive a commission for premiums produced without owning a separately capitalized insurance company.

The first of the Deep South Companies was founded in 1967. All of the outstanding ownership interests of the Deep South Companies are owned by DSH, which is indirectly wholly owned by Mr. Disiere and his wife Teresa Disiere. Pursuant to the Securities Purchase Agreement, NAIL, through its wholly owned subsidiary, NAIL Acquisition Corp., will acquire 100.0% of the outstanding ownership interests of the Deep South Companies as well as certain assets and associated liabilities of DSH relating to the business of the Deep South Companies.

The Deep South Companies currently operate through branch offices located in ten different states and are in the process of establishing a new branch office in California. The Deep South Companies market their products through a network of over 2,000 active commercial lines independent agents, located in 24 states, and together provide the following insurance services:

Underwriting:	Claims Management:	Administrative:
• Marketing • Evaluation and Risk Selection • Policy Administration • Proprietary Policy Pricing Model • Loss Control Engineering • Quality Control Management	• Claims Administration • Claims Adjusting • Fraud Investigation • Field Resolution Specialists • Emergency Response Team • Litigation Solutions Team	• Accounting • Billing/Collections • Premium Audit • On-line Reporting • Tax Compliance Management • Actuarial

Relationship with QBE

The Deep South Companies conduct substantially all of their business with Praetorian Insurance Company, Praetorian Specialty Insurance Company and Redland Insurance Company, subsidiaries of QBE the Americas, a division of QBE Insurance Group Limited. Key organizational highlights of QBE are as follows:

•	QBE is a global organization currently operating in over 40 countries with significant business in the key general insurance and reinsurance markets around the world;

•

According to A.M. Best, QBE is Australia’s largest international general insurance & reinsurance group, and one of the top 25 P&C reinsurers worldwide (excluding life insurers) based on total shareholder funds;

•	As of June 30, 2007, QBE had total assets of $34.9 billion and shareholders equity of $6.6 billion; and

•

Each of the QBE affiliated companies with which the Deep South Companies currently place substantially all of their insurance policies has a financial strength rating of “A-” (Excellent) by A.M. Best. “A-” is the fourth highest of the sixteen A.M. Best rating categories.

The MGA relationship between the Deep South Companies and QBE and its predecessors has been maintained since 1994. The Deep South Companies believe they constitute the largest MGA relationship currently maintained by QBE’s specialty insurance group. The relationship with QBE is governed by the QBE Agreement, which is dated July 1, 2000. Pursuant to an addendum effective July 1, 2007, upon consummation of the Transaction, the QBE Agreement will be extended for a period of three years. The Deep South Companies believe that such a multi-year agreement between an insurance company and an MGA is unusual in the industry.

The Deep South Companies receive a commission from QBE based on the volume of gross premium produced by the Deep South Companies, and also participate, up to specified percentages, in the ultimate underwriting results, whether positive or negative, of substantially all of the business they underwrite on behalf of QBE. The Deep South Companies pay a commission to independent retail agents on policies that such agents produce. In addition, the Deep South Companies receive fees for claims management services they provide to QBE.

The July 1, 2007 addendum to the QBE Agreement, among other things, granted QBE (i) the exclusive right to issue policies and binders for specified coverages the Deep South Companies solicit in certain states and (ii) a right of first refusal with respect to any new programs/underwriting facilities that the Deep South Companies contemplate developing. All or a portion of the QBE Agreement may be terminated in a variety of circumstances.

For more information on the relationship with QBE, please see the section below entitled “–Relationship with QBE and Other Insurance Carriers.”

Product Lines

At present, the Deep South Companies offer only commercial insurance products. The key insurance product lines of the Deep South Companies include commercial auto liability, commercial auto physical damage, general liability, inland marine and commercial property. Commercial auto coverages, general liability, inland marine and commercial property represented approximately 71.0% and 73.0%, 19.0% and 16.0%, 7.0% and 8.0% and 3.0% and 3.0%, respectively, of the premium that the Deep South Companies produced for the nine months ended September 30, 2007 and the year ended December 31, 2006. The Deep South Companies have grown their businesses through pricing increases, geographic expansion, new product introduction and existing branch production increases. The Deep South Companies’ total written premiums have grown from $20.0 million in the year ended December 31, 1994 to $223.8 million in the year ended December 31, 2006, a compound annual growth rate of 22.3%. Louisiana and Texas are the two largest branch offices by premium volume, which accounted for approximately 32.2% and 33.2% and 19.1% and 19.0%, respectively, of the Deep South Companies’ premium volume for the nine months ended September 30, 2007 and for the year ended December 31, 2006.

Since 2000, the Deep South Companies have been able to leverage their distribution system to offer a broader array of products, diversify their business and increase premium. The following charts indicate the mix of business produced by the Deep South Companies for the nine months ended September 30, 2007 and the year ended December 31, 2000:

Nine Months Ended September 30, 2007	Year Ended December 31, 2000

The Deep South Companies issue both admitted and non-admitted policies through QBE and its subsidiaries. See the section below entitled “—Commercial P&C Insurance Industry Background—Admitted Insurance Companies Compared to Non-Admitted Insurance Companies.” The Deep South Companies produced 63.0%, 65.0%, 59.0% and 60.0% of their premiums on a non-admitted basis for the nine months ended September 30, 2007 and the years ended December 31, 2006, 2005 and 2004, respectively. Non-admitted insurers generally cover risks that do not fit the underwriting criteria of admitted insurers due, usually, to the perceived risk associated with aspects of the insured’s business. These risks could be as a result of limited business history, prior losses, insured size or unique exposures. In contrast to admitted carriers that are required to have policy form and rate regulatory approval in the state where the insurance is written, the Deep South Companies have significantly expanded regulatory freedom to craft policy terms and charge negotiated prices when writing on a non-admitted basis.

The following charts indicate the percentage of policies issued on an admitted and non-admitted basis by the Deep South Companies in 2006 as compared to 2000:

2006	2000

The Deep South Companies believe they have produced an underwriting profit for their third party insurance carriers in each of the last five years. The Deep South Companies’ third party insurance carriers make an underwriting profit when they have a combined ratio of less than 100.0% on the business produced by the Deep South Companies. This combined ratio is calculated on an accident year basis by adding the fully-developed loss and loss adjustment expense ratio, which is fully developed loss and loss adjustment expenses as a percent of earned premium, and an assumed expense ratio of 28.0%. This 28.0% expense ratio assumption reflects the commission paid to the Deep South Companies currently ranging from 19.0% to 26.0% plus an estimate of additional expenses incurred by the third party insurance carriers. For the years ended December 31, 2006, 2005, 2004, 2003 and 2002, the Deep South Companies estimate that the business they produced resulted in combined ratios of 91.5%, 91.6%, 90.0%, 93.6% and 96.6%, respectively, for their third party insurance carriers. These combined ratios compare to the combined ratios for the commercial lines segment of the P&C industry of 92.0%, 101.2%, 102.0%, 101.8%, and 107.2%, respectively, for the same time periods according to A.M. Best. The Deep South Companies believe that this underwriting profitability and consistency is a function of their underwriting expertise, loss control policies and proactive claims management.

Commercial P&C Insurance Industry Background

The Deep South Companies compete in the commercial P&C insurance industry. As an MGA, the Deep South Companies offer commercial insurance products on behalf of third party insurance companies and these products compete with the products offered by other insurance companies and MGAs. The commercial P&C insurance industry had $261.8 billion in direct premium for the year ended December 31, 2006, according to A.M. Best.

Market Overview

The P&C insurance industry has historically experienced market cycles in which pricing was more or less competitive. During periods of relatively strong pricing, P&C insurers typically generate profits, strengthening their capital bases. However, such periods of profitability tend to encourage price competition among P&C insurers, which frequently results in inadequate pricing, a decline in capital levels and a reduction in their ability to write more policies. The 1990’s was a period of particularly intense price competition in the P&C insurance industry. As a result, the industry suffered from inadequate premium levels, less favorable policy terms and conditions and reduced profitability. Significant industry losses began to emerge in 1998 and continued throughout 1999. By 2000, price increases and tighter contract terms were widespread as companies reacted to the frequency and severity of claims emerging from earlier in the decade and from asbestos and environmental exposures written prior to 1987. The terrorist attacks of September 11, 2001, with insured losses of over $20.0 billion according to a 2007 sigma report published by Swiss Reinsurance Company entitled “Natural catastrophes and man-made disasters in 2006: low insured losses” (the “Swiss Re Report”), accelerated the trend towards higher pricing and narrower coverage. This relatively more favorable underwriting environment for insurers continued generally through 2004 as insurers were able to achieve organic growth through price increases.

In 2004, the industry’s results improved significantly with its overall combined ratio declining to 98.9% from 100.1% in 2003 and 107.2% in 2002, as reported by A.M. Best. Beginning in late 2004, the industry began to exhibit signs of a softening market. In 2005, the softening market was interrupted by the effects of Hurricanes Katrina, Rita and Wilma which generated in excess of $85.0 billion in insured losses according to the Swiss Re Report. In 2006, as a result of a benign catastrophe season and favorable prior-year reserve development, the overall P&C insurance industry reported a record-setting underwriting profit of approximately $30.7 billion and a combined ratio of 92.6%, as reported by A.M. Best. The Deep South Companies believe that the recent strong financial performance of the industry has accelerated the amount of competition in the insurance market and that currently the market is softening.

The Deep South Companies believe that while pricing and policy terms and conditions are moderating, the smaller accounts on which they focus have less competition than larger accounts. Accordingly, it has been the experience of the Deep South Companies that smaller accounts have historically been less affected by the conditions associated with a softening market. In addition, when the Deep South Companies bind coverage for QBE on a non-admitted basis, they generally have greater flexibility with regard to rate and policy form. However, the Deep South Companies believe that the softening market conditions, to the extent that they increase competition, make it more difficult for them to achieve organic growth in premium produced because they are not willing to sacrifice underwriting profitability to write additional premium.

The Deep South Companies cannot predict with any certainty the direction the market will take for the remainder of 2007 or thereafter.

Admitted Insurance Companies Compared to Non-Admitted Insurance Companies

Generally, an insurer may operate within any jurisdiction (state) of the United States as an admitted or non-admitted carrier. Stated simply, an admitted carrier is subject to the regulatory authority of that same U.S. jurisdiction and a non-admitted carrier is subject to the regulatory authority of another U.S. jurisdiction. If a carrier desires admitted status, it enters into an agreement, often called a “charter” with the jurisdiction’s Department of Insurance or equivalent body. This agreement stipulates how the carrier must operate when it conducts business in the jurisdiction. In consideration of the agreement, an admitted insurer is granted a license or certificate of authority, which allows it to conduct insurance business in the jurisdiction. In exchange for the license, the admitted insurer is required to file policy forms and fixed rate plans with each licensing jurisdiction’s insurance regulatory body. The majority of insurance companies in the U.S. are classified as standard, or admitted carriers.

Eligible non-admitted carriers are called “surplus lines carriers,” or “excess and surplus lines carriers,” reflecting the name given to the coverages they sell. Non-admitted status is not the only characteristic that distinguishes surplus lines carriers. A degree of freedom arising out of their non-admitted status, allowing them to operate, in effect, as less-regulated specialty insurers, also distinguishes these carriers. Non-admitted carriers typically have greater freedom with regard to policy forms and rates than admitted carriers. While non-admitted carriers need state insurance department authorization to write insurance in most of the states in which they do business, they typically do not have to file policy forms or fixed rate plans. The excess and surplus lines market is designed to fill the insurance needs of businesses with unique risk characteristics.

Businesses with unique risks, including some businesses with commercial automobile exposures, often cannot find coverage underwritten by admitted insurance companies because admitted insurance companies do not have the policy form or rate flexibility to properly underwrite such risks. While some businesses may choose to self-insure when they cannot find acceptable insurance coverage in the standard insurance market, many look for coverage in the excess and surplus lines market. For those insureds that meet the necessary statutory requirements, the Deep South Companies may issue a non-admitted policy to capitalize on the benefits of the less-regulated specialty insurer.

While competition in the excess and surplus lines market tends to focus less on price and more on availability and quality of service, the excess and surplus lines market is significantly affected by the conditions of the insurance market in general. During hard market conditions (those favorable to insurers), as rates increase and coverage terms become more restrictive, business tends to move from the admitted market to the excess and surplus lines market. When soft market conditions are prevalent business tends to move from the excess and surplus lines market to the admitted market. Although the Deep South Companies receive a lower commission on admitted business, their flexibility in offering admitted or non-admitted policies and their focus on the smaller average premium market, which they believe are less competitive, work to reduce the impact of this fluctuation between the admitted and the excess and surplus lines market on the Deep South Companies’ book of business.

MGA Distribution Channel for Specialty Insurance Products and Services

An MGA is an insurance intermediary that manages portfolios of narrowly defined classes of primary insurance business (frequently referred to as programs), typically comprising niche and difficult-to-place risks, on behalf of one or more primary insurance companies. The primary insurance company outsources some or all of the following functions to the MGA: marketing, sales, risk selection, underwriting, policy issuance, loss control, premium collection, claims management and other customer services. An MGA with binding authority, such as the Deep South Companies, has been authorized by a primary insurance company partner to bind insurance coverage on the insurance company’s behalf for a specific type of risk, subject to agreed-upon guidelines and limits. Such MGAs receive submissions directly from retail insurance agents and then evaluate, price and make underwriting decisions on these submissions and issue policies on behalf of their insurance company partners. The MGA typically must demonstrate a high degree of specialized expertise in the insurance niche(s) in question as well as high quality processing and administrative abilities for the primary insurance company to grant it this authority. The primary insurance company pays the MGA commissions as a percentage of premiums written on its behalf and fees for other services rendered, such as administration of claims. While the MGA derives most of its revenue from such commissions and fees, it also frequently shares in a portion of the underwriting results of its program.

Although MGAs and retail insurance agents have similar, primarily commission-based revenue sources, they pursue different business models. The retail agent searches the insurance market on behalf of the insured, who is its customer, for the best coverage based on price and terms. By contrast, the MGA, in conjunction with its primary insurance company partner, offers insurance products that represent alternative sources of insurance coverage to retail agents, which are its customers.

The Deep South Companies believe that the MGA market has undergone a significant transformation since 2001. They believe that, after the prolonged soft insurance market that ended in 2001, many insurance companies either ceased or significantly reduced writing business through MGAs that had generated unprofitable business or decreased the commissions they paid to such MGAs. Many poorly managed and poorly performing MGAs downsized sharply or exited the market at that time. In some cases, these MGAs were not able to renew their contracts with primary insurance carriers and, as a result, had no products to offer. However, many MGAs that had maintained underwriting standards and had continued to generate profitable business during the late 1990s have received increased support from insurance companies since then. Moreover, to align their interests with their insurance company partners, many MGAs intensified their commitment to underwriting and agreed to participate in a small percentage of the underwriting performance of the business. The Deep South Companies believe that, as a result, larger, professionally managed MGAs producing profitable business are experiencing increased demand for their services in the current softening P&C insurance market as insurance companies seek alternative sources of growth. The Deep South Companies believe that the leading insurance groups supporting business written by MGAs include QBE, Zurich Financial Services, White Mountains Insurance Group Ltd., Kingsway Financial Services, Inc., American International Group, Inc., and Everest Re Group Ltd. In addition, there have been several recent, start-up insurance companies that were formed to provide capacity to the program market. According to a September 2007 market survey entitled “Specialty Insurance Programs Issuing Carrier Survey” completed by Guy Carpenter & Company, Inc., a global reinsurance broker, 50.0% of the market participants surveyed estimate the size of the U.S. specialty program market to be $20 billion to $30 billion in annual gross premium written.

The Deep South Companies’ Strategy

The objective of the Deep South Companies is to enhance their position as a leading MGA and full service distributor of commercial P&C lines of insurance. To achieve this objective, the Deep South Companies intend to continue to:

•	grow organically by deepening penetration in existing states and expanding into new states;

•	expand into new product lines and hire additional underwriters;

•	produce underwriting profits for third party insurance carriers;

•	participate in certain underwriting results;

•	manage claims aggressively;

•	target smaller commercial accounts; and

•	provide valuable products and high quality customer service to retail agents and insureds.

Grow Organically by Deepening Penetration in Existing States and Expanding into New States

The Deep South Companies believe that they can grow organically by increasing the amount of business they write in their current states and by expanding into new states. Since 1994, the Deep South Companies have grown from operating in one state and producing $20.0 million in premium to operating in 24 states and producing $223.8 million in premium in 2006. While the Deep South Companies have approximately 9.0% of the commercial auto insurance market in Louisiana, they have less than 4.0% of the market in all other states based on information from A.M. Best. The Deep South Companies believe that this low market share in existing states creates opportunities for significant growth. The Deep South Companies believe that they can grow their market share in their existing states by continuing to provide a value-added product to retail agents and their customers while maintaining high standards of customer service. The Deep South Companies also believe that they can grow by expanding into new states. For instance, in 2006, the Deep South Companies began writing policies from their newly opened branch office in Florida. Premiums produced by the Deep South Company in Florida were $9.9 million and $6.5 million for the nine months ended September 30, 2007 and year ended December 31, 2006, respectively. The Deep South Companies are also in the process of opening a new branch office in California and expect to begin writing premium in California in the fourth quarter of 2007. California had $3.2 billion of commercial auto premium for the year ended December 31, 2006 according to industry information compiled by A.M. Best. The Deep South Companies constantly evaluate the feasibility and potential profitability of entering new states.

The Deep South Companies believe that their branch management structure facilitates profitable growth. Branch offices have uniform, streamlined operations focused on production while corporate and processing functions are handled in the Texas branch office and the Louisiana branch office, respectively. Branch office managers and underwriters are empowered to make decisions to capitalize on, and respond to, local conditions. Innovations developed in the branch offices are deployed as rapidly as possible across all branches.

Expand into New Product Lines and Hire Additional Underwriters

The Deep South Companies believe that they can grow their revenue by expanding into new product lines and by hiring additional underwriters or underwriting teams. Historically, the Deep South Companies have focused on commercial auto and other commercial policies for their target group of insureds. The Deep South Companies constantly evaluate other product lines that they can offer to their existing agency network. In 2007, the Deep South Companies agreed with QBE to offer an expanded range of property products in the southeastern United States. See the section below entitled “—Relationship with QBE.” Additionally, the Deep South Companies hired a team of underwriters experienced in writing long haul trucking to complement their existing expertise in that area.

The Deep South Companies believe that they will continue to have opportunities to broaden their product offerings, including through the hiring of additional underwriters or underwriting teams. Specifically, the Deep South Companies believe that their corporate culture, which empowers employees and provides opportunities for career advancement, training and education and incentive-based compensation, will aid in the recruitment and retention of underwriters and underwriting teams.

Produce Underwriting Profits for Third Party Insurance Carriers

The Deep South Companies believe that by producing underwriting profits for QBE and other third party insurance carriers, they will maximize their own profitability over time. Additionally, the Deep South Companies believe that producing underwriting profits for their third party insurance carriers gives the Deep South

Companies additional leverage when negotiating with these third party carriers regarding the commissions that the carrier will pay to the Deep South Companies. The Deep South Companies pursue the following strategies for producing an underwriting profit on their books of business:

•

Utilize management experience and historical underwriting data. The Deep South Companies believe their underwriting expertise, based on extensive management experience and over a decade of underwriting data on their targeted classes of business, provides them with a competitive advantage in producing profitable policies in their targeted markets and classes of business.

•

Perform loss control inspections shortly after binding. The Deep South Companies perform loss control inspections on all accounts almost always within 60 days of binding the policy. The Deep South Companies believe these inspections are a value-added service to the insured, which may help the insured reduce their risk of loss. Correspondingly, the Deep South Companies believe these inspections reduce losses produced by their books of business by providing valuable underwriting data.

•	Moreover, if an account does not meet the Deep South Companies’ loss control standards, based on the initial inspection, the Deep South Companies may cancel the account.

Participate in Certain Underwriting Results

The Deep South Companies find it attractive to participate in the ultimate underwriting results of substantially all of the business they underwrite on behalf of QBE because of their confidence in their underwriting expertise. The Deep South Companies participate, up to specified percentages, in the ultimate underwriting results, whether positive or negative, of such business through a profit sharing arrangement. Currently the Deep South Companies participate in up to 15.0% of certain underwriting results of such business. This 15.0% participation excludes certain wind exposed property business that the Deep South Companies might produce. The participation percentages by the Deep South Companies since July 1, 2004 are as follows:

Treaty Year	Participation Percentage

January 1, 2007 through December 31, 2007	15.0%
July 1, 2006 through December 31, 2006	10.0%
July 1, 2005 through June 30, 2006	7.5%
July 1, 2004 through June 30, 2005	3.0%

The profit sharing commission for each calendar year since 2004 is as follows (dollars in millions):

	Nine Months ended September 30, 2007	Years ended December 31,
		2006		2005	2004
Profit Sharing Commission	$3.8	$1.4	(1)	$1.9	$1.6

(1)	DSH made a one time adjustment in 2006 to adjust the profit commission accrual for all treaty years based upon a reconciliation of actuarial calculations made by its own in-house actuary and independently by QBE’s staff actuary. The reconciliation resulted in a one time reduction in the profit sharing commission of $0.8 million.

In the event the ultimate paid losses, paid loss adjustment expenses (“LAE”) and acquisition expenses, in the aggregate, exceed earned premium for any respective treaty period, the Deep South Companies may be required to return profit sharing commission to QBE, not to exceed profit sharing commission paid to the Deep South Companies under the QBE Agreement. The Deep South Companies have also considered capitalizing a risk bearing entity to retain additional underwriting premiums and losses and will continue to evaluate this potential option as an alternative or supplement to their current profit sharing arrangement.

Manage Claims Aggressively

The Deep South Companies believe that aggressive, pro-active claims management is the most effective claims handling approach to reduce loss exposure. The Deep South Companies attempt to reach final settlement on claims as quickly as possible to minimize on-going loss exposure. The Deep South Companies utilize a number of tactics in an effort to ensure that a claims representative reaches the accident site quickly, typically within 24 hours of the accident. In the case of severe accidents, the Deep South Companies deploy their catastrophic claims investigation team via leased corporate aircraft to investigate, document and evaluate the accident site. In addition, in the case of non-catastrophic accidents, where possible, the Deep South Companies deploy a “Quick Strike” claims adjuster to meet with the claimant and his or her counsel, if retained, within 24 hours of the claim being reported. This adjuster’s job is to resolve all property damage and physical injury claims, if possible, during this meeting. The Deep South Companies believe that by reaching the accident site quickly, their claims adjusters can best ascertain the extent of the damage and reach a fair settlement with the claimant on behalf of the insured.

The charts in the section below entitled “—Operations—Claims Management” illustrate the impact of the change in the Deep South Companies’ claims management practices since 2001.

Target Smaller Commercial Accounts

The average premium per policy written by the Deep South Companies is approximately $16,000. The Deep South Companies believe that by focusing on these smaller commercial accounts, they face less competition than they would on larger, more competitively priced accounts. See the section below entitled “—Competition.” The Deep South Companies believe that some insurance companies are unwilling to underwrite these smaller accounts, particularly for commercial auto coverage on a mono-line basis, due to the inability of these insurance companies to cost-effectively manage these smaller policies, as well as such companies’ perception that these smaller accounts are difficult to evaluate. Additionally, because there is less competition in this market niche, agents sometimes cannot find an admitted carrier to write coverage for an insured and must rely on non-admitted carriers. When the Deep South Companies bind coverage for QBE on a non-admitted basis, they generally have greater flexibility with regard to rate and policy form. The Deep South Companies also receive a higher commission on non-admitted policies.

Provide Valuable Products and High Quality Customer Service to Retail Agents and Insureds

The Deep South Companies believe that providing what they believe to be valuable products and high quality customer service to their retail agents and the retail agents’ customers (the insureds) increases the retention of their existing business and creates a reputation in the marketplace that provides a platform for growth in existing and new states. The Deep South Companies believe that one of the most important aspects of their relationship with retail agents is their ability to respond quickly to policy submissions. The Deep South Companies strive to provide a response to an agent request for a policy quote within 24 hours. The Deep South Companies believe that a quick response to the agent helps the agent with his business and makes the agent more likely to submit additional business to the Deep South Companies. The Deep South Companies believe that their reputation for providing a quick response means that they receive opportunities to quote on business that is approaching its date of expiration. In this situation, the Deep South Companies may have more flexibility with regard to rate and policy form. Additionally, the Deep South Companies believe that insureds appreciate their fast claims handling and recognize the value in their loss control services which may help reduce the risk of loss.

Products and Services

The Deep South Companies have underwriting authority from QBE to offer a range of commercial insurance products. Mono-line commercial automobile is the largest portion of the Deep South Companies’ book of business. The target insured is a “small market” account, which the Deep South Companies define as accounts with annual premiums of less than $20,000, with good loss experience, in an industry where the Deep South Companies have significant experience, such as oil and gas operators, artisan contractors and construction contractors. In the July 1, 2004 to September 30, 2007 treaty period, the Deep South Companies maintained a low hazard book of business with an average of 9.0 vehicles per policy, 75.2% of vehicles operating on local radius, 94.5% of vehicles operating on intermediate and local radius combined, 49.0% of power units being classified as light and 2.9% of exposures being for hire extra-heavy long haul trucking. Of this 2.9% of vehicles classified as “long haul,” 2.0% operate in a radius of 201 – 300 miles; 0.9% operate in a radius of 301 – 500 miles; and less than 0.1% operate in a radius of greater than 500 miles. According to ISO, an insurance industry data and statistics provider, “local radius” means less than 50 miles, “intermediate and local radius combined” means less than 200 miles, units classified as “light” means less than 10,000 lbs. and “long haul” means greater than 200 miles.

The Deep South Companies believe that the figures in the preceding paragraph are relevant because insured companies that keep a lower number of vehicles are better able to keep vehicles that are newer, repaired when needed, and subject to better periodic maintenance and, therefore, are less likely to suffer a loss due to age and/or maintenance issues. Further, the Deep South Companies believe that drivers operating on a local or intermediate radius are a lower risk because they are less likely to suffer from fatigue and to travel over unfamiliar territory and because they will also cover fewer miles in total than other drivers of commercial vehicles operating over a larger radius. Finally, the Deep South Companies believe that by maintaining a book with a significant amount of light vehicles, they reduce the risk of catastrophic accidents because lighter vehicles do not generate the same force in an accident as do heavy and extra-heavy vehicles, with all other dynamics being equal.

The Deep South Companies receive requests for insurance directly from retail agents who are seeking coverage on behalf of their customers. A submission from an agent will include information (as applicable) from their customer including, name of business, address(es), type of business entity, conduct of operations, prior loss and premium information (if from another carrier), business property values, vehicle descriptions, driver information, vehicle values, payroll information, gross receipts, sales data, third party contracts and credit worthiness, as well as other information used in evaluation of the business as a potential insured. The Deep South Companies evaluate the risk presented based on the information submitted and make a decision whether or not to issue a premium quote. If a quote is issued by the Deep South Companies and the agent accepts, the Deep South Companies will issue a policy binder initiating coverage. The Deep South Companies also perform any necessary state department of transportation filings required under the laws of the state in which the binder is effective. The Deep South Companies price and issue policies only on behalf of the insurance carriers they represent.

Once the decision is made to bind insurance coverage, a loss control representative of the Deep South Companies schedules an appointment with the new or renewing policyholder. The purpose of the appointment is to allow the loss control representative to meet personally with each policyholder at the insured risk location. The loss control representative inspects the premises, vehicles, and the insured’s operations (including its safety processes and procedures) to ensure, among other things, that the information provided by the agent in the submission was accurate and complete. Part of the loss control representative’s responsibility includes recommending a notice of cancellation if he or she finds the insured’s operations to be significantly different from the representations made in the submission and used to price the exposure and issue coverage.

One of the strategic goals of the Deep South Companies is to use their existing product expertise and relationship with QBE to develop new products. The Deep South Companies are currently evaluating a number of potential new products. The Deep South Companies plan to pursue opportunities to develop or acquire new products and programs, which may involve recruiting underwriters who have developed niche product expertise as well as strategic acquisitions of businesses that have their own MGA programs. We cannot assure you that the Deep South Companies will be successful in developing or acquiring such new products or programs.

One recent example of this initiative to hire underwriters with niche product expertise, already executed by the Deep South Companies, was the recent hiring of a group of underwriters with extensive training and experience writing business auto trucking risks. These underwriters, designated by the Deep South Companies as the “Deep South Trucking Group,” are specifically tasked to review business auto trucking submissions from all branch offices of the Deep South Companies. The Deep South Trucking Group rates those risks submitted and advises whether a quote should be issued and at what rate. By using the Deep South Trucking Group as a clearinghouse for business auto trucking submissions, the Deep South Companies bring conformity and consistency in risk evaluation and premium rating to this line of business. The Deep South Trucking Group writes a range of business auto trucking policies. Some of these submissions are long haul policies (which the Deep South Companies define as polices covering vehicles operating in a radius of 500 miles or more); however, the long haul policies written by the Deep South Trucking Group represent less than 2.0% of the Deep South Companies’ premium volume.

The Deep South Companies also manage claims for the policies they produce. See the section below entitled “—Operations—Claims Management.”

Sales and Marketing

The Deep South Companies direct their sales and marketing efforts at developing and maintaining relationships with retail insurance agents. The Deep South Companies seek to develop new business with retail agents who need access to mono-line or unbundled commercial insurance products, including commercial auto. Often these agents have accounts with good loss experience but do not have access to insurance carriers as most insurance carriers prefer to write commercial auto products as part of a broader commercial package coverage including general liability and property coverages.

The first step in establishing a relationship with an agent is to have the agent submit a prospective agent information sheet to the Deep South Companies. Agents can download this sheet from the Deep South Companies’ website. This sheet covers basic information about the agent including location, history, ownership, premium volume and insurance carriers. The Deep South Companies review such information sheet and determine if a long-term, mutually rewarding relationship can be established. Once a decision is made to continue the relationship process, the agent must fill out a more detailed application. The branch office covering the agent’s territory reviews and underwrites the application. This process includes a review of financial information, insurance coverage and licensing and a visit to meet the agent’s management and see its physical location.

Once this process is complete, the agent and relevant Deep South Company execute an agency contract (see the section below entitled “—Compensation Paid to Producers and Nature of Contractual Arrangements”), and the new agent begins submitting business to the Deep South Companies. The Deep South Companies monitor each agent’s production and loss ratio results on a monthly basis. While the production volume requirements will vary based on the size of the agent, the Deep South Companies generally seek to write a 10.0% minimum of the agent’s total commercial lines premium volume. This 10.0% minimum threshold is most applicable to smaller rural agents.

The Deep South Companies’ management team is proactive in identifying areas of potential concern regarding an agent’s performance. If management identifies a potential problem, underwriting and marketing personnel will conduct on-site visits to resolve the issue. If the issue cannot be resolved, the Deep South Companies will terminate the relationship.

The Deep South Companies’ decentralized branch office system is designed to provide their branch managers with the entrepreneurial freedom and flexibility they need to better serve their clients and detect client-specific opportunities for new business. The Deep South Companies’ sales efforts are driven by marketing specialists and individual underwriters under the direction of the management of each branch office and the corporate office. The Deep South Companies provide incentives by recognition and financial rewards for all employees who contribute to their profitability.

In addition, the Deep South Companies market their business through trade publications, trade shows, trade seminars and other events, as well through their website and other sales and marketing materials.

In 2006, the Deep South Companies received premiums on products marketed in the following states: Alabama, Arizona, Arkansas, Colorado, Florida, Georgia, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Michigan, Mississippi, Missouri, Nevada, New Mexico, North Carolina, Ohio, Oklahoma, South Carolina, Tennessee, Texas and Virginia. During the year ended December 31, 2006, the five states that contributed the greatest percentage of the Deep South Companies’ direct premiums written were as follows: Louisiana 32.9%, Texas 19.4%, Arkansas 5.4%, Tennessee 5.3% and Nevada 5.2%.

The Deep South Companies have made continuing efforts to use technology to make it easier for their agents to do business with them. The Deep South Companies offer Internet-based (i) rating, (ii) policy application submission and (iii) execution of changes to policies for certain products. In addition, the Deep South Companies provide their agents with the opportunity to maintain policyholder records electronically, avoiding the expense of preparing and storing paper records. Third party software also enhances the ability of the Deep South Companies and their agents to take advantage of electronic data submission. The Deep South Companies believe that, since agents and their customers realize better service and efficiency through automation, they value their relationship with the Deep South Companies.

Compensation Paid to Producers and Nature of Contractual Arrangements

The Deep South Companies have a network of over 2,000 independent insurance agents acting as independent contractors. The relationship with these independent agents is governed by a written contract. The contract sets forth the terms and conditions under which the independent agent may solicit and accept proposals for insurance from their customers on behalf of the Deep South Companies.

The agent is also authorized to collect premiums and retain commissions out of the premiums collected. The agent is also required to refund unearned commissions on policy cancellations or reductions at the same rate at which such commissions were originally retained. The standard commission rate for agents is 10.0% of premium for all lines written. Occasional exceptions to this premium rate at a slightly higher or slightly lower percentage may be contracted for by mutual consent of the parties. There are no contingencies related to commissions paid to agents, except to the extent the agent may be required to refund commissions as noted above.

Operations

The Deep South Companies perform all of the operations of an insurance company except for investment management and regulatory financial reporting. The sections below detail the operations performed by the Deep South Companies on behalf of QBE.

Underwriting

The Deep South Companies expect to make a profit on all quoted and written lines of commercial insurance as comprehensively defined within the underwriting guidelines established by QBE. The Deep South Companies have an underwriting manual for each line of business that is required to be followed by all members of the underwriting department. The Deep South Companies’ underwriting process and procedures are replicated by each of the branch offices. All offices are managed by an underwriting manager who heads the department and supervises the underwriting and preview teams which consist of underwriters, underwriting assistants, support staff and quality control teams. It is the underwriting department’s responsibility to evaluate and analyze all aspects of the underwriting process on an individual risk basis. The Deep South Companies’ underwriting department’s success can be attributed to targeting and underwriting historically profitable classes of business. These target classes are supported by over a decade of data that statistically provides historical results (including information regarding the litigation environment) by jurisdiction. The Deep South Companies continually review and manage their target classes to ensure their profitability.

In addition to their underwriting staff, the Deep South Companies maintain a staff actuary to support their operations. The Deep South Companies’ actuary provides actuarial and catastrophe management analysis internally to the Deep South Companies’ management and externally to QBE. The Deep South Companies’ actuary monitors the performance of their programs and works with their underwriters and QBE to develop rate tracking mechanisms, pricing models and other underwriting tools. The Deep South Companies believe that their ability to analyze loss rates for their programs enables them to develop more accurate product pricing and modeling parameters, which makes them an attractive business partner.

Loss Control

The Deep South Companies believe that their loss control engineering process is critical to producing an underwriting profit. The Deep South Companies have a Loss Control Engineer (“LCE”) perform loss control inspections on all accounts almost always within 60 days of binding the policy. The Deep South Companies believe that these inspections are a value-added service that is a significant differentiating factor from other services offered in the marketplace. This inspection gives the underwriters and LCEs of the Deep South Companies the information needed to quickly cancel accounts that do not meet their loss control standards, based on the initial inspection.

The Deep South Companies had 34 qualified LCEs on staff as of August 31, 2007. LCEs receive frequent cross training with the underwriting and claims departments designed to ensure a unified approach across the organization. Each LCE is required to follow the Deep South Companies’ inspection guideline. LCEs visit accounts at the location of their business to perform the inspection. LCEs carry laptop computers and digital cameras to aid them in their inspection and reporting. The inspection follows a standard form that covers numerous aspects of the insured’s potential loss exposure, including the age and condition of the insured vehicles and the experience of the insured drivers. During these inspections, the insured is given an accident reporting kit and claim reporting key tags to speed the claims reporting and settlement process in the event of an accident.

Claims Management

The Deep South Companies manage claims for the policies they produce. The Deep South Companies believe that aggressive, proactive claims management is the most effective claims handling approach to reduce loss exposure. The Deep South Companies attempt to reach final settlement on claims as quickly as possible to minimize on-going loss exposure. The Deep South Companies utilize a number of tactics to ensure that a claims representative reaches the accident site quickly, typically within 24 hours of the accident. In the case of severe accidents, the Deep South Companies deploy their catastrophic claims investigation team via leased corporate aircraft to investigate, document and evaluate the accident site. In addition, in the case of non-catastrophic accidents, where possible, the Deep South Companies deploy a “Quick Strike” claims adjuster to meet with the claimant and his or her counsel, if retained, within 24 hours of the claim being reported. This adjuster’s job is to resolve all property damage and physical injury claims, if possible, during this meeting. The Deep South Companies believe that by reaching the accident site quickly, their claims adjusters can best ascertain the extent of the damage and reach a fair settlement with the claimant on behalf of the insured.

The Deep South Companies believe they have made significant innovative improvements to their claims management process since 2001, when they began pursuing this more aggressive claims management strategy. The Deep South Companies established a separate and independent claims reserving unit headed by a senior claims executive. The claims reserving unit places a reserve on each claim file within 30 days of the claim being reported. This reserve is then updated at 60 and 90 days to account for information discovered during the claims investigation process. In addition, the Deep South Companies have developed a proprietary software system, Loss Notice Processing (“LNP”), to assist in their claims management process. LNP was specifically designed to handle large transaction volumes and management reporting in a user-friendly interface. It was also designed to improve the efficiency and effectiveness of claims personnel by removing manual efforts and improving speed and accuracy of customer service and management reporting.

Other examples of initiatives and enhancements the Deep South Companies have made to improve their claims management process include:

•	Providing 24/7 on-site emergency response through “Quick Strike” teams;

•	Reducing casualty adjuster case loads to have each adjuster handle less than 75 files on average at any given time;

•	Forming a large loss committee for claims over $50,000 in expected loss and loss adjustment expenses; and

•	Implementing on-going claims audit processes to provide opportunities for continuous improvement.

Management believes that the claims management changes discussed above have had a positive financial impact on the Deep South Companies. The following chart shows how closure rates after 12 and 24 months have increased since the Deep South Companies began pursuing a more aggressive claims management strategy. The Deep South Companies believe that closing claims quickly reduces ultimate loss and loss adjustment expenses, in part by reducing litigation expenses.

The following chart shows how loss adjustment expenses as a percentage of earned premiums has declined since 2001. The Deep South Companies believe that this reduction in loss adjustment expenses reflects the impact of the change in claims management philosophy which has resulted in a faster closure rate on claims. The Deep South Companies benefit financially from a lower loss adjustment expense ratio on their book of business through their profit participation.

The Deep South Companies have claims staff located in the Louisiana, Texas, Tennessee and Arkansas branch offices. The claims staff operates as third party administrators, under SNRM, which is one of the Deep South Companies. The unit was originally formed to better capture costs attributed to the claims process. As of September 30, 2007, the Deep South Companies employed 53 claims adjusters, 14 field resolution specialists and 17 professionals (attorneys, paralegals and physicians).

Relationship with QBE and Other Insurance Carriers

The Deep South Companies currently place substantially all* of their insurance policies directly or indirectly with QBE affiliated insurance companies, specifically Praetorian Financial Group, Inc. and its wholly owned subsidiaries Praetorian Insurance Company, Praetorian Specialty Insurance Company and Redland Insurance Company, each of which has a financial strength rating of “A-” (Excellent) by A.M. Best. “A-” is the fourth highest of the sixteen A.M. Best rating categories. Many of the customers in the markets the Deep South Companies serve require their insurance carriers to have an “A-” or higher rating from A.M. Best. The Deep South Companies have maintained a relationship with QBE and its predecessors since 1994.

The Deep South Companies’ relationship with QBE is governed by the QBE Agreement, which is dated July 1, 2000. The current QBE Agreement, which was originally cancelable at will by either party, has been modified and extended by addendum each year beginning in 2002, primarily for the purpose of adding and adjusting the profit sharing arrangement described below in this section. Pursuant to an addendum effective July 1, 2007, upon consummation of the Transaction, the QBE Agreement will be extended for a period of three

*	In Texas, the Deep South Companies are required to write the state-mandated minimum liability limits through an admitted carrier. They do so through a Texas domiciled admitted carrier, Old American County Mutual Fire Insurance Co. (“Old American”), which is not owned by QBE. However, 100% of the premium placed with Old American is reinsured by QBE.

years. QBE’s primary obligations under the QBE Agreement are to pay the Deep South Companies commissions for the premiums they produce (described below in this section) and to provide the Deep South Companies with a market for its products and services during the term of the agreement.

All or a portion of the QBE Agreement may be terminated in a variety of circumstances, including:

•	if a public authority cancels or declines to renew any license of the Deep South Companies;

•

if the Deep South Companies commit any act or omission involving fraud, gross negligence, or willful misconduct which includes willful violation of QBE’s instructions or any state insurance department rule or regulation applicable to the Deep South Companies;

•	if the Deep South Companies breach any provision of the QBE Agreement and do not cure such breach within ten days;

•

in the event of any material change in QBE’s obligations under the insurance policies issued under the QBE Agreement, or in its business prospects, caused by a change in law or insurance regulation any suspension, prohibition or cease and desist order or decree issued by any applicable public authority;

•	in the event of the cancellation of or adverse change in QBE’s reinsurance arrangements for the business produced under the QBE Agreement;

•	in the event the loss ratio for the policies issued under the agreement at the end of any underwriting year is greater than 87.5%;

•

in the event the Deep South Companies fail to maintain the agreed upon percentage participation in the ultimate underwriting results of substantially all of the business they underwrite on behalf of QBE; or

•	if the Deep South Companies do not comply with the exclusivity and right of first refusal provisions discussed below.

The QBE Agreement sets forth the parameters by which the Deep South Companies will produce and administer the QBE insurance policies and renewals. It limits the Deep South Companies’ authority with respect to the coverage amounts and the geographical area in which they may underwrite business. The QBE Agreement specifically acknowledges that QBE is at risk under, and has ultimate responsibility for, the policies. The Deep South Companies acknowledge that QBE will make the final decision on all matters pertaining to their policies.

The July 1, 2007 addendum to the QBE Agreement grants QBE the exclusive right to issue policies and binders through the Deep South Companies for specifically identified coverages and states. The July 1, 2007 addendum also grants QBE a thirty-day right of first refusal with respect to certain new programs and/or underwriting facilities. Specifically, the Deep South Companies have agreed to disclose to QBE, and grant QBE a thirty-day right of first refusal on, any new programs and/or underwriting facilities that the Deep South Companies contemplate developing internally. In addition, the Deep South Companies must disclose to QBE any acquisitions of pre-existing programs and/or underwriting facilities. If an acquired program or underwriting facility is contractually committed, at the time of acquisition by the Deep South Companies, to an insurer other than QBE, the Deep South Companies do not have to grant QBE any right of first refusal with respect to such acquired program or underwriting facility. However, if such acquired program or underwriting facility subsequently requires a different insurer, or if the Deep South Companies choose to remarket such acquired program or underwriting facility, then a thirty-day right of first refusal must be granted to QBE. If an acquired program or underwriting facility is not contractually committed, at the time of acquisition, to an insurer, then a thirty-day right of first refusal must be granted to QBE. In addition, the Deep South Companies have agreed to make no material effort to establish a facility that competes with the business written on behalf of QBE.

The QBE Agreement provides for the Deep South Companies’ authority to issue policies and appoint agents on behalf of QBE. The Deep South Companies may only issue policies in accordance with QBE’s underwriting guidelines and are solely responsible for the conduct of their agents.

The QBE Agreement details the compensation arrangement between QBE and the Deep South Companies. The Deep South Companies are paid both a provisional commission and a profit sharing commission. The provisional commission is a percentage of gross premiums. The percentage is dependent upon the year in which the premium was produced, the QBE affiliated insurance company for which the premium was produced, and the state in which the premium was produced. This commission is referred to as “provisional” because it may be subject to return, in the event the Deep South Companies are required to return premium to an insured, due to policy cancellation, premium audit, or other factors that may trigger such return. For current business written on behalf of QBE, the Deep South Companies’ provisional commission ranges from 19.0% to 26.0% of gross premiums.

The Deep South Companies participate in the ultimate underwriting results of substantially all of the business they underwrite on behalf of QBE through a profit sharing arrangement. The participation level under this arrangement was 10.0% for the period July 1, 2006 through December 31, 2006 and 7.5% for the period July 1, 2005 through September 30, 2006. Effective January 1, 2007, the Deep South Companies’ participation level increased to 15.0%. The Deep South Companies recorded $3.8 million, $1.4 million and $1.9 million in profit sharing commissions for the nine months ended September 30, 2007 and the years ended December 31, 2006 and 2005, respectively, representing 36.2%, 13.3% and 19.4% of net income, respectively. (DSH made a one time adjustment in 2006 to adjust the profit commission accrual for all treaty years based upon a reconciliation of actuarial calculations made by its in-house actuary and independently by QBE’s staff actuary. The reconciliation resulted in a one time reduction in the profit sharing commission of $0.8 million.)

Competition

The commercial auto insurance industry is highly competitive, and there are relatively few barriers to entry. The Deep South Companies compete with national insurance companies, smaller niche insurance companies and several other MGAs that are focused on commercial auto coverage. In particular, the Deep South Companies compete against, among others, Safeco Corporation, Liberty Mutual Insurance Company, CNA Insurance Companies, Zurich Financial Services, Progressive Corporation, Northland Insurance Company (a subsidiary of The Travelers Companies, Inc.), The Hanover Insurance Group, Inc., Lincoln General Insurance Company (a subsidiary of Kingsway Financial Services, Inc.) and Lafayette Insurance Company (a subsidiary of United Fire & Casualty Company). The Deep South Companies compete in the P&C insurance marketplace with these insurers on the basis of price, coverages offered, product and program design, claims handling, customer service quality, agent commissions, geographic coverage, reputation and the financial strength ratings by independent rating agencies of their third party insurance carriers.

The Deep South Companies believe they have several competitive advantages in commercial auto coverage. The Deep South Companies’ management has significant experience supported by over a decade of underwriting data in this marketplace. The Deep South Companies believe that the smaller accounts on which it focuses face less competition than larger accounts because some insurance companies are unwilling to underwrite smaller accounts, particularly for commercial auto coverage written on a mono-line basis. The Deep South Companies believe they are able to cost-effectively manage these policies and mitigate some of the potential risk through thorough underwriting and loss control. Additionally, in this market niche, agents sometimes rely on non-admitted carriers to meet their clients’ needs. The Deep South Companies can write these policies on either an admitted or non-admitted basis. See the section above entitled “—The Deep South Companies’ Strategy—Target Smaller Commercial Accounts.”

As discussed in the section entitled “Commercial P&C Insurance Industry Background,” the Deep South Companies believe that the industry is currently in a “softening market” where competitors are willing to cut prices and relax policy terms. The Deep South Companies believe that these softening market conditions make it more difficult for them to achieve organic growth in premium produced because they are not willing to sacrifice underwriting profitability to write additional premium.

Government Regulation

The Deep South Companies are not an insurance carrier and are therefore not subject to the same financial and capital requirements and rules applicable to insurance carriers. However, the insurance operations of the Deep South Companies are subject to regulation and supervision by state authorities. These regulations are generally designed to protect insured parties by establishing minimum standards of conduct and practice. They are not designed for the protection of equity interest holders, or the holders of any of the securities of the Deep South Companies or any entity controlling the Deep South Companies. Although the scope of regulation and form of supervision may vary from state to state, insurance laws generally grant broad discretion to supervisory authorities in adopting regulations and supervising regulated activities. Generally, in every state in which the Deep South Companies do business or in which they intend to do business in the future, they are required to be licensed or to have received regulatory approval to conduct business.

The Deep South Companies are also required in many states to report, collect and remit surplus lines taxes to state taxing authorities for insurance policies placed in the E&S lines market. The laws and regulations regarding the reporting and remittance of surplus lines taxes vary significantly from state to state, and it can be difficult and time consuming to determine the amount of surplus lines taxes due to a particular state, especially for insurance policies covering risks located in more than one state. From time to time, the Deep South Companies and their licensed employees are subject to inspection by state governmental authorities with regard to their compliance with state insurance laws and regulations and the collection of surplus lines taxes. The Deep South Companies are also affected by the governmental regulation and supervision of insurance carriers. For example, when acting as an MGA for an insurance carrier, the Deep South Companies may be required to comply with laws and regulations affecting the insurance carrier. Moreover, certain regulations affecting the insurance carriers with which the Deep South Companies place business affect how they conduct their operations.

Laws and regulations vary from state to state and are always subject to amendment or interpretation by regulatory authorities. These authorities have substantial discretion as to the decision to grant, renew and revoke licenses and approvals. The Deep South Companies’ continuing ability to do business depends on the validity of and continued good standing under the licenses and approvals pursuant to which they operate. More restrictive laws, rules or regulations may be adopted in the future that could make compliance more difficult and expensive or adversely affect the Deep South Companies’ business.

Technology

The Deep South Companies use information technology systems to support growth and enhance management decision making. The Deep South Companies continue to integrate their claims, loss control and policy management systems. Integration between their underwriting and ratings systems has been completed to include all lines of business supported by the rating engine. The rating engine is the information technology tool that provides pricing outputs to underwriters. The underwriting system is now able to retrieve information from the rating engine. The Deep South Companies believe that this retrieval ability adds a greater level of efficiency and accuracy, thus enhancing underwriting decisions. The Deep South Companies continue to work to develop the ability to incorporate information from their policy processing system into their rating engine to increase the efficiency of endorsement processing. Endorsements are intra-term changes to a policy. Each endorsement is rated and billed individually, similar to the initial quotation and binding process. Endorsements allow further tailoring of a policy to meet the specific needs of the insured.

The Deep South Companies are implementing improved agency interface software and systems to improve efficiency and response time to agent submissions. The Deep South Companies will provide for electronic submissions through two systems. First, the Deep South Companies will have a system that allows agents to transmit submissions directly from within their agency management system. The agency management system is a software system usually provided by a third party vendor to agents for use in management of the business of their insurance agency. Second, the Deep South Companies have an alternate Internet-based system that allows agents to complete a series of forms online that are then submitted to the Deep South Companies. Both systems will transfer data to the Deep South Companies’ automated underwriting system providing rapid assessment and a quote for the risk, if appropriate. The Deep South Companies are in the process of beta testing this electronic submission capability and anticipate having it fully rolled out to their agency plant by the end of 2008. The Deep South Companies are also developing an agency interface that will allow for policy quoting, binding and issuance all to occur on-line. The Deep South Companies believe that these systems will make it easier for agents to do business with them and will improve the efficiency and accuracy of their underwriting and policy administration.

To automate and streamline access to underwriting, claims, and accounting information, the Deep South Companies have selected third party vendor hardware and software as their document imaging and workflow solution. This program has been implemented in the underwriting departments of over 75.0% of the branch offices. Complete deployment to the underwriting and claims departments of all branch offices is targeted for the fourth quarter of 2007, at which time the Deep South Companies will begin deployment for the claims and accounting departments of their branch offices. The Deep South Companies believe that full implementation, including corporate and loss control functions, will be completed in the second quarter of 2008. The Deep South Companies believe that implementing this program will reduce expenses, improve work flows and increase efficiency and responsiveness to their customers. Additionally, the Deep South Companies continually evaluate other technology investments and projects to improve system performance, disaster recovery, management information reporting, data security, inter-office communication and data storage capability.

Employees

As of September 30, 2007, the Deep South Companies had 384 employees. The Deep South Companies believe that their employee relations are satisfactory. None of their employees are subject to collective bargaining agreements.

Properties

The principal executive office of the Deep South Companies is located at 6363 N. State Highway 161, Suite 100, Irving, Texas 75038. The main telephone number for such office is (214) 493-4200. The Deep South Companies maintain branch offices in ten states, and are in the process of opening a new branch office in California. The Deep South Companies do not own any real property, and all of their offices are in leased premises under leases with third parties on contract terms that expire from February 2008 to November 2012.

Legal Proceedings, Administrative Actions, Fines and Penalties

Overview

In the ordinary course of their business, the Deep South Companies are involved in various claims and legal proceedings relating to their business. The Deep South Companies maintain errors and omissions insurance that is intended to cover many of these claims. Based on information currently available and discussions with legal counsel, the Deep South Companies do not believe that any pending or threatened proceedings will have a material adverse effect on the consolidated financial position of the Deep South Companies.

Texas Comptroller of Public Accounts’ Audit

Deep South Texas is currently involved in a contested administrative proceeding regarding the Texas Comptroller of Public Accounts’ audit covering the period January 1, 2002 through December 31, 2005. This audit resulted in a proposed tax adjustment credit to the Deep South Companies of $21,149. In addition, the audit determined that Deep South Texas deposited its surplus lines premium tax pre-payments due on a quarterly basis during the entire audit period and that this quarterly deposit method became improper due to a statutory change beginning in 2004. The auditor found that Deep South Texas was subject to a pre-payment penalty of $449,674 and interest through March 1, 2007 of $73,283, due to alleged failure to timely pre-pay the taxes under Section 225.009 of the Texas Insurance Code.

Deep South Texas is contesting the penalty and interest based upon the gross disproportion in relation to the audit results and its disagreement with the Texas Comptroller of Public Accounts’ interpretation of the law. The current status of this matter is that Deep South Texas has requested a redetermination hearing, provided its position letter on the issue and is awaiting the Texas Comptroller of Public Accounts’ position letter. An Assistant General Counsel representing the agency will be assigned to resolve objections to the audit to the extent possible. He or she will issue the Texas Comptroller of Public Accounts’ position letter at which time Deep South Texas will have an opportunity to respond. No hearing date will be set until after the position letter has been issued by the Assistant General Counsel.

Texas Department of Insurance Consent Order

On September 22, 2006, Deep South Texas entered into a consent order with the Texas Commissioner of Insurance, which represents the parties’ agreed resolution of disputed facts and issues. The bulk of the substantive conclusions of law in the order relate to the conversion of Deep South Texas from a corporation to a limited partnership and the alleged failure of the limited partnership to comply with department licensing requirements upon conversion. The remainder of the substantive conclusions of law relate to the position of the Texas Department of Insurance that biographical information was not filed for each officer, director, or individual in control of Deep South Texas’s parent entity, or otherwise administering Deep South Texas’s insurance operations in Texas.

The Texas Commissioner of Insurance determined from the facts in the case that an appropriate disposition was to order an administrative payment to be paid by Deep South Texas in the amount of $75,000. Concurrent with the order, Deep South Texas paid the required fine and filed biographical information for each individual, as required by the Texas Department of Insurance. Deep South Texas also filed for, and received, all necessary licenses in order to be in compliance with all Texas Department of Insurance licensing requirements following its conversion from a corporation to a limited partnership.

Pursuant to the order, Deep South Texas is required to file quarterly reports on a form prescribed by the Texas Department of Insurance for a two year period following the date of the order. As of September 20, 2007, South Surplus of Texas, L.P. has four required reports remaining pursuant to the order.

Georgia Department of Insurance Consent Order

On June 5, 2007, Deep South Georgia entered into a consent order with the Office of Commissioner of Insurance State of Georgia, wherein it was fined $5,000 for omission of information from the agency application submitted to the Georgia Department of Insurance in November 2005. Deep South Georgia paid the fine and is on probationary status for 24 months following the date of the order.

DSH’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with DSH’s consolidated financial statements and related notes appearing elsewhere in this Proxy Statement. This discussion and analysis includes forward-looking statements that involve risks and uncertainties which may cause the actual results of DSH to differ materially from those anticipated in these forward-looking statements. For more information about these risks and uncertainties, see the section entitled “RISK FACTORS” starting on page 28.

Overview

The Deep South Companies are a leading MGA distributing various lines of commercial property and casualty insurance primarily in the southeastern and southwestern regions of the United States. The Deep South Companies together operate a full service MGA that underwrites and manages various lines of commercial P&C insurance, including commercial auto coverages, which they market to independent retail insurance agents in 24 states. The first of the Deep South Companies was founded in 1967. All of the outstanding ownership interests of the Deep South Companies are owned by DSH, which is indirectly wholly owned by Mr. Disiere and his wife Teresa Disiere.

The financial information included herein is the financial information of DSH, the parent company of the Deep South Companies. Although substantially all of DSH’s operations consist of the operations of the Deep South Companies, there are several items reflected in DSH’s financial information that will not be included in the combined company after consummation of the Transaction. These items are described in the section entitled “UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS—NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED JUNE 30, 2007” starting on page 177, and include, among other items, salary and benefits of non-insurance related personnel who will not continue as employees of the Deep South Companies upon consummation of the Transaction, professional fees for non-insurance related work that will not continue in the Deep South Companies after consummation of the Transaction, and certain costs relating to insurance, corporate travel and charitable contributions that will not recur in the Deep South Companies after consummation of the Transaction.

Effective December 1, 2006, the ownership interests of SNRM, which were directly owned by Mr. Disiere, were contributed to DSH. Accordingly, DSH’s partners’ capital was increased by $4,765,760 for the inclusion of SNRM’s capital account balance on December 31, 2005. Prior to December 1, 2006, substantially all revenues generated by SNRM were offset by an overhead allocation from DSH, the net effect being included in DSH’s consolidated statements of income. For the three years ended December 31, 2006, SNRM revenues have been reclassified from salaries and wages and other general and administrative expenses to claims management fees in DSH’s consolidated statements of income.

Critical Accounting Policies

The consolidated financial statements of DSH have been prepared in accordance with GAAP. The preparation of these consolidated financial statements requires DSH to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. DSH continually evaluates its estimates, which are based on historical experience and on various other assumptions that it believes to be reasonable under the circumstances. If actual performance should differ from historical experience or if the underlying assumptions were to change, the financial condition and results of operations of DSH might be materially impacted. These estimates form the basis for its judgments about the carrying values of its assets and liabilities, which values are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

DSH believes that, of its significant accounting policies (see “Note 1—Summary of Significant Accounting Policies” of the Notes to DSH’s Consolidated Financial Statements), the following critical accounting policies may involve a higher degree of judgment and complexity.

Revenue Recognition

Commission revenues are recognized as of the effective date of the policy or the date at which the policy premium is billed, whichever is later. Commission revenues related to installment billed premiums are recognized when billed. Commission revenues are recorded net of commission expense paid by the Deep South Companies to independent retail agents. Any adjustments to net commission revenue resulting from premium adjustments after the reporting period, including policy cancellations, are recognized in the period they occur. The Deep South Companies currently do not maintain an allowance for estimated policy cancellations and commission returns which historically have not been significant to the consolidated statements of income.

Fee Revenues

Fee revenues are derived from loss control services and claims management services. Fee revenues from loss control services are recognized as of the effective date of the policy or the date at which the loss control fee is billed to the insured, whichever is later. Fee revenues for claims management services are billed upon completion of the service on a time and expense basis and are recognized into revenues when billed. The income effects of subsequent fee adjustments are recognized when the adjustments become known.

Profit Sharing Commissions

The Deep South Companies participate, up to specified percentages, in the ultimate underwriting results, whether positive or negative, of substantially all of the business they underwrite on behalf of QBE through a profit sharing arrangement. The ultimate underwriting results are based upon the ultimate loss ratio which is calculated as the ratio (expressed as a percentage) of losses and LAE incurred in a given treaty year to the net premiums earned during such period. DSH accrues additional commission in the corresponding financial statements if the business produces a net profit after deducting estimated ultimate losses and expenses from earned premium for the respective treaty year times the Deep South Companies’ participation percentage. If the business produces a net loss, DSH recognizes a reduction in commission income.

The Deep South Companies estimate an ultimate loss ratio for any given treaty year based upon actuarial calculations from their own in-house actuary and independently from QBE’s staff actuary. The Deep South Companies’ process includes the use of actuarial methodologies to assist in establishing these estimates, which reflect judgments relative to estimates of future claims severity and frequency, the length of time before losses will develop to their ultimate level and possible changes in the law and other external factors that are often beyond the control of the Deep South Companies. Actuarial methodologies used by the Deep South Companies’ and QBE’s actuaries include, but may not be limited to:

•	the Paid Development Method;

•	the Incurred Development Method; and

•	the Bornhuetter-Ferguson Method.

Due to the inherent uncertainty associated with estimating a loss ratio for a treaty year, the ultimate loss ratio may differ, perhaps substantially, from the original estimate. Such estimates are reviewed quarterly, and any resulting adjustments are included in the current period’s profit sharing accrual. For an analysis of the changes in the profit sharing accrual and related adjustments, see the section below entitled “—Results of Operations for the Years Ended December 31, 2006, 2005 and 2004—Profit Sharing Commissions.” Treaty year loss ratio estimates are monitored closely by both the Deep South Companies and QBE and are recomputed periodically to reflect the most recent information on reported claims and a variety of statistical techniques. To the extent that a prior treaty year’s loss ratio is increased, the Deep South Companies would reduce their commission income in the period that the increase is recognized. To the extent that a prior treaty year’s loss ratio estimate is reduced, DSH would accrue additional commission income in the period that the reduction is recognized. In 2006, the Deep South Companies recognized a one time $0.8 million reduction in the profit sharing commission accrual for all treaty years under the QBE Agreement based upon a reconciliation of actuarial calculations made by the Deep South Companies’ in-house actuary and independently by QBE’s staff actuary.

The estimated profit sharing commission that is due to the Deep South Companies is first determined and paid 60 days after 36 months following the end of the treaty year. Additional profit sharing commission is recalculated and payments are adjusted accordingly 60 days after the end of each twelve month period thereafter until all losses have been finally settled and paid. In the event the ultimate paid losses, paid LAE and acquisition expenses exceed earned premium, the Deep South Companies may return profit sharing commission to QBE not to exceed profit sharing commission paid to the Deep South Companies under the QBE Agreement.

Pursuant to the terms of the Securities Purchase Agreement, profit sharing commissions related to business entered into prior to the consummation of the Transaction that remain outstanding as of the consummation of the Transaction will be paid to DSH. All profit sharing commissions related to business entered into after the consummation of the Transaction will be payable to the Deep South Companies.

Income Taxes

DSH does not include a provision for income taxes in its consolidated financial statements. DSH is a limited partnership and does not incur federal income taxes. Instead, its consolidated earnings and losses are included in the partners’ personal income tax returns and are taxed based upon their personal taxable income.

Results of Operations for the Years Ended December 31, 2006, 2005 and 2004

The discussion and analysis in this section reflects the historical performance of DSH for each of the three years ended December 31, 2006, 2005 and 2004. Specific items of revenues and expenses that will remain with DSH and will not be associated with the Deep South Companies after consummation of the Transaction have been separately indicated. Such items have also been adjusted for in the unaudited pro forma condensed combined financial statements appearing elsewhere in this Proxy Statement. See the section entitled “UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS” starting on page 167.

The following table summarizes the consolidated revenues and expenses of DSH for each of the three years ended December 31, 2006, 2005 and 2004 (dollars in thousands):

	Years ended December 31,
	2006	2005	2004
Gross premiums written	$223,791	$233,848	$208,313

Revenues
Policy fees and commissions, net(1)	$29,112	$24,948	$19,410
Fee revenues
Loss control fees	9,962	9,979	8,767
Claims management fees	9,839	7,975	3,514

Total revenues	48,913	42,902	31,691

Expenses
Employee compensation and benefits	22,937	18,578	17,057
Other operating expenses	15,128	14,022	7,854
Depreciation	457	440	385

Total operating expenses	38,522	33,040	25,296

Operating income	10,391	9,862	6,395
Interest expense	29	38	23

Income before income taxes(2)	$10,362	$9,824	$6,372

Net operating margin(3)	21.2%	22.9%	20.1%
Total assets at December 31	$66,172	$55,902	$53,371

(1)	Includes profit sharing commission accruals of $1.4 million, $1.9 million and $1.6 million for the years ended December 31, 2006, 2005 and 2004, respectively.
(2)	The financial statements of DSH do not include a provision for income taxes because DSH does not incur federal income taxes. Instead, consolidated earnings and losses are included in the personal income tax returns of DSH’s partners.
(3)	Net operating margin is calculated as income before income taxes divided by total revenues.

Revenues

Overview

The following table sets forth the sources of revenues for the operations of DSH expressed as a percentage of total revenues for each of the three years ended December 31, 2006, 2005 and 2004:

	Years ended December 31,
	2006	2005	2004
Policy fees and commissions, net	59.5%	58.2%	61.2%
Loss control fees	20.4%	23.3%	27.7%
Claims management fees	20.1%	18.5%	11.1%

Commissions

The Deep South Companies receive commissions from QBE based on the volume of premium produced by the Deep South Companies. The Deep South Companies also receive commissions, referred to as profit sharing commissions, from QBE based upon the ultimate underwriting results of substantially all of the business they underwrite on behalf of QBE.

Commission rates for the P&C insurance products that the Deep South Companies distribute are generally calculated as a percentage of the annual policy premiums, and currently range from 19.0% to 26.0% (for all business, including commercial auto). Insurance premiums fluctuate based on, among other factors, the amount of capital available in the insurance marketplace, the type of risk being insured, the nature of the insured and the terms of the insurance purchased. If premiums increase or decrease, commission revenues move in a corresponding fashion.

Commission revenues are recognized as of the effective date of the policy or the date on which the policy premium is billed to the insured, whichever is later. Accordingly, the commission revenues of the Deep South Companies fluctuate seasonally based on policy renewal dates. The Deep South Companies’ largest commission revenues months have historically been January, April, July and October due to the concentration of renewals on the first day of the month following a calendar quarter end. Commission revenues in the last two calendar quarters of any year historically have been on average approximately 9.0% higher than the revenues in the first two quarters of such year due to the increase in premiums for the last two quarters. Because commissions are 100.0% earned at the inception of the policy, rather than ratably over the policy period, quarterly commission revenues may be affected by new placements or cancellations or non-renewals of large policies.

The increase in commission revenues of $4.2 million, or 16.7%, from 2005 to 2006 was primarily due to an increase of three points in the commission rate payable by QBE effective July 1, 2005. The Deep South Companies believe that they have consistently produced underwriting profits for QBE and its predecessors since 2004 as indicated below by their estimated ultimate loss ratios by accident year:

	Nine Months ended September 30, 2007	Accident Year ending December 31,
		2006	2005	2004
Ultimate Loss Ratio	62.3%	63.5%	63.6%	62.0%

The increase in 2006 also partly resulted from the percentage of gross written premium written on a non-admitted basis rising to 65.0%, up from 59.0% in 2005. The QBE Agreement provides for an additional three points of commission for business written on a non-admitted basis.

From 2005 to 2006, commission revenues increased despite a 9.3% decrease in commercial auto gross premiums written from $180.6 million to $163.7 million. DSH took proactive measures in 2006 to re-underwrite the business produced by its branch office in Georgia, which had developed a portfolio of business that was not consistent with the typical DSH account. In 2006, this branch wrote $12.9 million in premium as compared to

$23.5 million in 2005 for an overall reduction of $10.6 million. The decrease in commercial auto gross premiums written in 2006 was partially offset by an increase in gross premiums written of $6.7 million, or 12.7%, in the commercial property, general liability and inland marine lines.

The increase in commission revenues of $5.5 million, or 28.5%, from 2004 to 2005 was due partly to an increase of three points in the commission rate payable by QBE effective July 1, 2005. This higher commission rate was received on total premium written from July 1, 2005 through December 31, 2005. The remaining increase was due to the $25.5 million, or 12.3%, increase in gross written premium from 2004 to 2005. The additional premium written in 2005 resulted from the opening of the New Mexico branch office, which wrote $6.0 million in 2005, along with organic growth coming from the Tennessee, Arkansas, Colorado and Ohio branch offices, which collectively wrote an additional $18.8 million in 2005. A significant portion of this growth in 2005 came from commercial auto, which had an increase in gross premiums written of $13.7 million, or 8.2%. The Deep South Companies also recorded significant growth in 2005 in their commercial packages and inland marine lines, where gross premiums written increased $11.8 million, or 28.5%, from 2004.

Profit Sharing Commissions

Included in commissions is the accrual for profit sharing commissions. Profit sharing commissions for each calendar year since 2004 and for the nine months ended September 30, 2007 are as follows (dollars in millions):

	Nine Months ended September 30, 2007	Years ended December 31,
		2006		2005	2004
Profit Sharing Commission	$3.8	$1.4	(1)	$1.9	$1.6

(1)	DSH made a one time adjustment in 2006 to adjust the profit commission accrual for all treaty years based upon a reconciliation of actuarial calculations made by the Deep South Companies’ in-house actuary and independently by QBE’s staff actuary. The reconciliation resulted in a one time reduction in the profit sharing commission of $0.8 million.

As mentioned previously, the Deep South Companies participate, up to specified percentages, in the ultimate underwriting results, whether positive or negative, of substantially all of the business they underwrite on behalf of QBE. The Deep South Companies first entered into this arrangement with QBE in the July 1, 2002 addendum to the QBE Agreement and have continued this arrangement through 2007. The Deep South Companies have increased their participation in ultimate underwriting results because they believe that retaining a larger portion of the risk shows their confidence in their underwriting expertise and is viewed favorably by their carrier and reinsurance partners. The participation percentages by the Deep South Companies since July 1, 2004 are as follows:

Treaty Year	Participation Percentage

January 1, 2007 through December 31, 2007	15.0%
July 1, 2006 through December 31, 2006	10.0%
July 1, 2005 through June 30, 2006	7.5%
July 1, 2004 through June 30, 2005	3.0%

The Deep South Companies typically review their profit sharing participation in conjunction with QBE’s annual reinsurance treaty renewal each year on July 1. The one exception to this practice occurred on December 31, 2006 when the Deep South Companies increased their participation for the current treaty period from 10.0% to 15.0%. The profit sharing commission may fluctuate year over year due to changes in the participation rate at treaty renewal, increases or decreases in the subject premium or changes in ultimate loss factors.

Loss Control Fees

In addition to commission revenues, the Deep South Companies generate revenues through fees charged for loss control services. As part of the underwriting process, every risk underwritten by the Deep South Companies is inspected by one of their loss control engineers, generally within 60 days of the inception of the policy. In the event that the risk does not meet the Deep South Companies’ loss control standards, they may cancel the policy. The Deep South Companies charge the insured a fee, based on the size of the account, for this inspection. The fee is typically nonrefundable and recognized as of the effective date of the policy. However, two states, Tennessee and Georgia, require a pro rata return if the policy is cancelled.

Loss control fees fluctuate with the number of policies produced and the average premium per policy. Historically, these fees have represented 4.0% to 4.5% of annual gross premiums written. For the three years ended 2006, 2005 and 2004, these fees represented 4.5%, 4.3% and 4.2%, respectively, of annual gross premiums written.

Claims Management Fees

The Deep South Companies also generate revenues through fees charged for claims management services. Claims management fees are earned on a time and expense basis. The Deep South Companies, through SNRM, have entered into a contract with QBE to provide for the management of all claims arising under the policies produced by the Deep South Companies under the QBE Agreement. These fees are billed to QBE on a semi-monthly basis and are recognized when billed. QBE also reimburses SNRM for any expenses incurred in its administration of claims. The expenses are characterized as a loss adjustment expense, and they include all expenses associated with the investigation, adjustment and settlement or defense of claims arising under the policies produced by the Deep South Companies.

The claims management fees fluctuate annually according to the number of claims, average claims per adjuster and average number of adjusters.

The significant increase in claims management fees over the three years ended December 31, 2006 was attributable to the Deep South Companies’ increased focus on claims management and cost containment. Since December 31, 2004, the Deep South Companies have doubled the number of their senior adjusters to eight and added seven lawyers and three physicians to their professional staff. These staffing additions permitted a reduction in the number of files handled by each adjuster and resulted in increased revenues from time and expense billings. The increase in headcount has also allowed the Deep South Companies to handle more claims internally, rather than engage outside defense counsel, resulting in a reduced loss adjustment expense. This reduction in loss adjustment expense, coupled with a reduction in average indemnity payments, resulted in an improvement in the underwriting profit of the Deep South Companies’ program in both 2005 and 2006.

The revenues generated from claims management services in 2006 increased 23.4% from 2005 to 2006, representing 4.4% of gross premiums written in 2006. The increase in 2006 was due to a renegotiation of the contracted reimbursement rate per hour between SNRM and QBE. SNRM was able to amend its time and expense reimbursement rate with QBE providing an overall increase of 28.7% in the hourly rate effective for all billings subsequent to July 31, 2005.

The revenues generated from claims management services in 2005 increased 127.0% from 2004 and represented 3.4% of gross premiums written in 2005. Claims revenues more than doubled in 2005 due to the addition of senior level staff and professionals for the purpose of executing the Deep South Companies’ strategy of increased focus on claims management and cost containment.

Investment Income

Investment income, which primarily represents interest earned on cash and restricted funds is included in commissions on the results of operations and typically represents less than 1.0% of revenue. Investment income increased $313,505 in 2006 as compared with $39,921 in 2005 primarily due to a rise in short-term interest rates. In addition, restricted fund balances under the QBE Agreement increased as a result of the improvement in the collection of receivables and the deferment of amounts payable to QBE consistent with the QBE Agreement. The more moderate growth in investment income in 2005 from 2004 was due to the increase in interest rates for 2005 on average invested balances.

Expenses

DSH’s most significant operating expense consists of employee compensation and benefits, which include a fully funded health plan and a qualified 401(k) retirement plan. Additional compensation is provided to management through an executive profit sharing plan. Other operating expenses consist primarily of professional, legal, rent and travel expenses.

The following table sets forth these operating expenses, as well as depreciation, as a percentage of total revenues for the years ended December 31, 2006, 2005 and 2004.

	Years ended December 31,
	2006	2005	2004
Employee compensation and benefits	46.9%	43.3%	53.8%
Other operating expenses	30.9%	32.7%	24.8%
Depreciation	1.0%	1.0%	1.2%

Employee Compensation and Benefits

The Deep South Companies believe that they have assembled a highly qualified staff of experienced underwriters and claims management personnel. In addition to competitive salaries, incentives for this staff have included profit sharing bonuses for management, in-house training and reimbursement for continuing education for those maintaining professional designations, an employee loan program, a stipend for reimbursement of gas, a fully funded health benefit program, life insurance benefits, short-term and long-term disability insurance, flexible spending accounts and a qualified 401(k) retirement plan. From time to time, the Deep South Companies also pay a discretionary bonus to employees based upon their individual performance, the performance of their individual office and that of the entire organization. Historically, employee compensation and benefits have represented from 6.0% to 8.0% of annual gross premiums written.

Employee compensation and benefits increased $4.4 million, or 23.5%, from 2005 to 2006, increasing as a percentage of revenue to 46.9% from 43.3% in 2005. The increase in 2006 was primarily attributable to the additional claims management staff hired in 2006 along with the opening of the Florida branch office. The 2006 increase was also due to customary annual salary increases, offset by a slight decrease in benefits.

Employee compensation and benefits grew $1.5 million, or 8.9%, from 2004 to 2005, decreasing as a percentage of revenue to 43.3% from 53.8% in 2004. The increase in 2005 was more moderate than in 2006 due to more limited additions to headcount. The limited additions coupled with increased revenue in 2005 resulted in a decrease in employee compensation and benefits expense as a percentage of revenue.

Other Operating Expenses

Other operating expenses consist primarily of legal and professional expenses, as well as expenses relating to travel, rent, telephone, office supplies, letters of credit fees, advertising, utilities and insurance. Historically, these expenses have represented over 80.0% of the aggregate of other operating expenses.

Other operating expenses increased $1.1 million, or 7.9%, from 2005 to 2006. The increase in 2006 was partly attributable to a $2.1 million, or 71.5%, increase in travel expense due in large part to reimbursements for use of privately owned aircraft for business travel. Moreover, legal expenses increased $0.4 million in 2006 due to legal fees incurred in connection with the negotiation of a potential acquisition of a captive P&C insurance company shell. Furthermore, professional expenses also increased in 2006 by $1.2 million from 2005 due to various initiatives by the Deep South Companies to enter new markets. The Deep South Companies hired consultants to research several market opportunities, including the potential expansion of their property program into certain coastal states. The Deep South Companies decided to pursue this coastal property opportunity on a selective basis and believe that this opportunity might result in significant future premium growth.

Other operating expenses increased $6.2 million, or 78.5%, from 2004 to 2005. This was primarily the result of a $1.2 million increase in corporate travel and $0.7 million increase in rent expense. The increase in corporate travel was the result of utilizing privately owned aircraft for nearly all business travel in 2005. Further, the Deep South Companies moved their corporate headquarters to Irving, Texas in February 2005 to take advantage of what is perceived to be a soft leasing market and to plan for future growth of their Texas claims and underwriting operations.

DSH historically made reimbursements for the use of privately owned aircraft for nearly all of its business travel. This is a practice that the Deep South Companies do not intend to continue after consummation of the Transaction. This expense represented $2.6 million, $1.5 million and $1.1 million in 2006, 2005 and 2004, respectively.

Depreciation

Depreciation increased 14.3% from 2004 to 2005 primarily due to capital expenditures on leasehold improvements for the Deep South Companies’ new office space in Irving, Texas and the purchase of new computers and systems technology. Depreciation expense remained consistent from 2005 to 2006 with only small increases due to a full year of depreciation on the leasehold improvements and capital purchases in 2005.

Interest Expense

Interest expense, which is included in other operating expenses, decreased from $37,752 in 2005 to $28,681 in 2006 as a result of the disposition of company automobiles that had been financed and the resulting pay down of that debt. Interest expense increased from $22,802 in 2004 to $37,752 in 2005 due to the addition of company automobiles that were financed.

Results of Operations for the Nine Months Ended September 30, 2007 and 2006

The discussion and analysis in this section reflects the historical performance of DSH for the nine months ended September 30, 2007 and the nine months ended September 30, 2006. Specific items of revenues and expenses that will remain with DSH, and will not be associated with the Deep South Companies, after consummation of the Transaction, have been separately indicated. Such items have also been adjusted for in the unaudited pro forma condensed combined financial statements appearing elsewhere in this Proxy Statement. See the section entitled “UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS” starting on page 167.

The following table summarizes the consolidated revenues and expenses of DSH for the nine months ended September 30, 2007 and 2006 (unaudited, dollars in thousands):

	Nine Months Ended September 30,
	2007	2006
Gross premiums written	$167,722	$165,759

Revenues
Policy fees and commissions, net(1)	$24,386	$20,723
Fee revenues
Loss control fees	7,544	7,399
Claims management fees	8,042	6,781

Total revenues	39,972	34,910

Expenses
Employee compensation and benefits	20,062	16,760
Other operating expenses	8,860	10,949
Depreciation	502	335

Total operating expenses	29,424	28,044

Operating income	10,548	6,866
Interest expense	12	78

Income before income taxes(2)	$10,536	$6,788

Net operating margin(3)	26.4%	19.4%
Total assets at September 30, 2007	$78,639

(1)	Includes profit sharing commission accruals of $3.8 million and $1.0 million for the nine months ended September 30, 2007 and 2006, respectively.
(2)	The financial statements of DSH do not include a provision for income taxes because DSH does not incur federal income taxes. Instead, consolidated earnings and losses are included in the personal income tax returns of DSH’s partners.
(3)	Net operating margin is calculated as income before income taxes divided by total revenues.

Revenues

The following table sets forth the sources of revenues for the operations of DSH expressed as a percentage of total revenues for the periods indicated (unaudited):

	Nine Months Ended September 30,
	2007	2006
Policy fees and commissions, net	61.0%	59.4%
Loss control fees	18.9%	21.2%
Claims management fees	20.1%	19.4%

Commissions

The increase in commission revenue from $20.7 million for the nine months ended September 30, 2006 to $24.4 million for the nine months ended September 30, 2007 was principally due to the increase in the profit sharing participation for the 2007 calendar year. Effective January 1, 2007, the Deep South Companies increased their profit sharing participation to 15% resulting in additional commission income of $3.8 million for the nine months ending September 30, 2007 compared to $1.0 million for the nine months ending September 30, 2006.

The additional increase in commission income is due to marginal growth in the gross premiums written of $2.0 million. This growth resulted primarily from increased production from the Deep South Companies’ branch offices in Texas and Florida. The Texas branch office has increased its marketing efforts and seen additional production from property and inland marine lines of business that has generated a $2.7 million increase in premium for this office during the first three quarters of 2007 compared with the same period in 2006. The Florida branch office, which began writing business in January 2006 and wrote $3.3 million of premiums during the first nine months of 2006, produced $9.9 million of premiums during the corresponding period in 2007. These premium increases were partially offset by decreases in the Arkansas and Ohio branch offices of $2.8 million and $3.8 million, respectively, for the first nine months of 2007. All of the growth of the Deep South Companies to date has been organic, and not due to acquisitions.

Loss Control Fees

Loss control fees fluctuate consistently with policy count and average premium per policy. The 2.0% increase for the first nine months of 2007 can be attributed to the corresponding 3.0% increase in policy count for the same period.

Claims Management Fees

The increase in claims management fees of $1.3 million for the nine months ended September 30, 2007 can be attributed to the additional claims management staff added throughout 2006 and 2007. SNRM added professional level staff, including attorneys and medical examiners, allowing for professional file review to be handled internally resulting in an increase in claims management fees. This process had historically been outsourced.

Investment Income

Investment income, which primarily represents interest earned on cash and restricted funds is included in commissions on the results of operations and rose from $312,713 during the nine months ended September 30, 2006 to $402,929 during the nine months ended September 30, 2007, primarily due to increases in short-term interest rates and in the amount of cash available to invest.

Expenses

The following table sets forth operating expenses as a percentage of revenues for the nine months ended September 30, 2007 and 2006 (unaudited):

	Nine Months Ended September 30,
	2007	2006
Employee compensation and benefits	50.2%	48.0%
Other operating expenses	22.2%	31.4%
Depreciation	2.3%	1.0%

Employee Compensation and Benefits

Employee compensation and benefits expense increased 19.7% to $20.1 million during the nine months ended September 30, 2007, up from $16.8 million during the nine months ended September 30, 2006, primarily due to the additional staffing required in connection with the opening of branch offices in California and Arizona and with the expansion of the Georgia branch office to include a specialty trucking unit. There was also an increase in the number of employees in the claims management services group. The 2007 period also reflects ordinary annual increases in salaries and related benefits. Employee compensation and benefits as a percentage of total revenues were 50.2% for the nine months ended 2007 and 48.0% for the nine months ended 2006.

Other Operating Expenses

The decrease in other operating expenses for the nine months ended September 30, 2007 from the same period in 2006 was primarily due to a reduction in travel expenses. Travel expenses, which were $3.5 million for the nine months ended September 30, 2006, decreased to $1.7 million for the nine months ended September 30, 2007 primarily due to a reduction in the reimbursement of expenses of privately owned aircraft used for business travel. Reimbursement of the expenses for use of privately owned aircraft for business travel is a practice that will be discontinued by the Deep South Companies after consummation of the Transaction, and the corresponding expense will not be incurred. These costs were partially offset by an increase of $326,064 in employment expense, an increase of $196,791 in rent expense and an increase of $581,357 in professional fees. The increase in employment expense and rent expense was due to the opening and staffing of new branch offices in California and Arizona and to the expansion of the Georgia branch office. Professional fees represent costs incurred to implement a paperless environment for underwriting and claims processing in each of the branch offices of the Deep South Companies.

DSH also experienced an increase in legal expense of $0.3 million for the nine months ended September 30, 2007 due to outside counsel fees incurred in connection with DSH’s negotiation of a potential acquisition of a P&C insurance company shell. Because these negotiations commenced during the second half of 2006, this pending acquisition did not result in any legal expense in the first nine months of 2006.

Depreciation

The increase in depreciation expense to $501,294 for the nine months ended September 30, 2007 from $335,313 for the nine months ended September 30, 2006 was due primarily to capital expenditures on leasehold improvements and on the purchase of furniture, equipment and systems technology for the opening of branch offices in California and Arizona and for the addition of a specialty trucking unit in the Georgia branch office.

Interest Expense

Interest expense, which is included in other operating expenses, decreased from $77,483 for the nine months ended September 30, 2006 to $11,996 for the nine months ended September 30, 2007 was due to the continued disposition of company owned automobiles and the related debt.

Reserves for Litigation and Claims

The Deep South Companies are parties to pending litigation and claims that arise in the ordinary course of business. In accordance with Statement of Financial Accounting Standards No. 5, “Accounting for Contingencies,” if it is probable that an asset has been impaired or a liability has been incurred at the date of the financial statements and the amount of the loss is estimable, an accrual for the loss and the costs to resolve those litigations and claims is recorded in accrued expenses in the consolidated balance sheets of DSH and its subsidiaries. Management of DSH, with the assistance of counsel, determines whether it is probable that a liability has been incurred, estimates the amount of loss based upon analysis of individual issues, and makes provision on its books, in accordance with GAAP, for the estimated losses to be incurred in connection with those litigations and claims. In the opinion of the management of DSH, no provision was necessary under GAAP as of December 31, 2006 and September 30, 2007. New developments or changes in settlement strategy in dealing with these matters may significantly affect the required accruals and impact the results of operations of DSH.

Liquidity and Capital Resources

The following table shows the sources of DSH’s cash flow for the years ended December 31, 2006, 2005 and 2004 (dollars in thousands):

	Years Ended December 31,
	2006	2005	2004
Cash flows provided by operating activities	$12,256	$8,193	$9,124
Cash flows used in investing activities	(9,813)	(841)	(2,859)
Cash flows used in financing activities	(2,328)	(6,843)	(2,562)

Net increase (decrease) in cash and cash equivalents	$54	$510	$3,704

Cash and cash equivalents (including restricted cash) of $16.0 million at December 31, 2006 reflected an increase of $4.0 million from the $12.0 million balance at December 31, 2005. During 2006, $12.3 million of cash was provided from operating activities. The cash provided from operating activities was primarily made up of $10.4 million of net income before taxes, $1.5 million reduction in premium and commission receivable from improved collections, $1.1 million reduction in deposits, and $2.5 million increase in premiums payable to insurance companies for deferment of amounts payable to QBE consistent with the QBE Agreement. The cash provided from operations was partially offset by an increase in restricted cash and cash equivalents of $4.0 million reflecting additional premiums collected and held in trust on behalf of QBE. Also during this period, $9.2 million of cash was used for funding of activities of DSH not related to the Deep South Companies. In addition, $0.9 million was used for additions to fixed assets, $0.4 million was used for payments on long-term debt and $6.7 million was used for payment of partner distributions. These amounts were partially offset by the contribution of the ownership interest of SNRM of $4.8 million.

Cash and cash equivalents (including restricted cash) of $12.0 million at December 31, 2005 reflected a decrease of $1.9 million from the $13.9 million balance at December 31, 2004. During 2005, $8.2 million of cash was provided from operating activities. The cash provided from operating activities was primarily made up of $9.8 million of net income before taxes and a decrease of $2.4 million in restricted cash and cash equivalents. These amounts were partially offset by a $2.8 million increase in premium and commission receivable and a $1.3 million increase in deposits. Further funding during the period consisted of $0.4 million for additions to fixed assets, $0.2 million for payments on long-term debt and $6.7 million for payment of partner distributions.

The following table shows the sources of DSH’s cash flow for the nine months ended September 30, 2007 and 2006 (unaudited, dollars in thousands):

	Nine Months Ended September 30,
	2007	2006
Cash flows provided by operating activities	$12,067	$10,149
Cash flows used in investing activities	(11,269)	(9,441)
Cash flows used in financing activities	(5,224)	(5,202)

Net increase (decrease) in cash and cash equivalents	$(4,425)	$(4,494)

Cash and cash equivalents of $14.0 million at September 30, 2007 reflected a decrease of $3.4 million from the $17.4 million balance at September 30, 2006. During the nine months ended September 30, 2007, $12.0 million of cash was provided from operating activities as compared to $10.2 million during the nine months ended September 30, 2006. During the nine months ended September 30, 2007, $11.1 million of cash was used for funding activities of DSH not related to the Deep South Companies. In addition, $0.5 million was used for additions to fixed assets and $5.0 million was used for payment of partner distributions. During the nine months ended September 30, 2006, $8.3 million of cash was used for funding activities of DSH not related to the Deep South Companies. In addition, $0.5 million was used for additions to fixed assets, $0.4 million was used for payments on long-term debt and $4.9 million was used for payment of partner distributions.

DSH believes it has adequate internally generated funds to provide for the currently foreseeable needs of its business.

An MGA typically is not a capital intensive business. Historically, DSH’s capital requirements have primarily included capital expenditures associated with opening new offices, upgrading systems technology and adding loss control engineers and field resolution specialists. DSH had no material commitments for capital expenditures at December 31, 2006 or September 30, 2007.

Contractual Obligations

As of December 31, 2006, DSH’s contractual obligations were as follows (dollars in thousands):

	Payments Due by Period
	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Credit agreement	$900	$900	$—	$—	$—
Long-term debt	646	302	337	7	—
Operating leases	4,125	1,438	2,215	472	—
Interest obligations	—	—	—	—	—

Total	$5,671	$2,640	$2,552	$479	$—

On March 3, 2003, DSH entered into a credit agreement with Frost National Bank to provide a credit facility for the issuance of letters of credit. The letters of credit have been provided to QBE to secure the Deep South Companies’ participation in the ultimate underwriting results of substantially all of the business they underwrite on behalf of QBE up to a loss ratio of 110.0%. The letters of credit have expiration dates that are consistent with the profit sharing commission calculation in the QBE Agreement, or 38 months after a treaty period expires. The profit sharing commission treaty periods run from July 1 to June 30. As of December 31, 2006, Frost National Bank had issued $8.7 million in letters of credit on behalf of the Deep South Companies to secure their participation in the ultimate underwriting results of substantially all of the business they underwrite on behalf of QBE for the five annual profit commission treaty periods ending on June 30, 2007. These letters of credit are guaranteed by DSH and secured partially through a collateral account at Frost National Bank. As of December 31, 2006, the collateral account balance was $4.8 million and is included in restricted cash and cash equivalents on the consolidated balance sheet. The annual payments of $0.9 million listed in the above chart consist of monthly collateral contributions of $75,000 as provided in the credit agreement.

The current payments due under long-term debt relate to minimum principal payments due under term notes for the financing of company automobiles as well as minimum principal payments due to Capital One Bank (formerly Hibernia National Bank) under a note for the purchase by DSH of real estate investment property located in Louisiana. This property, as well as the related Capital One Bank debt, will be assigned to DSH prior to consummation of the Transaction, and will not be part of the operations of the Deep South Companies upon consummation of the Transaction.

The payments due under lease payments represent the minimum obligations under the various operating leases for the Deep South Companies’ eleven branch offices.

There are no material changes in contractual obligations as of September 30, 2007 as compared to December 31, 2006.

Material Off-Balance Sheet Arrangements

DSH had no material off-balance sheet arrangements outstanding at December 31, 2006 or September 30, 2007.

New Accounting Pronouncements

In June 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 clarifies the accounting treatment for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, “Accounting for Income Taxes.” FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Deep South Companies adopted FIN 48 in 2007, and doing so did not have an impact on their financial position or results of operations.

In September 2006, FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in GAAP and expands disclosures about fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit the use of fair value as the relevant measurement attribute. The provisions of SFAS No. 157 are to be applied prospectively as of fiscal periods beginning after November 15, 2007. The Deep South Companies do not expect SFAS No. 157 to have an impact on their financial position or results of operations.

In February 2007, FASB issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an Amendment of FASB Statement No. 115” (“SFAS No. 159”). SFAS No. 159 permits entities to choose to measure eligible items at fair value at specified election dates and report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Deep South Companies do not expect SFAS No. 159 to have an impact on their financial position or results of operations.

Quantitative and Qualitative Disclosure About Market Risk

As of December 31, 2006, Frost National Bank had issued $8.7 million in letters of credit on behalf of the Deep South Companies to secure their participation in the underwriting profit and loss for the five annual profit commission treaty periods ending December 31, 2007. These letters of credit are guaranteed by the Deep South Companies and secured partially through a collateral account at Frost National Bank. As of December 31, 2006, the collateral account balance was $4.8 million. The annual payments of $0.9 million listed in the chart in the section above entitled “—Contractual Obligations” consist of monthly collateral contributions of $75,000 as called for in the credit agreement.

DSH is the obligor on long-term debt due to General Motors Acceptance Corporation (“GMAC”), which is secured by company owned automobiles. These automobiles, as well as the related GMAC debt, will be assigned to NAIL upon consummation of the Transaction. This debt consists of various term notes with individual expiration dates through January 2011 and is secured only by the automobiles referenced above. An affiliate of DSH is the obligor on long-term debt due to Frost National Bank, which is secured by automobiles owned by such affiliate. These automobiles, as well as the related Frost National Bank debt, will be assigned to NAIL upon consummation of the Transaction. The note due to Frost National Bank expires in November 2008.

The Deep South Companies are the obligor on long-term debt due to Capital One Bank, which is secured by real estate investment property located in Louisiana which was purchased by DSH. This property, as well as the related Capital One Bank debt, will be assigned to DSH prior to consummation of the Transaction, and will not be part of the operations of the Deep South Companies upon consummation of the Transaction.

All long-term debt of the Deep South Companies is fixed rate debt and not subject to rate changes unless refinanced under terms not consistent with existing agreements. As a result, management of the Deep South Companies does not believe that changes in interest rates would have a material impact on their interest rate expense and statement of earnings.

INFORMATION ABOUT NAIL

Introduction

NAIL is a blank check company that was organized under the laws of the State of Delaware on August 8, 2005. We were formed to effect a merger, capital stock exchange, asset acquisition, stock purchase and/or other similar transaction with one or more businesses in the insurance or insurance services industry in North America, which we refer to as a “business combination.” We have not generated revenue to date other than interest income. We are considered to be in the development stage and are subject to the risks associated with activities of development stage companies. Since NAIL’s IPO in March 2006, we have been actively engaged in sourcing a suitable business combination candidate. We have met with target companies, service professionals and other intermediaries to discuss our company, the background of our management and our combination preferences. As discussed elsewhere in this Proxy Statement, on August 10, 2007, we announced that we had entered into a definitive agreement to, among other things, purchase from Deep South Holding, L.P. all of the outstanding ownership interests of that entity’s operating subsidiaries.

Effecting a Business Combination

Opportunity for stockholder approval of our initial business combination

We are furnishing you these proxy solicitation materials in connection with our submitting the proposed Transaction with the Deep South Companies to our stockholders for approval.

In connection with the vote required for the Transaction, all of our initial stockholders, directors and officers have agreed to vote the shares of NAIL Common Stock then owned by them, including any shares of NAIL Common Stock offered in NAIL’s IPO or acquired following NAIL’s IPO, in accordance with the majority of the shares of NAIL Common Stock voted by the public stockholders other than our initial stockholders. Our initial stockholders will not have any conversion rights attributable to their shares of NAIL Common Stock in the event that the proposed Transaction is approved by a majority of our public stockholders. We will proceed with the proposed Transaction only if (1) a majority of the shares of NAIL Common Stock voted by the public stockholders are voted in favor of the Transaction and (2) public stockholders owning less than 20.0% of the shares of NAIL Common Stock issued in NAIL’s IPO exercise their IPO conversion rights. We have structured the proposed Transaction so that the Transaction will proceed and may be consummated even if the maximum number of shares of NAIL Common Stock that may be converted to cash in connection with the Transaction are in fact converted to cash, reducing the amount of cash ultimately available to consummate the Transaction by up to approximately 20.0%. However, we will not proceed with the Transaction if public stockholders owning 20.0% or more of the shares of NAIL Common Stock issued in NAIL’s IPO both vote against the Transaction and exercise their IPO conversion rights, even if public stockholders holding a majority of the shares of NAIL Common Stock vote in favor of the Transaction.

IPO conversion rights

In connection with seeking stockholder approval of the Transaction, we are offering each public stockholder the right to have the stockholder’s shares of NAIL Common Stock converted into cash if the stockholder votes against the Transaction and the Transaction is nevertheless approved and completed. The per share conversion price will be calculated as of two business days prior to the consummation of the Transaction, and will equal the amount in the trust account divided by the number of shares of NAIL Common Stock issued in NAIL’s IPO (14,375,000). As of September 30, 2007, $114,337,202 (or approximately $7.93 per share), net of taxes payable, was in the trust account.

An eligible stockholder may request conversion at any time after the mailing to our stockholders of this Proxy Statement and prior to the vote taken with respect to the proposed Transaction at the Annual Meeting. However, a conversion request will not be granted unless (1) the stockholder votes against the Transaction and (2) the Transaction is nevertheless approved by at least a majority of our stockholders and completed. Any request for conversion, once made, may be withdrawn at any time up to the date of the Annual Meeting. It is anticipated that the funds to be distributed to eligible stockholders who elect conversion will be distributed promptly after completion of the Transaction. Public stockholders who so convert their NAIL Common Stock will still have the right to exercise the warrants that they received as part of the units issued in NAIL’s IPO. We will not complete the proposed Transaction if our public stockholders owning 20.0% or more of the shares of NAIL Common Stock issued in NAIL’s IPO both vote against the Transaction and exercise their IPO conversion rights.

Liquidation if no Business Combination

As a result of having executed the Securities Purchase Agreement, the deadline for NAIL to consummate a business combination was extended to March 27, 2008. If we do not consummate the Transaction by March 27, 2008, we will liquidate unless the period within which to consummate a business combination is extended by an amendment to our Amended and Restated Certificate of Incorporation by the affirmative vote of holders of at least 80.0% of the outstanding shares of NAIL Common Stock. Upon liquidation we will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount then on deposit in the trust account, inclusive of (1) the deferred underwriting discount, equal to 2.5% of the gross proceeds of NAIL’s IPO, released to our underwriters out of the proceeds of NAIL’s IPO, (2) the proceeds from the sale of the D&O rights and (3) any interest earned on the trust account (net of taxes payable) that was not released to us, plus any remaining net assets. If the Transaction is terminated, we will lose the extension to March 27, 2008.

All of our initial stockholders, directors and officers have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of NAIL Common Stock beneficially owned and acquired by them prior to NAIL’s IPO. They will participate in any liquidation distribution with respect to any shares of NAIL Common Stock acquired in connection with or following NAIL’s IPO. There will be no distribution from the trust account with respect to the warrants, and all rights with respect to the warrants will effectively terminate upon our liquidation.

If we were to expend all of the net proceeds of NAIL’s IPO, based on December 13, 2007 data, the initial per share liquidation price would be approximately $7.95, or $0.05 less than the per unit initial public offering price of $8.00. The offering proceeds deposited in the trust account could, however, become subject to the claims of our creditors, and the claims would have a preference over the claims of our public stockholders in the event of a liquidation. In the event of liquidation, the actual per share liquidation price may be less than approximately $7.95, due to claims of creditors. Each of Messrs. Scott A. Levine, William R. de Jonge, Francis E. Lauricella and Laurence N. Strenger (our former director) and Ms. Paula S. Butler has agreed pursuant to an agreement with us and CRT Capital Group LLC, representative of the underwriters for NAIL’s IPO, that, if we liquidate prior to the consummation of a business combination, they will be personally liable, on a joint and several basis, to ensure that the proceeds of the trust account are not reduced by the claims of vendors for services rendered or products sold to us as well as claims of prospective target businesses for fees and expenses of third parties that we have agreed in writing to pay in the event we do not complete a combination with the business. These obligations of Messrs. Levine, de Jonge, Lauricella, and Strenger and Ms. Butler will remain in place even if the period within which to consummate a business combination is extended by an amendment to our Amended and Restated Certificate of Incorporation. However, Messrs. Levine, de Jonge, Lauricella, and Strenger and Ms. Butler may not be able to satisfy their obligations.

Prior to completion of the Transaction, we will seek to have all third parties with whom we engage in business, including any vendors, prospective target businesses or other entities, enter into agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders. In the event that a third party were to refuse to enter into the waiver, our decision to engage the third party or to enter into discussions with the target business would be based on our management’s determination that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to enter into the waiver.

Our public stockholders will be entitled to receive funds from the trust account only in the event of our liquidation or if the stockholders seek to convert their respective shares of NAIL Common Stock into cash in connection with the Transaction and the Transaction is actually completed. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

Government Regulation of the Insurance Industry

The insurance operations of both insurance companies, and insurance agents and brokers, are subject to a wide variety of insurance and other laws and regulations. Such laws and regulations are generally designed to ensure financial solvency of insurance companies, as well as fair and adequate service and treatment for policyholders. An insurance company or other insurance entity (including agents and brokers) conducting an insurance business in the U.S. is subject to state insurance legislation and insurance regulations promulgated by state insurance departments charged with ensuring compliance with such legislation. An insurance entity will be subject to insurance legislation and regulations in each state in which the entity is domiciled, licensed and/or transacts insurance. Insurance business conducted outside the U.S. is regulated by foreign insurance regulators pursuant to applicable foreign insurance laws.

U.S. insurance statutes and regulations provide state insurance departments broad administrative powers with respect to, among other things:

•	licensing insurance companies, brokers and agents to transact business;

•	mandating certain insurance benefits;

•	regulating certain premium rates;

•	reviewing and approving policy forms;

•

regulating unfair trade and claims practices, including through the imposition of restrictions on marketing and sales practices, distribution arrangements, payment of and disclosures regarding commissions and fees and payment of inducements;

•	regulating advertising;

•	protecting privacy;

•	establishing statutory capital and reserve requirements and solvency standards;

•	fixing maximum interest rates on insurance policy loans and minimum rates for guaranteed crediting rates on life insurance policies and annuity contracts;

•	approving changes in control of insurance companies;

•	calculating the value of assets to determine compliance with statutory requirements;

•	restricting the payment of dividends and other transactions between affiliates; and

•	regulating the types, amounts and valuation of investments.

Insurance companies and other insurance entities are required to obtain individual or business entity licenses in each state in which they will transact insurance or act as an insurance company, broker, agent, third party administrator, managing general agent, reinsurance intermediary or claims adjuster. The requirements for operating in particular states and countries (and applicable limitations on so operating) vary according to the licensing requirements of the particular state or country. Depending on the jurisdiction or jurisdictions in which we operate, this may require that we operate in a given state or country through a local corporation. In a few states and countries, licenses are issued only to individual residents or locally owned business entities. In such cases, we would expect to enter into arrangements with residents or business entities licensed to act in the state or country.

In the United States, state insurance departments typically monitor compliance with applicable insurance legislation and regulations through periodic regulatory reporting procedures and examinations of insurance entities, including insurance companies and agents/brokers. Quarterly and annual financial reports submitted by insurance companies to state regulators in the U.S. utilize statutory accounting principles, which differ in important respects from U.S. generally accepted accounting principles. Statutory accounting principles, in keeping with the intent to assure protection of policyholders, are based on a liquidation concept, while U.S. generally accepted accounting principles are based on a going-concern concept.

State insurance regulators in the United States are members of the National Association of Insurance Commissioners, or the NAIC. The NAIC seeks to promote uniformity of, and to enhance the state regulation of, insurance throughout the United States. The NAIC and several states have proposed regulations and/or laws that would prohibit agent or broker practices that have been the focus of recent investigations of broker compensation in the State of New York and elsewhere. The NAIC has adopted a Compensation Disclosure Amendment to its Producers Licensing Model Act, which, if adopted by the states, would require disclosure by agents or brokers to customers that insurers will compensate the agents or brokers for the placement of insurance and documented acknowledgement of this arrangement in cases where the customer also compensates the agent or broker. Some larger states, including California and New York, are considering additional provisions that would require the disclosure of the amount of compensation and/or require (where an agent or broker represents more than one insurer) placement of the “best coverage.” We cannot predict how many states, if any, may promulgate the NAIC amendment or similar regulations or the extent to which these regulations may have an adverse impact on a target business.

Recently, the insurance industry has become the focus of increased scrutiny by regulatory and law enforcement authorities concerning certain practices within the insurance industry. This scrutiny includes the commencement of investigations and other proceedings by the New York State Attorney General and other governmental authorities relating to allegations of improper conduct in connection with the payment of, and disclosure with respect to, contingent commissions paid by insurance companies to intermediaries, the solicitation and provision of fictitious or inflated quotes, the use of inducements to brokers or companies in the sale of insurance products and the accounting treatment for finite insurance and reinsurance or other non-traditional or loss mitigation insurance and reinsurance products. The SEC recently initiated industry-wide inquiries regarding market timing and late trading in mutual funds and variable annuity contracts, variable annuity sales practices/exchanges and electronic communication document retention practices. One possible result of these investigations and attendant lawsuits is that many insurance industry practices and customs may change, including the manner in which insurance is marketed and distributed through independent brokers and agents. These changes could adversely affect a target business’ ability to implement its business strategy, which could adversely affect its growth and profitability.

Currently, the U.S. federal government generally does not directly regulate the business of insurance. However, federal initiatives, such as federal terrorism backstop legislation, also may impact the insurance industry, and federal legislation and administrative policies may significantly and adversely affect insurance companies. These policies include financial services regulation, securities regulation, pension regulation, privacy, tort reform legislation and taxation. In addition, various forms of direct federal regulation of insurance have been proposed. These proposals include measures to provide an optional federal charter for insurance companies and bills such as The National Insurance Act which would provide for a dual system of state and federal supervision of insurance companies, agencies and brokerages. We cannot predict whether this or other proposals will be adopted, or what impact, if any, the proposals or (if enacted) the laws, could have on the business, financial condition or results of operations of a target business.

Competition

If we succeed in effecting the Transaction, we will in all likelihood face competition from competitors of the Deep South Companies. This competition is based on a number of factors, including the breadth, prices and features of products offered, commission structures, business capabilities, name recognition and the quality, credit rating and claims-paying record of the insurance companies with which the Deep South Companies place insurance. Some of these competitors may have greater financial resources with which to compete and a greater market share.

Facilities

We do not own any real estate or other physical properties. Our headquarters are located at 885 Third Avenue, 31st Floor, New York, New York 10022. Under an office administration agreement between Ampton, a private advisory and investment firm, and us, Ampton furnishes us with office facilities, equipment and clerical services at the facilities in exchange for a payment of $10,000 per month. The office administration agreement may be terminated by either party without penalty upon 60 days’ prior written notice to the other party. We believe, based on our management’s experience, that our office facilities are suitable and adequate for our business prior to the consummation of the proposed Transaction.

Employees

We currently have three officers, two of whom are also members of our board of directors. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. We do not intend to have any full-time employees prior to the consummation of the proposed Transaction.

Periodic Reporting and Audited Financial Statements

NAIL has registered its securities under the Exchange Act and has reporting obligations, including the requirement to file annual and quarterly reports with the SEC. In accordance with the requirements of the Exchange Act, NAIL’s annual reports contain financial statements audited and reported on by NAIL’s independent registered public accountant. NAIL has filed with the SEC an annual report on Form 10-K for the fiscal year ended June 30, 2007, a copy of which is being provided with this Proxy Statement as NAIL’s Annual Report to Stockholders. Such Annual Report is not incorporated in this Proxy Statement by reference.

NAIL’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with NAIL’s financial statements and related notes thereto appearing elsewhere in this Proxy Statement.

Overview

We are a “blank check” company that was organized under the laws of the State of Delaware on August 8, 2005. We were formed to effect a merger, capital stock exchange, asset acquisition, stock purchase and/or other similar transaction with one or more businesses in the insurance or insurance services industry in North America, which we refer to as a “business combination.” We have not generated revenue to date other than interest income. We are considered to be in the development stage and are subject to the risks associated with activities of development stage companies. Since NAIL’s IPO in March 2006, we have been actively engaged in sourcing a suitable business combination candidate. We have met with target companies, service professionals and other intermediaries to discuss our company, the background of our management and our combination preferences. As discussed below and elsewhere in this Proxy Statement, on August 10, 2007, we announced that we had entered into an agreement to acquire the Deep South Companies and certain assets and associated liabilities of DSH relating to the business of the Deep South Companies. However, as of the date of filing of this Proxy Statement, we have not consummated any business combination. We have selected June 30 as our fiscal year end. Our securities trade on the AMEX.

Recent Developments

On August 10, 2007, we announced that we had entered into the Securities Purchase Agreement with DSH, NAIL Acquisition Corp. and Mr. Disiere. Pursuant to the Securities Purchase Agreement, (1) NAIL Acquisition Corp. will purchase from DSH all of the outstanding ownership interests of the Deep South Companies, as well as certain assets of DSH relating to the business of the Deep South Companies, such as contracts, leases, intellectual property and fixed assets, and (2) NAIL Acquisition Corp. will assume from DSH certain liabilities associated with such assets of DSH that are purchased. Following the consummation of the Transaction, NAIL Acquisition Corp. will own 100.0% of the outstanding ownership interests of the Deep South Companies.

The Deep South Companies are a leading managing general agency distributing various lines of commercial property and casualty insurance primarily in the southeastern and southwestern regions of the United States. The Deep South Companies together operate a full service managing general agency that underwrites and manages various lines of commercial property and casualty insurance, including commercial auto coverages, which they market to independent retail insurance agents in 24 states. The Deep South Companies are: Deep South Surplus, Inc., a Louisiana corporation, Deep South Surplus of Georgia, Inc., a Georgia corporation, Deep South Surplus of Arkansas, Inc., an Arkansas corporation, Deep South Surplus of Tennessee, Inc., a Tennessee corporation, Deep South Surplus of Colorado, Inc., a Colorado corporation, Deep South Surplus of Ohio, Inc., an Ohio corporation, Deep South Surplus of New Mexico, Inc., a New Mexico corporation, Deep South Surplus of Florida, Inc., a Florida corporation, Deep South Surplus of Oklahoma, Inc., an Oklahoma corporation, Deep South Surplus of California, Inc., a Texas corporation, Southern National Risk Management, Inc., a Louisiana corporation, Deep South Surplus of Texas, L.P., a Texas limited partnership and Deep South Surplus of Texas Management, LLC, a Texas limited liability company.

Under the terms of the Securities Purchase Agreement, we will acquire the Deep South Companies and certain assets and associated liabilities of DSH relating to the business of the Deep South Companies for an initial payment of approximately $111.7 million. The initial consideration will be equal to 5.94 times the pro forma EBITDA of the Deep South Companies for the twelve month period ended December 31, 2007, subject to adjustment as set forth in the Securities Purchase Agreement. The initial payment will be comprised of approximately 82.5% cash and approximately 17.5% shares of NAIL Common Stock. DSH will have the opportunity to receive up to an additional approximately $63.3 million in cash and NAIL Common Stock through an earn out arrangement based on the future financial performance of the Deep South Companies over the twelve month periods ending December 31, 2008 and 2009.

The Securities Purchase Agreement has been approved and adopted by NAIL’s board of directors, but is subject to customary closing conditions, including, among others, the approval of our stockholders. NAIL and NAIL Acquisition Corp. have entered into an employment agreement with Mr. Disiere that will become effective as of the consummation of the Transaction; and will at the consummation of the Transaction also enter into employment agreements with certain key executives of the Deep South Companies. In addition, at the consummation of the Transaction, the parties will enter into various other agreements, including an escrow agreement with respect to certain payments that may apply post-closing in the event of an adjustment to the earnings or working capital of the Deep South Companies, an assignment and assumption agreement with respect to the assets to be acquired by NAIL Acquisition Corp. from DSH and a Registration Rights Agreement and Lock-Up Agreement with respect to certain shares of NAIL Common Stock issued to DSH in the Transaction and issued to Mr. Disiere pursuant to his employment agreement. The Company expects to pay transaction fees and expenses for the DSH acquisition of approximately $3 million. Such fees will include legal and investment banking fees contingent upon the closing of the Transaction. As of September 30, 2007, the Company had $196,713 in deferred acquisition costs relating to the Transaction.

We expect that the Transaction will be consummated in the first quarter of 2008 and that the combined company will operate under the name Deep South Group, Inc., will be headquartered in Dallas, Texas and will trade on the AMEX. However, if we do not complete the Transaction by March 27, 2008, we will be forced to liquidate unless the period within which to consummate a business combination is extended by an amendment to our Amended and Restated Certificate of Incorporation by the affirmative vote of holders of at least 80.0% of the outstanding shares of NAIL Common Stock.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

On March 27, 2006, we consummated NAIL’s IPO of 14,375,000 units including the over-allotment option and received gross proceeds of $115.0 million. The underwriters were paid fees of 4.5% of the gross proceeds, or approximately $5.2 million, and have agreed to defer an additional approximately $2.9 million of their underwriting fees until the consummation of a business combination. Upon the closing of the offering, approximately $110.0 million was placed in the trust account, including approximately $2.9 million of deferred underwriting fees and $1.7 million from the March 2006 private placement of rights to our directors at that time and officers and the spouse of sale of D&O rights. The balance in the trust account including interest on September 30, 2007 was $114,337,202 (or approximately $7.93 per share), net of taxes payable.

We intend to use most of the net proceeds of NAIL’s IPO to effect the Transaction, including structuring, negotiating and consummating the Transaction. To the extent that NAIL Common Stock is used in part as consideration to effect the Transaction, we intend to use the proceeds held in the trust account as well as any other net proceeds not expended for general corporate purposes, which may include financing and growing the operations of the Deep South Companies, paying dividends to our stockholders and repurchasing shares of NAIL Common Stock and warrants.

Net income for the twelve month period ended June 30, 2007 was approximately $2.4 million and consisted of interest income of approximately $5.7 million earned predominantly on the trust account, offset by an approximate $2.3 million provision for taxes and approximately $0.9 million of general and administrative expenses (primarily attributable to $216,707 of due diligence expenses, $208,500 of legal and accounting expenses, $197,698 of insurance expense, $120,000 of fees for a monthly administrative services agreement that commenced January 1, 2006 and $109,075 of travel expenses). Net income attributable to common stockholders was approximately $2.0 million after allowing for the $457,077 accretion of the trust account relating to NAIL Common Stock subject to possible conversion. The accretion was comprised primarily of net investment income, partially offset by the addition of $199,999 to working capital.

Net income for the period since inception on August 8, 2005 to June 30, 2006 was approximately $0.7 million and consisted of interest income of approximately $1.3 million earned predominantly on the trust account, offset by approximately $0.5 million of income tax expense and $145,990 of general and administrative expenses (primarily attributable to $60,000 in fees for a monthly administrative services agreement that commenced January 1, 2006 and $50,826 of insurance expense). Net income attributable to common stockholders was $50,826 after allowing for the $174,454 accretion of the trust account relating to NAIL Common Stock subject to possible conversion. The accretion was comprised primarily of net investment income.

Net income for the three month period ended September 30, 2007 was $577,067 and consisted of interest income of an approximate $1.4 million earned predominantly on the trust account, offset by a $537,393 provision for taxes and $259,817 of general and administrative expenses (primarily attributable to $77,500 of due diligence expenses related to potential acquisitions that are no longer active, $63,414 of legal and accounting expenses, $49,831 of insurance expense, $30,000 of fees for a monthly administrative services agreement and $19,577 of travel expenses). Net income attributable to common stockholders was $410,764 after allowing for the $166,303 accretion of the trust account relating to common stock subject to possible conversion.

Net income for the three month period ended September 30, 2006 was $648,635 and consisted of interest income of an approximate $1.4 million earned predominantly on the trust account, offset by a $552,541 provision for taxes and $220,124 of general and administrative expenses (primarily attributable to $125,000 of legal and accounting fees, $49,830 of insurance expense and $30,000 in fees for a monthly administrative services agreement). Net income attributable to common stockholders was $640,273 after allowing for the $8,362 accretion of the trust account relating to common stock subject to possible conversion.

Net income for the period since inception on August 8, 2005 to September 30, 2007 was an approximate $3.7 million and consisted of interest income of an approximate $8.4 million earned predominantly on the trust account, offset by an approximate $3.4 million provision for taxes and an approximate $1.3 million of general and administrative expenses (primarily attributable to $303,858 of insurance expense, $294,207 of due diligence expenses, $279,896 of legal and accounting expenses, $210,000 in fees for a monthly administrative services agreement that commenced January 1, 2006 and $130,074 of travel expenses. Net income attributable to common stockholders for the period since inception on August 8, 2005 to September 30, 2007 was an approximate $2.9 million after allowing for the $797,834 accretion of the trust account relating to NAIL Common Stock subject to possible conversion.

During each quarter commencing July 1, 2006, up to half of the interest earned on the trust account (net of taxes payable) during the preceding quarter was released to us to cover a portion of our working capital requirements. Under the trust account agreement, the aggregate amount permitted to be released to us may not exceed $1.0 million. This interest and the net proceeds of the offering that were not deposited in the trust account have been used to pay business, legal, and accounting due diligence costs incurred in connection with prospective business combinations and to pay continuing general and administrative expenses. During the twelve month period ended June 30, 2007, $1.0 million of the net interest income that was earned on the trust account during the period had been released.

We believe that we will consummate the Transaction and that we have sufficient available funds outside of the trust account to operate through the consummation of the Transaction. Upon consummation of the Transaction, cash held in the trust account will be released and, after payments to stockholders exercising their IPO conversion rights and payments of amounts due under the Securities Purchase Agreement and other fees and expenses relating to the Transaction, will be available for operations and conduct of the business.

Notwithstanding the above, there can be no assurance that the Transaction will be consummated. While our deadline for consummation of the Transaction has been extended to March 27, 2008, if the Transaction is terminated or we do not otherwise consummate the Transaction by March 27, 2008, we will be forced to liquidate our assets unless the period within which to consummate a business combination is extended by an amendment to our Amended and Restated Certificate of Incorporation by the affirmative vote of holders of at least 80.0% of the outstanding shares of NAIL Common Stock. These conditions raise a substantial doubt about our ability to continue as a going concern.

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with generally accepting accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and revenues and expenses during the periods reported. Actual results could materially differ from those estimates. We have determined that we currently are not subject to any critical accounting policies.

Off-Balance Sheet Arrangements

As of September 30, 2007, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K.

Quantitative and Qualitative Disclosure About Market Risk

To date, our efforts have been limited to organizational activities and activities relating to NAIL’s IPO and the identification of a target business. We have neither engaged in any operations nor generated any revenues. As the proceeds from NAIL’s IPO held in trust have been invested in short term investments, our only market risk exposure relates to fluctuations in interest.

As of September 30, 2007, $114,337,202 of the net proceeds of NAIL’s IPO (including interest) was held in trust for the purposes of consummating a business combination. The proceeds held in trust have been invested in a money market fund at JPMorgan Chase Bank, which invests in United States Treasury Bills, commercial paper and other money market instruments. JPMorgan Chase Bank also acts as trustee. As of September 30, 2007, the effective annualized interest rate payable on our investment was approximately 3.9%.

We have not engaged in any hedging activities since our inception on August 8, 2005. We do not expect to engage in any hedging activities with respect to the market risk to which we are exposed.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined balance sheet combines the historical balance sheets of DSH and NAIL as of September 30, 2007, giving effect to the Transaction as if it had been consummated on September 30, 2007. The following unaudited pro forma condensed combined statement of operations for the year ended June 30, 2007 combines the statement of operations of DSH with the statement of operations of NAIL for the year ended June 30, 2007, giving effect to the Transaction as if it had occurred at July 1, 2006. The following unaudited pro forma condensed combined statement of operations for the three months ended September 30, 2007 combines the statement of operations of DSH with the statement of operations of NAIL for the three months ended September 30, 2007, giving effect to the Transaction as if it had occurred at July 1, 2006.

The historical financial information has been adjusted to give effect to pro forma events that are related and/or directly attributable to the Transaction, are factually supportable and are expected to have a continuing impact on the combined results. Certain events related and attributable to the Transaction will occur at DSH prior to the consummation of the Transaction. Accordingly the adjustments presented on the pro forma condensed combined financial statements have been identified and presented in accordance with their timing to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the Transaction.

We are providing the following information to aid you in your analysis of the financial aspects of the Transaction. NAIL’s balance sheet and statement of operations for the year ended June 30, 2007 have been derived from the audited financial statements of NAIL as of and for the year ended June 30, 2007. The unaudited condensed balance sheet of DSH has been derived from the unaudited financial statements of DSH as of and for the six months ended June 30, 2007. The unaudited condensed statement of operations of DSH for the twelve month period ended June 30, 2007 is derived by adding DSH’s unaudited condensed statement of operations for the six months ended June 30, 2007 to the audited statement of operations for the year ended December 31, 2006 and subtracting DSH’s unaudited condensed statement of operations for the six months ended June 30, 2006. DSH’s pro forma information for the three months ended September 30, 2007 was derived by subtracting the DSH unaudited condensed statement of operations for the six months ended June 30, 2007 from the DSH unaudited condensed statement of operations for the nine months ended September 30, 2007.

This information should be read together with DSH’s and NAIL’s audited and unaudited financial statements and related notes, DSH’s and NAIL’s management’s discussion and analysis of financial condition and results of operations and other financial information included elsewhere in this Proxy Statement.

The unaudited pro forma condensed combined information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. DSH and NAIL have not had any historical relationships prior to the negotiations leading up to the execution of the Securities Purchase Agreement. Accordingly, no pro forma adjustments were required to eliminate activities among the companies.

In the proposed Transaction, NAIL, through NAIL Acquisition Corp., will acquire 100.0% of the outstanding ownership interests of the Deep South Companies, as well as certain assets of DSH relating to the business of the Deep South Companies, comprised of contracts, leases, intellectual property and fixed assets, and will assume from DSH certain liabilities associated with such assets of DSH that are so acquired for an initial payment of approximately $111.7 million comprised of cash and shares of NAIL Common Stock. The initial payment will be equal to an amount in cash and NAIL Common Stock equal to 5.94 times the Governing EBITDA, as defined in the Securities Purchase Agreement, or, in the event that the closing takes place prior to January 31, 2008, the Interim Governing EBITDA, as defined in the Securities Purchase Agreement, up to a maximum amount of $125 million (the “Closing Payment”). The Closing Payment will be comprised of: (x) the number of shares of NAIL Common Stock having a value equal to 20.0% of the Closing Payment less $2,750,000, such number of shares of NAIL Common Stock to be determined based upon a per share price in an amount equal to (i) the value of the trust account as of NAIL’s fiscal quarter ending prior to the consummation of the Transaction, divided by (ii) 14,375,000 (the “Share Consideration”) and (y) an amount in cash equal to 80.0% of the Closing Payment plus $2,750,000 (the “Cash Consideration”), provided that $2.0 million of such Cash Consideration (the “Deep South Escrow Amount”) shall not be paid by NAIL to DSH upon consummation of the Transaction but shall be deposited by NAIL into escrow.

In addition, DSH will have the opportunity to receive an amount equal to $175.0 million minus the Closing Payment, payable in cash or shares of NAIL Common Stock at DSH’s election, through an earn out arrangement based on the future financial performance of the Deep South Companies over the twelve month periods ending December 31, 2008 and 2009.

NAIL and DSH plan to complete the Transaction promptly after the Annual Meeting, provided that:

•	the Transaction is approved at the Annual Meeting;

•	holders of less than 20.0% of the shares of NAIL Common Stock issued in NAIL’s IPO vote against the Transaction and exercise their IPO conversion rights; and

•	other conditions specified in the Securities Purchase Agreement have been satisfied or waived.

The Transaction will be accounted for by NAIL as a business combination with NAIL as the accounting acquirer under the purchase method of accounting. The determination of NAIL as the accounting acquirer has been made based on an evaluation of the relevant factors and circumstances of the Transaction, including among other factors that NAIL’s current stockholders will own approximately 88% (or 86% if 19.99% of NAIL’s public stockholders exercise their IPO conversion rights) of the combined company upon consummation of the Transaction and that certain members of NAIL’s board of directors will continue to serve on the board of directors. Under the purchase method of accounting, the assets and liabilities of DSH acquired by NAIL will be recorded as of the consummation of the Transaction at their respective fair values and added to those of NAIL with any excess being treated as goodwill.

The historical balance sheets and statements of operations of DSH include non-insurance related businesses that NAIL will not be acquiring in the Transaction. These operations include agriculture, oil and gas and real estate. The assets, liabilities and employees related to these non-insurance operations are not included in the Transaction. Accordingly, adjustments on the accompanying pro forma financial statements eliminate these assets and liabilities.

The Closing Payment of approximately $111.7 million for the Transaction was determined based on 5.94 times the Governing EBITDA. This Closing Payment is based on an estimated Governing EBITDA of approximately $18.8 million. Governing EBITDA for use in calculating the actual purchase price will be based on Governing EBITDA for the 12 months ended December 31, 2007. The Closing Payment will be comprised of approximately 82.5% cash and 17.5% shares of NAIL Common Stock. The number of shares of NAIL Common Stock to be issued to DSH will be determined based upon a per share price in an amount equal to the value of the trust account as of NAIL’s fiscal quarter ending prior to the consummation of the Transaction, divided by 14,375,000. The value of the NAIL Common Stock used in calculating the purchase price on the accompanying pro forma balance sheet is based on $7.71 per share which is equal to the average closing market price of the NAIL Common Stock for a period of two days prior and two days subsequent to the date the terms of the Transaction were agreed to and announced.

The allocation of the purchase price including the evaluation and computation of deferred taxes, if any, resulting from the Transaction reflected in the unaudited pro forma condensed combined financial statements is preliminary and subject to change based on finalization of NAIL’s valuation of the acquired assets and liabilities of DSH. The pro forma information presented for the purchase price allocation is based on preliminary estimates of the fair values of assets acquired and liabilities assumed in connection with the Transaction. These preliminary estimates are based on available information and certain assumptions we consider reasonable and may be revised as additional information becomes available. These preliminary valuation estimates were derived by management and are reflected in the fair values in these unaudited pro forma condensed combined financial statements. The final purchase price allocation for the Transaction will be dependent upon the finalization of asset and liability valuations, which may depend in part on prevailing market rates and conditions. A final determination of these fair values will include assistance provided by an independent appraiser, and will be completed subsequent to the consummation of the Transaction. These final valuations will be based on the actual net tangible and intangible assets that existed as of the consummation of the Transaction. Any final adjustments may change the allocations of purchase price, which could affect the fair value assigned to the assets acquired and liabilities assumed and could result in a material change to the unaudited pro forma condensed combined financial statements, including recording intangibles, and recognition of amortization expense.

Separate pro forma information has been presented to account for the following circumstances: (1) that no holders of NAIL Common Stock exercise their IPO conversion rights upon the consummation of the Transaction, and (2) that holders of 19.99% of the shares of NAIL Common Stock issued in NAIL’s IPO exercise their IPO conversion rights upon the consummation of the Transaction at a conversion price of $7.93 per share, which is based on the amount held in the trust account as of September 30, 2007. The basis of presentation described in (2) is based on the possibility that holders of up to a maximum of 19.99% of the shares of NAIL Common Stock issued in NAIL’s IPO may exercise their IPO conversion rights and that the conversion price as of September 30, 2007 would be approximately $7.93 per share, or a total of approximately $22.8 million. Should holders of 20.0% or more of NAIL Common Stock exercise their IPO conversion rights and vote against the Transaction, the Transaction cannot be consummated.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2007

	DSH	DSH Adjustments		Adjusted DSH	NAIL	Acquisition Adjustments		Combined (Assuming No Conversion)	Adjustments For Maximum Conversion		Combined (Assuming Max Conversion)
Assets
Current Assets
Cash and cash equivalents	$123,358			$1,775,044	$169,199	$114,337,202	(b)	$16,644,345	$22,787,827	(g)	$16,644,345
		1,651,686	(a.1)						(22,787,827	)(g)
						(2,875,000	)(c)
						(92,087,600	)(d)
						(4,674,500	)(d)
Restricted Cash	13,915,064	13,564,812	(a.2)	27,479,876	—			27,479,876			27,479,876
Cash held in Trust Account					114,337,202	(114,337,202	)(b)	—			—
Accounts Receivable–Trade	31,412,268	(8,007,900	)(a.3)	23,404,368	—			23,404,368			23,404,368
Deposits	326,761	(171,588	)(a.3)	155,173	—			155,173			155,173
Prepaid expenses	144,986			144,986	97,660	—		242,646			242,646
Marketable Securities	154,680			154,680				154,680			154,680
Deferred acquisition costs					196,713	(196,713	)(d)	—			—
Accounts Receivable–Other	5,169,526	(5,169,526	)(a.3)	—	—	—		—			—

Total	51,246,643	1,867,484		53,114,127	114,800,774	(99,833,813)		68,081,088	—		68,081,088
Other Assets
Property and equipment	1,855,840	570,178	(a.3)	2,426,018	—			2,426,018			2,426,018
Investment in property	3,308,151	(3,308,151	)(a.3)	—	—			—			—
Notes Receivable from partner	3,292,028	(3,292,028	)(a.3)	—	—			—			—
Notes receivable–Affiliates	17,110,725	(17,110,725	)(a.3)	—	—			—			—
Other assets	1,826,082	(1,826,082	)(a.3)	—	—			—			—
Other Intangible Assets						32,549,984	(d)	32,549,984			32,549,984
Goodwill					—	79,247,162	(d)	79,247,162			79,247,162

Total assets	$78,639,469	$(23,099,324)		$55,540,145	$114,800,774	$11,963,333		$182,304,252	$—		$182,304,252

Liabilities and Stockholders’ Equity

Current Liabilities
Accounts payable	$3,176,573			$3,176,573	$52,640			$3,229,213			$3,229,213
Accrued expenses	1,110,934			1,110,934	—			1,110,934			1,110,934
Deposits	1,269,405	—		1,269,405	—	—		1,269,405	—		1,269,405
Credit facility	—			—					22,787,827	(g)	22,787,827
Current portion of L/T Debt	242,780	118,222	(a.3)	361,001	—			361,001			361,001
Deferred underwriting fee	—			—	2,875,000	(2,875,000	)(c)	—			—
Accounts payable– Trade	45,327,332			45,327,332	—			45,327,332			45,327,332
Taxes Payable	—				367,100			367,100			367,100

Total	51,127,024	118,222		51,245,245	3,294,740	(2,875,000)		51,664,985	22,787,827		74,452,812
Long-Term Liabilities											—
Notes payable	324,753	(160,833	)(a.3)	163,921	—			163,921			163,921

Total liabilities	$51,451,777	$(42,611)		$51,409,166	$3,294,740	$(2,875,000)		$51,828,906	$22,787,827		$74,616,733

Common stock, subject to possible conversion					22,787,827	(22,787,827	)(f)	—			—
Equity								—			—
Partner’s Capital	27,187,692	(23,056,713	)(a.1-3)	4,130,979		(4,130,979	)(e)	—			—
Retained earnings					3,665,252			3,665,252			3,665,252
Common stock					1,797	246	(d)	2,043	(287	)(g)	1,756
Additional paid-in capital					85,051,158	18,969,066	(d)	126,808,051	(22,787,540	)(g)	104,020,512
						22,787,827	(f)

Total equity	27,187,692	(23,056,713)		4,130,979	88,718,207	37,626,160		130,475,346	(22,787,827)		107,687,519

Total liabilities and equity	$78,639,469	$(23,099,324)		$55,540,145	$114,800,774	$11,963,333		$182,304,252	$—		$182,304,252

See Notes to Unaudited Pro Forma Condensed Combined Balance Sheet

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2007

The unaudited condensed combined pro forma balance sheet combines the balance sheets of DSH and NAIL as of September 30, 2007 assuming that the Transaction had been consummated as of September 30, 2007. The historical balance sheets used in the preparation of the pro forma financial statements have been derived from DSH’s unaudited financial statements and NAIL’s unaudited financial statements as of September 30, 2007 included elsewhere in this Proxy Statement.

Pro forma adjustments are necessary to record (i) certain events related or attributable to the Transaction which have occurred at DSH prior to consummation of the Transaction and (ii) the accounting upon consummation of the Transaction. No pro forma adjustments were required to conform DSH’s accounting policies to NAIL’s accounting policies. Descriptions of the adjustments included in the unaudited pro forma condensed combined balance sheet are as follows:

DSH Adjustments Related to the Transaction

Reflects adjustments to reflect assets and liabilities that will be retained by DSH per the Securities Purchase Agreement as follows:

(a.1)	In accordance with the Securities Purchase Agreement, a cash contribution will be made to DSH in an amount necessary to achieve a working capital balance of $2,000,000 on the adjusted DSH closing balance sheet.

(a.2)	In accordance with the Securities Purchase Agreement, a cash contribution will be made to DSH in the amount of the profit sharing commission that is due to DSH from the QBE affiliated insurance companies but is unpaid as of December 31, 2007. Historically, the profit sharing commission has been netted in determining amounts payable to such companies.

(a.3)	Prior to consummation of the Transaction, DSH and the Deep South Companies shall consummate those asset and liability transfers and payments and intercompany transactions as required by the Securities Purchase Agreement. These adjustments represent items that are to be retained by DSH and thus will not be included in the adjusted balance sheet of the Deep South Companies after consummation of the Transaction.

Transaction Adjustments

(b)	Reflects the release of NAIL’s restricted cash held in trust and the transfer of the balance to cash and cash equivalents, assuming no holders of NAIL Common Stock exercise their IPO conversion rights and vote against the Transaction.

(c)	Reflects payment of the deferred underwriting fee.

(d)	Estimated total purchase price of $115,928,125: Gives effect to (i) (A) the issuance of 2,460,352 shares of NAIL Common Stock and (B) a cash payment of $92,087,600 (80.0% of the Closing Payment of $111,672,000 plus $2,750,000) and (ii) the payment of $4,674,500 of estimated acquisition costs.

The total estimated purchase price of $115,928,125 is comprised of (i) the $18,969,312 fair value (or approximately $7.71 per share of NAIL Common Stock based on the average closing market price of the NAIL Common Stock for a period of two days prior and two days subsequent to the date the terms of the Transaction were agreed to and announced (ii) the $92,087,600 payment in cash and (iii) estimated Transaction costs of approximately $4,900,000 directly attributable to the Transaction, of which $196,713 have been incurred and paid as of September 30, 2007. In addition, the Securities Purchase Agreement also provides that DSH will have the opportunity to receive an amount equal to $175.0 million minus the Closing Payment, payable in cash or shares of NAIL Common Stock at DSH’s election, through an earn out arrangement based on the future financial performance of the Deep South Companies over the twelve month periods ending December 31, 2008 and 2009. Such consideration, if any, will be included in the purchase price upon resolution of the contingencies.

The components of the estimated purchase price are summarized as follows:

Cash	$92,087,600
Common Stock	18,969,312
Deferred acquisition costs	196,713
Estimated additional acquisition costs	4,674,500

Total	$115,928,125

In accordance with Statement of Financial Accounting Standards No. 141, “Business Combination,” under the purchase method of accounting, the total estimated purchase price for the Deep South Companies is allocated to the Deep South Companies’ net tangible and intangible assets based on their estimated fair values as of the date of the consummation of the Transaction. The estimated purchase price included on the accompanying unaudited pro forma condensed combined balance sheet is based on the preliminary allocation of purchase price to the estimated fair values of assets and liabilities acquired, and subject to material changes upon receipt of the final valuation as described in the introduction to these unaudited pro forma condensed combined financial statements.

The preliminary estimate of the purchase price allocation, including recognition of goodwill and intangibles, is as follows:

DSH
Current assets acquired	$53,114,127
Property and equipment, net	2,426,018
Other intangible assets	32,549,984
Goodwill	79,247,162
Assumed liabilities	(51,409,166)

Net assets acquired	$115,928,125

Subject to verification by independent appraisal post Transaction, the breakdown of the purchase price in excess of net assets has been allocated on a preliminary basis as follows:

Type	Estimated Fair Value	Amortization Period/Type
Goodwill	$79,247,162	None
Customer contracts	$24,917,284	10 years – Straight line
Non-compete agreements	$4,382,700	5 years – Straight line
Intellectual property	$3,250,000	10 years – Straight line

Total purchase price in excess of net assets acquired	$111,797,146

In accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” goodwill and intangible assets with indefinite lives resulting from business combinations completed are not amortized but instead are tested for impairment at least annually (more frequently if certain indicators are present). In the event that the management of NAIL determines that the value of goodwill or intangible assets with indefinite lives has become impaired, NAIL will incur a charge for the amount of impairment during the fiscal quarter in which the determination is made.

Upon consummation of the Transaction the Company will account for intangible assets under the provisions of SFAS No. 142. The Company will follow the impairment provisions and disclosure requirements of SFAS No. 142. Accordingly, intangible assets will be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.

(e)	Reflects the elimination of DSH’s historical partners’ capital account and the resulting adjustment to purchase price in excess of the net assets acquired.

(f)	Reflects the reclassification of the conversion value of NAIL Common Stock subject to conversion and accreted interest to stockholders’ equity.

(g)	Reflects the payment of cash to the maximum amount of holders of NAIL Common Stock exercising their IPO conversion rights as consideration for the return and cancellation of their shares of NAIL Common Stock. If the maximum amount of holders of NAIL Common Stock exercise their IPO conversion rights, NAIL will have to secure debt financing to provide sufficient cash for such conversion. The pro forma adjustment reflects the recognition of a liability associated with such circumstance.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2007

	DSH	NAIL	Pro forma Adjustments		Combined	Adjustments For Maximum Conversion		Combined (Assuming Max Conversion)
Revenues:
Policy Fees and commissions	$13,735,346	$1,374,277	$(1,225,513	)(n)	$13,884,110	$(398,787	)(q)	$13,485,323
Operating expenses:
Rent	579,129	—			579,129			579,129
Salaries and wages	4,979,075	—	(238,048	)(h)	4,741,027			4,741,027
Commissions to agents	—	—			—			—
Depreciation	206,265	—			206,265			206,265
Amortization	—	—	923,317	(i)	923,317			923,317
Legal and professional	605,255	63,414	(919,701	)(j)	(251,032)			(251,032)
Insurance	550,939	49,831	(7,335	)(k)	593,435			593,435
Other general and administrative expenses	2,642,619	146,572	(46,469	)(l)	2,742,722			2,742,722
			88,197	(m)	88,197			88,197

Total operating expenses	9,563,282	259,817	(200,039)		9,623,060	—		9,623,060

Operating Income	4,172,064	1,114,460	(1,025,474)		4,261,050	(398,787)		3,862,263

Other income (expense):
Interest expenses	(3,699)				(3,699)			(3,699)

Total other income (expense)	(3,699)	—	—		(3,699)	—		(3,699)

Net income before income taxes	$4,168,365	$1,114,460	$(1,025,474)		$4,257,351	$(398,787)		$3,858,564

Provision for income taxes	—	537,393	(537,393	)(o)	—			—
			1,915,830	(p)	1,915,830	(179,454)		1,736,376
Net Income	$4,168,365	$577,067	$(2,403,911)		$2,341,521	$(219,333)		$2,122,189

Weighted average number of shares outstanding:
Basic		17,968,750	2,460,352		20,429,102	(2,874,999)		17,554,103
Diluted		17,968,750	2,460,352		20,429,102	(2,874,999)		17,554,103
Net (loss) income per common share:
Basic		$0.03			$0.11			$0.12

Diluted		$0.03			$0.11			$0.12

See Notes to Unaudited Pro Forma Condensed Combined Statement of Operations

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2007

The unaudited pro forma condensed combined statement of operations for the three months ended September 30, 2007 combines the statement of operations of DSH for the three month period ended September 30, 2007 and the statement of operations of NAIL for the three months ended September 30, 2007.

Descriptions of the adjustments included in the unaudited pro forma condensed combined statements of operations are as follows:

(h)	Reflects salary and benefits of non-insurance related personnel that will not be assumed by NAIL upon consummation of the Transaction.

(i)	Reflects the amortization expense relating to management’s estimated intangible assets to be recognized in the Transaction.

(j)	Reflects professional fees for non-insurance related work that will not be assumed by NAIL upon consummation of the Transaction.

(k)	Reflects insurance expense that will not be assumed by NAIL upon consummation of the Transaction.

(l)	Reflects other general expenses that will not be incurred in the operations of the combined entity. These expenses include costs relating to the operation and maintenance of aircraft and a boat, licenses, fees and charitable contributions.

(m)	Reflects additional costs relating to the lease of an aircraft and additional corporate travel.

(n)	Reflects a reduction of NAIL’s interest income due to the payment of cash from the trust account for the cash payment of approximately $92 million to DSH, approximately $2.9 million to the underwriters and approximately $4.6 million of estimated transaction costs. The estimate of reduction in interest income is based on the combined entity having approximately $99.5 million less in cash and cash equivalents, assuming an average rate of return consistent with that earned by NAIL of approximately 5.0% for the three months ended September 30, 2007.

(o)	Reflects the reduction of NAIL’s provision for income taxes.

(p)	Reflects the provision for income taxes on the total net income at an estimated rate of 45.0% which contemplates federal, state, and local taxes.

(q)	Interest expense incurred on additional debt financing used for payment of cash to the maximum amount of holders of NAIL Common Stock exercising their IPO conversion rights as consideration for the return and cancellation of their shares of NAIL Common Stock (approximately $22.8 million with an interest rate of 7.0%).

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED JUNE 30, 2007

	DSH	NAIL	Pro forma Adjustments		Combined	Adjustments For Maximum Conversion		Combined (Assuming Max Conversion)
Revenues:
Policy Fees and commissions	$53,693,579	$5,654,088	$(5,243,834	)(n)	$54,103,833	$(1,595,148	)(q)	$52,508,685
Operating expenses:
Rent	1,891,499	—			1,891,499			1,891,499
Salaries and wages	22,726,685	—	(952,192	)(h)	21,774,493			21,774,493
Commissions to agents	—	—			—			—
Depreciation	530,102	—			530,102			530,102
Amortization	—	—	3,693,268	(i)	3,693,268			3,693,268
Legal and professional	3,456,684	208,500	(765,114	)(j)	2,900,070			2,900,070
Insurance	1,342,617	197,698	(29,340	)(k)	1,510,975			1,510,975
Other general and administrative expenses	9,286,424	530,049	(2,666,856	)(l)	7,149,617			7,149,617
			555,664	(m)	555,664			555,664

Total operating expenses	39,234,011	936,247	(164,571)		40,005,687	—		40,005,687

Operating Income	14,459,568	4,717,841	(5,079,264)		14,098,145	(1,595,148)		12,502,997

Other income (expense):
Interest expenses	(16,628)				(16,628)			(16,628)

Total other income (expense)	(16,628)	—	—		(16,628)	—		(16,628)

Net income before income taxes	$14,442,940	$4,717,841	$(5,079,264)		$14,081,517	$(1,595,148)		$12,486,369

Provision for income taxes	—	2,292,513	(2,292,513	)(o)	—			—
			6,336,675	(p)	6,336,675	(717,817)		5,618,858
Net Income	$14,442,940	$2,425,328	$(9,123,426)		$7,744,842	$(877,331)		$6,867,511

Weighted average number of shares outstanding:
Basic		17,968,750	2,460,352		20,429,102	(2,874,999)		17,554,103
Diluted		17,968,750	2,460,352		20,429,102	(2,874,999)		17,554,103
Net (loss) income per common share
Basic		$0.13			$0.38			$0.39

Diluted		$0.13			$0.38			$0.39

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENT OF OPERATIONS

FOR THE YEAR ENDED JUNE 30, 2007

The unaudited pro forma condensed combined statement of operations for the year ended June 30, 2007 combines the statement of operations of DSH for the twelve month period ended June 30, 2007 and the statement of operations of NAIL for the year ended June 30, 2007, assuming that the Transaction occurred at the beginning of the periods presented. The unaudited condensed statement of operations of DSH for the twelve month period ended June 30, 2007 is derived by adding DSH’s unaudited condensed statement of operations for the six months ended June 30, 2007 included elsewhere in this Proxy Statement to the audited statement of operations for the year ended December 31, 2006 included elsewhere in this Proxy Statement and subtracting DSH’s unaudited condensed statement of operations for the six months ended June 30, 2006 included elsewhere in this Proxy Statement.

Descriptions of the adjustments included in the unaudited pro forma condensed combined statements of operations are as follows:

(h)	Reflects salary and benefits of non-insurance related personnel that will not be assumed by NAIL upon consummation of the Transaction.

(i)	Reflects the amortization expense relating to management’s estimated intangible assets to be recognized in the Transaction.

(j)	Reflects professional fees for non-insurance related work that will not be assumed by NAIL upon consummation of the Transaction.

(k)	Reflects insurance expense that will not be assumed by NAIL upon consummation of the Transaction.

(l)	Reflects other general expenses that will not be incurred in the operations of the combined entity. These expenses include costs relating to the operation and maintenance of aircraft and a boat, licenses, fees and charitable contributions.

(m)	Reflects additional costs relating to the lease of an aircraft and additional corporate travel.

(n)	Reflects a reduction of NAIL’s interest income due to the payment of cash from the trust account for the cash payment of approximately $92 million to DSH, approximately $2.9 million to the underwriters and approximately $4.6 million of estimated transaction costs. The estimate of reduction in interest income is based on the combined entity having approximately $99.5 million less in cash and cash equivalents, assuming an average rate of return consistent with that earned by NAIL of approximately 5.0% for the year ended June 30, 2007.

(o)	Reflects the reduction of NAIL’s provision for income taxes.

(p)	Reflects the provision for income taxes on the total net income at an estimated rate of 45.0% which contemplates federal, state, and local taxes.

(q)	Interest expense incurred on additional debt financing used for payment of cash to the maximum amount of holders of NAIL Common Stock exercising their IPO conversion rights as consideration for the return and cancellation of their shares of NAIL Common Stock (approximately $22.8 million with an interest rate of 7.0%).

AUDIT COMMITTEE REPORT

The audit committee of NAIL’s board of directors has furnished the following report on its activities during the fiscal year ended June 30, 2007.

The report is not deemed to be “soliciting material” or “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act or the Exchange Act except to the extent that NAIL specifically incorporates it by reference into any such filing.

The audit committee oversees the financial reporting process on behalf of NAIL’s board of directors. Management has the primary responsibility for the financial reporting process, principles and internal controls as well as preparation of NAIL’s financial statements. The audit committee consists of Mr. Levine, as chairman, and Messrs. Prentice and Sroka, each of whom is an “independent” director under applicable AMEX and SEC rules and regulations. The audit committee held five meetings during the fiscal year ended June 30, 2007.

In fulfilling its responsibilities, the audit committee appointed independent registered public accounting firm BDO Seidman, LLP for the fiscal year ended June 30, 2007. The audit committee reviewed and discussed with the independent registered public accounting firm the overall scope and specific plans for their audit. The audit committee also reviewed and discussed with the independent registered public accounting firm and with management NAIL’s audited financial statements and the adequacy of NAIL’s internal controls. The audit committee met with the independent registered public accounting firm, without management present, to discuss the results of NAIL’s independent registered public accounting firm’s audits, their evaluations of NAIL’s internal controls and the overall quality of NAIL’s financial reporting. Although the audit committee has the sole authority to appoint the independent registered public accounting firm, the audit committee will continue its practice of recommending that the board of directors ask the stockholders, at their annual meeting, to ratify their appointment of the independent registered public accounting firm.

The audit committee monitored the independence and performance of the independent registered public accounting firm. The audit committee discussed with the independent registered public accounting firm the matters required to be discussed by Statements on Auditing Standards No. 61 as amended (Communication with Audit Committees). NAIL’s independent registered public accounting firm has provided the audit committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the audit committee has discussed with the independent registered public accounting firm and management the independent registered public accounting firm’s independence.

Based upon the review and discussions referred to above, the audit committee recommended to NAIL’s board of directors that the audited financial statements be included in the annual report on Form 10-K for the fiscal year ended June 30, 2007 for filing with the SEC.

Scott A. Levine

E. Miles Prentice, III

Robert Sroka

DIRECTORS AND MANAGEMENT OF NAIL

Current Board of Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position
Scott A. Levine	58	Chairman of the Board
William R. de Jonge	50	President and Director
Paula S. Butler	57	Executive Vice President
Francis E. Lauricella, Jr.	54	Executive Vice President and Director
Robert Sroka	58	Director
E. Miles Prentice, III	65	Director

Scott A. Levine has served as the Chairman of the Board since our inception. Since January 2005, Mr. Levine has served as a senior advisor to Ampton, a private advisory and investment firm. Before joining Ampton, Mr. Levine served as a managing director and the chief operating officer of Integrated Finance Limited, a financial advisory firm, from January 2003 to January 2005. Prior to joining Integrated Finance, he served as chief operating officer at Violy, Byorum & Partners, an investment banking firm, from December 2001 to January 2003, and as a senior vice president at American International Group (AIG) from April 2001 to December 2001. From March 1996 to April 2001, Mr. Levine was the chief executive officer of Zurich Centre Group. Mr. Levine also spent 14 years, from 1982 to 1996, at J.P. Morgan, where he served in numerous capacities, including head of the financial analysis department, the mergers and acquisitions group and the strategic planning group. He worked as a tax lawyer at Davis Polk & Wardwell from 1974 to 1982. Mr. Levine has previously served as director on the boards of Zurich Centre Group, Exel Insurance Company, Centre Reinsurance Company and SCUUL Insurance Company. Mr. Levine received his L.L.M. (Master of Laws) in Taxation from the New York University Law School, a J.D. from the University of Chicago Law School and a B.A. from Harvard College.

William R. de Jonge has served as our President and a director since our inception. Mr. de Jonge currently is and has been a managing director of Ampton since February 2004 and managing director and the managing member of de Jonge LLC since December 2001. Mr. de Jonge was a managing director of CRT Capital Group LLC, the underwriters of NAIL’s IPO, from January 2002 to January 2004. Mr. de Jonge worked at J.P. Morgan or its affiliates from 1982 to November 2001, where he held several positions, including, most recently, managing director in that firm’s mergers and acquisitions department. Mr. de Jonge holds an M.B.A. from the Yale School of Management and graduated from Wesleyan University with a B.A.

Paula S. Butler has served as our Executive Vice President since our inception. Ms. Butler briefly served as our interim director but has since resigned effective November 25, 2005. Since October 2000, Ms. Butler has been a private investor based in Boston. From March to October 2000, she was the chief financial officer of Simplayer Ltd., a technology company listed on the Nasdaq. From 1991 to 1997, Ms. Butler worked at J.P. Morgan as a vice president of investment banking, covering insurance companies. Ms. Butler served as president of Centre Reinsurance Company Limited in New York and as vice president and head of marketing for Centre Reinsurance Company in Bermuda from January 1988 to December 1989. Ms. Butler started her career at Chemical Bank in 1972, where she ended her tenure as a vice president and head of the insurance group in 1987. Ms. Butler attended the New York University Graduate School of Business Administration and graduated with a B.A. from Manhattanville College.

Francis E. (Hank) Lauricella, Jr. has served as our Executive Vice President and a director since our inception. Mr. Lauricella has served as managing director of FL Advisors, LLC, an advisory firm to financial services companies, since January 2003. From June 1998 to December 2002, he was a managing director of Cochran, Caronia & Co., an investment banking firm focused on the insurance industry. From July 2004 to August 2006, Mr. Lauricella was a director of Arrowhead General Insurance Agency, a California-based general agency and insurance program manager. From February 2005 through August 2006, he was a director of Cypress Point-Arrowhead General Insurance Agency, Inc. (an affiliate of Arrowhead General Insurance Agency), a general agency focused on California workers’ compensation insurance. Mr. Lauricella joined J.P. Morgan in 1984 and held a variety of positions at that firm through 1998, most recently as a vice president in the financial institutions group. From 1987 to 1991, he was a senior life insurance industry analyst at J.P. Morgan. Mr. Lauricella received his M.B.A. from Yale School of Management, his M.A. from Stanford University and his B.A. from Harvard College. He is also a chartered financial analyst.

Robert Sroka has served as one of our directors since September 13, 2006. Mr. Sroka has served as a director of North Shore Acquisition Corp., a blank check company formed to effect a merger, capital stock exchange, asset acquisition, stock purchase and/or other similar transaction with one or more businesses, since June 2007. He has served as managing director of Corporate Solutions Group, an investment banking firm, since December 2003. He has also served as managing partner of Lighthouse Partners, a private investment and business consulting company, since 1998. He served as vice president of Ardent Acquisition Corp., a specified purpose acquisition company, from November 2004 to February 2007. Mr. Sroka served as managing director of Investment Banking–Mergers and Acquisitions for J.P. Morgan from 1994 to 1998. Prior to 1994, he served in a variety of senior executive positions with J.P. Morgan, including vice president–Investment Banking and vice president–Corporate Finance. Mr. Sroka has served as a director of Sypris Solutions Inc. since 1997 and is a member of the Audit and Finance Committee and the Compensation Committee. He also served as non-executive chairman of the board of Avado Brands, Inc., an operator of restaurants, from November 2003 to May 2005. On February 4, 2004, Avado Brands, Inc. filed a voluntary petition under the federal bankruptcy laws. Mr. Sroka received a B.A. from the State University of New York at Buffalo and an M.A. and an M.B.A. from New York University.

E. Miles Prentice, III has served as one of our directors since November 22, 2005. Since June 1997, Mr. Prentice has been a partner at the law firm of Eaton and Van Winkle. Mr. Prentice was also a partner at the law firms of Bryan Cave LLP from 1996 to 1997, Piper & Marbury LLP from 1993 to 1996, Brown & Wood from 1984 to 1993 and Windels, Marx, Davies & Ives from 1980 to 1984. He started his legal career at the law firm of White & Case LLP in New York in 1973. Mr. Prentice has previously served as a director on the board of IDS Life Insurance Company and currently serves on the board of the National Life Holding Company. Mr. Prentice graduated from the University of Michigan Law School with a J.D. and Washington and Jefferson College with a B.A.

Number and Terms of Directors

NAIL’s board of directors, which currently consists of five members, is divided into three classes of directors (designated as Class I, Class II and Class III), with each serving for a term of three years. The term of office of the Class I directors, consisting of Messrs. Sroka and Prentice, was to expire at our first annual meeting of stockholders following the initial meeting. The term of office of the Class II directors, consisting of Messrs. de Jonge and Lauricella, is to expire at our second annual meeting of stockholders following the initial meeting. The term of office of the Class III director, Mr. Levine, is to expire at our third annual meeting of stockholders following the initial meeting. All but two of our directors have served as directors since NAIL’s inception; Mr. Prentice joined our board as of November 22, 2005 and Mr. Sroka joined our board as of September 13, 2006. Mr. Prentice has been nominated for re-election as a Class I director and Messrs. Sroka, de Jonge and Lauricella have been nominated for re-election as Class II directors at the Annual Meeting.

Pursuant to the Securities Purchase Agreement, from the date of the consummation of the Transaction until December 31, 2009, NAIL’s board of directors must consist of not more than nine members. Also during this period, subject to the approval of the nominating and corporate governance committee of NAIL’s board of directors, Mr. Disiere will be entitled to designate the nominees for two seats on NAIL’s board of directors, at least one of which must be independent as defined by the rules of the AMEX and one of which may be Mr. Disiere.

NAIL’s board of directors held a total of six meetings during the fiscal year ended June 30, 2007. Each director attended all of the meetings. In addition to regularly scheduled meetings, the directors discharge their responsibilities through telephonic and other communications with each other and the executive officers. All of the directors are expected to attend the Annual Meeting.

Committees of the Board of Directors

Our board of directors has established the following standing committees: audit and nominating and corporate governance.

Audit Committee

Our board of directors has an audit committee, which reports to NAIL’s board of directors. The audit committee consists of Mr. Levine, as chairman, and Messrs. Prentice and Sroka. The audit committee is responsible for approving our independent accountants, reviewing with our independent accountants the plans and results of the audit engagement, approving professional services provided by our independent accountants, reviewing the independence of our independent accountants and reviewing the adequacy of our internal accounting controls. The audit committee has adopted a charter (the “Audit Committee Charter”), a copy of which is attached to this Proxy Statement as Annex H.

NAIL’s board of directors, in the exercise of its reasonable business judgment, has determined that each member of the audit committee is “independent” under applicable AMEX and SEC rules and regulations. In addition, each member of the audit committee is “financially literate,” meaning that they are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. Further, the audit committee has, and will continue to have, at least one member who is financially sophisticated, in that he or she has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background. NAIL’s board of directors has determined that Mr. Levine satisfies the definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under the SEC’s rules and regulations.

The audit committee held five meetings during the fiscal year ended June 30, 2007. Each member of the audit committee attended all of the meetings.

Nominating and Corporate Governance Committee

The members of the nominating and corporate governance committee are Messrs. Levine and Prentice, both of whom have been determined by NAIL’s board of directors, in the exercise of its reasonable business judgment, to be “independent” under applicable AMEX and SEC rules and regulations. Mr. Levine serves as chairman of the nominating and corporate governance committee. The nominating and corporate governance committee is responsible for selecting, researching and nominating directors for election by our stockholders, selecting nominees to fill vacancies on the board or a committee of the board, developing and recommending to the board a set of corporate governance principles and overseeing the evaluation of the board and our management. The nominating and corporate governance committee has a charter (the “Nominating Committee Charter”), a copy of which is attached to this Proxy Statement as Annex I.

The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated should be actively engaged in business endeavors, have an understanding of financial statements, corporate budgeting and capital structure, be familiar with the requirements of a publicly traded company, be familiar with industries relevant to our business endeavors, be willing to devote significant time to the oversight duties of the board of directors of a public company, and be able to promote a diversity of views based on the person’s education, experience and professional employment. The nominating and corporate governance committee evaluates each individual in the context of the board as a whole, with the objective of recommending a group of persons that can best implement our business plan, perpetuate our business and represent stockholder interests. The nominating and corporate governance committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The nominating and corporate governance committee will consider all qualified director candidates identified by members of the NAIL board of directors, by senior management and stockholders. Stockholders who would like to propose an independent director candidate for consideration by NAIL’s board of directors may do so by submitting the candidate’s name, résumé and biographical information to NAIL’s secretary at NAIL’s principal office no later than the deadline for submission of stockholder proposals set forth under the section entitled “STOCKHOLDER PROPOSALS.” The nominating and corporate governance committee does not distinguish among nominees recommended by stockholders and other persons.

The nominating and corporate governance committee held one meeting during the fiscal year ended June 30, 2007. Each member of the nominating and corporate governance committee attended the meeting.

Compensation Committee

We expect either to establish a compensation committee composed entirely of independent directors or to have a majority of the independent directors make compensation-related determinations. After the consummation of the proposed Transaction, NAIL expects to pay reasonable and customary directors fees, including reimbursement of expenses for attorney meetings and supplemental fees for committee participation. To the extent NAIL’s current officers continue to be involved in management of NAIL’s business, they will be entitled to receive such compensation as NAIL’s board of directors may approve.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than 10.0% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and 10.0% stockholders are required by regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on copies of such forms received, we believe that, during the fiscal year ended June 30, 2007, all 16(a) filing requirements applicable to our officers, directors and greater than 10.0% beneficial owners were met in a timely manner.

Code of Ethics

Our board of directors has adopted a code of ethics, which establishes standards of ethical conduct applicable to all our directors, officers and employees. This code of ethics addresses conflicts of interest, compliance with disclosure controls and procedures and internal control over financial reporting, corporate opportunities and confidentiality requirements. The audit committee is responsible for applying and interpreting our code of ethics in situations where questions are presented to it.

Our code of ethics may be viewed and copied at the SEC’s Public Reference Room in Washington, D.C. Information about the SEC’s Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. Our code of ethics also may be available on the SEC’s website, http://www.sec.gov, or be obtained, after paying a duplicating fee, by electronic request to publicinfo@sec.gov, or by writing to: SEC’s Public Reference Room, 100 F Street, NE, Washington, D.C. 20549.

We undertake to provide without charge to any person, upon written or verbal request of such person, a copy of our code of ethics. Requests for a copy should be directed in writing to North American Insurance Leaders, Inc., 885 Third Avenue, 31st Floor, New York, New York 10022, Attention: Joan Mikos or by telephone to (212) 319-9407.

Compensation Discussion and Analysis

Historical Executive Compensation

No executive officer has received any cash compensation for services rendered. No compensation of any kind, including finder’s or consulting fees, will be paid to any of our directors, officers, initial stockholders or any entity of which they are an officer, director or principal stockholder, for services rendered prior to or in connection with the initial business combination. However, these individuals will receive reimbursement for any out-of-pocket expenses they incur in connection with activities undertaken on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. Our board of directors, which includes persons who may themselves seek reimbursement, will solely review all claims for reimbursement. However, a court of competent jurisdiction will review those claims if the reimbursement is challenged.

Anticipated Executive Compensation for Certain Executive Officers

Following the consummation of the Transaction, we expect either to establish a compensation committee composed entirely of independent directors or to have a majority of the independent directors make compensation-related determinations. The compensation and other terms of employment of the executive officers of NAIL, NAIL Acquisition and/or the Deep South Companies upon consummation of the Transaction will be comparable to the compensation packages of comparable level executives at similarly situated companies in the insurance industry. At present, there have been no agreements or discussions regarding the terms of employment with such executive officers other than those agreements described below. The compensation decisions NAIL’s board of directors made when entering into the executive employment agreements were based on the rationale that NAIL would need to (i) provide compensation that would be sufficient to attract, motivate and retain executives of exceptional ability and potential and (ii) establish an appropriate relationship between the executive’s compensation and the creation of stockholder value by providing incentives to align the interests of those executives and NAIL’s stockholders. The final terms of the executive employment agreements entered into by NAIL reflect NAIL’s need to attract individuals who have the necessary skills to help NAIL attain its business objectives, to reward those individuals fairly and competitively over time and to align those individual’s interests with those of NAIL stockholders.

Employment Agreement with David J. Disiere

NAIL, NAIL Acquisition Corp. and Mr. Disiere entered into the Disiere Employment Agreement pursuant to which Mr. Disiere will serve as an officer of NAIL and an employee of NAIL Acquisition Corp. with the title of Founder. For a description of this agreement, including provisions with respect to compensation, see the section entitled “THE SECURITIES PURCHASE AGREEMENT—Disiere Employment Agreement” starting on page 106.

Employment Agreement with Mark W. Haushill

NAIL, NAIL Acquisition Corp. and Mr. Haushill entered into a three-year employment agreement on October 22, 2007, to be effective as of the consummation of the Transaction, pursuant to which Mr. Haushill will serve as the Chief Executive Officer of both NAIL and NAIL Acquisition Corp. For a description of this agreement, including provisions with respect to compensation, see the section below entitled “—Directors, Management and Key Employees Following the Transaction—Haushill Employment Agreement ” starting on page 187.

Other Executive Employment Agreements

Prior to consummation of the Transaction, NAIL and NAIL Acquisition Corp. will use commercially reasonable efforts to enter into employment agreements, to be effective as of the consummation of the

Transaction, with all persons who are expected to be executive officers or key employees of NAIL and NAIL Acquisition Corp. upon consummation of the Transaction. The compensation and other terms of employment of such executive officers will be comparable to the compensation packages of comparable level executives at similarly situated companies in the insurance industry.

The Incentive Compensation Plan

Equity awards may be granted to executives under the Incentive Compensation Plan, which was adopted by NAIL’s board of directors and is being submitted to the stockholders of NAIL for their consideration. The purpose of the Incentive Compensation Plan is to further and promote the interests of NAIL, NAIL Acquisition Corp. and its subsidiaries and NAIL’s stockholders by enabling NAIL and its subsidiaries to attract, retain and motivate employees and officers or those who will become employees or officers of NAIL and/or its subsidiaries, to link compensation to measures of NAIL’s performance in order to provide additional incentives and to align the interests of those individuals and NAIL’s stockholders. For a description of the Incentive Compensation Plan, see the section entitled “THE INCENTIVE PLAN PROPOSAL” starting on page 112.

Other Compensation

NAIL has agreed to maintain, for one year following the consummation of the Transaction, all employee benefit plans of the Deep South Companies in accordance with their terms as in effect immediately before the consummation of the Transaction, subject to any amendment or termination thereof that may be permitted by such terms. Such employee benefit plans include medical, dental, life insurance and 401(k) plans. These plans will be available to all salaried employees and will not discriminate in favor of executive officers. NAIL may extend other perquisites to its executives and the executives of its subsidiaries that are not available to its other employees generally.

Historical Compensation of Directors

No director has received any cash compensation for his services to NAIL. No compensation of any kind will be paid to any of our directors for services rendered prior to or in connection with the initial business combination.

Anticipated Compensation of Directors

Following the consummation of the Transaction, we anticipate that our directors who are also employees of NAIL or any of its affiliates will not receive any compensation (other than certain expense reimbursement as described below) for their services on our board of directors or any committee thereof. We anticipate that each director who is not an employee of NAIL or any of its affiliates will receive an annual fee of approximately $36,000, paid in quarterly installments, which will be paid in cash or, at the discretion of the director, shares of NAIL Common stock or any combination thereof.

In addition, we anticipate that all of the directors, whether non-employees or employees of NAIL or any of its affiliates, will be reimbursed for significant travel expenses, if any, incurred in attending meetings of the board of directors and its committees.

Compensation Committee Report

We do not have a compensation committee. However, NAIL’s board of directors has reviewed and discussed with management the Compensation Discussion and Analysis. Based on its review and discussions with management, NAIL’s board of directors determined that the Compensation Discussion and Analysis should be included in this Proxy Statement.

Board of Directors:

Scott A. Levine

William R. de Jonge

Francis E. Lauricella, Jr.

E. Miles Prentice, III

Robert Sroka

Legal Proceedings

None.

Communications with the Board of Directors

NAIL’s stockholders may communicate with NAIL’s board of directors and executive officers by sending written communications addressed to such person or persons in care of North American Insurance Leaders, Inc., 885 Third Avenue, 31st Floor, New York, New York 10022, Attention: Joan Mikos. All communications will be compiled and submitted to the addressee.

Directors, Management and Key Employees Following the Transaction

Immediately following the consummation of the Transaction, our directors, executive officers and key employees will be as follows:

Name	Age	Position
Scott A. Levine	58	Chairman of the Board
Mark W. Haushill	45	Chief Executive Officer and Director
William R. de Jonge	50	Director
Francis E. Lauricella, Jr.	54	Director
Robert Sroka	58	Director
E. Miles Prentice, III	65	Director
John T. Hompe	46	Director
William E. Roche	45	Director
David J. Disiere	55	Founder
Michael R. Trotter	39	Chief Financial Officer
Michael P. Dugan	48	President of Deep South Surplus, Inc.
Clessie F. Titus	54	Vice President of Deep South Surplus of Texas, L.P. and Deep South Surplus of Texas Management, LLC

Immediately following the consummation of the Transaction, we expect Mr. Levine, and, subject to election at the Annual Meeting by our stockholders, Messrs. Sroka, Prentice, de Jonge and Lauricella, the current directors of NAIL, will continue serving as members of our board of directors. Background information concerning these persons is set forth above in the section entitled “DIRECTORS AND MANAGEMENT OF NAIL—Current Board of Directors and Executive Officers” starting on page 179. In addition, pursuant to the terms of the Securities Purchase Agreement, immediately following the consummation of the Transaction, we expect to increase the size of our board to nine members, and appoint as directors Messrs. Hompe, Roche and one other person to be designated by Mr. Disiere (pursuant to the Securities Purchase Agreement). Background information concerning such persons as we presently expect to serve as our directors, executive officers and key employees immediately following consummation of the Transaction is set forth below.

Further, in connection with the consummation of the Transaction, we expect to appoint Mr. Haushill as the Chief Executive Officer of NAIL and NAIL Acquisition Corp. and a director of NAIL, Mr. Disiere as Founder of NAIL and NAIL Acquisition Corp., Mr. Trotter as the Chief Financial Officer of NAIL, Mr. Dugan as the President of DSS Inc. and Mr. Titus as a Vice President of Deep South Texas and Deep South Texas Management. Background information concerning these persons is set forth below.

John T. Hompe is a managing director and co-head of insurance investment banking at KBW, where he has worked since 2003. Previously, Mr. Hompe served as managing director and head of insurance investment banking at Fox-Pitt, Kelton Inc., an investment banking boutique specializing in the insurance industry, from 1996 to 2003. Prior to Fox-Pitt, he worked for ten years at J.P. Morgan & Co. in New York and London, as assistant to the chairman and chief executive officer, and, before that, as an investment banker specializing in mergers and acquisitions. Mr. Hompe is a director and a member of the executive committee of EIC Corporation

Ltd., a Bermuda-domiciled insurance holding company, and Exporters Insurance Company, a New York-based trade credit insurer. Previously, he was a director of FIHC, a Barbados-domiciled insurance holding company, and Facility Insurance Company, a Texas workers compensation insurance company. He is a graduate of Princeton University.

Mark W. Haushill will be the Chief Executive Officer of NAIL and NAIL Acquisition Corp. and a director of NAIL upon consummation of the Transaction. Pursuant to an agreement between Mr. Haushill and DSH, if the Transaction is not consummated, Mr. Haushill is expected to become an employee of DSH. Mr. Haushill is currently the interim chief financial officer of Argo Group International Holdings, Ltd. In addition, Mr. Haushill serves as senior vice president, treasurer and chief financial officer of Argonaut Group, Inc. Mr. Haushill joined Argonaut Group, Inc. in December 2000 and was appointed to its board of directors in January 2001. Prior to joining Argonaut Group, Inc., he was a member of USAA’s capital management and treasury operations division within corporate finance. In 1993, Mr. Haushill joined Titan Holdings, Inc. and was named vice president and controller in January 1995. From 1985 through January 1993, Mr. Haushill worked at KPMG Peat Marwick, where he was responsible for the audits of financial services companies and SEC registrants. Mr. Haushill is a certified public accountant and a graduate of Baylor University where he earned a B.B.A.

William E. Roche is the president and treasurer and a director of the Ocean Harbor Casualty Insurance Group. Ocean Harbor Casualty Insurance Group is comprised of two property casualty insurance companies, Ocean Harbor Casualty insurance Company (“Ocean Harbor”) and Safe Harbor Insurance Company (“Safe Harbor”). Ocean Harbor writes personal lines automobile risks through various general agents in Florida, California, and New York. Safe Harbor writes specialty personal lines property risks in Florida through a managing general agent. Prior to joining Ocean Harbor in January 2005, Mr. Roche worked for Clarendon National Insurance Group (“Clarendon”) in New York from 1988 through November 2004. Clarendon was a leading program writer of insurance risks distributed through general agents and managing general agents and was a predecessor company to QBE. Mr. Roche held various positions including chief actuary, chief underwriting officer and senior vice-president. Prior to working at Clarendon, Mr. Roche worked as an actuarial supervisor at the Insurance Service Office, Inc. Mr. Roche is an associate of the Casualty Actuarial Society and a member of the American Academy of Actuaries. Mr. Roche received a B.S. from Rennselaer Polytechnic Institute.

David J. Disiere, 55, will be an officer of NAIL and NAIL Acquisition Corp. with the title of Founder, and will be responsible for the day-to-day operations of the Deep South Companies, following the Transaction. Mr. Disiere has been president, chief executive officer, a director and the indirect majority owner of DSH since its formation in 2003. DSH was formed as a holding company for the Deep South Companies. Mr. Disiere has been involved with the business of the Deep South Companies in various positions since 1973. Under Mr. Disiere’s management, the Deep South Companies, which started as a Louisiana agency in 1967, have expanded their operations into a total of 24 states. In addition to working with the Deep South Companies, Mr. Disiere is president and majority owner of Southern National Management Services, Inc. (“SNMS”). Mr. Disiere had oversight responsibility for all aspects of the business of SNMS, which acquired and managed insurance companies in rehabilitation and run-off until it ceased active operations approximately ten years ago. Under Mr. Disiere’s management, SNMS acquired and managed the rehabilitation, run-off and merger or dissolution of several insurance companies, including Southern National Insurance Company, a Louisiana property and casualty insurance company; Bonneville Insurance Company, an Oregon P&C insurance company; Financial Security Life of Louisiana, a Louisiana life insurance company; Victoria Lloyd’s Insurance Company, a Texas insurance company; and Cascade Insurance Company, a Texas P&C insurance company. Mr. Disiere attended Southwest Texas State University and Louisiana Tech University, and received his M.B.A. from Southern Methodist University. Mr. Disiere is subject to certain limitations on his insurance-related activities. See the section entitled “RISK FACTORS—Risks Related to the Deep South Companies—Mr. Disiere, the president, chief executive officer and indirect majority owner of DSH, is subject to certain limitations on his insurance-related activities” starting on page 32.

Michael R. Trotter has over seventeen years of experience in the P&C insurance industry, directing key financial activities, including budgeting, treasury, accounting and operational activities, for national MGAs and

P&C insurers. Mr. Trotter has served as the chief financial officer of DSH since July 2000, where he has managed all treasury and accounting activities of DSH and its affiliated entities. From 1998 to July 2000, Mr. Trotter was the director of financial accounting of Old American Insurance Company, where he managed GAAP and statutory reporting processes, budget and treasury function, and was responsible for reporting financial results to the board of directors. From 1997 to 1998, Mr. Trotter was accounting manager for Price Waterhouse Financial Solutions, managing the accounting and statutory reporting process for various insurers. From 1993 to 1997, Mr. Trotter was corporate controller and vice president of finance of U.S. Risk Insurance Group, Inc., where he managed all financial and administrative functions. Prior to 1993, Mr. Trotter worked for KPMG Peat Marwick, where he was responsible for audits of insurance companies and SEC registrants. Mr. Trotter is a certified public accountant, a member of the Texas Society of CPAs and a licensed property and casualty adjuster in the State of Texas. He graduated from Texas A&M University with a B.B.A.

Michael P. Dugan joined the Deep South Companies in January 1993 as a claims adjuster and worked in that capacity for two years. He became a marketing representative in 1995 and later the marketing manager responsible for Louisiana production, agency appointment and business relationships. Mr. Dugan served one year as underwriting manager in 1997 and became president and general manager of DSS Inc. in 1998. Mr. Dugan is a licensed insurance producer, claims adjuster, and surplus lines broker and currently directs and is responsible for the day-to-day operations of the Deep South Companies’ oldest and largest branch office. Mr. Dugan received a B.S. from Louisiana State University and joined the insurance industry after fifteen years in various construction businesses.

Clessie F. Titus has been the executive vice president of claims of the Deep South Companies since 1995. He is responsible for the technical and administrative supervision of the Deep South Companies’ claims department. From 1989 to 1995, Mr. Titus was the claims manager for Gulf Insurance Company, where he was responsible for the technical and administrative supervision of the regional claims department. From 1976 to 1989, Mr. Titus was employed by Employers Casualty Company, initially as a claims trainee, advancing to senior adjuster, district office supervisor and finally as home office claims supervisor. His responsibilities included the technical and administrative supervision of the three district claims offices located within the State of Texas. Mr. Titus is experienced in claims administration in the following lines of insurance: commercial automobile, garage, inland marine, general liability, and workers compensation. Mr. Titus is a licensed insurance adjuster in the State of Texas and also holds a Texas managing general agency license. He received a B.B.A. from Angelo State University.

Haushill Employment Agreement

NAIL, NAIL Acquisition Corp. and Mr. Haushill entered into a three-year employment agreement on October 22, 2007, which is to commence as of the consummation of the Transaction. Pursuant to an agreement between Mr. Haushill and DSH, if the Transaction is not consummated, Mr. Haushill is expected to become an employee of DSH. The following summary of the terms of Mr. Haushill’s employment agreement is qualified in its entirety by reference to the complete text of Mr. Haushill’s employment agreement, a copy of which is attached as Annex J to this Proxy Statement. We encourage you to read it in its entirety.

The employment agreement has an initial term of three years (subject to earlier termination by NAIL, NAIL Acquisition Corp. or Mr. Haushill in accordance with the terms of the employment agreement ) and will automatically renew for successive one-year periods, unless three months written notice is provided to the other parties in accordance with the employment agreement. In the event that the consummation of the Transaction does not occur on or before March 31, 2008, Mr. Haushill may terminate the employment agreement upon prompt written notice to NAIL and NAIL Acquisition Corp.

Under the employment agreement, Mr. Haushill will be employed by each of NAIL and NAIL Acquisition Corp. as its Chief Executive Officer and will be nominated by NAIL for election to the board of directors of NAIL in connection with each applicable election of such directors during his term of employment. NAIL will use its reasonable best efforts to effect the election of Mr. Haushill to the board of directors. Mr. Haushill’s duties and authority will be set forth in the respective bylaws of NAIL and NAIL Acquisition Corp. and as otherwise established by NAIL’s board of directors. In addition to the foregoing, Mr. Haushill will report solely and directly to the board of directors of NAIL, will use his reasonable best efforts to oversee the activities of the Founder in connection with major business decisions and initiatives of NAIL Acquisition Corp., will be a member of NAIL Acquisition Corp.’s Underwriting Committee, all officers and employees of NAIL and NAIL Acquisition Corp., including the Founder, will report to Mr. Haushill, except that the Chief Underwriting Officer of NAIL will jointly report to Mr. Haushill and the Founder (in accordance with the policies and procedures established by the Underwriting Committee, where applicable), the marketing, product and claims management functions, and the regional heads (or, as applicable, individual office heads) of NAIL Acquisition Corp. (but only in respect of the Deep South business as it currently exists) will report to the Founder (who in turn will report to Mr. Haushill), and all other corporate staff functions of NAIL Acquisition Corp., including legal (excluding claims-related legal matters), financial, regulatory, governmental, actuarial and audit, will report to Mr. Haushill.

It is the intention of the parties that at all times during the term of the agreement the duties, responsibilities and reporting relationships of Mr. Haushill will be limited such that none of Mr. Haushill, NAIL or NAIL Acquisition Corp. will be in violation of any law, rule, regulation, order or other restriction or limitation on the ability of NAIL or NAIL Acquisition Corp. or any of their respective employees to engage in any business or activity.

Under the employment agreement, Mr. Haushill will be paid an annualized base salary of $450,000, which will be reviewed annually during the term of employment and may be increased but not decreased. In addition, Mr. Haushill will be eligible for a target annual bonus of $200,000 based upon the financial performance of NAIL. The actual amount of the annual bonus, if any, will be determined by the Compensation Committee of the board of directors in its sole discretion pursuant to the annual bonus plan or program applicable to senior executives of NAIL as established and in effect from time to time.

Under the employment agreement, Mr. Haushill will be eligible to participate in the equity compensation plans applicable to similarly situated senior executives of NAIL. In addition, as soon as practicable after the operative date, NAIL will cause Mr. Haushill to be granted options to purchase 100,000 shares of NAIL Common Stock, which will have an exercise price per share equal to the fair market value per share of the NAIL Common Stock on the date of grant (as determined in accordance with the terms of the applicable equity plan) and will become cumulatively exercisable as to one-third of the shares on each of the first three anniversaries of the operative date of the employment agreement, provided that Mr. Haushill remains in continuous service with NAIL or NAIL Acquisition Corp. until such anniversary subject to the termination provisions of the employment agreement.

In addition to the above base salary, bonus and equity compensation, during the term of employment, Mr. Haushill:

•	will be eligible to participate in various employee welfare benefit and pension benefit plans or arrangements applicable to senior executives of NAIL, subject to the terms and conditions of the plans;

•

will be reimbursed for reasonable business expenses incurred in carrying out his duties and responsibilities under the employment agreement, subject to and in accordance with the terms of such policies applicable to senior executives of NAIL regarding such expenses;

•

will be eligible to participate in any fringe benefit programs (including arrangements regarding the leasing of automobiles and payment of related maintenance and insurance expenses) applicable to NAIL’s senior executives, as in effect from time to time; and

•

will be entitled to the number of paid vacation days and floating holidays determined in accordance with the terms and conditions of the vacation policy applicable to NAIL senior executives, as in effect from time to time.

In the event that Mr. Haushill’s employment is terminated by NAIL without Cause (as defined below) or by Mr. Haushill with Good Reason (as defined below), Mr. Haushill will be paid (i) base salary earned but not paid prior to the date of termination, (ii) any annual bonuses with respect to fiscal years prior to the year of his termination which have not yet been paid, (iii) a pro rata portion of the annual bonus for the year of his termination; (iv) any amounts earned, accrued or owing to Mr. Haushill but not yet paid under applicable benefit plans and programs; (v) the continued vesting of all unvested equity awards held by Mr. Haushill on the date of termination, and, in the case of stock options and other exercisable equity awards, the continued exercisability of such equity awards until one year after the later of the date on which such equity awards become exercisable and the date of termination; and (vi) a cash severance payment equal to two times the sum of the average annualized base salary (prior to any reduction thereof constituting Good Reason) and the average annual cash bonus paid or payable to Mr. Haushill for the two years preceding the date of termination. Mr. Haushill will also be entitled to continued participation, as if he were still an employee of NAIL and NAIL Acquisition Corp., in the medical, dental, hospitalization, life insurance plans and programs in which he was participating on the date of termination until the earlier of (A) 24 months following the date of termination or (B) the dates Mr. Haushill receives equivalent coverage and benefits under the plans of a subsequent employer (such coverage and benefits to be determined on a coverage by coverage or benefit by benefit basis); provided, however, that if Mr. Haushill is precluded from continuing his participating in any such plan or program because he is not an employee of NAIL or NAIL Acquisition Corp., and is not receiving equivalent coverage through a subsequent employer, NAIL or NAIL Acquisition Corp. will reimburse Mr. Haushill for the cost of premiums paid by Mr. Haushill in obtaining coverage for himself on an individual basis that is substantially equivalent to the benefits which would be provided to him if he were still employed by NAIL and NAIL Acquisition Corp.

NAIL may terminate Mr. Haushill’s employment for Cause upon written notice to Mr. Haushill. Mr. Haushill may terminate his employment without Good Reason upon written notice to NAIL. If Mr. Haushill’s employment is terminated by NAIL or NAIL Acquisition Corp. for Cause, or if he voluntarily terminates his employment without Good Reason, he will be entitled to (i) base salary earned but not yet paid prior to the date of termination and (ii) any other or additional benefits, if any, as provided under the applicable plans and/or arrangements of NAIL or NAIL Acquisition Corp.

“Cause” in the employment agreement means: (i) Mr. Haushill engaged in conduct which is a felony under the laws of the United States or any state or political subdivision thereof or any foreign jurisdiction; (ii) Mr. Haushill engaged in willful conduct relating to NAIL or NAIL Acquisition Corp. constituting a material breach of fiduciary duty to NAIL or NAIL Acquisition Corp., willful and material misconduct (including acts of employment discrimination or sexual harassment), intentional misrepresentation, gross negligence or fraud; (iii) Mr. Haushill breached the limitations of his authority under the employment agreement or his obligations or covenants under Section 11 or 12 of the employment agreement in any material respect; or (iv) Mr. Haushill willfully failed to follow a proper directive of NAIL’s board of directors within the scope of his duties (which is capable of being performed by Mr. Haushill with reasonable effort).

“Good Reason” in the employment agreement means: (i) the failure of NAIL or NAIL Acquisition Corp. to pay, or a reduction in, base salary or additional compensation or benefits in accordance with the employment agreement; (ii) the assignment to Mr. Haushill without his prior written consent of duties substantially inconsistent with his position and title; (iii) any material adverse change in Mr. Haushill’s duties, responsibilities or title without his prior written consent; (iv) the relocation of Mr. Haushill’s principal place of performance under the employment agreement to a location more than 50 miles from Irving, Texas; (v) a change in the reporting structure so that Mr. Haushill reports to someone other than solely and directly to NAIL’s board of directors; (vi) a material breach by NAIL or NAIL Acquisition Corp. of any material provision of the employment agreement; or (vii) the failure of NAIL or NAIL Acquisition Corp. to obtain the assumption in writing of its obligation to perform the employment agreement by any successor to all or substantially all of the assets of NAIL or NAIL Acquisition Corp., as the case may be, within ten days after a merger, consolidation, sale or similar transaction.

If Mr. Haushill’s employment expires at the end of the term, or if it terminates due to his death or disability, the Executive will be entitled to the following payments and benefits: (i) base salary earned but not paid prior to the date of termination, (ii) any annual bonuses with respect to fiscal years prior to the year of his termination which have not yet been paid, (iii) a pro rata portion of the annual bonus for the year of his termination; (iv) any amounts earned, accrued or owing to Mr. Haushill but not yet paid under applicable benefit plans and programs; and (v) the continued vesting of all unvested equity awards held by Mr. Haushill on the date of termination, and, in the case of stock options and other exercisable equity awards, the continued exercisability of such equity awards until one year after the later of the date on which such equity awards become exercisable and the date of termination.

The obligation of NAIL to pay any compensation and benefits upon Mr. Haushill’s termination is expressly conditioned upon Mr. Haushill’s execution of a release of claims (other than claims for compensation and benefits payable under the employment agreement) arising out of or relating to Mr. Haushill’s employment and termination of employment.

Under the employment agreement, Mr. Haushill will not, except as required by law, whether during or after the termination or cessation of his employment, reveal any of the trade secrets or confidential information concerning the organization, business or finances of NAIL, and will keep secret all matters entrusted to him and will not use any such information in any manner which may injure or cause loss, whether directly or indirectly, to NAIL.

The employment agreement contains covenants by Mr. Haushill that during (i) the term of his employment and (ii) if his employment is terminated by NAIL for cause or by Mr. Haushill without Good Reason, during the period ending on the second anniversary of the date of the termination of his employment, he will not, without the prior written consent of NAIL, whether for his own account or any other, (i) engage in any activities or businesses that are or will be in competition with NAIL; (ii) perform any action or activity that is detrimental to NAIL’s business or reputation; (iii) establish any new business that engages in competitive activities. Mr. Haushill further agreed that (i) during the term of his employment and (ii) during the period ending on the second anniversary of the termination of his employment, he will not, without the prior written consent of NAIL, whether for his own account or any other, solicit, recruit or hire any executive employees of NAIL to leave the employment of NAIL. Mr. Haushill also agreed that during the term of the agreement he will comply with the terms and conditions of any written policy applicable to all directors and officers of NAIL relating to payments to governmental officials and political candidates.

NAIL agrees that Mr. Haushill will not breach the foregoing covenant as a result of the ownership by Mr. Haushill of less than an aggregate of 5.0% of any class of securities of an entity engaged, directly or indirectly, in competitive activities; provided that such stock is listed on a national securities exchange or is quoted on the NASDAQ National Market System.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

D&O Rights

On March 21, 2006, our directors at that time and officers and the spouse of one of our officers, as designee, purchased from us an aggregate of 1.7 million D&O rights in a private placement, at a purchase price of $1.00 per right, convertible into D&O warrants. Such D&O rights were issued pursuant to an exemption from registration contained in Section 4(2) of the Securities Act as they were sold in a transaction not involving a public offering.

The $1.7 million proceeds from the issuance and sale of the D&O rights were placed in a trust account and is part of the liquidating distribution to our public stockholders in the event of liquidation prior to our business combination or in the event that less than 20.0% of our public stockholders elect to convert their shares of NAIL Common Stock in connection with a business combination.

The D&O rights were automatically converted into 2,383,957 D&O warrants on July 19, 2006. The conversion ratio of D&O rights into D&O warrants was calculated by dividing $1.00 by the conversion price of $0.7131 (which was the weighted average of all sales prices of NAIL’s warrants as reported on the AMEX during the 20 trading days prior to the conversion date).

The D&O warrants have terms and provisions that are identical to those of the warrants sold as part of our units but will not be transferable or salable by our directors and officers and the spouse of one of our officers, as designee, until the consummation of our initial business combination. In the event of liquidation prior to our initial business combination, the D&O warrants will expire worthless.

Holders of the D&O warrants are permitted to transfer D&O warrants in certain limited circumstances, such as by will in the event of their death. However, the transferees receiving such D&O warrants will be subject to the same sale restrictions imposed on our directors and officers and the spouse of one of our officers, as designee, who initially purchased the D&O rights from us.

Registration Rights

The holders of the majority of the outstanding shares of NAIL Common Stock prior to NAIL’s IPO will be entitled to make up to two demands that we register their shares of NAIL Common Stock pursuant to an agreement that we executed on March 21, 2006. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which their shares of NAIL Common Stock are released from escrow. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which their shares of NAIL Common Stock are released from escrow. We have agreed to bear the expenses incurred in connection with the filing of any of these registration statements.

Administrative Services

Under an office administration agreement between Ampton, a private advisory and investment firm, and us, Ampton furnishes us with office facilities, equipment and clerical services at the facilities in exchange for a payment of $10,000 per month. During the fiscal year ended June 30, 2007, we paid $120,000 in fees pursuant to this office administration agreement. The office administration agreement may be terminated by either party without penalty upon 60 days’ prior written notice to the other party. Mr. Levine, our Chairman of the Board, is a senior adviser to Ampton. Mr. de Jonge, our President and director, is a managing director of Ampton.

Conflicts of Interest

Investors should be aware of the following potential conflicts of interest:

•	Our directors and officers are not required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

•

In the course of their other business activities, our directors may become aware of investment and business opportunities that may be appropriate for presentation to us as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•

Although we have agreed to obtain an opinion from an independent investment banking, valuation or appraisal firm regarding the fairness to our stockholders from a financial point of view of any business combination with businesses affiliated with any director, initial stockholder or their affiliates, potential conflicts of interest may still exist and, as a result, the terms of any business combination may not be as advantageous to our public stockholders as they would be absent any conflicts of interest.

•

The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business, completing a business combination in a timely manner and securing the release of their equity interests in us. These interests include our directors’ and officers’ beneficial interests in shares of NAIL Common Stock, which will be subject to a stock escrow restricting their sale until March 21, 2009, warrants to purchase NAIL Common Stock, which will expire and be worthless if a business combination is not consummated, outstanding claims for expenses incurred on our behalf (if we have insufficient funds for the reimbursement) and possible employment with potential target businesses.

•

Mr. Lauricella currently serves as the managing director of FL Advisors, LLC, an advisory firm to financial services companies, and, until August 2006, Mr. Lauricella served as a director of Arrowhead General Insurance Agency and its affiliate, Cypress Point—Arrowhead General Insurance Agency, Inc. Mr. Lauricella may have fiduciary obligations as a director or former director to these entities that were established prior to his fiduciary relationship with us, which may cause a conflict of interest. Neither Mr. Lauricella nor we are aware of any such conflict of interest at this time. In a situation where a conflict of interest is likely to arise, Mr. Lauricella would disclose the existence of the potential conflict as soon as practicable, and we would seek to resolve the conflict in such a way as to minimize any harm to us, which would, if the conflict relates to a proposed transaction, likely include the recusal of Mr. Lauricella from consideration of such transaction, and could include his resignation as one of our directors.

•

Mr. Prentice currently serves as a director of National Life Holding Company. Mr. Prentice may have fiduciary obligations as a director to this entity that were established prior to his fiduciary relationship with us, which may cause a conflict of interest. Neither Mr. Prentice nor we are aware of any such conflict of interest at this time. We believe that a conflict is most likely to arise if we decided to bid for a potential target business in which National Life Holding Company had an interest. In such a situation, Mr. Prentice would disclose the existence of a potential conflict as soon as practicable, and we would seek to resolve the conflict in such a way as to minimize any harm to us, which would likely include the recusal of Mr. Prentice from consideration of such transaction, and could include his resignation as one of our directors.

•

Although we believe no conflict of interest currently exists, two of our other directors currently may have certain obligations to investors in certain businesses in which these directors are involved, the fulfillment of which might not be in the best interests of our company or our stockholders. Mr. Levine, our Chairman of the Board, is a senior adviser to Ampton, a private advisory and investment firm. Mr. de Jonge, our President and director, is a managing director of Ampton and de Jonge LLC, a private advisory and investment firm. Due to these existing and potential future affiliations, these directors may have obligations to present potential business opportunities to other entities as well as to us, which could cause additional conflicts of interest. These conflicts may not be resolved in our favor.

•	Ms. Butler, our other Executive Vice President, does not have any fiduciary duties which conflict with, and are prior to and/or have priority over, her duties and obligations to the Company.

•

Until February 2007, Mr. Sroka served as vice president of Ardent Acquisition Corp, a specified purpose acquisition company. Our directors and officers may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those we intend to conduct.

•

Mr. Hompe, who we expect to appoint as a director following the consummation of the Transaction, is a managing director and co-head of insurance investment banking at KBW. NAIL has engaged KBW as its financial advisor and has agreed to pay KBW, among other things, a success fee based on the aggregate consideration to be paid in a business combination, including the Transaction. In addition, pursuant to an amendment to its engagement agreement with NAIL, KBW has agreed to assist NAIL in organizing meetings with third parties not currently shareholders in NAIL to discuss the Transaction. For its assistance in organizing such meetings, NAIL has agreed to pay KBW a fee of $1.25 million contingent upon consummation of the Transaction. Such fee is in addition to the success fees due to KBW based on amounts NAIL pays to DSH upon and after consummation of the Transaction. See the section entitled “THE TRANSACTION PROPOSAL—Engagement of Keefe, Bruyette & Woods, Inc.” starting on page 65. KBW may provide investment banking and related services to NAIL in the future.

•

Mr. Haushill, who will be the Chief Executive Officer of NAIL and NAIL Acquisition Corp. upon consummation of the Transaction, is expected to become an employee of DSH if the Transaction is not consummated, pursuant to an agreement between Mr. Haushill and DSH.

In any event, all ongoing and future transactions between us and any of our directors, officers, initial stockholders or their affiliates will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and the transactions will require prior approval in each instance by a majority of our independent directors or the members of our board who do not have an interest in the subject transaction, in either case who had access to legal counsel at our expense.

In general, directors and officers of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of the multiple business affiliations described above, our directors and officers may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to other entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity, which under the above-listed Delaware criteria, should be presented to us. Any of the above mentioned conflicts may not be resolved in our favor.

In order to minimize potential conflicts of interest that may arise from multiple corporate affiliations, each of our current directors and officers has agreed in principle, until the earliest of our initial business combination, our liquidation or the time as he or she ceases to be an officer or director, to present to us for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under the General Corporation Law of the State of Delaware. This agreement is subject to any fiduciary obligations arising from a fiduciary relationship established prior to the establishment of a fiduciary relationship with us and pursuant to an arrangement approved in advance by our audit committee.

The financial interests of our directors and officers, including their beneficial interests in shares of NAIL Common Stock, which will be subject to a stock escrow restricting their sale until three years after the offering, D&O warrants to purchase NAIL Common Stock, which will expire and be worthless if a business combination is not consummated, outstanding claims for expenses incurred on our behalf (if we have insufficient funds for the reimbursement) and possible employment with potential target businesses, could influence their selection and valuation of a target business. Additionally, our management’s interest in consummating a business combination to obtain reimbursement for any out-of-pocket expenses incurred by them may lead to a conflict of interest in determining the valuation of a proposed business combination and whether such a valuation meets the 80.0% net assets test. Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Our directors and officers will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds of NAIL’s IPO not deposited in the trust account at closing plus certain interest earned trust account (net of taxes payable) released to NAIL, up to an aggregate of $1.0 million, unless we consummate a business combination. Therefore, there may be a conflict of interest when determining whether a particular business combination is in our stockholders’ best interests.

Our directors and officers will consult with each other and other investment professionals, taking into account the interests of our company and its investors as well as any potential conflicts of interest. Our directors and officers will consult with legal counsel to identify potential conflicts of interest. Where a potential conflict of interest exists, an officer or director may, if he or she so elects, resolve it by following the recommendation of a disinterested third party or by abstaining from voting. In extreme cases where a conflict is not reconcilable, the conflicted officer or director may resign.

Our initial stockholders, directors and officers have agreed to waive their rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of NAIL Common Stock acquired by them prior to NAIL’s IPO. They will participate in any liquidation distribution with respect to any shares of NAIL Common Stock acquired in connection with or following NAIL’s IPO. In addition, in connection with any vote required for our initial business combination, all of our initial stockholders, directors and officers have agreed to vote the shares of NAIL Common Stock then owned by them, including any shares of NAIL Common Stock offered in NAIL’s IPO or acquired following NAIL’s IPO, in accordance with the majority of the shares of NAIL Common Stock voted by the public stockholders other than our initial stockholders. In addition, our initial stockholders, directors and officers will not have any of the conversion rights attributable to their shares of NAIL Common Stock in the event that a business combination transaction is approved by a majority of our public stockholders.

Director Independence

A majority of the directors on our board are independent directors. By “independent director,” we mean a person other than an officer or an employee of ours or any other individual having a relationship, which, in the opinion of our board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. NAIL’s board of directors, in the exercise of its reasonable business judgment, has determined that each of Messrs. Levine, Prentice and Sroka is “independent” under applicable AMEX and SEC rules and regulations. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

As provided in our by-laws, any affiliated transactions will be on terms no less favorable to us than could be obtained from independent parties. Any affiliated transactions must be approved by a majority of our independent directors and our directors who do not have a pecuniary interest in the transaction, in either case who had access, at our expense, to attorneys or independent legal counsel. Whether or not independent, our directors will be our fiduciaries and, as such, must exercise discretion over future transactions consistent with their responsibilities as fiduciaries. Moreover, we intend to obtain estimates from unaffiliated third parties for similar goods or services, taking into account, in addition to price, the quality of the goods or services to be provided by such third parties to ascertain whether such transactions with affiliates are on terms that are no less favorable to us than are otherwise available from unaffiliated third parties.

DSH Discretionary Payments to Certain Employees upon Consummation of the Transaction

DSH intends to make discretionary payments to certain employees for their efforts on behalf of DSH and the Deep South Companies prior to the consummation of the Transaction from the cash proceeds that DSH will receive upon the consummation of the Transaction. The employees who may be eligible for such discretionary payments will become employees of NAIL Acquisition Corp. or will continue as employees of the Deep South Companies after consummation of the Transaction, and include Messrs. Trotter, Dugan and Titus.

BENEFICIAL OWNERSHIP OF NAIL SECURITIES

The following table sets forth certain information regarding beneficial ownership of the NAIL Common Stock as of January 25, 2008 and after consummation of the Transaction, by each person who is known by us to own beneficially more than 5.0% of the outstanding shares of NAIL Common Stock.

	Beneficial Ownership of NAIL Common Stock as of January 25, 2008		Beneficial Ownership of NAIL Common Stock After Consummation of the Transaction
Name of Beneficial Owner(1)	Amount of Beneficial Ownership	Percent of Class(2)	Amount of Beneficial Ownership	Percent of Class(3)
5.0% Stockholders
D.B. Zwirn & Co., L.P. (4) 745 Fifth Avenue, 18th Floor New York, NY	2,724,803	15.2%	2,724,803	13.3%
Fir Tree, Inc.(5) 505 Fifth Avenue, 23rd Floor New York, New York 10017	1,997,000	11.1%	1,997,000	9.8%
Jonathan M. Glaser(6) 11601 Wilshire Boulevard, Suite 2180 Los Angeles, California 90025	1,691,100	9.4%	1,691,100	8.3%
Satellite Fund Management LLC(7) 623 Fifth Avenue, 19th Floor New York, New York 10022	1,358,000	7.6%	1,358,000	6.6%
The Baupost Group, L.L.C.(8) 10 St. James Avenue, Suite 2000 Boston, Massachusetts 02116	1,293,300	7.2%	1,293,300	6.3%
Weiss Asset Management, LLC(9) 29 Commonwealth Ave. (10th Floor) Boston, MA 02116	1,243,994	6.9%	1,243,994	6.1%
HBK Investments L.P.(10) 300 Crescent Court, Suite 700 Dallas, Texas 75201	1,136,962	6.3%	1,136,962	5.6%
Azimuth Opportunity, Ltd.(11) c/o WSmiths Finance Nemours Chambers, P.O. Box 3170 Road Town, Tortola British Virgin Islands	1,119,500	6.2%	1,119,500	5.5%
Context Capital Management, LLC(12) 12626 High Bluff Drive, Suite 440 San Diego, California 92130	971,700	5.4%	971,700	4.8%

(1)	Except as set forth in the footnotes to this table, the persons named in the table above have sole voting and dispositive power with respect to all shares shown as beneficially owned by them.
(2)	Amount and applicable percentage of ownership is based on 17,968,750 shares of NAIL Common Stock outstanding on January 25, 2008.
(3)	Amount and applicable percentage of ownership is based on an estimated 20,429,102 shares of NAIL Common Stock outstanding immediately after consummation of the Transaction (see the section entitled “COMPARATIVE PER SHARE INFORMATION” on page 53).
(4)

Share information based solely on information contained in a Schedule 13G/A, dated November 29, 2007, filed with the SEC. The Schedule 13G/A indicates that (i) D.B. Zwirn & Co., L.P. (“Zwirn & Co.”), DBZ GP, LLC (“DBZ”), Zwirn Holdings, LLC (“Zwirn Holdings”) and Daniel B. Zwirn (“Zwirn”) each share voting and dispositive power, and may each be deemed to be the beneficial owner of (a) 1,138,585 shares of

NAIL Common Stock owned by D.B. Zwirn Special Opportunities Fund, L.P., representing approximately 6.3% of the class, and (b) 1,586,218 shares of NAIL Common Stock owned by D.B. Zwirn Special Opportunities Fund, Ltd., representing approximately 8.8% of the class (the entities referred to in (a) and (b), collectively, the “Funds”); (ii) Zwirn & Co. is the manager of each of the Funds, and consequently has voting control and investment discretion over the shares of NAIL Common Stock held by each of the Funds; and (iii) Zwirn is the managing member of and thereby controls Zwirn Holdings, which in turn is the managing member of and thereby controls Zwirn & Co. The Schedule 13G indicates that each of Zwirn & Co., DBZ, Zwirn Holdings and Zwirn disclaims beneficial ownership of the shares reported therein as held by the Funds.

(5)	Share information based solely on information contained in a Form 3, dated March 23, 2006, filed with the SEC, information contained in a Schedule 13G, dated March 28, 2006, filed with the SEC, and information contained in a Schedule 13G/A, dated February 14, 2007, filed with the SEC. The Form 3 indicates that (i) Fir Tree, L.L.C., the general partner of Fir Tree Value Master Fund, LP (“Fir Tree Value”), (ii) Camellia Partners, LLC, the general partner of Fir Tree Recovery Master Fund, LP (“Fir Tree Recovery”), and (iii) Fir Tree, Inc., the investment manager of both Fir Tree Value and Fir Tree Recovery, hold indirectly NAIL Common Stock through the accounts of Fir Tree Recovery and Sapling LLC, of which Fir Tree Value is the sole member; Jeffrey Tannenbaum, the principal of Fir Tree, L.L.C., Camellia Partners, LLC and Fir Tree, Inc., and Andrew Fredman, another principal of Camellia Partners, LLC, at the time of purchase, controlled the disposition and voting of the NAIL Common Stock. Fir Tree, L.L.C. receives a performance- based allocation and Fir Tree, Inc. receives an asset-based fee from Fir Tree Value and its affiliates. Camellia Partners, LLC receives a performance-based allocation and Fir Tree, Inc. receives an asset-based fee from Fir Tree Recovery and its affiliates. The Schedule 13G/A indicates that (i) Sapling, LLC beneficially owns 1,392,708 shares of NAIL Common Stock and shares voting and dispositive power with respect to the reported shares, (ii) Fir Tree Recovery beneficially owns 604,292 shares of NAIL Common Stock and shares voting and dispositive power with respect to the reported shares and (iii) Fir Tree, Inc. beneficially owns 1,997,000 shares of NAIL Common Stock and shares voting and dispositive power with respect to the reported shares.
(6)	Share information based solely on information contained in a Schedule 13G, dated February 14, 2007, filed with the SEC. The Schedule 13G indicates that (i) Jonathan M. Glaser beneficially owns 1,691,100 shares of NAIL Common Stock and shares voting and dispositive power with respect to the reported shares, (ii) JMG Capital Management, Inc. (“JMG Inc.”) beneficially owns 823,200 shares of NAIL Common Stock and shares voting and dispositive power with respect to the reported shares, (iii) JMG Capital Management, L.L.C. (“JMG LLC”) beneficially owns 823,200 shares of NAIL Common Stock and shares voting and dispositive power with respect to the reported shares, (iv) Daniel Albert David beneficially owns 867,900 shares of NAIL Common Stock and shares voting and dispositive power with respect to the reported shares, (v) Roger Richter beneficially owns 867,900 shares of NAIL Common Stock and shares voting and dispositive power with respect to the reported shares, (vi) Pacific Assets Management, L.L.C. (“PAM”) beneficially owns 867,900 shares of NAIL Common Stock and shares voting and dispositive power with respect to the reported shares and (vii) Pacific Capital Management, Inc. (“PCM”) beneficially owns 867,900 shares of NAIL Common Stock and shares voting and dispositive power with respect to the reported shares. The Schedule 13G also indicates that (i) Mr. Glaser, Mr. David and Mr. Richter are control persons of PCM and PAM, (ii) JMG Inc. is a member of JMG LLC and (iii) Mr. Glaser is the control person of JMG Inc. and JMG LLC.
(7)

Share information based solely on information contained in a Schedule 13G, dated February 14, 2007, filed with the SEC. The Schedule 13G indicates that (i) Satellite Fund II, L.P. (“Satellite Fund II”) beneficially owns 275,180 shares of NAIL Common Stock and shares voting and dispositive power with respect to the reported shares, (ii) Satellite Fund IV, L.P. (“Satellite Fund IV”) beneficially owns 54,710 shares of NAIL Common Stock and shares voting and dispositive power with respect to the reported shares, (iii) Satellite Overseas Fund, Ltd. (“Satellite Overseas”) beneficially owns 691,300 shares of NAIL Common Stock and shares voting and dispositive power with respect to the reported shares, (iv) The Apogee Fund, Ltd. (f/k/a Satellite Overseas Fund III, Ltd.) (“Apogee”) beneficially owns 130,020 shares of NAIL Common Stock and shares voting and dispositive power with respect to the reported shares, (v) Satellite Overseas Fund V,

Ltd. (“Satellite Overseas V”) beneficially owns 63,160 shares of NAIL Common Stock and shares voting and dispositive power with respect to the reported shares, (vi) Satellite Overseas Fund VI, Ltd. (“Satellite Overseas VI”) beneficially owns 18,440 shares of NAIL Common Stock and shares voting and dispositive power with respect to the reported shares, (vii) Satellite Overseas Fund VII, Ltd. (“Satellite Overseas VII”) beneficially owns 25,150 shares of NAIL Common Stock and shares voting and dispositive power with respect to the reported shares, (viii) Satellite Overseas Fund VIII, Ltd. (“Satellite Overseas VIII”) beneficially owns 35,280 shares of NAIL Common Stock and shares voting and dispositive power with respect to the reported shares, (ix) Satellite Overseas Fund IX, Ltd. (“Satellite Overseas IX”) beneficially owns 64,760 shares of NAIL Common Stock and shares voting and dispositive power with respect to the reported shares, (x) Satellite Asset Management, L.P. (“Satellite Asset Management”) beneficially owns 1,358,000 shares of NAIL Common Stock and shares voting and dispositive power with respect to the reported shares, (xi) Satellite Fund Management L.L.C. (“Satellite Fund Management”) beneficially owns 1,358,000 shares of NAIL Common Stock and shares voting and dispositive power with respect to the reported shares and (xii) Satellite Advisors, L.L.C. (“Satellite Advisors”) beneficially owns 329,890 shares of NAIL Common Stock and shares voting and dispositive power with respect to the reported shares. The Schedule 13G also indicates that (i) Satellite Advisors has discretionary trading authority over Satellite II and Satellite IV (collectively, the “Delaware Funds”), (ii) Satellite Asset Management has discretionary investment trading authority over Satellite Overseas, Apogee, Satellite Overseas V, Satellite Overseas VI, Satellite Overseas VII, Satellite Overseas VIII and Satellite Overseas IX (together with the Delaware Funds, the “Satellite Funds”), (iii) Satellite Fund Management is the general partner of Satellite Asset Management and (iv) Satellite Fund Management and Satellite Advisors each share the same executive committee that makes investment decisions on behalf of the Satellite Funds and investment decisions made by such Executive Committee, when necessary, are made through approval of a majority of the Executive Committee members.

(8)	Share information based solely on information contained in a Schedule 13G, dated February 13, 2007, filed with the SEC. The Schedule 13G indicates that (i) The Baupost Group, L.L.C. (“Baupost”) is a registered investment advisor, (ii) SAK Corporation is the Manager of Baupost and (iii) Seth A. Klarman, as the sole Director of SAK Corporation and a controlling person of Baupost, may be deemed to have beneficial ownership under Section 13(d) of the securities beneficially owned by Baupost.
(9)	Share information based solely on information contained in a Schedule 13G, dated November 29, 2007, filed with the SEC. The Schedule 13G indicates that (i) Weiss Asset Management, LLC (“Weiss Asset”) is the sole general partner of a private investment partnership that beneficially owns 1,243,994 shares of NAIL Common Stock, with respect to which Weiss Asset shares voting and dispositive power, (ii) Weiss Capital, LLC (“Weiss Capital”) is the sole investment manager of a private investment corporation that beneficially owns 507,906 shares of NAIL Common Stock, representing 2.8% of the class, with respect to which Weiss Capital shares voting and dispositive power, (iii) Andrew M. Weiss, PH.D. (“Weiss”) is the Managing Member of Weiss Asset and may be deemed to control Weiss Asset, and Weiss is the managing member of Weiss Capital and may be deemed to control Weiss Capital, and as such is reporting beneficial ownership of 1,751,900 shares of NAIL Common Stock, representing 9.7% of the class, with respect to which Weiss shares voting and dispositive power. The Schedule 13G indicates that Weiss disclaims beneficial ownership of the shares reported therein as beneficially owned by him except to the extent of his pecuniary interest therein.
(10)

Share information based solely on information contained in a Schedule 13G, dated August 17, 2007, filed with the SEC. The Schedule 13G indicates that (i) HBK Investments L.P. beneficially owns 1,136,962 shares of NAIL Common Stock and shares voting and dispositive power with respect to the reported shares, (ii) HBK Services LLC beneficially owns 1,136,962 shares of NAIL Common Stock and shares voting and dispositive power with respect to the reported shares, (iii) HBK Partners II L.P. beneficially owns 1,136,962 shares of NAIL Common Stock and shares voting and dispositive power with respect to the reported shares, (iv) HBK Management LLC beneficially owns 1,136,962 shares of NAIL Common Stock and shares voting and dispositive power with respect to the reported shares and (v) HBK Master Fund L.P. beneficially owns 1,136,962 shares of NAIL Common Stock and shares voting and dispositive power with respect to the reported shares. The Schedule 13G also indicates that HBK Investments L.P. has delegated discretion to vote and dispose of the Securities to HBK Services LLC (“Services”). Services may, from time to time, delegate discretion to vote and dispose of certain of the Securities to HBK New York LLC, a Delaware limited liability company, HBK Virginia LLC, a Delaware limited liability company, HBK Europe Management LLP, a limited liability partnership organized under the laws of the United Kingdom, and/or HBK Hong Kong Ltd., a corporation organized under the laws of Hong Kong (collectively, the “Subadvisors”). Each of Services and the Subadvisors is under common control with HBK Investments L.P. The Schedule 13G further indicates that Jamiel A. Akhtar, Richard L. Booth, David C. Haley, Lawrence H. Lebowitz, and William E. Rose are each managing members of HBK Management LLC.

(11)	Share information based solely on information contained in a Schedule 13G, dated July 21, 2006, filed with the SEC and a Schedule 13G/A dated February 13, 2007, filed with the SEC.
(12)	Share information based solely on information contained in a Schedule 13G, dated January 31, 2007, filed with the SEC. The Schedule 13G indicates that (i) Context Capital Management, LLC beneficially owns 971,700 shares of NAIL Common Stock and shares voting and dispositive power with respect to the reported shares, (ii) Michael Rosen beneficially owns 971,700 shares of NAIL Common Stock and shares voting and dispositive power with respect to the reported shares and (iii) William D. Fertig beneficially owns 971,700 shares of NAIL Common Stock and shares voting and dispositive power with respect to the reported shares. The Schedule 13G also indicates that (i) Context Capital Management, LLC is a registered investment adviser whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the reported shares, (ii) Michael Rosen is the co-chairman, chief executive officer and manager of Context Capital Management, LLC, (iii) William D. Fertig is the co-chairman and chief investment officer of Context Capital Management, LLC and (iv) no single client of Context Capital Management, LLC holds more than five percent of the outstanding NAIL Common Stock.

The following table sets forth certain information regarding beneficial ownership of the NAIL Common Stock and our warrants as of January 25, 2008, by (i) each of our executive officers for the fiscal year ended June 30, 2007, (ii) each of our directors, and (iii) all directors and executive officers as a group. Our warrants become exercisable upon the completion of our initial business combination. These warrants expire on March 21, 2010, or earlier upon redemption.

Name of Beneficial Owner(1)	Amount of Beneficial Ownership of NAIL Common Stock		Percent of Class(2)	Amount of Beneficial Ownership of Warrants		Percent of Class(3)
Executive Officers
William R. de Jonge	842,064	(4)	4.7%	541,918		3.2%
Paula S. Butler	842,064	(5)	4.7%	541,918	(6)	3.2%
Francis E. Lauricella, Jr.	842,063	(7)	4.7%	541,918		3.2%

Directors
Scott A. Levine	662,901	(8)	3.7%	426,617		2.5%
E. Miles Prentice, III	10,503	(9)	*	70,116		*
Robert Sroka	0	(10)	*	0		*
All executive officers and directors as a group	3,199,595		17.8%	2,122,487		12.7%

*	Less than 1.0%.
(1)	Except as set forth in the footnotes to this table, the persons named in the table above have sole voting and dispositive power with respect to all shares shown as beneficially owned by them.
(2)	Amount and applicable percentage of ownership is based on 17,968,750 shares of NAIL Common Stock outstanding on January 25, 2008.
(3)	Amount and applicable percentage of ownership is based on 16,758,957 of our warrants outstanding on January 25, 2008.
(4)	Mr. de Jonge disclaims all beneficial ownership in 168,906 of the reported shares, which shares are held by a trust, for which a third party acts as trustee, created for the benefit of Mr. de Jonge’s child. The mailing address of Mr. de Jonge is 885 Third Avenue, 31st Floor, New York, New York 10022.

(5)	Ms. Butler disclaims all beneficial ownership in 172,500 of the reported shares, 57,500 of which are held by one of Ms. Butler’s daughters, 57,500 of which are held by the other of Ms. Butler’s daughters, and 57,500 of which are held by Ms. Butler’s son. The mailing address of Ms. Butler is 83 Chestnut Street, Boston, Massachusetts 02108.
(6)	Ms. Butler disclaims all beneficial ownership in 175,291 of the reported warrants, which are held by Ms. Butler’s spouse.
(7)	Mr. Lauricella disclaims all beneficial ownership in 172,500 of the reported shares, 57,500 of which are held by a trust, for which Mr. Lauricella’s sister acts as trustee, created for the benefit of one of Mr. Lauricella’s sons, 57,500 of which are held by a trust, for which Mr. Lauricella’s sister acts as trustee, created for the benefit of Mr. Lauricella’s daughter, and 57,500 of which are held by a trust, for which Mr. Lauricella’s sister acts as trustee, created for the benefit of Mr. Lauricella’s other son. The mailing address of Mr. Lauricella is 475 Gate Five Road, Suite 320, Sausalito, California 94965.
(8)	Mr. Levine disclaims all beneficial ownership in the reported shares, which shares are held by trusts (three trusts holding 165,725 shares each and one trust holding 165,726 shares), for which third parties act as trustee, created for the benefit of Mr. Levine’s children. The mailing address of Mr. Levine is 885 Third Avenue, 31st Floor, New York, New York 10022.
(9)	The mailing address of Mr. Prentice is c/o Eaton & Van Winkle LLP, 3 Park Avenue, 16th Floor, New York, New York 10016.
(10)	The mailing address of Mr. Sroka is 885 Third Avenue, 31st Floor, New York, New York 10022.

The following table sets forth certain information regarding beneficial ownership of the NAIL Common Stock and our warrants after the consummation of the Transaction, assuming no purchases of NAIL Common Stock or warrants between the date of this Proxy Statement and the consummation of the Transaction, by (i) each of our executive officers after the consummation of the Transaction, (ii) each of our directors after the consummation of the Transaction, and (iii) all directors and executive officers as a group after the Transaction. Our warrants become exercisable upon the completion of our initial business combination. These warrants expire on March 21, 2010, or earlier upon redemption.

Name of Beneficial Owner(1)	Amount of Beneficial Ownership of NAIL Common Stock		Percent of Class(2)	Amount of Beneficial Ownership of Warrants	Percent of Class(3)
Executive Officers
David J. Disiere	2,460,352	(4)	12.0%	2,000,000	11.9%
Michael P. Dugan	0		*	0	*
Mark W. Haushill	0	(5)	*	0	*
Clessie F. Titus	0		*	0	*
Michael R. Trotter	0		*	0	*

Directors
William R. de Jonge	842,064	(6)	4.1%	541,918	3.2%
John T. Hompe	0		*	0	*
Francis E. Lauricella, Jr.	842,063	(7)	4.1%	541,918	3.2%
Scott A. Levine	662,901	(8)	3.2%	426,617	2.5%
E. Miles Prentice, III	10,503	(9)	*	70,116	*
William E. Roche	0	(10)	*	0	*
Robert Sroka	0	(11)	*	0	*
All executive officers and directors as a group	4,817,883		23.6%	3,580,569	21.4%

*	Less than 1.0%.
(1)	Except as set forth in the footnotes to this table, (i) the persons named in the table above have sole voting and dispositive power with respect to all shares shown as beneficially owned by them and (ii) the mailing address of our officers and directors is 6363 N. State Highway 161, Suite 100, Irving, TX 75038.

(2)	Amount and applicable percentage of ownership is based on an estimated 20,429,102 shares of NAIL Common Stock outstanding immediately after consummation of the Transaction (see the section entitled “COMPARATIVE PER SHARE INFORMATION” on page 53).
(3)	Amount and applicable percentage of ownership is based on an estimated 16,758,957 of our warrants outstanding immediately after consummation of the Transaction.
(4)	Based on the following assumptions made about the purchase price to be paid to DSH, of which Mr. Disiere is the indirect majority owner, upon consummation of the Transaction: Assuming the adjusted EBITDA of the Deep South Companies for the twelve month period ended December 31, 2007 is $18.8 million, the payment to be made by NAIL to DSH upon consummation of the Transaction would be approximately $111,672,000, $19,584,400 of which would be payable in approximately 2,460,352 shares of NAIL Common Stock, assuming a trust value per share of NAIL Common Stock eligible for conversion as of NAIL’s fiscal quarter ending prior to the consummation of the Transaction of $7.96.
(5)	Mr. Haushill is also expected to be a director of NAIL after consummation of the Transaction.
(6)	Mr. de Jonge disclaims all beneficial ownership in 168,906 of the reported shares, which shares are held by a trust, for which a third party acts as trustee, created for the benefit of Mr. de Jonge’s child. The mailing address of Mr. de Jonge is 885 Third Avenue, 31st Floor, New York, New York 10022.
(7)	Mr. Lauricella disclaims all beneficial ownership in 172,500 of the reported shares, 57,500 of which are held by a trust, for which Mr. Lauricella’s sister acts as trustee, created for the benefit of one of Mr. Lauricella’s sons, 57,500 of which are held by a trust, for which Mr. Lauricella’s sister acts as trustee, created for the benefit of Mr. Lauricella’s daughter, and 57,500 of which are held by a trust, for which Mr. Lauricella’s sister acts as trustee, created for the benefit of Mr. Lauricella’s other son. The mailing address of Mr. Lauricella is 475 Gate Five Road, Suite 320, Sausalito, California 94965.
(8)	Mr. Levine disclaims all beneficial ownership in the reported shares, which shares are held by trusts (three trusts holding 165,725 shares each and one trust holding 165,726 shares), for which third parties act as trustee, created for the benefit of Mr. Levine’s children. The mailing address of Mr. Levine is 885 Third Avenue, 31st Floor, New York, New York 10022.
(9)	The mailing address of Mr. Prentice is c/o Eaton & Van Winkle LLP, 3 Park Avenue, 16th Floor, New York, New York 10016.
(10)	The mailing address of Mr. Roche is c/o Ocean Harbor Casualty Insurance Company, 1 Penn Plaza, Suite 2503, New York, New York 10119.
(11)	The mailing address of Mr. Sroka is 885 Third Avenue, 31st Floor, New York, New York 10022.

Changes in Control

As described in this Proxy Statement, on August 10, 2007, we announced that we had entered into the Securities Purchase Agreement with DSH, NAIL Acquisition Corp., and Mr. Disiere. Pursuant to the Securities Purchase Agreement, NAIL, through NAIL Acquisition Corp., will purchase from DSH all of the outstanding ownership interests of the Deep South Companies, as well as certain assets of DSH relating to the business of the Deep South Companies, such as contracts, leases, intellectual property and fixed assets, and assume from DSH certain liabilities associated with such assets of DSH that are purchased. Following the consummation of the Transaction, NAIL will indirectly own 100.0% of the outstanding ownership interests of the Deep South Companies.

The purchase price of the Deep South Companies is based on the adjusted EBITDA of the Deep South Companies. Assuming the adjusted EBITDA of the Deep South Companies for the twelve month period ended December 31, 2007 is $18.8 million, the payment to be made by NAIL to DSH upon consummation of the Transaction would be approximately $111.7 million, approximately $92.1 million of which would be payable in cash and approximately $19.6 million of which would be payable in approximately 2.4 million shares of NAIL Common Stock, assuming a trust value per share of NAIL Common Stock eligible for conversion as of NAIL’s fiscal quarter ending prior to the consummation of the Transaction of $7.96. Additionally, DSH could receive additional payments of up to an aggregate of approximately $63.3 million, and could elect to receive some or all of such amount in shares of NAIL Common Stock, through an earn out arrangement based on the future financial performance of the Deep South Companies over the twelve month periods ending December 31, 2008 and 2009.

The number of shares of NAIL Common Stock that would be issuable to DSH upon such election would be based on average closing price of the NAIL Common Stock for the 20 trading days immediately preceding the date any such earn out payment is due. Assuming (i) the maximum amount of earn out payments become payable to DSH, (ii) DSH elects to receive all such earn out payments in NAIL Common Stock and (iii) the market price of the NAIL Common Stock appreciates 15.0% per year, approximately 6.5 million shares of NAIL Common Stock would be issuable to DSH in satisfaction of these earn out payments. As a result, in the aggregate, an estimated maximum of 8.9 million shares of NAIL Common Stock could be issued to DSH as consideration in the Transaction.

Accordingly, immediately after consummation of the Transaction, Mr. Disiere, as the indirect majority owner of DSH, could beneficially own approximately 2.46 million shares of NAIL Common Stock, representing approximately 12.0% of the shares of NAIL Common Stock outstanding at that time.

In addition, on January 22 and 23, 2008, Mr. Disiere purchased in the aggregate 2,000,000 of NAIL’s outstanding warrants in open market transactions. We expect that these warrants will be exercised only if the $6.00 per share exercise price is below the then market price of the NAIL Common Stock.

NAIL SHARES ELIGIBLE FOR FUTURE SALE

After consummation of the Transition, it is estimated that there will be approximately 20,372,250 shares of NAIL Common Stock outstanding, of which all but 5,997,250 (3,593,750 shares of NAIL Common Stock owned by our current officers and our current or former directors and their respective affiliates and estimated 2,403,500 shares of NAIL Common Stock to be issued to DSH upon consummation of the Transaction) shares will be registered and freely tradable without securities law restriction. In addition, there are outstanding 16,758,957 warrants, each to purchase one share of NAIL Common Stock, 14,375,000 of which are freely tradable. On January 22 and 23, 2008, Mr. Disiere purchased in the aggregate 2,000,000 of such outstanding warrants in open market transactions. The NAIL Common Stock issuable upon exercise of the warrants will also be freely tradable, provided that there is a registration statement in effect at the time of their exercise. NAIL intends to use its best efforts to cause such a registration statement to be in effect at such time as the warrants become exercisable. In addition, in connection with NAIL’s IPO, NAIL sold to CRT Capital Group LLC, for $100, an option to purchase up to a total of 750,000 units, consisting of one share of NAIL Common Stock and one warrant, at $8.80 per unit, commencing on the later of the consummation of the Business Combination and one year after the date of the final prospectus for NAIL’s IPO and expiring four years after the date of the final prospectus. The warrants underlying the units have terms that are identical to those issued in NAIL’s IPO, with the exception of the exercise price, which is set at $7.50 per warrant. The purchase option also contains a cashless exercise feature that allows the holder or holders of the purchase option to receive units on a net exercise basis. In addition, the purchase option provides for registration rights that permit the holder or holders of the purchase option to demand that a registration statement be filed with respect to all or any part of the securities underlying the purchase option within five years of the completion of the Offering. Further, the holder or holders of the purchase option are entitled to piggy-back registration rights in the event NAIL undertakes a subsequent registered offering within seven years of the completion of NAIL’s IPO. Warrants issued and outstanding as a result of the exercise of the purchase option will be subject to NAIL’s right of redemption. Therefore, there are an aggregate of 17,508,957 shares of NAIL Common Stock that may be issued in the future upon exercise of outstanding warrants and options.

The 5,593,750 shares of NAIL Common Stock owned by our current officers and current or former directors and their respective affiliates are being held in escrow, and, subject to certain limited exceptions, such as transfers to family members and trusts for estate planning purposes and upon death, these shares will not be transferable during the escrow period and will not be released from escrow until three years after NAIL’s IPO, unless we were to consummate a transaction after the consummation of the initial business combination which results in all of the stockholders of the combined entity having the right to exchange their shares of NAIL Common Stock for cash, securities or other property.

At the consummation of the Transaction, DSH and Mr. Disiere will enter into a Lock-Up Agreement with NAIL with respect to the shares of NAIL Common Stock that they acquire pursuant to the Transaction so that they will not be able to sell the shares (except to family members or affiliates) until the one year anniversary of the date that such share was originally due to be received by DSH.

In general, under Rule 144, a person who has owned restricted shares beneficially for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of the then-average preceding four weeks’ average weekly trading volume or one percent of the total number of shares outstanding. Sales under Rule 144 are also subject to manner of sale provisions, notice requirements and the availability of current public information about the company. A person who has not been an affiliate of the company for at least the three months immediately preceding the sale and who has beneficially owned shares for at least two years is entitled to sell the shares under Rule 144 without regard to the limitations described above.

No prediction can be made about the effect that market sales of NAIL Common Stock or the availability for sale of NAIL Common Stock will have on its market price. Sales of substantial amounts of NAIL Common Stock in the public market could adversely affect the market price for NAIL’s securities and could impair NAIL’s future ability to raise capital through the sale of NAIL Common Stock or securities linked to it.

DESCRIPTION OF NAIL COMMON STOCK AND OTHER NAIL SECURITIES

General

We are authorized to issue 100 million shares of NAIL Common Stock and one million shares of preferred stock, par value $0.0001 per share. As of January 25, 2008, 17,968,750 shares of NAIL Common Stock are outstanding, held by 18 record holders, and no shares of preferred stock are outstanding.

Units

Each unit consists of one share of NAIL Common Stock and one warrant. Each warrant entitles the holder to purchase one share of NAIL Common Stock. Our units trade on the AMEX under the symbol “NAO.U.,” and our warrants and the NAIL Common Stock have traded separately on the AMEX under the symbols “NAO.WS” and “NAO” since April 3, 2006 and April 4, 2006, respectively.

NAIL Common Stock

Each holder of NAIL Common Stock is entitled to one vote for each share on all matters to be voted upon by the stockholders, and there are no cumulative rights. Subject to preferences to which holders of our preferred stock may be entitled, holders of NAIL Common Stock will be entitled to receive ratably the dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for the payment of dividends. If there is a liquidation, dissolution or winding up of us, holders of NAIL Common Stock would be entitled to share in our assets remaining after the payment of liabilities, and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of our preferred stock.

Except as described in this Proxy Statement, holders of NAIL Common Stock will have no preemptive or conversion rights or other subscription rights, and there will be no redemption or sinking fund provisions applicable to the NAIL Common Stock, except that public stockholders, other than our initial stockholders, have the right to have their shares of NAIL Common Stock converted to cash equal to their allocable share of the amount then on deposit in the trust account if (1) they vote against the Transaction and (2) the Transaction is nevertheless approved and completed. Public stockholders who convert their NAIL Common Stock into their allocable share of the amount then on deposit in the trust account will still have the right to exercise the warrants that they received as part of the units. All outstanding shares of NAIL Common Stock will be fully paid and non-assessable. The rights, preferences and privileges of the holders of NAIL Common Stock will be subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate in the future.

In connection with the vote required for the Transaction, all of our initial stockholders, directors and officers have agreed to vote the shares of NAIL Common Stock beneficially owned by them in accordance with the vote of the majority of our stockholders other than our public stockholders. However, all of our initial stockholders, directors and officers will vote all of their shares of NAIL Common Stock in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

We will proceed with the Transaction only if a majority of the shares of NAIL Common Stock voted by the public stockholders are voted in favor of the business combination and (2) public stockholders owning less than 20.0% of the shares of NAIL Common Stock issued in NAIL’s IPO exercise their IPO conversion rights. We have structured the Transaction so that the Transaction will proceed and may be consummated even if the maximum number of shares of NAIL Common Stock that may be converted to cash in connection with the Transaction are in fact converted to cash, reducing the amount of cash ultimately available to consummate the Transaction by up to approximately 20.0%. However, we will not proceed with the Transaction if public stockholders owning 20.0% or more of the shares of NAIL Common Stock issued in NAIL’s IPO both vote against the Transaction and exercise their IPO conversion rights, even if public stockholders holding a majority of the shares of NAIL Common Stock vote in favor of the Transaction.

If we are unable to complete the Transaction and are forced to liquidate our assets, our public stockholders are entitled to share ratably in the trust account, inclusive of any interest and any net assets remaining available for distribution to them after payment of liabilities. All of our initial stockholders, directors and officers have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of NAIL Common Stock beneficially owned and acquired by them prior to NAIL’s IPO. They will participate in any liquidation distribution with respect to any shares of NAIL Common Stock acquired in connection with or following NAIL’s IPO.

Dividends. We have not paid any dividends on the NAIL Common Stock to date and do not intend to pay dividends prior to the completion of the Transaction. If we consummate the Transaction, we have not made a decision whether or not we will pay dividends to our stockholders. Our principal assets would be equity interests in our subsidiaries, and we would have to rely on distributions from these subsidiaries if we were to pay any dividends to our stockholders. Any future determination as to the declaration and payment of cash dividends will be at the discretion of our board of directors and will depend on factors our board of directors deems relevant, including among others, our results of operations, financial condition and cash requirements, business prospects, and the terms of any financing arrangements to which we are party. You may not want to remain invested in the NAIL Common Stock if you require or expect dividend income. For the foreseeable future, it is possible that the only return on an investment in us, if any, would come from the capital appreciation of the NAIL Common Stock.

Preferred Stock

Our Amended and Restated Certificate of Incorporation authorizes the issuance of up to one million shares of preferred stock with the designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock have been issued or registered with the SEC. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of NAIL Common Stock, although the underwriting agreement entered into with CRT in connection with NAIL’s IPO prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the NAIL Common Stock on a business combination. We may issue some or all of the preferred stock in connection with a future business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we may issue these types of shares in the future.

Warrants

Each warrant entitles the registered holder thereof to purchase from NAIL one share of NAIL Common Stock at an exercise price of $6.00 commencing on the later of (1) March 21, 2007 or (2) the completion of our initial business combination, and will expire on March 21, 2010, or earlier upon redemption.

The warrants are redeemable at a price of $0.01 per warrant upon 30 days’ notice after the warrants become exercisable, only in the event that the last sale price of the NAIL Common Stock is at least $11.50 per share for any 20 trading days within a 30-trading day period ending on the third business day prior to the date on which notice of such redemption is given. Holders will retain their right to exercise the warrants if the rights are exercised before the date specified in the notice of redemption. From and after the redemption date, the record holder of a warrant will have no further rights except to receive, upon surrender of the warrants, the redemption price.

On February 13, 2007, NAIL entered into a Warrant Clarification Agreement (the “Warrant Clarification Agreement”) to clarify the terms of the Warrant Agreement, dated as of March 27, 2006 (the “Warrant Agreement”), by and between NAIL and Mellon Investor Services LLC, as warrant agent. The Warrant Clarification Agreement clarified, consistent with the terms of the Warrant Agreement and the disclosure contained in NAIL’s Prospectus dated March 22, 2006, that if NAIL is unable to deliver securities pursuant to the exercise of a warrant because, at the time of exercise, no prospectus relating to NAIL Common Stock issuable upon exercise of the warrants is current and the NAIL Common Stock has not been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants, then NAIL will have no obligation to pay cash or other consideration to the holders of warrants or otherwise “net-cash settle” the warrant. Under the terms of the Warrant Agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to NAIL Common Stock issuable upon exercise of the warrants until the earlier of (1) expiration of the warrants or (2) their earlier redemption in full, if any. However, we may not be able to do so. The warrants may be deprived of any value, and the market for the warrants may be limited if a prospectus relating to the NAIL Common Stock issuable upon the exercise of the warrants is not current or if the NAIL Common Stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside. You should review a copy of the Warrant Agreement and the Warrant Clarification Agreement for a complete description of the terms and conditions applicable to the warrants.

We established the warrants’ pricing criterion to provide warrant holders with a premium to the initial warrant exercise price as well as to provide a degree of liquidity in the event of our redemption call. If these conditions are satisfied and we call the warrants for redemption, each warrant holder will then be entitled to exercise his or her warrant prior to the date scheduled for redemption. However, we cannot assure that the price of the NAIL Common Stock will exceed $11.50 or the warrant exercise price after the redemption call is made.

Our right to redeem the outstanding warrants includes any warrants that may be held by CRT Capital Group LLC as a result of the exercise of CRT Capital Group LLC’s purchase option and the D&O warrants. We may redeem all outstanding warrants without the underwriters’ consent.

The exercise price and number of shares of NAIL Common Stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, our recapitalization, reorganization, transaction or consolidation. However, the warrants will not be adjusted for issuances of NAIL Common Stock at a price below the exercise price of the warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check or wire transfer of immediately available funds payable to us, for the number of warrants being exercised. The warrant holders do not have any voting rights or other rights or privileges of holders of NAIL Common Stock until they exercise their warrants and receive shares of NAIL Common Stock. After the issuance of shares of NAIL Common Stock upon exercise of the warrants, each holder will be entitled to one vote for each share of NAIL Common Stock held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share of NAIL Common Stock, we will, upon exercise, round to the nearest whole number the number of shares of NAIL Common Stock to be issued to the warrant holder.

D&O Rights

On March 21, 2006, our directors at that time and officers and the spouse of one of our officers, as designee, purchased from us an aggregate of 1.7 million D&O rights in a private placement, at a purchase price of $1.00 per right, convertible into D&O warrants. Such D&O rights were issued pursuant to an exemption from registration contained in Section 4(2) of the Securities Act as they were sold in a transaction not involving a public offering.

The $1.7 million proceeds from the issuance and sale of the D&O rights were placed in a trust account and is part of the liquidating distribution to our public stockholders in the event of liquidation prior to our business combination or in the event that less than 20.0% of our public stockholders elect to convert their shares of NAIL Common Stock in connection with a business combination.

The D&O rights were automatically converted into 2,383,957 D&O warrants on July 19, 2006. The conversion ratio of D&O rights into D&O warrants was calculated by dividing $1.00 by the conversion price of $0.7131 (which was the weighted average of all sale prices of the warrants as reported on the AMEX during the 20 trading days prior to the conversion date).

The D&O warrants have terms and provisions that are identical to those of the warrants sold as part of our units but will not be transferable or salable by our directors and officers and the spouse of one of our officers, as designee, until the consummation of our initial business combination. In the event of liquidation prior to our initial business combination, the D&O warrants will expire worthless.

Holders of the D&O warrants are permitted to transfer D&O warrants in certain limited circumstances, such as by will in the event of their death. However, the transferees receiving such D&O warrants will be subject to the same sale restrictions imposed on our directors and officers and the spouse of one of our officers, as designee, who initially purchased the D&O rights from us.

Purchase Option

In NAIL’s IPO, NAIL sold to CRT Capital Group LLC, for $100, an option to purchase up to a total of 750,000 units, consisting of one share of NAIL Common Stock and one warrant, at $8.80 per unit, commencing on the later of the consummation of our first business combination and one year after the date of the final prospectus for NAIL’s IPO and expiring four years after the date of the final prospectus. The warrants underlying the units have terms that are identical to those issued in NAIL’s IPO, with the exception of the exercise price, which is set at $7.50 per warrant. The purchase option also contains a cashless exercise feature that allows the holder or holders of the purchase option to receive units on a net exercise basis. In addition, the purchase option provides for registration rights that permit the holder or holders of the purchase option to demand that a registration statement be filed with respect to all or any part of the securities underlying the purchase option within five years of the completion of the NAIL’s IPO. Further, the holder or holders of the purchase option are entitled to piggy-back registration rights in the event NAIL undertakes a subsequent registered offering within seven years of the completion of NAIL’s IPO. Warrants issued and outstanding as a result of the exercise of the purchase option will be subject to NAIL’s right of redemption.

Transfer Agent and Registrar

The transfer agent for our securities and warrant agent for our warrants is Mellon Investor Services LLC.

Change of Control Provisions

A number of provisions in (i) NAIL’s Amended and Restated Certificate of Incorporation, (ii) NAIL’s bylaws and (iii) under the General Corporation Law of the State of Delaware, may make it more difficult to acquire control of NAIL. These provisions may have the effect of delaying, deferring, discouraging, preventing or rendering more difficult a future takeover attempt which is not approved by NAIL’s board of directors, but which individual stockholders may deem to be in their best interests or in which they may receive a substantial premium over then-current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. These provisions may also adversely affect the prevailing market price of the NAIL Common Stock. These provisions, which are described below, are intended to:

•	Enhance the likelihood of continuity and stability in the board of directors;

•	Discourage some types of transactions that may involve an actual or threatened change in control;

•	Discourage certain tactics that may be used in proxy fights;

•	Ensure that the board of directors will have sufficient time to act in what it believes to be in the best interests of the company and its stockholders; and

•	Encourage persons seeking to acquire control to consult first with the board of directors to negotiate the terms of any proposed business combination or offer.

Unissued Shares of Capital Stock

Common Stock

After consummation of the Transaction, it is estimated that there will be approximately 20,372,250 shares of NAIL Common Stock outstanding, assuming that no stockholders elect to exercise their IPO conversion rights. The remaining authorized and unissued NAIL Common Stock will be available for future issuance without additional stockholder approval. While the additional shares are not designed to deter or prevent a change of control, under some circumstances NAIL could use them to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control, by, for example, issuing shares in private placements to purchasers who might side with the Board of Directors in opposing a hostile takeover bid.

Preferred Stock

NAIL’s Amended and Restated Certificate of Incorporation grants NAIL’s board of directors the authority, without any further vote or action by stockholders, to issue preferred stock in one or more series, fix the number of shares constituting the series and establish the preferences, limitations and relative rights, including dividend rights, dividend rate, voting rights, terms of redemption, redemption price or prices, redemption rights and liquidation preferences of the shares of the series. The existence of authorized but unissued preferred stock could reduce NAIL’s attractiveness as a target for an unsolicited takeover bid, since NAIL could, for example, issue preferred stock to parties who might oppose such a takeover bid, or issue shares with terms the potential acquirer may find unattractive. This may have the effect of delaying or preventing a change in control, discourage bids for the NAIL Common Stock at a premium over the market price, and adversely affect the market price, and voting and other rights of holders of the NAIL Common Stock.

Certain Provisions of NAIL’s Charter and Bylaws

This section describes certain rights of the holders of NAIL Common Stock. This summary is not intended to be a complete discussion of NAIL’s Amended and Restated Certificate of Incorporation and existing bylaws and is qualified in its entirety by reference to the applicable document and the General Corporation Law of the State of Delaware.

NAIL is organized under the laws of the State of Delaware. The rights of the holders of NAIL’s capital stock are governed by the General Corporation Law of the State of Delaware and NAIL’s Amended and Restated Certificate of Incorporation and bylaws. The following discussion summarizes material provisions of NAIL’s Amended and Restated Certificate of Incorporation and NAIL’s existing bylaws. Copies of NAIL’s Amended and Restated Certificate of Incorporation and NAIL’s current bylaws are available without charge, to any person, including any beneficial owner to whom this document is delivered, by following the instructions listed in the section entitled “WHERE YOU CAN FIND MORE INFORMATION” starting on page 212.

Registered office	1209 Orange Street, Wilmington, Delaware 19801

Authorized capital stock	100,000,000 shares Common Stock, par value of $0.0001 per share; 1,000,000 shares Preferred Stock, par value of $0.0001 per share

Preferred (Preference) Shares	The board of directors is expressly granted authority to issue shares of the preferred stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be permitted by the General Corporation Law.

Annual meetings	The board of directors sets the date and time for the annual meeting. To be properly brought before the annual meeting, business must be either (i) specified in the notice of annual meeting (or any supplement or amendment thereto) given by or at the direction of the board of directors, (ii) otherwise brought before the annual meeting by or at the direction of the board of directors, or (iii) otherwise properly brought before the annual meeting by a stockholder. In addition to any other applicable requirements for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of NAIL. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of NAIL not less than sixty days nor more than ninety days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the annual meeting with respect to which such notice is to be tendered is not held within thirty (30) days before or after such anniversary date, to be timely, notice by the stockholder must be received no later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was giving or made.

Special meetings	Special meetings are not permitted to be called by NAIL’s stockholders.

Nominations	Nominations of persons for election to the board of directors at a meeting of stockholders may be made at such meeting by or at the direction of the board of directors or by any stockholder entitled to vote for the election of directors. Such nominations by any stockholder are to be made pursuant to timely notice (as specified in the bylaws) in writing to the Secretary of NAIL.

Classes of directors; term	The NAIL board of directors is divided into three classes, with each class serving a staggered three-year term. Currently, NAIL’s authorized number of directors is five, including two Class I directors, two Class II directors, and one Class III director. The NAIL bylaws provide that its board of directors will consist of a number of directors to be fixed from time to time by a resolution duly adopted by the NAIL board of directors.

Vacancies	Newly created directorships and vacancies on the board of directors of NAIL resulting from an increase in the number of directors and vacancies occurring for any reason whatsoever shall be filled by the vote of the board of directors or a majority of the directors then in office, although less than a quorum.

Removal	NAIL’s bylaws provide that the entire board of directors or any individual director may be removed from office with or without cause by the affirmative vote of the holders of shares representing at least 80.0% of the voting power of all shares then entitled to vote at an election of directors.

Amendment of charter and bylaws	NAIL’s Amended and Restated Certificate of Incorporation may be amended in accordance with the general provisions of the General Corporation Law of the State of Delaware; provided, however, that Article VI of NAIL’s certificate of incorporation may not be amended prior to the consummation of a business combination (such as the one described in this Proxy).

Classified Board of Directors, Vacancies and Removal of Directors

NAIL’s Amended and Restated Certificate of Incorporation and bylaws provide that NAIL’s board of directors will be divided into three classes of even number or nearly even number, with each class elected for staggered three-year terms expiring in successive years. Any effort to obtain control of NAIL’s board of directors by causing the election of a majority of NAIL’s board of directors may require more time than would be required without a staggered election structure. Under normal circumstances, stockholders may remove directors with or without cause. Vacancies in NAIL’s board of directors, including a vacancy created by increasing the size of NAIL’s board of directors, may only be filled by a vote of NAIL’s board of directors. Any director elected to fill a vacancy, including a vacancy created by increasing the size of NAIL’s board of directors, will hold office until the next meeting of stockholders at which the election of directors is in the regular course of business and until such director’s successor shall have been elected and qualified. No decrease in the number of directors will shorten the term of any incumbent director. NAIL’s Amended and Restated Certificate of Incorporation and bylaws also provide that the number of directors will be fixed and increased or decreased from time to time by resolution of NAIL’s board of directors. These provisions may have the effect of slowing or impeding a third party from initiating a proxy contest, making a tender offer or otherwise attempting a change in the membership of NAIL’s board of directors that would effect a change of control.

Business Combinations Under the General Corporation Law of the State of Delaware

As a Delaware corporation, NAIL is subject to Section 203 of the General Corporation Law of the State of Delaware, unless it elects in its charter not to be governed by that Section, which it has not done. Subject to specified exceptions, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless:

•	Before that date, NAIL’s board of directors approved either the business combination or the transaction in which the stockholder became an interested stockholder;

•

Upon consummation of the transaction that resulted in the stockholder’s becoming an interested stockholder, the interested stockholder owned at least 85.0% of the voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares; or

•

On or after that date, the business combination is approved by NAIL’s board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the holders of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

A “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Please note this is entirely different from the “business combination” provisions of NAIL’s Amended and Restated Certificate of Incorporation that exist because NAIL is a “blank check” company. Except as otherwise described in the General Corporation Law of the State of Delaware, an “interested stockholder” is any person owning 15.0% or more of the outstanding voting stock of the corporation, or who is an affiliate or associate of the corporation and was the owner of 15.0% or more of the outstanding voting stock at any time within three years immediately before the date of determination, and the affiliates and associates of that person.

Limitation of Liability of Directors and Officers

NAIL’s Amended and Restated Certificate of Incorporation provides that no director will be personally liable to NAIL or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent this limitation or exemption is not permitted by the General Corporation Law of the State of Delaware. As currently enacted, the General Corporation Law of the State of Delaware permits a corporation to provide in its certificate of incorporation that a director will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for: (i) any breach of the director’s duty of loyalty; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock repurchases or redemptions or (iv) any transaction from which the director derived an improper personal benefit.

The principal effect of this provision is that a stockholder will be unable to recover monetary damages against a director for breach of fiduciary duty unless the stockholder can demonstrate that one of the exceptions listed above applies. This provision, however, will not eliminate or limit liability arising under federal securities laws. NAIL’s Amended and Restated Certificate of Incorporation will not eliminate its directors’ fiduciary duties. The inclusion of this provision in the Amended and Restated Certificate of Incorporation may, however, discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited NAIL and its stockholders. This provision should not affect the availability of equitable remedies such as injunction or rescission based upon a director’s breach of his or her fiduciary duties.

The General Corporation Law of the State of Delaware provides that a corporation may indemnify its directors and officers as well as its other employees and agents against judgments, fines, amounts paid in settlement and expenses, including attorneys’ fees, in connection with various proceedings, other than an action brought by or in the right of the corporation, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. A similar standard is applicable in the case of an action brought by or in the right of the corporation (commonly known as “derivative suits”), except that indemnification in such a case may only extend to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. NAIL’s Amended and Restated Certificate of Incorporation and, with regard to its officers, its bylaws provide that NAIL will indemnify its directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware. Under these provisions and subject to the General Corporation Law of the State of Delaware, NAIL will be required to indemnify its directors and officers for all judgments, fines, settlements, legal fees and other expenses incurred in connection with pending or threatened legal proceedings because of the director’s or officer’s position with NAIL or another entity that the director or officer serves as a director, officer, employee or agent at NAIL’s request, subject to various conditions, and to advance funds to NAIL’s directors and officers before final disposition of such proceedings to enable them to defend against such proceedings. To receive indemnification, the director or officer must have been successful in the legal proceeding or have acted in good faith and in what was reasonably believed to be a lawful manner in the best interest of NAIL. The bylaws also specifically authorize NAIL to maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of NAIL, or is or was serving at NAIL’s request as a director, officer, employee or agent of another entity, against certain liabilities.

APPRAISAL RIGHTS

Under the General Corporation Law of the State of Delaware, NAIL stockholders do not have appraisal rights in connection with the Transaction or any of the other proposals to be presented at the Annual Meeting. However, if you hold NAIL Common Stock issued in NAIL’s IPO (and you are not an initial stockholder), you may exercise your IPO conversion rights. See the section entitled “THE ANNUAL MEETING—IPO Conversion Rights” starting on page 57.

STOCKHOLDER PROPOSALS

Stockholders may present proposals for action at an annual meeting of stockholders only if they comply with the proxy rules under the Exchange Act, applicable Delaware law and our bylaws. Under the Exchange Act, in order for a stockholder proposal to be included in our proxy solicitation materials for our next annual meeting of stockholders, it must be delivered to our principal executive offices within a reasonable time before we begin to print and mail our proxy materials for such annual meeting. We have not established a date for our next annual meeting of stockholders.

EXPERTS

The combined financial statements of the Deep South Companies at December 31, 2006, 2005 and 2004 and for the years then ended included in this Proxy Statement have been audited by Sutton, Frost & Cary LLP as set forth in their report appearing in this Proxy Statement, and are included in this Proxy Statement in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of NAIL at June 30, 2007 and for the year then ended and the period from August 8, 2005 (inception) through June 30, 2006 included in this Proxy Statement have been audited by BDO Seidman, LLP as set forth in their report (which contains an explanatory paragraph about NAIL’s ability to continue as a going concern) appearing in this Proxy Statement and are included in this Proxy Statement in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Representatives of Sutton, Frost & Cary LLP and BDO Seidman, LLP are not expected to be present at the Annual Meeting but will be available by telephone with the opportunity to make statements and respond to appropriate questions.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, NAIL and the services that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of each of NAIL’s annual report to stockholders and proxy statement. Upon written or oral request, NAIL will deliver a separate copy of the annual report to stockholders and/or proxy statement to any stockholder at a shared address who wishes to receive separate copies of such documents in the future. Stockholders receiving multiple copies of such documents may likewise request that NAIL deliver single copies of such documents in the future. Stockholders may notify NAIL of their requests by calling or writing Morrow & Co., NAIL’s proxy solicitor, at 470 West Avenue, 3rd Floor, Stamford, CT 06902, telephone number (203) 658-9400.

WHERE YOU CAN FIND MORE INFORMATION

NAIL files reports, proxy statements and other information with the SEC as required by the Exchange Act.

You may read and copy such reports, proxy statements and other information filed by NAIL with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549-1004.

You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549-1004.

NAIL files its reports, proxy statements and other information electronically with the SEC. You may access information on NAIL at the SEC web site containing reports, proxy statements and other information at http://www.sec.gov.

This Proxy Statement describes the material elements of relevant contracts, exhibits and other information described in this Proxy Statement. Information and statements contained in this Proxy Statement are qualified in all respects by reference to the copy of the relevant contract or other document included as an annex to this Proxy Statement.

All information contained or incorporated by reference in this Proxy Statement relating to NAIL has been supplied by NAIL, and all such information relating to the Deep South Companies has been supplied by DSH and the Deep South Companies. Information provided by either of us does not constitute any representation, estimate or projection of the other.

StoneRidge Advisors’ opinion, a copy of which is attached as Annex B to this Proxy Statement, is hereby incorporated by reference into this Proxy Statement.

If you would like additional copies of this Proxy Statement, or if you have questions about the Transaction, you should contact:

Morrow & Co., LLC

Attention:	Gerard J. Mucha

Managing Director

470 West Avenue, 3rd Floor
Stamford, CT 06902
Phone: (203) 658-9400
Fax: (203) 658-9444

We undertake to provide without charge to any person solicited upon written request of such person a copy of our annual report on Form 10-K for the fiscal year ended June 30, 2007, including the financial statements and the financial statement schedules contained therein. Such requests should be directed in writing to North American Insurance Leaders, Inc., 885 Third Avenue, 31st Floor, New York, New York 10022, Attention: Joan Mikos.

INDEX TO FINANCIAL STATEMENTS

DEEP SOUTH HOLDING, L.P.

As of September 30, 2007 and for the Nine Months Ended September 30, 2007 and 2006

Report of Independent Accountants	FS-2
Consolidated Balance Sheets	FS-3
Consolidated Statements of Income and Partners’ Capital	FS-4
Consolidated Statement of Cash Flows	FS-5
Notes to Consolidated Financial Statements	FS-6

For the Years December 31, 2006, 2005 and 2004

Report of Independent Auditors	FS-15
Consolidated Balance Sheets	FS-16
Consolidated Statements of Income	FS-17
Consolidated Statements of Partners’ Capital	FS-18
Consolidated Statement of Cash Flows	FS-19
Notes to Consolidated Financial Statements	FS-21

NORTH AMERICAN INSURANCE LEADERS, INC.

Balance Sheets as of September 30, 2007 and June 30, 2007	FS-29

Statement of Operations for the period July 1, 2007 through September 30, 2007, the period July 1, 2006 through September 30, 2006 and the period August 8, 2005 (Date of Inception) through September 30, 2007

FS-30
Statement of Stockholders’ Equity as of August 8, 2005 (Date of Inception), June 30, 2006, June 30, 2007 and September 30, 2007	FS-31

Statement of Cash Flows for the period July 1, 2007 through September 30, 2007, the period July 1, 2006 through September 30, 2006 and the period August 8, 2005 (Date of Inception) through September 30, 2007

FS-32
Notes to Unaudited Financial Statements	FS-33

Report of Independent Registered Public Accounting Firm	FS-41
Balance Sheets as of June 30, 2007 and 2006	FS-42
Statement of Operations for the Year Ended June 30, 2007, the period August 8, 2005 (Date of Inception) through June 30, 2006 and the period August 8, 2005 (Date of Inception) through June 30, 2007	FS-43
Statement of Stockholders’ Equity as of June 30, 2007 and 2006	FS-44
Statement of Cash Flows for the Year Ended June 30, 2007, the period August 8, 2005 (Date of Inception) through June 30, 2006 and the period August 8, 2005 (Date of Inception) through June 30, 2007	FS-45
Notes to Financial Statements	FS-46

REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors and Partners of

Deep South Holding, L.P.

We have reviewed the accompanying consolidated balance sheets of Deep South Holding, L.P. (the “Company”) as of September 30, 2007 and the related consolidated statements of income and partners’ capital and cash flows for each of the nine month periods ended September 30, 2007 and 2006, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of the Company.

A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with U.S. generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with U.S. generally accepted accounting principles.

The consolidated balance sheet as of December 31, 2006 was audited by us, and we expressed an unqualified opinion on it in our report dated October 9, 2007, but we have not performed any auditing procedures since that date.

/S/ SUTTON FROST CARY LLP
Sutton Frost Cary LLP

December 11, 2007

Arlington, Texas

DEEP SOUTH HOLDING, L.P.

Consolidated Balance Sheets

	As of September 30, 2007 (unaudited)	As of December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$123,358	$4,548,127
Restricted cash and cash equivalents	13,915,064	11,476,573
Premium and commission receivable	31,412,268	28,245,757
Prepaid expenses	144,986	344,020
Marketable securities	154,680	602,003
Deposits	326,761	439,688
Accounts Receivable	5,169,526	6,335,586

	51,246,643	51,991,754

Property and equipment, net	1,855,840	1,729,298

Other assets:
Due from affiliates, net	17,110,725	6,000,181
Receivable from partner	3,292,028	2,149,419
Investment in property	3,308,151	3,308,151
Investment in artwork	1,627,603	1,626,098
Other	198,479	106,910

Total other assets	25,536,986	13,190,759

	$78,639,469	$66,911,811

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Current maturities of long-term debt	$242,780	$301,728
Accounts payable	3,176,673	2,140,014
Accrued expenses	1,110,934	2,711,981
Deposits	1,269,405	—
Premiums payable to insurance companies	45,327,332	39,722,330

Total current liabilities	51,127,024	44,876,053

Long-term liabilities—
Long-term debt, net of current maturities	324,753	344,311

Total liabilities	51,451,777	45,220,364

Commitments and contingencies

Partners’ capital	27,187,692	21,691,447

	$78,639,469	$66,911,811

The accompanying notes are an integral part of these consolidated financial statements.

DEEP SOUTH HOLDING, L.P.

Consolidated Statements of Income and Partners’ Capital

	Nine Month Period Ended September 30, 2007 (unaudited)	Nine Month Period Ended September 30, 2006 (unaudited)
Revenues:
Loss control fees and commissions, net	$31,929,979	$28,121,702
Claims management fees	8,041,813	6,788,485

Total revenues	39,971,792	34,910,187

Operating expenses:
Rent	1,621,753	1,175,940
Salaries and wages	17,521,885	14,587,346
Depreciation	501,292	335,313
Legal and professional	2,049,714	1,142,724
Insurance	1,368,826	1,331,031
Other general and administrative expenses	6,359,872	9,472,357

Total operating expenses	29,423,342	28,044,711

Operating income	10,536,454	6,865,476

Interest expense	(11,996)	(77,483)

Net income	10,536,454	6,787,993

Distributions	(5,040,209)	(4,851,999)

Partners’ capital at beginning of period	21,691,447	13,291,307

Partners’ capital at end of period	$27,187,692	$15,227,301

The accompanying notes are an integral part of these consolidated financial statements.

DEEP SOUTH HOLDING, L.P.

Consolidated Statements of Cash Flows

	Nine Month Period Ended September 30, 2007 (unaudited)	Nine Month Period Ended September 30, 2006 (unaudited)
Cash flows from operating activities:
Net income	$10,536,454	$6,787,993
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	501,292	335,313
Unrealized loss on marketable securities	104,433	105,714
Loss on disposal of assets	—	58,532
Changes in assets and liabilities:
Restricted cash and cash equivalents	2,438,491	(9,866,693)
Premium and commission receivable	3,166,511	3,582,832
Prepaid expenses	199,034	74,075
Deposits	112,927	1,214,211
Other assets	(91,569)	(223,900)
Accounts payable and accrued expenses	(564,488)	(1,391,600)
Premiums payable to insurance company	5,605,002	9,472,746
Deposits	1,269,405	—

Net cash provided by operating activities	12,067,488	7,101,282

Cash flows from investing activities:
Property and equipment acquired	(523,002)	(538,526)
Proceeds from sales of marketable securities	342,890	(789,043)
Change in certificate of deposit	—	354,725
Purchase of investment in artwork	(1,505)	(238,198)
Proceeds from sale of investment property	—	21,188
Net change in receivable from partner	(1,142,609)	(986,252)
Net change in due from affiliates	(9,944,484)	(7,264,750)

Net cash used in investing activities	(11,268,710)	(9,440,856)

Cash flows from financing activities:
Distributions paid	(5,040,209)	(4,851,999)
Principal repayment of long-term debt	(183,338)	(350,029)

Net cash used in financing activities	(5,223,547)	(5,202,028)

Net decrease in cash and cash equivalents	(4,424,769)	(4,493,661)

Cash and cash equivalents at beginning of period	4,548,127	4,493,661

Cash and cash equivalents at end of period	$123,358	$—

Supplemental cash flow information—cash paid during the period for interest	$11,996	$77,483

Noncash investing and financing activities:

During the nine month periods ended September 30, 2007 and 2006, $104,832 and $103,275, respectively, of autos were acquired through the issuance of long-term debt.

The accompanying notes are an integral part of these consolidated financial statements.

DEEP SOUTH HOLDING, L.P.

Notes to Unaudited Consolidated Financial Statements

September 30, 2007 and 2006

1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

The accompanying consolidated financial statements include the accounts of Deep South Holding, L.P. (“Holding”), a Texas limited partnership, and its wholly owned subsidiaries which consist of Deep South Surplus, Inc. (“Louisiana”), Deep South Surplus of Texas Management, LLC, (“Management”), Deep South Surplus of Texas, Ltd. (“Texas”), Deep South Surplus of Arkansas, Inc. (“Arkansas”), Deep South Surplus of Georgia, Inc. (“Georgia”), Deep South Surplus of Tennessee, Inc. (“Tennessee”), Deep South Surplus of Colorado, Inc. (“Colorado”), Deep South Surplus of Ohio, Inc. (“Ohio”), Deep South Surplus of New Mexico, Inc. (“New Mexico”), Deep South Surplus of Florida, Inc. (“Florida”) and Southern National Risk Management (“SNRM”) (collectively, the “Company”). Significant intercompany accounts and transactions have been eliminated.

The Company is a managing general agency (“MGA”) that markets and sells commercial automobile, general liability, commercial fire, garage liability, garagekeepers, cargo, commercial multiple peril and dealers open lot insurance policies that originate from agent sales offices located in Louisiana, Texas, Tennessee, Arkansas, Georgia, Ohio, Colorado, New Mexico and Florida. The Company’s products and services are within the commercial sector of the property and casualty industry and are distributed through a consistent, targeted agency plant. Accordingly, the financial results are reported as one segment pursuant to SFAS 131. The Company also processes and adjusts claims through SNRM.

As an MGA, the Company performs underwriting, premium billing, claims adjustment and other policyholder administration services on behalf of the companies whose policies the Company sells. The Company conducts effectively all of its business with QBE affiliated companies (“QBE”) including Redland Insurance Company, Praetorian Insurance Company and Praetorian Specialty Insurance Company. The Company has maintained an MGA relationship with QBE and its predecessors for the last 14 years. During the nine month period ended September 30, 2007 and 2006 the Company sold insurance policies reinsured with QBE affiliated companies, Folksamerica Reinsurance Company, Clarendon National Insurance Company, and Clarendon America Insurance Company (collectively the “Reinsurance Companies”).

On August 10, 2007, Holding entered into a Securities Purchase Agreement (the “Purchase Agreement”), with David J. Disiere, the indirect majority owner of Holding, North American Insurance Leaders, Inc. (“NAIL”) and NAIL Acquisition Corp. I, a wholly-owned subsidiary of NAIL (“Buyer”). Pursuant to the Purchase Agreement, Buyer will purchase 100% of the outstanding equity interests of the Company’s wholly owned subsidiaries, as well as certain assets of the Company’s wholly owned subsidiaries, such as contracts, leases, intellectual property and fixed assets, and will assume certain liabilities associated with such assets of the Company’s wholly owned subsidiaries that are purchased.

BASIS OF PRESENTATION

The accompanying financial statements are unaudited and have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. In the Company’s opinion, all adjustments (consisting primarily of normal accruals) have been made that are necessary to present fairly the financial position of the Company. Operating results for the interim period presented are not necessarily indicative of the results to be expected for a full year.

DEEP SOUTH HOLDING, L.P.

Notes to Unaudited Consolidated Financial Statements

September 30, 2007 and 2006

(Continued)

CONTRIBUTION OF SNRM

Effective December 1, 2006, the partnership interest in SNRM owned by a partner from Holding was contributed 100% to Holding. Accordingly, partners’ capital was increased by $4,765,760 for the inclusion of SNRM’s capital account balance on December 31, 2005. Prior to December 1, 2006 substantially all revenues generated by SNRM were offset by an overhead allocation from Holding, the net effect being included in the accompanying consolidated statements of income. For the nine month period ending September 30, 2006, SNRM revenues have been reclassed from salaries and wages and other general and administrative expenses to claims management fees in the accompanying consolidated statements of income.

REVENUE RECOGNITION

The Company generates commission revenue from the sale of insurance policies pursuant to the terms of annual agency and reinsurance agreements between the Company, the underwriting insurance companies and the reinsurance companies. Under these agreements, the Company collects commissions on net written premiums at a specified commission rate. As is generally accepted in the insurance agency industry, the Company recognizes commission income as of a policy’s effective coverage date or the date at which the policy premium is billed, whichever is later. Commissions on policies issued on an installment-billing basis are recognized when the installment is billed. Commission income is recorded net of commission expense paid by the Company to independent retail agents. Any adjustments to net commission revenue resulting from premium adjustments after the reporting period, including policy cancellations, are recognized in the period they occur. The Company currently does not maintain an allowance for estimated policy cancellations and commission returns which historically have not been significant to the consolidated statements of income.

The Company generates fee revenue from loss control services and claims management services. Fee revenue from loss control services are recognized as of the effective date of the policy or the date at which the loss control fee is billed to the insured, whichever is later. Claims management fees are billed on a time and expense basis and are recognized into revenues when billed. The income effects of subsequent fee adjustments are recognized when the adjustments become known.

The Company generates profit sharing commissions by participating, up to specified percentages, in the ultimate underwriting results, whether positive or negative, of substantially all of the business it underwrites on behalf of QBE through a profit sharing arrangement. The ultimate underwriting results are based upon the ultimate loss ratio which is calculated as the ratio (expressed as a percentage) of losses and LAE incurred in a given treaty year to the net premiums earned during such period. DSH recognizes additional commission in the corresponding financial statements if the business produces a net profit after deducting estimated ultimate losses and expenses from earned premium for the respective treaty year times the Company’s participation percentage. If the business produces a net loss, the Company recognizes a reduction in commission income. The estimated profit sharing commission that is due to the Company is first determined and paid 60 days after 36 months following the end of the treaty year. Additional profit sharing commission is recalculated and payments are adjusted accordingly 60 days after the end of each twelve month period thereafter until all losses have been finally settled and paid. In the event the ultimate paid losses, paid LAE and acquisition expenses exceed earned premium, the Company may return commission to Praetorian not to exceed provisional commission paid under the QBE Agreement (defined below). For further information on the profit sharing calculation, see Footnote 3.

FINANCIAL INSTRUMENTS AND CREDIT RISK CONCENTRATIONS

Financial instruments, which are potentially subject to concentrations of credit risk, consist principally of cash, accounts and notes receivable and amounts due from affiliates. The Company maintains cash deposits with

DEEP SOUTH HOLDING, L.P.

Notes to Unaudited Consolidated Financial Statements

September 30, 2007 and 2006

(Continued)

major banks, which from time to time may exceed federally insured limits. The Company periodically assesses the financial condition of the institutions and believes that the risk of any loss is minimal. Accounts and notes receivable are unsecured. The Company continually evaluates the collectibility of accounts and notes receivable and maintains allowances for potential losses. Amounts due from affiliates are unsecured and are non-interest bearing.

The Company conducts effectively all of its business with QBE and has maintained an MGA relationship with QBE and its predecessors for the last 14 years. The Company’s relationship with QBE is governed by a Managing General Agency Agreement (the “QBE Agreement”) dated July 1, 2000. If the QBE Agreement is terminated, or as a result of increased competition or other factors beyond the control of the Company, including changes within QBE or in the way QBE does business, a downgrade in the financial strength rating from A.M. Best of the QBE affiliated insurance companies with which the Company does business, an impairment of the insurance licenses held by the QBE affiliated insurance companies with which the Company does business, or the Company loses or terminates its relationship with QBE as an insurance carrier, and is unable to replace QBE, the Company’s results of operations and cash flows could be adversely affected.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents consist of cash and short-term investments with original maturities of three months or less that are readily convertible into cash.

The Company’s deposits exceeded the $100,000 federally insured limit by $14,074,566 at September 30, 2007. This amount does not include the effects of transactions that have not cleared the bank as of September 30, 2007.

MARKETABLE SECURITIES

The Company accounts for marketable securities in accordance with Statement of Financial Accounting Standards No. 115, “Accounting for Certain Investments in Debt and Equity Securities” (“SFAS 115”), which requires that debt and equity securities be classified into one of three categories; held-to-maturity, available-for-sale or trading. The Company’s marketable securities at September 30, 2007 consist of municipal bonds and common stocks, which are carried at market value and classified as trading. Investments classified as trading are carried at market value and the resulting unrealized appreciation or depreciation is reflected in net income.

INCOME TAXES

The financial statements do not include a provision for income taxes, because the Company does not incur federal income taxes. Instead, its consolidated earnings and losses are included in the partners’ personal income tax returns.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost less accumulated depreciation. Depreciation expense is computed on the straight-line basis over the estimated useful lives of the related assets (5 to 7 years). Maintenance and repairs are charged to expense when incurred while renewals and betterments are capitalized as additions to the related assets.

DEEP SOUTH HOLDING, L.P.

Notes to Unaudited Consolidated Financial Statements

September 30, 2007 and 2006

(Continued)

The costs of assets retired or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts in the year of disposal and the resulting gain or loss is credited or charged to other income.

ADVERTISING COSTS

Advertising costs are expensed as incurred. Advertising expense charged to other general and administrative expenses totaled $120,866 and $108,932 for the nine month period ended September 30, 2007 and 2006, respectively.

ESTIMATES AND ASSUMPTIONS

Management uses estimates and assumptions in preparing financial statements in accordance with U.S. generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could vary from the estimates used in preparing the accompanying consolidated financial statements.

NEW ACCOUNTING PRONOUNCEMENTS

In June 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 clarifies the accounting treatment for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, “Accounting for Income Taxes.” FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. Holding adopted FIN 48 in 2007 and it did not have an impact on its financial position or results of operations for the nine months ended September 30, 2007.

In September 2006, FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in GAAP and expands disclosures about fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit the use of fair value as the relevant measurement attribute. The provisions of SFAS No. 157 are to be applied prospectively as of fiscal periods beginning after November 15, 2007. Holding does not expect SFAS No. 157 to have an impact on their financial position or results of operations.

In February 2007, FASB issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an Amendment of FASB Statement No. 115” (“SFAS No. 159”). SFAS No. 159 permits entities to choose to measure eligible items at fair value at specified election dates and report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. Holding does not expect SFAS No. 159 to have an impact on their financial position or results of operations.

FASB Interpretation No. 46 (FIN-46R) (Revised December 2003), Consolidation of Variable Interest Entities, requires that if an enterprise is the primary beneficiary of a variable interest entity, the assets, liabilities, and results of operations of the variable interest entity should be included in the consolidated financial statements of the enterprise. As of September 30, 2007, the Company has no interests in any entities that would be considered a variable interest entity.

DEEP SOUTH HOLDING, L.P.

Notes to Unaudited Consolidated Financial Statements

September 30, 2007 and 2006

(Continued)

2—RESTRICTED CASH AND CASH EQUIVALENTS

Pursuant to the QBE Agreement, the Company maintains trust accounts for premiums collected but not yet remitted to QBE. The Company makes monthly payments of an amount equal to gross written premium less commissions thereon to QBE. The Company nets profit sharing commission receivable from QBE when determining restricted cash. The Company is entitled to all investment earnings on the trust assets. The trust accounts reported in the accompanying consolidated balance sheets that are restricted under the terms of the QBE Agreement consist of cash and cash equivalents totaling $13,915,064 and $11,476,573 at September 30, 2007 and at December 31, 2006, respectively.

3—PREMIUM AND COMMISSION RECEIVABLE

In its capacity as an MGA, the Company collects premiums from clients, or independent retail agents, and, after deducting commission per the QBE Agreement, remits those premiums to QBE. Premium billed but uncollected from clients is recorded as premium and commission receivable on the Company’s consolidated balance sheets. Premium and commission receivable is stated at net realizable values. The Company reviews past due receivables on a monthly basis and records a bad debt expense, in other general and administrative expenses, for uncollectible accounts in the current period. The Company currently does not maintain an allowance for estimated uncollectible accounts which historically have not been significant to the consolidated statements of income.

Premium collected but unremitted to QBE is held in a fiduciary capacity as trust cash. The obligation to remit these funds is recorded as premiums payable to insurance companies on the Company’s consolidated balance sheets. The period for which the Company holds these funds is dependant upon the time between the date the client remits the payment and the date the Company is required to forward such payment to QBE in accordance with the QBE Agreement.

4—PROFIT SHARING COMMISSION RECEIVABLE

The Company participates, up to specified percentages, in the ultimate underwriting results, whether positive or negative, of the business underwritten on behalf of QBE through a profit sharing arrangement with QBE. The Company signed addenda to the QBE Agreement for the ’02/’03, ’03/’04 and ’04/’05 treaty periods providing for a 3% participation by the Company in the underwriting profit and loss for each respective treaty period. During the year ended December 31, 2006 and 2005, the Company signed an addendum to the QBE Agreement increasing its participation to 10% and 7.5% for the ’06/’07 and ’05/’06 treaty periods, respectively.

The ultimate underwriting results are based upon the ultimate loss ratio which is calculated as the ratio (expressed as a percentage) of losses and loss adjustment expenses (“LAE”) incurred in a given treaty year to the net premiums earned during such period. The Company estimates an ultimate loss ratio for any given treaty year based upon actuarial calculations from their own in-house actuary and independently from QBE’s staff actuary. The Company process includes using actuarial methodologies to assist in establishing these estimates, judgments relative to estimates of future claims severity and frequency, the length of time before losses will develop to their ultimate level and the possible changes in the law and other external factors that are often beyond the control of the Company. Actuarial methodologies used by the Company and QBE actuaries include, but may not be limited to:

•	the Paid Development Method;

DEEP SOUTH HOLDING, L.P.

Notes to Unaudited Consolidated Financial Statements

September 30, 2007 and 2006

(Continued)

•	the Incurred Development Method; and

•	the Bornhuetter-Ferguson Method.

Due to the inherent uncertainty associated with estimating a loss ratio for a treaty year, the ultimate loss ratio may differ, perhaps substantially, from the original estimate. Such estimates are reviewed regularly and any resulting adjustments are included in the current period’s results. Treaty year loss ratio estimates are monitored closely by both the Company and Praetorian and are recomputed periodically to reflect the most recent information on reported claims and a variety of statistical techniques. To the extent that a prior treaty year’s loss ratio is increased, the Company would reduce its commission income in the period that the increase is recognized. To the extent that a prior treaty year’s loss ratio estimate is reduced, the Company would accrue additional commission income in the period that the reduction is recognized.

Profit sharing commission receivable amounting to $8,007,900 at September 30, 2007, represents the Company’s estimated profit from this participation. The estimation is based on an ultimate loss ratio of 63.1%, 60.68%, 64.64%, 67.62% and 65.48% for the ’02/’03, ’03/’04, ’04/’05, ’05/’06 and ’06/’07 treaty periods, respectively. The Company obtained letters of credit with Frost National Bank totaling $7,441,561 to secure any underwriting losses up to a 110% loss ratio. The letters of credit, which expire between August 2006 and September 2009, are collateralized by an escrow account, amounting to $5,378,463 at September 30, 2007, held at Frost National Bank and is guaranteed by Holding. According to the agreement, the letter of credit shall be released in the form of profit commission beginning 90 days following the one year anniversary of each treaty period ending June 30.

5—PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	As of September 30, 2007 (unaudited)	As of December 31, 2006
Furniture and fixtures	$817,203	$674,791
Office equipment and computers	2,873,364	2,537,785
Vehicles	1,100,259	995,426
Leasehold improvements	304,298	259,285

	5,095,124	4,467,287
Less accumulated depreciation	(3,239,284)	(2,737,989)

Property and equipment, net	$1,855,840	$1,729,298

6—INVESTMENT IN PROPERTY

Investment in property is stated at cost and consists of real estate and rental property.

DEEP SOUTH HOLDING, L.P.

Notes to Unaudited Consolidated Financial Statements

September 30, 2007 and 2006

(Continued)

7—LONG-TERM DEBT

Long-term debt consists of the following:

	As of September 30, 2007 (unaudited)	As of December 31, 2006
Note payable to Hibernia National Bank, principal and interest of $3,628 due monthly with interest accruing at an initial rate of 6%, to be adjusted after 3 years, due October 2012, collateralized by property	$192,405	$214,884

Notes payable to GMAC, zero to three percent interest, principal of $19,301 due monthly through January 2011, collateralized by autos	375,128	431,155

	567,533	646,039
Less current maturities	(242,780)	(301,728)

	$324,753	$344,311

Maturities of long-term debt are as follows:

2008	$242,780
2009	146,460
2010	85,747
2011	43,723
2012	43,654

8—COMMITMENTS AND CONTINGENCIES

LEASES

The Company leases its corporate office and sales locations under noncancellable operating lease agreements, which expire at various dates through December 2013.

Future minimum rentals under noncancellable operating leases, including escalations are as follows:

2008	$1,467,637
2009	1,284,913
2010	1,160,889
2011	755,894
2012	250,564

Lease expense also includes certain month to month operating leases. Lease expense incurred during the nine month periods ended September 30, 2007 and September 30, 2006 totaled $195,799 and $204,167 respectively.

DEEP SOUTH HOLDING, L.P.

Notes to Unaudited Consolidated Financial Statements

September 30, 2007 and 2006

(Continued)

9—RELATED PARTY TRANSACTIONS

At September 30, 2007 and December 31, 2006, due from affiliates, net consists of the following amounts due from (to) companies’ majority owned by the Company’s two partners:

	As of September 30, 2007 (unaudited)	As of December 31, 2006
Southlake Aviation Services, L.P.	$5,388,121	$2,698,396
Southern Management Services, Inc.	6,065,487	2,703,308
P&C Claimcare, Limited	522,424	(164,936)
Cedar Bluff	1,955,326	1,534,333
Deep South Auto Leasing, Inc.	2,562,171	2,734,638
Secure Watch System	174,122	174,122
China Venture	4,987,925	2,653,230
Other	624,675	2,676

	22,280,251	12,335,767
Less current due	(5,169,526)	(6,335,586)

	$17,110,725	$6,000,181

Included in other general and administrative expenses in the accompanying consolidated statements of income are $841,516 and $2,063,590 for the nine month period ended September 30, 2007 and 2006, respectively, relating to flight services provided by Southlake Aviation Services, L.P.

Prior to the contribution of SNRM (see Note 1), substantially all of the revenues generated by SNRM were offset by an overhead allocation from Holding, the net effect being included in the accompanying consolidated statements of income.

10—EMPLOYEE BENEFITS

The Company maintains a 401(k) plan for employees over 21 years of age. Employees can enroll after one year of service and can contribute up to 25 percent of their compensation up to a maximum as prescribed by the Internal Revenue Service. The Company makes matching contributions of 25 percent of the participants’ contributions up to 15 percent of participants’ compensation. During the nine month period ended September 30, 2007 and 2006 the Company contributed $190,178 and $171,296, respectively, to the Plan.

11—HEALTH INSURANCE PLAN

The Company has adopted a maximum premium group health insurance plan. The plan calls for the Company to pay approximately $32 per employee each month to a third party administrator. Such payment is used to pay the fees of the third party administrator who processes all claims. The Company is then responsible for payment of all claims. The Company reviews claims activity on a monthly basis and records insurance expense in the current period, in other general and administrative expenses, for incurred but unreported claims.

DEEP SOUTH HOLDING, L.P.

Notes to Unaudited Consolidated Financial Statements

September 30, 2007 and 2006

(Continued)

12—RESERVES FOR LITIGATION AND CLAIMS

The Company is party to pending litigation and claims that arise in the ordinary course of business. In accordance with Statement of Financial Accounting Standards No. 5, “Accounting for Contingencies,” if it is probable that an asset has been impaired or a liability has been incurred at the date of the financial statements and the amount of the loss is estimable, an accrual for the loss and the costs to resolve those litigations and claims is recorded in accrued expenses in the consolidated balance sheets of the Company. Management of the Company, with the assistance of counsel, determines whether it is probable that a liability has been incurred, estimates the amount of loss based upon analysis of individual issues, and makes provision on their books, in accordance with GAAP, for the estimated losses to be incurred in connection with those litigations and claims. In the opinion of the management of the Company, no provision was necessary under GAAP as of September 30, 2007. New developments or changes in settlement strategy in dealing with these matters may significantly affect the required accruals and impact the results of operations of the Company.

REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Partners of

Deep South Holding, L.P.

We have audited the accompanying consolidated balance sheets of Deep South Holding, L.P. (the “Company”) as of December 31, 2006 and 2005 and the related consolidated statements of income, partners’ capital and cash flows for each of the three years ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control of financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Deep South Holding, L.P. as of December 31, 2006 and 2005 and the results of its operations and its cash flows for each of the three years ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/ Sutton Frost Cary LLP

Sutton Frost Cary LLP

October 9, 2007

Arlington, Texas

DEEP SOUTH HOLDING, L.P.

Consolidated Balance Sheets

December 31, 2006 and 2005

	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$4,548,127	$4,493,661
Restricted cash and cash equivalents	11,476,573	7,538,888
Premium and commission receivable	28,245,757	29,702,203
Prepaid expenses	344,020	341,243
Certificate of deposit	—	354,725
Marketable securities	602,003	—
Deposits	439,688	1,535,942
Accounts receivable	6,335,586	—

Total current assets	51,991,754	43,966,662

Property and equipment, net	1,729,298	1,311,072

Other assets:
Due from affiliates, net	6,000,181	4,983,547
Receivable from partner	2,149,419	673,026
Note receivable	—	350,000
Investment in property	3,308,151	3,328,151
Investment in artwork	1,626,098	1,289,650
Other	106,910	—

Total other assets	13,190,759	10,624,374

	$66,911,811	$55,902,108

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Current maturities of long-term debt	$301,728	$297,402
Accounts payable	2,140,014	1,641,535
Accrued expenses	2,711,981	2,819,426
Premiums payable to insurance company	39,722,330	37,241,091

Total current liabilities	44,876,053	41,999,454

Long-term liabilities—
Long-term debt, net of current maturities	344,311	611,347

Total liabilities	45,220,364	42,610,801

Commitments and contingencies
Partners’ capital	21,691,447	13,291,307

	$66,911,811	$55,902,108

The accompanying notes are an integral part of these consolidated financial statements.

DEEP SOUTH HOLDING, L.P.

Consolidated Statements of Income

	Years ended December 31,
	2006	2005	2004
Revenues:
Loss control fees and commissions, net	$39,073,917	$34,926,942	$28,176,749
Claims management fees	9,839,130	7,975,318	3,514,423

Total revenues	48,913,047	42,902,260	31,691,172

Operating expenses:
Rent	1,630,598	1,696,242	919,200
Salaries and wages	20,295,089	15,658,610	14,432,697
Depreciation	457,475	440,399	385,103
Legal and professional	2,870,071	968,768	1,190,703
Insurance	1,479,952	1,797,122	1,607,336
Other general and administrative expenses	11,788,998	12,479,138	6,761,149

Total operating expenses	38,522,183	33,040,279	25,296,188

Operating income	10,390,864	9,861,981	6,394,984

Other income (expense):
Interest expense	(28,681)	(37,752)	(22,802)

Total other income (expense)	(28,681)	(37,752)	(22,802)

Net income	$10,362,183	$9,824,229	$6,372,182

The accompanying notes are an integral part of these consolidated financial statements.

DEEP SOUTH HOLDING, L.P.

Consolidated Statements of Partners’ Capital

Partners’ Capital
Partners’ capital at December 31, 2003	$6,109,072
Distributions	(2,327,700)
Net income	6,372,182

Partners’ capital at December 31, 2004	10,153,554
Distributions	(6,686,476)
Net income	9,824,229

Partners’ capital at December 31, 2005	13,291,307
SNRM contribution (Note 1)	4,765,760
Distributions	(6,727,803)
Net income	10,362,183

Partners’ capital at December 31, 2006	$21,691,447

The accompanying notes are an integral part of these consolidated financial statements.

DEEP SOUTH HOLDING, L.P.

Consolidated Statements of Cash Flows

	Years ended December 31,
	2006	2005	2004
Cash flows from operating activities:
Net income	$10,362,183	$9,824,229	$6,372,182
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	457,475	440,399	385,103
Unrealized loss on marketable securities	27,093	15,751	201,462
(Gain) loss on disposal of assets	31,440	47,964	(6,174)
Changes in assets and liabilities:
Restricted cash and cash equivalents	(3,937,685)	2,426,381	(3,435,283)
Premium and commission receivable	1,456,446	(2,756,946)	(6,877,741)
Prepaid expenses	(2,777)	34,958	(200,032)
Deposits	1,096,254	(1,302,221)	32,307
Other assets	(106,910)	24,885	872,225
Accounts payable and accrued expenses	391,034	100,582	902,780
Premiums payable to insurance company	2,481,239	(662,660)	11,088,152
Other current liabilities	—	—	(210,531)

Net cash provided by operating activities	12,255,792	8,193,322	9,124,450

Cash flows from investing activities:
Property and equipment acquired	(877,758)	(358,246)	(468,627)
Purchases of marketable securities	(629,096)	(66,908)	—
Proceeds from sales of property and equipment	73,891	—
Proceeds from sales of marketable securities	—	88,276	402,516
Change in certificate of deposit	354,725	(4,725)	(773,000)
Purchase of investment in artwork	(336,448)	(922,275)	(82,717)
Purchase of investment property	—	(108,568)	—
Proceeds from sale of investment property	20,000	—	502,637
Net change in receivable from partner	(1,476,393)	505,183	417,325
Net change in due from affiliates	(7,352,220)	26,629	(4,162,501)
Payments received on note receivable	350,000	—	1,305,630

Net cash used in investing activities	(9,873,299)	(840,634)	(2,858,737)

Cash flows from financing activities:
Distributions paid	(6,727,803)	(6,686,476)	(2,327,700)
Contribution of SNRM interest	4,765,760	—	—
Principal repayment of long-term debt	(365,984)	(156,208)	(234,131)

Net cash used in financing activities	(2,328,027)	(6,842,684)	(2,561,831)

Net increase (decrease) in cash and cash equivalents	54,466	510,004	3,703,882
Cash and cash equivalents at beginning of year	4,493,661	3,983,657	279,775

Cash and cash equivalents at end of year	$4,548,127	$4,493,661	$3,983,657

Supplemental cash flow information—cash paid during the year for interest	$28,681	$37,752	$22,802

The accompanying notes are an integral part of these consolidated financial statements.

DEEP SOUTH HOLDING, L.P.

Consolidated Statements of Cash Flows

(Continued)

Noncash investing and financing activities:

During the years ended December 31, 2006, 2005 and 2004, $103,274, $111,987, and $144,397, respectively, of autos were acquired through the issuance of long-term debt.

During the year ended December 31, 2004, $374,500 of autos were transferred to an affiliate through an increase in due from affiliates.

In conjunction with the assignment of partnership interest in 2004 (see Note 1), the following were transferred from the Company:

Prepaid expenses	$144,073
Deposits	10,000
Property and equipment, net	9,234,250
Cash overdraft	(15,159)
Due to affiliates	(885,903)
Accounts payable and accrueds	(428,190)
Long-term debt	(9,061,000)
Accumulated deficit	1,001,929

$—

The accompanying notes are an integral part of these consolidated financial statements.

DEEP SOUTH HOLDING, L.P.

Notes to Consolidated Financial Statements

December 31, 2006, 2005 and 2004

1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

The accompanying consolidated financial statements include the accounts of Deep South Holding, L.P. (“Holding”), a Texas limited partnership, and its wholly owned subsidiaries which consist of Deep South Surplus, Inc. (“Louisiana”), Deep South Surplus of Texas Management, LLC, (“Management”), Deep South Surplus of Texas, Ltd. (“Texas”), Deep South Surplus of Arkansas, Inc. (“Arkansas”), Deep South Surplus of Georgia, Inc. (“Georgia”), Deep South Surplus of Tennessee, Inc. (“Tennessee”), Deep South Surplus of Colorado, Inc. (“Colorado”), Deep South Surplus of Ohio, Inc. (“Ohio”), Deep South Surplus of New Mexico, Inc. (“New Mexico”), Deep South Surplus of Florida, Inc. (“Florida”) and Southern National Risk Management (“SNRM”) (collectively, the “Company”). Significant intercompany accounts and transactions have been eliminated.

The Company is a managing general agency that markets and sells commercial automobile, general liability, commercial fire, garage liability, garagekeepers, cargo, commercial multiple peril and dealers open lot insurance policies that originate from agent sales offices located in Louisiana, Texas, Tennessee, Arkansas, Georgia, Ohio, Colorado, New Mexico and Florida. The Company’s products and services are within the commercial sector of the property and casualty industry and are distributed through a consistent, targeted agency plan. Accordingly, the financial results are reported as one segment pursuant to SFAS 131. The Company also processes and adjusts claims through SNRM.

As an MGA, the Company performs underwriting, premium billing, claims adjustment and other policyholder administration services on behalf of the companies whose policies the Company sells. The Company conducts substantially all of its business with QBE affiliated companies (“QBE”), including Redland Insurance Company, Praetorian Insurance Company and Praetorian Specialty Insurance Company. The Company has maintained an MGA relationship with QBE and its predecessors for the last 14 years. During the years ended December 31, 2006 and 2005 the Company sold insurance policies reinsured with QBE affiliated companies, Lincoln General Insurance Company, Folksamerica Reinsurance Company, ALEA North America Insurance Company, National Grange Mutual Insurance Company, Clarendon National Insurance Company, and Clarendon America Insurance Company (collectively the “Reinsurance Companies”).

CONTRIBUTION OF SNRM

Effective December 1, 2006, the partnership interest in SNRM owned by a partner from Holding was contributed 100% to Holding. Accordingly, partners’ capital was increased by $4,765,760 for the inclusion of SNRM’s capital account balance on December 31, 2005. Prior to December 1, 2006 substantially all revenues generated by SNRM were offset by an overhead allocation from Holding, the net effect being included in the accompanying consolidated statements of income. For the three years ended December 31, 2006, SNRM revenues have been reclassed from salaries and wages and other general and administrative expenses to claims management fees in the accompanying consolidated statements of income.

ASSIGNMENT OF PARTNERSHIP INTEREST

Effective January 1, 2004, Holding assigned its 98.01% limited partner interest in Southlake Aviation Services, L.P. (“Aviation Services”) and its 100% membership interest in Southlake Aviation, LLC (“Aviation”) to Deep South Partners, a Texas general partnership. Deep South Partners has a 99% limited partnership interest in Holding.

DEEP SOUTH HOLDING, L.P.

Notes to Consolidated Financial Statements

December 31, 2006, 2005 and 2004

(Continued)

REVENUE RECOGNITION

The Company generates commission revenue from the sale of insurance policies pursuant to the terms of annual agency and reinsurance agreements between the Company, the underwriting insurance companies and the reinsurance companies. Under these agreements, the Company collects commissions on net written premiums at a specified commission rate. As is generally accepted in the insurance agency industry, the Company recognizes commission income as of a policy’s effective coverage date or the date at which the policy premium is billed, whichever is later. Commissions on policies issued on an installment-billing basis are recognized when the installment is billed. Commission income is recorded net of commission expense paid by the Company to independent retail agents. Any adjustments to net commission revenue resulting from premium adjustments after the reporting period, including policy cancellations, are recognized in the period they occur. The Company currently does not maintain an allowance for estimated policy cancellations and commission returns which historically have not been significant to the consolidated statements of income.

The Company generates fee revenue from loss control services and claims management services. Fee revenue from loss control services are recognized as of the effective date of the policy or the date at which the loss control fee is billed to the insured, whichever is later. Claims management fees are billed on a time and expense basis and are recognized into revenues when billed. The income effects of subsequent fee adjustments are recognized when the adjustments become known.

The Company generates profit sharing commissions by participating, up to specified percentages, in the ultimate underwriting results, whether positive or negative, of substantially all of the business it underwrites on behalf of QBE through a profit sharing arrangement. The ultimate underwriting results are based upon the ultimate loss ratio which is calculated as the ratio (expressed as a percentage) of losses and LAE incurred in a given treaty year to the net premiums earned during such period. The Company recognizes additional commission in the corresponding financial statements if the business produces a net profit after deducting estimated ultimate losses and expenses from earned premium for the respective treaty year times the Company’s participation percentage. If the business produces a net loss, the Company recognizes a reduction in commission income. The estimated profit sharing commission that is due to the Company is first determined and paid 60 days after 36 months following the end of the treaty year. Additional profit sharing commission is recalculated and payments are adjusted accordingly 60 days after the end of each twelve month period thereafter until all losses have been finally settled and paid. In the event the ultimate paid losses, paid LAE and acquisition expenses exceed earned premium, the Company may return commission to QBE not to exceed provisional commission paid under the QBE Agreement (as defined below). For further information on the profit sharing calculation, see Footnote 3.

FINANCIAL INSTRUMENTS AND CREDIT RISK CONCENTRATIONS

Financial instruments, which are potentially subject to concentrations of credit risk, consist principally of cash, accounts and notes receivable and amounts due from affiliates. The Company maintains cash deposits with major banks, which from time to time may exceed federally insured limits. The Company periodically assesses the financial condition of the institutions and believes that the risk of any loss is minimal. Accounts and notes receivable are unsecured. The Company continually evaluates the collectibility of accounts and notes receivable and maintains allowances for potential losses. Amounts due from affiliates are unsecured and are non-interest bearing.

The Company conducts substantially all of its business with QBE and has maintained an MGA relationship with QBE and its predecessors for the last 14 years. The Company’s relationship with QBE is governed by a Managing General Agency Agreement (the “QBE Agreement”) dated July 1, 2000. If the QBE Agreement is

DEEP SOUTH HOLDING, L.P.

Notes to Consolidated Financial Statements

December 31, 2006, 2005 and 2004

(Continued)

terminated, or as a result of increased competition or other factors beyond the control of the Company, including changes within QBE or in the way QBE does business, a downgrade in the financial strength rating from A.M. Best of the QBE affiliated insurance companies with which the Company does business, an impairment of the insurance licenses held by the QBE affiliated insurance companies with which the Company does business, or the Company loses or terminates its relationship with QBE as an insurance carrier, and is unable to replace QBE, the Company’s results of operations and cash flows could be adversely affected.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents consist of cash and short-term investments with original maturities of three months or less that are readily convertible into cash.

The Company’s deposits exceeded the $100,000 federally insured limit by $16,169,429 at December 31, 2006. This amount does not include the effects of transactions that have not cleared the bank as of December 31, 2006.

MARKETABLE SECURITIES

The Company accounts for marketable securities in accordance with Statement of Financial Accounting Standards No. 115, “Accounting for Certain Investments in Debt and Equity Securities” (“SFAS 115”), which requires that debt and equity securities be classified into one of three categories; held-to-maturity, available-for-sale or trading. The Company’s marketable securities at December 31, 2006 consist of municipal bonds and common stocks, which are carried at market value and classified as trading. Investments classified as trading are carried at market value and the resulting unrealized appreciation or depreciation is reflected in net income.

INCOME TAXES

The financial statements do not include a provision for income taxes, because the Company does not incur federal income taxes. Instead, its consolidated earnings and losses are included in the partners’ personal income tax returns.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost less accumulated depreciation. Depreciation expense is computed on the straight-line basis over the estimated useful lives of the related assets (5 to 7 years). Maintenance and repairs are charged to expense when incurred while renewals and betterments are capitalized as additions to the related assets. The costs of assets retired or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts in the year of disposal and the resulting gain or loss is credited or charged to other income.

ADVERTISING COSTS

Advertising costs are expensed as incurred. Advertising expense charged to other general and administrative expenses totaled $186,348, $128,155 and $219,371 for the years ended December 31, 2006, 2005 and 2004, respectively.

ESTIMATES AND ASSUMPTIONS

Management uses estimates and assumptions in preparing financial statements in accordance with U.S. generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets

DEEP SOUTH HOLDING, L.P.

Notes to Consolidated Financial Statements

December 31, 2006, 2005 and 2004

(Continued)

and liabilities, the disclosures of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could vary from the estimates used in preparing the accompanying consolidated financial statements.

RECLASSIFICATIONS

Certain reclassifications have been made to the 2005 and 2004 consolidated financial statements to conform to the 2006 presentation.

NEW ACCOUNTING PRONOUNCEMENTS

In June 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 clarifies the accounting treatment for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, “Accounting for Income Taxes.” FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. Holding does not expect the adoption of FIN 48 to have an impact on their financial position or results of operations.

In September 2006, FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in GAAP and expands disclosures about fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit the use of fair value as the relevant measurement attribute. The provisions of SFAS No. 157 are to be applied prospectively as of fiscal periods beginning after November 15, 2007. Holding does not expect SFAS No. 157 to have an impact on their financial position or results of operations.

In February 2007, FASB issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an Amendment of FASB Statement No. 115” (“SFAS No. 159”). SFAS No. 159 permits entities to choose to measure eligible items at fair value at specified election dates and report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. Holding does not expect SFAS No. 159 to have an impact on their financial position or results of operations.

FASB Interpretation No. 46 (FIN-46R) (Revised December 2003), Consolidation of Variable Interest Entities, requires that if an enterprise is the primary beneficiary of a variable interest entity, the assets, liabilities, and results of operations of the variable interest entity should be included in the consolidated financial statements of the enterprise. As of December 31, 2006, the Company has no interests in any entities that would be considered a variable interest entity.

2—RESTRICTED CASH AND CASH EQUIVALENTS

Pursuant to the QBE Agreement, the Company maintains trust accounts for premiums collected but not remitted to QBE. The Company makes monthly payments of an amount equal to gross written premium less commissions thereon to QBE. The Company nets profit sharing commission receivable from QBE when determining restricted cash. The Company is entitled to all investment earnings on the trust assets.

DEEP SOUTH HOLDING, L.P.

Notes to Consolidated Financial Statements

December 31, 2006, 2005 and 2004

(Continued)

The trust accounts reported in the accompanying consolidated balance sheets that are restricted under the terms of the QBE Agreement consist of cash and cash equivalents totaling $11,476,573 and $7,538,888 at December 31, 2006 and 2005, respectively.

3—PREMIUM AND COMMISSION RECEIVABLE

In its capacity as an MGA, the Company collects premiums from clients, or independent retail agents, and, after deducting commissions per the QBE Agreement, remits those premiums to QBE. Premium billed but uncollected from clients is recorded as premium and commission receivable on the Company’s consolidated balance sheets. Premium and commission receivable is stated at net realizable values. The company reviews past due receivables on a monthly basis and records a bad debt expense, in other general and administrative expenses, for uncollectible accounts in the current period. The Company currently does not maintain an allowance for estimated uncollectible accounts which historically have not been significant to the consolidated statements of income.

Premium collected but unremitted to QBE is held in a fiduciary capacity as trust cash. The obligation to remit these funds is recorded as premiums payable to insurance companies on the Company’s consolidated balance sheets. The period for which the Company holds these funds is dependant upon the time between the date the client remits the payment and the date the Company is required to forward such payment to QBE in accordance with the QBE Agreement.

4—PROFIT SHARING COMMISSION RECEIVABLE

The Company participates, up to specified percentages, in the ultimate underwriting results, whether positive or negative, of the business underwritten on behalf of QBE through a profit sharing arrangement with QBE. The Company signed addenda to the QBE Agreement for the ’02/’03, ’03/’04 and ’04/’05 treaty periods providing for a 3% participation by the Company in the underwriting profit and loss for each respective treaty period. During the years ended December 31, 2006 and 2005, the Company signed an addendum to the QBE Agreement increasing its participation to 10% and 7.5% for the ’06/’07 and ’05/’06 treaty periods, respectively. The ultimate underwriting results are based upon the ultimate loss ratio which is calculated as the ratio (expressed as a percentage) of losses and loss adjustment expenses (“LAE”) incurred in a given treaty year to the net premiums earned during such period. The Company estimates an ultimate loss ratio for any given treaty year based upon actuarial calculations from their own in-house actuary and independently from QBE’s staff actuary. The Company process includes using actuarial methodologies to assist in establishing these estimates, judgments relative to estimates of future claims severity and frequency, the length of time before losses will develop to their ultimate level and the possible changes in the law and other external factors that are often beyond the control of the Company. Actuarial methodologies used by the Company and QBE actuaries include, but may not be limited to:

•	the Paid Development Method;

•	the Incurred Development Method; and

•	the Bornhuetter-Ferguson Method.

Due to the inherent uncertainty associated with estimating a loss ratio for a treaty year, the ultimate loss ratio may differ, perhaps substantially, from the original estimate. Such estimates are reviewed regularly and any resulting adjustments are included in the current period’s results. Treaty year loss ratio estimates are monitored closely by both the Company and QBE and are recomputed periodically to reflect the most recent information on reported claims and a variety of statistical techniques. To the extent that a prior treaty year’s loss ratio is increased, the Company would reduce its commission income in the period that the increase is recognized. To the extent that a prior treaty year’s loss ratio estimate is reduced, the Company would accrue additional commission income in the period that the reduction is recognized.

DEEP SOUTH HOLDING, L.P.

Notes to Consolidated Financial Statements

December 31, 2006, 2005 and 2004

(Continued)

Profit sharing commission receivable amounting to $4,192,858 at December 31, 2006, represents the Company’s estimated profit from this participation. The estimation is based on an ultimate loss ratio of 63.1%, 60.68%, 64.64%, 67.62% and 65.48% for the ‘02/’03, ‘03/’04, ‘04/’05, ‘05/’06 and ‘06/’07 treaty periods, respectively. The Company obtained letters of credit with Frost National Bank totaling $8,749,032 to secure any underwriting losses up to a 110% loss ratio. The letters of credit, which expire between August 2006 and August 2009, are collateralized by an escrow account, amounting to $4,841,802 at December 31, 2006, held at Frost National Bank and is guaranteed by Holding. According to the agreement, the letter of credit shall be released in the form of profit commission beginning 90 days following the one year anniversary of each treaty period ending June 30.

5—PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	2006	2005
Furniture and fixtures	$674,791	$453,894
Office equipment and computers	2,537,785	1,951,182
Vehicles	995,426	1,066,561
Leasehold improvements	259,285	205,822

	4,467,287	3,677,459
Less accumulated depreciation	(2,737,989)	(2,366,387)

Property and equipment, net	$1,729,298	$1,311,072

6—INVESTMENT IN PROPERTY

Investment in property is stated at cost and consists of real estate and rental property.

7—NOTE RECEIVABLE

The note receivable at December 31, 2005 was due from an unrelated third party with interest at 8% and was paid in full at December 31, 2006. The note was secured by a second lien on land located in Southlake, Texas.

8—LONG-TERM DEBT

Long-term debt consists of the following:

	2006	2005
Note payable to Hibernia National Bank, principal and interest of $3,628 due monthly with interest accruing at an initial rate of 6%, to be adjusted after 3 years, due October 2012, collateralized by property	$214,884	$242,688
Notes payable to GMAC, zero to three percent interest, principal of $16,919 due monthly through September 2009, collateralized by autos	431,155	666,061

	646,039	908,749
Less current maturities	(301,728)	(297,402)

	$344,311	$611,347

DEEP SOUTH HOLDING, L.P.

Notes to Consolidated Financial Statements

December 31, 2006, 2005 and 2004

(Continued)

Maturities of long-term debt are as follows:

2007	$301,728
2008	200,394
2009	98,413
2010	37,969
2011	7,535

9—COMMITMENTS AND CONTINGENCIES

LEASES

The Company leases its corporate office and sales locations under noncancellable operating lease agreements, which expire at various dates through December 2012.

Future minimum rentals under noncancellable operating leases, including escalations are as follows:

2007	$1,437,934
2008	802,444
2009	768,192
2010	644,559
2011	400,997

Lease expense also includes certain month to month operating leases. Lease expense incurred during the years ended December 31, 2006, 2005 and 2004 totaled $1,902,278, $1,874,720 and $941,240, respectively.

10—RELATED PARTY TRANSACTIONS

At December 31, 2006 and 2005, due from affiliates, net consists of the following amounts due from (to) companies’ majority owned by the Company’s two partners:

	2006	2005
Southlake Aviation Services, L.P.	$2,698,396	$1,804,863
Southern Management Services, Inc.	2,703,308	1,464,647
P&C Claimcare, Limited	(164,936)	—
Cedar Bluff	1,534,333	1,537,593
Deep South Auto Leasing, Inc.	2,734,638	(41,123)
Secure Watch System	174,122	209,018
China Venture	2,653,230	3,109
Other	2,676	5,440

	12,335,767	4,983,547
Less current due	(6,335,586)	—

	$6,000,181	$4,983,547

DEEP SOUTH HOLDING, L.P.

Notes to Consolidated Financial Statements

December 31, 2006, 2005 and 2004

(Continued)

Included in other general and administrative expenses in the accompanying consolidated statements of income are $2,627,273, $1,505,726 and $1,080,418 for the years ended December 31, 2006, 2005 and 2004, respectively, relating to flight services provided by Southlake Aviation Services, L.P. Additionally, the Company expensed $452,270, $522,037 and $31,525 for the years ended December 31, 2006, 2005 and 2004, respectively, for charter fishing services provided by Southlake Fishing Charter which is wholly owned by the Company’s partner.

Prior to the contribution of SNRM (see Note 1), substantially all revenues generated by SNRM were offset by an overhead allocation from Holding, the net effect being included in the accompanying consolidated statements of income.

11—EMPLOYEE BENEFITS

The Company maintains a 401(k) plan for employees over 21 years of age. Employees can enroll after one year of service and can contribute up to 25 percent of their compensation up to a maximum as prescribed by the Internal Revenue Service. The Company makes matching contributions of 25 percent of the participants’ contributions up to 15 percent of participants’ compensation. During the years ended December 31, 2006, 2005 and 2004, the Company contributed $193,680, $161,620 and $147,983, respectively, to the Plan.

12—HEALTH INSURANCE PLAN

The Company has adopted a maximum premium group health insurance plan. The plan calls for the Company to pay approximately $32 per employee each month to a third party administrator. Such payment is used to pay the fees of the third party administrator who processes all claims. The Company is then responsible for payment of all claims. The Company reviews claims activity on a monthly basis and records insurance expense in the current period, in other general and administrative expenses, for incurred but unreported claims.

13—RESERVES FOR LITIGATION AND CLAIMS

The Company is party to pending litigation and claims that arise in the ordinary course of business. In accordance with Statement of Financial Accounting Standards No. 5, “Accounting for Contingencies,” if it is probable that an asset has been impaired or a liability has been incurred at the date of the financial statements and the amount of the loss is estimable, an accrual for the loss and the costs to resolve those litigations and claims is recorded in accrued expenses in the consolidated balance sheets of the Company. Management of the Company, with the assistance of counsel, determines whether it is probable that a liability has been incurred, estimates the amount of loss based upon analysis of individual issues, and makes provision on their books, in accordance with GAAP, for the estimated losses to be incurred in connection with those litigations and claims. In the opinion of the management of the Company, no provision was necessary under GAAP as of December 31, 2006. New developments or changes in settlement strategy in dealing with these matters may significantly affect the required accruals and impact the results of operations of the Company.

14—SUBSEQUENT EVENT

On August 10, 2007, Holding entered into a Securities Purchase Agreement (the “Purchase Agreement”), with David J. Disiere, the indirect majority owner of Holding, North American Insurance Leaders, Inc. (“NAIL”) and NAIL Acquisition Corp. I (“Buyer”), a wholly-owned subsidiary of NAIL. Pursuant to the Purchase Agreement, Buyer will purchase 100% of the outstanding equity interests of the Company’s wholly owned subsidiaries, as well as certain assets of the Company’s wholly owned subsidiaries, such as contracts, leases, intellectual property and fixed assets, and will assume certain liabilities associated with such assets of the Company’s wholly owned subsidiaries that are purchased.

NORTH AMERICAN INSURANCE LEADERS, INC.

(a development stage company)

Balance Sheets

	September 30, 2007	June 30, 2007
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$169,199	$430,776
Cash and cash equivalents in Trust Account	114,337,202	113,086,337
Prepaid expenses	97,660	167,761

Total current assets	114,604,061	113,684,874
Deferred acquisition costs	196,713	183,523

Total assets	$114,800,774	$113,868,397

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$52,640	$64,430
Deferred underwriting fee	2,875,000	2,875,000
Taxes payable	367,100	—

Total current liabilities	$3,294,740	$2,939,430

Common stock, subject to possible conversion, 2,874,999 shares at conversion value	$22,787,827	$22,621,524

COMMITMENTS

STOCKHOLDERS’ EQUITY

Preferred stock—0.0001 par value; 1,000,000 shares authorized; 0 issued and outstanding	—	—
Common stock—0.0001 par value; 100,000,000 shares authorized; 17,968,750 issued and outstanding (which includes 2,874,999 shares subject to possible conversion)	1,797	1,797
Additional paid in capital	85,051,158	85,217,461
Retained earnings accumulated during the development stage	3,665,252	3,088,185

Total stockholders’ equity	88,718,207	88,307,443

Total liabilities and stockholders’ equity	$114,800,774	$113,868,397

See notes to financial statements.

NORTH AMERICAN INSURANCE LEADERS, INC.

(a development stage company)

Statements of Operations

(Unaudited)

	July 1, 2007 through September 30, 2007	July 1, 2006 through September 30, 2006	August 8, 2005 (Date of Inception) through September 30, 2007
Interest income	$1,374,277	$1,421,300	$8,373,572
General and administrative expenses	259,817	220,124	1,342,055

Net income before provision for taxes	$1,114,460	$1,201,176	$7,031,517
Provision for taxes	537,393	552,541	3,366,265

Net income	$577,067	$648,635	$3,665,252
Accretion of Trust Account relating to common stock subject to possible conversion	(166,303)	(8,362)	(797,834)

Net income attributable to common stockholders	$410,764	$640,273	$2,867,418

Common shares outstanding subject to possible conversion	2,874,999	2,874,999

Basic and diluted net income per share subject to possible conversion	$0.06	$0.00

Weighted average common shares outstanding	15,093,751	15,093,751

Basic and diluted net income per share	$0.03	$0.04

See notes to financial statements.

NORTH AMERICAN INSURANCE LEADERS, INC.

(a development stage company)

Statement of Stockholders’ Equity

	Common Stock Shares	Amount	Additional Paid-In-Capital	Retained Earnings Accumulated During the Development Stage	Total
Balance at August 8, 2005 (date of Inception)	—	$—	$—	$—	$—
Issuance of common stock to initial stockholders	3,593,750	359	24,641	—	25,000
Issuance of D&O rights in private placement	—	—	1,700,000	—	1,700,000
Sale of 14,375,000 units (including the 1,875,000 units pursuant to the over-allotment option at a price of $8 per unit, net of underwriters’ discount and offering expenses)	14,375,000	1,438	106,114,343	—	106,115,781
Net proceeds subject to possible conversion of 2,874,999 shares	—	—	(21,989,992)	—	(21,989,992)
Net income for the period	—	—	—	662,858	662,858
Accretion of Trust Account relating to common stock subject to possible conversion	—	—	(174,454)	—	(174,454)

Balance at June 30, 2006	17,968,750	$1,797	$85,674,538	$662,858	$86,339,193
Net income for the year	—	—	—	2,425,327	2,425,327
Accretion of Trust Account relating to common stock subject to possible conversion	—	—	(457,077)	—	(457,077)

Balance at June 30, 2007	17,968,750	$1,797	$85,217,461	$3,088,185	$88,307,443

Net income for the period (unaudited)	—	—	—	577,067	577,067
Accretion of Trust Account relating to common stock subject to possible conversion (unaudited)	—	—	(166,303)	—	(166,303)

Balance at September 30, 2007 (unaudited)	17,968,750	$1,797	$85,051,158	$3,665,252	$88,718,207

See notes to financial statements.

NORTH AMERICAN INSURANCE LEADERS, INC.

(a development stage company)

Statements of Cash Flows

(Unaudited)

	July 1, 2007 through September 30, 2007	July 1, 2006 through September 30, 2006	August 8, 2005 (Date of Inception) through September 30, 2007
Cash flows from operating activities:
Net income	$577,067	$648,635	$3,665,252
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Changes in:
Interest income, net	(1,250,865)	(343,647)	(4,387,201)
Prepaid expenses	70,101	52,856	(97,660)
Other assets	—	2,677	—
Accounts payable	(11,790)	125,511	52,640
Taxes payable	367,100	(121,209)	367,100

Net cash provided by (used in) operating activities	(248,387)	364,823	(399,869)

Cash flows from investing activities:
Cash and cash equivalents deposited in Trust Account	$—	$—	$(109,950,000)
Deferred acquisition costs	(13,190)	—	(196,713)

Net cash used in investing activities	(13,190)	—	(110,146,713)

Cash flows from financing activities:
Net proceeds from public offering	$—	$—	$108,990,781
Proceeds from notes payable to directors and officers	—	—	150,000
Prepayment of notes payable to directors and officers	—	—	(150,000)
Proceeds from issuance of D&O rights	—	—	1,700,000
Proceeds from issuance of common stock to initial stockholders	—	—	25,000

Net cash provided by financing activities	—	—	110,715,781

Net increase (decrease) in cash and cash equivalents	$(261,577)	$364,823	$169,199
Cash and cash equivalents—beginning of period	$430,776	$281,677	$—

Cash and cash equivalents—end of period	$169,199	$646,500	$169,199

Supplemental disclosures of non-cash financing activities:
Deferred underwriting fee	$—	$2,875,000	$2,875,000
Accretion of Trust Account relating to common stock subject to possible conversion	$166,303	$8,362	$797,834
Fair value of underwriter purchase option included in offering costs	$—	$1,477,500	$1,477,500
Supplemental disclosure of cash flow information:
Cash paid for taxes	$392,774	$673,750	$3,221,646

See notes to financial statements.

NORTH AMERICAN INSURANCE LEADERS, INC.

(a development stage company)

Notes to Financial Statements (unaudited)

NOTE A—ORGANIZATION AND BUSINESS OPERATIONS

North American Insurance Leaders, Inc. (the “Company”) was incorporated in Delaware on August 8, 2005. The Company was formed to effect a merger, capital stock exchange, asset acquisition, stock purchase and/or other similar transaction with one or more businesses in the insurance or insurance services industry in North America (“Business Combination”). The Company has not generated revenue to date other than interest income. The Company is considered to be in the development stage and is subject to the risks associated with activities of development stage companies. The Company has selected June 30th as its fiscal year end.

The registration statement for the Company’s initial public offering (the “Public Offering”) was declared effective on March 21, 2006. On that date, the Company consummated a private placement of 1,700,000 D&O rights (the “Private Placement”) for an aggregate purchase price of $1,700,000. On March 27, 2006, the Company consummated the Public Offering (together with the over-allotment offering, the “Offering”) of 14,375,000 units (“Units”) for net proceeds of approximately $106,000,000 (net of deferred underwriting fees).

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Offering although the Company intends to apply substantially all of the net proceeds of the Offering toward consummating a Business Combination with one or more insurance-related businesses. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Offering and the Private Placement, $109,950,000 (including $2,875,000 of underwriting fees which have been deferred by the underwriters as described in Note C) was placed in a trust account (the “Trust Account”) and invested in money market instruments or accounts meeting conditions of the Investment Company Act of 1940 and/or securities principally issued or guaranteed by the U.S. government until the earlier of (1) the consummation of the Company’s first Business Combination or (2) the distribution of the Trust Account as described below. The balance in the Trust Account including interest on September 30, 2007 was $114,337,202. In quarters commencing July 2006, up to half of the interest earned during the preceding quarter on the amounts held in the Trust Account (net of taxes payable) was released to the Company to cover a portion of its working capital. This interest and the proceeds of the Offering that were not deposited in the Trust Account were used to pay business, legal, and accounting due diligence costs incurred in connection with prospective Business Combinations and to pay continuing general and administrative expenses. The Company will seek stockholder approval before it effects an initial Business Combination, even if the nature of the Business Combination would not ordinarily require stockholder approval under applicable state law. The Company will proceed with such a Business Combination only if a majority of the shares of common stock voted by the public stockholders of the Company ( the “Public Stockholders”) are voted in favor of the Business Combination and Public Stockholders owning 20% of the shares sold in the offering both vote against the Business Combination and exercise their conversion rights as described below.

In no event will the Pre-public Offering stockholders of the Company (the “Initial Stockholders”) be considered Public Stockholders for purposes of voting for or against a Business Combination. Public Stockholders who convert their stock into an allocable share of the Trust Account will still have the right to exercise the warrants that they receive as part of the Units. In the event that Public Stockholders owning 20% or more of the stock sold in the Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of such a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by the Initial Stockholders. In this respect, $22,787,827 (including accretion of $797,834) has been classified as common stock subject to possible

NORTH AMERICAN INSURANCE LEADERS, INC.

(a development stage company)

Notes to Financial Statements (unaudited)

(Continued)

conversion at September 30, 2007. Voting against the Initials Business Combination alone will not result in an election to exercise a stockholder’s conversion rights. A Stockholder must also affirmatively exercise such conversion rights at or prior to the time the Business Combination is voted upon by the stockholders. All of the Company’s Initial Stockholders, including all of the directors at the time of the Offering and officers of the Company, have agreed to vote all of the shares of common stock held by them in accordance with the vote of majority in interest of all other stockholders of the Company, other than the Initials Stockholders, with respect to any initial Business Combination.

In the event that the Company does not consummate a Business Combination within 18 months after the completion of the offering, or 24 months after the completion of offering if certain extension criteria have been satisfied, the proceeds then on deposit in the Trust Account net of taxes will be distributed to the Company’s Public Stockholders, excluding Initial Stockholders, to the extent of their initial stock holdings. In the event of the distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the offering (assuming no value is attributed to the Warrants included in the Units offered in the Offering as discussed in Note C). As discussed in Note 1, on August 10, 2007, the Company announced that it had entered into a definitive securities purchase agreement (the “SPA”) to, among other things, purchase from Deep South Holding, L.P., a Texas limited partnership (“Deep South”) all of the outstanding ownership interests of that entity’s operating subsidiaries. As a result of having executed the SPA, the deadline for the Company’s consummation of a Business Combination was extended from September 27, 2007 (within 18 months after the completion of the Offering) to March 27, 2008 (within 24 months after the completion of the Offering). However, this extension relates only to the transaction with Deep South (the “Deep South acquisition”). If the Company does not consummate the Deep South acquisition by March 27, 2008, the Company will liquidate and the distribution described above will be made, unless the period within which to consummate a business combination is extended by an amendment to the Company’s amended and restated certificate of incorporation by the affirmative vote of at least 80% of the Company’s outstanding shares. If the Deep South acquisition is terminated prior to March 27, 2008, and the Company loses the extension to March 27, 2008, the Company will liquidate and the distribution described above will be made unless the period within which to consummate a business combination is extended by an amendment to the Company’s amended and restated certificate of incorporation as described above.

On March 15, 2006, the Company effected a two-for-three reverse stock split. Following this reverse stock split, there were 3,125,000 shares of common stock outstanding. Immediately after the reverse stock split, the Company issued a stock dividend of 468,750 shares of common stock in order to ensure that, after the Offering, regardless of whether the underwriters exercised their over-allotment option in part or in full, the Company’s Initial Stockholders would maintain control over 20% of the Company’s outstanding shares of common stock after consummation of the Offering. Following this references in the accompanying financial statements to the number of shares of common stock and net income per share have been retroactively restated to reflect the reverse stock split and the stock dividend.

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

[1] Basis of Presentation:

The accompanying financial statements are unaudited and have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States

NORTH AMERICAN INSURANCE LEADERS, INC.

(a development stage company)

Notes to Financial Statements (unaudited)

(Continued)

of America have been omitted pursuant to such rules and regulations. These financial statements should be read in conjunction with the audited financial statements and related notes that were included in the Company’s Form 10-K for the fiscal year ended June 30, 2007.

In the Company’s opinion, all adjustments (consisting primarily of normal accruals) have been made that are necessary to present fairly the financial position of the Company. Operating results for the interim period presented are not necessarily indicative of the results to be expected for a full year.

[2] Cash and Cash Equivalents:

The Company considers all highly liquid investments with original maturities of three months (such as money market funds and Treasury bills) or less to be cash equivalents.

[3] Treasury Bills held in Trust Account:

The Company’s Treasury bills held in the Trust Account at September 30, 2007 are classified as held to maturity as the Company has the positive intent and ability to hold the securities to maturity. The held-to-maturity securities are recorded as short term on the Balance Sheet based on their contractual maturity date and are stated at amortized cost.

Net Carrying Amount	$113,776,232
Unrecognized Holding Gains	85,907

Estimated Fair Value	$113,862,139

[4] Net Income Per Common Share:

Basic net income per share is calculated by dividing net income attributable to common stockholders by their weighted average number of common shares outstanding during the period. Calculation of the weighted average common shares outstanding during the period is comprised of 3,125,000 initial shares outstanding throughout the period from August 8, 2005 (date of inception) to September 30, 2007 and an additional 11,968,751 shares outstanding after the effective date of the Offering in March 2006. Basic net income per share subject to possible conversion is calculated by dividing accretion of Trust Account relating to common stock subject to possible conversion by 2,874,999 common shares subject to possible conversion. No effect has been given to potential issuances of common stock from warrants or the underwriter option in the diluted computation, as the effect would be anti-dilutive.

[5] Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

[6] Income Taxes:

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized. There were no deferred taxes as of September 30, 2007.

NORTH AMERICAN INSURANCE LEADERS, INC.

(a development stage company)

Notes to Financial Statements (unaudited)

(Continued)

[7] Deferred Acquisition Costs:

Costs related to proposed acquisitions are capitalized and will be expensed in the event the acquisition does not take place.

[8] Recently Issued Accounting Standards:

In July 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48 “Accounting for Uncertainty in Income Taxes, an Interpretation of FASB Statement No. 109” (“FIN 48”) which clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or anticipated to be taken in an income tax return. FIN 48 also provides guidance in derecognition, classification, interest and penalties, accounting in interim periods, disclosures and transaction. FIN 48 is effective for fiscal years beginning after December 15, 2006. Adoption of FIN 48 did not have a material impact on the Company’s financial statements.

In September 2006, the FASB issued FASB Statement No. 157, “Fair Value Measurements” (“SFAS No. 157”), which defines fair value, establishes a framework for measuring fair value under GAAP, and expands disclosures about fair value measurements. SFAS No. 157 applies to other accounting pronouncements that require or permit fair value measurements. The new guidance is effective for financial statements issued for fiscal years beginning after November 15, 2007, and for interim periods within those fiscal years. The adoption of SFAS No. 157 is not expected to have a material effect on the Company’s financial position and results of operations.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—including an amendment of FASB Statement No. 115” (“SFAS No. 159”). SFAS No. 159 permits entities to elect to measure many financial instruments and certain other items at fair value. Upon adoption of SFAS No. 159, an entity may elect the fair value option for eligible items that exist at the adoption date. Subsequent to the initial adoption, the election of the fair value option should only be made at initial recognition of the asset or liability or upon a remeasurement event that gives rise to new-basis accounting. SFAS No. 159 does not affect any existing accounting literature that requires certain assets and liabilities to be carried at fair value nor does it eliminate disclosure requirements included in other accounting standards. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007 and may be adopted earlier but only if the adoption is in the first quarter of the fiscal year. The Company is evaluating whether it will adopt SFAS No. 159.

Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

NOTE C—OFFERING

In the Offering, the Company sold 14,375,000 Units. The underwriters were paid fees equal to 4.5% of the gross proceeds of the Offering, or $5,175,000, and have agreed to defer an additional $2,875,000 (the “Deferred Fees”) of their underwriting fees until the consummation of a Business Combination. Each Unit consists of one share of the Company’s common stock, par value $0.0001 per share, and one warrant exercisable to purchase one share of common stock (“Warrant”). Upon consummation of a Business Combination, the Company will pay such Deferred Fees out of the proceeds of the Offering held in the Trust Account. The underwriters will not be entitled to any interest accrued on the Deferred Fees. The underwriters have agreed to forfeit any rights to, or

NORTH AMERICAN INSURANCE LEADERS, INC.

(a development stage company)

Notes to Financial Statements (unaudited)

(Continued)

claims against, such proceeds if the Company does not successfully complete a Business Combination. Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing on the later of (a) March 21, 2007 or (b) the completion of a Business Combination, and will expire on March 21, 2010, or earlier upon redemption. The Warrants will be redeemable at a price of $0.01 per Warrant upon 30 days’ notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30-trading day period ending on the third business day prior to the date on which notice of redemption is given. The D&O warrants referenced in Note D—Commitments have identical rights to those of the Warrants but will not be transferable or salable by the Company’s directors and officers and the spouse of one of the Company’s officers, as designee, until the later of March 21, 2007 or the consummation of a Business Combination. On February 13, 2007, the Company entered into a Warrant Clarification Agreement (the “Warrant Clarification Agreement”) to clarify the terms of the Warrant Agreement, dated as of March 27, 2006 (the “Warrant Agreement”), by and between the Company and Mellon Investor Services LLC, as Warrant Agent. The Warrant Clarification Agreement clarified, consistent with the terms of the Warrant Agreement and the disclosure contained in the Company’s Prospectus, dated March 22, 2006, that if the Company is unable to deliver securities pursuant to the exercise of a Warrant because a registration statement under the Securities Act of 1933, as amended, with respect to the common stock is not effective, then the Company will have no obligation to pay cash or other consideration to the holders of Warrants or otherwise “net-cash settle” the Warrant.

The Company sold to CRT Capital Group LLC, for $100, an option to purchase up to a total of 750,000 units, consisting of one share of common stock and one warrant, at $8.80 per unit, commencing on the later of the consummation of the Business Combination and one year after the date of the final prospectus for the Offering and expiring four years after the date of the final prospectus. The warrants underlying the units have terms that are identical to those issued in the Offering, with the exception of the exercise price, which is set at $7.50 per warrant. The purchase option also contains a cashless exercise feature that allows the holder or holders of the purchase option to receive units on a net exercise basis. In addition, the purchase option provides for registration rights that permit the holder or holders of the purchase option to demand that a registration statement be filed with respect to all or any part of the securities underlying the purchase option within five years of the completion of the Offering. Further, the holder or holders of the purchase option are entitled to piggy-back registration rights in the event the Company undertakes a subsequent registered offering within seven years of the completion of the Offering. Warrants issued and outstanding as a result of the exercise of the purchase option will be subject to the Company’s right of redemption.

The sale of the option was accounted for as a cost attributable to the Offering. Accordingly, there was no net impact on the Company’s financial position or results of operations, except for the recording of the $100 proceeds from the sale. The underwriters, on behalf of the Company, used a volatility of 15.86% to calculate the value of the underwriter option. This volatility measurement was based on the average four-year volatility of the S&P 600 Small-Cap Insurance Index. The S&P 600 Small-Cap Insurance Index is a sub-set of the S&P 600 Small-Cap Index and included fourteen companies with a range of market capitalizations from $230 million to $1.5 billion operating in the insurance sector. The Company believes this index provides an objective and reasonable estimate for the price volatility of other small-cap companies operating in the insurance sector. The Company has reviewed the estimates and believes, based upon a Black-Scholes model, that the fair value of the option on the date of sale was approximately $1,477,500, using an expected life of four years, volatility of 15.86%, and a risk-free rate of 4.71%.

NORTH AMERICAN INSURANCE LEADERS, INC.

(a development stage company)

Notes to Financial Statements (unaudited)

(Continued)

NOTE D—COMMITMENTS

The Company presently occupies office space provided by an affiliate of several of its directors. Pursuant to an office administration agreement, the affiliate has furnished the Company with office facilities, equipment and clerical services at the facilities for $10,000 per month commencing on January 1, 2006. Amounts of $30,000, $30,000 and $210,000 for such services have been included in general and administrative expenses for the three-month period ended September 30, 2007, the three-month period ended September 30, 2006 and the period from August 8, 2005 (date of inception) through September 30, 2007, respectively. The office administration agreement may be terminated by either party without penalty upon 30 days’ written notice to the other party.

The Company’s directors at the time of the Offering and officers and the spouse of one of the Company’s officers, as designee, purchased from the Company on the closing date of the Offering an aggregate of 1,700,000 rights (“D&O rights”) in a Private Placement, at a purchase price of $1.00 per right, convertible into warrants (“D&O warrants”). The $1.7 million proceeds from the issuance and sale of the D&O rights were placed in the Trust Account and are part of the liquidating distribution to the Company’s Public Stockholders in the event of liquidation prior to the Company’s Business Combination or in the event that less than 20% of the Company’s Public Stockholders elect to convert their shares of common stock in connection with a Business Combination.

The D&O rights automatically converted into 2,383,957 D&O warrants on the 120th day following the effective date of the Offering, July 19, 2006. The conversion ratio of D&O rights into D&O warrants was calculated by dividing $1.00 by the conversion price of $0.7131. The conversion price was equal to the weighted average of all sale prices of the warrants as reported on the AMEX during the 20 trading days prior to the conversion date.

The D&O warrants have terms and provisions that are identical to those of the warrants sold as part of the units in the Offering but will not be transferable or salable by the Company’s directors and officers and the spouse of one of the Company’s officers, as designee, until the later of March 21, 2007 or the consummation of the initial Business Combination. In the event of liquidation prior to the Company’s Business Combination, the D&O warrants will expire worthless.

Holders of the D&O warrants are permitted to transfer D&O warrants in certain limited circumstances, such as by will in the event of their death. However, the transferees receiving such D&O warrants will be subject to the same sale restrictions imposed on the Company’s directors and officers and the spouse of one of the Company’s officers, as designee, who initially purchased the D&O rights from the Company.

NOTE E—PREFERRED STOCK

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the board of directors.

NOTE F—COMMON STOCK

At September 30, 2007, 18,258,957 shares of common stock were reserved for issuance upon exercise of redeemable warrants and underwriters’ unit purchase option.

NORTH AMERICAN INSURANCE LEADERS, INC.

(a development stage company)

Notes to Financial Statements (unaudited)

(Continued)

NOTE G—TAXES

Provision for Taxes

Delaware franchise taxes are included in State taxes in the table below. Provision for taxes are as follows:

	Federal	State	Total
Period from July 1, 2007 through September 30, 2007	$370,579	$166,814	$537,393
Period from July 1, 2006 through September 30, 2006	$408,400	$144,141	$552,541
Period from August 8, 2005 (date of inception) through September 30, 2007	$2,593,192	$773,073	$3,366,265

NOTE H—RECENT DEVELOPMENTS

On August 10, 2007, the Company announced that it had entered into the SPA with Deep South Holding, L.P., a Texas limited partnership (“Seller” or “Deep South”), NAIL Acquisition Corp. I, a Delaware corporation and the Company’s wholly owned, newly-formed subsidiary (“Buyer”), and David J. Disiere (the “Stockholder”). Pursuant to the SPA, (1) Buyer will purchase from Seller all of the outstanding ownership interests of the operating subsidiaries of Seller (the “Deep South Companies”), as well as certain assets of Seller relating to the business of the Deep South Companies, such as contracts, leases, intellectual property and fixed assets, and (2) Buyer will assume from Seller certain liabilities associated with such assets of Seller that are purchased. Following the closing of the transaction (the “Deep South acquisition”), Buyer will own 100% of the outstanding ownership interests of the Deep South Companies.

The Deep South Companies provide insurance-related services on behalf of certain insurance companies, including managing general agent and claims administration services with respect to commercial auto and general liability property and casualty insurance products. The Deep South Companies are: Deep South Surplus, Inc., a Louisiana corporation; Deep South Surplus of Georgia, Inc., a Georgia corporation; Deep South Surplus of Arkansas, Inc., an Arkansas corporation; Deep South Surplus of Tennessee, Inc., a Tennessee corporation; Deep South Surplus of Colorado, Inc., a Colorado corporation; Deep South Surplus of Ohio, Inc., an Ohio corporation; Deep South Surplus of New Mexico, Inc., a New Mexico corporation; Deep South Surplus of Florida, Inc., a Florida corporation; Deep South Surplus of Oklahoma, Inc., an Oklahoma corporation; Deep South Surplus of California, Inc., a Texas corporation; Southern National Risk Management, Inc., a Louisiana corporation; Deep South Surplus of Texas, L.P., a Texas limited partnership; and Deep South Surplus of Texas Management, LLC, a Texas limited liability company.

Under the terms of the SPA, the Company will acquire the Deep South Companies for an initial payment of an estimated $110 million. The initial consideration will be equal to 5.94x the proforma earnings before interest, taxes, depreciation and amortization (“EBITDA”) of the business of the Deep South Companies for the twelve month period ended December 31, 2007. The initial payment will be comprised of approximately 83% cash and 17% shares of the Company’s common stock. The Seller will have the opportunity to receive up to an additional approximately $65 million in cash and stock through an earn-out arrangement based on the future financial performance of the Deep South Companies over the two years following closing. The SPA has been approved and adopted by the Company’s Board of Directors, but is subject to customary closing conditions, including, among others, the approval of the Company’s stockholders. The Company and Buyer have entered into an employment agreement with the Stockholder that will become effective as of the closing; and will at closing also enter into employment agreements with certain key executives of the Deep South Companies. In addition, at closing, the parties will enter into various other agreements, including an escrow agreement with

NORTH AMERICAN INSURANCE LEADERS, INC.

(a development stage company)

Notes to Financial Statements (unaudited)

(Continued)

respect to certain payments that may apply post-closing in the event of an adjustment to the earnings or working capital of the Deep South Companies, an assignment and assumption agreement with respect to the assets to be acquired by Buyer from Seller and a registration rights agreement and lock-up agreement with respect to certain shares of the Company’s common stock issued to Seller in the transaction and issued to the Stockholder pursuant to his employment agreement with the Company.

The Company expects to pay transaction fees and expenses for the Deep South acquisition of approximately $3 million. Such fees include legal and investment banking fees contingent upon the closing of the transaction. As of September 30, 2007, the Company has $196,713 in deferred acquisition costs relating to the Deep South transaction.

The Company expects that the Deep South acquisition will be consummated in the first quarter of 2008 and that the combined company will operate under the name Deep South Group, Inc., will be headquartered in Dallas, Texas and will trade on the American Stock Exchange. However, as discussed in Note A, if the Company does not complete the Deep South acquisition by March 27, 2008, the Company may be forced to liquidate.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

North American Insurance Leaders, Inc.

New York, New York

We have audited the accompanying balance sheets of North American Insurance Leaders, Inc., a development stage company (the “Company”), as of June 30, 2007 and 2006 and the related statements of operations, stockholders’ equity, and cash flows for the year ended June 30, 2007, for the period from August 8, 2005 (date of inception) through June 30, 2006 and for the period from August 8, 2005 (date of inception) through June 30, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note A, the Company’s Amended and Restated Certificate of Incorporation provides for mandatory liquidation of the Company in the event that the Company does not consummate a business combination within 18 months of the Company’s initial public offering (by September 27, 2007) or 24 months of the Company’s initial public offering (by March 27, 2008) if certain extension criteria are met. As discussed in Note I, the Company has entered into a definitive securities purchase agreement to, among other things, purchase from Deep South Holding, L.P., a Texas limited partnership, all of the outstanding ownership interests of that entity’s operating subsidiaries and, as a result, the deadline for consummation of this business combination was extended to March 27, 2008. Subject to the approval of the Company’s stockholders, the Company plans to consummate the Deep South acquisition by March 27, 2008 and thus avoid such mandatory liquidation.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of North American Insurance Leaders, Inc. at June 30, 2007 and 2006, and the results of its operations and its cash flows for the year ended June 30, 2007, the period from August 8, 2005 (date of inception) through June 30, 2006 and the period from August 8, 2005 (date of inception) through June 30, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company is required to consummate a business combination within 18 months of the Company’s initial public offering (by September 27, 2007) or 24 months of the Company’s initial public offering (by March 27, 2008) if certain extension criteria are met. The possibility of such business combination not being consummated raises substantial doubt about the Company’s ability to continue as a going concern, and the financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of the Company’s internal control over financial reporting as of June 30, 2007, based on criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) and our report dated September 12, 2007 expressed an unqualified opinion thereon.

/s/ BDO Seidman, LLP

BDO Seidman, LLP

New York, New York

September 12, 2007

NORTH AMERICAN INSURANCE LEADERS, INC.

(a development stage company)

Balance Sheets

	June 30, 2007	June 30, 2006
ASSETS
Current assets:
Cash and cash equivalents	$430,776	$281,677
Cash and cash equivalents in Trust Account	113,086,337	111,291,949
Prepaid expenses	167,761	348,570

Total current assets	113,684,874	111,922,196
Deferred acquisition costs	183,523	—
Other assets	—	2,677

Total assets	$113,868,397	$111,924,873

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$64,430	$9,875
Deferred underwriting fee	2,875,000	2,875,000
Taxes payable	—	536,359

Total current liabilities	$2,939,430	$3,421,234

Common stock, subject to possible conversion, 2,874,999 shares at conversion value	$22,621,524	$22,164,446

COMMITMENTS
STOCKHOLDERS’ EQUITY
Preferred stock—0.0001 par value; 1,000,000 shares authorized; 0 issued and outstanding	—	—
Common stock—0.0001 par value; 100,000,000 shares authorized; 17,968,750 issued and outstanding (which includes 2,874,999 shares subject to possible conversion)	1,797	1,797
Additional paid in capital	85,217,461	85,674,538
Retained earnings accumulated during the development stage	3,088,185	662,858

Total stockholders’ equity	88,307,443	86,339,193

Total liabilities and stockholders’ equity	$113,868,397	$111,924,873

See notes to financial statements.

NORTH AMERICAN INSURANCE LEADERS, INC.

(a development stage company)

Statements of Operations

	July 1, 2006 through June 30, 2007	August 8, 2005 (Date of Inception) through June 30, 2006	August 8, 2005 (Date of Inception) through June 30, 2007
Interest income	$5,654,088	$1,345,207	$6,999,295
General and administrative expenses	936,248	145,990	1,082,238

Net income before provision for taxes	$4,717,840	$1,199,217	$5,917,057
Provision for taxes	2,292,513	536,359	2,828,872

Net income	$2,425,327	$662,858	3,088,185
Accretion of Trust Account relating to common stock subject to possible conversion	(457,077)	(174,454)	(631,531)

Net income attributable to common stockholders	$1,968,250	$488,404	$2,456,654

Common shares outstanding subject to possible conversion	2,874,999	2,874,999

Basic and diluted net income per share subject to possible conversion	$0.16	0.06

Weighted average common shares outstanding	15,093,751	6,858,372

Basic and diluted net income per share	$0.13	.07

See notes to financial statements.

NORTH AMERICAN INSURANCE LEADERS, INC.

(a development stage company)

Statement of Stockholders’ Equity

	NAIL Common Stock Shares	Amount	Additional Paid-In Capital	Retained Earnings Accumulated During the Development Stage	Total
Balance at August 8, 2005 (date of inception)	—	$—	$—	$—	$—
Issuance of common stock to initial stockholders	3,593,750	359	24,641	—	25,000
Issuance of D&O rights in private placement	—	—	1,700,000	—	1,700,000
Sale of 14,375,000 units (including the 1,875,000 units pursuant to the over-allotment option at a price of $8 per unit, net of underwriters’ discount and offering expenses)	14,375,000	1,438	106,114,343	—	106,115,781
Net proceeds subject to possible conversion of 2,874,999 shares	—	—	(21,989,992)	—	(21,989,992)
Net income for the period	—	—	—	662,858	662,858
Accretion of Trust Account relating to common stock subject to possible conversion	—	—	(174,454)	—	(174,454)

Balance at June 30, 2006	17,968,750	$1,797	$85,674,538	$662,858	$86,339,193
Net income for the year	—	—	—	2,425,327	2,425,327
Accretion of Trust Account relating to common stock subject to possible conversion	—	—	(457,077)	—	(457,077)

Balance at June 30, 2007	17,968,750	$1,797	$85,217,461	$3,088,185	$88,307,443

See notes to financial statements.

NORTH AMERICAN INSURANCE LEADERS, INC.

(a development stage company)

Statements of Cash Flows

	July 1, 2006 through June 30, 2007	August 8, 2005 (Date of Inception) through June 30, 2006	August 8, 2005 (Date of Inception) through June 30, 2007
Cash flows from operating activities:
Net income	$2,425,327	$662,858	$3,088,185
Adjustments to reconcile net income to net cash used in operating activities:
Changes in:
Interest income, net	(1,794,387)	(1,341,949)	(3,136,336)
Prepaid expenses and tax	180,809	(348,570)	(167,761)
Other assets	2,677	(2,677)	—
Accounts payable	54,555	9,875	64,430
Taxes payable	(536,359)	536,359	—
Accrued expense

Net cash provided by (used in) operating activities	332,622	(484,104)	(151,482)

Cash flows from investing activities:
Cash and cash equivalents deposited in Trust Account	—	(109,950,000)	$(109,950,000)
Deferred acquisition costs	(183,523)	—	(183,523)

Net cash used in investing activities	(183,523)	(109,950,000)	(110,133,523)

Cash flows from financing activities:
Net proceeds from public offering	$—	$108,990,781	$108,990,781
Proceeds from notes payable to directors and officers	—	150,000	150,000
Prepayment of notes payable to directors and officers	—	(150,000)	(150,000)
Proceeds from issuance of D&O rights	—	1,700,000	1,700,000
Proceeds from issuance of common stock to initial stockholders	—	25,000	25,000

Net cash provided by financing activities	—	110,715,781	110,715,781

Net increase in cash and cash equivalents	$149,099	$281,677	$430,776
Cash and cash equivalents—beginning of period	$281,677	$—	$—

Cash and cash equivalents—end of period	$430,776	$281,677	$430,776

Supplemental disclosures of non-cash financing activity:
Deferred underwriting fee	$—	$2,875,000	$2,875,000
Accretion of Trust Account relating to common stock subject to possible conversion	$457,077	$174,454	$631,531
Fair value of underwriter purchase option included in offering costs	$—	$1,477,500	$1,477,500
Supplemental disclosures of cash flow information:
Cash paid for taxes	$2,828,872	$—	$2,828,872

See notes to financial statements.

NORTH AMERICAN INSURANCE LEADERS, INC.

(a development stage company)

Notes to Financial Statements

NOTE A—ORGANIZATION AND BUSINESS OPERATIONS

North American Insurance Leaders, Inc. (the “Company”) was incorporated in Delaware on August 8, 2005. The Company was formed to effect a merger, capital stock exchange, asset acquisition, stock purchase and/or other similar transaction with one or more businesses in the insurance or insurance services industry in North America (“Business Combination”). The Company has not generated revenue to date other than interest income. The Company is considered to be in the development stage and is subject to the risks associated with activities of development stage companies. The Company has selected June 30th as its fiscal year end.

The registration statement for the Company’s initial public offering (the “Public Offering”) was declared effective on March 21, 2006. On that date, the Company consummated a private placement of 1,700,000 D&O rights (the “Private Placement”) for an aggregate purchase price of $1,700,000. On March 27, 2006, the Company consummated the Public Offering (together with the over-allotment offering, the “Offering”) of 14,375,000 units (“Units”) for net proceeds of approximately $106,000,000 (net of deferred underwriting fees).

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Offering of Units, although the Company intends to apply substantially all of the net proceeds of the Offering toward consummating a Business Combination with one or more insurance-related businesses. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Offering and the Private Placement, $109,950,000 (including $2,875,000 of underwriting fees which have been deferred by the underwriters as described in Note C) was placed in a trust account (the “Trust Account”) and invested in money market instruments or accounts meeting conditions of the Investment Company Act of 1940 and/or securities principally issued or guaranteed by the U.S. government until the earlier of (1) the consummation of the Company’s first Business Combination or (2) the distribution of the Trust Account as described below. The balance in the Trust Account including interest on June 30, 2007 was $113,086,337. In quarters commencing July 2006, up to half of the interest earned during the preceding quarter on the amounts held in the Trust Account (net of taxes payable) was released to the Company to cover a portion of its working capital requirements up to an aggregate of $1,000,000. As of June 30, 2007, $1,000,000 had been transferred to working capital. This interest and the proceeds of the Offering that were not deposited in the Trust Account were used to pay business, legal, and accounting due diligence costs incurred in connection with prospective Business Combinations and to pay continuing general and administrative expenses. The Company will seek stockholder approval before it effects an initial Business Combination, even if the nature of the Business Combination would not ordinarily require stockholder approval under applicable state law. The Company will proceed with such a Business Combination only if a majority of the shares of common stock voted by the public stockholders of the Company (the “Public Stockholders”) are voted in favor of the Business Combination and Public Stockholders owning less than 20% of the shares sold in the Offering both vote against the Business Combination and exercise their conversion rights as described below.

In no event will the pre-Public Offering stockholders of the Company (the “Initial Stockholders”) be considered Public Stockholders for purposes of voting for or against a Business Combination. Public Stockholders who convert their stock into an allocable share of the Trust Account will still have the right to exercise the warrants that they receive as part of the Units. In the event that Public Stockholders owning 20% or more of the stock sold in the Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of such a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by the Initial Stockholders. In this respect, $22,621,524

(including accretion of $631,531, comprised of net interest income minus $199,999 transferred to working capital since inception) has been classified as common stock subject to possible conversion at June 30, 2007. Voting against the initial Business Combination alone will not result in an election to exercise a stockholder’s conversion rights. A stockholder must also affirmatively exercise such conversion rights at or prior to the time the Business Combination is voted upon by the stockholders. All of the Company’s Initial Stockholders, including all of the directors at the time of the Offering and officers of the Company, have agreed to vote all of the shares of common stock held by them in accordance with the vote of the majority in interest of all other stockholders of the Company, other than the Initial Stockholders, with respect to any initial Business Combination.

In the event that the Company does not consummate a Business Combination within 18 months after the completion of the Offering, or 24 months after the completion of the Offering if certain extension criteria have been satisfied, the proceeds then on deposit in the Trust Account net of taxes will be distributed to the Company’s Public Stockholders, excluding Initial Stockholders, to the extent of their initial stock holdings. In the event of the distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Offering (assuming no value is attributed to the Warrants included in the Units offered in the Offering as discussed in Note C). As discussed in Note I, on August 10, 2007, the Company announced that it had entered into a definitive securities purchase agreement (the “SPA”) to, among other things, purchase from Deep South Holding, L.P., a Texas limited partnership (“Deep South”) all of the outstanding ownership interests of that entity’s operating subsidiaries. As a result of having executed the SPA, the deadline for the Company’s consummation of a Business Combination was extended from September 27, 2007 (within 18 months after the completion of the Offering) to March 27, 2008 (within 24 months after the completion of the Offering). However, this extension relates only to the transaction with Deep South (the “Deep South acquisition”). If the Company does not consummate the Deep South acquisition by March 27, 2008, the Company will liquidate and the distribution described above will be made, unless (i) the Company has satisfied the criteria for extension of the September 27, 2007 deadline in connection with another Business Combination and has consummated that transaction by March 27, 2008 or (ii) the period within which to consummate a business combination is extended by an amendment to the Company’s amended and restated certificate of incorporation by the affirmative vote of at least 80% of the Company’s outstanding shares. If the Deep South acquisition is terminated prior to March 27, 2008, the Company will lose the extension to March 27, 2008, unless by September 27, 2007 the Company has executed a letter of intent, an agreement in principle or a definitive agreement to complete another Business Combination and that other Business Combination has not been terminated. If the September 27, 2007 deadline is extended in connection with another Business Combination, and neither the Deep South acquisition nor that Business Combination is consummated by March 27, 2008, the Company will liquidate and the distribution described above will be made unless the period within which to consummate a business combination is extended by an amendment to the Company’s amended and restated certificate of incorporation as described above. The Company expects that it will be difficult to negotiate another Business Combination and satisfy the extension criteria with respect to any such other Business Combination before September 27, 2007.

On March 15, 2006, the Company effected a two-for-three reverse stock split. Following this reverse stock split, there were 3,125,000 shares of common stock outstanding. Immediately after the reverse stock split, the Company issued a stock dividend of 468,750 shares of common stock in order to ensure that, after the Offering, regardless of whether the underwriters exercised their over-allotment option in part or in full, the Company’s Initial Stockholders would maintain control over 20% of the Company’s outstanding shares of common stock after consummation of the Offering. Following this stock dividend and immediately prior to the Offering, there were 3,593,750 shares of common stock outstanding. All references in the accompanying financial statements to the number of shares of common stock and net income per share have been retroactively restated to reflect the reverse stock split and the stock dividend.

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

[1] Basis of Presentation:

The accompanying financial statements are audited and have been prepared in accordance with accounting principles generally accepted in the United States of America for financial information and with the instructions to Form 10-K.

In the Company’s opinion, all adjustments (consisting primarily of normal accruals) have been made that are necessary to present fairly the financial position of the Company.

[2] Cash and Cash Equivalents:

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

[3] Net Income Per Common Share:

Basic net income per share is calculated by dividing net income attributable to common stockholders by their weighted average number of common shares outstanding during the period. Calculation of the weighted average common shares outstanding during the period is comprised of 3,125,000 initial shares outstanding throughout the period from August 8, 2005 (date of inception) to June 30, 2007 and an additional 11,968,751 shares outstanding after the effective date of the Offering in March 2006. Basic net income per share subject to possible conversion is calculated by dividing accretion of Trust Account relating to common stock subject to possible conversion by 2,874,999 common shares subject to possible conversion. No effect has been given to potential issuances of common stock from warrants or the underwriter option in the diluted computation, as the effect would be antidilutive.

[4] Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

[5] Income Taxes:

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized. There were no deferred taxes as of June 30, 2007.

[6] Deferred Acquisition Costs:

Costs related to proposed acquisitions are capitalized and will be expensed in the event the acquisition does not take place.

[7] Recently Issued Accounting Standards:

In July 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48 (“FIN 48”) “Accounting for Uncertainty in Income Taxes, an Interpretation of FASB Statement No. 109” which clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or anticipated to be taken in an income tax return. FIN 48 also provides guidance in derecognition, classification, interest and penalties, accounting in interim periods, disclosures and transaction. FIN 48 is effective for fiscal years beginning after December 15, 2006. Adoption of FIN 48 is not expected to have a material impact on the Company’s financial statements.

In September 2006, the FASB issued FASB Statement No. 157, “Fair Value Measurements” (“SFAS No. 157”), which defines fair value, establishes a framework for measuring fair value under GAAP, and expands disclosures about fair value measurements. SFAS No. 157 applies to other accounting pronouncements that require or permit fair value measurements. The new guidance is effective for financial statements issued for fiscal years beginning after November 15, 2007, and for interim periods within those fiscal years. The adoption of SFAS No. 157 is not expected to have a material effect on the Company’s financial position and results of operations.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—including an amendment of FASB Statement No. 115” (“SFAS No. 159”). SFAS No. 159 permits entities to elect to measure many financial instruments and certain other items at fair value. Upon adoption of SFAS No. 159, an entity may elect the fair value option for eligible items that exist at the adoption date. Subsequent to the initial adoption, the election of the fair value option should only be made at initial recognition of the asset or liability or upon a remeasurement event that gives rise to new-basis accounting. SFAS No. 159 does not affect any existing accounting literature that requires certain assets and liabilities to be carried at fair value nor does it eliminate disclosure requirements included in other accounting standards. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007 and may be adopted earlier but only if the adoption is in the first quarter of the fiscal year. The adoption of SFAS No. 159 is not expected to have a material effect on the Company’s financial position and results of operations.

Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

NOTE C—OFFERING

In the Offering, the Company sold 14,375,000 Units. The underwriters were paid fees equal to 4.5% of the gross proceeds of the Offering, or $5,175,000, and have agreed to defer an additional $2,875,000 (the “Deferred Fees”) of their underwriting fees until the consummation of a Business Combination. Each Unit consists of one share of the Company’s common stock, par value $0.0001 per share, and one warrant exercisable to purchase one share of common stock (“Warrant”). Upon consummation of a Business Combination, the Company will pay such Deferred Fees out of the proceeds of the Offering held in the Trust Account. The underwriters will not be entitled to any interest accrued on the Deferred Fees. The underwriters have agreed to forfeit any rights to, or claims against, such proceeds if the Company does not successfully complete a Business Combination. Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing on the later of (a) March 21, 2007 or (b) the completion of a Business Combination, and will expire on March 21, 2010, or earlier upon redemption. The Warrants will be redeemable at a price of $0.01 per Warrant upon 30 days’ notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30-trading day period ending on the third business day prior to the date on which notice of redemption is given. The D&O warrants referenced in Note D—Commitments have identical rights to those of the Warrants but will not be transferable or salable by the Company’s directors and officers and the spouse of one of the Company’s officers, as designee, until the later of March 21, 2007 or the consummation of a Business Combination. On February 13, 2007, the Company entered into a Warrant Clarification Agreement (the “Warrant Clarification Agreement”) to clarify the terms of the Warrant Agreement, dated as of March 27, 2006 (the “Warrant Agreement”), by and between the Company and Mellon Investor Services LLC, as Warrant Agent. The Warrant Clarification Agreement clarified, consistent with the terms of the Warrant Agreement and the disclosure contained in the Company’s Prospectus, dated March 22, 2006, that if the Company is unable to deliver securities pursuant to the exercise of a Warrant because a registration statement under the Securities Act of 1933, as amended, with respect to the common stock is not effective, then the Company will have no obligation to pay cash or other consideration to the holders of Warrants or otherwise “net-cash settle” the Warrant.

The Company sold to CRT Capital Group LLC, for $100, an option to purchase up to a total of 750,000 units, consisting of one share of common stock and one warrant, at $8.80 per unit, commencing on the later of the consummation of the Business Combination and one year after the date of the final prospectus for the Offering and expiring four years after the date of the final prospectus. The warrants underlying the units have terms that are identical to those issued in the Offering, with the exception of the exercise price, which is set at $7.50 per warrant. The purchase option also contains a cashless exercise feature that allows the holder or holders of the purchase option to receive units on a net exercise basis. In addition, the purchase option provides for registration rights that permit the holder or holders of the purchase option to demand that a registration statement be filed with respect to all or any part of the securities underlying the purchase option within five years of the completion of the Offering. Further, the holder or holders of the purchase option are entitled to piggy-back registration rights in the event the Company undertakes a subsequent registered offering within seven years of the completion of the Offering. Warrants issued and outstanding as a result of the exercise of the purchase option will be subject to the Company’s right of redemption.

The sale of the option was accounted for as a cost attributable to the Offering. Accordingly, there was no net impact on the Company’s financial position or results of operations, except for the recording of the $100 proceeds from the sale. The underwriters, on behalf of the Company, used a volatility of 15.86% to calculate the value of the underwriter option. This volatility measurement was based on the average four-year volatility of the S&P 600 Small-Cap Insurance Index. The S&P 600 Small-Cap Insurance Index is a sub-set of the S&P 600 Small-Cap Index and includes fourteen companies with a range of market capitalizations from $230 million to $1.5 billion operating in the insurance sector. The Company believes this index provides an objective and reasonable estimate for the price volatility of other small-cap companies operating in the insurance sector. The Company has reviewed the estimates and believes, based upon a Black-Scholes model, that the fair value of the option on the date of sale was approximately $1,477,500, using an expected life of four years, volatility of 15.86%, and a risk-free rate of 4.71%.

NOTE D—COMMITMENTS

The Company presently occupies office space provided by an affiliate of several of its directors. Pursuant to an office administration agreement, the affiliate has furnished the Company with office facilities, equipment and clerical services at the facilities for $10,000 per month commencing on January 1, 2006. Amounts of $120,000, $60,000 and $180,000 for such services have been included in general and administrative expenses for the twelve month period ended June 30, 2007, the period from August 8, 2005 (date of inception) through June 30, 2006 and the period from August 8, 2005 (date of inception) through June 30, 2007, respectively. The office administration agreement may be terminated by either party without penalty upon 30 days’ written notice to the other party.

The Company’s directors at the time of the Offering and officers and the spouse of one of the Company’s officers, as designee, purchased from the Company on the closing date of the Offering an aggregate of 1,700,000 rights (“D&O rights”) in a Private Placement, at a purchase price of $1.00 per right, convertible into warrants (“D&O warrants”). The $1.7 million proceeds from the issuance and sale of the D&O rights were placed in the Trust Account and are part of the liquidating distribution to the Company’s Public Stockholders in the event of liquidation prior to the Company’s Business Combination or in the event that less than 20% of the Company’s Public Stockholders elect to convert their shares of common stock in connection with a Business Combination.

The D&O rights automatically converted into 2,383,957 D&O warrants on the 120th day following the effective date of the Offering, July 19, 2006. The conversion ratio of D&O rights into D&O warrants was calculated by dividing $1.00 by the conversion price of $0.7131. The conversion price was equal to the weighted average of all sale prices of the warrants as reported on the AMEX during the 20 trading days prior to the conversion date.

The D&O warrants have terms and provisions that are identical to those of the warrants sold as part of the units in the Offering but will not be transferable or salable by the Company’s directors and officers and the spouse of one of the Company’s officers, as designee, until the later of March 21, 2007 or the consummation of the initial Business Combination. In the event of liquidation prior to the Company’s Business Combination, the D&O warrants will expire worthless.

Holders of the D&O warrants are permitted to transfer D&O warrants in certain limited circumstances, such as by will in the event of their death. However, the transferees receiving such D&O warrants will be subject to the same sale restrictions imposed on the Company’s directors and officers and the spouse of one of the Company’s officers, as designee, who initially purchased the D&O rights from the Company.

NOTE E—PREFERRED STOCK

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the board of directors.

NOTE F—COMMON STOCK

At June 30, 2007, 18,258,957 shares of common stock were reserved for issuance upon exercise of redeemable warrants and underwriters’ unit purchase option.

NOTE G—TAXES

Provision for Taxes

Delaware franchise taxes are included in State taxes in the table below, which details the Provision for taxes:

	Federal	State	Total Current
Period from July 1, 2006 through June 30, 2007	$1,888,442	404,071	2,292,513
Period from August 8, 2005 (inception) through June 30, 2006	334,171	202,188	536,359
Period from August 8, 2005 (inception) through June 30, 2007	2,222,613	606,259	2,828,872

NOTE H—SUMMARIZED QUARTERLY FINANCIAL INFORMATION (Unaudited)

	Quarter ended
	June 30, 2007	March 31, 2007	December 31, 2006	September 30, 2006
YEAR ENDED JUNE 30, 2007
Interest income	$1,414,660	$1,392,968	$1,425,160	$1,421,300
General and administrative expenses	384,630	183,634	147,859	220,124
Net income before provision for taxes	1,030,030	1,209,334	1,277,301	1,201,176
Provision for taxes	452,794	712,393	574,785	552,541
Net income	577,235	496,941	702,516	648,635
Accretion of Trust Account relating to common stock subject to possible conversion	(191,415)	(169,295)	(88,005)	(8,362)
Net income attributable to common stockholders	385,820	327,646	614,511	640,273
Weighted Average common shares outstanding subject to possible conversion	2,874,999	2,874,999	2,874,999	2,874,999
Basic and diluted net income per share subject to possible conversion	0.07	0.06	0.03	0.00
Weighted average common shares outstanding	15,093,751	15,093,751	15,093,751	15,093,751
Basic and diluted net income per share	0.03	0.02	0.04	0.04

	Quarter ended
	June 30, 2006	March 31, 2006	December 31, 2005		August 08, 2005 (inception) to September 30, 2005
YEAR ENDED JUNE 30, 2006
Interest income	$1,277,464	$67,682	$61		$—
General and administrative expenses	107,453	37,037	—		1,500
Net income (loss) before provision for taxes	1,170,011	30,645	61		(1,500)
Provision for taxes	525,633	10,726	—		—
Net income (loss)	644,378	19,919	61		(1,500)
Accretion of Trust Account relating to common stock subject to possible conversion	(165,727)	(8,727)	—		—
Net income (loss) attributable to common stockholders	478,651	11,192	61		(1,500)
Weighted Average common shares outstanding subject to possible conversion	2,874,999	2,874,999	—		—
Basic and diluted net income per share subject to possible conversion	0.06	0.00	—		—
Weighted average common shares outstanding	15,093,751	4,072,917	3,593,750	(1)	3,593,750 (1)
Basic and diluted net income per share	0.03	—	—		—

(1)	These common share amounts give effect to retroactively reflecting the reverse stock split and stock dividend that occurred on March 15, 2006 as discussed in Note A.

NOTE I—RECENT DEVELOPMENTS

On August 10, 2007, the Company announced that it had entered into the SPA with Deep South Holding, L.P., a Texas limited partnership (“Seller” or “Deep South”), NAIL Acquisition Corp. I, a Delaware corporation and the Company’s wholly-owned subsidiary (“Buyer”), and David J. Disiere (the “Stockholder”). Pursuant to the SPA, (1) Buyer will purchase from Seller all of the outstanding ownership interests of the operating subsidiaries of Seller (the “Deep South Companies”), as well as certain assets of Seller relating to the business of the Deep South Companies, such as contracts, leases, intellectual property and fixed assets, and (2) Buyer will assume from Seller certain liabilities associated with such assets of Seller that are purchased. Following the closing of the transaction (the “Deep South acquisition”), Buyer will own 100% of the outstanding ownership interests of the Deep South Companies.

The Deep South Companies provide insurance-related services on behalf of certain insurance companies, including managing general agent and claims management services with respect to commercial auto and general liability property and casualty insurance products. The Deep South Companies are: Deep South Surplus, Inc., a Louisiana corporation; Deep South Surplus of Georgia, Inc., a Georgia corporation; Deep South Surplus of Arkansas, Inc., an Arkansas corporation; Deep South Surplus of Tennessee, Inc., a Tennessee corporation; Deep South Surplus of Colorado, Inc., a Colorado corporation; Deep South Surplus of Ohio, Inc., an Ohio corporation; Deep South Surplus of New Mexico, Inc., a New Mexico corporation; Deep South Surplus of Florida, Inc., a Florida corporation; Deep South Surplus of Oklahoma, Inc., an Oklahoma corporation; Deep South Surplus of California, Inc., a Texas corporation; Southern National Risk Management, Inc., a Louisiana corporation; Deep South Surplus of Texas, L.P., a Texas limited partnership; and Deep South Surplus of Texas Management, LLC, a Texas limited liability company.

Under the terms of the SPA, the Company will acquire the Deep South Companies for an initial payment of an estimated $110 million. The initial consideration will be equal to 5.94x the proforma EBITDA of the business of the Deep South Companies for the twelve month period ended December 31, 2007. The initial payment will be comprised of approximately 82.5% cash and approximately 17.5% shares of the Company’s common stock. The Seller will have the opportunity to receive up to an additional approximately $65 million in cash and stock through an earn out arrangement based on the future financial performance of the Deep South Companies over the two years following closing. The SPA has been approved and adopted by the Company’s Board of Directors, but is subject to customary closing conditions, including, among others, the approval of the Company’s stockholders. The Company and Buyer have entered into an employment agreement with the Stockholder that will become effective as of the closing; and will at closing also enter into employment agreements with certain key executives of the Deep South Companies. In addition, at closing, the parties will enter into various other agreements, including an escrow agreement with respect to certain payments that may apply post-closing in the event of an adjustment to the earnings or working capital of the Deep South Companies, an assignment and assumption agreement with respect to the assets to be acquired by Buyer from Seller and a registration rights agreement and lock-up agreement with respect to certain shares of the Company’s common stock issued to Seller in the transaction and issued to the Stockholder pursuant to his employment agreement with the Company.

We expect to pay transaction fees and expenses for the Deep South acquisition of approximately $3 million. Such fees include legal and investment banking fees contingent upon the closing of the transaction.

The Company expects that the Deep South acquisition will be consummated in the first quarter of 2008 and that the combined company will operate under the name Deep South Group, Inc., will be headquartered in Dallas, Texas and will trade on the American Stock Exchange. However, as discussed in Note A, if the Company does not complete the Deep South acquisition by March 27, 2008, the Company may be forced to liquidate.

Annex A

SECURITIES PURCHASE AGREEMENT

by and among

DEEP SOUTH HOLDING, L.P.,

DAVID J. DISIERE,

NORTH AMERICAN INSURANCE LEADERS, INC.

and

NAIL ACQUISITION CORP. I

Dated as of August 10, 2007

A-i

A-ii

A-iii

Exhibits

Exhibit A	Form of Registration Rights Agreement
Exhibit B	Form of Lock-Up Agreement
Exhibit C	Form of Executives’ Employment Agreement
Exhibit D	Employment Agreement
Exhibit E	Praetorian Agreement
Exhibit F	Form of Assignment and Assumption Agreement

Disclosure Schedules

Schedule 1.1(a)(i)	Adjustments to Governing EBITDA Income Statement
Schedule 1.1(a)(ii)	Permitted Liens, Rights of Lessors and Lessees under Leases and Rights of Licensors and Licensees under Licenses
Schedule 1.1(a)(iii)	Assigned Interests
Schedule 2.3(a)(i)	Exclusions; Seller’s Business Plan
Schedule 2.5(a)	Adjustments to Closing Balance Sheet
Schedule 2.9(b)(vi)	Company Resignations
Schedule 3.1	Equity Interest, Partnership Interest or Membership Interest Contracts
Schedule 3.3(a)	Stockholder Governmental Consents
Schedule 3.3(b)	Stockholder Consents and Approvals
Schedule 4.3(a)	Seller Governmental Consents
Schedule 4.3(b)	Seller Consents and Approvals
Schedule 4.5	Seller Subsidiary Interests
Schedule 4.6	Seller Litigation
Schedule 4.8(b)	Seller Undisclosed Liabilities
Schedule 4.10	Absence of Certain Changes
Schedule 4.11(a)	Company Material Contracts
Schedule 4.12(a)	Exceptions to Company IP Rights
Schedule 4.12(b)	Company IP Rights
Schedule 4.13(a)	Company Employee Benefit Plans

A-iv

Schedule 4.13(g)	Employee Welfare Benefit Plans Liabilities
Schedule 4.13(h)	Additional Company Employee Payments and Tax Obligations
Schedule 4.14	Company Tax Matters
Schedule 4.16	Company Compliance with Laws
Schedule 4.17(a)	Company Permits
Schedule 4.17(b)	License Applications
Schedule 4.18	Company Insurance Policies
Schedule 4.20	Company Bank Accounts
Schedule 4.21(a)	Company Real Property
Schedule 4.21(b)	Company Real Property Limitations
Schedule 4.22	Company Personal Property
Schedule 4.23	Company Liens
Schedule 4.24(a)	Company Related Party Transactions
Schedule 4.24(b)	Company Vehicles, Apartments and Club Memberships
Schedule 4.25	Company Directors and Officers
Schedule 5.3(a)	Parent/Buyer Governmental Consents and Approvals
Schedule 5.3(b)	Parent/Buyer Consents and Approvals
Schedule 5.6(c)	Parent/Buyer Undisclosed Liabilities and Contracts with Financial Obligations
Schedule 5.13	Parent/Buyer Material Contracts
Schedule 5.15	Parent/Buyer Tax Matters
Schedule 5.24	Parent/Buyer IP Rights
Schedule 5.27	Parent/Buyer Insurance Policies
Schedule 5.30	Parent/Buyer Personal Property
Schedule 5.31	Parent/Buyer Liens
Schedule 5.32(a)	Parent/Buyer Related Party Transactions
Schedule 5.32(b)	Parent/Buyer Vehicles, Apartments and Club Memberships
Schedule 6.1	Conduct of Business of Companies
Schedule 6.4	Conduct of Business of Buyer and Parent
Schedule 6.8	Intercompany Transfers and Agreements
Schedule 7.6	Automobiles
Schedule 8.2(d)	Seller Closing Consents and Approvals
Schedule 8.3(d)	Buyer Closing Consents and Approvals

A-v

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT, dated as of August 10, 2007 (this “Agreement”), is made and entered into by and among Deep South Holding, L.P., a Texas limited partnership (“Seller”), David J. Disiere, (“Stockholder”), North American Insurance Leaders, Inc., a Delaware corporation (“Parent”) and NAIL Acquisition Corp. I, a Delaware corporation (“Buyer”).

RECITALS

WHEREAS, Seller owns all of the (i) issued and outstanding shares of capital stock (the “Deep South Shares”) of the following operating subsidiaries of Seller: Deep South Surplus, Inc., a Louisiana corporation, Deep South Surplus of Georgia, Inc., a Georgia corporation, Deep South Surplus of Arkansas, Inc., an Arkansas corporation, Deep South Surplus of Tennessee, Inc., a Tennessee corporation, Deep South Surplus of Colorado, Inc., a Colorado corporation, Deep South Surplus of Ohio, Inc., an Ohio corporation, Deep South Surplus of New Mexico, Inc., a New Mexico corporation, Deep South Surplus of Florida, Inc., a Florida corporation, Deep South Surplus of Oklahoma, Inc. an Oklahoma corporation, Deep South Surplus of California, Inc., a Texas corporation and Southern National Risk Management, Inc., a Louisiana corporation (collectively, the “Deep South Qualified Sub-S Subsidiaries”), (ii) limited partnership interests (the “Deep South Limited Partnership Interests”) in Deep South Surplus of Texas, L.P., a Texas limited partnership and (iii) membership interests (the “Deep South Membership Interests” and together with the Deep South Shares and the Deep South Limited Partnership Interests, the “Deep South Interests”) in Deep South Surplus of Texas Management, LLC, a Texas limited liability company, which is the general partner of Deep South Surplus of Texas, L.P. (the entities referred to in clauses (i), (ii) and (iii) above are hereinafter referred to as the “Companies”);

WHEREAS, Stockholder, together with Teresa Disiere, indirectly owns all of the partnership interests in Seller;

WHEREAS, the Companies are engaged in the business of insurance services, in particular, the managing general agent, surplus lines agent and claims administration businesses;

WHEREAS, Parent directly owns all of the issued and outstanding shares of capital stock of Buyer; and

WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, all of the Deep South Interests and Assigned Interests (as defined below) on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.1 Definitions.

(a) As used herein, the following terms shall have the following meanings:

“Acquisition Proposal” means, other than the transactions contemplated by this Agreement, any inquiry, offer or proposal from any Person other than Parent or Buyer relating to a merger, consolidation, share exchange, business combination, sale of substantially all the assets or Equity Interests, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving any Company.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with, such Person through one or more intermediaries or otherwise. For purposes of this definition, “control” means, where used with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise and shall include the directors and executive officers of such specified Person, and the terms “controlling” and “controlled” have correlative meanings.

“AMEX” means the American Stock Exchange.

“Assigned Interests” means the assets, Company IP Rights, Contracts, Real Property Leases and other interests listed on Schedule 1.1(a)(iii) that will be assigned by Seller and assumed by Buyer at the Closing pursuant to the Assignment and Assumption Agreement.

“Business Day” means any day that is not a Saturday, Sunday or legal holiday in New York City or Texas or a federal holiday in the United States.

“Buyer Board” means the board of directors of Buyer, including any required committee or subgroup of the board of directors of Buyer.

“Code” means the Internal Revenue Code of 1986, as amended.

“Confidentiality Agreement” means that certain confidentiality agreement, dated as of January 31, 2007, by and between Parent and Seller.

“Contingent Commissions” means commission payments due to Seller related to the underwriting profitability of policies originated by the Companies pursuant to the General Agency Agreement dated July 1, 2000 and subsequent memoranda of understanding between Praetorian Financial Group, Inc. and its affiliates and the Companies.

“Contract” means any note, bond, mortgage, indenture, agreement, lease, license, contract or other commitment, obligation or understanding to which a Person is a party or by which a Person or its assets or properties are bound, but excluding any Benefit Plans.

“Controlled Group Liability” means any and all liabilities (a) under Title IV of ERISA, (b) under the minimum funding requirements of Section 302 of ERISA or Section 412 of the Code, (c) under Section 4971 of the Code and (d) as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code.

“Conveyance Taxes” means any transfer, documentary, sales, use, stamp, registration and other such Taxes, any conveyance fees, any recording charges and any other similar fees and charges (including penalties and interest in respect thereof) arising from the purchase and sale of the Deep South Interests pursuant to this Agreement.

“Dollars” and “$” mean the lawful currency of the United States.

“Earn Out Payment” means either (a) the First Earn Out Payment or (b) the Second Earn Out Payment, as the case may be.

“Earn Out Period” means either (a) the First Earn Out Period or (b) the Second Earn Out Period, as the case may be.

“Environmental Law” means any Law relating to the environment, natural resources, or the protection thereof.

“Environmental Property Transfer Act” means any Law that requires any notification or disclosure to a Governmental Authority or other Person of environmental conditions or environmental matters in connection with (a) the sale of stock, or the transfer of any ownership interest, in any Person that owns or leases real property, or (b) the transfer of any interest in real property or the cessation of operations on real property.

“Equity Interests” means any capital stock, partnership or membership interest or other equity or voting interest or any security or evidence of indebtedness convertible into or exchangeable for any capital stock, partnership or membership interest or other equity interest, or any right, warrant or option to acquire any of the foregoing.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Final Governing EBITDA” means (i) if Parent does not deliver to Seller a written notice of disagreement with respect to Seller’s calculation of the Governing EBITDA on or before the tenth (10th) Business Day after the delivery by Seller to Parent of the calculation of Governing EBITDA, the Governing EBITDA delivered by Seller to Parent pursuant to Section 2.2(a) or Section 2.4 hereof, as applicable, or (ii) if Parent delivers to Seller a written notice of disagreement with respect to Seller’s calculation of the Governing EBITDA on or before the tenth (10th) Business Day after the delivery by Seller to Parent of the calculation of Governing EBITDA, the final determination of Governing EBITDA made by the parties or the independent registered public accounting firm selected pursuant to Section 2.6 hereof, as applicable, to resolve any disagreement with respect to the Governing EBITDA in accordance with the provisions set forth in Section 2.6 hereof.

“Final Working Capital Amount” means (i) if Parent does not deliver to Seller a written notice of disagreement with respect to Seller’s calculation of the Working Capital Amount on or before the tenth (10th) Business Day after the delivery by Seller to Parent of the calculation of the Working Capital Amount, the Working Capital Amount delivered by Seller to Parent pursuant to Section 2.5(a) hereof, or (ii) if Parent delivers to Seller a written notice of disagreement with respect to Seller’s calculation of the Working Capital Amount on or before the tenth (10th) Business Day after the delivery by Seller to Parent of the calculation of the Working Capital Amount, the final determination of the Working Capital Amount made by the parties or the independent registered public accounting firm selected pursuant to Section 2.6 hereof, as applicable, to resolve any disagreement with respect to the Working Capital Amount in accordance with the provisions set forth in Section 2.6 hereof.

“GAAP” means generally accepted accounting principles of the United States, consistently applied.

“Governing EBITDA” means the EBITDA of the Companies for the year ended December 31, 2007 as determined from the Governing EBITDA Income Statement.

“Governing EBITDA Income Statement” means the audited consolidated income statement of the Companies for the year ended December 31, 2007 prepared by Seller consistent with past practice and in accordance with GAAP consistently applied and used in the preparation of the Companies’ Annual Financial Statements, audited by Sutton Frost Cary LLP (the fees and expenses of which shall be paid by Seller), adjusted as set forth in Schedule 1.1(a)(i).

“Governmental Authority” means any federal, state, local or foreign government or any subdivision, agency, instrumentality, regulatory or administrative authority, department, commission, board or bureau thereof or any federal, state, local or foreign court, tribunal or arbitrator.

“Hazardous Substance” means: (1) any pollutant, contaminant, substance, waste, material, compound, or element that is regulated, restricted, addressed or defined by or under any applicable Environmental Law; and (2) any biological or microbial agents that are fungus, mold, mildew, or spores or other biological or microbial agents that could reasonably be expected to be harmful to human health.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indebtedness” means, as to any Person, (a) all obligations of such Person for borrowed money (including reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers’ acceptances, whether or not matured), (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued commercial or trade liabilities arising in the ordinary course of business, (d) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (e) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (f) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (g) all indebtedness secured by any Lien on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by such Person or is non-recourse to the credit of such Person, and (h) all guarantees by such Person of the Indebtedness of any other Person.

“Indemnified Party” means any Buyer Indemnified Party pursuant to Section 9.2 hereof or any Seller Indemnified Party pursuant to Section 9.3 hereof.

“Indemnifying Party” means Seller and Stockholder pursuant to Section 9.2 hereof or Buyer pursuant to Section 9.3 hereof.

“Interim Governing EBITDA” means the EBITDA of the Companies for the year ended December 31, 2007 as shown on the Interim Governing EBITDA Income Statement; provided, however, if the Closing takes place prior to January 1, 2008, Interim Governing EBITDA shall be the EBITDA of the Companies as shown on the Interim Governing EBITDA Income Statement divided by the number of completed months in 2007 as of the Closing Date and multiplied by 12.

“Interim Governing EBITDA Income Statement” means the unaudited consolidated income statement of the Companies for the number of completed months in 2007 as of the Closing Date prepared by Seller consistent with past practice and in accordance with GAAP consistently applied and used in the preparation of the Companies’ Annual Financial Statements, adjusted as set forth in Schedule 1.1(a)(i).

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC promulgated thereunder.

“IRS” means the United States Internal Revenue Service.

“Knowledge of Parent” means the actual knowledge of Scott A. Levine, William R. de Jonge, Paula S. Butler, Francis E. Lauricella, Jr., E. Miles Prentice, III or Robert Sroka, after due and reasonable investigation.

“Knowledge of Seller” means the actual knowledge of David J. Disiere, Roy Horton, Michael Trotter, Dana Mangham, Michael Duggan, Les Titus, Kofi Boaitey, Craig Rothmeier, Claire Tabor or Hodges Bradberry, after due and reasonable investigation.

“Knowledge of Stockholder” means the actual knowledge of Stockholder, after due and reasonable investigation.

“Law” means any applicable statute, writ, law, rule, regulation, ordinance, order, judgment, injunction, award, stipulation, determination or decree of a Governmental Authority, in each case as in effect on and as interpreted on the date of this Agreement.

“Lien” means any and all liens, charges, security interests, mortgages, pledges, or other adverse claims or restrictions on title of any nature whatsoever.

“Material Adverse Effect” means any circumstance, change or effect that (a) is materially adverse to the business, operations (including results of operation), assets, liabilities or financial condition of the Companies, taken as a whole, or (b) that prevents or materially impedes the ability of Seller to complete the transactions contemplated herein, but shall exclude, either alone or in combination, any circumstance, change or effect resulting or arising from (i) any change in general economic conditions; (ii) changes in or events affecting the financial services industry, insurance and insurance services industries or insurance brokerage industry generally that does not have a disproportionate effect on the Companies; (iii) financial or securities market fluctuations or conditions; (iv) seasonal reductions in revenues and/or earnings of the Companies in the ordinary course of their respective businesses; (v) the loss of up to 15% in the aggregate of the employees of the Companies who earn more than $50,000 per year, provided that the loss of any one or more of the Executives shall constitute a Material Adverse Effect; (vi) national or international political conditions, including any engagement in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack occurring prior to, on or after the date of this Agreement; (vii) natural disasters; (viii) proposed or adopted legislation or any other proposal or enactment by any Governmental Authority; (ix) the entry into or announcement of this Agreement, actions contemplated by this Agreement, or the consummation of the transactions contemplated hereby and (x) changes in GAAP, SAP or applicable law. Any determination as to whether any circumstance, change or effect has a Material Adverse Effect shall be made only after taking into account all effective insurance coverages, third party indemnifications and Tax benefits received, or determined and receivable on or prior to the Closing Date with respect to such circumstance, change or effect.

“Organizational Documents” means (a) the articles or certificate of incorporation, the bylaws and any shareholders agreement of a corporation, (b) the partnership agreement and any statement of partnership of a general partnership, (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership, (d) the operating or limited liability company agreement and certificate of formation or organization of any limited liability company, (e) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person and (f) any amendment to any of the foregoing.

“Parent Board” means the board of directors of Parent, including any required committee or subgroup of the board of directors of Parent.

“Parent Stockholder Approval” means the affirmative vote of holders of such number of Parent Shares as is required under Parent’s Organizational Documents and applicable Law.

“Parent’s Public Stockholders” means holders of Parent’s Shares issued in Parent’s initial public offering of its securities.

“Parent Shares” means such shares of Parent’s common stock, par value $0.0001 per share.

“Parties” means Seller, Stockholder, Parent and Buyer.

“Permits” means all authorizations, licenses, identification numbers, permits, certificates, orders, consents, approvals and registrations required under Law.

“Permitted Liens” means (a) Liens for Taxes not yet delinquent or being contested in good faith by appropriate proceedings for which reserves have been established to the extent required by GAAP, (b) statutory Liens (including materialmen’s, warehousemen’s, mechanic’s, repairmen’s, landlord’s, and other similar Liens) arising in the ordinary course of business securing payments not yet delinquent or being contested in good faith by appropriate proceedings, (c) the rights of lessors and lessees under leases as set forth on Schedule 1.1(a)(ii), (d) the rights of licensors and licensees under licenses executed in the ordinary course of business as set forth on

Schedule 1.1(a)(ii), (e) restrictive covenants and easements, if any, as would not reasonably be expected to have a Material Adverse Effect, (f) purchase money Liens and Liens securing rental payments under capital lease arrangements, (g) preferential purchase rights and other similar arrangements with respect to which consents or waivers are obtained for this transaction or as to which the time for asserting such rights has expired at the Closing Date without an exercise of such rights, (h) restrictions on transfer with respect to which consents or waivers are obtained for this transaction, (i) transfer restrictions imposed on equity securities by securities Laws, (j) Liens set forth in Schedule 1.1(a)(ii) and (k) Liens created by Parent or Buyer, or its successors and assigns.

“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, trust, joint venture, joint stock company, Governmental Authority or other entity of any kind.

“Related Documents” means the Employment Agreement, the Lock-Up Agreement, the Registration Rights Agreement, the Escrow Agreement and the Assignment and Assumption Agreement.

“Representatives” means, as to any Person, its officers, directors, employees, counsel, accountants, financial advisers and consultants.

“SAP” means, with respect to any entity, statutory accounting practices, prescribed or permitted by the insurance department of the state of domicile of such entity.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Straddle Period” means any taxable period beginning on or prior to the Closing Date and ending after the Closing Date.

“Subsidiary” of any Person means another Person, in which such Person (i) owns, directly or indirectly, more than fifty percent (50%) of the outstanding voting securities, equity securities, profits interest or capital interest, (ii) is entitled to elect at least a majority of the board of directors or other similar governing body or (iii) in the case of a limited partnership or limited liability company, is a general partner or managing member, respectively.

“Tax Authority” means any Governmental Authority having jurisdiction over the assessment, determination, collection or imposition of any Tax.

“Tax” or “Taxes” means any and all taxes, charges, fees, levies and other assessments, including income, gross receipts, excise, property, sales, withholding (including as the party withholding), social security, occupation, use, service, license, payroll, franchise, transfer and recording taxes, windfall or other profits, capital stock, employment, worker’s compensation, unemployment or compensation taxes, fees and charges, including estimated excise, ad valorem, stamp, value added, capital gains, duty or custom taxes, imposed by any Governmental Authority (domestic or foreign), whether computed on a separate, consolidated, unitary, combined or any other basis, and similar charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto).

“Tax Return” means any report, return or other information required to be supplied to a Tax Authority in connection with any Taxes, including any amendments thereto.

“Trust Account” means the trust account established by Parent in connection with the consummation of its initial public offering of its securities and into which a portion of the net proceeds of such initial public offering were deposited. The Trust Account is administered by the Trustee for the benefit of Parent and Parent’s stockholders and the funds therein are invested in money market instruments or accounts meeting conditions of the Investment Company Act and/or securities principally issued or guaranteed by the U.S. government.

“United States” and “U.S.” mean United States of America.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Location
Adjusted EBITDA	Section 2.3(a)(i)
Agreement	Preamble
Assignment and Assumption Agreement	Section 2.9(b)(xi)
Benefit Plans	Section 5.14(a)
Buyer	Preamble
Buyer Disclosure Schedule	Article V
Buyer Indemnified Party	Section 9.2
Cash Consideration	Section 2.2(a)
Closing	Section 2.9(a)
Closing Balance Sheet	Section 2.5(a)
Closing Date	Section 2.9(a)
Closing Payment	Section 2.2(a)
Companies	Recitals
Companies’ Annual Financial Statements	Section 4.8(a)
Companies’ Financial Statements	Section 4.8(a)
Companies’ Interim Financial Statements	Section 4.8(a)
Company Employees	Section 4.13(a)
Company Indemnified Parties	Section 6.23(a)
Company IP Rights	Section 4.12(a)
Company Material Contracts	Section 4.11(a)
Company Plans	Section 4.13(a)
Company Policies	Section 4.18
Consideration	Section 7.8
D&O Parties	Section 6.23(b)
Deep South Interests	Recitals
Deep South Limited Partnership Interests	Recitals
Deep South Membership Interests	Recitals
Deep South Qualified Sub-S Subsidiaries	Recitals
Deep South Shares	Recitals
Disclosing Party	Section 6.9
Disclosure Schedules	Article V
DSM	Section 3.1
DSP	Section 3.1
Earn Out	Section 2.3
EBITDA	Section 2.3(a)(i)
Employee Stock Incentive Plan	Section 6.16(d)
Employee Stock Plan Proposal	Section 6.12(a)
Employment Agreement	Section 2.11
ERISA	Section 4.13(a)
ERISA Affiliate	Section 4.13(d)
Escrow Agent	Section 2.9(b)(x)
Escrow Agreement	Section 2.9(b)(x)
Executives	Section 6.26
First Adjusted EBITDA	Section 2.3(a)(i)
First Base EBITDA	Section 2.3(a)(i)

Term	Location
First Earn Out Payment	Section 2.3(a)(i)
First Earn Out Payment Date	Section 2.3(a)(iii)
First Earn Out Period	Section 2.3(a)(i)
First Hurdle EBITDA	Section 2.3(a)(i)
Indemnity Referee	Section 9.7(e)
Intermediate Companies	Section 3.1
Leased Property	Section 4.21(a)
Lock-Up Agreement	Section 2.9(b)(ix)
Loss	Section 9.2
Name Change Proposal	Section 6.12(a)
Non-Third Party Claim Notice	Section 9.7(d)
Outside Date	Section 10.1(d)
Parent	Preamble
Parent Escrow Amount	Section 2.10
Parent Plans	Section 5.14(a)
Parent Policies	Section 5.27
Parent SEC Reports	Section 5.6(a)
Parent Stockholder Meeting	Section 6.12(e)
Parent Warrants	Section 5.4(a)
Parent/Buyer Material Contracts	Section 5.13(a)
Post-Closing Payments	Section 9.2(f)
Praetorian Agreement	Section 2.12
Property Taxes	Section 7.4
Proprietary Rights	Section 4.12(a)
Proxy Statement	Section 6.12(a)
Purchase Option Units	Section 5.4(a)
Purchase Price	Section 2.2
Real Property Leases	Section 4.21(a)
Registration Rights Agreement	Section 2.9(b)(vii)
Requesting Party	Section 6.9
Second Adjusted EBITDA	Section 2.3(b)(i)
Second Base EBITDA	Section 2.3(b)(i)
Second Earn Out Payment	Section 2.3(b)(i)
Second Earn Out Payment Date	Section 2.3(b)(iii)
Second Earn Out Period	Section 2.3(b)(i)
Second Hurdle EBITDA	Section 2.3(b)(i)
Seller	Preamble
Seller Disclosure Schedule	Article IV
Seller Escrow Amount	Section 2.2(a)
Seller Indemnified Party	Section 9.3
Seller Partnership Interest	Section 3.1
Seller’s Business Plan	Section 2.3(a)(i)
Share Consideration	Section 2.2(a)
Stockholder	Preamble
Stockholder Disclosure Schedule	Article III
Stockholder Proposals	Section 6.12(a)
Termination Fee	Section 10.2(a)
Third Party Claim	Section 9.7(a)
Third Party Claim Notice	Section 9.7(a)
Transaction Proposal	Section 6.12(a)
Trustee	Section 5.17(a)
Working Capital Amount	Section 2.5(a)

Section 1.2 Rules of Construction.

(a) All article, section, schedule and exhibit references used in this Agreement are to articles, sections, schedules and exhibits to this Agreement unless otherwise specified. The schedules and exhibits attached to this Agreement constitute a part of this Agreement and are incorporated herein for all purposes.

(b) If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). Terms defined in the singular have the corresponding meanings in the plural, and vice versa. Unless the context of this Agreement clearly requires otherwise, words importing the masculine gender shall include the feminine and neutral genders and vice versa. The term “includes” or “including” shall mean “including without limitation.” The words “hereof,” “hereto,” “hereby,” “herein,” “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular section or article in which such words appear.

(c) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. Whenever any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day.

(d) The Parties acknowledge that each Party and its attorney has reviewed this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting Party, or any similar rule operating against the drafter of an agreement, shall not be applicable to the construction or interpretation of this Agreement.

(e) The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

(f) All references to currency herein shall be to, and all payments required hereunder shall be paid in, U.S. Dollars.

(g) All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

ARTICLE II

PURCHASE AND SALE; EARN OUT AND CLOSING

Section 2.1 Purchase and Sale of Deep South Interests. At the Closing, upon the terms and subject to the conditions set forth in this Agreement, Seller shall sell, assign, deliver, transfer and convey to Buyer, and Buyer shall purchase, acquire and accept from Seller, the Deep South Interests and the Assigned Interests, free and clear of any Liens (other than restrictions on transfer which arise under applicable securities Laws and, with respect to the Assigned Interests, Permitted Liens).

Section 2.2 Purchase Price. Subject to the terms and conditions of this Agreement, and in consideration of the transactions described in this Agreement, the aggregate purchase price for the Deep South Interests and the Assigned Interests shall be such amount (the “Purchase Price”) in cash and Parent Shares up to One hundred and Seventy-Five Million Dollars ($175,000,000), comprised of the following:

(a) An amount in cash and Parent Shares payable by Buyer to Seller at the Closing equal to 5.94 times the Governing EBITDA or, in the event that the Closing takes place prior to January 31, 2008, the Interim Governing EBITDA, up to a maximum amount of One Hundred Twenty-Five Million Dollars ($125,000,000) (the “Closing Payment”). Seller shall deliver to Parent the Governing EBITDA Income Statement and the calculation of Governing EBITDA or the Interim Governing EBITDA Income Statement and the calculation of Interim Governing EBITDA, as applicable, at least five (5) days prior to the Closing Date. The Closing Payment will be comprised of: (x) the number of Parent Shares having a value equal to twenty percent (20%) of the Closing Payment less Two Million Seven Hundred Fifty Thousand Dollars ($2,750,000), such number of Parent Shares to be determined based upon a per share price in an amount equal to (i) the value of the Trust Account as of Parent’s fiscal quarter ending prior to the Closing Date, divided by (ii) 14,375,000 (the “Share Consideration”), and (y) an amount in cash equal to eighty percent (80%) of the Closing Payment plus Two Million Seven Hundred Fifty Thousand Dollars ($2,750,000) (the “Cash Consideration”), provided that Two Million Dollars ($2,000,000) of such Cash Consideration (the “Seller Escrow Amount”) shall not be paid by Buyer to Seller at the Closing but shall be deposited by Buyer with the Escrow Agent pursuant to Section 2.10 hereof; and

(b) Such amounts as are payable pursuant to Section 2.3 hereof.

Section 2.3 Earn Out. As additional consideration for the Deep South Interests and the Assigned Interests, Parent agrees to pay to Seller an additional amount as provided in Section 2.3(a) and Section 2.3(b) (the “Earn Out”), payable in two (2) installments in cash, or at the election of Seller in Parent Shares (subject to applicable securities Laws), each installment determined in the manner set forth herein and payable in the manner and at the times set forth herein; provided, however, that the sum of the Closing Payment and the Earn Out shall not exceed One Hundred Seventy-Five Million Dollars ($175,000,000).

(a) First Earn Out Payment.

(i) Calculation. By the first Business Day after the earlier of the date that Parent files, or is required to file, with the SEC its Annual Report on Form 10-K for the twelve months ending on December 31, 2008 (the “First Earn Out Period”), Parent shall cause to be prepared (1) an audited consolidated income statement of the Companies covering the First Earn Out Period, prepared consistent with past practice and in accordance with GAAP consistently applied and used in the preparation of the Governing EBITDA Income Statement, audited by Parent’s auditors (the fees and expenses of which shall be paid by Parent), adjusted as set forth on Schedule 1.1(a)(i), and (2) a calculation of an Earn Out payment based on such consolidated income statement (the “First Earn Out Payment”), as follows:

First Earn Out Payment =	[(First Adjusted EBITDA – First Base EBITDA) ÷ (First Hurdle EBITDA – First Base EBITDA)] × [($175,000,000 – Closing Payment) ÷ 2]; provided, however, that the First Earn Out Payment (i) shall be $0 if First Adjusted EBITDA is less than First Base EBITDA, and (ii) shall not exceed an amount equal to ($175,000,000 – Closing Payment) ÷ 2,

Where:

First Adjusted EBITDA =	Adjusted EBITDA of the Companies for the First Earn Out Period.

First Base EBITDA =	0.93 × Governing EBITDA.

First Hurdle EBITDA =	1.25 × Governing EBITDA.

EBITDA =	an amount equal to (1) pre-tax net income, plus (2) interest expense, plus (3) depreciation and amortization expense.

Adjusted EBITDA =	EBITDA adjusted to exclude for each Earn Out Period (1) any impact from purchase accounting adjustments; (2) the first One Million Five Hundred Thousand Dollars ($1,500,000) of the costs and expenses incurred in connection with the operation of Parent; (3) the fees and expenses described on Schedule 2.3(a)(i); and (4) any revenues and expenses associated with business operations not conducted by the Companies at the time of the Closing, including, without limitation, any expansion of the business operations into new jurisdictions or in a manner not contemplated by Seller’s business plan attached hereto as Schedule 2.3(a)(i) and as amended from time to time (“Seller’s Business Plan”) at the time of the execution of this Agreement (any determination to exclude revenues and expenses described in this clause (4) shall be subject to approval by the Parent Board).

By way of illustration, assuming that Governing EBITDA is $18,000,000 and First Adjusted EBITDA is $22,000,000, then the First Earn Out Payment will be calculated as follows:

First Earn Out Payment =	[($22,000,000 – (0.93 × $18,000,000)) ÷ ((1.25 × $18,000,000) – (0.93 × $18,000,000))] × [($175,000,000 – $106,920,000) ÷ 2] = $31,085,139

(ii) Delivery to Seller. By the first Business Day after the earlier of the date that Parent files, or is required to file, with the SEC its Annual Report on Form 10-K for the twelve months ending on December 31, 2008, Parent will cause to be delivered to Seller the audited consolidated income statement upon which the calculation of the First Earn Out Payment is based and the calculation of the First Earn Out Payment and all components thereof. Seller shall be entitled to review the audit workpapers of Parent’s auditors relating to the audit of such consolidated income statement.

(iii) Payment; Disagreement. Within seven (7) days after the receipt of the First Earn Out Payment calculation from Parent, Seller shall (1) in the event that Seller is in agreement with the First Earn Out Payment calculation, confirm to Parent in writing Seller’s agreement with the First Earn Out Payment, which confirmation shall be accompanied by instructions as to the form of the First Earn Out Payment elected by Seller and wire transfer or delivery instructions, and within 3 (three) days after receipt of such confirmation (the “First Earn Out Payment Date”), Parent shall make the First Earn Out Payment in accordance with the instructions received, or (2) in the event Seller disagrees with the First Earn Out Payment calculation, deliver to Parent a written notice of such disagreement, specifying the nature of such disagreement, the reasons therefor and Seller’s recalculation of the First Earn Out Payment. If Seller elects to receive any part of the First Earn Out Payment in Parent Shares, then Seller shall receive such number of Parent Shares equal to such part of the First Earn Out Payment divided by the average closing price per Parent Share for the twenty (20) trading day period immediately preceding the First Earn Out Payment Date, as reported by Bloomberg LP. Parent shall have the right (but not the obligation) to set off such amount as is due to a Buyer Indemnified Party pursuant to Article IX against the First Earn Out Payment in accordance with the provisions of Section 9.7(e). If Seller delivers to Parent a written notice of disagreement with respect to Parent’s calculation of the First Earn Out Payment, such disagreement shall be resolved exclusively pursuant to the provisions of Section 2.6 hereof.

(b) Second Earn Out Payment.

(i) Calculation. By the first Business Day after the earlier of the date that Parent files, or is required to file, with the SEC its Annual Report on Form 10-K for the twelve months ending on December 31, 2009 (the “Second Earn Out Period”), Parent shall cause to be prepared (1) an audited consolidated income statement of the Companies covering the Second Earn Out Period, prepared consistent with past practice and in accordance with GAAP consistently applied and used in the preparation of the Governing EBITDA Income Statement, audited by Parent’s auditors (the fees and expenses of which shall be paid by Parent), adjusted as set forth in Schedule 1.1(a)(i), and (2) a calculation of an Earn Out payment based on such consolidated income statement (the “Second Earn Out Payment”), as follows:

Second Earn Out Payment =	[(Second Adjusted EBITDA – Second Base EBITDA) ÷ (Second Hurdle EBITDA – Second Base EBITDA)] × [($175,000,000 – Closing Payment) ÷ 2]; provided, however, that the Second Earn Out Payment (i) shall be $0 if Second Adjusted EBITDA is less than Second Base EBITDA, and (ii) shall not exceed an amount equal to ($175,000,000 – Closing Payment) ÷ 2,

Where:

Second Adjusted EBITDA =	Adjusted EBITDA of the Companies for the Second Earn Out Period.

Second Base EBITDA =	0.93 × 1.15 × Governing EBITDA.

Second Hurdle EBITDA =	1.25 × 1.20 × Governing EBITDA.

By way of illustration, assuming that Governing EBITDA is $18,000,000 and Second Adjusted EBITDA is $27,000,000, then the Second Earn Out Payment will be calculated as follows:

Second Earn Out Payment =	[($27,000,000 – (0.93 × 1.15 × $18,000,000)) ÷ ((1.25 × 1.20 × $18,000,000) – (0.93 × 1.15 × $18,000,000))] × [($175,000,000 – $106,920,000) ÷ 2] = $34,040,000

(ii) Delivery to Seller. By the first Business Day after the earlier of the date that Parent files, or is required to file, with the SEC its Annual Report on Form 10-K for the twelve months ending December 31, 2009, Parent will cause to be delivered to Seller the audited consolidated income statement upon which the calculation of the Second Earn Out Payment is based and the calculation of the Second Earn Out Payment and all components thereof. Seller shall be entitled to review the audit workpapers of Parent’s auditors relating to the audit of such consolidated income statement.

(iii) Payment; Disagreement. Within seven (7) days after the receipt of the Second Earn Out Payment calculation from Parent, Seller shall (1) in the event that Seller is in agreement with the Second Earn Out Payment calculation, confirm to Parent in writing Seller’s agreement with the Second Earn Out Payment, which confirmation shall be accompanied by instructions as to the form of the Second Earn Out Payment elected by Seller and wire transfer or delivery instructions, and within 3 (three) days after receipt of such confirmation (the “Second Earn Out Payment Date”), Parent shall make the Second Earn Out Payment in accordance with the instructions received, or (2) in the event Seller disagrees with the Second Earn Out Payment calculation, deliver to Parent a written notice of such disagreement, specifying the nature of such disagreement, the reasons therefor and Seller’s recalculation of the Second Earn Out Payment. If Seller elects to receive any part of the Second Earn Out Payment in Parent Shares, then Seller shall receive such number of Parent Shares equal to such part of the Second Earn Out Payment divided by the average closing price per Parent Share for the twenty (20) trading day period immediately preceding the Second Earn Out Payment Date, as reported by Bloomberg LP. Parent shall have the right (but not the obligation) to set off such amount as is due to a Buyer Indemnified Party pursuant to Article IX against the Second Earn Out Payment in accordance with the provisions of Section 9.7(e). If Seller delivers to Parent a written notice of disagreement with respect to Parent’s calculation of the Second Earn Out Payment, such disagreement shall be resolved exclusively pursuant to the provisions of Section 2.6 hereof.

(c) Consultation. During the Earn Out Period, Parent shall consult with Seller on its calculation of the Earn Out. The Parties shall act reasonably in connection with such calculation and the Parent Board shall act in accordance with its fiduciary duties under Delaware Law and otherwise act in accordance with applicable Law.

(d) Other Payments to Seller.

(i) During First Earn Out Period. As additional consideration for the Deep South Interests and the Assigned Interests, in the event that Stockholder’s employment with Parent, Buyer or the Companies is terminated without Cause (as defined in his Employment Agreement (as set forth in Exhibit D hereto)) at any time during the First Earn Out Period, then, in lieu of the First Earn Out Payment due under Section 2.3(a) hereof, Seller shall receive Thirty-Two Million Five Hundred Thousand Dollars ($32,500,000), provided that the sum of the Closing Payment, the payment pursuant to this Section 2.3(d)(i) and the Second Earn Out Payment shall not exceed One Hundred Seventy-Five Million Dollars ($175,000,000).

(ii) During Second Earn Out Period. As additional consideration for the Deep South Interests and the Assigned Interests, in the event that Stockholder’s employment with Parent, Buyer or the Companies is terminated without Cause (as defined in his Employment Agreement (as set forth in Exhibit D hereto)) at any time during the Second Earn Out Period, then, in addition to the First Earn Out Payment due under Section 2.3(a) and the Second Earn Out Payment due under Section 2.3(b) hereof, Seller shall receive Fifteen Million Dollars ($15,000,000) provided that (1) the sum of such Fifteen Million Dollars ($15,000,000) and the Second Earn Out Payment shall not exceed Thirty-Two Million Five Hundred

Thousand Dollars ($32,500,000), and (2) the sum of the Closing Payment, the First Earn Out Payment, the Second Earn Out Payment and the payment pursuant to this Section 2.3(d)(ii) shall not exceed One Hundred Seventy-Five Million Dollars ($175,000,000).

(e) Approval Rights. During the Earn Out Period, any proposed acquisitions by Parent or any of its Subsidiaries that are considered by Parent’s Board shall require the approval of all of the independent directors on the Board of Directors of Parent in addition to any other approval that may be required.

Section 2.4 Governing EBITDA Income Statement.

(a) Calculation by Seller and Response of Parent.

(i) In the event that the Closing Payment is determined using Interim Governing EBITDA, then Seller shall deliver to Parent the Governing EBITDA Income Statement and the calculation of Governing EBITDA no later than January 31, 2008.

(ii) Whenever the Governing EBITDA Income Statement and the calculation of Governing EBITDA is delivered by Seller to Parent pursuant to Section 2.2(a) or Section 2.4(a), Parent shall be entitled to review the audit workpapers of Sutton Frost Cary LLP relating to the audit of the Governing EBITDA Income Statement. Within ten (10) Business Days after the delivery of the Governing EBITDA Income Statement and the calculation of Governing EBITDA, Parent shall confirm to Seller in writing Parent’s agreement with the calculation of the Governing EBITDA or deliver to Seller a written notice of its disagreement therewith, specifying the nature of the disagreement, the reasons therefor and Parent’s recalculation of the Governing EBITDA. Any such disagreement shall be determined and resolved exclusively pursuant to the provisions of Section 2.6 hereof. Any such disagreement by Parent shall not be deemed to be a failure of a condition to the obligation of Parent and Buyer to consummate the transactions as contemplated hereby.

(b) Payment. Upon determination of the Final Governing EBITDA:

(i) If the Final Governing EBITDA is less than the Governing EBITDA or the Interim Governing EBITDA, as applicable, used to calculate the Closing Payment, then Seller shall pay to Buyer an amount in cash equal to the difference between (i) the Closing Payment calculated at Closing on the basis of Governing EBITDA or Interim Governing EBITDA, as applicable, and (ii) the Closing Payment calculated on the basis of Final Governing EBITDA, which payment may be made from the Seller Escrow Amount pursuant to the terms of the Escrow Agreement, or

(ii) If the Final Governing EBITDA is greater than the Governing EBITDA or the Interim Governing EBITDA, as applicable, used to calculate the Closing Payment, then Buyer shall pay to Seller an amount in cash equal to the difference between (i) the Closing Payment calculated on the basis of Final Governing EBITDA and (ii) the Closing Payment calculated at Closing on the basis of Governing EBITDA or Interim Governing EBITDA, as applicable, which payment may be made from the Parent Escrow Amount pursuant to the terms of the Escrow Agreement.

Section 2.5 Post-Closing Working Capital Adjustment.

(a) Calculation by Seller. Within forty five (45) days after the Closing Date, Seller shall prepare and deliver to Parent (i) a consolidated balance sheet of the Companies as of the Closing Date, prepared consistent with past practice and in accordance with GAAP consistently applied and used in the preparation of the Companies’ Annual Financial Statements, adjusted as set forth in Schedule 2.5(a) (the “Closing Balance Sheet”), and (ii) a calculation of the current consolidated assets less the current consolidated liabilities of the Companies based on the Closing Balance Sheet (the “Working Capital Amount”).

(b) Response of Parent. Within ten (10) Business Days after the receipt of the Closing Balance Sheet and calculation of the Working Capital Amount, Parent shall confirm to Seller in writing Parent’s agreement with the calculation of the Working Capital Amount or deliver to Seller a written notice of its disagreement therewith, specifying the nature of such disagreement, the reasons therefor and Parent’s recalculation of the Working Capital Amount. If Parent delivers to Seller a notice of disagreement with respect to Seller’s calculation of the Working Capital Amount, such disagreement shall be resolved exclusively pursuant to the provisions of Section 2.6 hereof.

(c) Payment. In the event that Parent has confirmed to Seller its agreement with the calculation of the Working Capital Amount:

(i) If the Working Capital Amount is greater than Two Million Dollars ($2,000,000), then Buyer shall pay to Seller an amount in cash equal to such excess, which payment may be made from the Parent Escrow Amount pursuant to the terms of the Escrow Agreement; or

(ii) If the Working Capital Amount is less than Two Million Dollars ($2,000,000), then Seller shall pay to Buyer an amount in cash equal to such deficiency, which payment may be made from the Seller Escrow Amount pursuant to the terms of the Escrow Agreement.

Section 2.6 Resolution of Disagreements. Within ten (10) days following: (i) the receipt by Seller of a notice of disagreement from Parent with respect to Seller’s calculation of the Governing EBITDA or the Working Capital Amount, or (ii) the receipt by Parent of a notice of disagreement from Seller with respect to Parent’s calculation of the First Earn Out Payment or the Second Earn Out Payment, Seller and Parent will seek to resolve such disagreement in good faith. If at the end of such ten (10) days such disagreement is not resolved, Seller and Parent shall select an independent registered public accounting firm from among KPMG LLP, PricewaterhouseCoopers LLP, Ernst & Young and Deloitte & Touche LLP (provided that any such selected firm shall not otherwise be engaged by either Party), to resolve any such disagreement. The determination by such firm shall be delivered in writing to, and shall be final and binding upon, Stockholder, Seller, Buyer and Parent. Each of Stockholder, Seller, Buyer and Parent hereby agrees that the provisions of this Section 2.6 shall be the sole and exclusive remedy of the Parties with respect to any issue or claim relating to the calculation of the Governing EBITDA, the Working Capital Amount, the First Earn Out Payment or the Second Earn Out Payment. Payment of the amount due to either Seller or Buyer pursuant to the determination by such firm shall be made within five (5) days following receipt by Seller, Buyer and Escrow Agent of such written determination. The fees and expenses of any such firm shall be paid one half by Seller and one half by Parent.

Section 2.7 Fractional Shares. If the calculation of the number of Parent Shares to be received as Share Consideration, or in satisfaction of an Earn Out Payment paid in Parent Shares at the election of Seller as set forth in Section 2.3 hereof, would result in the issuance of fractional shares, then the number of Parent Shares that Seller would otherwise receive as Share Consideration, or as an Earn Out Payment, shall be rounded down to the nearest whole number of shares (which shall be the Share Consideration, or the Earn Out Payment, payable to such Seller) and Seller shall receive an additional amount of cash equal and attributable to the fractional interest.

Section 2.8 Restricted Securities.

(a) Legends. Seller and Stockholder understand and acknowledge that unless the one year lock-up period applicable to the Parent Shares issued to Seller pursuant to the Lock-Up Agreement attached hereto as Exhibit B has expired and a registration statement has been declared effective by the SEC in accordance with the Securities Act or the Parent Shares are immediately saleable under Rule 144(k) (or any successor provision) promulgated under the Securities Act, any Parent Shares issued pursuant to Section 2.2 or Section 2.3 hereof, shall bear one or more legends in substantially the following forms:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR

PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION WHICH IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS WITH RESPECT TO THE TRANSFER OF SUCH SECURITIES SET FORTH IN THE LOCK-UP AGREEMENT, BY AND AMONG THE ISSUER, DEEP SOUTH HOLDING, L.P. AND DAVID J. DISIERE, DATED AS OF [            ]. A COPY OF SUCH AGREEMENT IS ON FILE AND MAY BE INSPECTED AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER.”

Section 2.9 The Closing.

(a) The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York, 10019, at 10:00 a.m., New York time, on the fifth (5th) Business Day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions which by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) or such other date as Parent and Seller may mutually agree in writing (the “Closing Date”). The Closing shall be deemed to have been consummated at 11:59 p.m., New York time, on the Closing Date.

(b) At the Closing, Seller and Stockholder shall deliver the following to Parent and Buyer:

(i) certificates representing the Deep South Shares, duly endorsed in blank for transfer or accompanied by stock powers duly endorsed in blank and with all appropriate stock transfer tax stamps affixed;

(ii) an assignment of the Deep South Limited Partnership Interests free and clear of any Lien;

(iii) an assignment of the Deep South Membership Interests free and clear of any Lien;

(iv) all of the books and records of Seller relating to the Companies;

(v) copies of all records including all signature authorization cards, pertaining to the bank accounts listed on Schedule 4.20;

(vi) resignations to be effective as of the Closing of members of the board of directors of the Companies as set forth in Schedule 2.9(b)(vi);

(vii) the Registration Rights Agreement between Parent and Seller, in substantially the form attached hereto as Exhibit A (the “Registration Rights Agreement”), duly executed by Seller;

(viii) a certificate of non-foreign status of the person treated as owner of the Deep South Interests for U.S. federal income tax purposes pursuant to Section 1445 of the Code and Section 1.1445-2(b) of the Treasury Regulations promulgated thereunder;

(ix) the Lock-Up Agreement among Seller, Stockholder and Parent, in substantially the form attached hereto as Exhibit B (the “Lock-Up Agreement”), duly executed by Seller and Stockholder;

(x) the Escrow Agreement among Seller, Stockholder, Parent, Buyer and Regions Bank, as escrow agent (the “Escrow Agent”) in a form that is mutually acceptable to Parent and Seller (the “Escrow Agreement”), duly executed by Seller and Stockholder;

(xi) the Assignment and Assumption Agreement between Seller and Buyer in substantially the form attached hereto as Exhibit F (the “Assignment and Assumption Agreement”), duly executed by Seller; and

(xii) all other documents and instruments required to be delivered by Seller on or prior to the Closing Date pursuant to Section 8.2 hereof or as may be reasonably requested by Parent in connection with the Closing.

(c) At the Closing, Parent and Buyer will deliver the following to Seller:

(i) an amount equal to the Cash Consideration minus the Seller Escrow Amount by wire transfer of immediately available funds to such account or accounts specified by Seller in writing no less than three (3) Business Days prior to the Closing Date;

(ii) certificates representing the number of Parent Shares equal to the Share Consideration, duly endorsed in blank for transfer or accompanied by stock powers duly endorsed in blank and with all appropriate stock transfer tax stamps affixed;

(iii) the Registration Rights Agreement duly executed by Parent;

(iv) the Lock-Up Agreement duly executed by Parent;

(v) the Escrow Agreement duly executed by Parent and Buyer;

(vi) the Assignment and Assumption Agreement duly executed by Parent and Buyer; and

(vii) all other documents and instruments required to be delivered by Parent or Buyer on or prior to the Closing Date pursuant to Section 8.3 hereof or as may be reasonably requested by Seller in connection with the Closing.

Section 2.10 Escrow Arrangements. On the Closing Date, Parent shall deposit with the Escrow Agent (i) the Seller Escrow Amount and (ii) an amount in cash equal to Two Million Dollars ($2,000,000) (the “Parent Escrow Amount”). Any amounts held in escrow after the determination of the Final Governing EBITDA and the determination of the Final Working Capital Amount and payments in respect thereof pursuant to Section 2.4(b), Section 2.5(c) and Section 2.6 hereof shall be released in accordance with the terms of the Escrow Agreement.

Section 2.11 Employment Agreement. Simultaneously with the execution of this Agreement, the employment agreement among Parent, Buyer and Stockholder set forth as Exhibit D hereto (the “Employment Agreement”), which provides among other things, for the effectiveness of the terms thereof upon the Closing, shall be executed and delivered by the parties thereto.

Section 2.12 Agreement with Praetorian Financial Group, Inc. Buyer and Seller acknowledge that prior to the date hereof, and as a condition to Parent’s and Buyer’s entering into this Agreement, the Companies have entered into a three-year agreement with Praetorian Financial Group, Inc., a copy of which is attached as Exhibit E hereto (the “Praetorian Agreement”), to continue to write the premium produced by the Companies and that the terms of the Praetorian Agreement are acceptable to Parent, such acceptance being deemed given upon the execution by Parent of this Agreement. Seller agrees to use commercially reasonable efforts to arrange for the transfer from the Companies to Seller prior to the Closing of the right under the Praetorian Agreement to receive Contingent Commissions in respect of all business entered into by the Companies on or prior to December 31, 2007.

Section 2.13 Fiscal Year End of Parent. Immediately after the Closing but no earlier than January 1, 2008, the fiscal year end of Parent shall be changed to December 31 of each year, starting with the year 2008.

Section 2.14 Bulk Sales Laws. Buyer hereby waives compliance by Seller and Seller’s Affiliates with the requirements and provisions of any “bulk-transfer” Laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all the Assigned Interests to Buyer.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

RELATING TO STOCKHOLDER

Except as otherwise disclosed to Parent and Buyer in a schedule delivered to Parent and Buyer by Stockholder prior to the execution of this Agreement (the “Stockholder Disclosure Schedule”), Stockholder hereby represents and warrants to Parent and Buyer as follows:

Section 3.1 Ownership of Seller. Stockholder is the lawful owner, of record and beneficially, of (i) ninety-nine percent (99%) of the partnership interests in Seller (the “Seller Partnership Interest”), (ii) 99% of the membership interests in Deep South Holding Management, LLC, a Texas limited liability company (“DSM”) and (iii) ninety-nine percent (99%) of the partnership interest in Deep South Partners, a Texas limited partnership (“DSP” and together with DSM, the “Intermediate Companies”) and has good, valid and marketable title to the Seller Partnership Interest, the ninety-nine percent (99%) membership interest in DSM and the ninety-nine percent (99%) partnership interest in DSP, each free and clear of any Liens (other than restrictions on dispositions imposed by applicable securities Laws) whatsoever and with no restriction on the rights and other incidents of record and beneficial ownership pertaining thereto. Other than the Seller’s Equity Interest in the Companies, Stockholder’s ninety-nine percent (99%) indirect ownership interest in the Companies and Teresa Disiere’s one percent (1%) indirect ownership interest in the Companies, there is no Equity Interest in any of the Companies held by any Person. Other than the partnership interest of the Intermediate Companies in Seller, the Seller Partnership Interest and Teresa Disiere’s one percent (1%) indirect ownership interest in Seller, there is no partnership interest in Seller held by any Person. Except for this Agreement and as set forth in Schedule 3.1, there are no Contracts between Stockholder, the Intermediate Companies or Seller and any other Person with respect to the acquisition, disposition, transfer, registration or voting of any Equity Interest in any of the Companies or any other matters in any way pertaining or relating to, the transfer of any Equity Interest of any of the Companies, and, except as contemplated by this Agreement and the Related Documents or the transactions specifically contemplated hereby and thereby, none of Seller, Stockholder, the Intermediate Companies nor any other Person has any right whatsoever to receive or acquire any additional Equity Interest in any of the Companies.

Section 3.2 Authorization of Transaction. Stockholder has all requisite power and authority to enter into this Agreement and each Related Document to which he is a party. This Agreement and each Related Document to which Stockholder is or will be a party has been, or upon the execution thereof will be, duly and validly executed and delivered by Stockholder, and, assuming the due authorization, execution and delivery thereof by Buyer and Parent, this Agreement and each Related Document to which Stockholder is or will be a party constitutes a valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

Section 3.3 Consents and Approvals; No Conflict.

(a) The execution and delivery by Stockholder of this Agreement and each Related Document to which he is a party and the consummation of the transactions contemplated hereby and thereby do not and will not require any consent, approval, Permit, authorization or other order of, action by, filing with, or notification to, any Governmental Authority, except (i) as set forth in Schedule 3.3(a) or (ii) the expiration of the waiting period requirements under the HSR Act and the requirements of the antitrust Laws of any other relevant jurisdiction.

(b) Assuming compliance with the waiting period under the HSR Act and the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions described in Section 3.3(a) hereof, the execution and delivery of this Agreement by Stockholder and the consummation of the transactions contemplated hereby will not: (i) violate any Organizational Document of any Intermediate Company, (ii) conflict with or violate any Law applicable to Stockholder or any Intermediate Company or (iii) except as set forth in Schedule 3.3(b), result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, conflict with or give rise to any right of or result in the termination under any Contract to which Stockholder or an Intermediate Company is a party, except in the case of clauses (ii) or (iii) above, as would not reasonably be expected to have a Material Adverse Effect.

Section 3.4 Brokers’ Fees. Except with respect to the fees, commissions or expenses payable by Seller to Keefe, Bruyette & Woods, Inc. (whose fees, commissions and expenses shall be paid by Seller), no agent, broker, finder, investment banker or other Person acting on behalf of Stockholder is, or will be, entitled to any brokerage, finder’s or other fee or commission from any of the Parties, or from any Affiliate of the Parties, in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Stockholder or their Affiliates.

Section 3.5 Compliance with Laws. Stockholder is not in violation of, or to the Knowledge of Stockholder, under investigation with respect to or has been given notice of any violation of, any Law or Permit, except for such violations which would not reasonably be expected to, individually and in the aggregate, (i) materially adversely affect the manner or jurisdiction(s) in which the Companies do business or (ii) have a Material Adverse Effect.

Section 3.6 Disclosure. Except for the express representations and warranties contained in Article III, Article IV, the Stockholder Disclosure Schedule and the Seller Disclosure Schedule, Stockholder shall not be deemed to have made any other representation or warranty, express or implied, to Parent or Buyer. None of such representations and warranties contained in Article III, Article IV, the Stockholder Disclosure Schedule and the Seller Disclosure Schedule contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, taken as a whole, in light of the circumstances in which they were made, not misleading. Stockholder is not aware of any fact that has not been disclosed to Parent and that constitutes a Material Adverse Effect.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

RELATING TO SELLER AND THE COMPANIES

Except as otherwise disclosed to Parent and Buyer in a schedule delivered to Parent and Buyer by Seller prior to the execution of this Agreement (the “Seller Disclosure Schedule”), Seller and Stockholder jointly and severally represent and warrant to Parent and Buyer as follows:

Section 4.1 Organization; Authority.

(a) Seller is a limited partnership, duly formed, validly existing and in good standing under the Laws of the State of Texas and has all requisite power and authority to own, lease and operate its properties and to carry on its business as currently being conducted.

(b) Each Company is duly formed, validly existing and is duly qualified to do business and is in good standing under the Laws of its respective jurisdiction of formation and in each jurisdiction within which it owns or leases property or carries on business. Each Company has the requisite authority and power to own or lease its assets and to conduct its business as currently being conducted.

Section 4.2 Authorization; Enforceability. Seller has all requisite power and authority to execute and deliver this Agreement and each Related Document to which it is a party and to perform all obligations to be performed by it hereunder and thereunder. The execution and delivery of this Agreement and each Related Document to which it is a party and the consummation of the transactions contemplated hereby and thereby have been, and upon their execution the Related Documents will be, duly and validly authorized and approved by all requisite action on the part of Seller. This Agreement and each Related Document to which Seller is or will be a party has been, or upon the execution thereof will be, duly and validly executed and delivered by Seller, and, assuming the due authorization, execution and delivery thereof by Buyer and Parent, this Agreement and each Related Document to which Seller is or will be a party constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

Section 4.3 Consents and Approvals; No Conflict.

(a) The execution and delivery by Seller of this Agreement and each Related Document to which it is a party and the consummation of the transactions contemplated hereby and thereby do not and will not require any consent, approval, Permit, authorization or other order of, action by, filing with, or notification to, any Governmental Authority, except (i) as set forth in Schedule 4.3(a) or (ii) the expiration of the waiting period requirements under the HSR Act and the requirements of the antitrust Laws of any other relevant jurisdiction.

(b) Assuming compliance with the waiting period under the HSR Act and the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions described in Section 4.3(a) hereof, the execution and delivery of this Agreement by Seller and the consummation of the transactions contemplated hereby will not: (i) violate any Organizational Document of Seller or the Companies, (ii) conflict with or violate any Law applicable to Seller or the Companies or (iii) except as set forth in Schedule 4.3(b), result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, conflict with or give rise to any right of or result in the termination under or creation of any Lien upon any of the Deep South Interests, or any Company Material Contract, except in the case of clauses (ii) or (iii) above, as would not reasonably be expected to have a Material Adverse Effect.

Section 4.4 Capitalization of the Companies.

(a) The Deep South Interests (i) constitute all of the issued and outstanding shares of capital stock, limited partnership interests or membership interests, as applicable, of the Companies, (ii) have been duly authorized and validly issued, (iii) were not issued in violation of any preemptive or other similar right and (iii) with respect to the Deep South Shares, are fully paid and non-assessable. Seller has good and valid title to, holds of record and owns beneficially, the Deep South Interests, free and clear of any Liens other than Liens that will be removed immediately prior to the Closing and other than restrictions on transfer which arise under applicable securities Laws.

(b) There are no outstanding options, warrants, rights or other securities convertible into or exchangeable or exercisable for Equity Interests of any Company, any other commitments or agreements providing for the issuance of additional Equity Interests or the repurchase or redemption of Equity Interests of any Company, and there are no agreements of any kind which may obligate any Company to issue, purchase, redeem or otherwise acquire any of their respective Equity Interests. There are no voting agreements, proxies or other similar agreements or understandings with respect to the Deep South Interests.

Section 4.5 Subsidiaries. Except as set forth in Schedule 4.5, the Companies do not own or control, directly or indirectly, any interest in any Subsidiary.

Section 4.6 Litigation. Except as set forth in Schedule 4.6, (a) there are no lawsuits or actions before any Governmental Authority pending, or claims, proceedings or investigations pending, or, to the Knowledge of Seller, threatened by any Person against Stockholder, Seller or the Companies or relating to or affecting their assets that, if adversely determined, would reasonably be expected to have a Material Adverse Effect and (b) to the Knowledge of Seller, there is no order, writ or unsatisfied judgment from any Governmental Authority or settlement that would reasonably be expected to have a Material Adverse Effect.

Section 4.7 Brokers’ Fees. Except with respect to the fees, commissions or expenses payable by Seller to Keefe, Bruyette & Woods, Inc. (whose fees, commissions and expenses shall be paid by Seller), no agent, broker, finder, investment banker or other Person acting on behalf of Seller is, or will be, entitled to any brokerage, finder’s or other fee or commission from any of the Parties, or from any Affiliate of the Parties, in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller or its Affiliates.

Section 4.8 Financial Statements; Undisclosed Liabilities.

(a) Seller has furnished to Parent the audited balance sheet, together with related consolidated statements of income and cash flows, for the Companies as of and for the years ended December 31, 2006 and 2005 (the “Companies’ Annual Financial Statements”) and the unaudited balance sheet, together with related consolidated statements of income and cash flows, for the Companies as of and for the three-month period ended March 31, 2007 (the “Companies’ Interim Financial Statements” and, together with the Companies’ Annual Financial Statements, the “Companies’ Financial Statements”). The Companies’ Financial Statements fairly present in all material respects the financial position, results of operations and cash flows of the Companies as of the respective dates thereof and for the periods stated. The Companies’ Financial Statements have been prepared in all material respects in accordance with GAAP consistently applied during the periods involved, except as otherwise noted therein or in the notes thereto (except that the Companies’ Interim Financial Statements do not contain footnotes and are subject to normal recurring year-end adjustments). The Companies’ Financial Statements have been prepared in accordance with the books and records of the Companies consistent with past practice.

(b) Except (i) as reflected or adequately reserved against in the Companies’ Financial Statements, (ii) for liabilities which have been incurred since March 31, 2007 in the ordinary course of business consistent with past practice and (iii) as set forth in Schedule 4.8(b), there are no liabilities or obligations, secured or unsecured (whether absolute, accrued, contingent or otherwise), matured or unmatured that would reasonably be expected to have a Material Adverse Effect.

Section 4.9 Internal Controls. The Companies maintain books and records reflecting their assets and liabilities and maintain internal accounting controls that Seller reasonably believes provide reasonable assurance that (i) all material transactions are executed with management’s authorization; (ii) all material transactions are recorded as necessary to permit preparation of the consolidated financial statements of the Company in accordance with GAAP and to maintain accountability for the Company’s consolidated assets; and (iii) all material accounts, notes and other receivables are recorded accurately, and adequate procedures are implemented to effect the collection thereof on a timely basis. As of the date of this Agreement, to the Knowledge of Seller and the Knowledge of Stockholder, (x) there are no significant deficiencies in the design or operation of any Company’s internal controls over financial reporting that could reasonably be expected to adversely affect in any material respect such Company’s ability to record, process, summarize and report financial data or material weaknesses in internal controls over financial reporting and (y) there has been no material violation of accounting rules and practices that involved any employee of a Company who has a significant role in a Company’s internal controls over financial reporting.

Section 4.10 Absence of Changes. Except as set forth in Schedule 4.10, since December 31, 2006, (a) each Company has operated in the ordinary course of business consistent with its past practices and (b) there has not been any event, change, occurrence, circumstance, fact or other matter that would reasonably be expected to have a Material Adverse Effect. Without limiting the foregoing, except as set forth in Schedule 4.10, since December 31, 2006, the Companies have not taken any action that, if taken after the signing of this Agreement, would require the consent of Parent under Section 6.1 hereof.

Section 4.11 Contracts.

(a) Schedule 4.11(a) contains a true and complete list of the following Contracts in effect on the date of this Agreement to which any Company is a party (the “Company Material Contracts”):

(i) except for any intercompany Indebtedness that will be cancelled or converted to equity prior to the Closing, each Contract for Indebtedness, involving an obligation in excess of $100,000;

(ii) each Contract involving a remaining commitment to pay capital expenditures with respect to its business in excess of $100,000;

(iii) each Contract for lease of personal property or real property involving aggregate payments in excess of $100,000 in any calendar year;

(iv) each employment Contract involving aggregate payments in excess of $100,000 in any calendar year, and each Contract providing retention, severance or projected bonus payments in excess of $50,000 individually or $100,000 in the aggregate, in each case that have not been paid in full as of the date of this Agreement;

(v) each Contract between Seller or a Seller Affiliate (other than the Companies), on the one hand, and any Company, on the other hand, which will survive the Closing and which cannot be cancelled by such Company upon ninety (90) days’ or less notice without payment of a penalty in excess of $100,000;

(vi) each Contract that provides for a limit on the ability of any Company to compete in any line of business or with any Person, or hire any employees or consultants, in any geographic area during any period of time after the Closing that cannot be terminated by such Company upon ninety (90) days’ or less notice without payment of penalty in excess of $100,000;

(vii) each Contract requiring any Company to deal exclusively with any Person or any Person to deal exclusively with any Company that cannot be terminated by such Company upon ninety (90) days’ or less notice without payment of penalty in excess of $100,000;

(viii) each Contract for the acquisition or disposition of a Person (other than a natural person) or a division of a Person made within the preceding four (4) years (whether or not such acquisition or disposition was consummated);

(ix) all insurance agency, broker, underwriting management, profit-sharing, intermediary, service, consulting or similar Contracts between any of the Companies and any insurer, reinsurer, producer, agent, broker, or third party administrator, which, in any case, accounts for more than five percent (5%) of the fee revenues or aggregate commissions of the Companies taken together for either the calendar year 2006 or the calendar quarter ending March 31, 2007; and

(x) except for Contracts of the nature described in clauses (i) through (ix) above, each Contract involving aggregate payments by or to any Company in excess of $100,000 in any future calendar year that cannot be terminated by such Company upon ninety (90) days’ or less notice without payment of penalty in excess of $100,000.

(b) True and complete copies of all Company Material Contracts have been made available to Buyer.

(c) Each Company Material Contract (i) is in full force and effect and (ii) represents the legal, valid and binding obligation of the Company that is a party thereto and, to the Knowledge of Seller, represents the legal, valid and binding obligation of the other parties thereto, in each case enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity. No Company and, to the Knowledge of Seller, no other party, is in material breach of any Company Material Contract, and none of Seller or any Company has received any written or, to the Knowledge of Seller, oral notice of termination or breach of any Company Material Contract. No party (including any of the Companies) has accelerated, terminated, modified or canceled or waived any material right under any Company Material Contract and, to the Knowledge of Seller, no party intends to take any such action.

Section 4.12 Intellectual Property.

(a) Except as set forth in Schedule 4.12(a), (i) each Company is the sole owner of, or has a valid license to, all U.S. and foreign trademarks, service marks, trade names, corporate names, patents and copyrights (“Proprietary Rights”), used for the conduct of its business as currently conducted, except as would not reasonably be expected to have a Material Adverse Effect (such Proprietary Rights owned by or licensed to such Company, subject to such exception, collectively, the “Company IP Rights”), (ii) no Company has received any written claim or allegation from any Person in respect of the Company IP Rights which challenges the validity of any such Company IP Rights, (iii) to the Knowledge of Seller, no Company is in violation or infringement of any Proprietary Rights of any other Person and (iv) to the Knowledge of Seller, no Person is infringing on any Company IP Rights.

(b) Schedule 4.12(b) contains a complete and accurate list of the Company IP Rights. The Company IP Rights constitute all intellectual property rights used as of the date hereof for the conduct of the business of the Companies.

Section 4.13 Employee Benefit Plans.

(a) Schedule 4.13(a) contains a list of all “employee benefit plans” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), and all other employee compensation and fringe benefit plans or arrangements (including all bonus, incentive and stock compensation plans) maintained or contributed to by Seller or any Company that could reasonably be expected to result in aggregate annual liabilities to a Company over the next five years in excess of $10,000 (collectively, the “Company Plans”) for the benefit of current or former employees of the Companies (the “Company Employees”) and their beneficiaries and dependents. With respect to each Company Plan, true and complete copies of the following documents have been furnished to Buyer and Parent or were made available for inspection by Buyer and Parent prior to the date hereof, to the extent in each case that such documents exists: (i) current plan documents, plan amendments, and any other documents that establish the existence of the plan or arrangement, including any funding instruments; (ii) current summary plan descriptions and summaries of material modifications, if any; (iii) the most recent tax qualified determination letters, if any, received from (or applications pending with) the IRS; and (iv) the most recent Form 5500 Annual Reports.

(b) Each Company Plan has been maintained and operated in compliance, in all material respects, with its terms and with the requirements of ERISA, the Code and all other applicable Laws. The IRS has issued a favorable determination letter with respect to each Company Plan intended to qualify under Section 401(a) of the Code and the related trust that has not been revoked, and, to the Knowledge of Seller, there are no existing circumstances, and no events have occurred, that could adversely affect the qualified status of any such Company Plan or the related trust.

(c) To the Knowledge of Seller, there are no investigations or termination proceedings by any Governmental Authority or other claims (except for routine claims for benefits), suits or proceedings against or involving any Company Plan, nor has there occurred any nonexempt “prohibited transaction” (within the meaning of Section 4975 of the Code or Section 406 of ERISA) with respect to a Company Plan, which would reasonably be expected to result in a material Tax or penalty.

(d) No Company, nor any entity that together with any Company would be treated as a single employer under Section 414 of the Code (an “ERISA Affiliate”), has been required at any time or is required currently to contribute to any “multiemployer plan” (as defined in Section 3(37) of ERISA) or to any plan subject to Section 412 of the Code or Title IV of ERISA.

(e) There does not now exist, nor do any circumstances exist that could reasonably be expected to result in, any Controlled Group Liability that would have a material adverse effect on Buyer following the Closing. Without limiting the generality of the foregoing, no Company, nor any ERISA Affiliate, has engaged in any transaction described in Section 4069 or Section 4204 or 4212 of ERISA.

(f) All contributions to the Company Plans that were required to be made or accrued in accordance with such Company Plan or any applicable Law have been timely made or accrued.

(g) Except as set forth in Schedule 4.13(g), neither Seller nor any Company has any liability or obligation under any “employee welfare benefit plans” (as defined in Section 3(1) of ERISA) to provide life insurance or medical benefits after termination of employment to any Company Employees or dependent other than as required by Part 6 of Title I of ERISA. Seller and each Company have complied in all material respects with the continuation coverage requirements required by Part 6 of Title I of ERISA.

(h) Except as set forth in Schedule 4.13(h), the consummation of the transactions contemplated by this Agreement will not (i) entitle any Company Employees to severance pay, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Company Plans, (iii) result in any payments which would not be deductible under Section 162(m) or Section 280G of the Code, or (iv) result in the imposition of any additional Tax under Section 409A of the Code.

Section 4.14 Taxes. Except as set forth in Schedule 4.14:

(a) all material Tax Returns required to be filed on or before the Closing Date by or on behalf of, or including, any Company have been filed or will be filed in a timely manner (taking into account extensions) with the appropriate Tax Authority and such Tax Returns are true and complete in all material respects;

(b) all Taxes of any Company shown as due on such Tax Returns (or any material Taxes of any Company otherwise due) have been timely paid in full;

(c) with respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due or owing, each Company has made due and sufficient accruals for Taxes on the appropriate books and records through the end of the last period for which such items are ordinarily recorded on such books;

(d) there are no Liens (other than Permitted Liens) on any of the assets of any Company that arose in connection with any failure (or alleged failure) to pay any material Tax;

(e) there is no written claim pending by any applicable Tax Authority in connection with any material Tax relating to any Company;

(f) none of such material Tax Returns is now under audit or examination by any Tax Authority and no Company is a party to any litigation relating to material Taxes;

(g) there are no agreements or waivers providing for an extension of time with respect to the assessment or collection of any Tax relating to any Company;

(h) no Company is currently the beneficiary of any extension of time within which to file any material Tax Return;

(i) to the Knowledge of Seller, there are no material unresolved claims in writing by a Tax Authority in a jurisdiction where a Company has not paid Taxes or filed Tax Returns asserting that such Company is or may be subject to Taxes assessed by such jurisdiction;

(j) there are no Tax rulings, requests for rulings, closing agreements or other arrangements with a Tax Authority relating to any Company which could materially affect such Company’s liability for Taxes for any taxable period ending after the Closing Date;

(k) no Company has received a Tax opinion with respect to any material transaction, other than a transaction in the ordinary course of business, relating to such Company;

(l) no Company is a party to any understanding or arrangement described in Section 6662(d)(2)(C)(ii) of the Code or Treasury Regulations Section 1.6011-4(b) or is a material advisor as defined in Section 6111(b) of the Code. To the extent any Company has participated in a transaction that is described as a “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4(b), such participation has been adequately disclosed on IRS Form 8886 (Reportable Transaction Disclosure Statement) (or predecessor Form) or on a written attachment to such Form or predecessor Form;

(m) no Company is a party to any Tax sharing, allocation, indemnity or similar agreement or arrangement or has any liability for Taxes of any Person (other than another Company) under Treasury Regulations Section 1.1502-6 (or any predecessor or successor thereof or any analogous or similar provision of state, local or foreign Law);

(n) at all times since their formation, the Deep South Qualified Sub-S Subsidiaries have been qualified subchapter S subsidiaries under Section 1361(b)(3)(B) of the Code and, to the extent permitted, for state and local income Tax purposes, and at all times since their formation have been eligible for such treatment;

(o) Schedule 4.14 sets forth the extent to which any of the Deep South Qualified Sub-S Subsidiaries has, in the past ten (10) years, acquired material assets from a corporation in a transaction in which such subsidiary’s Tax basis for the acquired assets was determined, in whole or in part, by reference to the Tax basis of the acquired assets (or any other property) in the hands of the transferor;

(p) at all times since its formation, each of Deep South Surplus of Texas, Ltd. and Deep South Surplus of Texas Management, LLC has been a disregarded entity for federal, state and local income Tax purposes;

(q) Schedule 4.14 sets forth all of the assets of the Companies that constitute “United States real property interests” within the meaning of Section 897(c)(1) of the Code; and

(r) the activities of any employees of any of the Companies, including loss control representatives and claim representatives, prior to the Closing have not caused any of the Companies to be subject to state or local income, franchise or similar taxes in any jurisdiction in which the applicable Company does not file income, franchise or other similar tax returns.

Section 4.15 Environmental Matters.

(a) (i) The Companies are in compliance in all material respects with all applicable Environmental Laws; (ii) there are no claims, proceedings, investigations or actions by any Person pending, or to the Knowledge of Seller threatened, against Seller, Stockholder or the Companies or any of their Affiliates (x) arising under or pursuant to any Environmental Law in connection with any of the Companies, or their current or former businesses or assets, (y) concerning any Hazardous Substances actually generated, treated, transported, disposed or stored by or on behalf of any of the Companies, or their current or former businesses or assets, or (z) concerning the presence or release of any Hazardous Substance on any property owned, leased, operated or otherwise used by any of the Companies or their current or former businesses; (iii) none of Seller, Stockholder, the Companies or any of their Affiliates is subject to any order, decree or injunction of any Governmental Authority with regard to any Environmental Law or Hazardous Substances concerning the Companies or their current or former businesses and none of Seller, Stockholder, the Companies or any of their Affiliates is subject to any settlement agreement with any Person relating to any Environmental Law or Hazardous Substances concerning the Companies or their current or former businesses; and (iv) to Knowledge of Seller there are no circumstances or conditions involving any of the Companies, any assets or businesses currently or formerly owned, leased, operated or otherwise used by any of the Companies, or any of the assets or businesses of any predecessors of any of the Companies arising under or pursuant to Environmental Law or in connection with any Hazardous Substances actually generated, treated, transported, disposed or stored by or on behalf of any of the Companies that could reasonably be expected to result in a Material Adverse Effect.

(b) Buyer and Parent has been provided with correct and complete copies of all material environmental investigations, studies, audits, tests, reports, reviews or other analyses conducted by or on behalf of, or that are in the possession of, the Companies, Seller or any Affiliate of Seller in relation to any premises presently or formerly owned, leased, operated or otherwise used by the Companies.

(c) None of the transactions contemplated by this Agreement will trigger an obligation under any Environmental Property Transfer Act.

Section 4.16 Compliance with Laws.

(a) Except as set forth on Schedule 4.16, none of the Companies is in violation of, has received notice of any violation of, or, to the Knowledge of Seller and to the Knowledge of Stockholder, is under investigation with respect to any violation of, any Law or Permit. Except as set forth on Schedule 4.16, to the personal knowledge of Stockholder based upon inquiries made of each of the owners, partners, officers and directors of the Companies, none of such persons, and, to the personal knowledge of Stockholder, no other employee of any of the Companies nor any person that would be deemed to have a controlling interest in a Company by a Governmental Authority charged with regulating the business of insurance of any state in which a Company is licensed, is in violation of any Law or Permit that could reasonably be expected to, individually or in the aggregate, (i) result in a liability to any of the Companies in excess of $10,000, (ii) adversely affect the manner or jurisdiction(s) in which the Companies do business or currently plan to do business, or (iii) have a Material Adverse Effect (excluding traffic violations and other minor offenses).

(b) Except as set forth on Schedule 4.16, none of the Companies or any owner, partner, officer, director of a Company or any person that would be deemed to have a controlling interest in a Company by the Governmental Authority charged with regulating the business of insurance of any state in which such Company is licensed and, to the personal knowledge of Stockholder, no other employee of the Company, has in the past ten years:

(i) been convicted of a crime or is currently charged with committing a crime (in each case other than misdemeanors);

(ii) had a professional or occupational license terminated, suspended or revoked, or been involved in any manner in an administrative proceeding in which any such action was threatened;

(iii) been found liable in, or is a party to, any lawsuit or arbitration proceeding involving allegations against it, him or her of fraud, misappropriation or conversion of funds, misrepresentation or breach of fiduciary duty;

(iv) had an insurance agency contract or any other business relationship with an insurance company terminated for any alleged misconduct; and

(v) been sanctioned or penalized by a Governmental Authority in connection with the conduct of the business of the Companies or, with respect only to Stockholder and Teresa E. Disiere, any predecessor employer (excluding traffic violations and other minor offenses), and, to the Knowledge of Seller and to the Knowledge of Stockholder, there is no pending proceeding or investigation in which any such sanction or penalty is threatened.

Section 4.17 Permits.

(a) Schedule 4.17(a) lists all material Permits held by the Companies. Each Company possesses all Permits necessary for it to own its assets and operate its businesses as currently conducted. Except as set forth in Schedule 4.17(a), (i) all such Permits are in full force and effect and (ii) there are no lawsuits or other proceedings pending or threatened in a writing received by any of the Companies before any Governmental Authority that seek the revocation, cancellation, suspension, withdrawal or adverse modification of any of such Permits, except in each case of (i) and (ii) as would not reasonably be expected to, individually and in the aggregate, materially adversely affect the manner or jurisdiction(s) in which the Companies do business.

(b) Except as set forth on Schedule 4.17(b), none of the information contained in the applications made by any of the Companies in connection with any of their licenses issued by a Governmental Authority charged with regulating the business of insurance nor any of the schedules, attachments or exhibits relating thereto contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein, taken as a whole, in light of the circumstances in which they were made, not misleading.

Section 4.18 Insurance. Schedule 4.18 sets forth a list of all material policies of property, fire and casualty, product liability, errors and omissions, workers’ compensation and other insurance held by or for the benefit of each Company as of the date of this Agreement (the “Company Policies”). Neither the Companies nor any of their Affiliates maintains any self-insurance arrangement with respect to the Companies. The Company Policies include all policies of insurance that are required by material commercial contracts relating to the Companies, in the amounts required under the respective contracts. The Company Policies are in full force and effect, all premiums due and payable thereon have been paid and no notice of cancellation or termination has been received with respect to any such policy. Except as set forth in Schedule 4.18, the Company Policies will remain in full force and effect and will not in any way be affected by or terminate by reason of, any of the transactions contemplated by this Agreement. Except as set forth in Schedule 4.18, there are no open claims with respect to the Company Policies, and to the Knowledge of Seller, no event or circumstance exists that would reasonably be expected to give rise to a claim under any Company Policy.

Section 4.19 Labor Relations. As of the date of this Agreement, each Company (a) is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by such Company and, to the Knowledge of Seller, there are no organizational campaigns, petitions or other unionization activities focusing on persons employed by such Company which seek recognition of a collective bargaining unit and (b) is not subject to any strikes, material slowdowns or material work stoppages pending or, to the Knowledge of Seller, threatened in writing between such Company and any group of its respective employees.

Section 4.20 Bank Accounts. Schedule 4.20 sets forth all bank accounts maintained by each Company and identifies each individual having signatory authority with respect to each such account.

Section 4.21 Real Property.

(a) The Companies do not own any real property. Schedule 4.21(a) contains a true, correct and complete list of all the real property (the “Leased Property”) in which any Company has a leasehold interest held under leases, subleases, licenses and/or other types of occupancy agreements (the “Real Property Leases”), and true, correct and complete copies of the Real Property Leases have been provided or made available to Buyer. The Leased Property constitutes all the real properties used or occupied by the Companies in connection with the operation of their business.

(b) With respect to the Leased Property, except as set forth in Schedule 4.21(b):

(i) to the Knowledge of Seller, no portion thereof is subject to any pending condemnation or eminent domain proceeding or other proceeding by any public or quasi-public authority, and to the Knowledge of Seller, there is no threatened condemnation or eminent domain proceeding or other proceeding asserted in writing with respect thereto;

(ii) a Company is the holder of all of the leasehold estates purported to be granted by the Real Property Leases and each Real Property Lease is in full force and effect and constitutes a valid and binding obligation of such Company; and

(iii) the Leased Property includes all Leased Real Property as is used or held for use in connection with the conduct of the Business as conducted as of the date hereof.

Section 4.22 Personal Property. Except as set forth in Schedule 4.22 and as would not reasonably be expected to have a Material Adverse Effect, each Company has (a) good and marketable title to all of the personal property purported to be owned by it, (b) good and marketable title to the lessee interest in all personal property purported to be leased by it and (c) full right to hold and use all of the personal property used in its businesses, each as currently conducted, and in each case, free and clear of all Liens except for Permitted Liens.

Section 4.23 Title to and Sufficiency of Assets. The Companies have good and valid title to or a valid leasehold interest in the assets, properties and interests in properties, real, personal or mixed, reflected on the audited balance sheet of the Companies as of December 31, 2006 or acquired after such date (except property sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all Liens, of any kind or character, except for those Liens set forth in Schedule 4.23 and Permitted Liens and as would not reasonably be expected to have a Material Adverse Effect. Seller has good and valid title to or a valid leasehold interest in the Assigned Interests free and clear of all Liens, of any kind or character, except for those Liens set forth in Schedule 4.23 and Permitted Liens. The assets, properties and interests in properties, real, personal and mixed, of the Companies and the Assigned Interests (a) include all assets, properties and interests in properties, real, personal and mixed, used in the conduct of the business of the Companies and (b) are sufficient in all material respects for the conduct of such business immediately following the Closing in the same manner as conducted immediately prior to the Closing. Buyer and Parent acknowledge and agree that all of the works of art located on the premises of Seller and the Companies shall be transferred to Seller prior to the Closing and shall not, directly or indirectly, be sold or transferred to Buyer or Parent in connection with the transactions contemplated hereby.

Section 4.24 Related Party Transactions.

(a) Except as set forth in Schedule 4.24(a), and except for compensation paid or payable to bona-fide employees of any Company in the ordinary course of business and consistent with past practice, neither Stockholder nor any current or former employee or stockholder of the Companies nor any of their respective relatives or spouses, is now, or has been during the last three (3) years, (i) a party to any transaction or Contract with the Companies or any of their respective employees or Affiliates, (ii) the direct or indirect owner of an interest in any Person which is a present or potential competitor of the Companies (other than non-affiliated holdings in publicly-held companies) or (iii) a recipient of any benefit or payment in excess of $1,000 from the Companies.

(b) Except as set forth in Schedule 4.24(b), the Companies do not (i) own or operate any vehicles, boats, aircrafts, apartments or other residential or recreational properties or facilities for executive, administrative or sales purposes or (ii) own or pay for any social club memberships, whether or not for the benefit of the Companies or any of their Affiliates.

Section 4.25 Books and Records. The books of account, minute books, stock record books and other records of each Company have been maintained in all material respects in accordance with applicable Law and accurately reflect in all material respects the business of the Companies. Schedule 4.25 sets forth as of the date hereof, and will set forth as of the Closing Date, a list of the directors and officers of each of the Companies as of such date.

Section 4.26 Investment Representation. Seller is acquiring Parent Shares under this Agreement pursuant to Article II hereof, for its own account with the present intention of holding the Parent Shares acquired pursuant to

Article II hereof for investment purposes and not with a view to or for sale in connection with any public distribution of Parent Shares in violation of any federal or state securities Laws. Stockholder and Seller acknowledge that such Parent Shares have not been, and will not be, registered under applicable federal and state securities Laws and that such Parent Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless such transfer, sale, assignment, pledge, hypothecation or other disposition is registered under applicable federal and state securities Laws or pursuant to an exemption from registration under applicable federal and state securities Laws.

Section 4.27 Accredited Investor. Stockholder and Seller represent and warrant that he or it (as applicable) is an “accredited investor” as such term is defined in Rule 501(a) under the Securities Act.

Section 4.28 Independent Investigation. Seller and Stockholder acknowledge and affirm that they have completed their own independent investigation, analysis and evaluation of Buyer and Parent, that they have made all such reviews and inspections of the business, assets, results of operations, condition (financial or otherwise) and prospects of Buyer and Parent as they have deemed necessary or appropriate, and that in making the decision to enter into this Agreement and to consummate the transactions contemplated hereby they have relied solely on the representations, warranties, covenants and agreements of Buyer and Parent set forth in this Agreement and on their own independent investigation, analysis and evaluation of Buyer and Parent.

Section 4.29 Investment Company Act. Neither Seller nor any of the Companies is, or will be after the Closing, an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company,” in each case within the meaning of the Investment Company Act.

Section 4.30 Disclosure. Except for the express representations and warranties contained in this Article IV and the Seller Disclosure Schedule, Seller shall not be deemed to have made any other representation or warranty, express or implied, to Parent or Buyer. None of such representations and warranties contained in this Article IV and the Seller Disclosure Schedule contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, taken as a whole, in light of the circumstances in which they were made, not misleading. Seller is not aware of any fact that has not been disclosed to Parent and that constitutes a Material Adverse Effect.

ARTICLE V

REPRESENTATIONS AND WARRANTIES RELATING TO PARENT AND BUYER

Except as otherwise disclosed to Seller in a schedule delivered to Seller by Parent or Buyer prior to the execution of this Agreement (the “Buyer Disclosure Schedule” and together with the Stockholder Disclosure Schedule and the Seller Disclosure Schedule, the “Disclosure Schedules”), Buyer and Parent hereby jointly and severally represent and warrant to Seller as follows:

Section 5.1 Organization of Buyer; Authority. Each of Parent and Buyer is a corporation, duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

Section 5.2 Authorization; Enforceability.

(a) Each of Parent and Buyer has all requisite corporate power and authority to execute and deliver this Agreement and the Related Documents and to perform all obligations to be performed by it hereunder and thereunder. The execution and delivery of this Agreement and the Related Documents and the consummation of the transactions contemplated hereby and thereby have been, and upon their execution the Related Documents will be, duly and validly authorized and approved by all requisite corporate action on the part of Buyer and Parent, as applicable, subject to the receipt of Parent Stockholder Approval.

(b) This Agreement has been duly and validly executed and delivered by Buyer and Parent, and, assuming the due authorization, execution and delivery of this Agreement by Seller and Stockholder, this Agreement constitutes a valid and binding obligation of each of Parent and Buyer, enforceable against Buyer and Parent in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(c) Each of the Related Documents has been, or upon the execution thereof will be, duly and validly executed and delivered by Buyer and Parent, as applicable, and, assuming the due authorization, execution and delivery of the Related Documents by the other parties thereto, each of the Related Documents constitutes a valid and binding obligation of Buyer and Parent, enforceable against Buyer and Parent, as applicable, in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

Section 5.3 Consents and Approvals; No Conflict.

(a) The execution and delivery of this Agreement and the Related Documents by Buyer and Parent, as applicable, and the consummation of the transactions contemplated hereby and thereby do not and will not require any consent, approval, Permit, authorization or other order of, action by, filing with, or notification to, any Governmental Authority, except (i) as set forth in Schedule 5.3(a) or (ii) the expiration of the waiting period requirements under the HSR Act and the requirements of the antitrust Laws of any other relevant jurisdiction.

(b) Assuming compliance with the waiting period under the HSR Act and the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions described in Section 5.3(a) hereof, the execution and delivery of this Agreement and the Related Documents by Buyer and Parent, as applicable, and the consummation of the transactions contemplated hereby and thereby will not: (i) violate any Organizational Document of Buyer, (ii) conflict with or violate any Law applicable to Buyer or Parent or (iii) except as set forth in Schedule 5.3(b), result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, conflict with or give rise to any right of or result in the termination under or creation of any Lien upon any of the properties or assets of Buyer or Parent, or any Parent/Buyer Material Contract to which Buyer or Parent is a party or by which Buyer or Parent may be bound, except in the case of clauses (ii) and (iii) above, as would not reasonably be expected to have a material adverse effect on the ability of Parent or Buyer to consummate the transactions contemplated by this Agreement and the Related Documents or on the financial condition of Parent and Buyer, taken as a whole.

Section 5.4 Capitalization of Parent and Buyer.

(a) As of the date hereof, the authorized, issued and outstanding capital stock of Parent, the warrants to purchase Parent Shares (the “Parent Warrants”) and the options to purchase units of Parent, each unit consisting of one (1) Parent Share and one (1) Parent Warrant (the “Purchase Option Units”), are set forth in the Parent SEC Reports. All of the issued and outstanding shares of capital stock of Parent have been duly authorized and validly issued, fully paid and non-assessable, free and clear of Liens and were not issued in violation of any preemptive or other similar right. All of the issued and outstanding Parent Warrants and Purchase Option Units have been duly authorized and validly issued, and are enforceable against Parent in accordance with their terms.

(b) Except as set forth in the Parent SEC Reports, there are no outstanding options, warrants, rights or other securities convertible into or exchangeable or exercisable for equity securities of Parent, any other commitments or agreements providing for the issuance of additional equity interests or the repurchase or redemption of equity interests of Parent, and there are no agreements of any kind which may obligate Parent to issue, purchase, redeem or otherwise acquire any of their respective equity interests. Except as set forth in the Parent SEC Reports, there are no voting agreements, proxies or other similar agreements or understandings with respect to Parent.

(c) The authorized capital stock of Buyer consists of 1,000 shares of Buyer’s common stock, par value $0.01 per share, all of which shares are issued and outstanding and held by Parent. All of the issued and outstanding shares of capital stock of Buyer have been duly authorized and validly issued, fully paid and non-assessable, free and clear of Liens and were not issued in violation of any preemptive or other similar right. There are no outstanding options, warrants, rights or other securities convertible into or exchangeable or exercisable for equity securities of Buyer, any other commitments or agreements providing for the issuance of additional equity interests or the repurchase or redemption of equity interests of Buyer, and there are no agreements of any kind which may obligate Buyer to issue, purchase, redeem or otherwise acquire any of their respective equity interests.

Section 5.5 Share Consideration. The Parent Shares to be issued to Seller as payment of the Share Consideration pursuant to Section 2.2 hereof, or as payment of an Earn Out Payment pursuant to Section 2.3 hereof, when issued in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable, will be free and clear of any Liens and other restrictions on transfer (other than restrictions on transfer under applicable federal and state securities Laws) and will not be subject to preemptive rights or rights of first refusal.

Section 5.6 SEC Filings; Financial Statements; Liabilities.

(a) Parent has made available to Seller a correct and complete copy of each report, registration statement and definitive proxy statement filed by Parent with the SEC (the “Parent SEC Reports”), which are all the forms, reports and documents required to be filed by Parent with the SEC prior to the date of this Agreement. As of their respective dates the Parent SEC Reports: (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing and as so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent set forth in the preceding sentence, neither Parent nor Buyer makes any representation or warranty whatsoever concerning the Parent SEC Reports as of any time other than the time they were filed.

(b) Each set of financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports, including each Parent SEC Report filed after the date hereof until the Closing, complied or will comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-Q under the Exchange Act) and each fairly presents or will fairly present in all material respects the financial position of Parent at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or will be subject to normal year-end adjustments.

(c) As of the date of this Agreement, all liabilities of Parent or Buyer of a type that would be required to be shown on the financial statements included in the Parent SEC Reports have been (i) stated or adequately reserved against in the financial statements included in the Parent SEC Reports, (ii) reflected in Schedule 5.6(c), or (iii) incurred after March 31, 2007 in the ordinary course of business consistent with past practices, except for liabilities which would not reasonably be expected to have a material adverse effect on the ability of Parent or Buyer to consummate the transactions contemplated by this Agreement and the Related Documents or on the financial condition of Parent or Buyer, taken as a whole. Schedule 5.6(c) also sets forth a list as of the date hereof, and will set forth a list as of the Closing Date, of all contracts with financial obligations existing as of such date payable by Parent or Buyer between the date hereof and December 31, 2009 in excess of $25,000, individually or in the aggregate, including the due dates and the dollar amounts thereof.

Section 5.7 Subsidiaries. Other than Parent’s interest in Buyer, neither Parent nor Buyer owns or controls, directly or indirectly, any interest in any Subsidiary.

Section 5.8 American Stock Exchange Listing. The Parent Shares are listed on the AMEX. There is no action or proceeding pending or, to the Knowledge of Parent, threatened against Parent by the AMEX with respect to any intention by such entity to delist Parent Shares from the AMEX.

Section 5.9 Parent and Buyer Board Approval and Stockholder Approval. (a) Parent Board has, as of the date of this Agreement, by resolutions duly adopted unanimously at a meeting duly called and held (i) determined that the aggregate fair market value of the Companies is equal to at least eighty percent (80%) of Parent’s net assets, (ii) determined that this Agreement and the respective transactions contemplated herein are advisable, fair to and in the best interests of Parent and Parent’s stockholders, (iii) approved this Agreement and the Related Documents and the respective transactions contemplated herein and therein and declared the advisability of this Agreement and (iv) directed that this Agreement be submitted for consideration by Parent’s stockholders at the Parent Stockholder Meeting and, subject to Parent Board’s fiduciary duties under Delaware Law, will recommend that Parent’s stockholders approve this Agreement and the transactions contemplated herein. The Parent Stockholder Approval is the only vote of the holders of any class or series of capital stock of Parent necessary to approve this Agreement and the transactions contemplated herein.

(b) Buyer Board has, as of the date of this Agreement, by resolutions duly adopted unanimously at a meeting duly called and held (i) determined that this Agreement and the Related Documents and the respective transactions contemplated herein and therein are advisable, fair to and in the best interests of Buyer and Buyer’s sole stockholder, (ii) approved this Agreement and the Related Documents and the respective transactions contemplated herein and therein and declared the advisability of this Agreement and the Related Documents and (iii) directed that this Agreement be submitted for consideration to Buyer’s sole stockholder and, subject to Buyer Board’s fiduciary duties under Delaware Law, will recommend that Buyer’s sole stockholder approve this Agreement and the transactions contemplated herein. The approval of Buyer’s sole stockholder is the only vote of the holders of any class or series of capital stock of Buyer necessary to approve this Agreement and the transactions contemplated herein.

Section 5.10 Litigation. There (a) are no lawsuits or actions before any Governmental Authority pending or claims proceedings or investigations pending, or, to the Knowledge of Parent, threatened by any Person against Parent or Buyer or relating to or affecting their assets that, if adversely determined, would reasonably be expected to have a material adverse effect on the ability of Parent or Buyer to consummate the transactions contemplated by this Agreement and the Related Documents or on the financial condition of Parent and Buyer, taken as a whole and (b) is no order, writ or unsatisfied judgment from any Governmental Authority or settlement binding upon Parent or Buyer that would reasonably be expected to materially delay the consummation of the transactions contemplated by this Agreement and the Related Documents or have a material adverse effect on the ability of Parent or Buyer to consummate the respective transactions contemplated herein and therein.

Section 5.11 Brokers’ Fees. Except with respect to the fees, commissions or expenses payable by Parent to Keefe, Bruyette & Woods, Inc. (whose fees, commissions and expenses shall be paid by Parent), no agent, broker, finder, investment banker or other Person acting on behalf of Parent or Buyer is, or will be, entitled to any brokerage, finder’s or other fee or commission from any of the Parties, or from any Affiliate of the Parties, in connection with the transactions contemplated by this Agreement and the Related Documents based upon arrangements made by or on behalf of Parent or Buyer or their Affiliates.

Section 5.12 Absence of Certain Changes. Except as set forth in Parent or Buyer’s Organizational Documents and the Parent SEC Reports filed prior to the date of this Agreement, and except as contemplated by this Agreement, since March 31, 2007, (a) each of Parent and Buyer has operated in the ordinary course of business consistent with its past practices, (b) there has not been any split, combination or reclassification of any of Parent or Buyer’s capital stock and (c) there has not been any event, change, occurrence, circumstance, fact or other matter that would reasonably be expected to have a material adverse effect on the ability of Parent or Buyer to consummate the transactions contemplated by this Agreement and the Related Documents or on the financial condition of Parent and Buyer, taken as a whole. Without limiting the foregoing, since March 31, 2007, Parent and Buyer have not taken any action that, if taken after the signing of this Agreement, would require the consent of Seller under Section 6.4 hereof.

Section 5.13 Contracts.

(a) Except as set forth in the Parent SEC Reports filed prior to the date of this Agreement or as set forth in Schedule 5.13 (the “Parent/Buyer Material Contracts”), there are no Contracts to which Parent or Buyer is a party or to which any of properties or assets of Parent or Buyer may be bound, subject or affected.

(b) True and complete copies of all Parent/Buyer Material Contracts have been made available to Seller.

(c) Each Parent/Buyer Material Contract (i) is in full force and effect and (ii) represents the legal, valid and binding obligation of Parent or Buyer (as applicable) and, to the Knowledge of Parent, represents the legal, valid and binding obligation of the other parties thereto, in each case enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity. Neither Parent nor Buyer and, to the Knowledge of Parent, no other party, is in material breach of any Parent/Buyer Material Contract, and neither Parent nor Buyer has received any written or, to the Knowledge of Parent, oral notice of termination or breach of any Parent/Buyer Material Contract. No party has accelerated, terminated, modified or canceled or waived any material right under any Parent/Buyer Material Contract and, to the Knowledge of Parent, no party intends to take any such action.

Section 5.14 Employee Benefit Plans.

(a) Parent does not maintain, and has no liability under, any “employee benefit plans” (as defined in Section 3(3) of ERISA) or other employee compensation and fringe benefit plans or arrangements (including all bonus, incentive and stock compensation plans) maintained or contributed to by Parent for the benefit of its employees (collectively, the “Parent Plans” and together with the Company Plans, the “Benefit Plans”) and their beneficiaries and dependents.

(b) Neither Parent, nor any ERISA Affiliate, has been required at any time or is required currently to contribute to any “multi-employer plan” (as defined in Section 3(37) of ERISA) or to any plan subject to Section 412 of the Code or Title IV of ERISA.

(c) There does not now exist, nor do any circumstances exist that could reasonably be expected to result in, any Controlled Group Liability that would have a material adverse effect on Parent following the Closing. Without limiting the generality of the foregoing, neither Parent, nor any ERISA Affiliate, has engaged in any transaction described in Section 4069 or Section 4204 or 4212 of ERISA.

Section 5.15 Taxes. Except as set forth in Schedule 5.15:

(a) all material Tax Returns required to be filed on or before the Closing Date by or on behalf of, or including, Parent or Buyer have been filed or will be filed in a timely manner (taking into account extensions) with the appropriate Tax Authority and such Tax Returns were true and complete in all material respects;

(b) all Taxes shown as due on such Tax Returns (or all material Taxes of Parent or Buyer otherwise due) have been timely paid in full;

(c) with respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due or owing, Parent and Buyer have made due and sufficient accruals for Taxes on their respective books and records through the end of the last period for which Parent or Buyer, as the case may be, ordinarily records items on their books;

(d) there are no Liens (other than Permitted Liens) on any of the assets of Parent or Buyer that arose in connection with any failure (or alleged failure) to pay any material Tax;

(e) there is no written claim pending by any applicable Tax Authority in connection with any material Tax relating to Parent or Buyer;

(f) none of such material Tax Returns is now under audit or examination by any Tax Authority and neither Parent nor Buyer is a party to any litigation relating to material Taxes;

(g) there are no agreements or waivers providing for an extension of time with respect to the assessment or collection of any Tax relating to Parent or Buyer;

(h) neither Parent nor Buyer is currently the beneficiary of any extension of time within which to file any material Tax Return;

(i) to the Knowledge of Parent, there are no material unresolved claims in writing by a Tax Authority in a jurisdiction where Parent or Buyer has not paid Taxes or filed Tax Returns asserting that either Parent or Buyer are or may be subject to Taxes assessed by such jurisdiction;

(j) there are no Tax rulings, requests for rulings, closing agreements or other arrangements with a Tax Authority relating to Parent or Buyer which could materially affect Parent or Buyer’s liability for Taxes for any taxable period ending after the Closing Date; and

(k) neither Parent nor Buyer is a party to any understanding or arrangement described in Section 6662(d)(2)(C)(ii) of the Code or Treasury Regulations Section 1.6011-4(b) or is a material advisor as defined in Section 6111(b) of the Code. To the extent Parent or Buyer has participated in a transaction that is described as a “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4(b), such participation has been adequately disclosed on IRS Form 8886 (Reportable Transaction Disclosure Statement) (or predecessor Form) or on a written attachment to such Form or predecessor Form.

Section 5.16 Compliance with Laws. Neither Parent nor Buyer is in violation of, or to the Knowledge of Parent, is under investigation with respect to or has been given notice of any violation of, any Law or Permit, except for such violations which would not reasonably be expected to have a material adverse effect on the ability of Parent or Buyer to consummate the transactions contemplated by this Agreement and the Related Documents or on the financial condition of Parent and Buyer, taken as a whole.

Section 5.17 Trust Account.

(a) As of the date hereof and at the Closing Date, Parent has and will have no less than One Hundred Thirteen Million Dollars ($113,000,000) in cash or invested in money market instruments or accounts meeting certain conditions of the Investment Company Act and/or securities principally issued or guaranteed by the U.S. government, in the Trust Account administered by JPMorgan Chase Bank, NA (the “Trustee”).

(b) Immediately following the consummation of the transactions contemplated by this Agreement and notice thereof to the Trustee, the Trust Account will terminate and the Trustee shall thereupon release as promptly as practicable (i)(A) the pro rata portion of the amount in the Trust Account to those Parent Public Stockholders who both vote against the transactions contemplated by this Agreement and elect to have their Parent Shares converted into cash in accordance with Parent’s Organizational Documents and (B) an amount equal to the underwriting discount deferred by the underwriters of the securities issued by Parent in its initial public offering to such underwriters; and (ii) to Parent, the funds and government securities held in the Trust Account with respect to those Parent Shares that are held by Parent’s Public Stockholders who did not convert their Parent Shares into cash, which funds and government securities will be free of any Lien whatsoever, after making the payments set forth in clause (i) above.

(c) Effective as of the Closing, the obligations of Parent to dissolve or liquidate within a specified time period contained in Parent’s Organizational Documents will terminate, and effective as of the Closing, Parent shall have no obligation whatsoever to dissolve and liquidate the assets of Parent by reason of the consummation of the transactions contemplated by this Agreement, and following the Closing and the payment of amounts specified in subsection (b) of this Section 5.17 no Parent stockholder shall be entitled to receive funds from the Trust Account.

Section 5.18 Investment Company Act. Neither Parent nor Buyer is, nor will be after the Closing, an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company,” in each case within the meaning of the Investment Company Act.

Section 5.19 Business Activities. Since their organization, neither Parent nor Buyer has conducted any business activities other than activities directed toward the accomplishment of a business combination. Except as set forth in Parent’s and Buyer’s Organizational Documents, there is no agreement, commitment, judgment, injunction, order or decree binding upon Parent or Buyer or to which Parent or Buyer is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing the consummation of the transactions contemplated by this Agreement and the Related Documents, any business practice of Parent or Buyer, any acquisition of property by Parent or Buyer or the conduct of business by Parent or Buyer as currently conducted. Neither Parent nor Buyer have outstanding offers to acquire any other business which would impair Parent or Buyer’s ability to consummate the transactions contemplated by this Agreement and the Related Documents.

Section 5.20 Investment Representation. Buyer, and indirectly Parent, are acquiring the Deep South Interests for their own account with the present intention of holding the Deep South Interests for investment purposes and not with a view to or for sale in connection with any public distribution of the Deep South Interests in violation of any federal or state securities Laws. Parent and Buyer acknowledge that the Deep South Interests have not been registered under applicable federal and state securities Laws and that the Deep South Interests may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless such transfer, sale, assignment, pledge, hypothecation or other disposition is registered under applicable federal and state securities Laws or pursuant to an exemption from registration under applicable federal and state securities Laws.

Section 5.21 Accredited Investor. Parent and Buyer represent and warrant that each is an “accredited investor” as such term is defined in Rule 501(a) under the Securities Act.

Section 5.22 Independent Investigation. Parent and Buyer acknowledge and affirm that they have completed their own independent investigation, analysis and evaluation of the Companies, that they have made all such reviews and inspections of the business, assets, results of operations, condition (financial or otherwise) and prospects of the Companies as they have deemed necessary or appropriate, and that in making their decision to enter into this Agreement and the Related Documents and to consummate the transactions contemplated hereby and thereby they have relied solely on the representations, warranties, covenants and agreements of Seller and Stockholder set forth in this Agreement and on their own independent investigation, analysis and evaluation of the Companies.

Section 5.23 Internal Controls. Parent and Buyer maintain books and records reflecting their assets and liabilities and maintain internal accounting controls that Parent and Buyer reasonably believe provide reasonable assurance that (i) transactions are executed with management’s authorization; (ii) transactions are recorded as necessary to permit preparation of the consolidated financial statements of Parent in accordance with GAAP and to maintain accountability for Parent’s consolidated assets; (iii) access to Parent’s and Buyer’s assets is permitted only in accordance with management’s authorization; (iv) the identification of Parent’s and Buyer’s assets are compared with existing assets as necessary to permit preparation of the financial statements of Parent in accordance with GAAP and to maintain accountability for Parent’s consolidated assets; (v) accounts, notes and other receivables are recorded accurately, and adequate procedures are implemented to effect the collection thereof on a timely basis; and (vi) there are adequate procedures in place regarding prevention or timely detection of unauthorized acquisition, use or disposition of Parent’s and Buyer’s assets. As of the date of this Agreement, to the Knowledge of Parent, (x) there are no significant deficiencies in the design or operation of Parent’s or Buyer’s internal controls over financial reporting that could reasonably be expected to adversely affect in any material respect Parent’s or Buyer’s ability to record, process, summarize and report financial data or material weaknesses in internal controls over financial reporting and (y) there has been no material violation of accounting rules and practices that involved any employee of Parent or Buyer who has a significant role in Parent’s or Buyer’s internal controls over financial reporting.

Section 5.24 Intellectual Property. Except as set forth in Schedule 5.24, (i) neither Parent nor Buyer own or have a valid license to any Proprietary Rights used for the conduct of their business as currently conducted and (ii) to the Knowledge of Parent, neither Parent nor Buyer is in violation or infringement of any Proprietary Rights of any other Person.

Section 5.25 Environmental Matters.

(a) (i) Parent and Buyer are in compliance in all material respects with all applicable Environmental Laws; (ii) there are no claims, proceedings, investigations or actions by any Person pending, or to the Knowledge of Parent threatened, against Parent, Buyer or any of their Affiliates (y) arising under or pursuant to any Environmental Law in connection with Parent or Buyer, or their businesses or assets or (z) concerning any Hazardous Substances with which Parent, Buyer or their businesses or assets actually had any connection whatsoever; (iii) none of Parent, Buyer nor or any of their Affiliates is subject to any order, decree, injunction or other directive of any Governmental Authority with regard to any Environmental Law or Hazardous Substances concerning Parent or Buyer and none of Parent, Buyer nor any of their Affiliates is subject to any settlement agreement with any Person relating to any Environmental Law or Hazardous Substances concerning Parent or Buyer; and (iv) there are no circumstances or conditions involving Parent or Buyer, any assets or businesses previously owned, leased, operated or otherwise used by Parent or Buyer, or any of the assets or businesses of any predecessors of Parent or Buyer that could reasonably be expected to result in any material Loss to Parent or Buyer arising under or pursuant to Environmental Law or in connection with any Hazardous Substances.

(b) No material environmental investigations, studies, audits, tests, reports, reviews or other analyses have been conducted by or on behalf of Parent or Buyer in relation to any premises presently or formerly owned, leased, operated or otherwise used by Parent or Buyer.

(c) None of the transactions contemplated by this Agreement will trigger an obligation under any Environmental Property Transfer Act.

Section 5.26 Permits. There are no Permits that Parent or Buyer is required to possess for it to own its assets and operate its businesses as currently conducted.

Section 5.27 Insurance. Schedule 5.27 sets forth a summary description of all material policies of property, fire and casualty, product liability, errors and omissions, workers’ compensation and other insurance held by or for the benefit of Parent or Buyer as of the date of this Agreement (the “Parent Policies”). The Parent Policies include all policies of insurance that are required by material commercial contracts relating to Parent or Buyer, in the amounts required under the respective contracts. The Parent Policies are in full force and effect, all premiums due and payable thereon have been paid and no notice of cancellation or termination has been received with respect to any such policy. Except as set forth in Schedule 5.27, the Parent Policies will remain in full force and effect and will not in any way be affected by or terminate by reason of, any of the transactions contemplated by this Agreement. There are no open claims with respect to the Parent Policies, and to the Knowledge of Parent, no event or circumstance exists that would reasonably be expected to give rise to a claim under any Parent Policy.

Section 5.28 Labor Relations. As of the date of this Agreement, neither Parent nor Buyer (a) is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Parent or Buyer and, to the Knowledge of Parent, there are no organizational campaigns, petitions or other unionization activities focusing on persons employed by Parent or Buyer which seek recognition of a collective bargaining unit and (b) is not subject to any strikes, material slowdowns or material work stoppages pending or, to the Knowledge of Parent, threatened in writing between Parent or Buyer and any group of its respective employees.

Section 5.29 Real Property. Neither Parent nor Buyer own or lease any real property.

Section 5.30 Personal Property. Except as set forth in Schedule 5.30, Parent and Buyer have (a) good and marketable title to all of the personal property purported to be owned by either of them, (b) good and marketable title to the lessee interest in all personal property purported to be leased by either of them and (c) full right to hold and use all of the personal property used in their businesses, each as currently conducted, and in each case, free and clear of all Liens except for Permitted Liens.

Section 5.31 Title to Assets. Parent has good and valid title to or a valid leasehold interest in the assets, properties and interests in properties, real, personal or mixed, reflected on its financial statements contained in the Parent SEC Reports or acquired after the date of the latest Parent SEC Report (except property sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all Liens, of any kind or character, except for those Liens set forth in Schedule 5.31 and Permitted Liens.

Section 5.32 Related Party Transactions.

(a) Except as set forth in Schedule 5.32(a), and except for compensation paid or payable to bona-fide employees of Parent or Buyer in the ordinary course of business and consistent with past practice, no current or former employee or stockholder of Parent or Buyer nor any of their respective relatives or spouses, is now, or has been during the last three (3) years, (i) a party to any transaction or Contract with Parent or Buyer or any of their employees or Affiliates, (ii) the direct or indirect owner of an interest in any Person which is a present or potential competitor of Parent or Buyer (other than non-affiliated holdings in publicly-held companies) or (iii) a recipient of any benefit or payment in excess of $1,000 from Parent or Buyer.

(b) Except as set forth in Schedule 5.32(b), neither Parent nor Buyer (i) own or operate any vehicles, boats, aircrafts, apartments or other residential or recreational properties or facilities for executive, administrative or sales purposes or (ii) own or pay for any social club memberships, whether or not for the benefit of Parent or any of its Affiliates and/or executives.

Section 5.33 Books and Records. The books of account, minute books, stock record books and other records of Parent and Buyer have been maintained in all material respects in accordance with applicable Law and accurately reflect in all material respects the business of Parent and Buyer, as the case may be.

Section 5.34 Disclosure. Except for the express representations and warranties contained in this Article V and the Buyer Disclosure Schedule, Parent and Buyer shall not be deemed to have made any other representation or warranty, express or implied, to Seller or Stockholder. None of the representations and warranties contained in this Article V and the Buyer Disclosure Schedule contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, taken as a whole, in light of the circumstances in which they were made, not misleading. Parent and Buyer are not aware of any fact that has not been disclosed to Seller and Stockholder and that constitutes a material adverse effect on the ability of Parent or Buyer to consummate the transactions contemplated by this Agreement and the Related Documents or on the financial condition of Parent and Buyer, taken as a whole.

ARTICLE VI

COVENANTS

Section 6.1 Conduct of Business of Companies. From the date of this Agreement through the Closing, except as set forth in Schedule 6.1 and Section 6.8 hereof, as contemplated by this Agreement or as consented to by Parent in writing (which consent shall not be unreasonably withheld, conditioned or delayed), Seller shall maintain its status as a disregarded entity for federal, state and local income Tax purposes, shall preserve intact the Assigned Interests and shall cause the Companies (a) to operate their respective businesses in the ordinary course, (b) to use commercially reasonable efforts to preserve intact their respective businesses and their respective relationships with material insurance producers, agents, brokers, intermediaries, third party administrators, insurers, reinsurers, customers, suppliers, distributors, regulators and others having business relationships with the Companies and (c) to not:

(i) amend their respective Organizational Documents;

(ii) liquidate, dissolve, recapitalize or otherwise wind up its business;

(iii) except as may otherwise be required to comply with any applicable Law, (A) adopt or amend any Company Plan or collective bargaining agreement or (B) enter into or amend any employment, consulting, service or similar contracts or arrangements, except in the ordinary course of business consistent with past practice, which exception includes, without limitation, (1) any agreements for newly hired employees with an annual base and incentive compensation opportunity not to exceed $100,000 that can be terminated without penalty upon notice of thirty (30) days or less and any agreements for at will employees, provided that such at will employees shall not receive severance payments upon termination, and (2) increases in the compensation paid to employees of the Companies in the ordinary course of business of not more than 10% in the aggregate, and payments of cash compensation in replacement of and not more than equivalent to an employee benefit currently being received by employees of a Company;

(iv) materially change its accounting methods, policies or practices, except as required by applicable Law or GAAP;

(v) materially change the time and manner in which the Companies collect receivables from customers;

(vi) sell, assign, transfer, lease or otherwise dispose or encumber the Assigned Interests or of any material assets except in the ordinary course of business or pursuant to the terms of any Contract in existence on the date hereof to which any Company is a party or which any of its assets are bound and of which such terms and existence have been disclosed to Buyer;

(vii) incur, create, assume or otherwise become liable for any material Indebtedness (excluding purchase money indebtedness) or assume or guarantee the obligations of any other Person, other than in the ordinary course of business;

(viii) make any single capital expenditure not in the ordinary course of business in excess of $500,000;

(ix) merge or consolidate with, or purchase substantially all of the assets or business of, or equity interests in, or make an investment in, any Person (other than in any of the Companies or extensions of credit to customers in the ordinary course of business);

(x) pledge, issue or sell any equity interests, notes, bonds or other securities of any Company (except for intercompany loans to any other Company in the ordinary course of business), or any option, warrant or right to acquire same;

(xi) pay any dividend or distribution on any Deep South Interests;

(xii) in the case of the Deep South Qualified Sub-S Subsidiaries, lose their status as qualified subchapter S subsidiaries under Section 1361(b)(3)(B) of the Code, or in the case of Deep South Surplus of Texas, Ltd. or Deep South Surplus of Texas Management, LLC, become other than a disregarded entity for federal, state and local income Tax purposes; or

(xiii) agree, whether in writing or otherwise, to do any of the foregoing.

Section 6.2 Limitation on Remedy. Each of Seller and Stockholder hereby acknowledges that (a) it and he, as the case may be, has read the prospectus dated March 22, 2006, filed by Parent with the SEC pursuant to Rule 424 promulgated under the Securities Act and understands that Parent has established the Trust Account in an approximate amount of $109,950,000 for the benefit of certain stockholders of Parent and that monies may be disbursed from the Trust Account only (i) to those Parent Public Stockholders who both vote against the transactions contemplated by this Agreement and elect to have their Parent Shares converted into cash in accordance with Parent’s Organizational Documents, (ii) to the underwriters of the securities issued by Parent in its initial public offering in an amount equal to the underwriting discount deferred by such underwriters, (iii) to Parent in connection with a business combination, and (iv) to pay Taxes owed and payable by the Trustee, in respect of income on the property in the Trust Account and (b) for and in consideration of Parent agreeing to evaluate the Companies for purposes of consummating a business combination with them, each of Seller and Stockholder agrees that, prior to Closing, it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account and waives any such claim it may have in the future as a result of, or arising out of, this Agreement or any negotiations, contracts or other agreements with Seller or Stockholder and will not seek recourse against the Trust Account for any reason whatsoever. In no event shall the provisions of this Section 6.2 limit any party’s rights to specific performance of another party’s obligations hereunder or for other equitable relief. Notwithstanding the above, Parent acknowledges that the Termination Fee, if payable pursuant to the terms hereof, and any damages incurred by Seller as a result of breach by Parent or Buyer of this Agreement shall be payable by Parent whenever any of the funds in the Trust Account are distributed other than to Parent’s Public Stockholders.

Section 6.3 No Shop. Stockholder, Seller and the Companies will not, and will not permit their officers, directors, Affiliates, related entities, agents or Representatives (as applicable) to (a) solicit, initiate or encourage any substantive discussions or enter into any agreement or understanding regarding (i) the transfer, directly or indirectly, of any Equity Interest (as applicable) of any Company or any material portion of the assets of any Company, which would result in a change of control of such Company, (ii) any material investment by any Person or entity in any Company or (iii) any joint venture or other similar transaction involving any Company or (b) disclose any nonpublic information relating to the business, or afford access to the properties, books or records of any of the Companies to any other Person that may be considering engaging in any transaction of the type described in clause (a) above. If Stockholder, Seller or the Companies become aware of any inquiry or request by any Person or entity other than Parent and Buyer with respect to any such transfer or disclosure, then such party shall notify Parent within three (3) days after such inquiry, indicate the identity of the offeror and the terms and conditions of any proposals or offers or the nature of any inquiries or contacts, and thereafter keep Parent informed, on a current basis, of the status and terms of any such proposals or offers and the status of any such inquiries or contacts. None of Stockholder, Seller or any of their Affiliates shall release any third party from, or waive any provision of, any confidentiality agreement to which any of Seller, the Companies or Stockholder is a party if the agreement relates, in whole or in part, to the Companies or their business. Seller and Stockholder shall, and shall cause their Affiliates, advisors, employees and other agents of the Companies, as applicable, to, cease immediately and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any Person other than Parent or Buyer conducted prior to the date hereof with respect to any Acquisition Proposal and shall use their commercially reasonable efforts to cause any such Person (or its agents or advisors) in possession of confidential information about the Companies or any of their Affiliates that was furnished by or on behalf of the Companies or any of their Affiliates, as applicable, to return or destroy all such information.

Section 6.4 Conduct of Business of Buyer and Parent. From the date of this Agreement through the Closing, except as set forth in Schedule 6.4, as contemplated by this Agreement or as consented to by Seller in writing (which consent shall not be unreasonably withheld, conditioned or delayed), (a) Buyer and Parent shall (i) operate each of their business in the ordinary course and in compliance in all material respects with applicable Law and (ii) use commercially reasonable efforts to preserve their relationships with others having a business relationship with Buyer or Parent and (b) each of Buyer and Parent shall not:

(i) amend its Organizational Documents;

(ii) liquidate, dissolve, recapitalize (excluding the conversion of indebtedness to equity) or otherwise wind up its business;

(iii) except as may otherwise be required to comply with any applicable Law, enter into or amend any employment, consulting, service or similar contracts, except in the ordinary course of business consistent with past practice, including any agreements for newly hired employees with an annual base and incentive compensation opportunity not to exceed $100,000;

(iv) materially change its accounting methods, policies or practices, except as required by applicable Law or GAAP;

(v) sell, assign, transfer, lease or otherwise dispose of any material assets except in the ordinary course of business or pursuant to the terms of any Contract in existence on the date hereof to which either Buyer or Parent is a party or which any of their assets are bound;

(vi) incur, create, assume or otherwise become liable for any material Indebtedness (excluding purchase money indebtedness or indebtedness required to consummate the transactions contemplated by this Agreement) or assume or guarantee the obligations of any other Person, except pursuant to Section 6.19 hereof;

(vii) make any single capital expenditure in excess of $500,000;

(viii) merge or consolidate with, or purchase substantially all of the assets or business of, or equity interests in, or make an investment in any Person (other than the transactions contemplated by this Agreement);

(ix) issue or sell any equity interests, notes (except to the extent required to consummate the transactions contemplated by this Agreement), bonds or other securities of either Buyer or Parent, or any option, warrant or right to acquire same;

(x) pay any dividend or distribution on any securities of either Buyer or Parent;

(xi) solicit, initiate or encourage any substantive discussions, or enter into any agreement or understanding with any Person or entity other than Seller and Stockholder that would prohibit or impair Buyer or Parent’s ability to consummate the transactions contemplated by this Agreement and the Related Documents; or

(xii) agree, whether in writing or otherwise, to do any of the foregoing.

Section 6.5 Notice to Parent of Certain Events. Prior to the Closing, each of Seller and Stockholder shall promptly notify Parent of any of the following (provided that any such notification shall not affect any of Parent’s rights or obligations under this Agreement):

(a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with any of the transactions contemplated by this Agreement or any of the Related Documents;

(b) any notice or other communication from any Governmental Authority in connection with any of the transactions contemplated by this Agreement or any of the Related Documents or the business of any Company;

(c) any actions, suits, claims, investigations or proceedings commenced or, to the Knowledge of Seller threatened against, relating to or involving or otherwise affecting the Companies and/or their business that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.6 hereof or that relate to the consummation of any of the transactions contemplated by this Agreement or any of the Related Agreements;

(d) the damage or destruction by fire or other casualty of any asset of the Companies or part thereof or in the event that any asset of the Companies or part thereof becomes the subject of any proceeding or, to the

Knowledge of Seller, threatened proceeding for the taking thereof or any part thereof or of any right relating thereto by condemnation, eminent domain or other similar governmental action; and

(e) becoming aware that there has been a breach of any of the representations and warranties made herein or in any of the Related Documents by Seller or a Stockholder.

Section 6.6 Notice to Seller of Certain Events. Prior to the Closing, Parent shall promptly notify Seller of any of the following (provided that any such notification shall not affect any of Seller or Stockholder’s rights or obligations under this Agreement):

(a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with any of the transactions contemplated by this Agreement or any of the Related Documents;

(b) any notice or other communication from any Governmental Authority in connection with any of the transactions contemplated by this Agreement or any of the Related Documents or the business of any Company;

(c) any actions, suits, claims, investigations or proceedings commenced or, to the Knowledge of Parent threatened against, relating to or involving or otherwise affecting Buyer or Parent and/or their business that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 5.10 hereof or that relate to the consummation of any of the transactions contemplated by this Agreement or any of the Related Documents;

(d) the damage or destruction by fire or other casualty of any asset of Buyer or Parent or part thereof or in the event that any asset of Buyer or Parent or part thereof becomes the subject of any proceeding or, to the Knowledge of Parent, threatened proceeding for the taking thereof or any part thereof or of any right relating thereto by condemnation, eminent domain or other similar governmental action; and

(e) becoming aware that there has been a breach of any of the representations and warranties made herein or in any of the Related Documents by Buyer or Parent.

Section 6.7 Monthly and Quarterly Financial Reports. From the date of this Agreement until the Closing, Seller shall provide Parent with monthly and quarterly financial reports within fifteen (15) days of the end of every month and quarter (as applicable). Such financial reports shall fairly present in all material respects the financial position, results of operations and cash flows of the Companies as of the respective dates thereof and for the periods stated. Such financial reports shall be prepared in all material respects in accordance with GAAP consistently applied during the periods involved (except that such reports need not contain footnotes and are subject to normal recurring year-end adjustments). Such financial reports shall be prepared in accordance with the books and records of the Companies consistent with past practice.

Section 6.8 Intercompany Transfers and Agreements. Prior to the Closing Date, (a) Seller and the Companies shall consummate those asset and liability transfers and payments and intercompany transactions set forth in Schedule 6.8; and (b) all intercompany agreements and balances between Seller, on the one hand, and the Companies, on the other hand, shall be settled or terminated. Buyer and Parent acknowledge and agree that all of the works of art located on the premises of Seller and the Companies shall be transferred to Seller prior to the Closing and shall not, directly or indirectly, be sold or transferred to Buyer or Parent in connection with the transactions contemplated hereby.

Section 6.9 Access. From the date hereof through the Closing, upon the prior written request of a Party (the “Requesting Party”), the other Party (the “Disclosing Party”) shall afford to the Requesting Party and its authorized Representatives (which for purposes of this Section 6.9 shall include potential financing sources of Parent and Buyer) reasonable access, during normal business hours and in such manner as not to unreasonably interfere with normal operation of the business of the Disclosing Party and its Affiliates, to the properties, books, contracts, records and appropriate officers, employees and the independent certified public accountants of the Disclosing Party and its Affiliates and shall furnish the Requesting Party and such authorized Representatives with all financial (including the audit work papers and other records of independent certified public accountants) and operating data and other information concerning the affairs of the Disclosing Party and its Affiliates, as the Requesting Party and its Representatives may reasonably request; provided, however, that any such access or furnishing of information shall be conducted at the Requesting Party’s expense. The Disclosing Party and its Affiliates shall have the right to have a Representative present at all times during any such inspections, interviews and examinations. Additionally, the Requesting Party shall hold, and shall cause its Affiliates and Representatives to hold, in confidence all such information on the terms and subject to the conditions contained in the Confidentiality Agreement and shall use (and shall cause its Affiliates and Representatives to use) such information solely in connection with the transactions contemplated by this Agreement. Notwithstanding the foregoing, the Requesting Party shall have no right of access to, and the Disclosing Party and its Affiliates shall have no obligation to provide to the Requesting Party, information relating to (a) any information the disclosure of which would jeopardize any privilege available to the Disclosing Party or its Affiliates relating to such information or would cause the Disclosing Party or its Affiliates to breach a confidentiality obligation or (b) any information the disclosure of which would result in a violation of Law.

Section 6.10 Third Party Approvals. Buyer and Seller shall (and shall each cause their respective Affiliates to) use commercially reasonable efforts to obtain all consents and approvals of third parties that any of Buyer or Seller, or their respective Affiliates, are required to obtain in order to consummate the transactions contemplated by this Agreement and the Related Documents, and maintain such consents in full force and effect once obtained.

Section 6.11 Regulatory Filings. From the date of this Agreement until the Closing, each of Buyer and Seller shall, and shall cause their respective Affiliates to, (i) make or cause to be made the filings required of such Party or any of its Affiliates under any Laws (including the rules and regulations of any Governmental Authority) with respect to the transactions contemplated by this Agreement and the Related Documents and, subject to the provisions of Section 11.4 hereof, to pay any fees due of it in connection with such filings, as promptly as is reasonably practicable, and in any event, (ii) cooperate with the other Party and furnish all information in such Party’s possession that is necessary in connection with such other Party’s filings, (iii) use commercially reasonable efforts to cause the expiration of the notice or waiting periods under the HSR Act and any other Laws (including the rules and regulations of the applicable Governmental Authority) with respect to the transactions contemplated by this Agreement as promptly as is reasonably practicable, (iv) promptly inform the other Party of any communication from or to, and any proposed understanding or agreement with, any Governmental Authority in respect of such filings, (v) consult and cooperate with the other Party in connection with any analyses, appearances, presentations, memoranda, briefs, arguments and opinions made or submitted by or on behalf of any Party in connection with all meetings, actions and proceedings with Governmental Authorities relating to such filings, (vi) comply, as promptly as is reasonably practicable, with any requests received by such Party or any of its Affiliates under the HSR Act and any other Laws for additional information, documents or other materials, (vii) use commercially reasonable efforts to resolve any objections as may be asserted by any Governmental Authority with respect to the transactions contemplated by this Agreement and (viii) use commercially reasonable efforts to contest and resist any action or proceeding instituted (or threatened in writing to be instituted) by any Governmental Authority challenging the transactions contemplated by this Agreement as violative of any Law. If a Party intends to participate in any meeting with any Governmental Authority with respect to such filings, it shall give the other Party reasonable prior notice of, and an opportunity to participate in, such meeting.

Section 6.12 Proxy Statement; Parent Stockholder Meeting.

(a) As promptly as practicable following the date of this Agreement, Parent shall prepare and file with the SEC a proxy statement and other proxy solicitation materials of Parent constituting a part thereof (the “Proxy Statement”) for the purpose of seeking Parent Stockholder Approval of (i) the transactions contemplated by this

Agreement (the “Transaction Proposal”), (ii) the change of Parent’s name to “Deep South Group, Inc.” or such other name as Parent and Seller mutually agree upon (the “Name Change Proposal”) and (iii) the Employee Stock Incentive Plan (the “Employee Stock Plan Proposal” and together with the Transaction Proposal and the Name Change Proposal, the “Stockholder Proposals”). Seller shall use commercially reasonable efforts to provide Parent with all information requested by Parent to be included in the Proxy Statement pursuant to Regulation 14A of the Exchange Act, and to cooperate with Parent in connection with the preparation of the Proxy Statement and any amendments thereto. In addition, Parent shall (i) provide Seller with a reasonable opportunity to review and comment on the Proxy Statement, (ii) cause the Proxy Statement to comply as to form and substance in all material respects with the requirements of (x) the Securities Act and the Exchange Act and (y) the rules and regulations of the AMEX and (iii) ensure that the Proxy Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by Parent with respect to information supplied by Seller in writing for inclusion in the Proxy Statement.

(b) Parent shall use commercially reasonable efforts, after consultation with Seller, to resolve all SEC comments with respect to the Proxy Statement as promptly as practicable after receipt thereof. Parent shall as promptly as practicable notify the other Party of the receipt of any comments from or other correspondence with the SEC or its staff with respect to the Proxy Statement and any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall supply Seller with copies of all correspondence between Parent and any of its Representatives or Affiliates, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the transactions contemplated by this Agreement and the Related Documents. Parent will use its commercially reasonable efforts to prepare and file with the SEC one or more amendments to the Proxy Statement, as necessary.

(c) If prior to the Closing, any event occurs with respect to any Company or any change occurs with respect to other information supplied by Seller in writing for inclusion in the Proxy Statement, which is required to be described in an amendment of, or a supplement to, the Proxy Statement, Seller shall promptly notify Parent of such event, and Seller and Parent shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Proxy Statement and, as required by Law, in disseminating the information contained in such amendment or supplement to Parent’s stockholders.

(d) If prior to the Closing, any event occurs with respect to Parent or Buyer, or any change occurs with respect to other information included in the Proxy Statement (other than information supplied by Seller in writing for inclusion in the Proxy Statement), which is required to be described in an amendment of, or a supplement to, the Proxy Statement, Parent shall promptly notify Seller of such event, and Parent and Seller shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Proxy Statement and, as required by Law, in disseminating the information contained in such amendment or supplement to Parent’s stockholders.

(e) Parent shall use its commercially reasonable efforts to cause the Proxy Statement to be mailed to Parent’s stockholders as promptly as practicable after the date of this Agreement. Parent shall, as soon as reasonably practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the “Parent Stockholder Meeting”) for the purpose of seeking Parent Stockholder Approval for the Stockholder Proposals. Subject to the fiduciary duties of the Parent Board under Delaware Law, Parent shall, through the Parent Board, recommend to its stockholders that they approve the Stockholder Proposals. Subject to the fiduciary duties of the Buyer Board under Delaware Law, Buyer shall, through the Buyer Board, recommend to its sole stockholder that it approve the Stockholder Proposals. Subject to Parent Stockholder Approval of the Name Change Proposal by Parent’s stockholders, Parent shall use its commercially reasonable efforts to cause the name of Parent to be changed to “Deep South Group, Inc.” (or such other name as Parent and Seller mutually agree upon) immediately after the Closing.

(f) None of the information provided, in writing, to Parent by Stockholder, the Companies or Seller specifically for inclusion in the Proxy Statement will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(g) Notwithstanding anything to the contrary contained in this Agreement except for the immediately following sentence, Parent shall bear and pay (a) all costs and expenses incurred in connection with (i) the preparation, filing and mailing of the Proxy Statement, including any amendments or supplements thereto, (ii) the preparation, filing and mailing of any other SEC filings or correspondence in connection with the transactions contemplated by this Agreement, (iii) calling, giving notice of, convening and holding stockholder meetings for the purpose of seeking Parent Stockholder Approval for the Stockholder Proposals and (iv) the preparation, filing and mailing of any other documents or materials required solely as a direct result of the acquisition of the Companies by a public company and (b) all reasonable fees and disbursements of counsel for Seller. It is agreed by the Parties that Parent shall be responsible for up to $100,000 of the fees and expenses of Dewey Ballantine LLP, and up to $30,000 of the fees and expenses of Seller’s independent certified public accountants, in each case incurred in connection with the preparation of certain portions of, and the review of, the Proxy Statement.

(h) Seller agrees to use its commercially reasonable efforts to obtain the auditor’s consents with respect to inclusion of the financial statements of the Companies in the Proxy Statement, and to otherwise provide as soon as reasonably practicable any other information about the Companies required by the Exchange Act reasonably sufficient to permit Parent to prepare and file the Proxy Statement.

Section 6.13 Parent Shares.

(a) On or before the Closing Date, Parent shall reserve for issuance the Parent Shares issuable in connection with the payment of the Share Consideration and an amount of Parent Shares sufficient to permit Parent to pay the maximum Earn Out Payments which may be paid in Parent Shares.

(b) Seller shall hold the Parent Shares received from Parent in satisfaction of the Share Consideration for at least one (1) year following the Closing Date, provided, however, that Seller may transfer such Parent Shares to Stockholder at any time whereupon Stockholder shall hold such Parent Shares for the remainder of such one-year period; and provided, further, that the holder of such Parent Shares may sell such Parent Shares at any time pursuant to the exercise of such holder’s piggy-back registration rights as set forth in the Registration Rights Agreement.

(c) Parent shall also take all reasonable action required under any applicable Laws in connection with the issuance of Parent Shares under this Agreement, including any Parent Shares issued in connection with an Earn Out Payment.

Section 6.14 Board Representation. Parent shall take all necessary action so that as of the Closing and during the Earn Out Period, (i) Parent’s Board shall consist of not more than nine (9) members; and (ii) Stockholder will be entitled to designate the nominees for two (2) seats on Parent’s Board, at least one (1) of which shall be independent as defined by the rules of AMEX and one (1) of which may be Stockholder, subject in each case to the approval of the Nominating Committee of Parent Board.

Section 6.15 Chief Executive Officer. Parent shall take all necessary action as promptly as practicable to hire a chief executive officer for Parent who is mutually acceptable to Parent and Stockholder.

Section 6.16 Employee and Benefit Matters.

(a) Buyer agrees to honor, and to cause the Companies to honor, from and after the Closing, all Company Plans in accordance with their terms as in effect immediately before the Closing, subject to any amendment or termination thereof that may be permitted by such terms. For a period of not less than one (1) year following the Closing, Buyer shall provide, or cause the Companies to provide, to Company Employees base salaries and bonus opportunities and employee benefits that are comparable in the aggregate to those provided to Company Employees immediately before the Closing. Without limiting the generality of the foregoing, Buyer shall provide, or cause the Companies to provide, severance and any similar benefits to Company Employees which are no less favorable to the severance and similar benefits currently provided under the Company Plans for a period of not less than one (1) year following the Closing, including by recognizing all service recognized for such purposes under the applicable Company Plan. Nothing in this Section 6.16(a) shall prohibit Buyer, Stockholder or the Companies from terminating any Company Employee following the Closing.

(b) Each Company Employee shall be given credit for all service with Seller or any Company and its respective predecessors under any plans or arrangements providing vacation, sick pay, severance or retirement benefits maintained by Buyer or any of its Subsidiaries in which such Company Employees participate for purposes of eligibility and vesting to the extent past service was recognized for such Company Employees under the comparable plans of Seller or the applicable Company thereof immediately prior to the Closing, and to the same extent past service is credited under such plans or arrangements for similarly situated employees of Buyer or its Subsidiaries (except to the extent that such recognition of service would result in a duplication of benefits).

(c) In the event of any change in the welfare benefits provided to Company Employees following the Closing, Buyer shall, or shall cause its Subsidiaries (i) to waive all limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Company Employees and his or her covered dependents under any such welfare benefits to the extent that such conditions, exclusions or waiting periods would not apply in the absence of such change and (ii) for the plan year in which the Closing Date occurs, to credit each Company Employee and his or her covered dependents with any co-payments and deductibles paid prior to any such change in satisfying any applicable deductible or out-of-pocket requirements after such change.

(d) On or prior to the Closing, Buyer shall establish and implement an employee stock incentive plan in a form reasonably acceptable to Seller and Stockholder for the benefit of employees of Buyer and its Subsidiaries, including the Companies, following the Closing, which will permit the grant to such employees of up to 7.5% in the aggregate of the Parent Shares that are outstanding immediately after the Closing (the “Employee Stock Incentive Plan”).

Section 6.17 Books and Records. From and after the Closing, Seller and its Affiliates may retain a copy of any or all of the data room materials and other books and records relating to the business or operations of the Companies on or before the Closing Date.

Section 6.18 Trust Account. Parent shall make appropriate arrangements with the Trustee to have the funds in the Trust Account disbursed to Seller at Closing, after taking into account any funds to be paid to (i) those Parent Public Stockholders who both vote against the transactions contemplated by this Agreement and elect to have their shares converted into cash in accordance with Parent’s Organizational Documents and (ii) the underwriters of the securities issued by Parent in its initial public offering as a deferred underwriting discount.

Section 6.19 Financing. Parent shall use commercially reasonable efforts and do all things necessary, proper or advisable to arrange debt financing in an amount sufficient to supplement the amount available in the Trust Account so that there is a sufficient amount of cash to pay the Cash Consideration to Seller on the Closing Date and consummate the transactions contemplated by this Agreement after deducting amounts to be paid to (i) those Parent Public Stockholders who both vote against the transactions contemplated by this Agreement and elect to have their shares converted into cash in accordance with Parent’s Organizational Documents and (ii) the underwriters of the securities issued by Parent in its initial public offering as deferred underwriting discount.

Section 6.20 Further Assurances. Subject to the terms and conditions of this Agreement, at any time or from time to time after the Closing, at any Party’s request and without further consideration, the other Party shall execute and deliver to such Party such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions and execute and deliver such other documents as such Party may reasonably request in order to consummate the transactions contemplated by this Agreement, including, without limitation, the transfer of all of the assets, properties and interests in properties, real, personal or mixed, that Seller has represented pursuant to the third sentence of Section 4.23 are being transferred to Buyer.

Section 6.21 Certain Restrictions. From the date of this Agreement until Closing, each Party agrees that except as may be agreed in writing by the other Party or as may be expressly permitted pursuant to this Agreement, it shall not, and shall not permit any of its Subsidiaries or Affiliates to, take any actions (including with any Governmental Authority) which could reasonably be expected to materially delay the consummation of the transactions contemplated hereby or result in the failure to satisfy any condition to consummation of the transactions contemplated hereby.

Section 6.22 Post-Closing Covenant of Parent and Buyer Relating to the Conduct of Business. During the Earn Out Periods, without the prior written consent of Seller (which consent shall not be unreasonably withheld, delayed or conditioned), Parent and Buyer shall (i) cause the Companies to remain intact and indentifiably separate from and independent of any other Affiliate of Parent or Buyer, (ii) cause the Companies to preserve their business relationships, and (iii) refrain from conducting the business of the Companies other than (1) in the ordinary course, (2) consistent with the manner in which the business was conducted prior to the Closing, and (3) in the manner contemplated by Seller’s Business Plan; provided, however, that the conduct of such business shall comply with applicable Law and the Parent Board’s or Buyer Board’s fiduciary duties under Delaware Law.

Section 6.23 Director and Officer Indemnification and Liability Insurance.

(a) From and after the Closing, Parent shall cause the Companies to provide indemnification to Stockholder and the current and former directors, officers, employees and agents of the Companies (collectively, the “Company Indemnified Parties”) for all expenses, judgments, fines and amounts paid in settlement by reason of actions or omissions or alleged actions or omissions in connection with their service to the Companies to the fullest extent permitted under applicable law, and shall cause the Companies to perform their obligations under such indemnification provisions in accordance with their respective terms. In addition, from and after the Closing, Company Indemnified Parties who become directors or officers of Parent will be entitled to the indemnity rights and protections then afforded to other directors and officers of Parent.

(b) Parent shall, from and after the Closing and for as long as the current officers and directors of the Companies and Stockholder are officers or directors of the Companies or Parent (collectively, the “D&O Parties”) and for six years after the D&O Parties cease to be officers or directors of the Companies or Parent, maintain in effect directors’ and officers’ liability insurance covering such D&O Parties for acts or omissions or alleged acts or omissions in connection with their service to the Companies or Parent the material terms of which, including coverage and amount, are no less favorable than the material terms of the Companies’ directors’ and officers’ liability coverage in effect on the date of this Agreement; provided, that Parent may substitute therefor policies of a reputable insurance company the material terms of which, including coverage and amount, are no less favorable to such directors and officers and Stockholder than the insurance coverage otherwise required under this Section 6.23(b). Parent may satisfy in full its obligation under this Section 6.23(b) by acquiring a tail directors’ and officers’ liability insurance policy (i) that covers each of the D&O Parties for acts or omissions or alleged acts or omissions in connection with their service to the Companies or Parent occurring prior to their ceasing to be an officer or director the material terms of which, including coverage and amount, are no less favorable to such directors and officers and Stockholder than the insurance coverage otherwise required under this Section 6.23(b), and (ii) in respect of which the premium for a period until the sixth anniversary of their ceasing to be an officer or director is prepaid at the commencement of such period.

(c) In the event that Parent (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all its properties and assets to any Person (including by dissolution), then, and in each such case, Parent shall cause proper provision to be made so that the successors and assigns of Parent assume and honor the obligations set forth in this Section 6.23.

Section 6.24 Contingent Commissions. In the event that the right to receive Contingent Commissions under the Praetorian Agreement is not transferred to Seller prior to the Closing, Parent shall pay to Seller all of the Contingent Commissions received by the Companies after the Closing Date in respect of all business entered into by the Companies on or prior to December 31, 2007. Such payment shall be made within five (5) Business Days after receipt thereof by the Companies.

Section 6.25 Use of Deep South Name. Promptly after the Closing, Stockholder and Seller shall use commercially reasonable efforts to cause Seller and its Affiliates to change their corporate or organizational names to names that do not contain the words “Deep South” or any variation thereof no later than 90 days after the Closing and to cease thereafter from using the words “Deep South” or any variation thereof in the conduct of their businesses.

Section 6.26 Key Employees. The parties hereto shall use commercially reasonable efforts to cause employment agreements between the Company and each of F. Clifton Cameron, Michael P. Dugan, Roy W. Horton, Clessie F. Titus and Michael P. Trotter (the “Executives”), which provide, among other things, for the effectiveness of the terms thereof upon the Closing, to be executed and delivered prior to the Closing.

ARTICLE VII

TAXES

Section 7.1 Federal Tax Treatment. The Parties acknowledge that for U.S. federal income tax purposes, the acquisition of the Deep South Shares will be treated as a transfer of the assets of the Deep South Qualified Sub-S Subsidiaries to Buyer, followed by Buyer’s transfer of these assets to the capital of the Deep South Qualified Sub-S Subsidiaries in exchange for the respective stock of the Deep South Qualified Sub-S Subsidiaries.

Section 7.2 Tax Returns.

(a) Seller shall accurately prepare or cause to be accurately prepared, and timely file or cause to be timely filed, all Tax Returns relating to the Companies that are required to be filed on or before the Closing Date, and shall remit and pay or cause to be remitted and paid any Taxes shown as due on such Tax Returns. Buyer shall accurately prepare or cause to be accurately prepared, and timely file or cause to be timely filed, all Tax Returns relating to the Companies that are required to be filed after the Closing Date and that include a period that precedes the Closing Date (including such Tax Returns required to be filed that include a Straddle Period) and shall remit and pay or cause to be remitted and paid any Taxes shown as due on such Tax Returns (it being understood that, for the avoidance of doubt, nothing in this Section 7.2(a) shall affect Seller’s bearing of any Tax that is described in Section 9.2(c) hereof).

(b) Neither Buyer nor any of its Affiliates shall file or permit to be filed any amended Tax Return with respect to the Companies for any period ending on or before the Closing Date without obtaining the prior written consent of Seller. If the filing of such an amended Tax Return with respect to such a period is requested by Seller, Buyer shall file or cause to be filed such amended Tax Return, provided that the filing of such amended Tax Return will not adversely affect Buyer, as reasonably determined by Buyer, and Seller shall pay the reasonable out-of-pocket expenses incurred by Buyer and the applicable Company in respect of such filing.

Section 7.3 Cooperation. After the Closing, the Parties shall cooperate, and shall cause their Affiliates to cooperate, in preparing and filing all Tax Returns relating to the Companies to the extent reasonably requested, including by providing each other with reasonable access to information, records, documents, properties and personnel relating to the Companies. The Parties shall cooperate, and shall cause their Affiliates to cooperate, in the same manner in defending or resolving any audit, examination or litigation relating to Taxes.

Section 7.4 Property Taxes. All real or personal property and ad valorem Taxes of the Companies (“Property Taxes”) which shall have accrued and become payable prior to the Closing Date shall be paid by Seller. All other Property Taxes of the Companies shall be paid by Buyer. All Property Taxes shall be prorated to the Closing Date. In connection with such proration, in the event the actual figures with respect to Taxes are not available at the Closing Date, initial proration of such Property Taxes shall be based on one hundred five percent (105%) of the actual Taxes for the preceding year for which actual figures with respect to such Taxes are available, with such proration being adjusted as applicable information becomes available.

Section 7.5 Tax Refunds. If, at any time on or after the Closing Date, (i) Parent, Buyer or any of their respective Affiliates receives any refund, rebate, return, credit or other similar payment with respect to Taxes from any Tax Authority relating to the Companies for a period ending on or before the Closing Date, or (ii) Parent, Buyer or any of their respective Affiliates receives any refund, rebate, return, credit or other similar payment relating to Taxes for which Buyer was indemnified under this Agreement, Buyer shall promptly notify Seller in writing of such receipt and shall remit the amount of such payment (including any interest thereon received from the Tax Authority) to Seller, net of any direct costs actually realized from the receipt of such refund, rebate, return, credit, or similar amount (including Taxes payable with respect to such refund, rebate, return, credit or similar amount).

Section 7.6 Conveyance Taxes. Buyer shall pay one-half (1/2) of the cost of all Conveyance Taxes relating to the transfer of the automobiles listed on Schedule 7.6 up to $25,000. Seller shall pay the cost of all other Conveyance Taxes. The Tax Returns for Conveyance Taxes required by reason of said transfer shall be timely prepared by the party legally obligated to make such filing. The Parties agree to cooperate with each other in connection with the preparation and filing of such Tax Returns, in obtaining all available exemptions from such Conveyance Taxes and in timely providing each other with resale certificates and any other documents necessary to satisfy any such exemptions.

Section 7.7 Tax Treatment of Earn Out. Unless otherwise determined by the IRS or required by Law, the Parties shall treat all amounts payable pursuant to Section 2.3 hereof as additional purchase price payable to Seller.

Section 7.8 Determination and Allocation of Consideration. The Parties agree to determine the amount of and allocate the consideration transferred by Buyer to Seller or its Affiliates pursuant to this Agreement (the “Consideration”) in accordance with the fair market value of the assets and liabilities transferred. To the extent amounts of the Earn Out are considered additional consideration, rather than interest, for U.S. federal income tax purposes, the Parties shall treat such amounts as part of the Consideration, in a manner consistent with the terms of this Section 7.8. Seller shall provide Buyer with one or more schedules allocating the Consideration prior to or promptly following the Closing for Buyer’s review and consent, which consent shall not be unreasonably withheld or delayed. If Buyer does not inform Seller in writing within twenty (20) days that it is withholding consent and the basis for objection, then the submitted allocation of Consideration shall be deemed accepted and agreed, and final and conclusive for all purposes of this Agreement, provided that such allocation shall be subject to adjustment to the extent required by Law. In the event that Buyer informs Seller in writing within twenty (20) days that it is withholding consent, then an accounting firm mutually agreeable to Buyer and Seller shall be promptly retained to determine the allocation of the Consideration for U.S. federal income tax purposes. The determination of such accounting firm shall be binding on the Parties. The costs of retaining such accounting firm shall be borne fifty percent (50%) by Buyer and fifty percent (50%) by Seller. Seller and Buyer agree to prepare and file an IRS Form 8594 in a timely fashion in accordance with the rules under Section 1060 of the Code. To the extent that the Consideration is adjusted after the Closing Date, the Parties agree to revise and amend the schedule and IRS Form 8594 in the same manner and according to the same procedure. The determination and allocation of the Consideration derived pursuant to this Section 7.8 shall be binding on Seller and Buyer for all income Tax reporting purposes.

Section 7.9 Tax Covenants.

(a) Without the consent of Buyer, which consent shall not be unreasonably withheld or delayed, and with respect only to income, franchise or similar taxes in any state or local jurisdiction within the United States in which the transactions contemplated by this Agreement are treated as other than a sale of assets, during the period from the date hereof to the Closing Date, none of Seller, its Affiliates and the Companies shall make, change or rescind any material Tax election, change any material Tax accounting period, change any method of Tax accounting or file for any change in accounting method, settle any material Tax claim or assessment or surrender any right to claim for a material Tax refund, in each case if such action may have a material adverse effect on Buyer or any Company in a taxable period that ends after the Closing Date.

(b) Without the consent of Seller, which consent shall not be unreasonably withheld or delayed, and with respect only to income, franchise or similar taxes in any state or local jurisdiction within the United States in which the transactions contemplated by this Agreement are treated as other than a sale of assets, neither Buyer nor any of its Affiliates shall make, change or rescind any material Tax election, change any material Tax accounting period, change any method of Tax accounting or file for any change in accounting method, settle any material Tax claim or assessment or surrender any right to claim for a material Tax refund, in each case if such action may have a material adverse effect on Seller or any of its Affiliates in any taxable period (or portion of any taxable period) that ends before the Closing Date.

Section 7.10 Miscellaneous.

(a) Notwithstanding any provision in this Agreement to the contrary, the covenants and agreements contained in this Article VII, Section 9.2(c), Section 9.3(c) and Section 9.2(f) shall survive the Closing and shall remain in full force until the expiration of the applicable statutes of limitations for the Taxes in question (taking into account any extensions or waivers thereof).

(b) For Tax purposes, the Parties agree to treat all payments made under this Article VII, Section 9.2(c), Section 9.3(c) and Section 9.2(f), under any indemnity provisions contained in this Agreement, and for any breaches of representations, warranties, covenants or agreements, as adjustments to the purchase price, except as otherwise required by applicable Law.

ARTICLE VIII

CONDITIONS TO OBLIGATIONS

Section 8.1 Conditions to the Obligations of the Parties. The obligations of Seller, Parent and Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions, any one or more of which may be waived in writing by the Parties:

(a) No order issued by any court of competent jurisdiction preventing the consummation of the transactions contemplated by this Agreement or the Related Documents shall be in effect; nor shall any proceeding initiated by any Governmental Authority of competent jurisdiction having valid enforcement authority seeking such an order be pending; nor shall there be any action taken or any Law enacted, entered or enforced that has not been subsequently overturned or otherwise made inapplicable, that has the effect of rendering this Agreement or the Related Documents illegal or otherwise preventing the consummation of the transactions contemplated hereby and thereby.

(b) The waiting period under the HSR Act applicable to the consummation of the transactions contemplated by this Agreement shall have expired or been terminated, and the consents, approvals, Permits, authorizations or other orders of, actions by, filings with, or notifications to, any Governmental Authority required for the consummation of the transactions contemplated by this Agreement and the Related Documents set forth in Schedule 4.3(a) and Schedule 5.3(a) shall have been obtained, given or made.

(c) Parent shall have obtained Parent Stockholder Approval of the Stockholder Proposals.

(d) The Employment Agreement shall be in full force and effect.

Section 8.2 Conditions to the Obligations of Buyer and Parent. The obligation of Buyer and Parent to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions, any one or more of which may be waived in writing by Buyer or Parent:

(a) The representations and warranties of Seller and Stockholder in this Agreement shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such time, except that any such representations and warranties that are given as of a particular date or period shall be true and correct as of such date or period, and except where the failure to be true and correct (without regard to any materiality qualifiers therein) would not reasonably be expected to have a Material Adverse Effect.

(b) Seller shall have performed or complied with in all material respects all of the covenants and agreements required by this Agreement to be performed or complied with by it at or before the Closing.

(c) Seller shall have delivered to Buyer and Parent a certificate, dated as of the Closing Date, executed on behalf of Seller by an authorized individual thereof, certifying in such detail as Buyer and Parent may reasonably request that the conditions specified in Section 8.2(a) and Section 8.2(b) hereof applicable to Seller have been fulfilled.

(d) The consents and approvals set forth in Schedule 8.2(d) shall have been duly made, given or obtained and shall be in full force and effect.

(e) Buyer shall have received the deliveries contemplated by Section 2.9(b) hereof.

(f) The Praetorian Agreement shall be in full force and effect.

(g) Each of the Executives shall have executed and delivered to Seller and Parent employment agreements substantially in the form attached hereto as Exhibit C.

Section 8.3 Conditions to the Obligations of Seller. The obligation of Seller to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions, any one or more of which may be waived in writing by Seller:

(a) The representations and warranties of Buyer and Parent in this Agreement shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such time, except that any such representations and warranties that are given as of a particular date or period shall be true and correct as of such date or period, and except where the failure to be true and correct (without regard to any materiality qualifiers therein) would not reasonably be expected to have a material adverse effect on the ability of Parent or Buyer to consummate the transactions contemplated by this Agreement and the Related Documents or on the financial condition of Parent and Buyer, taken as a whole.

(b) Each of Buyer and Parent shall have performed or complied with in all material respects all of the covenants and agreements required by this Agreement to be performed or complied with by it at or before the Closing.

(c) Each of Buyer and Parent (as applicable) shall have delivered to Seller a certificate, dated as of the Closing Date, executed on behalf of each such Company by an authorized executive officer thereof, certifying in such detail as Seller may reasonably request that the conditions specified in Section 8.3(a) and Section 8.3(b) hereof have been fulfilled.

(d) The consents and approvals set forth in Schedule 8.3(d) shall have been duly made, given or obtained and shall be in full force and effect.

(e) Seller shall have received the deliveries contemplated by Section 2.9(c) hereof.

(f) Parent shall have made appropriate arrangements with the Trustee to have the Closing Payment, if in the Trust Account, disbursed to Seller immediately upon the Closing, after taking into account any funds to be paid to (i) those Parent Public Stockholders who both vote against the transactions contemplated by this Agreement and elect to have their shares converted into cash in accordance with Parent’s Organizational Documents and (ii) the underwriters of the securities issued by Parent in its initial public offering as a deferred underwriting discount.

(g) As of the Closing, Parent Shares will be listed on the AMEX and there will be no action or proceeding pending or threatened against Parent by the AMEX with respect to any intention by such entity to delist Parent Shares from the AMEX.

ARTICLE IX

INDEMNIFICATION

Section 9.1 Survival of Representations, Warranties and Covenants. The representations and warranties of the Parties contained in this Agreement shall survive the Closing until March 31, 2009; provided, however, that the covenants set forth in Section 6.8 and Section 6.20 hereof shall survive until December 31, 2009; the representations and warranties set forth in Section 4.1, Section 4.2, Section 4.4, Section 4.8, Section 4.13, Section 4.14, Section 4.23, Section 5.1, Section 5.2, Section 5.4, Section 5.6, Section 5.14, Section 5.15 and Section 5.31 hereof shall survive until the expiration of all relevant statutes of limitation; and the representations and warranties set forth in Section 4.15, Section 4.16, Section 4.17, Section 5.16, Section 5.25 and Section 5.26, and the covenant in Section 9.2(e) hereof, shall survive until the fifth anniversary of the Closing Date. Except as set forth above and in Section 7.10 hereof, all covenants and agreements contained herein shall remain in full force and effect until March 31, 2009, except for those covenants and agreements that by their terms are to be performed in whole or in part after the Closing, which shall remain in full force and effect for a period of one (1) year following the date by which such covenant or agreement is required to be performed. Any claim made with reasonable specificity by the Party seeking to be indemnified within the time periods set forth in this Section 9.1 shall survive until such claim is finally and fully resolved.

Section 9.2 Indemnification by Seller and Stockholder. Each of Buyer, Parent and their respective Affiliates, officers, directors, employees, agents, successors and assigns (each, a “Buyer Indemnified Party” and, collectively, the “Buyer Indemnified Parties”) shall be indemnified and held harmless, jointly and severally, by Seller and Stockholder for and against all losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including reasonable attorneys’ and consultants’ fees and expenses) actually suffered or incurred by them (each, a “Loss” and, collectively, “Losses”), arising out of or resulting from:

(a) the breach of any representation or warranty made by Seller and/or Stockholder contained in this Agreement (irrespective of whether such breach results in a Material Adverse Effect);

(b) the failure to perform any covenant or agreement of Seller or of Stockholder contained in this Agreement;

(c) any Taxes imposed on any Company, or for which any Company is otherwise liable, in each case for any taxable period that ends on or before the close of business on the Closing Date (and, with respect to any Straddle Period, the portion of such Straddle Period ending on and including the Closing Date);

(d) any of the transactions required to be consummated pursuant to Section 6.8 hereof;

(e) any proceedings, investigations, inquiries or determinations by any Governmental Authority charged with regulating the business of insurance in any state in which such Company is licensed relating to any alleged improprieties in such Company’s licenses in effect, or license applications submitted, prior to the Closing, including any Losses incurred by Parent, Buyer or the Companies after the Closing as a result of the obligation to provide indemnification pursuant to Section 6.23(a) hereof for expenses, judgments, fines and amounts paid in settlement in connection with any such proceedings, investigations, inquiries or determinations; and

(f) any payroll or employment Taxes imposed on any Company, or for which any Company is otherwise liable, that arise from (i) the failure of Seller to properly report as compensation or wages any payments made following the Closing by Seller (or by Seller’s post-Closing Affiliates) (“Post-Closing Payments”) to any current or former officer, director, shareholder or employee of such Company or Seller (or of one of Seller’s post-Closing Affiliates), (ii) the failure of Seller to timely withhold and remit to the appropriate Tax Authority any such payroll or employment Taxes applicable to any current or former officer, director, shareholder or employee of such Company or Seller (or of one of Seller’s post-Closing Affiliates), as a result of any Post-Closing Payments made by Seller to any such person or (iii) the mischaracterization of any Post-Closing Payments made by Seller to any current or former officer, director, shareholder or employee of such Company or Seller (or of one of Seller’s post-Closing Affiliates) as other than compensation or wages giving rise to such payroll or employment Taxes.

Section 9.3 Indemnification by Parent and Buyer. Seller and its Affiliates, officers, directors, employees, agents, successors and assigns (each, a “Seller Indemnified Party” and, collectively, the “Seller Indemnified Parties”) shall be indemnified and held harmless jointly and severally, by Parent and Buyer for and against any and all Losses arising out of or resulting from:

(a) the breach of any representation or warranty made of Buyer or Parent contained in this Agreement (irrespective of whether such breach results in a material adverse effect on the financial condition of Parent and Buyer, taken as a whole);

(b) the failure to perform any covenant or agreement by Buyer or Parent contained in this Agreement;

(c) any Taxes imposed on any Company, or for which any Company is otherwise liable, in each case for any taxable period that begins and ends after the close of business on the Closing Date (and with respect to any Straddle Period, the portion of such Straddle Period beginning after the Closing Date); or

(d) any claim or cause of action by any Person relating to any act, event, failure to act or other circumstance arising solely after the Closing against any Seller Indemnified Party with respect to the Companies.

Section 9.4 Limits on Indemnification.

(a) No claim may be asserted nor may any action be commenced against any Party for breach of any representation, warranty, covenant or agreement contained herein, unless written notice of such claim or action is received by such Party describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim or action on or prior to the date on which the representation, warranty, covenant or agreement on which such claim or action is based ceases to survive as set forth in Section 9.1 hereof.

(b) Notwithstanding anything to the contrary contained in this Agreement: (i) an Indemnifying Party shall not be liable for any claim for indemnification pursuant to Section 9.2 or Section 9.3 hereof, unless and until the aggregate amount of indemnifiable Losses which may be recovered from the Indemnifying Party equals or exceeds $1,000,000, after which the Indemnifying Party shall be liable only for those Losses in excess of $500,000, (ii) the maximum amount of indemnifiable Losses which may be recovered from Seller and

Stockholder, taken together, arising out of or resulting from the causes set forth in Section 9.2 hereof shall be an amount equal to 10% of the Purchase Price, (iii) the maximum amount of indemnifiable Losses which may be recovered from Buyer arising out of or resulting from the causes set forth in Section 9.3 hereof shall be an amount equal to 10% of the Purchase Price and (iv) no Party shall have any liability under any provision of this Agreement for any punitive, incidental, consequential, special or indirect damages, including loss of future revenue or income, or loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement. Notwithstanding the foregoing, any claim for indemnification pursuant to Section 9.2(c), Section 9.2(e), Section 9.2(f) or Section 9.3(c) hereof shall not be subject to any of the limits set forth in Section 9.4(b)(i), (ii) or (iii).

(c) For the purpose of calculating the amount of any Loss for which an Indemnified Party is entitled to indemnification under this Agreement, the amount of each Loss shall be deemed to be an amount net of (i) any insurance proceeds and any indemnity, contribution or other similar payment payable by any insurer or other third party with respect thereto and (ii) any Tax benefit actually realized by the Indemnified Party or its Affiliates as a result of the incurrence or payment of such Loss. Each Indemnified Party shall use commercially reasonable efforts to commence legal or other proceedings to collect indemnity, contribution or other payments from any such insurer or other third party. The reasonable out-of-pocket costs and expenses (including reasonable fees and disbursements of counsel) actually incurred by any Indemnified Party in pursuing any insurance proceeds or indemnity, contribution or other similar payment from any insurer or other third party under clause (i) above shall constitute additional Losses with respect to the matter for which indemnification may be sought hereunder, except to the extent such costs and expenses are paid or reimbursed by such insurer or other third party.

(d) Each Indemnified Party shall have a duty to use commercially reasonable efforts to mitigate any Loss for which an Indemnifying Party is obligated to indemnify an Indemnified Party pursuant to this Article IX, including by maintaining (or obtaining new insurance policies that provide a level of coverage that equals or exceeds that provided under) the insurance policies or programs covering the Companies as of the date of this Agreement.

Section 9.5 Subrogation. Each Indemnifying Party shall be subrogated to any right of action (including any defense or claim) which any Indemnified Party may have against any other Person with respect to any matter giving rise to a claim for indemnification hereunder.

Section 9.6 Parent’s Off-Set. Subject to Section 9.8 hereof, the Parties acknowledge that the off-set rights granted to Parent pursuant to Section 2.3(a)(iii) and Section 2.3(b)(iii) may only be in partial compensation for amounts due to one or more Buyer Indemnified Parties, and shall not constitute the sole or exclusive remedy of Parent or Buyer with respect to any loss or losses suffered by any of the Buyer Indemnified Parties.

Section 9.7 Indemnification Procedure.

(a) Any Indemnified Party claiming indemnification under this Agreement with respect to any claim asserted against the Indemnified Party by a third party (a “Third Party Claim”) in respect of any matter that is subject to indemnification under Section 9.2 or Section 9.3 hereof shall promptly (i) notify the Indemnifying Party of the Third Party Claim and (ii) transmit to the Indemnifying Party a written notice (a “Third Party Claim Notice”) in accordance with Section 11.1 hereof describing in reasonable detail the nature of the Third Party Claim and the basis of the Indemnified Party’s request for indemnification under this Agreement, together with a copy of all papers served with respect to such claim, if any. Subject to Section 9.1 hereof, any failure to timely provide such Third Party Claim Notice shall not affect the right of the Indemnified Party’s indemnification hereunder, except to the extent the Indemnifying Party is prejudiced by such delay or omission.

(b) The Indemnifying Party shall have the right to investigate the basis of, and to defend the Indemnified Party against, such Third Party Claim. If the Indemnifying Party notifies the Indemnified Party that the Indemnifying Party elects to conduct such investigation and assume the defense of the Third Party Claim (such election to be without prejudice to the right of the Indemnifying Party to dispute whether such claim is an indemnifiable Loss under this Article IX), then the Indemnifying Party shall have the right to defend such Third Party Claim with counsel selected by the Indemnifying Party (who shall be reasonably satisfactory to the Indemnified Party), by all appropriate proceedings, to a final conclusion or settlement at the discretion of the Indemnifying Party in accordance with this Section 9.7(b). In such circumstances, the Indemnifying Party shall defend any such Third Party Claim in good faith and have full control of such defense and proceedings, including any compromise or settlement thereof; provided that the Indemnifying Party shall not enter into any settlement agreement without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed); provided, further, that such consent shall not be required if (i) the settlement agreement contains from the third party asserting the claim a general release to all Indemnified Parties affected by the claim and (ii) the settlement agreement does not contain any sanction or restriction upon the conduct of any business by the Indemnified Party or its Affiliates. If the Indemnified Party shall withhold its consent to the Indemnifying Party proposed settlement of such Third Party Claim, then the Indemnifying Party may, in its sole discretion, elect to pay the Indemnified Party the full amount of the proposed settlement, in which case, the Indemnifying Party shall be relieved of any further liability under this Article IX to the same extent as if such proposed settlement had been entered into on the terms proposed by the Indemnifying Party. Each of the Parties shall cooperate, and cause their respective Affiliates to cooperate, in the defense or prosecution of any legal or other proceeding that is the subject of indemnification hereunder and shall promptly execute such instruments and furnish or cause to be furnished such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith. Without limiting the generality of the foregoing, the Indemnified Party shall take such additional actions as reasonably requested by the Indemnifying Party and its counsel in contesting any Third Party Claim which the Indemnifying Party elects to contest, including the making of any related counterclaim against the Person asserting the Third Party Claim or any cross complaint against any Person, and, to the extent the Indemnified Party is entitled to indemnification hereunder with respect to such Third Party Claim, the Indemnifying Party shall reimburse the Indemnified Party for its reasonable out-of-pocket costs and expenses actually incurred in taking such requested actions. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 9.7(b), and the Indemnified Party shall bear its own costs and expenses with respect to such participation; provided, however, that the Indemnifying Party shall not have the right to assume (but shall have the right to participate in) the defense of such Third Party Claim, notwithstanding having begun such undertaking, or giving written acknowledgment of such undertaking, if (i) the claim seeks only an injunction or other equitable relief; (ii) the Indemnified Party shall have been advised by counsel that there are one or more legal or equitable defenses available to them which are different from or in addition to those available to the Indemnifying Party, and, in the reasonable opinion of counsel for the Indemnified Party, counsel for the Indemnifying Party could not properly represent the interests of the Indemnified Party because such interests could be in conflict with those of the Indemnifying Party; (iii) such action or proceeding involves, or could have a material effect on, any material matter beyond the scope of the indemnification obligation of the Indemnifying Party; (iv) such Third Party Claim relates to Taxes and the resolution of such Third Party Claim may have an adverse effect on the Tax liability of Buyer or the Companies for a taxable period that begins after the Closing Date; or (v) the Indemnifying Party shall not have assumed the defense of such Third Party Claim in a timely fashion; provided, however, that in no event shall the Indemnified Party enter into any settlement agreement without the prior written consent of the Indemnifying Party.

(c) If the Indemnifying Party shall (A) fail to notify the Indemnified Party that the Indemnifying Party elects to defend the Indemnified Party pursuant to Section 9.7(b) hereof within thirty (30) days after receipt of any Third Party Claim Notice or (B) after commencing or undertaking any such defense or settlement, fail to prosecute such defense or settlement, then the Indemnified Party shall have the right to defend, and be reimbursed for its reasonable out-of-pocket costs and expenses actually incurred (but only if the Indemnified Party is actually entitled to indemnification hereunder) in regard to the Third Party Claim with counsel selected by the Indemnified Party (who shall be reasonably satisfactory to the Indemnifying Party), by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnified Party. In such circumstances, the Indemnified Party shall defend any such Third Party Claim in good faith and have full control of such defense and proceedings; provided that the Indemnified Party may not enter into any compromise or settlement of such Third Party Claim if indemnification is to be sought hereunder, without the Indemnifying Party’s written consent (which consent shall not be unreasonably withheld, conditioned or delayed). The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section 9.7(c), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

(d) Subject to the other provisions of this Article IX, a claim for indemnification for any matter not involving a Third Party Claim may be asserted by prompt written notice (a “Non-Third Party Claim Notice”) to the Indemnifying Party, which notice shall set forth the basis of such claim in reasonable detail and be accompanied by evidence supporting the assertion of such claim.

(e) Resolution of Claims. Within twenty (20) days following the receipt by the Indemnifying Party of a Third Party Claim Notice or a Non-Third Party Claim Notice, the Indemnifying Party and the Indemnified Party will seek in good faith to determine the final amount to be paid by the Indemnifying Party to the Indemnified Party in respect of such claim pursuant to the provisions of this Agreement. If at the end of such twenty (20) days such final amount is not agreed upon, the Indemnifying Party shall select an independent registered public accounting firm (the “Indemnity Referee”) from among KPMG LLP, PricewaterhouseCoopers LLP, Ernst & Young and Deloitte & Touche LLP (provided that any such selected firm shall not otherwise be engaged by either Party), to determine such final amount or to determine that such final amount is not determinable. If the Indemnity Referee is engaged with respect to any claim made by the Indemnified Party prior to September 1, 2008, the Indemnity Referee shall be directed to determine the final amount of such claim or to determine that such final amount is not determinable no later than December 30, 2008. If the Indemnity Referee is engaged with respect to any claim made by the Indemnified Party after September 1, 2008 and prior to September 1, 2009, the Indemnity Referee shall be directed to determine the final amount of such claim or to determine that such final amount is not determinable no later than December 30, 2009. If the Indemnity Referee determines such final amount, the determination by the Indemnity Referee shall be delivered in writing to, and shall be final and binding upon, each of the Indemnifying Party and the Indemnified Party. If the Indemnity Referee determines that the final amount is not determinable (due to the fact that it relates to a Third Party Claim or otherwise), then the procedures of this Section 9.7(e) shall be suspended until the resolution of the Third Party Claim or the final amount is otherwise determinable, at which time the procedures of this Section 9.7(e) shall be complied with. Payment of a final amount shall be made by the Indemnifying Party within five (5) Business Days after receipt by such Indemnifying Party of the written determination of the Indemnity Referee of such final amount. Each of Stockholder, Seller, Buyer and Parent hereby agrees that the provisions of this Section 9.7(e) shall be the sole and exclusive remedy of the Indemnifying Party and the Indemnified Party with respect to resolving any issue or claim relating to indemnification under this Agreement. In the event that a final amount of any indemnification payment to be made by Seller or Stockholder as the Indemnifying Party to a Buyer Indemnified Party has been determined pursuant to this Section 9.7(e) but has not been paid at the time that an Earn Out Payment (or a payment pursuant to Section 2.3(d)) is due, then Parent may deduct the final amount from such Earn Out Payment. The fees and expenses of the Indemnity Referee shall be paid one half by Seller and one half by Parent.

Section 9.8 Remedies. Except in the event of fraud or willful or intentional breach or misconduct, each of Buyer, Parent, Seller and Stockholder acknowledges and agrees that (i) following the Closing, the indemnification provisions of this Article IX shall be the sole and exclusive remedies of Buyer and Seller for any breach of the representations and warranties in this Agreement and for any failure by the other Party to perform and comply with any covenants and agreements in this Agreement and (ii) anything herein to the contrary notwithstanding, no breach of any representation, warranty, covenant or agreement contained herein shall give rise to any right on the part of the Parties, after the consummation of the purchase and sale of the Deep South Interests contemplated by this Agreement, to rescind this Agreement or any of the transactions contemplated hereby.

Section 9.9 Purchase Price Adjustment. The Parties agree to treat all payments made pursuant to this Article IX as adjustments to the Purchase Price for Tax purposes (except to the extent such treatment would not be permitted by Law).

ARTICLE X

TERMINATION

Section 10.1 Termination. At any time prior to the Closing, this Agreement may be terminated:

(a) by the mutual consent of Parent and Seller as evidenced in writing signed by each of Parent and Seller;

(b) by Parent, if (i) there has been a material breach by Seller of any representation, warranty or covenant contained in this Agreement which has prevented the satisfaction of any condition to the obligations of Buyer and/or Parent at the Closing and, if such breach is of a character that it is capable of being cured, such breach has not been cured by Seller within the earlier of forty five (45) days after written notice thereof from Buyer and/or Parent and March 15, 2008, or (ii) the Praetorian Agreement ceases to be in full force and effect;

(c) by Seller, if (i) there has been a material breach by Buyer and/or Parent of any representation, warranty or covenant contained in this Agreement which has prevented the satisfaction of any condition to the obligations of Seller at the Closing and, if such breach is of a character that it is capable of being cured, such breach has not been cured by Buyer and/or Parent within the earlier of forty five (45) days after written notice thereof from Seller and March 15, 2008, (ii) the Parent Board fails to recommend that Parent’s stockholders approve the Stockholder Proposals, or (iii) the Parent Board withdraws or modifies, in any manner adverse to Seller, the Parent Board’s recommendation to Parent’s stockholders that Parent’s stockholders approve the Stockholder Proposals;

(d) by either Parent or Seller, if (i) Parent fails to obtain Parent Stockholder Approval of the Stockholder Proposals, (ii) any court of competent jurisdiction or other Governmental Authority having competent jurisdiction has issued a final, non-appealable order, decree, ruling or injunction (other than a temporary restraining order) or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, the Employment Agreement and the Registration Rights Agreement, (iii) there shall be any Law that makes consummation of the transactions contemplated hereunder or under the Related Documents illegal or otherwise prohibited, or (iv) the Closing has not occurred (other than through the failure of any Party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before March 31, 2008 (the “Outside Date”) or such later date as the Parties may agree upon in writing.

Section 10.2 Termination Fee.

(a) In the event that this Agreement is terminated pursuant to Section 10.1(c)(ii), Section 10.1(c)(iii) or Section 10.1(d)(i) hereof, then Parent shall pay Seller a fee equal to $4,000,000 (the “Termination Fee”), and such amount shall constitute liquidated damages in respect of such termination regardless of the circumstances giving rise to such termination. Any fee due under this Section 10.2 shall be paid by wire transfer of immediately available funds to such account or accounts specified by Seller in writing as soon as any of the funds in the Trust Account are distributed other than to Parent’s Public Stockholders. No termination fee shall be payable in the event all the funds in the Trust Account are distributed to Parent’s Public Stockholders.

(b) Each of the Parties acknowledges that the agreements contained in this Section 10.2 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, neither Party would have entered into this Agreement. Each of the Parties acknowledges that in the event Seller is entitled to receive the Termination Fee, the right of Seller to receive such amount shall constitute Seller’s sole and exclusive remedy for, and such amount shall constitute liquidated damages in respect of, the breach or termination of this

Agreement regardless of the circumstances giving rise to such breach or termination and Seller shall have no further rights, directly or indirectly, against Buyer or any of its Affiliates, stockholders, directors, officers and agents, whether at Law or equity, in contract, in tort or otherwise.

Section 10.3 Termination. Seller and Stockholder acknowledge the provisions of Section 6.2 hereof. Except as otherwise set forth in this Section 10.3, in the event of termination and abandonment of this Agreement pursuant to Section 10.1 hereof, this Agreement shall forthwith become void and have no effect, without any liability on the part of any Party; provided that if this Agreement is validly terminated by a Party as a result of an intentional, material breach of this Agreement by the non-terminating Party, then the terminating Party shall be entitled to all rights and remedies available under Law or equity. Parent acknowledges that any damages incurred by Seller or Stockholder as a result of breach by Parent or Buyer of this Agreement shall be payable by Parent whenever any of the funds in the Trust Account are distributed other than to Parent’s Public Stockholders. Seller and Stockholder acknowledge that in the event all the funds in the Trust Account are distributed to Parent’s Public Stockholders, no amount shall be payable in respect of any damages incurred by Seller or Stockholder as a result of breach by Parent or Buyer of this Agreement. The provisions of Section 6.2, Article IX, Section 10.2, this Section 10.3, Section 11.3, Section 11.4, Section 11.10, Section 11.11 and Section 11.12 hereof shall survive any termination of this Agreement. The Confidentiality Agreement shall not be affected by a termination of this Agreement.

ARTICLE XI

MISCELLANEOUS

Section 11.1 Notices. All notices, requests, claims, demands and other communications required or permitted hereunder will be in writing and, unless otherwise provided in this Agreement, will be deemed to have been duly given when delivered in person or when dispatched by electronic facsimile transfer (confirmed in writing by mail simultaneously dispatched) or one (1) Business Day after having been dispatched by a nationally recognized overnight courier service to the appropriate party at the address specified below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.1):

(a)	If to Parent or Buyer, to:

North American Insurance Leaders, Inc.

885 Third Avenue

31st Floor

New York, NY 10022

Attention: William R. de Jonge and

  Paula S. Butler

Telecopy: 212 593-0140

with a copy to:

Sidley Austin LLP

787 Seventh Avenue

New York, NY 10019

Attention: Lori Anne Czepiel, Esq.

Telecopy: 212 839-5599

(b)	If to Seller, to:

Deep South Holding, L.P.

6363 N. State Highway 161

Suite 100

Irving, TX 75038

Attention: Roy Horton, Esq.

Telecopy: 214 493-4209

with a copy to:

Dewey Ballantine LLP

1301 Avenue of the Americas

New York, NY 10019

Attention: Linda E. Ransom, Esq.

Telecopy: 212 259-6333

(c)	If to Stockholder, to:

David J. Disiere

c/o Deep South Holding, L.P.

6363 N. State Highway 161

Suite 100

Irving, TX 75038

Telecopy: 214 493-4309

with a copy to:

Dewey Ballantine LLP

1301 Avenue of the Americas

New York, NY 10019

Attention: Linda E. Ransom, Esq.

Telecopy: 212 259-6333

or to such other address or addresses as the Parties may from time to time designate as to itself by like notice.

Section 11.2 Assignment. No Party shall assign this Agreement or any part hereof without the prior written consent of the other Party. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns.

Section 11.3 Rights of Third Parties. Except with respect to the rights set forth in Section 6.16 and Section 6.23 hereof, nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the Parties, their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect to this Agreement or any provision contained herein.

Section 11.4 Expenses. Each Party shall bear its own expenses incurred in connection with this Agreement and the transactions contemplated herein whether or not such transactions shall be consummated, including all fees and disbursements of its legal counsel, financial advisers and accountants, except (a) as otherwise specifically set forth in this Agreement, and (b) Buyer shall bear and pay the costs and expenses incurred in connection with any filings made under the HSR Act.

Section 11.5 Counterparts. This Agreement may be executed and delivered in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any facsimile copies hereof or signature hereon shall, for all purposes, be deemed originals.

Section 11.6 Entire Agreement. This Agreement (together with the Disclosure Schedules and exhibits to this Agreement) and the Related Documents constitute the entire agreement among the Parties and supersede any other agreements and undertakings, whether written or oral, that may have been made or entered into by or among any of the Parties or any of their respective Affiliates relating to the transactions contemplated hereby and thereby, except for the Confidentiality Agreement, which shall remain in full force and effect. No representations, warranties, covenants, understandings or agreements, oral or otherwise, relating to the transactions contemplated by this Agreement and the Related Documents exist between Buyer, on the one hand, and Seller or its Affiliates, on the other hand, except as expressly set forth in this Agreement, the Related Documents and the Confidentiality Agreement.

Section 11.7 Disclosure Schedules. Unless the context otherwise requires, all capitalized terms used in the Disclosure Schedules shall have the respective meanings assigned in this Agreement. No reference to or disclosure of any item or other matter in the Disclosure Schedules shall be construed as an admission or indication that such item or other matter is material or that such item or other matter is required to be referred to or disclosed in the Disclosure Schedules. No disclosure in the Disclosure Schedules relating to any possible breach or violation of any agreement or Law shall be construed as an admission or indication that any such breach or violation exists or has actually occurred. The inclusion of any information in the Disclosure Schedules shall not be deemed to be an admission or acknowledgment by Seller, in and of itself, that such information is material to or outside the ordinary course of the business of the Companies or required to be disclosed on the Disclosure Schedules. Each disclosure in the Disclosure Schedules shall be deemed to qualify all representations and warranties of Seller notwithstanding the lack of a specific cross-reference.

Section 11.8 Amendments, Supplements, Etc. This Agreement may be amended or supplemented at any time by additional written agreements as may mutually be determined by the Parties.

Section 11.9 Waiver. Either Party may (a) extend the time for the performance of any of the obligations or other acts of the other Party, (b) waive any inaccuracies in the representations and warranties of the other Party contained herein or in any document delivered by the other Party pursuant hereto, or (c) waive compliance with any of the agreements of the other Party or conditions to such Party’s obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of either Party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

Section 11.10 Publicity. Except as otherwise required by Law or the rules and regulations of any national securities exchange, no Party shall issue any press release or otherwise make any public statement with respect to the transactions contemplated by this Agreement and the Related Documents or otherwise communicate with any news media without prior consultation with and consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed. Each of the Parties shall cooperate, and shall cause their respective Representatives to cooperate, as to the timing and contents of any such press release, public statement or communication.

Section 11.11 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations under this Agreement of Seller on the one hand and Buyer on the other hand will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Upon such determination that any provision of this Agreement is illegal, invalid or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

Section 11.12 Governing Law; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed under the Laws of the State of New York (without regard to the conflict of law principles thereof). Each of the Parties irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof shall be brought and determined in the United States District Court for the Southern District of New York or if such legal action or proceeding may not be brought in such court for jurisdictional purposes, in the Supreme Court of New York. Each of the Parties hereby (a) irrevocably submits with regard to any such action or proceeding to the exclusive personal jurisdiction of the aforesaid courts in the event any dispute arises out of this

Agreement or any transaction contemplated hereby, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court or that such action is brought in an inconvenient forum and (c) agrees that it shall not bring any action relating to this Agreement or any transaction contemplated hereby in any court other than any New York state or federal court sitting in New York, New York.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 11.12.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by each Party as of the date first above written.

SELLER:

DEEP SOUTH HOLDING, L.P.

By:	/s/ ROY W. HORTON
Name:	Roy W. Horton
Title:	Assistant Secretary

STOCKHOLDER:

/s/ DAVID J. DISIERE
David J. Disiere

PARENT:

NORTH AMERICAN INSURANCE LEADERS, INC.

By:	/s/ WILLIAM R. DE JONGE
Name:	William R. de Jonge
Title:	President

BUYER:

NAIL ACQUISITION CORP. I

By:	/s/ WILLIAM R. DE JONGE
Name:	William R. de Jonge
Title:	President

[Signature Page to Securities Purchase Agreement]

Annex B

August 10, 2007

Board of Directors

North American Insurance Leaders, Inc.

885 Third Avenue, 31st Floor

New York, New York 10022

Ladies and Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to North American Insurance Leaders, Inc. (the “Company”) of the purchase price (the “Purchase Price”) of a maximum of $175.0 million in cash and common stock of the Company to be paid in connection with the Company’s proposed acquisition of the Deep South Interests (as defined in the Agreement) as provided in and pursuant to a Securities Purchase Agreement (the “Agreement”) by and among Deep South Holding, L.P. (the “Seller”), David J. Disiere, the Company and NAIL Acquisition Corp. I, a wholly owned subsidiary of the Company (the “Buyer”).

StoneRidge Advisors, LLC, as part of its investment banking business, is continually engaged in performing financial analyses with respect to insurance-related businesses and their securities in connection with mergers and acquisitions, private placements as well as for estate, corporate and other purposes. We have agreed to furnish our opinion to the Company in connection with the transaction contemplated by the Agreement (the “Transaction”). The terms and conditions of the Transaction are more fully set forth in the Agreement. We expect to receive fees for our services in providing this opinion, and the Company has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement. Our fees are contingent upon our delivering an opinion.

In connection with this opinion, we have reviewed, among other things, certain of the Company’s annual reports to stockholders and Annual Reports on Form 10-K; certain of the Company’s interim reports to stockholders and Quarterly Reports on Form 10-Q; certain other communications of the Company to its stockholders; certain financial analyses and forecasts for the Deep South Interests prepared by Seller’s management and certain financial analyses and forecasts prepared by management of the Company, including certain cost savings and operating synergies projected by management of the Company to result from the Transaction. We have also held discussions with members of the senior management of the Company and the Seller regarding (i) their assessment of the strategic rationale for, and the potential benefits of, the Transaction, (ii) the past and current business operations and financial condition of the Company and the Deep South Interests, and (iii) the future prospects of the Company following its purchase of the Deep South Interests. In addition, we have reviewed the reported price and trading activity for shares of the Company’s common stock, compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combination transactions in the insurance industry specifically and in other industries generally and performed such other studies and analyses as we considered appropriate.

We have relied upon the accuracy and completeness of all of the financial, accounting, legal, tax and other information discussed with or reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In that regard, we have assumed, with your consent, that the forecasts reviewed by us have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the

1120 Avenue of the Americas | Fourth Floor | New York, New York 10036

B-1

Board of Directors

August 10, 2007

Company and the Seller, as the case may be. We have also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or the Deep South Interests or on the expected benefits of the Transaction in any way material to our analysis.

We have reviewed a draft dated July 27, 2007 of the Agreement. We have assumed that the executed form of the Agreement will not differ in any material respect from the July 27, 2007 draft of the Agreement.

Our opinion does not address the underlying business decision of the Company to engage in the Transaction. In addition, we are not expressing any opinion herein as to the prices at which the Company’s common stock will trade at any time. Our opinion as expressed herein is provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and said opinion does not constitute a recommendation as to how any holder of Company common stock should vote with respect to the Transaction. It is understood that a copy of this opinion may be included in its entirety in any filing the Buyer is required to make with the Securities and Exchange Commission in connection with this Transaction.

Based upon and subject to the foregoing it is our opinion that, as of the date hereof, the Purchase Price is fair to the Company from a financial point of view.

Very truly yours,

/s/ StoneRidgeAdvisors, LLC
StoneRidge Advisors, LLC

B-2

Annex C

EMPLOYMENT AGREEMENT

AGREEMENT, made and entered into as of August 10, 2007 by and among North American Insurance Leaders, Inc., a Delaware corporation (“Holdco”), NAIL Acquisition Corp. I, a Delaware corporation and a wholly-owned subsidiary of Holdco (together with its successors and assigns permitted under this Agreement, the “Company”), and David J. Disiere (the “Executive”).

WITNESSETH:

WHEREAS, the Company, Holdco, the Executive and Deep South Holding, L.P. (“Deep South”) have entered into a Securities Purchase Agreement dated as of August 10, 2007 (the “Purchase Agreement”), pursuant to which the Company will acquire the businesses of Deep South (the “Acquisition”);

WHEREAS, the Company desires to employ the Executive and to enter into an employment agreement embodying the terms of such employment (this “Agreement”);

WHEREAS, the Executive desires to enter into this Agreement and to accept such employment, subject to the terms and provisions of this Agreement and subject to the occurrence of the Closing (as such term is defined in the Purchase Agreement).

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company, Holdco and the Executive (individually a “Party” and together the “Parties”) agree as follows:

1. Definitions.

(a) “Base Salary” shall mean the Executive’s base salary in accordance with Section 4 below.

(b) “Board” shall mean the Board of Directors of the Company.

(c) “Cause” shall mean: (i) the Executive engaged in conduct which is a felony under the laws of the United States or any state or political subdivision thereof; (ii) the Executive engaged in conduct relating to the Company or Holdco constituting a material breach of fiduciary duty, willful and material misconduct (including acts of employment discrimination or sexual harassment), intentional misrepresentation, gross negligence or fraud; (iii) the Executive breached the limitations on his authority under Section 3(a) or his obligations or covenants under Section 11 or 12 of this Agreement in any material respect; or (iv) the Executive failed to follow a proper directive of the Board within the scope of Executive’s duties (which shall be capable of being performed by the Executive with reasonable effort).

(d) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(e) “Date of Termination” shall mean the effective date of the Executive’s termination of employment for any reason other than the non-renewal of the Term of Employment.

(f) “Disability” or “Disabled” shall mean the failure of the Executive to be able to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

(g) “Effective Date” shall mean the Closing, as such term is defined in the Purchase Agreement.

(h) “Good Reason” shall mean (i) the failure of the Company to pay Base Salary or additional compensation or benefits hereunder in accordance with this Agreement, (ii) the assignment to Executive without Executive’s prior written consent of duties substantially inconsistent with his title, (iii) any material adverse change in Executive’s duties, responsibilities or title without Executive’s prior written consent, or (iv) the relocation of Executive’s principal place of performance hereunder to a location more than 50 miles from Irving, Texas.

(i) “Term of Employment” shall mean the period specified in Section 2 below.

2. Term of Employment.

The Company hereby employs the Executive, and the Executive hereby accepts such employment, for the period commencing on the Effective Date and ending two years after the Effective Date, subject to earlier termination of the Term of Employment by the Company or the Executive in accordance with the terms of this Agreement. The Company may offer to renew the Term of Employment for one successive one-year period by notifying the Executive in writing in accordance with Section 23 below at least three months prior to the expiration of the then Term of Employment. In order to accept such offer of renewal, the Executive must notify the Company in writing in accordance with Section 23 at least one month prior to the expiration of the then Term of Employment.

3. Position, Duties and Responsibilities.

(a) On or about the Effective Date and continuing for the remainder of the Term of Employment, the Executive shall be employed by the Company with the title of Founder (as defined below) and shall be an officer of Holdco. The Executive shall serve Holdco, the Company and its affiliates faithfully, conscientiously and to the best of the Executive’s ability, shall promote the interests and reputation of Holdco, the Company and its affiliates and shall perform his duties hereunder in accordance with the policies and procedures of the Company and Holdco as in effect from time to time. Executive (i) shall be responsible for the day-to-day operations of the businesses of the companies acquired by the Company from Deep South pursuant to the Purchase Agreement (the “Deep South Companies”), (ii) shall be responsible for major business decisions and initiatives of the Company, subject to the oversight of the person who is the Chief Executive Officer of Holdco and the Company (the “CEO”), (iii) shall be responsible for maintaining the agency relationship of the Company and the Deep South Companies with QBE Specialty Insurance Co. and, if applicable, with future insurance carriers for the Company, and (iv) shall be authorized to approve or cause to be approved any expenditure by the Company, Holdco or any of their affiliates up to $100,000 without the express prior written approval of the CEO. Unless prevented by sickness or Disability, the Executive shall devote all of the Executive’s time, attention, knowledge, energy and skills, during normal working hours, and at such other times as the Executive’s duties may reasonably require, to the duties of the Executive’s employment; provided, however, that this Agreement shall not be interpreted as prohibiting the Executive from, in accordance with the policies and procedures of the Company, managing his personal affairs or engaging in charitable or civic activities, so long as such activities do not interfere in any material respect with the performance of the Executive’s duties and responsibilities hereunder. During the Term of Employment, the Executive shall report to the CEO; the Executive shall be a member of the Company’s Underwriting Committee; the Chief Underwriting Officer of the Company shall jointly report to the Executive and the CEO (in accordance with policies and procedures established by the Underwriting Committee, where applicable); the marketing, product and claims administration functions, and the regional heads (or, as applicable, individual office heads) of the Company shall report to the Executive; and the corporate staff functions of the Company, including financial, legal (excluding claims-related legal matters), regulatory, governmental, actuarial and audit, shall report to the CEO. As used in this Agreement, the term “Founder” shall be defined to mean the position with the Company that has the duties and responsibilities outlined in Section 3 of this Agreement. In addition, unless required by law, the Executive shall be entitled to elect to be included in (i) the Summary Compensation Table of Holdco’s proxy statements for as long as the Executive is employed by the Company or Holdco, and (ii) Holdco’s filings with the Securities and Exchange Commission in a manner required for disclosure about executive officers of Holdco.

(b) Notwithstanding any provision of this Agreement to the contrary, it is the intention of the Parties that at all times during the Term of Employment the duties, responsibilities and reporting relationships of the Executive shall be limited such that none of the Executive, the Company or Holdco shall be in violation of any law, rule, regulation, order or other restriction or limitation on the ability of the Company, Holdco or any of their respective employees to engage in any business or activity.

4. Base Salary and Bonus Payments.

Each year during the initial Term of Employment, the Executive shall be paid an annualized Base Salary, and an annual bonus pursuant to the annual bonus plan or program, if any, applicable to senior executives of the Company as established and in effect from time to time, in amounts mutually agreeable to the Executive and the Company but not more than $1,000,000 in the aggregate, payable in shares of common stock, par value $0.0001 per share, of Holdco (“Parent Shares”), or cash or a combination thereof at the election of the Executive and otherwise in accordance with the regular payroll practices of the Company as in effect from time to time. The number of Parent Shares shall be determined by dividing the amount of salary owed in respect of any mutually agreeable period (after withholding) by the average market price of Parent Shares for the 20 trading days prior to payment. During the third year of the Term of Employment (if applicable), the Executive shall be paid an annualized Base Salary of not less than $500,000, payable in cash or Parent Shares, at the option of the Executive, in accordance with the foregoing provisions of this Section 4.

5. Reserved.

6. Employee Benefit Programs.

During the Term of Employment, the Executive shall be eligible to participate in the various employee welfare and pension benefit plans, programs and/or arrangements applicable to senior executives of Holdco, subject to and in accordance with the terms and conditions of such plans, programs and arrangements as in effect from time to time.

7. Reimbursement of Business Expenses.

During the Term of Employment, the Executive is authorized to incur reasonable business expenses in carrying out his duties and responsibilities under this Agreement, and the Company shall reimburse him for all such reasonable business expenses reasonably incurred in connection with carrying out the business of the Company, subject to and in accordance with the terms and conditions of the policies applicable to senior executives of Holdco regarding such expenses as in effect from time to time.

8. Perquisites.

During the Term of Employment, the Executive shall be entitled to participate in any fringe benefits plans, programs and/or arrangements (including, without limitation, arrangements regarding the leasing of automobiles and payment of related maintenance and insurance expenses) applicable to senior executives of the Holdco, subject to and in accordance with the teens and conditions of such arrangements as in effect from time to time.

9. Vacation.

During the Term of Employment, the Executive shall be entitled to the same number of paid vacation days and floating holidays that the Executive was entitled to on an annual basis immediately prior to the Effective Date.

10. Termination of Employment.

(a) Termination of Employment Due to Death. In the event of the Executive’s death during the Term of Employment, the Term of Employment shall end as of the date of the Executive’s death and his estate and/or beneficiaries, as the case may be, shall thereupon be entitled to the following from the Company and/or Holdco:

(1) Base Salary earned but not paid prior to the date of his death;

(2) all annual bonuses under Section 5 with respect to any fiscal years prior to the year of his death which have not yet been paid;

(3) a pro-rata portion of the annual bonus under Section 5 for the year in which the death occurs determined by multiplying the annual bonus for such year (determined as if all targets have been met) by a fraction, the numerator of which is the number of days in such calendar year prior to such death, and the denominator of which is 365.

(4) any amounts earned, accrued or owing to the Executive but not yet paid under Section 6, 7, 8 or 9 above, subject to the terms and conditions of applicable benefit plans and programs; and

(5) such other or additional benefits, if any as are provided under applicable plans, programs and/or arrangements of the Company.

(b) Termination of Employment Due to Disability. If the Executive’s employment is terminated due to Disability during the Term of Employment, by the Company or the Executive, the Term of Employment shall end as of the Date of Termination and the Executive shall thereupon be entitled to the following from the Company and/or Holdco (in addition to the benefits due him under the then current disability program of the Company):

(1) Base Salary earned but not paid prior to the Date of Termination;

(2) all annual bonuses under Section 5 with respect to any fiscal years prior to the year of his termination which have not yet been paid;

(3) a pro-rata portion of the annual bonus under Section 5 for the year in which the termination of employment on account of Disability occurs determined by multiplying the annual bonus for such year (determined as if all targets have been met) by a fraction, the numerator of which is the number of days in such calendar year prior to such termination, and the denominator of which is 365.

(4) any amounts earned, accrued or owing to the Executive but not yet paid under Section 6, 7, 8 or 9 above, subject to the terms and conditions of applicable benefit plans and programs; and

(5) such other or additional benefits, if any, as are provided under applicable plans, programs and/or arrangements of the Company.

In no event shall a termination of the Executive’s employment for Disability occur unless the Party terminating his employment gives written notice to the other Parties in accordance with Section 23 below.

(c) Termination of Employment by the Company for Cause. The Company may terminate the Executive’s employment for Cause during the Term of Employment. The Company shall not have the right to terminate the Executive for Cause unless and until the Executive receives a copy of a resolution duly adopted by an affirmative vote of not less than a majority of the Board called and held for such purpose (after reasonable written notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Executive is guilty of acts or omissions constituting Cause, and such acts or omissions are not cured by the Executive (if capable of being cured) within thirty (30) days of the Executive’s receipt of such resolution. If the Executive disputes the Board’s determination on the existence of and/or failure to cure the events that constitute Cause, such dispute shall, promptly following the expiration of the thirty (30) day cure period, be submitted to arbitration in accordance with Section 22. If the arbitrator or arbitrators conclude that Cause does exist and has not been cured (if capable of being cured), the Executive shall be treated as having terminated his employment hereunder for Cause on the date of such determination. If the Executive’s employment is so terminated by the Company, the Term of Employment shall end as of the Date of Termination and the Executive shall thereupon be entitled to the following from the Company and/or Holdco:

(1) Base Salary earned but not paid prior to the Date of Termination;

(2) Any amounts earned, accrued or owing to the Executive but not yet paid under Section 6, 7, 8 or 9 above, subject to the terms and conditions of applicable benefit plans and programs; and

(3) such other or additional benefits, if any, as are provided under applicable plans, programs and/or arrangements of the Company.

(d) Termination of Employment by the Company Without Cause. In the event that the Company terminates the Executive’s employment without Cause, the Executive shall thereupon be entitled to the following from the Company and/or Holdco:

(1) Base Salary earned but not paid prior to the Date of Termination;

(2) all annual bonuses under Section 5 with respect to any fiscal years prior to the year of his termination which have not yet been paid, payable six months after the Date of Termination;

(3) a pro-rata portion of the annual bonus under Section 5 for the year in which the termination of employment occurs determined by multiplying the annual bonus for such year (determined as if all targets have been met) by a fraction, the numerator of which is the number of days in such calendar year prior to such termination, and the denominator of which is 365;

(4) any amounts earned, accrued or owing to the Executive but not yet paid under Section 6, 7, 8 or 9 above, subject to the terms and conditions of applicable benefit plans and programs;

(5) continued participation, as if he were still an employee, in the medical, dental, hospitalization and life insurance plans, programs and/or arrangements and in the other employee benefit and perquisite plans, programs and/or arrangements of the Company in which he was participating on the Date of Termination until the earlier of:

(A) the end of the 24-month period following the Date of Termination; or

(B) the date, or dates, the Executive receives equivalent coverage and benefits under the plans, programs and/or arrangements of a subsequent employer (such coverage and benefits to be determined on a coverage-by-coverage or benefit-by-benefit basis);

provided, however, that:

(X) if the Executive is (i) precluded from continuing his participation in any employee benefit or perquisite plan, program or arrangement as provided in this Section 10(d)(6) because he is not an employee of the Company, and (ii) not receiving equivalent coverage and benefits through a subsequent employer, he shall be provided with the after-tax economic equivalent of the benefits provided under the plan, program or arrangement in which he is unable to participate for the period specified in this Section 10(d)(6);

(Y) the economic equivalent of any benefit foregone shall be deemed to be the lowest cost that would be incurred by the Executive in obtaining such benefit himself on an individual basis; and

(Z) payment of such after-tax economic equivalent shall be made quarterly in advance;

(6) such other or additional benefits, if any, as are provided under applicable plans, programs and/or arrangements of the Company; and

(7) if such termination without Cause occurs during the third year of the Term of Employment (if applicable), a cash amount equal to $3,000,000.

All cash amounts payable under this Section 10(d) (other than as provided in Section 10(d)(1) or 10(d)(5)) shall be paid upon the Executive’s “separation from service” with the Company (as defined under Section 409A of the Code). Notwithstanding the foregoing, in the event that Executive is deemed to be a “specified employee” under Section 409A of the Code at the time of such “separation from service”, the Severance Payment shall be paid on the first payroll date following the date that is six months after the date the Executive has a “separation from service”(or the date of Executive’s death, if earlier).

(e) Termination of Employment by the Executive for Good Reason. The Executive may terminate his employment for Good Reason during the Term of Employment upon at least 15 days prior written notice to the Company which specifically identifies the basis for such Good Reason. The Executive’s employment shall terminate upon the date specified in his notice of termination. If the Company disputes the existence of Good Reason, the issue of whether Good Reason exists shall promptly be submitted to arbitration in accordance with Section 22. If the arbitrator or arbitrators conclude that Good Reason does not exist, the Executive shall be treated as having terminated his employment hereunder without Good Reason on the date specified in his notice of termination. Upon the termination of the Executive’s employment by the Executive for Good Reason, the Executive shall be entitled to the same payments and benefits as provided in Section 10(d) above, payable at the same times.

(f) Voluntary Termination of Employment by the Executive Without Good Reason. If the Executive voluntarily terminates his employment without Good Reason during the Term of Employment, other than a termination of employment due to death or Disability, the Executive shall thereupon be entitled to the same payments and benefits as provided in Section 10(c) above, payable at the same times. A termination of the Executive’s employment under this Section 10(f) shall be effective upon 30 days prior written notice to the Company and shall not be deemed a breach of this Agreement.

(g) Expiration of Term of Employment. If the Term of Employment expires in accordance with Section 2 above, the Executive shall thereupon be entitled to the same payments and benefits as provided in Section 10(a) above, payable at the same times.

(h) General Release by Executive. Notwithstanding any provision of this Agreement to the contrary, the Executive acknowledges and agrees that the obligation of the Company to pay any compensation and benefits under this Section 10 is expressly conditioned upon the Executive’s execution of and agreement to be bound by a general release of any and all claims (other than claims for compensation and benefits payable under this Agreement and claims under the Purchase Agreement) arising out of or relating to the Executive’s employment and termination of employment. Such general release shall be made in substantially the form attached hereto and shall run to the Company, Holdco, their respective affiliates, and their respective officers, directors, employees, agents, successors and assigns. The Executive must execute the general release within two and one-half months following the Company’s tender of such general release to the Executive. The Company’s rights under this Section 10(h) are contingent upon the Company tendering such general release to the Executive within 7 days of the Executive’s termination of employment with the Company.

11. Confidentiality; Assignment of Rights.

(a) Except as required by law, the Executive will not, whether during or after the termination or cessation of his employment hereunder, reveal to any person, association or company any of the trade secrets or confidential information concerning the organization, business, or finances of the Company so far as they have come or may come to his knowledge, except as may be required in the ordinary course of performing his duties as an employee of the Company or except as may be in the public domain through no fault of the Executive or as required to be disclosed by law or court order, and the Executive shall keep secret all matters entrusted to him and shall not use or attempt to use any such information in any manner which may injure or cause loss or may be calculated to injure or cause loss whether directly or indirectly to the Company.

(b) The Executive acknowledges and agrees that during his employment hereunder he shall not make, use, or permit to be used any notes, memoranda, drawings, specifications, programs, data, or other materials of any nature relating to any matter within the scope of the business of the Company or concerning any of its dealings or affairs otherwise than for the benefit of the Company. The Executive further acknowledges and agrees that he shall not, after the termination of his employment hereunder, use or permit to be used any such notes, memoranda, drawings, specifications, programs, data, or other materials, it being agreed that any of the foregoing shall be and remain the sole and exclusive property of the Company and that immediately upon the termination or cessation of his employment he shall deliver all of the foregoing, and all copies thereof, to the Company, at its main office.

(c) If at any time or times during his employment hereunder, the Executive shall (either alone or with others) make, conceive, discover, reduce to practice, or become possessed of any invention, modification, discovery, design, development, improvement, process, formula, data, technique, know-how, secret, or intellectual property right whatsoever or any interest therein (whether or not patentable or registrable under copyright or similar statutes or subject to analogous protection) (herein called “Inventions”) that relates to the business of the Company or any of the products or services being developed, manufactured, marketed, sold, or otherwise provided by the Company or which may conveniently be used in relation therewith, or results from tasks assigned to him by the Company or results from the use of premises or equipment owned, leased, or contracted for by the Company, such Inventions and the benefits thereof shall immediately become the sole and absolute property of the Company, and the Executive shall promptly disclose to the Company (or any persons designated by it) each such Invention and hereby assign any rights he may have or acquire in the inventions and benefits and/or rights resulting therefrom to the Company without compensation and shall communicate, without cost or delay, and without publishing the same, all available information relating thereto (with all necessary plans and models) to the Company. The Executive hereby further represents and acknowledges that any and all such Inventions made, conceived, discovered, or reduced to practice prior to the date hereof, whether or not he is the named inventor, are owned solely by the Company, and that he has no right, title or interest therein, and he agrees that upon the request of the Company, and without any compensation to him, he will take such action and execute such documents as the Company may request to evidence and perfect the Company’s ownership of such Inventions.

(d) With respect to all Inventions, the Executive will, at the request and cost of the Company, sign, execute, make and do all such deeds, documents, acts and things as the Company and its duly authorized agents may reasonably require:

(1) to apply for, obtain and vest in the name of the Company alone (unless the Company otherwise directs) letters patent, copyrights or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and

(2) to defend any opposition proceedings in respect of such applications and any opposition proceedings or petitions or applications for revocation of such letters patent, copyright, or other analogous protection.

12. Prohibited Activity.

(a) The Executive covenants and agrees that (i) during the Term of Employment, and (ii) if his employment hereunder is terminated by the Company for Cause or by the Executive without Good Reason, during the period ending on the later of the first anniversary of the date of such termination of employment and the fifth anniversary of the Closing under the Purchase Agreement, he shall not at any time, without the prior written consent of the Company, directly or indirectly, whether for his own account or as a shareholder (other than as permitted by Section 12(d) below), partner, joint venturer, employee, consultant, lender, advisor, and/or agent, of any person, firm, corporation, or other entity:

(1) engage in activities or businesses that are in competition with activities or businesses engaged in by the Company during the Term of Employment, or activities or businesses that are in competition with activities or businesses in which the Company plans to be engaged in accordance with a strategic plan adopted by the Board of Directors of the Company and in effect at the time of the termination of the Executive’s employment (the “Strategic Plan”), in any geographic area or market in which the Company engaged in such activities or businesses during the Term of Employment, or any geographic area or market in which the Company plans to be engaged in such activities or businesses in accordance with the Strategic Plan (“Competitive Activities”), including (A) engaging in insurance or insurance services related activities, (B) soliciting any customer of the Company to purchase any goods or services of the type provided by the Company from anyone other than the Company and (C) assisting any person or entity in any way to do, or attempt to do, anything prohibited by clause (A) or (B) above;

(2) perform any action, activity or course of conduct that is detrimental to the business of the Company or business reputation of the Company; or

(3) establish any new business that engages in Competitive Activities.

(b) The Executive also covenants and agrees that (i) during the Term of Employment, and (ii) during the period ending on the later of the first anniversary of the date of the Executive’s termination of employment and the fifth anniversary of the Closing under the Purchase Agreement, he shall not at any time, without the prior written consent of the Company, directly or indirectly, whether for his own account or as a shareholder (other than as permitted by Section 12(d) below), partner, joint venturer, employee, consultant, lender, advisor, and/or agent, of any person, firm, corporation, or other entity, solicit, recruit or hire any executive employees of the Company or persons who have worked for the Company, or solicit or encourage any employee of the Company to leave the employment of the Company.

(c) The Executive also covenants and agrees that during the Term of Employment, he shall comply with the terms and conditions of the policy adopted by the Board of Directors of Holdco applicable to all officers of the Company and Holdco relating to contributions or financial support to government officials and political candidates.

(d) Notwithstanding anything to the contrary contained in this Section 12, the Company hereby agrees that the foregoing covenant shall not be deemed breached by the Executive as a result of the ownership by such Executive of less than an aggregate of 5% of any class of stock of a corporation engaged, directly or indirectly, in Competitive Activities; provided that such stock is listed on a national securities exchange or is quoted on the NASDAQ National Market System.

(e) Notwithstanding anything to the contrary contained in this Section 12, the Company hereby agrees that the foregoing covenants shall not be deemed breached by the Executive as a result of the acquisition and disposition by Deep South or the Executive of Fidelity First Insurance Company, currently located in North Richmond Hills, Texas (“Fidelity First”); provided that (i) the activities of the Executive in connection therewith do not interfere in any material respect with the performance of the Executive’s duties and responsibilities hereunder or violate the limitations of Section 3(b), and (ii) the activities of Fidelity First through the completion of such disposition are not in competition with activities or businesses engaged in by the Company during such period.

(f) The Executive declares that the foregoing time and geographic limitations are reasonable and properly required for the adequate protection of the business and the goodwill of the Company. In the event any such time limitation is deemed to be unreasonable by any court of competent jurisdiction, the Executive agrees to the reduction of such time limitation to such period which such court shall deem reasonable.

(g) The Parties acknowledge that in the event of a breach or threatened breach of Section 12(a), 12(b) or 12(c) above, the Company shall not have an adequate remedy at law. Accordingly, in the event of any breach or threatened breach of Section 12(a), 12(b) or 12(c) above, the Company shall be entitled to such equitable and injunctive relief as may be available to restrain the Executive and any business, firm, partnership, individual, corporation or entity participating in the breach or threatened breach from the violation of the provisions of Section 12(a), 12 (b) or 12(c) above. Nothing in this Agreement shall be construed as prohibiting the Company from pursuing any other remedies available at law or in equity for breach or threatened breach of Section 12(a), 12(b) or 12(c) above, including the recovery of damages.

(h) For purposes of this Section 12, the term “Company” shall in each case be deemed to include any successor entity to the Company and any subsidiary of the Company.

13. Registration Rights.

It is acknowledged and agreed that any Parent Shares paid to Executive hereunder (in addition to Parent Shares payable pursuant to the Purchase Agreement) shall be subject to the Registration Rights Agreement among Holdco, Deep South and the Executive, the form of which is set forth as Exhibit A to the Purchase Agreement.

14. Assignability; Binding Nature.

This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of the Executive) and assigns. Holdco hereby guarantees the performance of the Company hereunder. The rights and obligations of the Company hereunder may be assigned and transferred to Holdco at the election of Holdco at any time after the Effective Date. The rights or obligations of the Company under this Agreement may not otherwise be assigned or transferred by the Company, except that such rights or obligations may be assigned or transferred pursuant to a merger, consolidation or reorganization in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company; provided, however, that the assignee or transferee is the successor to all or substantially all of the assets of the Company, and such assignee or transferee assumes the liabilities, obligations and duties of the Company as contained in this Agreement, either contractually or as a matter of law.

15. Representation.

The Company and Holdco each represents and warrants that it is fully authorized and empowered to enter into this Agreement and that the performance of its obligations under this Agreement will not violate any agreement between it and any other person, firm or organization. The Executive represents and warrants that no agreement exists between him and any other person, firm or organization that would be violated by the performance of his obligations under this Agreement.

16. Entire Agreement.

This Agreement contains the entire understanding and agreement between the Parties concerning the subject matter hereof and, subject to the occurrence of the Effective Date, supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties with respect thereto.

17. Amendment or Waiver.

No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by the parties hereto. No waiver by any Party of any breach by another Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the parties hereto.

18. Severability.

In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

19. Survivorship.

The respective rights and obligations of the Parties hereunder shall survive any termination of the Executive’s employment to the extent necessary to the intended preservation of such rights and obligations.

20. Beneficiaries/References.

The Executive shall be entitled, to the extent permitted under any applicable law and under the terms of any applicable plan or program, to select and change a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following the Executive’s death by giving the Company written notice thereof. In the event of the Executive’s death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

21. Governing Law/Jurisdiction.

This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York without reference to principles of conflict of laws.

22. Resolution of Disputes.

Any disputes arising under or in connection with this Agreement shall be resolved by binding arbitration, to be held in New York, New York in accordance with the rules and procedures of the American Arbitration Association (the “AAA”). The Company and the Executive will each select an arbitrator, and a third arbitrator will be selected jointly by the arbitrators selected by the Company and the Executive within 15 days after demand for arbitration is made by a Party. If the arbitrators selected by the Company and the Executive are unable to agree on a third arbitrator within that period, then either the Company or the Executive may request that the AAA select the third arbitrator. The arbitrators will possess substantive legal experience in the principle issues in dispute and will be independent of the parties hereto. Except as otherwise provided in Section 26, each Party shall bear its own expenses incurred in connection with arbitration and the fees and expenses of the arbitrators shall be shared equally by the Company, on the one hand, and the Executive, on the other hand, and advanced by them from time to time as required. Except as may otherwise be agreed in writing by the Parties or as ordered by the arbitrators upon substantial justification shown, the hearing for the dispute will be held within 60 days of submission of the dispute to arbitration. The arbitrators will render their final award within 30 days following conclusion of the hearing and any required post-hearing briefing or other proceedings ordered by the arbitrators. The arbitrators will state the factual and legal basis for the award. The decision of the arbitrators will be final and binding and not subject to judicial review and final judgment may be entered upon such an award in any court of competent jurisdiction, but entry of such judgment will not be required to make such award effective.

23. Notices.

If to the Company or Holdco:

North American Insurance Leaders, Inc.

885 Third Avenue

31st Floor

New York, NY 10022

Attention: William R. de Jonge and

Paula S. Butler

Telecopy: 212 593-0140

with a copy to:

Sidley Austin LLP

787 Seventh Avenue

New York, NY 10019

Attention: Lori Anne Czepiel, Esq.

Telecopy: 212 839-5599

If to the Executive:

David J. Disiere

c/o Deep South Holding, L.P.

6363 N. State Highway 161

Suite 100

Irving, TX 75038

Telecopy: 214 493-4309

with a copy to:

Dewey Ballantine LLP

1301 Avenue of the Americas

New York, NY 10019

Attention: Linda E. Ransom, Esq.

Telecopy: 212 259-6333

24. Confidentiality of Terms.

Each of the Company, NAIL and Holdco shall cause its officers, directors, employees, representatives, agents and affiliates, and the Executive shall cause his representatives, agents and affiliates, to keep confidential the existence and terms of this Agreement, except as required by applicable law, regulation or legal process, and only after adequate notice is given to the non-disclosing party so that it may seek an appropriate remedy or waive compliance with the terms of this Section 24.

25. Headings.

The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

26. Legal Fees.

Holdco shall be obligated to reimburse the Executive for any reasonable legal fees incurred by Executive in connection with any action or proceeding to enforce or contest this Agreement or his employment rights, regardless of which party institutes the action or proceeding, provided that Executive prevails in a majority of the material issues in dispute.

27. Mitigation.

Executive shall not be required to mitigate the amount of any payment provided for pursuant to this Agreement by seeking other employment, and shall not be required to mitigate the amount of any such payment if he does obtain other employment.

28. Counterparts.

This Agreement may be executed in two or more counterparts.

29. Effectiveness.

This Agreement shall be effective upon the Closing under the Purchase Agreement. In the event that the Closing under the Purchase Agreement shall not occur, this Agreement shall have no force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

North American Insurance Leaders, Inc.

By:	/s/ WILLIAM R. DE JONGE
Name:	William R. de Jonge
Title:	President

NAIL Acquisition Corp. I

By:	/s/ WILLIAM R. DE JONGE
Name:	William R. de Jonge
Title:	President

/s/ DAVID J. DISIERE
David J. Disiere

Annex D

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of the [•] day of [•], 2007, by and between North American Insurance Leaders, Inc., a Delaware corporation (the “Company”), Deep South Holding, L.P., a Texas limited partnership (the “Investor”), and David J. Disiere (the “Executive”).

WHEREAS, pursuant to the terms of that certain Securities Purchase Agreement, dated [•], 2007, by and among the Company, the [Company-Sub], the Investor and the Executive (the “Securities Purchase Agreement”), Deep South has received shares of Common Stock as a portion of the consideration for the purchase by the Company (the “Acquisition”) of all of the (i) issued and outstanding shares of capital stock (the “Deep South Shares”) of the following operating subsidiaries of Deep South: Deep South Surplus, Inc., a Louisiana corporation, Deep South Surplus of Georgia, Inc., a Georgia corporation, Deep South Surplus of Arkansas, Inc., an Arkansas corporation, Deep South Surplus of Tennessee, Inc., a Tennessee corporation, Deep South Surplus of Colorado, Inc., a Colorado corporation, Deep South Surplus of Ohio, Inc., an Ohio corporation, Deep South Surplus of New Mexico, Inc., a New Mexico corporation, Deep South Surplus of Florida, Inc., a Florida corporation, Deep South Surplus of Oklahoma, Inc., an Oklahoma corporation, Deep South Surplus of California, Inc., a Texas corporation and Southern National Risk Management, Inc., a Louisiana corporation, (ii) limited partnership interests (the “Deep South Limited Partnership Interests”) in Deep South Surplus of Texas, Ltd., a Texas limited partnership and (iii) membership interests (together with the Deep South Shares and the Deep South Limited Partnership Interests, the “Deep South Interests”) in Deep South Surplus of Texas Management LLC, a Texas limited liability company;

WHEREAS, as additional consideration for the Deep South Interests, the Company has agreed to pay to Deep South an additional amount (the “Earn Out”), payable in two (2) installments, in cash or Common Stock of the Company at the election of Deep South, each installment payable and determined in the manner set forth in the Securities Purchase Agreement;

WHEREAS, the Company, the [Company-Sub] and the Executive are parties to an Employment Agreement dated as of August [•], 2007, pursuant to which the Executive will receive compensation in the form of Common Stock; and

WHEREAS, the Company, the Investor and the Executive desire to enter into this Agreement to provide the Investor and the Executive with certain rights relating to the registration of shares of Common Stock of the Company.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS. The following capitalized terms used herein have the following meanings:

“Company” is defined in the preamble to this Agreement.

“Acquisition” is defined in the recitals to this Agreement.

“Agreement” means this Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

“Blackout Period” means any period during which: (i) in accordance with Section 3.1.1, the Company is entitled to defer a Demand Registration Statement or (ii) in accordance with or Section 3.1.3, the Company is entitled to postpone the preparation, filing or effectiveness or suspend the effectiveness of a Registration Statement.

“Business Day” means any day that is not a Saturday, Sunday or legal holiday in New York City or Texas or a federal holiday in the United States.

“Commission” means the Securities and Exchange Commission, or any other federal agency then administering the Securities Act or the Exchange Act.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company.

“Company” is defined in the preamble to this Agreement.

“Deep South Interests” is defined in the recitals to this Agreement.

“Deep South Limited Partnership Interests” is defined in the recitals to this Agreement.

“Deep South Shares” is defined in the recitals to this Agreement.

“Demand Registration” is defined in Section 2.1.1.

“Demanding Holder” is defined in Section 2.1.1.

“Earn Out” is defined in the recitals to this Agreement.

“Employment Agreement” is defined in the recitals to this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Executive” is defined in the preamble to this Agreement.

“Holders” is defined in Section 2.1.1.

“Indemnified Party” is defined in Section 4.3.

“Indemnifying Party” is defined in Section 4.3.

“Investor” is defined in the preamble to this Agreement.

“Investor Indemnified Party” is defined in Section 4.1.

“Maximum Number of Shares” is defined in Section 2.1.4.

“Notices” is defined in Section 6.3.

“Piggy-Back Registration” is defined in Section 2.2.1.

“Prospectus” means any preliminary prospectus, final prospectus or summary prospectus included in any Registration Statement, all amendments and supplements thereto, or any free writing prospectus, including post-effective amendments, and all other material incorporated by reference in any such prospectus.

“Register”, “registered” and” registration” mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registrable Securities” mean all of the shares of Common Stock issued to the Investor in the Acquisition and in satisfaction of an Earn Out payment, and to the Executive pursuant to the Employment Agreement. Registrable Securities include any options, warrants, shares of capital stock or other securities of the Company issued as a dividend or other distribution with respect to or in exchange for or in replacement of such shares of Common Stock. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; (c) such securities shall have ceased to be outstanding; or (d) the Registrable Securities are immediately saleable under Rule 144(k) (or any successor provision).

“Registration Statement” means a registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of Common Stock (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Securities Purchase Agreement” is defined in the recitals to this Agreement.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

2. REGISTRATION RIGHTS.

2.1 Demand Registration.

2.1.1 Request for Registration. If, at any time following the date which is eight (8) months from the closing date of the Acquisition, the holders of a majority-in-interest of the Registrable Securities held by the Investor, the transferees of the Investor, the Executive and the transferees of the Executive (collectively, the “Holders”), may make a written demand for registration under the Securities Act of all or part of their Registrable Securities (a “Demand Registration”); provided that (x) the aggregate price to the public of the Registrable Securities proposed to be sold pursuant to such Demand Registration is not less than Fifteen Million Dollars ($15,000,000) or (y) the Registrable Securities proposed to be sold pursuant to such Demand Registration constitute all of the then outstanding Registrable Securities held by the Demanding Holders. Any demand for a Demand Registration shall specify the number of shares of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. The Company will notify all holders of Registrable Securities of the demand within five (5) Business Days of receipt, and each holder of Registrable Securities who wishes to include all or a portion of such holder’s Registrable Securities in the Demand Registration (each such holder, a “Demanding Holder”) shall so notify the Company within fifteen (15) days after the receipt by the holder of the notice from the Company. Upon any such request, the Demanding Holders shall be entitled to have their Registrable Securities included in the Demand Registration, subject to Section 2.1.4 and the provisos set forth in Section 3.1.1. The Company shall not be obligated to effect more than an aggregate of two (2) Demand Registrations under this Section 2.1.1 in respect of Registrable Securities.

2.1.2 Effective Registration. A registration will not count as a Demand Registration until the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective and the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until (i) such stop order or injunction is removed, rescinded or otherwise terminated and (ii) a majority-in-interest of the Demanding Holders thereafter elect to continue the offering; provided, further, that the Company shall not be obligated to file a second Registration Statement until a Registration Statement that has been filed is counted as a Demand Registration or is terminated.

2.1.3 Underwritten Offering. If a majority-in-interest of the Demanding Holders so elect and such Demanding Holders so advise the Company as part of their written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. In such event, the right of any holder to include its Registrable Securities in such registration shall be conditioned upon such holder’s participation in such underwriting and the inclusion of such holder’s Registrable Securities in the underwriting to the extent provided herein. All Demanding Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwriting by a majority-in-interest of the Demanding Holders initiating the Demand Registration. The selection of the Underwriter or Underwriters shall be subject to the consent of the Company, which shall not be unreasonably withheld or delayed.

2.1.4 Reduction of Offering. If the managing Underwriter or Underwriters for a Demand Registration that is to be an underwritten offering advises the Company and the Demanding Holders in writing that the dollar amount or number of shares of Registrable Securities which the Demanding Holders desire to sell, taken together with all other shares of Common Stock or other securities which the Company desires to sell and the shares of Common Stock, if any, as to which registration has been requested pursuant to written contractual arrangements with persons other than the holders of Registrable Securities hereunder who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the “Maximum Number of Shares”), then the Company shall include in such registration: (i) first, as a group, the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders (pro rata in accordance with the number of securities which such holder has requested be included in such registration, regardless of the quantity of securities held by such holder) that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (iii) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Shares; and (iv) fourth, to the extent that the Maximum Number of Shares have not been reached under the foregoing clauses (i), (ii), and (iii), the shares of Common Stock or other securities that other stockholders desire to sell that can be sold without exceeding the Maximum Number of Shares.

2.1.5 Withdrawal. If a majority-in-interest of the Demanding Holders disapprove of the terms of any underwriting or are not entitled to include all of their Registrable Securities in any offering, such majority-in-interest of the Demanding Holders may elect to withdraw from such offering by giving written notice to the Company and the Underwriter or Underwriters of their request to withdraw prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Demand Registration. In the event such Demanding Holders withdraw from such offering, either

(a) the Demanding Holders who withdraw from such offering shall reimburse the Company for all of its out-of-pocket expenses incurred in the preparation, filing and processing of the Registration Statement or (b) the requested registration with respect to which such Demanding Holders withdraw shall count as a Demand Registration provided for in Section 2.1.1. If the majority-in-interest of the Demanding Holders withdrawing from a proposed offering relating to a Demand Registration, reimburse the Company for all of its out-of-pocket expenses, then such registration shall not count as a Demand Registration provided for in Section 2.1.1.

2.2 Piggy-Back Registration.

2.2.1 Piggy-Back Rights. If at any time following the closing date of the Acquisition, the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for stockholders of the Company for their account (or by the Company and by stockholders of the Company including, without limitation, pursuant to Section 2.1), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of the Company or (iv) for a dividend reinvestment plan, then the Company shall (x) give written notice of such proposed filing to the holders of Registrable Securities as soon as practicable but in no event less than ten (10) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the holders of Registrable Securities in such notice the opportunity to register the sale of such number of shares of Registrable Securities as such holders may request in writing within five (5) days following receipt of such notice (a “Piggy-Back Registration”). The Company shall cause such Registrable Securities to be included in such registration and shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration.

2.2.2 Reduction of Offering. If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering advises the Company and the holders of Registrable Securities in writing that the dollar amount or number of shares of Common Stock which the Company desires to sell, taken together with shares of Common Stock, if any, as to which registration has been demanded pursuant to written contractual arrangements with persons other than the holders of Registrable Securities hereunder, the Registrable Securities as to which registration has been requested under this Section 2.2, and the shares of Common Stock, if any, as to which registration has been requested pursuant to the written contractual piggy-back registration rights of other stockholders of the Company, exceeds the Maximum Number of Shares, then the Company shall include in any such registration:

(i) If the registration was undertaken for the Company’s account and not pursuant to the contractual “demand registration” rights of one of its stockholders: (A) first, the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock, if any, including the Registrable Securities as to which registration has been requested pursuant to written contractual piggy-back registration rights of security holders (pro rata in accordance with the number of shares of Common Stock which each such person has actually requested to be included in such registration, regardless of the number of shares of Common Stock with respect to which such persons have the right to request such inclusion) that can be sold without exceeding the Maximum Number of Shares; and

(ii) If the registration is a “demand” registration undertaken at the demand of persons other than the holders of Registrable Securities pursuant to written contractual arrangements with such persons, (A) first, the shares of Common Stock for the account of the demanding persons that can be sold without exceeding the Maximum Number of Shares; (B) second, as a group, the Registrable Securities to which registration has been requested (pro rata in accordance with the number of securities which such holder has requested be included in such registration, regardless of the quantity of securities held by such holder) that can be sold without exceeding the Maximum Number of Shares; (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; and (D) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B) and (C), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons (pro rata in accordance with the number of shares of securities which each such person has actually requested to be included in such registration, regardless of the number of shares of securities with respect to which such persons have the right to request such inclusion) that can be sold without exceeding the Maximum Number of Shares.

2.2.3 Withdrawal. Any holder of Registrable Securities may elect to withdraw such holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement. The Company may also elect to withdraw a registration statement at any time prior to the effectiveness of the Registration Statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the holders of Registrable Securities in connection with such Piggy-Back Registration as provided in Section 3.3.

3. REGISTRATION PROCEDURES.

3.1 Filings; Information. Whenever the Company is required to effect the registration of any Registrable Securities pursuant to Section 2, the Company shall use its commercially reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable (provided that any such registration and sale need not be effected until one (1) year from the closing date of the Acquisition), and in connection with any such request:

3.1.1 Filing Registration Statement. The Company shall, as expeditiously as practicable and in any event within sixty (60) days after receipt of a request for a Demand Registration pursuant to Section 2.1, prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use its commercially reasonable efforts to cause such Registration Statement to become and remain effective for the period required by Section 3.1.3; provided, however, that notwithstanding any other provision of this Agreement to the contrary, if the Board of Directors of the Company determines in good faith that the registration of Registrable Securities (a) would materially impede, delay or interfere with, or require premature disclosure of, any financing, offering, acquisition, corporate reorganization or other significant transaction, or any negotiations, discussions or pending proposals with respect thereto, involving the Company or any of its subsidiaries or (b) would require disclosure of non-public material information, the disclosure of which would materially and adversely affect the Company, the Company shall (i) be entitled to defer any Demand Registration for up to ninety (90) days, and any Piggy-Back Registration for such period as may be applicable to deferment of any demand registration to which such Piggy-Back Registration relates, and (ii) promptly give the Demanding Holders notice of such deferment (which notice need not specify the nature of the event giving rise to such deferment). Each Demanding Holder shall keep confidential any communications received by it from the Company regarding the deferment (including without limitation the fact of the deferment); provided further, however, that the Company shall not have the right to exercise the right set forth in the immediately preceding proviso more than once in any 365-day period in respect of a Demand Registration hereunder.

3.1.2 Copies. The Company shall, prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the holders of Registrable Securities included in such registration, and such holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus used in connection therewith, and such other documents as the holders of Registrable Securities included in such registration or legal counsel for any such holders may request in order to facilitate the disposition of the Registrable Securities owned by such holders and shall provide such persons with reasonable opportunity to review and comment on same, which review and comment shall not be unreasonable and shall not be unreasonably withheld or delayed.

3.1.3 Amendments and Supplements. The Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement (which period shall not exceed the sum of one hundred twenty (120) days plus any period during which any such disposition is interfered with by any Blackout Period, stop order or injunction of the Commission or any governmental agency or court) or such securities have been withdrawn; provided, however, that notwithstanding any other provision of this Agreement to the contrary, if the Board of Directors of the Company determines in good faith that the continued distribution of Registrable Securities (a) would materially impede, delay or interfere with, or require premature disclosure of, any financing, offering, acquisition, corporate reorganization or other significant transaction, or any negotiations, discussions or pending proposals with respect thereto, involving the Company or any of its subsidiaries or (b) would require disclosure of non-public material information, the disclosure of which would materially and adversely affect the Company, the Company shall (i) be entitled to suspend the effectiveness of a Registration Statement and/or the use of any resale Prospectus for a reasonable period of time not to exceed ninety (90) days and (ii) within one (1) Business Day give the Holders and any underwriter notice of such suspension (which notice need not specify the nature of the event giving rise to such suspension). Each Holder shall keep confidential any communications received by it from the Company regarding the suspension of the use of the Prospectus (other than as may be required to suspend offers and sales thereunder); provided further, however, that the Company shall not have the right to exercise the right set forth in the immediately preceding proviso more than once in any 365-day period in respect of a Demand Registration hereunder.

3.1.4 Notification. After the filing of a Registration Statement, the Company shall promptly, and in no event more than two (2) Business Days after such filing, notify the holders of Registrable Securities included in such Registration Statement of such filing, and shall further notify such holders promptly and confirm such advice in writing in all events within two (2) Business Days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the

Commission for any amendment or supplement to such Registration Statement or any Prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the holders of Registrable Securities included in such Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or Prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to the holders of Registrable Securities included in such Registration Statement and to the legal counsel for any such holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon, and the Company shall not file any such Registration Statement or prospectus or amendment or supplement thereto, including documents incorporated by reference, to which such holders or their legal counsel shall object.

3.1.5 State Securities Laws Compliance. The Company shall use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.1.5 or subject itself to taxation in any such jurisdiction.

3.1.6 Agreements for Disposition. The Company shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The representations, warranties and covenants of the Company in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the holders of Registrable Securities included in such Registration Statement. No holder of Registrable Securities included in such Registration Statement shall be required to make any representations or warranties in the underwriting agreement except, if applicable, with respect to such holder’s organization, good standing, authority, title to Registrable Securities, lack of conflict of such sale with such holder’s material agreements and organizational documents, and with respect to written information relating to such holder that such holder has furnished in writing expressly for inclusion in such Registration Statement. Holders of Registrable Securities shall agree to such covenants and indemnification and contribution obligations for selling stockholders as are customarily contained in agreements of that type. Further, such holders shall cooperate fully in the preparation of the registration statement and other documents relating to any offering in which they include securities pursuant to Section 2. Each holder shall also furnish to the Company such information regarding itself, the Registrable Securities held by such holder, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of the Registrable Securities.

3.1.7 Cooperation. The principal executive officer of the Company, the principal financial officer of the Company, the principal accounting officer of the Company and such other officers and members of the management of the Company as are necessary to the process shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors.

3.1.8 Records. The Company shall make available for inspection by the holders of Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other professional retained by any holder of Registrable Securities included in such Registration Statement or any Underwriter, all financial records and pertinent corporate documents, as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all such information requested by any of them in connection with such Registration Statement; provided, that such persons shall first agree in writing with the Company that any information that is reasonably designated by the Company as confidential at the time of delivery shall be kept confidential by such persons and shall be used solely for the purposes of exercising rights under this Agreement and such person shall not engage in trading any securities of the Company until such material non-public information becomes properly publicly available and provided, further, that the foregoing inspection and information gathering shall, to the extent reasonably feasible, be coordinated on behalf of all the Demanding Holders and the other parties entitled thereto by (i) the counsel selected by to the Demanding Holders (if a Demand Registration or Piggyback Registration for the Company’s account), (ii) if a Piggyback Registration for a stockholder other than a Demanding Holder, by such stockholders’ counsel, or (iii) the counsel to the managing underwriter, if any.

3.1.9 Opinions and Comfort Letters. The Company shall furnish to each holder of Registrable Securities included in any Registration Statement a signed counterpart, addressed to such holder, of (i) any opinion of counsel to the Company delivered to any Underwriter and (ii) any comfort letter from the Company’s independent public accountants delivered to any Underwriter. In the event no legal opinion is delivered to any Underwriter, the Company shall furnish to each holder of Registrable Securities included in such Registration Statement, at any time that such holder elects to use a Prospectus, an opinion of counsel to the Company to the effect that the Registration Statement relating to such Prospectus has been declared effective and that no stop order is in effect.

3.1.10 Earnings Statement. The Company shall comply with all applicable rules and regulations of the Commission and the Securities Act, and make available to its stockholders, as soon as practicable, an earnings statement covering a period of twelve (12) months, beginning within six (6) months after the effective date of the Registration Statement, which earnings statement shall be deemed to have complied with this Section 3.1.10 if it satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

3.1.11 Listing. The Company shall use its commercially reasonable efforts to cause all Registrable Securities included in any registration to be listed on the American Stock Exchange or listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory to the holders of a majority of the Registrable Securities included in such registration.

3.1.12 Free Writing Prospectus. Neither the Company nor the holder of Registrable Securities shall permit any officer, manager, underwriter, broker or any other person acting on behalf of the Company or the holder of Registrable Securities to use any free writing prospectus (as defined in Rule 405 under the Securities Act) in connection with any Demand Registration Statement without the prior written consent of the Company, the majority of the Demanding Holders and any underwriter.

3.2 Obligation to Suspend Distribution. Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1.4(iv), or upon any suspension by the Company, pursuant to the insider trading compliance program adopted by the Company’s Board of Directors, of the ability of all “insiders” covered by such program to transact in the Company’s securities because of the existence of material non-public information and a holder of Registrable Securities would be deemed an “insider” under such program, each holder of Registrable Securities shall immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such holder receives the supplemented or amended Prospectus contemplated by Section 3.1.4(iv) or the restriction on the ability of “insiders” to transact in the Company’s securities is removed or is inapplicable to such holder, as applicable, and, if so directed by the Company, each such holder will deliver to the Company all copies, other than permanent file copies then in such holder’s possession, of the most recent Prospectus covering such Registrable Securities at the time of receipt of such notice.

3.3 Registration Expenses. The Company shall bear all costs and expenses incurred in connection with any Demand Registration pursuant to Section 2.1 and any Piggy-Back Registration pursuant to Section 2.2 (unless another party is contractually obligated to pay any such Piggy-Back Registration costs and expenses, in which case the Company shall cause such party to pay such costs and expenses), and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.1.11; (vi) National Association of Securities Dealers, Inc. fees; (vii) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 3.1.9); (viii) the fees and expenses of any special experts retained by the Company in connection with such registration; and (ix) the fees and expenses of one (1) legal counsel selected by the holders of a majority-in-interest of the Registrable Securities included in such registration. The Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders. Additionally, in an underwritten offering, all selling stockholders and the Company shall bear the expenses of the underwriter pro rata in proportion to the respective amount of shares each is selling in such offering. Notwithstanding anything contained herein to the contrary, all underwriting fees, discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities shall be borne by the Demanding Holder owning such Registrable Securities.

3.4 Information. The holders of Registrable Securities shall promptly, but in no event later than 10 calendar days from the date of the Company’s request, provide such information as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 2 and in connection with the Company’s obligation to comply with federal and applicable state securities laws. Each Holder agrees promptly to furnish to the Company in writing all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not misleading, any other information regarding such Holder and the distribution of such Registrable Securities as may be required to be disclosed in the Prospectus or Registration Statement under applicable law or pursuant to SEC comments and any information otherwise reasonably required by the Company to comply with applicable law or regulations. Each Demanding Holder shall promptly (i) following its actual knowledge thereof, notify the Company of the occurrence of any event that makes any statement made in a Registration Statement, Prospectus, Issuer free writing prospectus regarding such Demanding Holder untrue in any material respect or that requires the making of any changes in a Registration Statement, Prospectus or free writing prospectus so that, in such regard, it shall not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements not misleading and (ii) provide the Company with such information as may be required to enable the Company to prepare a supplement or post-effective amendment to any such Registration Statement or a supplement to such Prospectus or free writing prospectus.

3.5 Holder Obligations. (a) No holder of Registrable Securities may participate in any underwritten offering pursuant to this Section 3 unless such holder (i) agrees to sell only such holder’s Registrable

Securities on the basis provided in any underwriting agreement, and (ii) within the time specified completes, executes and delivers any and all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents reasonably required by or under the terms of any underwriting agreement or as reasonably requested by the Company.

(b) Each Demanding Holder shall be deemed to have agreed that, upon receipt of any notice from the Company contemplated by Section 3.1.3 hereof, such Demanding Holder shall discontinue disposition of Registrable Securities covered by a Registration Statement, Prospectus or free writing prospectus and suspend use of such Prospectus or free writing prospectus until the earlier to occur of the Demanding Holder’s receipt of (i) copies of a supplemented or amended Prospectus or free writing prospectus and (ii)(A) written notice from the Company that the use of the applicable Prospectus or free writing prospectus may be resumed and (B) copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or free writing prospectus.

(c) Each Demanding Holder shall deliver to the Company all copies in such Demanding Holder’s possession, of the Prospectus covering such Registrable Securities that was current at the time of receipt of notice from the Company of any suspension contemplated by Section 3.1.3 hereof.

4. INDEMNIFICATION AND CONTRIBUTION.

4.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless the Investor, the Executive and each other holder of Registrable Securities, and each of their respective officers, employees, affiliates, directors, partners, members, attorneys and agents, and each person, if any, who controls the Investor, the Executive and each other holder of Registrable Securities (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, an “Investor Indemnified Party”), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any Prospectus relating to such Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company pursuant to the Securities Act in connection with any such registration; and the Company shall promptly reimburse the Investor Indemnified Party for any legal and any other expenses reasonably incurred by such Investor Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action; provided, however, that the Company will not be liable to an Investor Indemnified Party in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, Prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished expressly for use therein to the Company, in writing, by the selling holder that is such Investor Indemnified Party or through which such Investor Indemnified Party has a right to indemnification; provided, further, that the Company shall not be liable to any person who participates as an underwriter in the offering or sale of Registrable Securities or any other person who controls such underwriter (the “Underwriter”) to the extent that any such expense, loss, claim, damage or liability arises out of the Underwriter’s failure to send or give a copy of the final Prospectus or supplement or free writing prospectus to the person asserting such expense, loss, claim, damage or liability if required by law so to have been delivered at or prior to the written confirmation of the sale of Registrable Securities to such person and if such final Prospectus or supplement or free writing prospectus would have cured the defect giving rise to such expense, loss, claim, damage or liability, unless such failure is the result of noncompliance by the Company with Section 3.1.3; and provided, further, that the foregoing indemnity shall not inure to the benefit of any holder (or to the benefit of any person controlling such holder) from whom the person asserting such losses, claims or liabilities purchased the Registrable Securities, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such holder to such person, if required by law so to have been delivered at or prior to the written confirmation of the sale of the Registrable Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 3.1.3. The Company also shall indemnify any Underwriter of the Registrable Securities, their officers, affiliates, directors, partners, members and agents and each person who controls such Underwriter on substantially the same basis as that of the indemnification provided above in this Section 4.1.

4.2 Indemnification by Holders of Registrable Securities. Each selling holder of Registrable Securities will, in the event that any registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such selling holder, indemnify and hold harmless the Company, each of its directors and officers and each underwriter, if any, against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any Prospectus relating to such Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such selling holder expressly for use therein, and shall reimburse the Company, its directors and officers, and each underwriter, if any, for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. Each selling holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling holder.

4.3 Conduct of Indemnification Proceedings. Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one (1) such separate counsel) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such

Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

4.4 Contribution.

4.4.1 If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

4.4.2 The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 4.4.1. The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no holder of Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such holder from the sale of Registrable Securities which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

5. UNDERWRITING AND DISTRIBUTION.

5.1 Rule 144. The Company covenants that it shall file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rules may be amended from time to time, or any similar Rule or regulation hereafter adopted by the Commission.

6. MISCELLANEOUS.

6.1 Other Registration Rights. Except as set forth in the registration statement on Form S-1, as amended, filed by the Company with the Commission, the Company represents and warrants that no person, other than a holder of the Registrable Securities, has any right to require the Company to register any shares of the Company’s capital stock or other securities for sale or to include shares of the Company’s capital stock or other securities in any registration filed by the Company for the sale of shares of capital stock or other securities for its own account or for the account of any other person.

6.2 Assignment; Third Party Beneficiaries. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. This Agreement and the rights, duties and obligations of the holders of Registrable Securities hereunder may be freely assigned or delegated by such holder of Registrable Securities in conjunction with and to the extent of any transfer of Registrable Securities by any such holder. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and the permitted assigns of the Investor, the Executive or holder of Registrable Securities or of any assignee of the Investor, the Executive or holder of Registrable Securities. This Agreement is not intended to confer any rights or benefits on any persons that are not a party hereto other than as expressly set forth in Section 4 and this Section 6.2.

6.3 Notices. All notices, demands, requests, consents, approvals or other communications (collectively, “Notices”) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile; provided, that if such service or transmission is not on a Business Day or is after normal business hours, then such notice shall be deemed given on the next Business Day. Notice otherwise sent as provided herein shall be deemed given on the next Business Day following timely delivery of such notice to a reputable air courier service with an order for next-day delivery.

To the Company:

North American Insurance Leaders, Inc.

885 Third Avenue

31st Floor

New York, NY 10022

Attention: William R. de Jonge and

      Paula S. Butler

Telecopy: 212 593-0140

with a copy to:

Sidley Austin LLP

787 Seventh Avenue

New York, NY 10019

Attention: Lori Anne Czepiel, Esq.

Telecopy: 212 839-5599

To the Investor:

Deep South Holding, L.P.

6363 N. State Highway 161

Suite 100

Irving, TX 75038

Attention: Roy Horton, Esq.

Telecopy: 214 493-4209

with a copy to:

Dewey Ballantine LLP

1301 Avenue of the Americas

New York, NY 10019

Attention: Linda E. Ransom, Esq.

Telecopy: 212 259-6333

To the Executive:

Mr. David J. Disiere

[address]

with a copy to:

Dewey Ballantine LLP

1301 Avenue of the Americas

New York, NY 10019

Attention: Linda E. Ransom, Esq.

Telecopy: 212 259-6333

6.4 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

6.5 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Any facsimile copies hereof or signature hereon shall, for all purposes, be deemed originals.

6.6 Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written.

6.7 Modifications and Amendments. No amendment, modification or termination of this Agreement shall be binding upon any party unless executed in writing by such party.

6.8 Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

6.9 Waivers and Extensions. Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

6.10 Remedies Cumulative. In the event that the Company or any holder of Registrable Securities fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the Company, the Investor, the Executive or any other holder of Registrable Securities (as applicable) may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

6.11 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law principles thereof.

6.12 Waiver of Trial by Jury. Each party hereto hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement, the transactions contemplated hereby, or the actions of the Company, the Investor and the Executive in the negotiation, administration, performance or enforcement hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

NORTH AMERICAN INSURANCE LEADERS, INC.

By:
Name:
Title:

DEEP SOUTH HOLDING, L.P.

By:
Name:
Title:

David J. Disiere

[Signature Page to Registration Rights Agreement]

Annex E

LOCK-UP AGREEMENT

LOCK-UP AGREEMENT dated as of August [    ], 2007 by and among Deep South Holding, L.P., a Texas limited partnership (“Seller”), David J. Disiere (“Stockholder”) and North American Insurance Leaders, Inc., a Delaware corporation (“Parent”).

WHEREAS, the Seller, Stockholder and Parent are parties to a Securities Purchase Agreement dated as of [                    ], 2007 (the “Securities Purchase Agreement”); and

WHEREAS, the parties hereto desire to provide for certain restrictions on the direct and indirect sale of Parent Shares (as defined in the Securities Purchase Agreement) by the Seller and the Stockholder.

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, in the Securities Purchase Agreement, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Securities Purchase Agreement. In addition, the following terms, as used herein, have the following meanings:

“Lock-Up Shares” means such Parent Shares acquired by the Seller pursuant to the Securities Purchase Agreement.

“Lock-Up Release Date” means, which respect to each Lock-Up Share, the one year anniversary of the date such Lock-Up Share was originally due to be received by the Seller not taking into account any period of escrow or other withholding of such Lock-Up Share due to any escrow or other provision of the Securities Purchase Agreement.

SECTION 2. Lock-Up Agreement. Until the Lock-Up Release Date, the Seller and Stockholder shall not, without the prior written consent of Parent, (1) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of or cause to be transferred or disposed of, Lock-Up Shares, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (2) enter into any swap or any other agreement or any transaction that has substantially the same economic effect as a transaction described in (1), or that transfers, in whole or in part, directly or indirectly, a substantial portion of the economic consequence of ownership of the Lock-Up Shares ((1) and (2) collectively, a “Transfer”), whether any such Transfer is to be settled by delivery of the Lock-Up Shares or other securities, in cash or otherwise. Notwithstanding the foregoing, the undersigned may transfer Lock-Up Shares to (i) David Disiere and/or Teresa Disiere, provided that prior to such transfer such transferee agrees in writing to be bound by the restrictions set forth herein, (ii) the Intermediate Companies, provided, that prior to such transfer a duly authorized officer, representative or trustee of such transferee agrees in writing to be bound by the restrictions set forth herein, and provided, further, that any such transfer shall not involve a disposition for value.

SECTION 3. Miscellaneous.

(a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without regard to the conflict of law principles thereof).

(b) Entire Agreement. This Agreement, the Securities Purchase Agreement and the other Related Documents constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

(c) Binding Effect; Amendments and Waivers. This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns. Any provision of this Agreement may be amended or waived, but only if such amendment or waiver is in writing and is signed by all parties.

(d) Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if such signatures were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

DEEP SOUTH HOLDING, L.P.

By:
Name:
Title:

DAVID J. DISIERE

NORTH AMERICAN INSURANCE LEADERS, INC.

By:
Name:
Title:

Annex F

NORTH AMERICAN INSURANCE LEADERS, INC.

INCENTIVE COMPENSATION PLAN

1. Purpose of the Plan

The purpose of this Incentive Compensation Plan (the “Plan”) is to advance the interests of North American Insurance Leaders, Inc., a Delaware corporation (the “Company”), and its shareholders by providing a means (a) to attract, retain, and reward officers, other employees, and persons who provide services to the Company and its subsidiaries, (b) to link compensation to measures of the Company’s performance in order to provide additional incentives, including stock-based incentives and cash-based annual incentives, to such persons for the creation of shareholder value, and (c) to enable such persons to acquire or increase a proprietary interest in the Company in order to promote a closer identity of interests between such persons and the Company’s shareholders. The Plan is intended to qualify certain compensation awarded under the Plan as “performance-based” compensation under Code Section 162(m) to the extent deemed appropriate by the Committee which administers the Plan.

2. Definitions

The definitions of awards under the Plan, including Options, SARs, Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of other awards, and Other Stock-Based Awards, are set forth in Section 6, and the definition of Performance Awards, including Annual Incentive Awards, is set forth in Section 8. Such awards, together with any other right or interest granted to a Participant under the Plan, are termed “Awards.” In addition to such terms and the terms defined in Section 1, the following terms shall be defined as set forth below:

2.1 “Annual Incentive Award” means a conditional right granted to a Participant under Section 8.3 to receive a cash payment, Shares or other Awards based on performance during all or part of a specified fiscal year.

2.2 “Beneficiary” means the person(s) or trust(s) which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person(s) or trust(s) entitled by will or the laws of descent and distribution to receive such benefits.

2.3 “Board” means the Board of Directors of the Company.

2.4 “Cause,” unless defined otherwise in the terms and conditions of a Participant’s Award, means (i) the Participant’s conviction of, or plea of guilty or “no contest” to, any felony; (ii) Participant’s conviction of, or plea of guilty or “no contest” to, a violation of criminal law involving the Company and its business; (iii) the Participant’s commission of an act of fraud or theft, or material dishonesty in connection with his performance of duties to Company and its affiliates; or (iv) the Participant’s willful refusal or gross neglect by the Participant to perform the duties reasonably assigned to him and consistent with his position with Company and its affiliates or otherwise to comply with the material terms of any employment agreement between the Company or any of its affiliates and the Participant, which refusal or gross neglect continues for more than fifteen (15) days after the Participant receives written notice thereof from the Company providing reasonable detail of the asserted refusal or gross neglect (and which is not due to a physical or mental impairment).

2.5 “Code” means the Internal Revenue Code of 1986, as amended, including regulations thereunder and successor provisions and regulations thereto.

2.6 “Committee” means the Compensation Committee of the Board, and the term “Committee” shall refer to the full Board in any case in which it is performing any function of the Committee under the Plan. A member of the Committee is not required by the terms of the Plan to be a Qualified Member at the time of appointment or during his or her term of service on the Committee.

2.7 “Company” has the meaning set forth in Section 1 above.

2.8 “Covered Employee” has the meaning as defined in Section 8.5 of the Plan.

2.9 “Effective Date” means the date on which the Plan takes effect, as set forth in Section 9.14 of the Plan.

2.10 “Fair Market Value,” means, with respect to Shares, Awards, or other property, the fair market value of such Shares, Awards, or other property determined by such reasonable methods or procedures as shall be established from time to time by the Committee in compliance with the requirements of Section 409A of the Code. At any time while Shares are traded on the American Stock Exchange, the Fair Market Value of a Share as of any given date means the closing sales price of a Share in composite trading of such exchange for that date or, if no sale occurred on that date, on the latest preceding day on which a sale occurred, as reported by a reliable reporting service.

2.11 “Participant” means an individual who has been granted an Award under the Plan, for so long as the Company has any obligation under the Plan with respect to such Award or such Award remains subject to any restriction under the Plan.

2.12 “Plan” has the meaning set forth in Section 1 above.

2.13 “Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934 and an “outside director” within the meaning of Regulation 1.162-27 under Code Section 162(m).

2.14 “Retirement,” unless defined otherwise in the terms and conditions of a Participant’s Award, means a Participant’s termination of employment with the Company and all of its affiliates for reasons other than Cause on or after (i) having completed at least five years of service and (ii) reaching any age, that, when added to service with the Company and its affiliates (in each case, expressed as completed years and completed months), equals at least 60.

2.15 “Shares” means shares of common stock, par value $0.01 per share, of the Company and such other securities as may be substituted or resubstituted for Shares pursuant to Section 5.3.

3. Administration

3.1 Authority of the Committee. The Plan shall be administered by the Committee. The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(a) to select persons to whom Awards may be granted;

(b) to determine the type or types of Awards to be granted to each Participant;

(c) to determine the number of Awards to be granted, the number of Shares to which an Award will relate, the cash amount payable in settlement of an Annual Incentive Award and the performance conditions applicable thereto, all other terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price, or purchase price, any restriction or condition, any schedule or performance conditions for the lapse of restrictions or conditions relating to transferability, forfeiture, exercisability, or settlement of an Award, and accelerations or modifications thereof, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

(d) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(e) to determine whether, to what extent, and under what circumstances cash, Shares, other Awards, or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee, or at the election of the Participant;

(f) to prescribe the form of each Award agreement, which need not be identical for each Participant;

(g) to adopt, amend, suspend, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(h) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award agreement, or other instrument hereunder; and

(i) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

3.2 Manner of Exercise of Committee Authority. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Company, subsidiaries of the Company, Participants, any person claiming any rights under the Plan from or through any Participant, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. At any time that a member of the Committee is not a Qualified Member, (i) any action of the Committee relating to an Award intended by the Committee to qualify as “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder may be taken by a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members, and (ii) any action relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Securities Exchange Act of 1934 in respect of the Company may be taken either by such a subcommittee or by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action, provided that, upon such abstention or recusal, the Committee remains composed of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. The Committee may delegate to officers or managers of the Company or any subsidiary of the Company the authority, subject to such terms as the Committee shall determine, to perform functions designated by the Committee, to the extent that such delegation is permitted under applicable laws. Other provisions of the Plan notwithstanding, the Board may perform any function of the Committee under the Plan, in order to ensure that transactions under the Plan are exempt under Rule 16b-3 or for any other reason; provided, however, that authority specifically reserved to the Board under the terms of the Plan, the Company’s Certificate of Incorporation or By-Laws, or applicable law shall be exercised by the Board and not by the Committee.

3.3 Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Company or any subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant, legal counsel, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on behalf of the Committee or members thereof shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

4. Eligibility

Persons who are eligible to be granted Awards under the Plan include (i) any executive officer and other officer or employee of the Company or any subsidiary, including any such person who may also be a director of the Company, (ii) any other person who provides substantial personal services to the Company or any subsidiary not solely in the capacity as a director, and (iii) any person who has agreed to become an employee of the Company or a subsidiary provided that no such person may receive any payment or exercise any right relating to an Award until such person has commenced employment.

5. Limitation on Shares Available for Awards; Per-Person Limitations; Adjustments

5.1 Aggregate Number of Shares Available for Awards.

(a) Share Reservation. Subject to adjustment as provided in Section 5.3, the aggregate number of Shares available for the payment or settlement of, or upon the exercise of, any Award hereunder shall be an amount equal to 7.5% of the Shares outstanding immediately after the closing of the transaction pursuant to which NAIL through NAIL Acquisition Corp. will acquire the Deep South Companies and certain assets and associated liabilities of Deep South Holding relating to the business of the Deep South Companies. The foregoing notwithstanding, the maximum number of shares that may be subject to ISOs granted under the Plan shall be an amount equal to 7.5% of the Shares outstanding immediately after the closing of the transaction pursuant to which NAIL through NAIL Acquisition Corp. will acquire the Deep South Companies and certain assets and associated liabilities of Deep South Holding relating to the business of the Deep South Companies, subject to adjustment as provided in Section 5.3. Shares subject to, but not issued under, any Award which terminates or expires for any reason prior to its exercise in full, or Shares which are forfeited prior to the lapse of a Restricted Period, will again be available for Awards thereafter granted during the balance of the term of the Plan.

(b) Type of Shares Deliverable. The Shares delivered in connection with Awards may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares acquired in the market for the account of a Participant.

5.2 Annual Per-Person Limitations. In each calendar year during any part of which the Plan is in effect, a Participant may be granted Awards under Section 6 (including Performance Awards under Section 8 based on Awards authorized under Section 6) up to his or her Annual Limit, which consists of an Annual Share Award Limit and an Annual Performance Award Limit. A Participant’s Annual Share Award Limit, in any year during any part of which the Participant is then eligible under the Plan, shall equal 500,000 Shares plus the amount of the Participant’s unused Annual Share Award Limit relating to the same type of Award as of the close of the previous year, subject to adjustment as provided in Section 5.3. With respect to Annual Incentive Awards pursuant to Section 8, the maximum amount payable to a Participant in settlement of such Awards relating to a given fiscal year shall be the greatest of 20% of Company profits after taxes but before payment of bonuses to all employees, 10% of Company revenue and 10% of the economic value created (“EVC”, as defined in Section 8.2(b) below) of the Participant’s business unit(s). With respect to Performance Awards pursuant to Section 8, other than Annual Incentive Awards, which Performance Awards are not valued by reference to Shares at the date of grant (so that the foregoing limitations would not operate as an effective limitation satisfying Treasury Regulation 1.162-27(e)(4)), a Participant may not be granted Awards with respect to any calendar year of an amount that exceeds the Participant’s Annual Performance Award Limit, which for this purpose shall equal $3,000,000 plus the amount of the Participant’s unused cash Annual Performance Award Limit as of the close of the previous year. For this purpose, a Participant’s Annual Performance Award Limit is used to the extent a cash amount or number of shares may be potentially earned or paid under an Award, regardless of whether such amount or shares are in fact earned or paid. The per-person limitations on Awards under Section 6, Annual Incentive Awards, and other Performance Awards are each separate from one another.

5.3 Adjustments. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares, repurchase, liquidation, dissolution or other corporate exchange, any large, special and non-recurring dividend or distribution to shareholders, or other similar corporate transaction, the Committee shall make such substitution or adjustment, if any, as it deems to be equitable and in order to preserve, without enlarging, the rights of Participants, as to (i) the number and kind of Shares which may be delivered in connection with Awards granted thereafter, including the number of shares reserved for incentive stock options under Section 5.1(a), (ii) the number and kind of Shares by which annual per-person Award limitations are measured under Section 5.2, (iii) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, and (iv) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash, other Awards or other property in respect of any outstanding Award. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards, Annual Incentive Awards, and the performance goals relating thereto) in recognition of unusual or nonrecurring events (including events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or any business unit, or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant.

6. Specific Terms of Awards

6.1 General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award, at the date of grant or thereafter (subject to Section 9.5), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant or upon the occurrence of other events (including, without limitation, the existence of Cause). The Committee may require payment of consideration in connection with any Award, including for purposes of complying with requirements of applicable state corporation law.

6.2 Options. The Committee is authorized to grant options to purchase Shares (“Options”) to Participants on the following terms and conditions:

(a) Exercise Price. The exercise price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such exercise price shall be not less than the Fair Market Value of a share on the date of grant of such Option.

(b) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including cash, Shares, other Awards or awards granted under other Company plans, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis, or through broker-assisted “cashless exercise” arrangements, to the extent permitted by applicable law), and the methods by which Shares will be delivered or deemed to be delivered to Participants.

(c) Incentive Stock Options. The terms of any incentive stock option (“ISO”) granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, including but not limited to the requirement that no ISO shall be granted more than ten years after the Effective Date.

6.3 Stock Appreciation Rights. The Committee is authorized to grant stock appreciation rights (“SARs”) to Participants on the following terms and conditions:

(a) Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (a) the Fair Market Value of one Share on the date of exercise, over (B) the grant price of the SAR as determined by the Committee as of the date of grant of the SAR, which shall be not less than the Fair Market Value of one Share on the date of grant.

(b) Other Terms. The Committee shall determine the time or times at which an SAR may be exercised in whole or in part, the method of exercise, method of settlement, whether cash or Shares shall be payable to the Participant upon exercise, the method by which Shares will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem with any other Award, and any other terms and conditions of an SAR.

6.4 Restricted Stock. The Committee is authorized to grant Awards, in the form of Shares issued at or shortly after grant of the Award subject to restrictions (“Restricted Stock”), to Participants on the following terms and conditions:

(a) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise as the Committee may determine. Except to the extent restricted under the terms of the Plan and any Award agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a shareholder including the right to vote Restricted Stock or the right to receive dividends thereon.

(b) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided, however , that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part in the event of terminations resulting from specified causes (including, without limitation, Retirement or termination by the Company without Cause), provided that the payment or settlement of any Award subject to Section 409A of the Code may be accelerated only to the extent, and only upon the occurrence of events or causes, permitted under such Section.

(c) Certificates for Shares. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, the Company shall retain physical possession of the certificate, and the Participant shall have delivered a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(d) Dividends and Distributions. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. The dates and terms upon which such reinvestment or purchases occur shall be within the discretion of the Committee. Unless otherwise determined by the Committee, and subject to applicable law, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Shares or other property has been distributed.

6.5 Deferred Stock. The Committee is authorized to grant Awards in the form of Shares to be delivered at a specified future date (“Deferred Stock”) to Participants, subject to the following terms and conditions:

(a) Award and Restrictions. Issuance of Shares will occur upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant either (i) before the year in which such Award is made, or (ii) at least one year before such deferral period otherwise would have expired, provided that such election shall not be effective for one year and must extend such deferral period at least five years). In addition, Deferred Stock shall be subject to such restrictions as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times, separately or in combination, under such circumstances, in such installments, or otherwise as the Committee may determine.

(b) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award agreement evidencing the Deferred Stock), all Deferred Stock that is at that time subject to such risk of forfeiture shall be forfeited; provided, however , that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, in each case subject to applicable law, that restrictions or forfeiture conditions relating to Deferred Stock will lapse in whole or in part in the event of terminations upon specified causes or events (including, without limitation, Retirement or termination by the Company without Cause), provided that the lapse of restrictions or conditions relating to any Award subject to Section 409A of the Code may be accelerated only to the extent, and only upon the occurrence of events or causes, permitted under such Section. Deferred Stock which is subject to a risk of forfeiture may be denominated as “restricted stock units.”

(c) Dividend Equivalents. To the extent permitted under applicable law, the Committee may provide that payments in the form of dividend equivalents will be credited in respect of Deferred Stock, which amounts shall be paid or distributed upon expiration of the deferral period specified for such Award of Deferred Stock.

6.6 Bonus Shares and Awards in Lieu of Cash Obligations. The Committee is authorized to grant Shares as a bonus, or to grant Shares or other Awards in lieu of Company obligations to pay cash or grant other awards under other plans or compensatory arrangements. Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

6.7 Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares and factors that may influence the value of Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Shares or the value of securities of or the performance of specified subsidiaries. The Committee shall determine the terms and conditions of such Awards. Shares issued pursuant to an Award in the nature of a purchase right granted under this Section 6.7 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including cash, Shares, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may be granted pursuant to this Section 6.7.

7. Certain Provisions Applicable to Awards

7.1 Deferral of Cash Compensation into Awards. The Committee is authorized to grant Awards in lieu of cash compensation or upon the deferral of cash compensation payable by the Company or any subsidiary, including cash amounts payable under other plans. In such case, the Committee shall determine the value of the Awards to be granted in lieu of or upon deferral of such cash compensation, and may provide for a discount in such valuation in order to promote the purposes of the Plan.

7.2 Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, however , that in no event shall the term of any ISO or an SAR granted in tandem therewith exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code).

7.3 Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Company or a subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including cash, Shares, other Awards, or other property, and may be made in a single payment or transfer, in installments. The vesting of any Award may be accelerated, in the discretion of the Committee or upon the occurrence of one or more specified events or causes (including, without limitation, Retirement or termination by the Company without Cause). The settlement of any Award may be accelerated or deferred, and cash paid in lieu of Shares in connection with such settlement, in the discretion of the Committee or upon the occurrence of one or more specified events or causes, provided that the payment or settlement of any Award subject to Section 409A of the Code may be accelerated or deferred only to the extent, and only upon the occurrence of events or causes, permitted under such Section. The foregoing notwithstanding, no Award specified as settleable in Shares may be settled otherwise than by delivery of Shares if the Award agreement does not specify such alternative form of settlement and the authorization of alternative forms of settlement would preclude fixed accounting for the compensation expense relating to such Award under accounting rules then applicable to the Company prior to the determination or event which causes settlement to be in a form other than Shares. Installment or deferred payments may be required by the Committee (subject to Section 9.5 of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award agreement) or permitted at the election of the Participant on terms and conditions established by the Committee in accordance with Section 409A of the Code. Payments may include provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents or other amounts in respect of installment or deferred payments denominated in Shares.

7.4 Cancellation and Rescission of Awards. Unless the Award agreement specifies otherwise, the Committee may cancel any unexpired, unpaid, or deferred Awards at any time, and, unless otherwise determined by the Committee, the Company shall have the additional rights set forth in subsection (d) below, if the Participant is not in compliance with all applicable material provisions of the Award agreement and the Plan, including the following conditions:

(a) A Participant shall not render services for any organization or engage directly or indirectly in any business which is competitive with a business in which the Company was engaged in during such Participant’s employment or other engagement by the Company or its subsidiaries. A Participant shall be free, however, to purchase as an investment or otherwise, stock or other securities of such organization or business so long as they are listed upon a recognized securities exchange or traded over-the-counter, and such investment does not represent a greater than five percent equity interest in the organization or business.

(b) A Participant shall not, without prior written authorization from the Company, disclose to anyone outside the Company or use in other than the Company’s business any confidential information or material relating to the business of the Company which is acquired by the Participant either during or after employment with the Company.

(c) A Participant shall disclose promptly and assign to the Company all right, title, and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Company, relating in any manner to the actual or anticipated business, research, or development work of the Company and shall do anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in foreign countries.

(d) Upon exercise, settlement, payment, or delivery pursuant to an Award, the Participant shall certify on a form acceptable to the Committee that he or she is in compliance with the terms and conditions of this Section 7.4. Failure to comply with the provisions of this Section 7.4 prior to, or during the six months after, any exercise, payment or delivery pursuant to an Award shall cause such exercise, payment or delivery to be rescinded. The Company shall notify the Participant in writing of any such rescission within two years after such exercise, payment, or delivery. Within ten days after receiving such a notice from the Company, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment, or delivery pursuant to an Award. Such payment shall be made either in cash or by returning to the Company the number of Shares that the Participant received in connection with the rescinded exercise, payment, or delivery, in which case the Company shall promptly repay the lesser of the exercise price or the then-Fair Market Value of the Shares returned.

The Committee may modify the conditions imposed under this Section 7.4 with respect to any Award. If the terms of this Section 7.4 would require that the accounting expense for an Award that otherwise could be measured at the date of grant or other measurement date cannot be so measured until a later time, but such measurement would be permissible if the forfeiture of the Award were in connection with a termination of the Participant’s employment, then the cancellation of the Award will occur at the later of the time of the Committee’s determination or the Participant’s termination of employment.

7.5 Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary, or any business entity to be acquired by the Company or a subsidiary, any other right of a Participant to receive payment from the Company or any subsidiary. Such additional, tandem, and substituted or exchanged Awards may be granted at any time. Subject to Section 11.5, the Committee may determine that, in granting a new Award, the intrinsic value of any surrendered Award or award may be applied to reduce the exercise price of any Option, grant price of any SAR, or purchase price of any other Award.

8. Performance and Annual Incentive Awards

8.1 Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and measures of performance as it may deem appropriate in establishing performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 8.2 and 8.3 hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m).

8.2 Performance Awards Granted to Designated Covered Employees. If the Committee determines that a Performance Award to be granted to an eligible person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise, and/or settlement of such Performance Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8.2.

(a) Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each such criteria, as specified by the Committee consistent with this Section 8.2. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised, and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise, and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(b) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries, divisions, or other business units of the Company (where the criteria are applicable), shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings per share; (2) revenues; (3) cash flow; (4) cash flow return on investment; (5) return on net assets, return on assets, return on investment, return on capital, return on equity; profitability; (6) economic value created (“EVC”. as defined below); (7) operating margins or profit margins; (8) income or earnings before or after taxes; pretax earnings; pretax earnings before interest, depreciation and amortization; operating earnings; pretax operating earnings, before or after interest expense and before or after incentives, service fees, and extraordinary or special items; net income; (9) total shareholder return or stock price; (10) book value per share; (11) expense management; improvements in capital structure; working capital; costs; and (12) any of the above goals as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparator companies. “EVC” means the amount by which a business unit’s income exceeds the cost of the capital used by the business unit during the performance period, as determined by the Committee. Income of a business unit may be before payment of bonuses, capital charges, non-recurring or extraordinary income or expense, and general and administrative expenses for the performance period, if so specified by the Committee. One or more of the foregoing business criteria shall also be exclusively used in establishing performance goals for Annual Incentive Awards granted to a Covered Employee under Section 8.3 hereof.

(c) Performance Period; Timing for Establishing Performance Award Terms. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee. Performance goals, amounts payable upon achievement of such goals, and other material terms of Performance Awards shall be established by the Committee (i) while the performance outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period. In all cases, the maximum amount payable in respect of a Performance Award to any Participant shall be subject to the limitation set forth in Section 5.2 hereof.

(d) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8.2(b) hereof during the given performance period, as specified by the Committee in accordance with Section 8.2(c) hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria. In such case, Performance Awards may be granted as rights to payment of a specified portion of the Award pool; such grants shall be subject to the requirements of Section 8.2(c).

(e) Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Shares, other Awards, or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 8.2. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards, provided that the payment or settlement of any Award subject to Section 409A of the Code may be accelerated only to the extent, and only upon the occurrence of events or causes, permitted under such Section.

8.3 Annual Incentive Awards Granted to Designated Covered Employees. If the Committee determines that an Annual Incentive Award to be granted to an eligible person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise, and/or settlement of such Annual Incentive Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8.3.

(a) Potential Annual Incentive Awards. Not later than the deadline specified in Section 8.2(c) above, the Committee shall determine the eligible persons who will potentially receive Annual Incentive Awards, and the amounts potentially payable thereunder, for that fiscal year, either out of an Annual Incentive Award pool established by such date under Section 8.3(b) hereof or as individual Annual Incentive Awards. In the case of individual Annual Incentive Awards intended to qualify under Code Section 162(m), the amount potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8.2(b) hereof in the given performance year, as specified by the Committee; in other cases, such amount shall be based on such criteria as shall be established by the Committee. In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in Section 5.2 hereof.

(b) Annual Incentive Award Pool. The Committee may establish an Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Annual Incentive Awards. The amount of such Annual Incentive Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8.2(b) hereof during the given performance period, as specified by the Committee in accordance with Section 8.2(c) hereof. The Committee may specify the amount of the Annual Incentive Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(c) Payout of Annual Incentive Awards. After the end of each fiscal year, the Committee shall determine the amount, if any, of the potential Annual Incentive Award payable to each Participant eligible therefor and, if applicable, the amount of any Annual Incentive Award pool. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be increased or reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount in the case of an Annual Incentive Award intended to qualify under Code Section 162(m). The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a fiscal year or prior to settlement of such Annual Incentive Award, provided that the payment or settlement of any Award subject to Section 409A of the Code may be accelerated only to the extent, and only upon the occurrence of events or causes, permitted under such Section. Payment of any Annual Incentive Awards shall be made no later than 2-1/2 months after the end of the fiscal year to which such Award relates.

8.4 Written Determinations. Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards and Annual Incentive Awards, the achievement of performance goals relating to Performance Awards and Annual Incentive Awards, and the amount of any final Performance Award and Annual Incentive Award shall be recorded in writing, except that the Committee may determine that this requirement shall not apply in the case of Performance Awards not intended to qualify under Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m), prior to settlement of each such Award granted to a Covered Employee, that the performance goals and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied. The Committee may not delegate any responsibility relating to such Performance Awards or Annual Incentive Awards, and the Board shall not perform such functions at any time that the Committee is composed solely of Qualified Members.

8.5 Status of Section 8.2 and Section 8.3 Awards under Code Section 162(m). It is the intent of the Company that Performance Awards and Annual Incentive Awards under Sections 8.2 and 8.3 hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto) shall, if so designated by the Committee, constitute “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Sections 8.2, 8.3, 8.4 and 8.5, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term “Covered Employee” as used herein shall mean only a person designated by the Committee, at the time of grant of a Performance Award or Annual Incentive Award, as likely to be a Covered Employee with respect to a specified fiscal year. If any provision of the Plan as in effect on the date of adoption of any agreements relating to Performance Awards or Annual Incentive Awards that are designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

9. Change in Control

9.1 Effect of Change in Control. The Committee may, either in an Award agreement or at the time of a Change in Control (as defined below), provide for any one or more of the following with respect to outstanding Awards upon the occurrence of a Change in Control: (i) the acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from any Award, (ii) the elimination or modification of performance or other conditions related to the payment or other rights under an Award, (iii) provision for the cash settlement of an Award for an equivalent cash value, as determined by the Committee, or (iv) such other modification or adjustment to an Award as the Committee deems appropriate to maintain and protect the rights and interests of Participants upon or following a Change in Control.

9.2 Definition of Change in Control. For purposes of this Agreement, a “Change in Control” shall be deemed to have occurred upon:

(A) any Person, together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934 (the “Exchange Act”)) of such Person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of either (A) the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Board (“Voting Securities”) or (B) the then outstanding shares of all classes of stock of the Company (in either such case other than as a result of the acquisition of securities directly from the Company); or

(B) the members of the Board at the beginning of any consecutive 24-calendar-month period commencing on or after the date hereof (the “Incumbent Directors”) cease for any reason other than due to death to constitute at least a majority of the members of the Board; provided that any director whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the members of the Board then still in office who were members of the Board at the beginning of such 24-calendar-month period, or whose election was approved pursuant hereto, shall be deemed to be an Incumbent Director; or

(C) the consummation of (A) any consolidation or merger of the Company or any subsidiary that would result in the Voting Securities of the Company outstanding immediately prior to such merger or consolidation representing (either by remaining outstanding or by being converted into voting securities of the surviving entity) less than 50% of the total voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation or ceasing to have the power to elect at least a majority of the board of directors or other governing body of such surviving entity, (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company, if the stockholders of the Company immediately before such transaction own, immediately after consummation of such transaction, equity securities possessing less than 50% of the surviving or acquiring company or (C) any plan or proposal for the liquidation or dissolution of the Company.

(D) Notwithstanding the foregoing, a “Change-in-Control” shall not be deemed to have occurred for purposes of the foregoing clause (1) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of stock or other Voting Securities outstanding, increases (x) the proportionate number of shares of stock of the Company beneficially owned by any Person to 30% or more of the shares of stock then outstanding or (y) the proportionate voting power represented by the Voting Securities beneficially owned by any Person to 30% or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any Person referred to in clause (x) or (y) of this sentence shall thereafter become the beneficial owner of any additional stock of the Company or other Voting Securities (other than pursuant to a share split, stock dividend, or similar transaction), then a “Change-in-Control” shall be deemed to have occurred for purposes of the foregoing clause (1).

(E) “Person” shall have the meaning used in Sections 13(d) and 14(d) of the Exchange Act; provided however, that the term “Person” shall not include (A) Executive, or (B) the Company, any of its subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan of the Company or any of its subsidiaries. In addition, no Change-in-Control shall be deemed to have occurred under clause (1) above by virtue of a “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becoming a beneficial owner as described in such clause, if any individual or entity described in clause (A) or (B) of the foregoing sentence is a member of such group.

10. General Provisions

10.1 Compliance with Laws and Obligations.

(a) In General. The Company shall not be obligated to issue or deliver Shares in connection with any Award or take any other action under the Plan in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any other federal or state securities law, any requirement under any listing agreement between the Company and any national securities exchange or automated quotation system, or any other law, regulation, or contractual obligation of the Company, until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full. Certificates representing Shares issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations, and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

(b) Section 409A. If any amount that is payable hereunder is subject to Section 409A of the Code and is payable with respect to the separation from service of a Participant who is then a “specified employee” of the Company within the meaning of Section 409A, the payment of such amount shall not commence until the earlier of (i) the date that is six months after the date of such separation from service, or (ii) the date of such Participant’s death. In addition, notwithstanding any provision of this Plan to the contrary, no deferral election, payment election, time or form of payment, modification or other action with respect to the Plan shall be permitted to the extent that such election, time or form of payment, modification or other action would violate any requirement of Section 409A of the Code or the regulations thereunder.

10.2 Limitations on Transferability. Awards and other rights under the Plan will not be transferable by a Participant except by will or the laws of descent and distribution (or to a designated Beneficiary in the event of the Participant’s death), and, if exercisable, shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative; provided, however , that such Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred during the lifetime of the Participant, for purposes of the Participant’s estate planning or other purposes consistent with the purposes of the Plan (as determined by the Committee), and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent permitted by the Committee. Awards and other rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to the claims of creditors. A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

10.3 No Right to Continued Employment; Leaves of Absence. Neither the Plan, the grant of any Award, nor any other action taken hereunder shall be construed as giving any employee, consultant, director, or other person the right to be retained in the employ or service of the Company or any of its subsidiaries, nor shall it interfere in any way with the right of the Company or any of its subsidiaries to terminate any person’s employment or service at any time. Unless otherwise specified in the applicable Award agreement, an approved leave of absence shall not be considered a termination of employment or service for purposes of an Award under the Plan.

10.4 Taxes. The Company and any subsidiary is authorized to withhold from any Award granted or to be settled, any delivery of Shares in connection with an Award, any other payment relating to an Award, or any payroll or other payment to a Participant amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations.

10.5 Changes to the Plan and Awards. The Board may amend, suspend, discontinue, or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of shareholders or Participants, except that any amendment shall be subject to the approval of the Company’s shareholders at or before the next annual meeting of shareholders for which the record date is after the date of such Board action if such shareholder approval is required by any federal or state law or regulation or the rules of any applicable stock exchange, and the Board may otherwise, in its discretion, determine to submit other such amendments to shareholders for approval; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under any Award theretofore granted. The Committee may amend, suspend, discontinue, or terminate any Award theretofore granted and any Award agreement relating thereto; provided, however, that no such amendment may provide for Award terms that the Plan would not then permit for a newly granted Award; and provided further, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under such Award. Other provisions of the Plan notwithstanding, without the prior approval of shareholders, the Committee shall not take any action (including the repricing of outstanding Options) for which the approval of the shareholders of the Company is required under applicable stock exchange rules unless such approval has been obtained.

10.6 No Rights to Awards; No Shareholder Rights. No Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants, employees, consultants, or directors. No Award shall confer on any Participant any of the rights of a shareholder of the Company unless and until Shares are duly issued or transferred and delivered to the Participant in accordance with the terms of the Award or, in the case of an Option, the Option is duly exercised.

10.7 International Participants. With respect to Participants who reside or work outside the United States of America, the Committee may, in its sole discretion, amend the terms of the Plan with respect to such Participants or grant Awards not conforming to the terms of the Plan to such Participants in order that such Awards conform to the requirements of local law and customary employment practices in such locations and in order that such Awards shall serve the purposes of the Plan in light of such local laws and customary employment practices.

10.8 Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

10.9 Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission or the submission of any amendment to shareholders for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including the granting of awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

10.10 Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award (although fractional share units may be credited in connection with any Award if so authorized by the Committee). The Committee shall determine whether and in what manner cash, other Awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

10.11 Successors and Assigns. The Plan shall be binding on all successors and assigns of the Company and a Participant, including any permitted transferee of a Participant, the Beneficiary or estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

10.12 Governing Law. The validity, construction, and effect of the Plan, any rules and regulations under the Plan, and any Award agreement will be determined in accordance with the laws (including those governing contracts) of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.

10.13 Effective Date, Shareholder Approval, and Plan Termination. The Plan shall become effective if and at the time that it is approved by the shareholders of the Company. Unless earlier terminated by action of the Board, the Plan shall terminate on the day before the tenth anniversary of the effectiveness of the Plan. Upon any such termination of the Plan, no new authorizations of grants of Awards may be made, but then-outstanding Awards shall remain outstanding in accordance with their terms, and the Committee otherwise shall retain its full powers under the Plan with respect to such Awards.

Annex G

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

NORTH AMERICAN INSURANCE LEADERS, INC.

North American Insurance Leaders, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”) does hereby certify as follows:

FIRST: That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment of the Amended and Restated Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Amended and Restated Certificate of Incorporation of this Corporation be amended by changing Article I thereof so that, as amended, said Article shall be and read in its entirety as follows:

“ARTICLE I.

Name

The name of the corporation is Deep South Group, Inc.”

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a meeting of the stockholders of said Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed this          day of                     , 2007.

By:
Name:	William R. de Jonge
Title:	President

G-1

Annex H

NORTH AMERICAN INSURANCE LEADERS, INC.

(THE “CORPORATION”)

AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee is appointed by the Board of Directors of the Corporation, pursuant to authority delegated to it by the Board, to monitor (1) the integrity of the financial statements of the Corporation, (2) the independent auditor’s qualifications and independence, (3) the performance of the Corporation’s internal audit function and independent auditors, and (4) the compliance by the Corporation with legal and regulatory requirements.

The Audit Committee shall prepare the report required by the Securities and Exchange Commission (the “Commission”) to be included in the Corporation’s annual proxy statement.

Committee Membership and Function

The Audit Committee of the Corporation shall have at least three members. The Board of Directors shall designate the members of the Audit Committee. The Board of Directors shall have the power at any time to change the membership of the Audit Committee, to fill all vacancies, and to designate alternate members to replace any absent or disqualified members, so long as the Audit Committee shall at all times have at least three members. The members of the Audit Committee shall select its Chairman.

As a matter of best practices, the Audit Committee will endeavor to have at least one of its members with the requisite qualifications to be designated by the Board of Directors as an “audit committee financial expert,” as such term is defined by the Sarbanes-Oxley Act of 2002 and rules adopted thereunder from time to time (“Sarbanes-Oxley Act”). To that end, the Audit Committee shall consider at least annually whether one or more of its members qualifies to be designated by the Board as an “audit committee financial expert.” The Audit Committee shall report the results of its deliberations to the Board of Directors for further action as appropriate, including, but not limited to, a determination by the Board of Directors that the Audit Committee membership includes or does not include one or more “audit committee financial experts” and any related disclosure to be made concerning this matter. If a vacancy exists due to the retirement or resignation of a member of the Audit Committee who has been designated as an “audit committee financial expert,” the Board will, as a matter of best practices, endeavor to fill such vacancy with another “audit committee financial expert,” as soon as reasonably practicable thereafter. The designation of a member of the Audit Committee as an “audit committee financial expert” will not increase the duties, obligations or liability of the designee as compared to the duties, obligations and liability imposed on the designee as a member of the Audit Committee and of the Board of Directors.

Notwithstanding the foregoing, for so long as the Corporation’s common stock is quoted on the Over the Counter Bulletin Board, listed on a national securities exchange or quoted on The Nasdaq National Market (i) the Audit Committee shall at all times have at least one member that has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities, and (ii) all members of the Audit Committee shall be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement.

Committee Authority and Responsibilities

The function of the Audit Committee is oversight. Management is primarily responsible for maintaining appropriate systems for accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent accountants are primarily responsible for planning and carrying out a proper audit of the Corporation’s annual financial statements in accordance with generally accepted accounting standards. The independent accountants are accountable to the Board of Directors and the Audit Committee, as representatives of the Corporation’s shareholders. The Board of Directors and the Audit Committee have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the Corporation’s independent accountants (subject, if applicable, to shareholder ratification.)

In fulfilling their responsibilities thereunder, it is recognized that members of the Audit Committee are not, solely by virtue of their roles as members of such committee, full-time employees of the Corporation or management and are not and do not represent themselves to be, accountants or auditors by profession. As such, it is not the duty or the responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures, to determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or to set auditor independence standards. Each member of the Audit Committee shall be entitled to rely on (a) the integrity of those persons within and outside the Corporation and management from which it receives information; (b) the accuracy of the financial and other information provided to the Audit Committee absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors); and (c) statements made by the officers and employees of the Corporation, its investment adviser or other third parties as to any information technology, internal audit and other non-audit services provided by the independent accountants to the Corporation. In carrying out its responsibilities, the Audit Committee’s policies and procedures shall be adapted, as appropriate, to best react to a changing environment.

The Audit Committee shall be given the resources and authority appropriate to discharge its responsibilities, including the authority to retain experts, independent counsel or consultants at the expense of the Corporation. The Audit Committee shall also be given the resources, as determined by the Audit Committee, for payment of (i) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation and (ii) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

The Audit Committee shall review this Charter at least once annually and recommend any changes to this Charter that it deems appropriate to the full Board of Directors. The Audit Committee shall have such further responsibilities as are given to it from time to time by the Board of Directors. The Audit Committee shall consult, on an ongoing basis, with management, the independent accountants and counsel as to legal or regulatory developments affecting its responsibilities, as well as relevant tax, accounting and industry developments.

Nothing in this Charter shall be interpreted as diminishing or derogating from the responsibilities of the Board of Directors.

Pursuant to authority granted to it by the Board of Directors, the responsibilities of the Audit Committee are:

Retention of Independent Accountants and Approval of Services

1.	To select or retain each year a firm or firms of independent accountants to audit the accounts and records of the Corporation, to approve the terms of compensation of such independent accountants and to terminate such independent accountants as it deems appropriate.

2.	To pre-approve any independent accountants’ engagement to render audit and/or permissible non-audit services (including the fees charged and proposed to be charged by the independent accountants), subject to the de minimis exceptions under Section 10A(i)(1)(B) of the Exchange Act, and as otherwise required by law.

3.	The Audit Committee may delegate its pre-approval responsibilities to one or more of its members. The member(s) to whom such responsibility is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Oversight of the Corporation’s Relationship with the Independent Accountants

4.	To obtain and review a report from the independent accountants at least annually regarding:

(a) the independent accountants’ internal quality control procedures;

(b) any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm;

(c) any steps taken to deal with any such issues; and

(d) all relationships between the independent accountants and the Corporation.

5.	To evaluate the qualifications, performance and independence of the independent accountants, including the following:

(a) evaluating the performance of the lead partner, and the quality and depth of the professional staff assigned to the Corporation;

(b) considering whether the accountant’s quality controls are adequate;

(c) considering whether the provision of permitted non-audit services is compatible with maintaining the accountant’s independence; and

(d) taking into account the opinions of management and the internal accounting staff (or other personnel responsible for the internal audit function).

The Audit Committee shall present its conclusions with respect to the independent accountants to the Board.

6.	To ensure the regular rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. To consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent accounting firm on a regular basis.

7.	To recommend to the Board policies for the Corporation’s hiring of employees or former employees of the independent accountants who participated in any capacity in the audit of the Corporation.

8.	To discuss with the national office of the independent accountants issues on which they were consulted by the Corporation’s audit team and matters of audit quality and consistency.

9.	To consider the effect on the Corporation of:

(a) any changes in accounting principles or practices proposed by management or the independent accountants;

(b) any changes in service providers, such as the Corporation’s accountants or administrators, that could impact the Corporation’s internal controls; and

(c) any changes in schedules (such as fiscal or tax year-end changes) or structures or transactions that require special accounting activities or resources.

10.	To annually review a formal written statement from the independent accountants delineating all relationships between the independent accountants and the Corporation, consistent with applicable standards of the Independence Standards Board, and discussing with the independent accountants their methods and procedures for insuring independence.

11.	To interact with the Corporation’s independent accountants, including reviewing and, where necessary, resolving disagreements that have arisen between management and the independent accountants regarding financial reporting.

Financial Statements and Disclosure Matters

12.	To review and discuss with management and the independent accountants the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Corporation’s Annual Report on Form 10-K.

13.	To review and discuss with management and the independent accountants the Corporation’s quarterly financial statements prior to the filing of its Quarterly Reports on Form 10-Q, including the results of the independent accountants’ reviews of the quarterly financial statements.

14.	To meet with the Corporation’s independent accountants at least four times during each fiscal year, including private meetings, and review written materials prepared by the independent accountants, as appropriate.

(a) to review the arrangements for and the scope of the annual audit and any special audits or other special permissible services;

(b) to review the Corporation’s financial statements and to discuss any matters of concern arising in connection with audits of such financial statements, including any adjustments to such statements recommended by the independent accountants or any other results of the audits;

(c) to consider and review, as appropriate and in consultation with the independent accountants, the appropriateness and adequacy of the Corporation’s financial and accounting policies, procedures and internal accounting controls and, as appropriate, the internal controls of key service providers, and to review management’s responses to the independent accountants’ comments relating to those policies, procedures and controls, and to any special steps adopted in light of material control deficiencies;

(d) to review with the independent accountants their opinions as to the fairness of the financial statements;

(e) to review and discuss quarterly reports from the independent accountants relating to:

(1) all critical accounting policies and practices to be used;

(2) all alternative treatment of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent accountants; and

(3) other material written communications between the independent accountant and management, such as any management letter or schedule of unadjusted differences.

Compliance Oversight

15.	To obtain from the independent accountants assurance that Section 10A(b) of the Exchange Act has not been implicated.

16.	To investigate, when the Audit Committee deems it necessary, improprieties or suspected improprieties in Corporation operations.

17.	To establish and maintain procedures for the following, including considering exceptions to and responding to alleged violations of such procedures as the Audit Committee shall consider appropriate:

(a) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters; and

(b) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

18.	To discuss with management and the independent accountants any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Corporation’s financial statements or accounting policies.

19.	To discuss with the Corporation’s counsel any legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

Oversight of Corporation’s Internal Audit Function

20.	To recommend to the Board of Directors the appointment of the Corporation’s principal accounting officer and principal financial officer, who shall initially be and .

21.	To consider whether to grant any approvals or waivers sought under the Corporation’s Code of Ethics (the “Code”).

22.	To review any alleged violations under the Corporation’s Code and to make any recommendations to the Board of Directors as it deems appropriate.

23.	To require the chief financial officer or other appropriate officers of the Corporation, internal accounting staff, and individuals with internal audit responsibilities, on such reasonable notice as the Audit Committee may provide, to meet with the Audit Committee for consultation on audit, accounting and related financial matters.

24.	To review disclosures made to the Audit Committee by the Corporation’s chief executive officer and chief financial officer, or persons performing similar roles, during their certification process for the Corporation’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q concerning any significant deficiencies in the design or operation of internal controls or material weaknesses in such controls, and any fraud involving management or other employees who have a significant role in the Corporation’s internal controls.

25.	To discuss with management the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Corporation’s risk assessment and risk management policies.

Fair Value Procedures

26.	Review and provide comments to the investment adviser or independent valuation firm regarding the valuation conclusions provided in connection with the Corporation’s initial business combination as described in the Corporation’s Registration Statement on Form S-1.

27.	Review comments provided by the independent valuation firm or independent appraisal firm in response to the Audit Committee comments regarding such valuation.

Compensation

28.	Compensation of the chief financial officer shall be recommended to the Board for determination.

Other

29.	To report its activities to the Board on a regular basis and to make such recommendations with respect to the matters described above and other matters as the Audit Committee may deem necessary or appropriate.

Committee Meetings

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly, and is empowered to hold special meetings as circumstances require. The Chairman of the Audit Committee or any two members of the Audit Committee may fix the time and place of the Audit Committee’s meetings unless the Board of Directors shall otherwise provide. Members of the Audit Committee may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at the meeting. Any action required or permitted to be taken at a meeting of the Audit Committee may also be taken without a meeting if all members of the Audit Committee consent thereto in writing. The Audit Committee shall keep regular minutes of its meetings and records of decisions taken without a meeting and cause them to be recorded in the Corporation’s minute book. The Audit Committee may invite any Director who is not a member of the Audit Committee, management, counsel, representatives of service providers or other persons to attend meetings and provide information as the Audit Committee, in its sole discretion, considers appropriate.

One third, but not less than two, of the members of the Audit Committee shall be present at any meeting of the Audit Committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority present shall be the act of the Audit Committee. In the absence or disqualification of any member of the Audit Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he/she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Approved: August 12, 2005.

Annex I

NORTH AMERICAN INSURANCE LEADERS, INC.

(THE “CORPORATION”)

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

CHARTER

Purpose

The purpose of the Nominating and Corporate Governance Committee is to select qualified nominees to be elected to the board of directors (the “Board of Directors”) of the Corporation by the Corporation’s stockholders at the annual stockholder meeting, select qualified nominees to fill any vacancies on the Board of Directors or a Committee thereof (consistent with criteria approved by the Board of Directors), develop and recommend to the Board of Directors a set of corporate governance principles applicable to the Corporation, oversee the evaluation of the Board of Directors and management, and undertake such other duties and responsibilities as may from time to time be delegated by the Board of Directors to the Nominating and Corporate Governance Committee.

Membership Requirements

The Nominating and Corporate Governance Committee shall be comprised of the number of Directors as the Board of Directors shall determine from time to time, such number not to be less than two. The members of the Nominating and Corporate Governance Committee shall be appointed annually by the Board of Directors and may be removed at any time, with or without cause, by the Board of Directors. The Chairman of the Nominating and Corporate Governance Committee shall be appointed by the members of the Nominating and Corporate Governance Committee.

Authority

In discharging its responsibilities, the Nominating and Corporate Governance Committee shall have authority to retain outside counsel or other consultants in the Nominating and Corporate Governance Committee’s sole discretion. The Nominating and Corporate Governance Committee shall also have sole authority to approve the fees and other retention terms of such consultants and to terminate such consultants. The Nominating and Corporate Governance Committee shall have the authority to create subcommittees with such powers as the Nominating and Corporate Governance Committee shall from time to time confer.

Responsibilities

The following are the general responsibilities of the Nominating and Corporate Governance Committee and are set forth only for its guidance. The Nominating and Corporate Governance Committee may assume such other responsibilities as it deems necessary or appropriate in carrying out its purpose.

The Nominating and Corporate Governance Committee shall:

A.	Select a replacement Director when a vacancy on the Board of Directors (or a committee thereof) occurs or is anticipated.

B.	Establish the criteria for evaluating (subject to Board of Directors approval of those qualifications) and evaluate the qualifications of individuals for election as members of the Board of Directors (or a committee thereof), which criteria shall include, at a minimum, the following:

1.	to the extent required, compliance with the independence and other applicable requirements of the SEC, all other applicable laws, rules and regulations and the criteria, policies and principles set forth in this Charter; and

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2.	the ability to contribute to the effective management of the Corporation, taking into account the needs of the Corporation and such factors as the individual’s experience, perspective, skills, and knowledge of the industry in which the Corporation operates.

C.	Consider stockholder recommendations for possible nominees for election as members of the Board of Directors.

D.	Annually evaluate the qualifications of current members of the Board of Directors who are available for reelection in light of the characteristics of age, skills, experience, availability of service to the Corporation and tenure of its members, and of the Board of Director’s anticipated needs.

E.	Upon a significant change in a member of the Board of Director’s personal circumstances (including a change in principal occupation) or in the event a significant ongoing time commitment arises that may be inconsistent with a member of the Board of Director’s service to the Board, review, as appropriate, the continued Board membership of such member.

F.	Report to the Board of Directors its conclusions with respect to the matters that the Nominating and Corporate Governance Committee has considered.

G.	Review and reassess the adequacy of this Charter of the Nominating and Corporate Governance Committee annually and submit any proposed modifications to the Board of Directors for submission to the stockholders at an annual meeting for approval.

H.	Conduct an annual evaluation of the Board and each committee to determine whether each of them is functioning effectively, and submit a report to the full Board at the end of the review. The Nominating and Corporate Governance Committee will discuss the review with the full Board following the end of each fiscal year.

I.	The Nominating and Corporate Governance Committee shall monitor compliance with the Corporation’s Code of Conduct, including reviewing with the General Counsel the adequacy and effectiveness of the Corporation’s procedures to ensure proper compliance. The Committee shall also recommend amendments to the Corporation’s Code of Conduct to the Board of Directors as the Committee may deem appropriate.

Meetings

Subject to the By-Laws and resolutions of the Board of Directors, the Nominating and Corporate Governance Committee shall meet not less than two times a year at such time as the Chairman of the Nominating and Corporate Governance Committee shall designate. The Chairman of the Nominating and Corporate Governance Committee shall develop and set the Nominating and Corporate Governance Committee’s agenda, in consultation with the other members of the Nominating and Corporate Governance Committee. Each member of the Board of Directors and members of management are free to suggest the inclusion of items on the agenda. The agenda and information concerning the business to be conducted at each Nominating and Corporate Governance Committee meeting shall, to the extent practical, be distributed to the members of the Nominating and Corporate Governance Committee sufficiently in advance of each meeting to permit meaningful review. The Nominating and Corporate Governance Committee shall fix its own rules of procedure, and a majority of the number of members then serving on the Nominating and Corporate Governance Committee shall constitute a quorum. The Nominating and Corporate Governance Committee shall keep minutes of its meetings, and all action taken by it shall be reported to the Board of Directors.

Approved: August 12th, 2005.

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Annex J

EMPLOYMENT AGREEMENT

AGREEMENT, made and entered into as of October 22, 2007 by and among North American Insurance Leaders, Inc., a Delaware corporation (together with its successors and assigns permitted under this Agreement, “Holdco”), NAIL Acquisition Corp. I, a Delaware corporation and a wholly-owned subsidiary of Holdco (together with its successors and assigns permitted under this Agreement, the “Company”), and Mark W. Haushill (the “Executive”).

WITNESSETH:

WHEREAS, Holdco, the Company, David J. Disiere (the “Founder”) and Deep South Holding, L.P. (“Deep South”) have entered into a Securities Purchase Agreement dated as of August 10, 2007 (the “Purchase Agreement”), pursuant to which the Company will acquire the businesses of Deep South (the “Acquisition”);

WHEREAS, Holdco and the Company desire to employ the Executive and to enter into an employment agreement embodying the terms of such employment (this “Agreement”);

WHEREAS, the Executive desires to enter into this Agreement and to accept such employment, subject to the terms and provisions of this Agreement and subject to the occurrence of the Closing (as such term is defined in the Purchase Agreement).

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, Holdco, the Company and the Executive (individually a “Party” and together the “Parties”) agree as follows:

1. Definitions.

(a) “Base Salary” shall mean the Executive’s base salary in accordance with Section 4 below.

(b) “Board” shall mean the Board of Directors of Holdco.

(c) “Cause” shall mean: (i) the Executive engaged in conduct which is a felony under the laws of the United States or any state or political subdivision thereof; (ii) the Executive engaged in willful conduct relating to Holdco or the Company constituting a material breach of fiduciary duty to Holdco or the Company, willful and material misconduct (including acts of employment discrimination or sexual harassment), intentional misrepresentation, gross negligence or fraud; (iii) the Executive breached the limitations on his authority under Section 3(b) or his obligations or covenants under Section 11 or 12 of this Agreement in any material respect; or (iv) the Executive willfully failed to follow a proper directive of the Board within the scope of Executive’s duties (which shall be capable of being performed by the Executive with reasonable effort). For purposes hereof, an action or inaction will not be deemed to be “willful” if such is undertaken or omitted to be taken in the good faith belief that such is in, or not opposed to, the best interests of Holdco or the Company.

(d) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(e) “Date of Termination” shall mean the effective date of the Executive’s termination of employment for any reason other than the non-renewal of the Term of Employment.

(f) “Disability” or “Disabled” shall mean the failure of the Executive to be able to substantially perform his duties and responsibilities hereunder by reason of any medically determined physical or mental impairment that can be reasonably expected (as determined by a medical doctor) to result in death or can be reasonably expected (as determined by a medical doctor) to last for a continuous period of not less than 12 months.

(g) “Effective Date” shall mean the date of execution and delivery hereof by the Parties.

(h) “Good Reason” shall mean (i) the failure of Holdco or the Company to pay, or a reduction in, Base Salary or additional compensation or benefits payable or to be provided to the Executive hereunder in accordance with this Agreement, (ii) the assignment to the Executive without the Executive’s prior written consent of duties substantially inconsistent with his positions and title hereunder or which could reasonably result in a violation of Section 3(b) hereof, (iii) any material adverse change in the Executive’s duties, responsibilities or title without the Executive’s prior written consent, (iv) the relocation of the Executive’s principal place of performance hereunder to a location more than 50 miles from Irving, Texas, (v) a change in the reporting structure so the Executive reports to someone other than solely and directly to the Board, (vi) a material breach by Holdco or the Company of any material provision of this Agreement, or (vii) the failure of Holdco or the Company to obtain the assumption in writing of its obligation to perform this Agreement by any successor to all or substantially all of the assets of Holdco or the Company, as the case may be, within 10 days after a merger, consolidation, sale or similar transaction.

(i) “Operative Date” shall mean the Closing as such term is defined in the Purchase Agreement.

(j) “Parties” shall mean the Executive, Holdco and the Company.

(k) “Term of Employment” shall mean the period specified in Section 2 below.

2. Term of Employment.

(a) Holdco and the Company hereby employ the Executive, and the Executive hereby accepts such employment, for the period commencing on the Operative Date and ending three years after the Operative Date, subject to earlier termination of the Term of Employment by Holdco, the Company or the Executive in accordance with the terms of this Agreement. The Term of Employment shall automatically renew for successive one-year periods unless, on the one hand, Holdco and the Company notify the Executive or, on the other hand, the Executive notifies Holdco and the Company in writing in accordance with Section 23 below at least three months prior to the expiration of then Term of Employment that such Party or Parties do not wish for the Term of Employment to so renew.

(b) During the period (the “Interim Period”) which begins upon the Effective Date and ends upon the Operative Date, each of the Parties acknowledges and agrees that the Executive’s employment has not yet begun and that the Executive shall not be required to perform any services for or owe any duties to Holdco or the Company. During the Interim Period, this Agreement shall not be subject to rescission, cancellation or modification by Holdco or the Company. In the event that the Operative Date does not occur on or before March 31, 2008, the Executive may terminate this Agreement upon prompt written notice to Holdco and the Company in accordance with Section 23 below.

3. Position, Duties and Responsibilities.

(a) On the Operative Date and continuing for the remainder of the Term of Employment, the Executive shall be employed by each of Holdco and the Company as its Chief the Executive Officer. The Executive also shall be nominated by Holdco for election to the Board in connection with each applicable election of such directors during the Term of Employment, and Holdco shall use its reasonable best efforts to effect the election of the Executive to the Board. The Executive shall serve Holdco, the Company and its affiliates faithfully, conscientiously and to the best of the Executive’s ability, shall promote the interests and reputation of Holdco, the Company and its affiliates and shall perform his duties hereunder in accordance with the written policies and procedures of the Company and Holdco as in effect from time to time. The Executive’s duties and authority shall consist of the general charge of the business and affairs of Holdco and the Company. The Executive’s duties and authority may also be as further set forth in the respective By-Laws of Holdco and the Company and as otherwise established by the Board or the Board of Directors of the Company, as applicable, but, in any and all events, shall be consistent with the immediately prior sentence and commensurate with his positions and title hereunder. Unless prevented by sickness or Disability, the Executive shall devote substantially all of the Executive’s business time, attention, knowledge, energy and skills, during normal working hours, and at such other times as the Executive’s duties may reasonably require, to the duties of the Executive’s employment; provided, however, that this Agreement shall not be interpreted as prohibiting the Executive from managing his personal affairs or, in accordance with the written policies and procedures of the Company, engaging in charitable or civic activities, so long as such activities do not interfere in any material respect with the performance of the Executive’s duties and responsibilities hereunder. In addition, without limiting any of the foregoing, during the Term of Employment, the Executive shall report solely and directly to the Board; the Executive shall use his reasonable best efforts to oversee the business activities of the Founder in connection with the major business decisions and initiatives of the Company; the Executive shall be a member of the Company’s Underwriting Committee; all officers of Holdco and the Company, including the Founder, shall report directly to the Executive and all other employees of Holdco and the Company shall report directly or indirectly to the Executive; except that the Chief Underwriting Officer of the Company shall jointly report to the Executive and the Founder (in accordance with policies and procedures established by the Underwriting Committee, where applicable); the marketing, product and claims administration functions, and the regional heads (or, as applicable, individual office heads) of the Company (but only in respect of the Deep South business as it exists on the Operative Date) shall report to the Founder (who, in turn, as aforesaid, shall report directly to the Executive); and all other corporate staff functions of the Company, including financial, legal (excluding claims-related legal matters) regulatory, governmental, actuarial and audit, shall report directly to the Executive.

(b) Notwithstanding any provision of this Agreement to the contrary, it is the intention of the Parties that at all times during the Term of Employment the duties, responsibilities and reporting relationships of the Executive shall be limited such that none of the Executive, the Company or Holdco shall be in violation of any law, rule, regulation, order or other restriction or limitation on the ability of the Company, Holdco or any of their respective employees to engage in any business or activity.

4. Base Salary and Bonus Payments.

Each year during the Term of Employment, the Executive shall be paid an annualized Base Salary of $450,000, in accordance with the regular payroll practices of Holdco as in effect from time to time, which Base Salary shall be reviewed annually during the Term of Employment and may be increased but not decreased. In addition, each year during the Term of Employment, the Executive shall be eligible for a target annual cash bonus of $200,000 based upon the financial performance of Holdco. The actual amount of such bonus, if any, shall be determined by the Compensation Committee of the Board in its sole discretion pursuant to the annual bonus plan or program applicable to senior executives of Holdco as established in consultation with the Executive and in effect from time to time. All bonuses shall be paid to the Executive hereunder no later than March 15th of the year after the end of the applicable fiscal year.

5. Equity Compensation.

During the Term of Employment, the Executive shall be eligible to participate in the equity compensation plans applicable to similarly situated senior executives of Holdco, subject to and in accordance with the terms and conditions of such plans as in effect from time to time. In addition, as soon as practicable after the Operative Date (and in any event within 30 days thereafter), Holdco shall cause the Executive to be granted options to purchase 100,000 shares of Holdco common stock. Such options shall have an exercise price per share equal to the fair market value per share of such common stock on the date of grant (as determined in accordance with the terms of the applicable equity compensation plan) and shall become cumulatively exercisable as to one-third of the shares on each of the first three anniversaries of the Effective Date, provided that the Executive remains in continuous service with Holdco or the Company until such anniversary, subject to Section 10 below.

6. Employee Benefit Programs.

During the Term of Employment, the Executive shall be eligible to participate in the various employee welfare and pension benefit plans, programs and/or arrangements applicable to senior executives of Holdco and the Company, subject to and in accordance with the terms and conditions of such plans, programs and arrangements as in effect from time to time. In addition, in recognition of the Executive’s primary residence being in the San Antonio, Texas area, each year during the Term of Employment, the Executive shall be reimbursed for housing and travel expenses of up to $25,000, in accordance with the regular payroll and reimbursement practices of Holdco as in effect from time to time. Payment of such amounts shall be made within 60 days after submission of proper requests for reimbursement (provided that if such requests are submitted during the last two months of a calendar year, such amounts shall be paid within 60 days after the end of such calendar year).

7. Reimbursement of Business Expenses.

During the Term of Employment, the Executive is authorized to incur reasonable business expenses in carrying out his duties and responsibilities under this Agreement, and Holdco shall reimburse him for all such reasonable business expenses reasonably incurred in connection with carrying out the business of Holdco, subject to and in accordance with the terms and conditions of the policies applicable to senior executives of Holdco regarding such expenses as in effect from time to time. Payment of such amounts shall be made within 60 days after submission of proper requests for reimbursement (provided that if such requests are submitted during the last two months of a calendar year, such amounts shall be paid within 60 days after the end of such calendar year).

8. Perquisites.

During the Term of Employment, the Executive shall be entitled to participate in any fringe benefits plans, programs and/or arrangements (including, without limitation, arrangements regarding the leasing of automobiles and payment of related maintenance and insurance expenses) applicable to senior executives of Holdco and the Company, subject to and in accordance with the terms and conditions of such arrangements as in effect from time to time.

9. Vacation.

During the Term of Employment, the Executive shall be entitled to the number of paid vacation days and floating holidays determined in accordance with the terms and conditions of the vacation policy applicable to senior executives of Holdco as in effect from time to time.

10. Termination of Employment.

(a) Termination of Employment Due to Death. In the event of the Executive’s death during the Term of Employment, the Term of Employment shall end as of the date of the Executive’s death and his estate and/or beneficiaries, as the case may be, shall thereupon be entitled to the following from Holdco:

(1) Base Salary earned but not paid prior to the date of his death;

(2) all annual bonuses under Section 4 with respect to any fiscal years prior to the year of his death which have not yet been paid;

(3) a pro-rata portion of the target annual bonus under Section 4 for the year in which the death occurs determined by multiplying the annual bonus for such year (determined as if all financial performance and other targets have been met) by a fraction, the numerator of which is the number of days in such calendar year prior to such death, and the denominator of which is 365.

(4) any amounts earned, accrued or owing to the Executive but not yet paid under Section 5, 6, 7, 8 or 9 above, subject to the terms and conditions of applicable benefit plans and programs;

(5) the continued vesting of all unvested equity awards held by the Executive on the Date of Termination as if the Executive had remained employed and, in the case of stock options and other exercisable equity awards, the continued exercisability of such equity awards until one year after the later of the date on which such equity awards become exercisable and the Date of Termination; and

(6) such other or additional benefits, if any as are provided under applicable plans, programs and/or arrangements of Holdco and the Company.

(b) Termination of Employment Due to Disability. If the Executive’s employment is terminated due to Disability during the Term of Employment, by Holdco or the Executive, the Term of Employment shall end as of the Date of Termination and the Executive shall thereupon be entitled to the following from Holdco (in addition to the benefits due him under the then current disability program of Holdco):

(1) Base Salary earned but not paid prior to the Date of Termination;

(2) all annual bonuses under Section 4 with respect to any fiscal years prior to the year of his termination which have not yet been paid;

(3) a pro-rata portion of the target annual bonus under Section 4 for the year in which the termination of employment on account of Disability occurs determined by multiplying the annual bonus for such year (determined as if all financial performance and other targets have been met) by a fraction, the numerator of which is the number of days in such calendar year prior to such termination, and the denominator of which is 365;

(4) any amounts earned, accrued or owing to the Executive but not yet paid under Section 5, 6, 7, 8 or 9 above, subject to the terms and conditions of applicable benefit plans and programs;

(5) the continued vesting of all unvested equity awards held by the Executive on the Date of Termination as if the Executive had remained employed and, in the case of stock options and other exercisable equity awards, the continued exercisability of such equity awards until one year after the later of the date on which such equity awards become exercisable and the Date of Termination; and

(6) such other additional benefits, if any, as are provided under applicable plans, programs and/or arrangements of Holdco and the Company.

In no event shall a termination of the Executive’s employment for Disability occur unless the Party terminating his employment gives written notice to the other Parties in accordance with Section 23 below.

(c) Termination of Employment by Holdco for Cause. Holdco may terminate the Executive’s employment for Cause during the Term of Employment. Holdco shall not have the right to terminate the Executive for Cause unless and until the Executive receives a copy of a resolution duly adopted by an affirmative vote of not less than a majority of the Board called and held for such purpose (after reasonable written notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Executive is guilty of acts or omissions constituting Cause, and such acts or omissions are not cured by the Executive (if capable of being cured) within thirty (30) days of the Executive’s receipt of such resolution. If the Executive disputes the Board’s determination on the existence of and/or failure to cure the events that constitute Cause, such dispute shall, promptly following the expiration of the thirty (30) day cure period, be submitted to arbitration in accordance with Section 22. If the arbitrators conclude that Cause does exist and has not been cured (if capable of being cured), the Executive shall be treated as having terminated his employment hereunder for Cause on the date of such determination, and if the arbitrators conclude that Cause does not exist or has been cured (if capable of being cured), the Executive shall be treated as having been terminated by Holdco without Cause on the date of such determination pursuant to Section 10(d) below. If the Executive’s employment is so terminated by Holdco for Cause, the Term of Employment shall end as of the Date of Termination and the Executive shall thereupon be entitled to the following from Holdco:

(1) Base Salary earned but not paid prior to the Date of Termination;

(2) any amounts earned, accrued or owing to the Executive but not yet paid under Section 5, 6, 7, 8 or 9 above, subject to the terms and conditions of applicable benefit plans and programs; and

(3) such other or additional benefits, if any, as are provided under applicable plans, programs and/or arrangements of Holdco and the Company.

(d) Termination of Employment by Holdco Without Cause. In the event that Holdco terminates the Executive’s employment without Cause, the Executive shall thereupon be entitled to the following from Holdco:

(1) Base Salary earned but not paid prior to the Date of Termination;

(2) all annual bonuses under Section 4 with respect to any fiscal years prior to the year of his termination which have not yet been paid;

(3) a pro-rata portion of the target annual bonus under Section 4 for the year in which the termination of employment occurs determined by multiplying the annual bonus for such year (determined as if all financial performance and other targets have been met) by a fraction, the numerator of which is the number of days in such calendar year prior to such termination, and the denominator of which is 365;

(4) any amounts earned, accrued or owing to the Executive but not yet paid under Section 5, 6, 7, 8 or 9 above, subject to the terms and conditions of applicable benefit plans and programs;

(5) continued participation, as if he were still an employee, in the medical, dental, hospitalization and life insurance plans, programs and/or arrangements in which he was participating on the Date of Termination until the earlier of:

(A) the end of the 24-month period following the Date of Termination; or

(B) the date, or dates, the Executive receives equivalent coverage and benefits under the plans, programs and/or arrangements of a subsequent employer (such coverage and benefits to be determined on a coverage-by-coverage or benefit-by-benefit basis);

provided, however, that:

(X) if the Executive is (i) precluded from continuing his participation in any employee benefit or perquisite plan, program or arrangement as provided in this Section 10(d)(5) because he is not an employee of the Company or Holdco, and (ii) not receiving equivalent coverage and benefits through a subsequent employer, Holdco or the Company shall reimburse Executive for the after-tax cost of premiums paid by the Executive in obtaining coverage that is substantially equivalent to the benefits provided to the Executive under the plan, program or arrangement on the Date of Termination and in which he is unable to participate for the period specified in this Section 10(d)(5);

(Y) any reimbursement of expenses pursuant to paragraph (X) shall be paid no later than the last day of the year in which the expenses are incurred;

(6) the continued vesting of all unvested equity awards held by the Executive on the Date of Termination as if the Executive had remained employed and, in the case of stock options and other exercisable equity awards, the continued exercisability of such equity awards until one year after the later of the date on which such equity awards become exercisable and the Date of Termination;

(7) such other or additional benefits, if any, as are provided under applicable plans, programs and/or arrangements of Holdco and the Company; and

(8) a cash severance payment equal to two times the sum of the average annualized Base Salary (prior to any reduction thereof constituting Good Reason) and the average annual cash bonus paid or payable to the Executive for the two years preceding the Date of Termination (or, if such termination occurs before any such bonus has been paid or become payable, the target bonus for the year of termination).

(e) Termination of Employment by the Executive for Good Reason. The Executive may terminate his employment for Good Reason during the Term of Employment upon at least 15 days prior written notice to Holdco which specifically identifies the basis for such Good Reason. The Executive’s employment shall terminate upon the date specified in his notice of termination. If Holdco disputes the existence of Good Reason, the issue of whether Good Reason exists shall promptly be submitted to arbitration in accordance with Section 22. If the arbitrators conclude that Good Reason does not exist, the Executive shall be treated as having terminated his employment hereunder without Good Reason on the date specified in his notice of termination. Upon the termination of the Executive’s employment by the Executive for Good Reason, the Executive shall be entitled to the same payments and benefits as provided in Section 10(d) above, payable or provided, as the case may be, at the same times.

(f) Voluntary Termination of Employment by the Executive Without Good Reason. If the Executive voluntarily terminates his employment without Good Reason during the Term of Employment, other than a termination of employment due to death or Disability, the Executive shall thereupon be entitled to the same payments and benefits as provided in Section 10(c) above, payable or provided, as the case may be, at the same times. A termination of the Executive’s employment under this Section 10(f) shall be effective upon 30 days prior written notice to the Company and shall not be deemed a breach of this Agreement.

(g) Expiration of Term of Employment. If the Term of Employment expires in accordance with Section 2 above, the Executive shall thereupon be entitled to the same payments and benefits as provided in Section 10(a) above, payable at the same times.

(h) General Release by Executive. Notwithstanding any provision of this Agreement to the contrary, the Executive acknowledges and agrees that the obligation of Holdco to pay any compensation and benefits under Sections 10(d) or (e) is expressly conditioned upon the Executive’s execution of and agreement to be bound by a release of any and all claims (other than claims for compensation and benefits payable under this Agreement and other claims set forth in such release) arising out of or relating to the Executive’s employment and termination of employment. Such release shall be made in substantially the form attached hereto as Exhibit A and shall run to Holdco, the Company, their respective affiliates, and their respective officers, directors, employees, agents, successors and assigns. The Executive must execute the release within two and one-half months following Holdco’s tender of such release to the Executive. Holdco’s rights under this Section 10(h) are contingent upon Holdco tendering such release to the Executive within 7 days of the Executive’s termination of employment with Holdco.

(i) Section 409A Compliance. Any amounts payable under this Section 10 shall be paid in a lump sum within 10 days after the Executive’s “separation from service” with Holdco and the Company (as defined under Section 409A of the Code). Notwithstanding the foregoing, in the event that the Executive is deemed to be a “specified employee” under Section 409A of the Code at the time of such “separation from service”, any such amounts that shall be properly treated as deferred compensation under Section 409A of the Code (after taking into account all applicable exclusions) shall be paid in a lump sum on the first business day (the “Delayed Payment Date”) following the date that is six months after the date the Executive has a “separation from service”(or the date of the Executive’s death, if earlier). On the Delayed Payment Date, the Executive (or, in the event of his death, his estate) shall also be paid interest on the aggregate amount of the payments delayed pursuant to this paragraph at the Delayed Payment Interest Rate (as defined below) computed from the date on which such amount otherwise would have been paid to the Executive until the Delayed Payment Date. For this purpose, the “Delayed Payment Interest Rate” shall mean the national average annual rate of interest payable on jumbo six-month bank certificates of deposit, as quoted in the most recently published Sunday edition of The New York Times preceding the date on which the Executive incurs a “separation from service” for purposes of Section 409A of the Code. In addition, notwithstanding anything to the contrary contained herein, all expenses eligible for reimbursement under this Agreement shall be paid to the Executive promptly in accordance with the Company’s policies applicable to reimbursement of such type, but in any event no later than December 31 of the year in which such expenses were incurred, and the Executive’s right to receive such reimbursement shall not be subject to liquidation or exchange for any other benefit.

11. Confidentiality; Assignment of Rights.

(a) The Executive shall not, whether during or after the termination or cessation of his employment hereunder, reveal to any person, association or company any of the trade secrets or confidential information concerning the organization, business, or finances of Holdco (except as may be in the public domain through no fault of the Executive) so far as they have come or may come to his knowledge and shall not use or attempt to use any such information in any manner which causes injury or loss or is calculated by the Executive to injure or cause loss whether directly or indirectly to Holdco, except that the Executive may make such disclosure (i) to the extent necessary with respect to any litigation, arbitration or mediation involving this Agreement, including, but not limited to, the enforcement of this Agreement, (ii) when disclosure is required by law or by any court, arbitrator, mediator or administrative or legislative body (including any committee thereof) with apparent jurisdiction to order the Executive to disclose or make accessible such information, (iii) to his legal, financial and tax advisors and immediate family members for the purpose of considering or enforcing the Terms of this Agreement, (iv) in the ordinary course of conduct of his duties hereunder, or (v) to any prospective employer but only to the extent necessary to inform such employer concerning any restrictions, or the lack thereof, on the Executive’s ability to perform services for such employer.

(b) The Executive acknowledges and agrees that during his employment hereunder he shall not, use, or permit to be used any notes, memoranda, drawings, specifications, programs, data, or other materials of any nature relating to any matter within the scope of the business of Holdco or concerning any of its dealings or affairs otherwise than for the benefit of Holdco or the Company. the Executive further acknowledges and agrees that he shall not, after the termination of his employment hereunder, use or permit to be used any such notes, memoranda, drawings, specifications, programs, data, or other materials, it being agreed that any of the foregoing shall be and remain the sole and exclusive property of Holdco and that promptly following the termination or cessation of his employment he shall deliver all of the foregoing, and all copies thereof, to Holdco, at its main office. Notwithstanding the foregoing, the Executive shall be entitled to retain: (i) papers and other materials of a personal nature, including, but not limited to, photographs, correspondence, personal diaries, calendars, rolodexes, and phone books, (ii) information that he reasonably believes may be needed for tax purposes, and (iv) copies of plans, programs and agreements relating to his employment or termination of employment hereunder.

(c) If at any time or times during his employment hereunder, the Executive shall (either alone or with others) make, conceive, discover, reduce to practice, or become possessed of any invention, modification, discovery, design, development, improvement, process, formula, data, technique, know-how, secret, or intellectual property right whatsoever or any interest therein (whether or not patentable or registrable under copyright or similar statutes or subject to analogous protection) (herein called “Inventions”) that relates to the business of Holdco or any of the products or services being developed, manufactured, marketed, sold, or otherwise provided by Holdco, or results from tasks assigned to him by Holdco or results from the use of premises or equipment owned, leased, or contracted for by Holdco, such Inventions and the benefits thereof shall immediately become the sole and absolute property of Holdco, and the Executive shall promptly disclose to Holdco (or any persons designated by it) each such Invention and hereby assigns any rights he may have or acquire in the inventions and benefits and/or rights resulting therefrom to Holdco without compensation and shall communicate, without cost or delay, and without publishing the same, all available information relating thereto (with all necessary plans and models) to Holdco. The Executive hereby further represents and acknowledges that any and all such Inventions made, conceived, discovered, or reduced to practice prior to the date hereof, whether or not he is the named inventor, are owned solely by Holdco, and that he has no right, title or interest therein, and he agrees that upon the request of Holdco, and without any compensation to him, he will, at Holdco’s cost, take such action which is within his control and execute such documents as Holdco may reasonably request to evidence and perfect Holdco’s ownership of such Inventions.

(d) With respect to all Inventions, the Executive will, at the request and cost of Holdco, sign, execute, make and do all such deeds, documents, acts and things as Holdco and its duly authorized agents may reasonably require:

(1) to apply for, obtain and vest in the name of Holdco alone (unless Holdco otherwise directs) letters patent, copyrights or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and

(2) to defend any opposition proceedings in respect of such applications and any opposition proceedings or petitions or applications for revocation of such letters patent, copyright, or other analogous protection.

12. Prohibited Activity.

(a) The Executive covenants and agrees that (i) during the Term of Employment, and (ii) if his employment hereunder is terminated by Holdco for Cause or by the Executive without Good Reason, during the period ending on the second anniversary of the date of such termination of employment, he shall not at any time, without the prior written consent of Holdco, directly or indirectly, whether for his own account or as a shareholder (other than as permitted by Section 12(d) below), partner, joint venturer, employee, consultant, lender, advisor, and/or agent, of any person, firm, corporation, or other entity:

(1) engage in activities or businesses that are in competition with activities or businesses engaged in by Holdco during the Term of Employment, or activities or businesses that are in competition with activities or businesses in which Holdco plans to be engaged in accordance with a strategic plan adopted by the Board and in effect at the time of the termination of the Executive’s employment (the “Strategic Plan”), in any geographic area or market in which Holdco engaged in such activities or businesses during the Term of Employment, or any geographic area or market in which Holdco plans to be engaged in such activities or businesses in accordance with the Strategic Plan (“Competitive Activities”), including (A) engaging in insurance brokerage activities, (B) soliciting any customer of Holdco to purchase any goods or services of the type provided by Holdco from anyone other than Holdco and (C) assisting any person or entity in any way to do, or attempt to do, anything prohibited by clause (A) or (B) above;

(2) perform any action, activity or course of conduct that disparages the business of Holdco or business reputation of Holdco (provided that nothing herein shall prevent the Executive from responding publicly to correct any incorrect or disparaging public statements made regarding the Executive by Holdco or the Company); or

(3) establish any new business that engages in Competitive Activities.

(b) The Executive also covenants and agrees that (i) during the Term of Employment, and (ii) during the period ending on the second anniversary of the date of the Executive’s termination of employment, he shall not at any time, without the prior written consent of Holdco, directly or indirectly, whether for his own account or as a shareholder (other than as permitted by Section 12(d) below), partner, joint venturer, employee, consultant, lender, advisor, and/or agent, of any person, firm, corporation, or other entity, solicit, recruit or hire any executive employees of Holdco, or solicit or encourage any executive employee of Holdco to leave the employment of Holdco. It shall not constitute a violation of this paragraph (b) for the Executive to provide an employment reference regarding any former executive employee of Holdco.

(c) The Executive also covenants and agrees that during the Term of Employment, he shall comply with the terms and conditions of any written policy applicable to all directors and officers of Holdco and Holdco relating to payments to government officials and political candidates.

(d) Notwithstanding anything to the contrary contained in this Section 12, Holdco hereby agrees that the foregoing covenant shall not be deemed breached by the Executive as a result of the ownership by such Executive of less than an aggregate of 5% of any class of securities of an entity engaged, directly or indirectly, in

Competitive Activities; provided that such class of securities is listed on a national securities exchange or is quoted on the NASDAQ National Market System.

(e) The Executive declares that the foregoing time and geographic limitations are reasonable and properly required for the adequate protection of the business and the goodwill of Holdco. In the event any such time limitation is deemed to be unreasonable by any court of competent jurisdiction, the Executive agrees to the reduction of such time limitation to such period which such court shall deem reasonable.

(f) The Parties acknowledge that in the event of a breach or threatened breach of Section 12(a), 12(b) or 12(c) above, Holdco shall not have an adequate remedy at law. Accordingly, in the event of any breach or threatened breach of Section 12(a), 12(b) or 12(c) above, Holdco shall be entitled to such equitable and injunctive relief as may be available to restrain the Executive and any business, firm, partnership, individual, corporation or entity participating in the breach or threatened breach from the violation of the provisions of Section 12(a), 12 (b) or 12(c) above. Nothing in this Agreement shall be construed as prohibiting Holdco from pursuing any other remedies available at law or in equity for breach or threatened breach of Section 12(a), 12(b) or 12(c) above, including the recovery of damages.

(g) For purposes of this Section 12, the term “Holdco” shall in each case be deemed to include any successor entity to Holdco and any subsidiary of Holdco.

13. Reserved.

14. Assignability; Binding Nature.

This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of the Executive) and permitted assigns. The rights or obligations of Holdco under this Agreement may not be assigned or transferred by Holdco, except that such rights or obligations may be assigned or transferred pursuant to a merger, consolidation or reorganization in which Holdco is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of Holdco; provided, however, that the assignee or transferee is the successor to all or substantially all of the assets of Holdco, and such assignee or transferee assumes the liabilities, obligations and duties of Holdco as contained in this Agreement, either contractually or as a matter of law.

15. Representation.

Holdco and the Company each represents and warrants that it is fully authorized and empowered to enter into this Agreement and that the performance of its obligations under this Agreement will not violate any agreement between it and any other person, firm or organization. The Executive represents and warrants that no agreement exists between him and any other person, firm or organization that would be violated by the performance of his obligations under this Agreement.

16. Entire Agreement.

This Agreement contains the entire understanding and agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties with respect thereto.

17. Amendment or Waiver.

No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by the Parties. No waiver by any Party of any breach by another Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Parties.

18. Severability.

In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

19. Survivorship.

The respective rights and obligations of the Parties hereunder shall survive any termination of the Executive’s employment to the extent necessary to the intended preservation of such rights and obligations.

20. Beneficiaries/References.

The Executive shall be entitled, to the extent permitted under any applicable law and under the terms of any applicable plan or program, to select and change a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following the Executive’s death by giving Holdco written notice thereof. In the event of the Executive’s death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

21. Governing Law/Jurisdiction.

This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York without reference to principles of conflict of laws.

22. Resolution of Disputes.

Any disputes arising under or in connection with this Agreement shall be resolved by binding arbitration, to be held in Dallas, Texas, in accordance with the rules and procedures of the American Arbitration Association (the “AAA”). Holdco and the Executive will each select an arbitrator, and a third arbitrator will be selected jointly by the arbitrators selected by Holdco and the Executive within 15 days after demand for arbitration is made by a Party. If the arbitrators selected by Holdco and the Executive are unable to agree on a third arbitrator within that period, then either Holdco or the Executive may request that the AAA select the third arbitrator. The arbitrators will possess substantive legal experience in the principle issues in dispute and will be independent of the parties hereto. Except as otherwise provided in Section 26, each Party shall bear its own expenses incurred in connection with arbitration and the fees and expenses of the arbitrators shall be shared equally by Holdco, on the one hand, and the Executive, on the other hand, and advanced by them from time to time as required. Except as may otherwise be agreed in writing by the Parties or as ordered by the arbitrators upon substantial justification shown, the hearing for the dispute will be held within 60 days of submission of the dispute to arbitration. The arbitrators will render their final award within 30 days following conclusion of the hearing and any required post-hearing briefing or other proceedings ordered by the arbitrators. The arbitrators will state the factual and legal basis for the award. The decision of the arbitrators will be final and binding and not subject to judicial review and final judgment may be entered upon such an award in any court of competent jurisdiction, but entry of such judgment will not be required to make such award effective.

23. Notices.

If to Holdco:

885 Third Avenue, 31st Floor, New York, New York 10022

If to the Company:

885 Third Avenue, 31st Floor, New York, New York 10022

If to the Executive: To the last address for the Executive reflected in Holdco’s records.

All notices shall be deemed effective upon delivery to the applicable Party.

24. Confidentiality of Terms.

Holdco and the Company shall each cause its officers, directors, employees, representatives, agents and affiliates, and the Executive shall cause his representatives, agents and affiliates, to keep confidential the existence and terms of this Agreement, except as required by applicable law, regulation or legal process, and only after adequate notice is given to the non-disclosing party so that it may seek an appropriate remedy or waive compliance with the terms of this Section 24.

25. Headings.

The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

26. Legal Fees.

Holdco shall be obligated to reimburse the Executive for any reasonable legal fees incurred by the Executive in connection with any action or proceeding to enforce or contest this Agreement or his employment rights, regardless of which party institutes the action or proceeding, provided that the Executive prevails in a majority of the material issues in dispute.

27. Mitigation.

The Executive shall not be required to mitigate the amount of any payment provided for pursuant to this Agreement by seeking other employment, and, excerpt as provided in Section 10(d)(5) hereof, no payments hereunder shall be reduced in the event that he does obtain other employment.

28. Counterparts.

This Agreement may be executed in two or more counterparts.

29. Effectiveness.

Except for this Section 29 and Sections 2(b), 10(d), 15, 17, 21, 22, 23, 26, 27 and 28 (which, notwithstanding anything herein to the contrary, shall be effective and operative on the Effective Date), this Agreement shall be effective and operative on the Operative Date.

30. Indemnification.

Holdco shall, to the maximum extent permitted by law, and in addition to any such right granted to or available to the Executive under Holdco’s Charter, By-laws or standing or other resolutions, defend, indemnify and hold harmless the Executive from and against any and all claims made against the Executive concerning or relative to his service, actions or omissions on behalf of Holdco and the Company as an officer, employee, director or agent thereof; provided, however, that the obligation to indemnify the Executive shall not apply to any claim made against the Executive that arises out of any act, omission or failure to act that would constitute Cause for the Executive’s termination of employment. Holdco shall, upon the Executive’s request, promptly advance or pay any amounts for reasonable costs, charges or expense (including any legal fees and expenses incurred by counsel retained by the Executive) in respect of his right to indemnification hereunder or in furtherance of such right, subject to a later determination as to the Executive’s ultimate right to receive indemnification. The Executive’s right to indemnification shall survive until the expiration of all applicable statutes of limitations, without regard to the earlier termination of the Executive’s employment.

31. Company’s Obligations.

The Company agrees to guaranty the prompt payment and performance of Holdco’s obligations hereunder when due as a primary obligor.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

North American Insurance Leaders, Inc.

By:	/s/ WILLIAM R. DE JONGE
Name:	William R. de Jonge
Title:	President

/s/ MARK W. HAUSHILL
Mark W. Haushill

EXHIBIT A

GENERAL RELEASE and covenant not to sue

For good and valuable consideration of the severance benefits received in connection with my termination of employment with North American Insurance Leaders, Inc., a Delaware corporation (“Holdco”) under my employment agreement with Holdco, dated October 18, 2007 (the “Employment Agreement), I, Mark W. Haushill, do hereby release and forever discharge and covenant not to sue Holdco and its respective subsidiaries, affiliates, their directors, members, officers, employees, agents, stockholders, successors and assigns (both individually and in their official capacities) (the “Releasees”), from any and all actions, causes of action, covenants, contracts, claims, demands, suits, and liabilities whatsoever, which I ever had, now have or which my heirs, executors, administrators and assigns, or any of them hereafter can, shall or may have by reason of my employment with or severance of my employment from Holdco as of the effective date of my termination of employment and this General Release.

By signing this General Release, I am providing a complete waiver of all of the foregoing claims against the Releasees that may have arisen, whether known or unknown, up until the effective date of this General Release. This includes, but is not limited to, claims based on Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Age Discrimination in Employment Act of 1967 (including the Older Workers Benefit Protection Act), the Americans With Disabilities Act, the Fair Labor Standards Act, the Equal Pay Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act of 1974 (except as to claims pertaining to vested benefits under employee benefit plans maintained by the Releasees), and all applicable amendments to the foregoing acts and laws, or any common law, public policy, contract (whether oral or written, express or implied) or tort law, and any other local, state or Federal law, regulation or ordinance having any bearing whatsoever on the terms and conditions of my employment and the cessation thereof. This General Release shall not, however, constitute a waiver of any of my rights under (i) payment or benefits provided under the terms of the Employment Agreement following termination of employment, (ii) any employee benefit plan of Holdco or the Company, (iii) any claims to enforce rights arising under the ADEA or other civil rights statute after I have signed this General Release, (iv) any right I may have to enforce the Employment Agreement, (v) any right or claim that arises after the date of this Agreement, (vi) any right I may have to benefits or entitlements under any applicable plan, agreement, program, award, policy or arrangement of Holdco or the Company, (vii) my eligibility for indemnification and advancement of expenses in accordance with applicable laws or the certificate of incorporation and by-laws of Holdco or the Company, or any applicable insurance policy or (viii) any right I may have to obtain contribution as permitted by law in the event of entry of judgment against me as a result of any act or failure to act for which I, on the one hand, and Holdco or any other Releasee, on the other hand, are jointly liable.

I further agree, promise and covenant that, to the maximum extent permitted by law neither, I, nor any person, organization, or other entity acting on my behalf has or will file, charge, claim, sue, or cause or permit to be filed, charged or claimed, any action for damages or other relief (including injunctive, declaratory, monetary or other relief) against the Releasees involving any matter occurring in the past up to the date of this General Release, or involving or based upon any claims, demands, causes of action, obligations, damages or liabilities which are the subject of this General Release. This General Release shall not affect my rights under the Older Workers Benefit Protection Act to have a judicial determination of the validity of this General Release and does not purport to limit any right I may have to file a charge under the ADEA or other civil rights statute or to participate in an investigation or proceeding conducted by the Equal Employment Opportunity Commission or other investigative agency. This General Release does, however, waive and release any right to recover damages under the ADEA or other civil rights statute.

I have been given twenty-one (21) days to review this General Release and have been given the opportunity to consult with legal counsel, and I am signing this General Release knowingly, voluntarily and with full understanding of its terms and effects, and I voluntarily accept the payment and benefit provided under the Employment Agreement for the purpose of making full and final settlement of all claims referred to above. If I have signed this General Release prior to the expiration of the twenty-one (21) day period, I have done so voluntarily. I also understand that I have seven days after executing to revoke this General Release, and that this General Release will not become effective if I exercise my right to revoke my signature within seven (7) days of execution.

I acknowledge that I have not relied on any representations or statements not set forth in this General Release. Except as is necessary to obtain new employment, I will not disclose the reasons for or terms of my departure from Holdco without the written consent of Holdco and will not disclose the contents or substance of this General Release to anyone except my immediate family and any tax, legal or other counsel I have consulted regarding the meaning or effect hereof, and I will instruct each of the foregoing not to disclose the same.

This General Release will be governed by and construed in accordance with the laws of the [State of Delaware]. If any provision in this General Release is held invalid or unenforceable for any reason, the remaining provisions shall be construed as if the invalid or unenforceable provision had not been included.

IN WITNESS WHEREOF, I have executed this General Release on this 18th day of October, 2007.

/s/ MARK HAUSHILL
Signature

	)	ss.:
County of Texas	)

On this 18th day of October, 2007, before me, the undersigned, a Notary Public in and for said state, personally appeared Mark W. Haushill, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and who acknowledged to me that (he/she) voluntarily executed the same.

/s/ AMY AMOS ROSSEY
(a) Notary Public

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

NORTH AMERICAN INSURANCE LEADERS, INC.

885 Third Avenue, 31st Floor

New York, NY 10022

ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF NORTH AMERICAN INSURANCE LEADERS, INC.

The undersigned appoints William R. de Jonge and Paula S. Butler, and each of them with full power to act without the other, as proxies, each with the power to appoint a substitute, and thereby authorizes either of them to represent and to vote, as designated on the reverse side, all shares of common stock of NAIL held of record by the undersigned on January 25, 2008 at the Annual Meeting to be held on February 20, 2008, and any postponement or adjournment thereof.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN WITH RESPECT TO A PROPOSAL, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL. NAIL’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSALS SHOWN ON THE REVERSE SIDE.

(Continued and to be signed on reverse side)

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN WITH RESPECT TO A PROPOSAL, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL. NAIL’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS.

1. To approve the acquisition by NAIL Acquisition Corp. I (“NAIL Acquisition Corp.”), a direct wholly owned subsidiary of North American Insurance Leaders, Inc. (“NAIL”), of the companies comprising the managing general agent business of Deep South Holding, L.P. (“DSH”) (referred to as the “Deep South Companies”) and certain assets and associated liabilities of DSH relating to the business of the Deep South Companies pursuant to a Securities Purchase Agreement dated as of August 10, 2007 among DSH, David J. Disiere, NAIL and NAIL Acquisition Corp. and the transactions contemplated thereby.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Only if you voted “AGAINST” Proposal Number 1 and you hold shares of NAIL Common Stock issued in NAIL’s IPO, you may exercise your IPO conversion rights and demand that NAIL convert your shares of common stock into a pro rata portion of the trust account by marking the “I HEREBY EXERCISE MY IPO CONVERSION RIGHTS” box below. If you exercise your IPO conversion rights, then you will be exchanging your shares of NAIL Common Stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if the Transaction is completed and you continue to hold these shares through the consummation of the Transaction and tender your stock certificate to NAIL after consummation of the Transaction. If the Transaction is consummated, you will receive instructions on how to tender your shares.

I HEREBY EXERCISE MY IPO CONVERSION RIGHTS	☐

2. To approve the issuance of shares of NAIL Common Stock, par value $0.0001 per share pursuant to the Securities Purchase Agreement to DSH (whereby the estimated maximum number of NAIL Common Stock that could be issued to DSH is approximately 8,927,000 (the exact number of shares will be based on the trading price of NAIL Common Stock just prior to their issuance)) and pursuant to the Incentive Compensation Plan (whereby NAIL would have the right to issue up to approximately 1,532,000 shares of NAIL Common Stock); and the listing of such issued NAIL Common Stock on the AMEX;

	FOR ☐	AGAINST ☐	ABSTAIN ☐

3. To approve NAIL’s Incentive Compensation Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4. To amend NAIL’s Amended and Restated Certificate of Incorporation to change NAIL’s corporate name to “Deep South Group, Inc.”	FOR ☐	AGAINST ☐	ABSTAIN ☐

5. To elect four persons to NAIL’s board of directors to serve for the respective term of office of the class to which the nominee is elected and until their successors are duly elected and qualified. Nominees:

	FOR all the nominees ☐	WITHHOLD authority to vote for all the nominees ☐	FOR ALL EXCEPT ☐
Robert Sroka E. Miles Prentice, III William R. de Jonge Francis E. Lauricella, Jr.	INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the blank next to each nominee you wish to withhold with an “X.”

6. To ratify the appointment of NAIL’s independent registered public accounting firm for the current year.	FOR ☐	AGAINST ☐	ABSTAIN ☐

7. To approve any adjournment or postponement of the Annual Meeting to a later date or dates if necessary for the purpose of soliciting additional proxies.	FOR ☐	AGAINST ☐	ABSTAIN ☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY.

Signature	Signature	Date

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in full name by an authorized officer.